The information in this free writing prospectus may be amended and/or supplemented prior to the time of sale. The information in this free writing prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this free writing prospectus.

SUBJECT TO COMPLETION, DATED MAY 21, 2007

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-142235) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 866-500-5408.

FREE WRITING PROSPECTUS
(to Prospectus dated May 10, 2007)

$2,576,589,000

(Approximate)

ML-CFC Commercial Mortgage Trust 2007-7

as Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2007-7
Merrill Lynch Mortgage Investors, Inc.

as Depositor

Countrywide Commercial Real Estate Finance, Inc.
Merrill Lynch Mortgage Lending, Inc.
Artesia Mortgage Capital Corporation
PNC Bank, National Association

as Sponsors and Loan Sellers

We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to the securitization transaction that is the subject of this free writing prospectus. Only the classes of commercial mortgage pass-through certificates listed in the table below are being offered by this free writing prospectus and the accompanying base prospectus. The offered certificates represent beneficial interests only in the issuing entity identified above and will not represent obligations of or interests in the depositor, any sponsor or any of their respective affiliates. The assets of the issuing entity will consist primarily of a pool of 326 commercial, multifamily and manufactured housing community mortgage loans with an initial mortgage pool balance of approximately $2,785,502,677 and the other characteristics described in this free writing prospectus.

Investing in the offered certificates involves risks. You should carefully review the factors described under ‘‘Risk Factors’’ beginning on page S-47 of this free writing prospectus and on page 20 of the accompanying base prospectus.

The holders of each class of offered certificates will be entitled to receive monthly distributions of interest, principal or both, commencing in July, 2007. The offered certificates will accrue interest from June 1, 2007. The pass-through rates for some classes of the offered certificates will be variable. Credit enhancement for any particular class of the offered certificates is being provided through the subordination of various other classes, including multiple non-offered classes, of the certificates.

	Expected Ratings (Moody’s/S&P)	Approximate Initial Total Principal Balance or Notional Amount		Approximate Initial Pass-Through Rate	Assumed Final Distribution Date	Rated Final Distribution Date
Class A-1	Aaa/AAA		$53,249,000	%	April 2012	June 2050
Class A-2	Aaa/AAA	$	[140,798,000]	(1)%	May 2012	June 2050
Class A-3	Aaa/AAA	$	[204,236,000]	(1)%	November 2016	June 2050
Class A-SB	Aaa/AAA		$102,788,000	%	February 2017	June 2050
Class A-4	Aaa/AAA	$	[842,917,000]	(1)%	May 2017	June 2050
Class A-1A	Aaa/AAA		$605,863,000	%	May 2017	June 2050
Class AM	Aaa/AAA	$	[278,551,000]	(1)%	May 2017	June 2050
Class AJ	Aaa/AAA	$	[219,358,000]	(1)%	June 2017	June 2050
Class B	Aa2/AA		$55,710,000	%	June 2017	June 2050
Class C	Aa3/AA−		$27,855,000	%	June 2017	June 2050
Class D	A2/A		$45,264,000	%	June 2017	June 2050

(footnotes to table begin on page S-8)

No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates offered to you or determined if this free writing prospectus or the accompanying base prospectus is adequate or accurate. Any representation to the contrary is a criminal offense.

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities Corporation, PNC Capital Markets LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated are the underwriters of this offering. Merrill Lynch, Pierce, Fenner & Smith Incorporated and Countrywide Securities Corporation are acting as joint bookrunning managers in the following manner: Countrywide Securities Corporation is acting as sole bookrunning manager with respect to        % of the class    certificates, and Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as sole bookrunning manager with respect to the remainder of the class    certificates and all other classes of offered certificates. PNC Capital Markets LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated will act as co-managers. We will sell the offered certificates to the underwriters, who will sell their respective allotments of those securities from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about June 13, 2007. We expect to receive from this offering approximately $           in sale proceeds, plus accrued interest on the offered certificates from and including June 1, 2007, before deducting expenses payable by us. Not every underwriter will have an obligation to buy offered certificates from us.

Merrill Lynch & Co.	Countrywide Securities

PNC Capital Markets LLC	Morgan Stanley

Goldman, Sachs & Co.

The date of this prospectus supplement is June         , 2007

ML-CFC Commercial Mortgage Trust 2007-7

Commercial Mortgage Pass-Through Certificates, Series 2007-7
Geographic Overview of Mortgage Pool

Washington
8 properties
$43,342,365
1.6% of IPB
Idaho
2 properties
$5,351,502
0.2% of IPB
Wyoming
3 properties
$26,610,654
1.0% of IPB
South Dakota
1 property
$3,850,000
0.1% of IPB
Missouri
7 properties
$33,010,606
1.2% of IPB
Minnesota
8 properties
$39,538,985
1.4% of IPB
Iowa
7 properties
$25,137,411
0.9% of IPB
Wisconsin
1 property
$7,500,000
0.3% of IPB
Indiana
4 properties
$26,869,440
1.0% of IPB
Pennsylvania
11 properties
$35,876,967
1.3% of IPB
New York
17 properties
$78,233,715
2.8% of IPB
Massachusetts
2 properties
$62,000,000
2.2% of IPB
Oregon
3 properties
$17,588,333
0.6% of IPB
Illinois
3 properties
$18,330,000
0.7% of IPB
Michigan
8 properties
$49,340,000
1.8% of IPB
Connecticut
1 property
$5,996,645
0.2% of IPB
Nevada
14 properties
$180,003,231
6.5% of IPB
Ohio
8 properties
$52,859,267
1.9% of IPB
New Jersey
5 properties
$87,200,000
3.1% of IPB
Northern California
19 properties
$183,245,639
6.6% of IPB
Delaware
1 property
$4,250,000
0.2% of IPB
District of Columbia
1 property
$3,100,000
0.1% of IPB
California
78 properties
$812,070,446
29.2% of IPB
West Virginia
1 property
$1,170,000
0.0% of IPB
Maryland
12 properties
$68,127,846
2.4% of IPB
Southern California
59 properties
$628,824,807
22.6% of IPB
Utah
2 properties
$7,510,200
0.3% of IPB
North Carolina
3 properties
$47,200,000
1.7% of IPB
Virginia
5 properties
$18,620,716
0.7% of IPB
Arizona
11 properties
$93,456,751
3.4% of IPB
New Mexico
1 property
$5,200,000
0.2% of IPB
Georgia
74 properties
$109,834,311
3.9% of IPB
South Carolina
4 properties
$27,685,279
1.0% of IPB
Colorado
11 properties
$83,213,652
3.0% of IPB
Kansas
1 property
$14,600,000
0.5% of IPB
Arkansas
3 properties
$41,991,766
1.5% of IPB
Mississippi
6 properties
$20,385,873
0.7% of IPB
Alabama
4 properties
$11,920,918
0.4% of IPB
Florida
20 properties
$190,077,051
6.8% of IPB
Hawaii
1 property
$32,900,000
1.2% of IPB
Oklahoma
12 properties
$41,993,331
1.5% of IPB
Texas
40 properties
$287,144,377
10.3% of IPB
Louisiana
9 properties
$31,202,307
1.1% of IPB
Tennessee
5 properties
$23,351,008
0.8% of IPB
Kentucky
2 properties
$9,855,724
0.4% of IPB
< 1.0% of Cut-Off Date Balance
1.0% - 5.0% of Cut-Off Date Balance
5.1% - 10.0% of Cut-Off Date Balance
> 10.0% of Cut-Off Date Balance

                                TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS FREE WRITING

   Cross-Collateralized and Cross-Defaulted Mortgage Loans, Multi-Property Mortgage

                                      S-3

   Reductions to Certificate Principal Balances in Connection with Realized Losses and

Annex A-1   --   Certain Characteristics of the Mortgage Loans
Annex A-2   --   Certain Statistical Information Regarding the Mortgage Loans
Annex A-3   --   Westbury Financial Park Building Trust Mortgage Loan Amortization Schedule
Annex A-4   --   First Street Trust Mortgage Loan Amortization Schedule
Annex B     --   Certain Characteristics Regarding Multifamily Properties in Loan Group 2
Annex C     --   Preliminary Structural and Collateral Term Sheet
Annex D     --   Form of Trustee Report
Annex E     --   Class A-SB Planned Principal Balance Schedule
Annex F     --   Global Clearance, Settlement And Tax Documentation Procedures

                                       S-4

     The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. The mortgage pool information presented in this free writing prospectus is preliminary and may differ materially from the mortgage pool information delivered to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

     A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

      IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS FREE WRITING
                 PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS

     Information about the offered certificates is contained in two separate documents--

     o    this free writing prospectus, which describes the specific terms of the offered certificates; and

     o    the accompanying base prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this free writing prospectus and the accompanying base prospectus in full to obtain material information concerning the offered certificates. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this free writing prospectus and the accompanying base prospectus.

     The annexes attached to this free writing prospectus are hereby incorporated into and made a part of this free writing prospectus.

     This free writing prospectus and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

     This free writing prospectus is also referred to herein as this "prospectus supplement." Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the certificates offered in this prospectus supplement and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Glossary" beginning on page S-227 in this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Glossary" beginning on page 21 in the prospectus.

                                       S-5

     Merrill Lynch Mortgage Investors, Inc., which is the depositor for the subject securitization transaction, has prepared this free writing prospectus and the accompanying base prospectus. Accordingly references to "we," "us,"
"our" and "depositor" in either this free writing prospectus or the accompanying base prospectus refer or relate to Merrill Lynch Mortgage Investors, Inc.

                      NOTICE TO RESIDENTS OF UNITED KINGDOM

     The issuing entity described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000
("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority
and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in matters relating to investments, or (iii) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"); and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (i) are outside the United Kingdom, or (ii) have professional experience in participating in unregulated collective investment schemes, or (iii) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act
2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all
such persons together being referred to as "PCIS Persons" and, together with the
FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the issuing entity and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

     Each underwriter has represented and agreed, and each further underwriter appointed under the Programme will be required to represent and agree, that

     o    it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the
          FSMA) received by it in connection with the issue or sale of any offered certificates in circumstances in which Section 21(1) of the
          FSMA does not apply to the Issuer; and

     o    it has complied and will comply with all applicable provisions of the
          FSMA with respect to anything done by it in relation to any offered certificates in, from or otherwise involving the United Kingdom.

                             EUROPEAN ECONOMIC AREA

     In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter has represented and agreed, and each further underwriter appointed under the Programme will be required to represent and agree, that with effect from and including the date on which the Prospectus Directive is implemented in that Member State (the Relevant Implementation Date) it has not made and will not make an offer of offered certificates to the public in that Relevant Member
State, except that it may, with effect from and including the Relevant
Implementation Date, make an offer of offered certificates to the public in that
Relevant Member State:

     (a)  in (or in Germany, where the offer starts within) the period beginning on the date of publication of a prospectus in relation to those offered certificates which has been approved by the competent

                                       S-6

          authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive and ending on the date which is 12 months after the date of such publication;

     (b)  at any time to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

     (c)  at any time to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2)
          a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

     (d)  at any time in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the
          Prospectus Directive.

     For the purposes of this provision, the expression an "offer of offered certificates to the public" in relation to any offered certificates in any
Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the offered certificates to be offered so as to enable an investor to decide to purchase or subscribe the offered certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

     Until the date that is ninety days from the date of the prospectus supplement, all dealers that effect transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

                                       S-7

--------------------------------------------------------------------------------

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand more fully the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying base prospectus in full.

                   OVERVIEW OF THE SERIES 2007-7 CERTIFICATES

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as Commercial Mortgage Pass-Through
Certificates, Series 2007-7, and issued in multiple classes. The immediately following table identifies and specifies various characteristics for those classes of certificates, both offered and non-offered, that bear interest.

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7

                                                              APPROX. %
                           APPROX.                           OF INITIAL      PASS-                         WEIGHTED
        EXPECTED RATINGS   % TOTAL   APPROX. INITIAL TOTAL    MORTGAGE      THROUGH          APPROX.        AVERAGE
            MOODY'S/       CREDIT    PRINCIPAL BALANCE OR       POOL          RATE        INITIAL PASS-      LIFE      PRINCIPAL
CLASS         S&P          SUPPORT     NOTIONAL AMOUNT         BALANCE    DESCRIPTION     THROUGH RATE      (YEARS)      WINDOW
-----   ----------------   -------   ---------------------   ----------   -----------   ----------------   --------   -----------

Offered Certificates
A-1         Aaa/AAA         30.000%    $   53,249,000           1.912%                          %             2.78    07/07-04/12
A-2         Aaa/AAA         30.000%    $ [140,798,000](1)       5.055%                          %             4.88    04/12-05/12
A-3         Aaa/AAA         30.000%    $ [204,236,000](1)       7.332%                          %             6.48    09/12-11/16
A-SB        Aaa/AAA         30.000%    $  102,788,000           3.690%                          %             7.40    05/12-02/17
A-4         Aaa/AAA         30.000%    $ [842,917,000](1)      30.261%                          %             9.84    02/17-05/17
A-1A        Aaa/AAA         30.000%    $  605,863,000          21.751%                          %             9.05    07/07-05/17
AM          Aaa/AAA         20.000%    $ [278,551,000](1)      10.000%                          %             9.91    05/17-05/17
AJ          Aaa/AAA         12.125%    $ [219,358,000](1)       7.875%                          %             9.94    05/17-06/17
B            Aa2/AA         10.125%    $   55,710,000           2.000%                          %            10.00    06/17-06/17
C           Aa3/AA-          9.125%    $   27,855,000           1.000%                          %            10.00    06/17-06/17
D             A2/A           7.500%    $   45,264,000           1.625%                          %            10.00    06/17-06/17
Certificates Not Offered
A-2FL        Aaa/AAA        30.000%    $        [___](1)         [__]%(1)   Floating    LIBOR +[___]%(2)      4.88    04/12-05/12
A-3FL        Aaa/AAA        30.000%    $        [___](1)         [__]%(1)   Floating    LIBOR +[___]%(2)      6.48    09/12-11/16
A-4FL        Aaa/AAA        30.000%    $        [___](1)         [__]%(1)   Floating    LIBOR +[___]%(2)      9.84    02/17-05/17
AM-FL        Aaa/AAA        20.000%    $        [___](1)         [__]%(1)   Floating    LIBOR +[___]%(2)      9.91    05/17-05/17
AJ-FL        Aaa/AAA        12.125%    $        [___](1)         [__]%(1)   Floating    LIBOR +[___]%(2)      9.94    05/17-06/17
E             A3/A-          6.500%    $   27,856,000           1.000%                          %            10.00    06/17-06/17
F           Baa1/BBB+        5.250%    $   34,818,000           1.250%                          %            10.00    06/17-06/17
G            Baa2/BBB        4.250%    $   27,855,000           1.000%                          %            10.00    06/17-06/17
H           Baa3/BBB-        3.375%    $   24,373,000           0.875%                          %            10.00    06/17-06/17
J            Ba1/BB+         3.000%    $   10,446,000           0.375%                          %            10.00    06/17-06/17
K             Ba2/BB         2.625%    $   10,446,000           0.375%                          %            10.00    06/17-06/17
L            Ba3/BB-         2.250%    $   10,445,000           0.375%                          %            10.00    06/17-06/17
M             B1/B+          2.000%    $    6,964,000           0.250%                          %            10.00    06/17-06/17
N              B2/B          1.750%    $    6,964,000           0.250%                          %            10.00    06/17-06/17
P             B3/B-          1.500%    $    6,964,000           0.250%                          %            10.00    06/17-06/17
Q             NR/NR          0.000%    $   41,782,676           1.500%                          %            10.65    06/17-06/22
X            Aaa/AAA           N/A     $2,785,502,676             N/A       Variable            %              N/A            N/A

----------
(1)  The principal allocations between each of the class A-2 and class A-2FL certificates, the class A-3 and class A-3FL certificates, the class A-4 and class A-4FL certificates, the class AM and class AM-FL certificates, the class AJ and class AJ-FL certificates, respectively, will be determined by market demand up to the initial principal balance indicated on the respective fixed rate class.

(2)  Under certain circumstances described in this prospectus supplement, (i)
     the pass-through rate applicable to the class A-2FL certificates, the class
     A-3FL certificates, the class A-4FL certificates, the class AM-FL certificates and/or the class AJ-FL certificates may convert to (X) a
     "Fixed" pass-through rate that will remain constant or (Y) a "WAC Cap"
     variable pass-through rate equal to the lesser of (a) the initial pass-through rate identified in the table above with respect to that class, and (b) a weighted average of the adjusted net mortgage interest rates on the mortgage loans (without regard to the additional interest distributable to the class Y and class Z certificates) from time to time, which in each case, is the pass-through rate of the corresponding REMIC II regular interest.

--------------------------------------------------------------------------------

                                       S-8

--------------------------------------------------------------------------------

     In reviewing the foregoing table, prospective investors should note that--

     o    The class A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL, A-1A, AM,
          AM-FL, AJ, AJ-FL, B, C, D, E, F, G, H, J, K, L, M, N, P and Q
          certificates are the only certificates identified in the table that have principal balances and are sometimes referred to in this prospectus supplement as principal balance certificates. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cash flow received on or with respect to the mortgage loans.

     o    The class X certificates do not have principal balances. They are interest-only certificates and will accrue interest on a notional amount.

     o    For purposes of calculating the amount of accrued interest on the class X certificates, that class of certificates will have a total notional amount equal to the total principal balance of the class A-1,
          A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N,
          P and Q certificates and the class A-2FL, class A-3FL, class A-4FL, class AM-FL and class AJ-FL REMIC II regular interests outstanding from time to time.

     o    The actual total principal balance or notional amount, as applicable, of any class of certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

     o    The ratings shown in the table are those expected from Standard &
          Poor's, a division of The McGraw-Hill Companies, Inc. and Moody's
          Investors Service, Inc., respectively. It is a condition to the issuance of the offered certificates that they receive ratings no lower than those shown in the table. The rated final distribution date for the offered certificates is the distribution date in June 2050.
          See "Ratings" in this prospectus supplement.

     o    The percentages indicated under the column "Approx. % Total Credit
          Support" with respect to the class A-1, A-2, A-2FL, A-3, A-3FL, A-SB,
          A-4, A-4FL and A-1A certificates represent the approximate credit support for those classes of certificates, collectively. No class of certificates will provide any credit support to any of the class
          A-2FL, A-3FL, A-4FL, AM-FL or AJ-FL certificates for a failure by the swap counterparty to make any payment under the related swap agreement.

     o    Each class of offered certificates identified in the table above will have a pass-through rate equal to (a) a "Fixed" pass-through rate that will remain constant at the initial pass-through rate shown for that class in the table, (b) a "WAC Cap" variable pass-through rate equal to the lesser of (x) the initial pass-through rate identified in the table with respect to that class, and (y) a weighted average of the adjusted net mortgage interest rates on the mortgage loans (without regard to the additional interest distributable to the class Y and class Z certificates) from time to time, or (c) a "WAC-x%" variable pass-through rate equal to either: (x) a weighted average of the adjusted net mortgage interest rates on the mortgage loans (excluding amounts payable to the class Y and class Z certificates) from time to time; or (y) a weighted average of the adjusted net mortgage interest rates on the mortgage loans (without regard to the additional interest distributable to the class Y and class Z certificates) from time to time, minus a specific percentage.

     o    The assets of the issuing entity will include swap agreements that relate to each of the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates. No class of offered certificates will have any beneficial interest in any swap agreement.

     o    The pass-through rate for the class X certificates will equal the weighted average of the respective strip rates at which interest accrues from time to time on the respective components of the total notional amount of the subject class of certificates. The total principal balance of each class of

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                                       S-9

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          principal balance certificates will constitute a separate component of the total notional amount of the class X certificates. The class X strip rate applicable to the accrual of interest on any particular component of the total principal balance of the class X certificates will generally equal the excess, if any, of--

          1.   a weighted average of the adjusted net mortgage interest rates on the mortgage loans (without regard to the additional interest distributable to the class Y and class Z certificates) from time to time, over

          2.   the weighted average of the pass-through rates from time to time on the classes of certificates identified in the table that have principal balances and that constitute components of the subject class (or, in the case of each of the A-2FL, A-3FL, A-4FL, AM-FL and/or AJ-FL classes, the pass-through rate from time to time on the related REMIC II regular interest).

          See "Description of the Offered Certificates--Calculation of
          Pass-Through Rates" in this prospectus supplement.

     o    The initial pass-through rates listed in the table for the class X certificates and each class of certificates identified in the table as having a WAC Cap or a WAC-x% pass-through rate are approximate.

     o    As to any given class of offered certificates, the weighted average life is the average amount of time in years between the assumed settlement date for that class of certificates and the payment of each dollar of principal of that class of certificates.

     o    As to any given class of offered certificates, the principal window is the period during which holders of those certificates would receive distributions of principal. The distribution date in the last month of the principal window for any class of offered certificates would be the final principal distribution date for that class.

     o    The weighted average lives and principal windows for the respective classes of offered certificates have been calculated based on the assumptions, among others, that--

          1.   each mortgage loan with an anticipated repayment date is paid in full on that date,

          2.   each mortgage loan which converts from a fixed rate of interest to a floating rate of interest is paid in full on its first open prepayment date,

          3.   no mortgage loan is otherwise prepaid prior to maturity, 4. no defaults or losses occur with respect to the mortgage loans, and
               5. no extensions of maturity dates of mortgage loans occur.

     See "Yield and Maturity Considerations--Weighted Average Lives" in this prospectus supplement.

     o    The certificates will also include the class R-I, R-II, Y and Z certificates, which are not presented in the table. The class R-I,
          R-II, Y and Z certificates do not have principal balances or notional amounts and do not accrue interest. The class R-I, R-II, Y and Z certificates are not offered by this prospectus supplement.

     o    When we refer to the "adjusted net mortgage interest rate" of a mortgage loan in the bullets above, we mean the mortgage interest rate for that mortgage loan in effect as of the date of initial issuance of the certificates--

          1.   without regard to any increase in the mortgage interest rate that may occur in connection with a default,

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                                      S-10

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          2.   without regard to any modification of the mortgage interest rate that may occur after the date of initial issuance of the
               certificates,

          3.   without regard to any increase in the mortgage interest rate that may occur if that mortgage loan, if it has an anticipated
               repayment date, is not repaid in full on or before that
               anticipated repayment date,

          4.   without regard to any change in the mortgage rate that may occur when certain of the mortgage loans in this pool convert from fixed rate to floating rate; and

          5.   net of the sum of the per annum rates at which the related master servicing fee (which is inclusive of primary servicing fees with respect to each mortgage loan) and the trust administration fee accrue,

     as that net mortgage interest rate for that mortgage loan, unless it accrues interest on the basis of a 360-day year consisting of twelve 30-day months, may be adjusted in the manner described in this prospectus supplement for purposes of calculating the pass-through rates of the various classes of interest-bearing certificates.

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                                      S-11

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     The offered certificates will evidence beneficial ownership interests in the assets of the issuing entity. The primary assets of the issuing entity will consist of a segregated pool of commercial, multifamily and manufactured housing community mortgage loans. When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to transfer to the issuing entity, unless the context clearly indicates otherwise. We identify the mortgage loans that we intend to transfer to the issuing entity on Annex A-1 to this prospectus supplement.

     The governing document for purposes of issuing the offered certificates, as well as the other certificates, and forming the issuing entity will be a pooling and servicing agreement to be dated as of June 1, 2007. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the certificates. The parties to the pooling and servicing agreement will include us, a trustee, two master servicers and a special servicer. A copy of the pooling and servicing agreement will be filed with the Securities and Exchange Commission as an exhibit to a current report on Form 8-K following the initial issuance of the certificates.
The Securities and Exchange Commission will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Available
Information" in the accompanying base prospectus.

                                RELEVANT PARTIES

ISSUING ENTITY................   ML-CFC Commercial Mortgage Trust 2007-7, a New
                                 York common law trust, is the entity that will
                                 hold and own the mortgage loans and in whose
                                 name the certificates will be issued. See
                                 "Transaction Participants--The Issuing Entity"
                                 in this prospectus supplement and "The Trust
                                 Fund--Issuing Entities" in the accompanying
                                 base prospectus.

DEPOSITOR ....................   We are Merrill Lynch Mortgage Investors, Inc.,
                                 the depositor of the series 2007-7
                                 securitization transaction. We are a special
                                 purpose Delaware corporation. Our address is 4
                                 World Financial Center, 16th Floor, 250 Vesey
                                 Street, New York, New York 10080 and our
                                 telephone number is (212) 449-1000. We will
                                 acquire the mortgage loans and transfer them to
                                 the issuing entity. We are an affiliate of
                                 Merrill Lynch Mortgage Lending, Inc., one of
                                 the sponsors, and Merrill Lynch, Pierce, Fenner
                                 & Smith Incorporated, one of the underwriters.
                                 See "Transaction Participants--The Depositor"
                                 in this prospectus supplement and "The
                                 Depositor" in the accompanying base prospectus.

SPONSORS / MORTGAGE LOAN
SELLERS ......................   Countrywide Commercial Real Estate Finance,
                                 Inc., Merrill Lynch Mortgage Lending, Inc.,
                                 Artesia Mortgage Capital Corporation and PNC
                                 Bank, National Association will be the sponsors
                                 with respect to the series 2007-7
                                 securitization transaction. Merrill Lynch
                                 Mortgage Lending, Inc. is our affiliate, an
                                 affiliate of Merrill Lynch, Pierce, Fenner &
                                 Smith Incorporated, one of the underwriters and
                                 an affiliate of Merrill Lynch Capital Services,
                                 Inc., the swap counterparty. Countrywide
                                 Commercial Real Estate Finance, Inc. is an
                                 affiliate of Countrywide Securities
                                 Corporation, one of the underwriters. PNC Bank,
                                 National Association is an affiliate of Midland
                                 Loan Services, Inc., which will act as one of
                                 the master servicers and the special servicer,
                                 and an affiliate of PNC Capital Markets LLC,
                                 one of the underwriters. The sponsors are also
                                 referred to as mortgage loan sellers in this
                                 prospectus supplement.

                                 We will acquire the mortgage loans that will
                                 back the certificates from the mortgage loan
                                 sellers, each of which originated or acquired
                                 from a third party the mortgage loans to be
                                 transferred to the issuing entity.

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                                      S-12

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                                 The following table shows the number of
                                 mortgage loans that we expect will be sold to
                                 us by each mortgage loan seller and the
                                 respective percentages that those mortgage
                                 loans represent of the initial mortgage pool
                                 balance, the initial loan group 1 balance and
                                 the initial loan group 2 balance.

                                                         AGGREGATE
                                           NUMBER OF    CUT-OFF DATE    % OF INITIAL   % OF INITIAL   % OF INITIAL
                                           MORTGAGE      PRINCIPAL        MORTGAGE     LOAN GROUP 1   LOAN GROUP 2
          MORTGAGE LOAN SELLER               LOANS        BALANCE       POOL BALANCE     BALANCE         BALANCE
----------------------------------------   ---------   --------------   ------------   ------------   ------------

1.  Countrywide Commercial Real Estate        147      $1,181,764,437       42.4%          43.3%          39.4%
    Finance, Inc.
2.  Merrill Lynch Mortgage Lending, Inc.       61      $  746,788,574       26.8%          26.7%          27.3%
3.  PNC Bank, National Association             65      $  497,240,384       17.9%          15.1%          27.9%
4.  Artesia Mortgage Capital Corporation       53      $  359,709,282       12.9%          15.0%           5.4%
                                           ---------   --------------   ------------   ------------   ------------
                                              326      $2,785,502,677      100.0%         100.0%         100.0%

                                 See "Transaction Participants--The Sponsors"
                                 and "--The Mortgage Loan Seller" in this
                                 prospectus supplement and "The Sponsor" in the
                                 accompanying base prospectus.

TRUSTEE ......................   Upon initial issuance of the certificates,
                                 LaSalle Bank National Association, a national
                                 banking association with corporate trust
                                 offices located in Chicago, Illinois, will act
                                 as trustee and custodian of the assets of the
                                 issuing entity on behalf of all the
                                 certificateholders. The trustee will be
                                 primarily responsible for back-up advancing,
                                 distributing payments to certificateholders and
                                 deliveries or otherwise making available
                                 certain reports to certificateholders that
                                 provide various details regarding the
                                 certificates and the mortgage loans.

                                 The trustee will also be responsible for
                                 maintaining possession of the promissory notes
                                 for the mortgage loans and various other
                                 important loan documents.

                                 See "Transaction Participants--The Trustee" in
                                 this prospectus supplement."

MASTER SERVICERS .............   Upon initial issuance of the certificates,
                                 Midland Loan Services, Inc., a Delaware
                                 corporation and Wachovia Bank, National
                                 Association, a national banking association,
                                 will act as the master servicers with respect
                                 to the mortgage loans. Midland Loan Services,
                                 Inc. is an affiliate of PNC Bank, National
                                 Association, one of the sponsors and a mortgage
                                 loan seller, and an affiliate of PNC Capital
                                 Markets LLC, one of the underwriters.

                                 Midland Loan Services, Inc. will act as master
                                 servicer with respect to the mortgage loans
                                 that we acquire from PNC Bank, National
                                 Association and Merrill Lynch Mortgage Lending,
                                 Inc., and which we will transfer to the issuing
                                 entity. Wachovia Bank, National Association
                                 will act as master servicer with respect to the
                                 mortgage loans that we acquire from Countrywide
                                 Commercial Real Estate Finance, Inc. and
                                 Artesia Mortgage Capital Corporation, and which
                                 we will transfer to the issuing entity.
                                 However, with respect to the mortgage loan
                                 known as Georgia-Alabama Retail Portfolio, the
                                 master servicer will be Wachovia Bank, National
                                 Association unless the related non-trust pari
                                 passu loan is deposited into a securitization
                                 and Countrywide Commercial Real Estate Finance,
                                 Inc., as seller of such loan, exercises its
                                 option (with the consent of the rating
                                 agencies) to

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                                      S-13

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                                 cause the servicing of such mortgage loan to be
                                 governed by the pooling and servicing agreement
                                 applicable to such securitization.

                                 The master servicers will be primarily
                                 responsible for servicing and administering,
                                 directly or through sub-servicers: (a) mortgage
                                 loans as to which there is no default or
                                 reasonably foreseeable default that would give
                                 rise to a transfer of servicing to the special
                                 servicer; and (b) mortgage loans as to which
                                 any such default or reasonably foreseeable
                                 default has been corrected, including as part
                                 of a work-out. In addition, the master
                                 servicers will be the primary parties
                                 responsible for making delinquency advances and
                                 servicing advances under the pooling and
                                 servicing agreement. See "Transaction
                                 Participants--The Master Servicers and the
                                 Special Servicer" in this prospectus
                                 supplement.

SPECIAL SERVICER .............   Upon initial issuance of the certificates,
                                 Midland Loan Services, Inc., a Delaware
                                 corporation, will act as special servicer with
                                 respect to the mortgage loans and any related
                                 foreclosure properties. However, with respect
                                 to the mortgage loan known as Georgia-Alabama
                                 Retail Portfolio, the special servicer will be
                                 Midland Loan Services, Inc. unless the related
                                 non-trust pari passu loan is deposited into a
                                 securitization and Countrywide, as seller of
                                 such loan, exercises its option (with the
                                 consent of the rating agencies) to cause the
                                 special servicing of such mortgage loan to be
                                 governed by the pooling and servicing agreement
                                 applicable to such securitization. The special
                                 servicer will be primarily responsible for
                                 making decisions and performing certain
                                 servicing functions, including work-outs and
                                 foreclosures, with respect to the mortgage
                                 loans that, in general, are in default or as to
                                 which default is reasonably foreseeable and for
                                 liquidating foreclosure properties that are
                                 acquired as part of the assets of the issuing
                                 entity. See "Transaction Participants--The
                                 Master Servicers and the Special Servicer" in
                                 this prospectus supplement.

CONTROLLING CLASS OF
CERTIFICATEHOLDERS ...........   The holders--or, if applicable, beneficial
                                 owners--of certificates representing a majority
                                 interest in a designated controlling class of
                                 the certificates will have the right, subject
                                 to the conditions described under "Servicing of
                                 the Mortgage Loans--The Controlling Class
                                 Representative and the Loan Combination
                                 Controlling Parties" and "--Replacement of the
                                 Special Servicer" in this prospectus
                                 supplement, to--

                                 o    replace the special servicer; and

                                 o    select a representative that may direct
                                      and advise the special servicer on various
                                      servicing matters with respect to the
                                      mortgage loans; except to the extent that
                                      the holder of a related B-note loan, which
                                      holder is described under "--The Loan
                                      Combination Controlling Parties" below,
                                      may exercise those, or similar rights with
                                      respect to the any of the mortgage loans
                                      (loan number 11) that we identify on Annex
                                      A-1 to this prospectus supplement as being
                                      secured by the Georgia-Alabama Retail
                                      Portfolio mortgaged real properties.

                                 Unless there are significant losses on the
                                 mortgage loans, the controlling class of
                                 certificateholders will be the holders of a
                                 non-offered class of certificates. The initial
                                 controlling class of certificateholders will be
                                 the class Q certificateholders.

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                                      S-14

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THE LOAN COMBINATION
CONTROLLING PARTIES ..........   As indicated under "--The Mortgage Loans and
                                 the Mortgaged Real Properties--The Loan
                                 Combinations" below, ten (10) mortgage loans
                                 are each part of a loan combination that is
                                 comprised of that mortgage loan, which will be
                                 transferred to the issuing entity, and one or
                                 more pari passu A-note and/or subordinate
                                 B-note loans that will not be transferred to
                                 the issuing entity.

                                 In the case of one (1) of the ten (10) loan
                                 combinations referred to above, which is
                                 secured by the mortgaged real property
                                 identified on Annex A-1 to this prospectus
                                 supplement as Commons at Calabasas, such loan
                                 combination consists of the related trust
                                 mortgage loan and a future advance obligation
                                 currently held by Countrywide Commercial Real
                                 Estate Finance, Inc. (which may be sold or
                                 transferred at any time), which requires the
                                 holder to make a future advance to the related
                                 borrower in an aggregate amount up to
                                 $16,000,000, on or before May 10, 2010, upon
                                 the satisfaction of certain conditions under
                                 the related loan documents. The borrower has
                                 issued a promissory note to the holder of the
                                 future funding obligation evidencing an A-note
                                 non-trust loan that is pari passu in right of
                                 payment (upon such future advance) to the
                                 related trust mortgage loan. The controlling
                                 class representative of the series 2007-7
                                 securitization will have the right to direct
                                 and advise the applicable master servicer and
                                 special servicer on various servicing matters
                                 regarding the related loan combination. The
                                 holder of the related A-note non-trust loan
                                 will have non-binding consultation rights with
                                 respect to major servicing actions involving
                                 the Commons at Calabasas loan combination.

                                 In the case of one (1) of the ten (10) loan
                                 combinations referred to above, which is
                                 secured by the mortgaged real property
                                 identified on Annex A-1 to this prospectus
                                 supplement as Georgia-Alabama Retail Portfolio,
                                 such loan combination consists of the related
                                 trust mortgage loan, an A-note non-trust loan
                                 that is pari passu in right of payment to the
                                 related trust mortgage loan and a B-note
                                 non-trust loan that is subordinate to both the
                                 trust mortgage loan and the A-note non-trust
                                 loan. The right to replace the special servicer
                                 for this mortgage loan and to direct and advise
                                 the applicable master servicer and the special
                                 servicer on various servicing matters regarding
                                 the related loan combination will be, for so
                                 long as it has an outstanding principal
                                 balance, as deemed reduced by any appraisal
                                 reduction amount with respect to the subject
                                 loan combination that is allocable to that
                                 B-note non-trust loan, that is equal to or
                                 greater than 25% of its outstanding principal
                                 balance (without taking into account any
                                 appraisal reduction amount), with the holder of
                                 the related B-note non-trust loan and after
                                 such time, the holder of the pari passu
                                 non-trust loan, provided that if the pari passu
                                 non-trust loan is an asset in a securitization,
                                 the controlling class representative under the
                                 securitization related to the pari passu
                                 non-trust loan.

                                 In the case of eight (8) of the ten (10) loan
                                 combinations referred to above, which are
                                 secured by the mortgaged real properties
                                 identified on Annex A-1 to this prospectus
                                 supplement as Ashton Lake Apartments, Morehouse
                                 Portfolio, Hillwood Apartments, Somerset
                                 Meadows, Super Center Plaza, Town & Country
                                 Shopping Center, Quail Creek Plaza and New
                                 Sunshine Tech Center, respectively, subject to
                                 certain limitations with respect to
                                 modifications and the right to purchase the

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                                      S-15

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                                 related trust mortgage loan, the respective
                                 holders of the related B-note loans will have
                                 no voting, consent or other rights with respect
                                 to any servicing actions (other than in some
                                 cases, non-binding consultation rights or the
                                 right to consent to certain modifications).

                                 See "Description of the Mortgage Pool--The Loan
                                 Combinations--, The Commons at Calabasas Loan
                                 Combination," "--The Georgia-Alabama Retail
                                 Portfolio Loan Combination," "--The Hillwood
                                 Apartments," "--The Somerset Meadows Loan
                                 Combinations" and "--The MezzCap Loan
                                 Combinations," and "Servicing of the Mortgage
                                 Loans--The Controlling Class Representative and
                                 the Loan Combination Controlling Parties" in
                                 this prospectus supplement.

SWAP COUNTERPARTY.............   It is expected that Merrill Lynch Capital
                                 Services, Inc., one of our affiliates and an
                                 affiliate of Merrill Lynch Mortgage Lending,
                                 Inc., one of the mortgage loan sellers, and of
                                 Merrill Lynch, Pierce, Fenner & Smith
                                 Incorporated, one of the underwriters, will be
                                 the counterparty under the swap agreements
                                 relating to the class A-2FL, A-3FL, A-4FL,
                                 AM-FL and AJ-FL certificates. The obligations
                                 of Merrill Lynch Capital Services, Inc. under
                                 the swap agreements will be guaranteed by
                                 Merrill Lynch & Co., Inc., another of our
                                 affiliates. As of the date of this prospectus
                                 supplement, Merrill Lynch & Co., Inc. has been
                                 assigned senior unsecured debt ratings of "AA-"
                                 by S&P and "Aa3" by Moody's. See "Description
                                 of the Swap Agreements" in this prospectus
                                 supplement.

                                 None of the holders of any offered certificate
                                 will have any beneficial interest in any swap
                                 agreement.

                                 RELEVANT DATES AND PERIODS

CUT-OFF DATE..................   References in this prospectus supplement to the
                                 "cut-off date" mean, individually and
                                 collectively, as the context may require, with
                                 respect to each mortgage loan, the related due
                                 date of that mortgage loan in June, 2007 or,
                                 with respect to any mortgage loan that has its
                                 first due date in July, 2007, June 1, 2007. All
                                 payments and collections received on each
                                 mortgage loan after the cut-off date, excluding
                                 any payments or collections that represent
                                 amounts due on or before that date, will belong
                                 to the issuing entity.

CLOSING DATE..................   The date of initial issuance for the offered
                                 certificates will be on or about June 13, 2007.

DETERMINATION DATE............   For any distribution date, the eighth day of
                                 each month, or if such eighth day is not a
                                 business day, the business day immediately
                                 succeeding, commencing in July, 2007.

                                 Notwithstanding the foregoing, the applicable
                                 master servicer may make its determination as
                                 to the collections received in respect of
                                 certain mortgage loans as of a later date
                                 during each month because those mortgage loans
                                 provide for monthly debt-service payments to be
                                 due on a day later than the first day of each
                                 month, but which, subject to the applicable
                                 business day convention, is not later than the
                                 eighth day of each month.

                                 With respect to any distribution date,
                                 references in this prospectus supplement to
                                 "determination date" mean, as to each mortgage
                                 loan,

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                                      S-16

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                                 the applicable determination date occurring in
                                 the same month as that distribution date.

DISTRIBUTION DATE.............   Payments on the offered certificates are
                                 scheduled to occur monthly, commencing in July,
                                 2007. During any given month, the distribution
                                 date will be the fourth business day after the
                                 related determination date.

RECORD DATE...................   The record date for each monthly payment on an
                                 offered certificate will be the last business
                                 day of the prior calendar month. The registered
                                 holders of the offered certificates at the
                                 close of business on each record date will be
                                 entitled to receive any payments on those
                                 certificates on the following distribution
                                 date, except that the last payment on any
                                 offered certificate will be made only upon
                                 presentation and surrender of that certificate.

RATED FINAL DISTRIBUTION
DATE..........................   The rated final distribution date for each
                                 class of the offered certificates is the
                                 distribution date in June 2050.
ASSUMED FINAL DISTRIBUTION
DATES.........................   Set forth opposite each class of offered
                                 certificates in the table below is the
                                 distribution date on which the principal
                                 balance of that class is expected to be paid in
                                 full, assuming, among other things, no
                                 delinquencies, losses, modifications,
                                 extensions of maturity dates, repurchases or,
                                 except as contemplated by the next sentence,
                                 prepayments of the mortgage loans after the
                                 initial issuance of the certificates. For
                                 purposes of the table, each mortgage loan with
                                 an anticipated repayment date is assumed to be
                                 repaid in full on its anticipated repayment
                                 date and each mortgage loan which converts from
                                 a fixed rate of interest to a floating rate is
                                 assumed to be repaid in full on its first open
                                 prepayment date.

                                         MONTH AND YEAR OF ASSUMED FINAL
                                 CLASS          DISTRIBUTION DATE
                                 -----   -------------------------------
                                  A-1               April 2012
                                  A-2                May 2012
                                  A-3             November 2016
                                  A-SB            February 2017
                                  A-4                May 2017
                                  A-1A               May 2017
                                   AM                May 2017
                                   AJ               June 2017
                                   B                June 2017
                                   C                June 2017
                                   D                June 2017

                                 See the maturity assumptions described under
                                 "Yield and Maturity Considerations" in this
                                 prospectus supplement for further assumptions
                                 that were taken into account in determining the
                                 assumed final distribution dates.

COLLECTION PERIOD.............   On any distribution date, amounts available for
                                 payment on the offered certificates will depend
                                 on the payments and other collections received,
                                 and any advances of payments due, on the
                                 mortgage loans during the related collection
                                 period. In general, each collection period--

                                 o    will relate to a particular distribution
                                      date;

                                 o    will be approximately one month long;

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                                      S-17

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                                 o    will begin on the day after the
                                      determination date in the immediately
                                      preceding month or, in the case of the
                                      first collection period, will begin
                                      immediately following the cut-off date;
                                      and

                                 o    will end on the determination date in the
                                      month of the related distribution date.

                                 However, the collection period for any
                                 distribution date for certain mortgage loans
                                 may differ from the collection period with
                                 respect to the rest of the mortgage pool for
                                 that distribution date because the
                                 determination dates for those mortgage loans
                                 may not be the same as the determination date
                                 for the rest of the mortgage pool. Accordingly,
                                 there may be more than one collection period
                                 with respect to some distribution dates.

                                 With respect to any distribution date,
                                 references in this prospectus supplement to
                                 "collection period" mean, as to each mortgage
                                 loan, the applicable collection period ending
                                 in the month in which that distribution date
                                 occurs.

INTEREST ACCRUAL PERIOD.......   The amount of interest payable with respect to
                                 the offered certificates on any distribution
                                 date will be a function of the interest accrued
                                 during the related interest accrual period. The
                                 interest accrual period with respect to each
                                 class of interest-bearing offered certificates
                                 and the class A-2FL, class A-3FL, class A-4FL,
                                 class AM-FL and class AJ-FL REMIC II regular
                                 interests for any distribution date will be the
                                 calendar month immediately preceding the month
                                 in which that distribution date occurs.
                                 Interest will be calculated with respect to
                                 each class of interest-bearing offered
                                 certificates and the class A-2FL, class A-3FL,
                                 class A-4FL, class AM-FL and class AJ-FL REMIC
                                 II regular interests assuming that each
                                 interest accrual period consists of 30 days and
                                 each year consists of 360 days.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL.......................   The issuing entity will issue multiple classes
                                 of certificates with an approximate total
                                 principal balance at initial issuance equal to
                                 $2,785,502,676. Eleven (11) of those classes of
                                 the certificates are being offered by this
                                 prospectus supplement. The classes offered by
                                 this prospectus supplement are identified on
                                 the cover hereof. The remaining classes of the
                                 certificates will be offered separately in a
                                 private offering.

REGISTRATION AND
DENOMINATIONS.................   We intend to deliver the offered certificates
                                 in book-entry form in original denominations of
                                 $25,000 initial principal balance and in any
                                 whole dollar denomination in excess of $25,000.

                                 You will initially hold your offered
                                 certificates, directly or indirectly, through
                                 The Depository Trust Company and they will be
                                 registered in the name of Cede & Co. as nominee
                                 for The Depository Trust Company. As a result,
                                 you will not receive a fully registered
                                 physical certificate representing your interest
                                 in any offered certificate, except under the
                                 limited circumstances described under
                                 "Description of the Offered
                                 Certificates--Registration and Denominations"
                                 in this prospectus supplement and under
                                 "Description of the Certificates--Book-Entry
                                 Registration" in the accompanying base
                                 prospectus.

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                                      S-18

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PAYMENTS

A. GENERAL....................   For purposes of making distributions with
                                 respect to the class A-1, A-2, A-3, A-SB, A-4
                                 and A-1A certificates and the class A-2FL,
                                 A-3FL and A-4FL certificates (through the
                                 respective REMIC II regular interests), the
                                 mortgage loans will be deemed to consist of two
                                 distinct groups, loan group 1 and loan group 2.
                                 Loan group 1 will consist of 254 mortgage
                                 loans, with an initial loan group 1 balance of
                                 $2,179,639,648 and representing approximately
                                 78.2% of the initial mortgage pool balance,
                                 that are secured by the various property types
                                 that constitute collateral for those mortgage
                                 loans. Loan group 2 will consist of 72 mortgage
                                 loans, with an initial loan group 2 balance of
                                 $605,863,029 and representing approximately
                                 21.8% of the initial mortgage pool balance,
                                 that are secured by multifamily and
                                 manufactured housing community properties.
                                 Annex A-1 to this prospectus supplement sets
                                 forth the loan group designation with respect
                                 to each mortgage loan.

                                 On each distribution date, to the extent of
                                 available funds attributable to the mortgage
                                 loans as described below, which available funds
                                 will be net of specified expenses of the
                                 issuing entity, including all servicing fees,
                                 trust administration fees and other
                                 compensation, the trustee will make payments of
                                 interest and, except in the case of the class X
                                 certificates, principal to the holders of the
                                 following classes of certificates (or, in the
                                 case of the reference to "A-2FL" below, with
                                 respect to the class A-2FL REMIC II regular
                                 interest, or, in the case of the reference to
                                 "A-3FL" below, with respect to the class A-3FL
                                 REMIC II regular interest, in the case of the
                                 reference to "A-4FL" below, with respect to the
                                 class A-4FL REMIC II regular interest, in the
                                 case of the reference to "AM-FL" below, with
                                 respect to the class AM-FL REMIC II regular
                                 interest, and in the case of the reference to
                                 "AJ-FL" below, with respect to the class AJ-FL
                                 REMIC II regular interest), in the following
                                 order:

                                 PAYMENT ORDER              CLASS
                                 -------------   ----------------------------
                                        1        A-1, A-2, A-2FL, A-3, A-3FL,
                                                 A-SB, A-4, A-4FL, A-1A and X
                                        2                AM and AM-FL
                                        3                AJ and AJ-FL
                                        4                     B
                                        5                     C
                                        6                     D
                                        7                     E
                                        8                     F
                                        9                     G
                                       10                     H
                                       11                     J
                                       12                     K
                                       13                     L
                                       14                     M
                                       15                     N
                                       16                     P
                                       17                     Q

                                 In general, payments of interest in respect of
                                 the class A-1, A-2, A-3, A-SB and A-4
                                 certificates, and the class A-2FL, class A-3FL
                                 and class A-4FL REMIC II regular interests will
                                 be made pro rata, based on

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                                      S-19

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                                 entitlement, out of available funds
                                 attributable to the mortgage loans in loan
                                 group 1. Payments of interest in respect of the
                                 class A-1A certificates will be made out of
                                 available funds attributable to the mortgage
                                 loans in loan group 2. Payments of interest on
                                 the class X certificates will be made out of
                                 available funds attributable to both loan
                                 groups. However, if the funds available for
                                 those distributions of interest on any
                                 distribution date are insufficient to pay in
                                 full the total amount of interest to be paid
                                 with respect to any of the class A-1, A-2, A-3,
                                 A-SB, A-4, A-1A and/or X certificates, the
                                 class A-2FL, class A-3FL and/or class A-4FL
                                 REMIC II regular interests, then the funds
                                 available for distribution will be allocated
                                 among all these classes pro rata in accordance
                                 with their interest entitlements, without
                                 regard to loan groups.

                                 The allocation of principal payments among the
                                 class A-1, A-2, A-3, A-SB, A-4 and A-1A
                                 certificates, the class A-2FL certificates
                                 (through the class A-2FL REMIC II regular
                                 interest), the class A-3FL (through the class
                                 A-3FL REMIC II regular interest) and the class
                                 A-4FL certificates (through the class A-4FL
                                 REMIC II regular interest) also takes into
                                 account loan groups and is described under
                                 "--Payments--Payments of Principal" below. See
                                 also "Description of the Offered
                                 Certificates--Payments--Priority of Payments"
                                 in this prospectus supplement.

                                 No payments or other collections on the
                                 non-trust loans described under "--The Mortgage
                                 Loans and the Mortgaged Real Properties--Loan
                                 Combinations" below, which are not assets of
                                 the issuing entity, will be available for
                                 distributions on the certificates. See
                                 "Description of the Mortgage Pool--Loan
                                 Combination" in this prospectus supplement.

B. PAYMENTS OF INTEREST.......   Each class of certificates (other than the
                                 class Y, Z, R-I and R-II certificates), the
                                 class A-2FL, class A-3FL, class A-4FL, class
                                 AM-FL and class AJ-FL REMIC II regular
                                 interests will bear interest. With respect to
                                 each interest-bearing class of certificates,
                                 the class A-2FL, class A-3FL, class A-4FL,
                                 class AM-FL and class AJ-FL REMIC II regular
                                 interests, that interest will accrue during
                                 each interest accrual period based upon--

                                 o    the pass-through rate applicable for the
                                      particular class of certificates, the
                                      class A-2FL REMIC II regular interest, the
                                      class A-3FL REMIC II regular interest, the
                                      class A-4FL REMIC II regular interest, the
                                      class AM-FL REMIC II regular interest or
                                      the class AJ-FL REMIC II regular interest,
                                      as the case may be, for that interest
                                      accrual period;

                                 o    the total principal balance or notional
                                      amount, as the case may be, of the
                                      particular class of certificates, the
                                      class A-2FL REMIC II regular interest, the
                                      class A-3FL REMIC II regular interest, the
                                      class A-4FL REMIC II regular interest, the
                                      class AM-FL REMIC II regular interest or
                                      the class AJ-FL REMIC II regular interest,
                                      as the case may be, outstanding
                                      immediately prior to the related
                                      distribution date; and

                                 o    the assumption that each year consists of
                                      twelve 30-day months (or, in the case of
                                      each of the class A-2FL, A-3FL, A-

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                                      S-20

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                                      4FL, AM-FL and AJ-FL certificates, for so
                                      long as the related swap agreement is in
                                      effect and there is no continuing payment
                                      default thereunder on the part of the swap
                                      counterparty, based on the actual number
                                      of days in the applicable interest accrual
                                      period and the assumption that each year
                                      consists of 360 days).

                                 A whole or partial prepayment on a mortgage
                                 loan may not be accompanied by the amount of
                                 one full month's interest on the prepayment. As
                                 and to the extent described under "Description
                                 of the Offered Certificates--Payments--Payments
                                 of Interest" in this prospectus supplement,
                                 these shortfalls may be allocated (in the case
                                 of the class A-2FL certificates, through the
                                 class A-2FL REMIC II regular interest, in the
                                 case of the class A-3FL certificates, through
                                 the class A-3FL REMIC II regular interest, in
                                 the case of the class A-4FL certificates,
                                 through the class A-4FL REMIC II regular
                                 interest, in the case of the class AM-FL
                                 certificates, through the class AM-FL REMIC II
                                 regular interest and in the case of the class
                                 AJ-FL certificates, through the class AJ-FL
                                 REMIC II regular interest) to reduce the amount
                                 of accrued interest otherwise payable to the
                                 holders of the respective interest-bearing
                                 classes of the certificates (other than the
                                 class X certificates).

                                 On each distribution date, subject to available
                                 funds and the payment priorities described
                                 under "--Payments--General" above, you will be
                                 entitled to receive your proportionate share
                                 of: (a) all interest accrued with respect to
                                 your class of offered certificates during the
                                 related interest accrual period; plus (b) any
                                 interest that was payable with respect to your
                                 class of offered certificates on all prior
                                 distribution dates, to the extent not
                                 previously paid; less (c) except in the case of
                                 the class X certificates, your class's share of
                                 any shortfalls in interest collections due to
                                 prepayments on mortgage loans that are not
                                 offset by certain payments made by, in each
                                 case, the applicable master servicer.

                                 If, as described below under "--Payments of
                                 Principal," collections of principal are
                                 insufficient to make a full reimbursement for
                                 nonrecoverable advances, those amounts may be
                                 reimbursed from interest on the mortgage loans,
                                 thereby reducing the amount of interest
                                 otherwise distributable on the interest-bearing
                                 certificates on the related distribution date.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Interest,"
                                 "--Payments--Priority of Payments" and
                                 "--Calculation of Pass-Through Rates" in this
                                 prospectus supplement.

C. PAYMENTS OF PRINCIPAL......   The class X, R-I, R-II, Y and Z certificates do
                                 not have principal balances and do not entitle
                                 their holders to payments of principal. Subject
                                 to available funds and the payment priorities
                                 described under "--Payments--General" above,
                                 however, the holders of each class of principal
                                 balance certificates will be entitled to
                                 receive a total amount of principal over time
                                 equal to the initial principal balance of their
                                 particular class. The trustee will be required
                                 to make payments of principal in a specified
                                 sequential order (in the case of the class
                                 A-2FL certificates, through the class A-2FL
                                 REMIC II regular interest, in the case of the
                                 class A-3FL certificates, through the class
                                 A-3FL REMIC II regular interest, in the case of
                                 the class A-4FL certificates, through the class
                                 A-4FL REMIC II regular interest, in the case of
                                 the class AM-FL

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                                      S-21

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                                 certificates, through the class AM-FL REMIC II
                                 regular interest or, in the case of the class
                                 AJ-FL certificates, through the class AJ-FL
                                 REMIC II regular interest) to ensure that--

                                 o    no payments of principal will be made to
                                      the holders of the class E, F, G, H, J, K,
                                      L, M, N, P or Q certificates until the
                                      total principal balance of the offered
                                      certificates is reduced to zero;

                                 o    no payments of principal will be made to
                                      the holders of the class AM, AM-FL, AJ,
                                      AJ-FL, B, C or D certificates until, in
                                      the case of each of those classes, the
                                      total principal balance of all more senior
                                      classes of offered certificates and the
                                      class A-2FL, A-3FL, A-4FL REMIC II regular
                                      interests is reduced to zero; and

                                 o    except as described under "--Amortization,
                                      Liquidation and Payment Triggers" below,
                                      payments of principal will be made--

                                      (i)  to, first, the holders of the class
                                           A-1 certificates, until the total
                                           principal balance of such
                                           certificates is reduced to zero,
                                           second, the holders of the class A-2
                                           certificates and class A-2FL regular
                                           interest, on a pro rata basis by
                                           principal balance, until the total
                                           principal balance of such
                                           certificates is reduced to zero,
                                           third, the holders of the class A-3
                                           certificates and the class A-3FL
                                           regular interest, on a pro rata basis
                                           by principal balance, until the total
                                           principal balance of such
                                           certificates is reduced to zero,
                                           fourth, the holders of the class A-SB
                                           certificates, until the total
                                           principal balance of such
                                           certificates is reduced to zero,
                                           fifth, the holders of the class A-4
                                           certificates and class A-4FL regular
                                           interest, on a pro rata basis by
                                           principal balance, until the total
                                           principal balance of such
                                           certificates is reduced to zero, in
                                           an aggregate amount equal to the
                                           funds allocated to principal with
                                           respect to mortgage loans in loan
                                           group 1 and, after the total
                                           principal balance of the class A-1A
                                           certificates has been reduced to
                                           zero, the funds allocated to
                                           principal with respect to mortgage
                                           loans in loan group 2, provided that,
                                           on each distribution date the total
                                           principal balance of the class A-SB
                                           certificates must, subject to
                                           available funds, be paid down, if
                                           necessary, to the scheduled principal
                                           balance for that class for that
                                           distribution date that is set forth
                                           on Annex E to this prospectus
                                           supplement before any payments of
                                           principal are made with respect to
                                           the class A-1, A-2, A-3 and/or A-4
                                           certificates or the class A-2FL,
                                           class A-3FL and/or A-4FL REMIC II
                                           regular interests,

                                      (ii) to the holders of the class A-1A
                                           certificates, until the total
                                           principal balance of such
                                           certificates is reduced to zero, in
                                           an aggregate amount equal to the
                                           funds allocated to principal with
                                           respect to mortgage loans in loan
                                           group 2 and, after the total
                                           principal balance of the class A-1,
                                           A-2, A-3, A-SB and A-4 certificates
                                           and the class A-2FL, class

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                                      S-22

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                                           A-3FL and class A-4FL regular
                                           interests has been reduced to zero,
                                           the funds allocated to principal with
                                           respect to mortgage loans in loan
                                           group 1.

                                 The total payments of principal to be made on
                                 the principal balance certificates on any
                                 distribution date will generally be a function
                                 of--

                                 o    the amount of scheduled payments of
                                      principal due or, in some cases, deemed
                                      due on the mortgage loans during the
                                      related collection period, which payments
                                      are either received as of the end of that
                                      collection period or advanced by the
                                      applicable master servicer or the trustee;
                                      and

                                 o    the amount of any prepayments and other
                                      unscheduled collections of previously
                                      unadvanced principal with respect to the
                                      mortgage loans that are received during
                                      the related collection period.

                                 However, if the applicable master servicer, the
                                 special servicer or the trustee reimburses
                                 itself out of general collections on the
                                 mortgage pool for any advance, together with
                                 any interest accrued on that advance, that it
                                 has determined is not ultimately recoverable
                                 out of collections on the related mortgage
                                 loan, then that advance, together with interest
                                 accrued on that advance, will be reimbursed
                                 first out of payments and other collections of
                                 principal on all the mortgage loans, thereby
                                 reducing the amount of principal otherwise
                                 distributable in respect of the principal
                                 balance certificates on the related
                                 distribution date, prior to being reimbursed
                                 out of payments and other collections of
                                 interest on all the mortgage loans.

                                 Additionally, if any advance, together with
                                 interest accrued on that advance, with respect
                                 to a defaulted mortgage loan remains
                                 unreimbursed following the time that the
                                 mortgage loan is modified and returned to
                                 performing status, then (even though that
                                 advance has not been deemed nonrecoverable from
                                 collections on the related mortgage loan) the
                                 applicable master servicer, the special
                                 servicer or the trustee, as applicable, will be
                                 entitled to reimbursement for that advance,
                                 with interest, on a monthly basis, out of
                                 payments and other collections of principal on
                                 all the mortgage loans after the application of
                                 those principal payments and collections to
                                 reimburse any party for advances that are
                                 nonrecoverable on a loan-specific basis as
                                 described in the prior paragraph, thereby
                                 reducing the amount of principal otherwise
                                 distributable in respect of the principal
                                 balance certificates on the related
                                 distribution date.

                                 Reimbursements of the advances described in the
                                 prior two paragraphs will generally be made
                                 first from principal collections on the
                                 mortgage loans included in the loan group which
                                 includes the mortgage loan in respect of which
                                 the advance was made, and if those collections
                                 are insufficient to make a full reimbursement,
                                 then from principal collections on the mortgage
                                 loans in the other loan group. As a result,
                                 distributions of principal with respect to the
                                 class A-1, A-2, A-3, A-SB, A-4 or A-1A
                                 certificates, the class A-2FL certificates
                                 (through the class A-2FL REMIC II regular
                                 interest), the class A-3FL certificates
                                 (through the class A-3FL REMIC II regular
                                 interest) or the class A-4FL certificates
                                 (through the class A-4FL REMIC II regular
                                 interest) may be reduced even if the advances
                                 being reimbursed were made in respect

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                                      S-23

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                                 of mortgage loans included in the loan group
                                 that does not primarily relate to such class of
                                 certificates.

                                 If any advance described above is not
                                 reimbursed in whole on any distribution date
                                 due to insufficient principal collections and,
                                 solely in the case of an advance that is
                                 nonrecoverable on a loan-specific basis,
                                 interest collections on the mortgage pool
                                 during the related collection period, then the
                                 portion of that advance which remains
                                 unreimbursed will be carried over, and continue
                                 to accrue interest, for reimbursement on the
                                 following distribution date.

                                 The payment of certain default-related or
                                 otherwise unanticipated expenses with respect
                                 to any mortgage loan may reduce the amounts
                                 allocable as principal of that mortgage loan
                                 and, accordingly, the principal distributions
                                 on the principal balance certificates.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Principal"
                                 and "--Payments--Priority of Payments" in this
                                 prospectus supplement.

D. AMORTIZATION, LIQUIDATION
   AND PAYMENT TRIGGERS.......   As a result of losses on the mortgage loans
                                 and/or default-related or other unanticipated
                                 expenses of the issuing entity, the total
                                 principal balance of the class AM, AM-FL, AJ,
                                 AJ-FL, B, C, D, E, F, G, H, J, K, L, M, N, P
                                 and Q certificates could be reduced to zero at
                                 a time when the class A-1, A-2, A-2FL, A-3,
                                 A-3FL, A-SB, A-4, A-4FL and A-1A certificates
                                 remain outstanding. See "--Description of the
                                 Offered Certificates--Allocation of Losses on
                                 the Mortgage Loans and Other Unanticipated
                                 Expenses" below. If the total principal balance
                                 of the class AM, AM-FL, AJ, AJ-FL, B, C, D, E,
                                 F, G, H, J, K, L, M, N, P and Q certificates is
                                 reduced to zero at a time when the class A-1,
                                 A-2, A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL and
                                 A-1A certificates, or any two or more of those
                                 classes, remain outstanding, any payments of
                                 principal will be distributed to the holders of
                                 the outstanding class A-1, A-2, A-2FL, A-3,
                                 A-3FL A-SB, A-4, A-4FL and A-1A certificates
                                 (in the case of the class A-2FL, A-3FL and
                                 A-4FL certificates, through the class A-2FL,
                                 class A-3FL and class A-4FL REMIC II regular
                                 interests, respectively), pro rata, rather than
                                 sequentially, in accordance with their
                                 respective principal balances and without
                                 regard to loan groups.

E. PAYMENTS OF PREPAYMENT
   PREMIUMS AND YIELD
   MAINTENANCE CHARGES........   You may, in certain circumstances, also receive
                                 distributions of prepayment premiums and yield
                                 maintenance charges collected on the mortgage
                                 loans. Any distributions of those amounts would
                                 be in addition to the distributions of
                                 principal and interest described above.

                                 If any prepayment premium or yield maintenance
                                 charge is collected on any of the mortgage
                                 loans, then the trustee will pay that amount in
                                 the proportions described under "Description of
                                 the Offered Certificates--Payments--Payments of
                                 Prepayment Premiums and Yield Maintenance
                                 Charges" (other than to the holders of any
                                 class A-2FL, class A-3FL, class A-4FL, class
                                 AM-FL and class AJ-FL certificates for so long
                                 as the related swap agreement is in effect) in
                                 this prospectus supplement, to--

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                                      S-24

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                                 o    the holders of any of the class A-1, A-2,
                                      A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D, E,
                                      F, G and/or H certificates and/or the
                                      class A-2FL REMIC II regular interest,
                                      class A-3FL REMIC II regular interest, the
                                      class A-4FL REMIC II regular interest, the
                                      class AM-FL REMIC II regular interest
                                      and/or the class AJ-FL REMIC II regular
                                      interest that are then entitled to receive
                                      payments of principal with respect to the
                                      loan group that includes the prepaid
                                      mortgage loan; and/or

                                 o    the holders of the class X certificates.

                                 All prepayment premiums and yield maintenance
                                 charges payable as described above will be
                                 reduced, with respect to specially serviced
                                 mortgage loans, by an amount equal to certain
                                 expenses of the issuing entity and losses
                                 realized in respect of the mortgage loans
                                 previously allocated to any class of
                                 certificates.

                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Prepayment
                                 Premiums and Yield Maintenance Charges" in this
                                 prospectus supplement.

F. FEES AND EXPENSES..........   The amounts available for distribution on the
                                 certificates on any distribution date will
                                 generally be net of the following amounts:

       TYPE / RECIPIENT                           AMOUNT/SOURCE                      FREQUENCY
------------------------------   -----------------------------------------------   ------------

FEES

Master Servicing Fee / Master    Payable with respect to each and every mortgage     Monthly
Servicers                        loan held by the issuing entity, including each
                                 specially serviced mortgage loan, if any, and
                                 each mortgage loan, if any, as to which the
                                 corresponding mortgaged real property has been
                                 acquired as foreclosure property as part of the
                                 assets of the issuing entity. With respect to
                                 each such mortgage loan, the master servicing
                                 fee will: (1) generally be calculated for the
                                 same number of days and on the same principal
                                 amount as interest accrues or is deemed to
                                 accrue on that mortgage loan; (2) accrue at an
                                 annual rate that ranges from 0.02% to 0.14% per
                                 annum; and (3) be payable (a) monthly from
                                 amounts allocable as interest with respect to
                                 that mortgage loan and/or (b) if the subject
                                 mortgage loan and any related foreclosure
                                 property has been liquidated on behalf of,
                                 among others, the certificateholders, out of
                                 general collections on the mortgage pool.
                                 Master servicing fees with respect to any
                                 mortgage loan will include the primary
                                 servicing fees payable by the applicable master
                                 servicer to any sub-servicer with respect to
                                 that mortgage loan.

Additional Master Servicing           o    Prepayment interest excesses            Time to time
Compensation / Master                      collected on mortgage loans that are
Servicers                                  the subject of a principal prepayment
                                           in full or in part after their
                                           respective due dates in any
                                           collection period;

                                      o    All interest and investment income        Monthly
                                           earned on amounts on deposit in
                                           accounts maintained by a master
                                           servicer, to the extent not otherwise
                                           payable to the borrowers;

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                                      S-25

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       TYPE / RECIPIENT                           AMOUNT/SOURCE                      FREQUENCY
------------------------------   -----------------------------------------------   ------------

                                      o    On non-specially serviced mortgage      Time to time
                                           loans, late payment charges and
                                           default interest actually collected
                                           with respect to the subject mortgage
                                           loan during any collection period,
                                           but only to the extent not otherwise
                                           allocable to pay the following items
                                           with respect to the subject mortgage
                                           loan: (i) interest on advances; or
                                           (ii) additional trust fund expenses
                                           currently payable or previously paid
                                           with respect to the subject mortgage
                                           loan or related mortgaged real
                                           property from collections on the
                                           mortgage pool and not previously
                                           reimbursed; and

                                      o    With respect to any non-specially       Time to time
                                           serviced mortgage loan, 100%--or, if
                                           the consent of the special servicer
                                           is required with respect to the
                                           subject action, 50%-- of each
                                           assumption application fee,
                                           assumption fee, modification fee,
                                           extension fee other similar fee or
                                           fees paid in connection with a
                                           defeasance of a mortgage loan that is
                                           actually paid by a borrower in
                                           connection with the related action.

Special Servicing Fee /          Payable with respect to each mortgage loan that      Monthly
Special Servicer                 is being specially serviced or as to which the
                                 corresponding mortgaged real property has been
                                 acquired as foreclosure property as part of the
                                 assets of the issuing entity. With respect to
                                 each such mortgage loan, the special servicing
                                 fee will: (a) accrue for the same number of
                                 days and on the same principal amount as
                                 interest accrues or is deemed to accrue from
                                 time to time on that mortgage loan; (b) accrue
                                 at a special servicing fee rate of 0.25% per
                                 annum; and (c) be payable monthly from general
                                 collections on the mortgage pool.

Workout Fee / Special Servicer   Payable with respect to each specially serviced   Time to time
                                 mortgage loan that the special servicer
                                 successfully works out. The workout fee will be
                                 payable out of, and will be calculated by
                                 application of a workout fee rate of 1.0% to,
                                 each collection of interest and principal
                                 received on the subject mortgage loan for so
                                 long as it is not returned to special servicing
                                 by reason of an actual or reasonably
                                 foreseeable default.

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                                      S-26

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       TYPE / RECIPIENT                            AMOUNT/SOURCE                     FREQUENCY
------------------------------   -----------------------------------------------   ------------

Principal Recovery Fee /         Subject to the exceptions described under         Time to time
Special Servicer                 "Servicing of the Mortgage Loans--Servicing and
                                 Other Compensation and Payment of
                                 Expenses--Principal Special Servicing
                                 Compensation--The Principal Recovery Fee" in
                                 this prospectus supplement, payable with
                                 respect to: (a) each specially serviced
                                 mortgage loan--or any replacement mortgage loan
                                 substituted for it--as to which the special
                                 servicer obtains a full or discounted payoff
                                 from the related borrower; and (b) any
                                 specially serviced mortgage loan or foreclosure
                                 property as to which the special servicer
                                 receives any liquidation proceeds, sale
                                 proceeds, insurance proceeds or condemnation
                                 proceeds. As to each such specially serviced
                                 mortgage loan or foreclosure property, the
                                 principal recovery fee will be payable from,
                                 and will be calculated by application of a
                                 principal recovery fee rate of 1.0% to, the
                                 related payment or proceeds.

Additional Special Servicing          o    All interest and investment income         Monthly
Compensation / Special                     earned on amounts on deposit in
Servicer                                   accounts maintained by the special
                                           servicer;

                                      o    On specially serviced mortgage loans,   Time to time
                                           late payment charges and default
                                           interest actually collected with
                                           respect to the subject mortgage loan
                                           during any collection period, but
                                           only to the extent not otherwise
                                           allocable to pay the following items
                                           with respect to the subject mortgage
                                           loan: (i) interest on advances; or
                                           (ii) additional trust fund expenses
                                           currently payable or previously paid
                                           with respect to the subject mortgage
                                           loan or related mortgaged real
                                           property from collections on the
                                           mortgage pool and not previously
                                           reimbursed;

                                      o    With respect to any specially           Time to time
                                           serviced mortgage loan, 100% of
                                           assumption fees or modification fee
                                           actually paid by a borrower with
                                           respect to any assumption or
                                           modification; and

                                      o    With respect to any non-specially       Time to time
                                           serviced mortgage loan, if the
                                           consent of the special servicer is
                                           required with respect to the subject
                                           action, 50% of assumption application
                                           fees, assumption fees, modification
                                           fees and other fees actually paid by
                                           a borrower with respect to any
                                           assumption, modification or other
                                           agreement entered into by the
                                           applicable master servicer.

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                                      S-27

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       TYPE / RECIPIENT                            AMOUNT/SOURCE                     FREQUENCY
------------------------------   -----------------------------------------------   ------------

Trust Administration Fee /       Payable out of general collections on the            Monthly
Trustee                          mortgage pool and, for any distribution date,
                                 will equal one month's interest at 0.00071% per
                                 annum with respect to each and every mortgage
                                 loan held by the issuing entity, including each
                                 specially serviced mortgage loan, if any, and
                                 each mortgage loan, if any, as to which the
                                 corresponding mortgaged real property has been
                                 acquired as foreclosure property as part of the
                                 assets of the issuing entity.

Additional Trust                 All interest and investment income earned on         Monthly
Administration                   amounts on deposit in accounts maintained by
Compensation/Trustee             the trustee.

EXPENSES

Servicing Advances / Trustee,    To the extent of funds available, the amount of   Time to time
Master Servicers or Special      any servicing advances.(1)
Servicer

Interest on Servicing Advances   At a rate per annum equal to a published prime    Time to time
/ Master Servicers, Special      rate, accrued on the amount of each outstanding
Servicer or Trustee              servicing advance.(2)

P&I Advances / Master            To the extent of funds available, the amount of   Time to time
Servicers and Trustee            any P&I advances.(1)

Interest on P&I Advances /       At a rate per annum equal to a published prime    Time to time
Master Servicers and Trustee     rate, accrued on the amount of each outstanding
                                 P&I advance.(2)

Indemnification Expenses /       Amount to which such party is entitled to         Time to time
Trustee and any director,        indemnification under the pooling and servicing
shareholder, officer, employee   agreement.(3)
or agent of the Trustee;
Depositor, Master Servicers or
Special Servicer and any
shareholder, director,
officer, employee or agent of
Depositor, the Master
Servicers or Special Servicer

----------
(1)  Reimbursable out of collections on the related mortgage loan, except that:
     (a) advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool; and (b) advances that remain outstanding after a specially serviced mortgage loan has been worked out and the servicing of that mortgage loan has been returned to the applicable master servicer may be reimbursable out of general collections of principal on the mortgage pool.

(2)  Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool, although in some cases interest on advances may be payable first or solely out of general collections of principal on the mortgage pool.

(3)  Payable out of general collections on the mortgage pool. In general, none of the above specified persons are entitled to indemnification for (1) any liability specifically required to be borne by the related person pursuant to the terms of the pooling and servicing agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the pooling and servicing agreement.

                                 The foregoing fees and expenses will generally
                                 be payable prior to distribution on the offered
                                 certificates. If any of the foregoing fees and
                                 expenses are identified as being payable out of
                                 a particular source of funds, then the subject
                                 fee or expense, as the case may be, will be
                                 payable out of that particular source of funds
                                 prior to any application of those funds to make
                                 payments with respect to the offered
                                 certificates.

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                                      S-28

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                                 In addition, if any of the foregoing fees and
                                 expenses are identified as being payable out of
                                 general collections with respect to the
                                 mortgage pool, then the subject fee or expense,
                                 as the case may be, will be payable out of
                                 those general collections prior to any
                                 application of those general collections to
                                 make payments with respect to the offered
                                 certificates. Further information with respect
                                 to the foregoing fees and expenses, including
                                 information regarding the general purpose of
                                 and the source of payment for these fees and
                                 expenses, as well as information regarding
                                 other fees and expenses, is set forth under
                                 "Description of the Offered Certificates--Fees
                                 and Expenses" in this prospectus supplement.

G. PAYMENTS OF ADDITIONAL
   INTEREST AND PALMILLA
   APARTMENTS STABILIZATION
   FEE.........                  On each distribution date, any additional
                                 interest collected during the related
                                 collection period on a mortgage loan that
                                 converts from a fixed rate of interest to a
                                 floating rate of interest will be distributed
                                 to the holders of the class Y certificates, and
                                 any additional interest collected during the
                                 related collection period on a mortgage loan
                                 with an anticipated repayment date will be
                                 distributed to the holders of the class Z
                                 certificates. In addition, any stabilization
                                 fee collected from the borrower in respect of
                                 the mortgage loan identified on Annex A-1 to
                                 this prospectus supplement as Palmilla
                                 Apartments during any collection period will be
                                 distributed to the holders of the class Z
                                 certificates on the related distribution date.
                                 See "Description of the Offered
                                 Certificates--Payments--Payments of Additional
                                 Interest and Palmilla Apartments Stabilization
                                 Fee" in this prospectus supplement.

H. ALLOCATION OF LOSSES ON THE
   MORTGAGE LOANS AND OTHER
   UNANTICIPATED EXPENSES.....   Because of losses on the mortgage loans,
                                 reimbursements of advances determined to be
                                 nonrecoverable on a loan-specific basis and/or
                                 default-related and other unanticipated
                                 expenses of the issuing entity (such as
                                 interest on advances, special servicing fees,
                                 workout fees and liquidation fees), the total
                                 principal balance of the mortgage pool, less
                                 any related outstanding advances of principal,
                                 may fall below the total principal balance of
                                 the principal balance certificates. For
                                 purposes of this determination only, effect
                                 will not be given to any reductions of the
                                 principal balance of any mortgage loan for
                                 payments of principal collected on the mortgage
                                 loans that were used to reimburse any advances
                                 outstanding after a workout of another mortgage
                                 loan to the extent those advances are not
                                 otherwise determined to be nonrecoverable on a
                                 loan-specific basis. If and to the extent that
                                 those losses, reimbursements and expenses cause
                                 the total principal balance of the mortgage
                                 pool, less any related outstanding advances of
                                 principal, to be less than the total principal
                                 balance of the principal balance certificates
                                 following the payments made on the certificates
                                 on any distribution date, the total principal
                                 balances of the following classes of principal
                                 balance certificates (or, in the case of the
                                 reference to "A-2FL" below, the class A-2FL
                                 REMIC II regular interest, in the case of the
                                 reference to "A-3FL" below, the class A-3FL
                                 REMIC II regular interest, in the case of the
                                 reference to "A-4FL" below, the class A-4FL
                                 REMIC II regular interest, in the case of the
                                 reference to "AM-FL" below, the class AM-FL
                                 REMIC II regular interest and in the case of
                                 the reference to "AJ-FL" below, the class AJ-FL
                                 REMIC II regular

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                                      S-29

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                                 interest) will be successively reduced in the
                                 following order, until the deficit is
                                 eliminated:

                                 REDUCTION ORDER              CLASS
                                 ---------------   ----------------------------
                                         1                      Q
                                         2                      P
                                         3                      N
                                         4                      M
                                         5                      L
                                         6                      K
                                         7                      J
                                         8                      H
                                         9                      G
                                        10                      F
                                        11                      E
                                        12                      D
                                        13                      C
                                        14                      B
                                        15                  AJ, AJ-FL
                                        16                  AM, AM-FL
                                        17         A-1, A-2, A-2FL, A-3, A-3FL,
                                                    A-SB, A-4, A-4FL and A-1A

                                 Any reduction to the total principal balances
                                 of the class A-1, A-2, A-3, A-SB, A-4 and A-1A
                                 certificates and the class A-2FL, A-3FL and
                                 A-4FL REMIC II regular interests will be made
                                 on a pari passu and pro rata basis in
                                 accordance with the relative sizes of those
                                 principal balances, without regard to loan
                                 groups.

                                 Any losses realized on the mortgage loans or
                                 additional trust fund expenses allocated in
                                 reduction of the principal balance of any Class
                                 of principal balance certificates will result
                                 in a corresponding reduction in the notional
                                 amount of the class X certificates.

                                 See "Description of the Offered
                                 Certificates--Reductions to Certificate
                                 Principal Balances in Connection with Realized
                                 Losses and Additional Trust Fund Expenses" in
                                 this prospectus supplement.

I. ADVANCES OF DELINQUENT
   MONTHLY DEBT SERVICE
   PAYMENTS...................   Except as described below, each master servicer
                                 will be required to make advances of principal
                                 and/or interest due on the mortgage loans
                                 master serviced thereby with respect to any
                                 delinquent monthly payments, other than balloon
                                 payments. In addition, the trustee must make
                                 any of those advances that the applicable
                                 master servicer is required to but fails to
                                 make. As described under "Description of the
                                 Offered Certificates--Advances of Delinquent
                                 Monthly Debt Service Payments and Reimbursement
                                 of Advances" in this prospectus supplement, any
                                 party that makes an advance will be entitled to
                                 be reimbursed for the advance, together with
                                 interest at a published prime rate, as
                                 described in that section of this prospectus
                                 supplement.

                                 Notwithstanding the foregoing, none of the
                                 master servicers or the trustee will be
                                 required to make any advance that it
                                 determines, in its reasonable judgment, will
                                 not be recoverable (together with interest
                                 accrued on that advance) from proceeds of the
                                 related mortgage loan. The trustee will be
                                 entitled to rely on any determination of
                                 non-recoverability made by a master servicer.
                                 The special servicer may

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                                      S-30

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                                 also determine that any interest and/or
                                 principal advance made or proposed to be made
                                 by a master servicer or the trustee is not or
                                 will not be, as applicable, recoverable,
                                 together with interest accrued on that advance,
                                 from proceeds of the mortgage loan to which
                                 that advance relates, and the applicable master
                                 servicer and the trustee will be entitled to
                                 rely on any determination of nonrecoverability
                                 made by the special servicer and will be
                                 required to act in accordance with that
                                 determination. The special servicer, however,
                                 will not have the right to determine as
                                 recoverable any advance that has been
                                 determined by the applicable master servicer to
                                 be nonrecoverable.

                                 In addition, if any of the adverse events or
                                 circumstances that we refer to under "Servicing
                                 of the Mortgage Loans--Required Appraisals" in,
                                 and described in the glossary to, this
                                 prospectus supplement occur or exist with
                                 respect to any mortgage loan or the mortgaged
                                 real property for that mortgage loan, the
                                 special servicer will be obligated to obtain a
                                 new appraisal or, at the special servicer's
                                 option in cases involving mortgage loans with
                                 relatively small principal balances, conduct a
                                 valuation of that property. If, based on that
                                 appraisal or other valuation, subject to the
                                 discussion below regarding the loan
                                 combinations, it is determined that:

                                 o    the sum of the principal balance of the
                                      subject mortgage loan plus other
                                      delinquent amounts due under the subject
                                      mortgage loan exceeds

                                 o    an amount generally equal to:

                                      1.   90% of the new estimated value of the
                                           related mortgaged real property,
                                           which value may be reduced by the
                                           special servicer based on its review
                                           of the related appraisal and other
                                           relevant information; plus

                                      2.   certain other amounts such as escrow
                                           funds,

                                 then the amount otherwise required to be
                                 advanced with respect to interest on that
                                 mortgage loan will be reduced in the same
                                 proportion that the excess, sometimes referred
                                 to as an appraisal reduction amount, bears to
                                 the principal balance of the mortgage loan,
                                 which will be deemed to be reduced by any
                                 outstanding advances of principal in respect of
                                 that mortgage loan. In the event advances of
                                 interest are so reduced, funds available to
                                 make payments on the certificates then
                                 outstanding will be reduced.

                                 The calculation of any appraisal reduction
                                 amount in respect of any trust mortgage loan
                                 that is part of a loan combination will take
                                 into account the related A-note and/or B-note
                                 loan, if applicable. The special servicer will
                                 determine whether an appraisal reduction amount
                                 exists with respect to any of those loan
                                 combinations based on a calculation that
                                 generally treats the subject loan combination
                                 as if it were a single mortgage loan. Any
                                 resulting appraisal reduction amount with
                                 respect to any of those loan combinations will
                                 be allocated, first (if applicable) to the
                                 related B-note loan (up to the amount of the
                                 outstanding principal balance of that B-note
                                 loan), and then to the related mortgage loan
                                 held by the issuing entity and the other
                                 related A-note mortgage loans not held by the
                                 issuing entity, on a pro rata basis.

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                                      S-31

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                                 The amount of advances of interest on each of
                                 the mortgage loans held by the issuing entity
                                 that is part of a loan combination will be
                                 reduced so as to take into account any
                                 appraisal reduction amount allocable to the
                                 subject mortgage loan.

                                 None of the master servicers or the trustee
                                 will be required to make advances of principal
                                 and/or interest with respect to any mortgage
                                 loan that is not held by the issuing entity.

                                 See "Description of the Offered
                                 Certificates--Advances of Delinquent Monthly
                                 Debt Service Payments and Reimbursement of
                                 Advances" and "Servicing of the Mortgage
                                 Loans--Required Appraisals" in this prospectus
                                 supplement. See also "Description of the
                                 Governing Documents--Advances" in the
                                 accompanying base prospectus.

J. REPORTS TO
   CERTIFICATEHOLDERS.........   On each distribution date, the trustee will
                                 make available on its internet website,
                                 initially located at www.etrustee.net, or
                                 provide on request, to the registered holders
                                 of the offered certificates, a monthly report
                                 substantially in the form of Annex D to this
                                 prospectus supplement. The trustee reports will
                                 detail, among other things, the distributions
                                 made to the certificateholders on that
                                 distribution date and the performance of the
                                 mortgage loans and the mortgaged real
                                 properties.

                                 You may also review on the trustee's website,
                                 initially located at www.etrustee.net, or, upon
                                 reasonable prior notice, at the trustee's
                                 offices during normal business hours, a variety
                                 of information and documents that pertain to
                                 the mortgage loans and the mortgaged real
                                 properties for those loans.

                                 See "Description of the Offered
                                 Certificates--Reports to Certificateholders;
                                 Available Information" in this prospectus
                                 supplement.

K. OPTIONAL AND OTHER
   TERMINATION................   Specified parties to the transaction may
                                 purchase all of the mortgage loans and any
                                 foreclosure properties held by the issuing
                                 entity, and thereby terminate the issuing
                                 entity, when the aggregate principal balance of
                                 the mortgage loans, less any outstanding
                                 advances of principal, is less than
                                 approximately 1.0% of the initial mortgage pool
                                 balance, prior to the application of principal
                                 payments and losses in the related collection
                                 period.

                                 In addition, if, following the date on which
                                 the total principal balance of the offered
                                 certificates is reduced to zero, all of the
                                 remaining certificates (but excluding the class
                                 Y, Z, R-I and R-II certificates) are held by
                                 the same certificateholder, the issuing entity
                                 may also be terminated, subject to such
                                 additional conditions as may be set forth in
                                 the pooling and servicing agreement, in
                                 connection with an exchange of all the
                                 remaining certificates (other than the class Y,
                                 Z, R-I and R-II certificates) for all the
                                 mortgage loans and any foreclosure properties
                                 held by the issuing entity at the time of
                                 exchange.

                                 See "Description of the Offered
                                 Certificates--Termination" in this prospectus
                                 supplement.

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                                      S-32

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              THE MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL.......................   In this section, we provide summary information
                                 with respect to the mortgage loans that we
                                 intend to transfer to the issuing entity. For
                                 more detailed information regarding those
                                 mortgage loans, you should review the following
                                 sections in this prospectus supplement:

                                 o    "Description of the Mortgage Pool";

                                 o    "Risk Factors--Risks Related to the
                                      Mortgage Loans";

                                 o    Annex A-1--Certain Characteristics of the
                                      Mortgage Loans;

                                 o    Annex A-2--Certain Statistical Information
                                      Regarding the Mortgage Loans;

                                 o    Annex A-3--Westbury Financial Park
                                      Building Trust Mortgage Loan Amortization
                                      Schedule;

                                 o    Annex A-4--438 First Street Trust Mortgage
                                      Loan Amortization Schedule;

                                 o    Annex B--Certain Characteristics Regarding
                                      Multifamily Properties in Loan Group 2;
                                      and

                                 o    Annex C--Preliminary Structural and
                                      Collateral Term Sheet.

                                 When reviewing the information that we have
                                 included in this prospectus supplement with
                                 respect to the mortgage loans that are to be
                                 transferred to the issuing entity, please note
                                 that--

                                 o    all numerical information provided with
                                      respect to the mortgage loans is provided
                                      on an approximate basis;

                                 o    all cut-off date principal balances assume
                                      the timely receipt of the scheduled
                                      payments for each mortgage loan and that
                                      no prepayments occur prior to the cut-off
                                      date;

                                 o    all weighted average information provided
                                      with respect to the mortgage loans
                                      reflects a weighting of the subject
                                      mortgage loans based on their respective
                                      cut-off date principal balances; the
                                      initial mortgage pool balance will equal
                                      the total cut-off date principal balance
                                      of the entire mortgage pool, and the
                                      initial loan group 1 balance and the
                                      initial loan group 2 balance will each
                                      equal the total cut-off date principal
                                      balance of the mortgage loans in the
                                      subject loan group; we show the cut-off
                                      date principal balance for each of the
                                      mortgage loans on Annex A-1 to this
                                      prospectus supplement;

                                 o    when information with respect to the
                                      mortgage loans is expressed as a
                                      percentage of the initial mortgage pool
                                      balance, the initial loan group 1 balance
                                      or the initial loan group 2 balance, the
                                      percentages are based upon the cut-off
                                      date principal balances of the subject
                                      mortgage loans;

                                 o    when information with respect to the
                                      mortgaged real properties is expressed as
                                      a percentage of the initial mortgage

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                                      S-33

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                                      pool balance, the initial loan group 1
                                      balance or the initial loan group 2
                                      balance, the percentages are based upon
                                      the cut-off date principal balances of the
                                      related mortgage loans;

                                 o    if any mortgage loan is secured by
                                      multiple mortgaged real properties, the
                                      related cut-off date principal balance has
                                      been allocated among the individual
                                      properties based on any of (i) an
                                      individual property's appraised value as a
                                      percentage of the total appraised value of
                                      all the related mortgaged real properties,
                                      including the subject individual property,
                                      securing that mortgage loan, (ii) an
                                      individual property's underwritten net
                                      operating income as a percentage of the
                                      total underwritten net operating income of
                                      all the related mortgaged real properties,
                                      including the subject individual property,
                                      securing that mortgage loan and (iii) an
                                      allocated loan balance specified in the
                                      related loan documents;

                                 o    unless specifically indicated otherwise,
                                      statistical information presented in this
                                      prospectus supplement with respect to any
                                      funded mortgage loan held by the issuing
                                      entity that is part of a loan combination
                                      includes the related A-note loans not
                                      included in the issuing entity;

                                 o    unless specifically indicated otherwise,
                                      statistical information presented in this
                                      prospectus supplement with respect to any
                                      mortgage loan held by the issuing entity
                                      that is part of a loan combination
                                      excludes the related B-note loan not
                                      included in the issuing entity;

                                 o    statistical information regarding the
                                      mortgage loans may change prior to the
                                      date of initial issuance of the offered
                                      certificates due to changes in the
                                      composition of the mortgage pool prior to
                                      that date, which may result in the initial
                                      mortgage pool balance being as much as 5%
                                      larger or smaller than indicated;

                                 o    the sum of numbers presented in any column
                                      within a table may not equal the indicated
                                      total due to rounding;

                                 o    when a mortgage loan is identified by loan
                                      number, we are referring to the loan
                                      number indicated for that mortgage loan on
                                      Annex A-1 to this prospectus supplement;
                                      and

                                 o    when a mortgage loan does not have a fixed
                                      interest rate for the loan term, the
                                      interest rate shown or used in
                                      calculations throughout is the initial
                                      interest rate, unless otherwise specified.

SUBSTITUTIONS, ACQUISITIONS
   AND REMOVALS OF MORTGAGE
   LOANS......................   On or prior to the date of initial issuance of
                                 the offered certificates, we will acquire the
                                 mortgage loans from the sponsors and will
                                 transfer the mortgage loans to the issuing
                                 entity. Except as contemplated in the following
                                 paragraphs regarding the replacement of a
                                 defective mortgage loan, no mortgage loan may
                                 otherwise be added to the assets of the issuing
                                 entity.

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                                      S-34

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                                 Each sponsor, with respect to each mortgage
                                 loan transferred by it to us for inclusion in
                                 the pool as assets held by the issuing entity,
                                 will:

                                 o    make, as of the date of initial issuance
                                      of the offered certificates, and subject
                                      to any applicable exceptions, the
                                      representations and warranties generally
                                      described under "Description of the
                                      Mortgage Pool--Representations and
                                      Warranties" in this prospectus supplement;
                                      and

                                 o    agree to deliver the loan documents
                                      described under "Description of the
                                      Mortgage Pool--Assignment of the Mortgage
                                      Loans" in this prospectus supplement.

                                 If there exists a breach of any of those
                                 representations and warranties, or if there
                                 exists a document defect with respect to any
                                 mortgage loan, which breach or document defect
                                 materially and adversely affects the value of
                                 the subject mortgage loan or the interests of
                                 the certificateholders, and if that breach or
                                 document defect is not cured within the period
                                 contemplated under "Description of the Mortgage
                                 Pool--Repurchases and Substitutions" in this
                                 prospectus supplement, then the affected
                                 mortgage loan will be subject to repurchase or
                                 substitution as described under "Description of
                                 the Mortgage Pool--Repurchases and
                                 Substitutions" in this prospectus supplement.

                                 If any mortgage loan experiences payment
                                 defaults similar to the payment defaults that
                                 would result in a transfer of servicing from
                                 the applicable master servicer to the special
                                 servicer, then it will be subject to a fair
                                 value purchase option on the part of the
                                 special servicer, the holder--or, if
                                 applicable, the beneficial owner--of
                                 certificates representing the largest
                                 percentage interest of voting rights allocated
                                 to the controlling class or an assignee of the
                                 foregoing, as described under "Servicing of the
                                 Mortgage Loans--Realization Upon Defaulted
                                 Mortgage Loans--Fair Value Call" in this
                                 prospectus supplement.

                                 If, in the case of any mortgage loan held by
                                 the issuing entity, there exists additional
                                 debt that is secured by the related mortgaged
                                 real property or by an interest in the related
                                 borrower, which additional debt is not held by
                                 the issuing entity, then the lender on that
                                 additional debt may be entitled to acquire that
                                 mortgage loan--generally at a price no less
                                 than the unpaid principal balance of the
                                 subject mortgage loan, plus interest, exclusive
                                 of default interest, accrued thereon--upon the
                                 occurrence of a default or, in some cases, a
                                 reasonably foreseeable default.

                                 The issuing entity will be subject to optional
                                 termination as discussed under "Description of
                                 the Offered Certificates--Termination" in this
                                 prospectus supplement.

PAYMENT AND OTHER TERMS ......   Each of the mortgage loans is the obligation of
                                 a borrower to repay a specified sum with
                                 interest. Each of the mortgage loans is secured
                                 by a first mortgage lien on the fee and/or
                                 leasehold interest of the related borrower or
                                 another party in one or more commercial,
                                 multifamily or manufactured housing community
                                 real properties. Each mortgage lien will be
                                 subject to the limited permitted encumbrances
                                 that we describe in the glossary to this
                                 prospectus supplement.

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                                      S-35

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                                 All of the mortgage loans are or should be
                                 considered nonrecourse. None of the mortgage
                                 loans is insured or guaranteed by any
                                 governmental agency or instrumentality, by any
                                 private mortgage insurer, by any sponsor or by
                                 any of the parties to the pooling and servicing
                                 agreement.

                                 Each of the mortgage loans currently accrues
                                 interest at the annual rate specified with
                                 respect to that loan on Annex A-1 to this
                                 prospectus supplement. Except as otherwise
                                 described below with respect to mortgage loans
                                 that have anticipated repayment dates or that
                                 are converting mortgage loans, the mortgage
                                 interest rate for each mortgage loan is, in the
                                 absence of default, fixed for the entire term
                                 of the mortgage loan.

A. Amortizing Balloon Loans ..   One hundred fifteen (115) of the mortgage
                                 loans, representing approximately 23.8% of the
                                 initial mortgage pool balance (eighty-seven
                                 (87) mortgage loans in loan group 1,
                                 representing approximately 22.6% of the initial
                                 loan group 1 balance, and twenty-eight (28)
                                 mortgage loans in loan group 2, representing
                                 approximately 28.1% of the initial loan group 2
                                 balance), provide for:

                                 o    the amortization of principal commencing,
                                      in each such case, no later than the first
                                      regular payment date following
                                      origination;

                                 o    an amortization schedule that is
                                      significantly longer than its remaining
                                      term to stated maturity; and

                                 o    a substantial payment of principal on its
                                      maturity date.

                                 These 115 balloon mortgage loans do not include
                                 any of the balloon mortgage loans described
                                 under "--Partial Interest-Only Balloon Loans"
                                 or "--Interest-Only Balloon Loans" below.

                                 Notwithstanding the foregoing, one (1) of the
                                 mortgage loans referenced in the second
                                 preceding paragraph (loan number 59),
                                 representing approximately 0.5% of the initial
                                 mortgage pool balance and approximately 0.6% of
                                 the initial loan group 1 balance, permits the
                                 lender, in its sole discretion, to adjust the
                                 monthly payments to interest only payments
                                 during such time as the borrower is required to
                                 make certain sweep deposits to a particular
                                 tenant reserve fund. See "Description of the
                                 Mortgage Pool--Terms and Conditions of the
                                 Mortgage Loans--Amortizing Balloon Loans"
                                 below.

B. Partial Interest-Only
   Balloon Loans .............   One hundred thirty-seven (137) of the mortgage
                                 loans, representing approximately 34.7% of the
                                 initial mortgage pool balance (one hundred
                                 fifteen (115) mortgage loans in loan group 1,
                                 representing approximately 35.8% of the initial
                                 loan group 1 balance, and twenty-two (22)
                                 mortgage loans in loan group 2, representing
                                 approximately 30.8% of the initial loan group 2
                                 balance), require:

                                 o    the payment of interest only on each due
                                      date until the expiration of a designated
                                      period;

                                 o    the amortization of principal following
                                      the expiration of that interest-only
                                      period based on an amortization schedule
                                      that is

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                                      S-36

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                                      significantly longer than its remaining
                                      term to stated maturity; and

                                 o    a substantial payment of principal on its
                                      maturity date.

C. Interest-Only Balloon
   Loans .....................   Sixty-four (64) of the mortgage loans,
                                 representing approximately 40.2% of the initial
                                 mortgage pool balance (forty-three (43)
                                 mortgage loans in loan group 1, representing
                                 approximately 40.0% of the initial loan group 1
                                 balance, and twenty-one (21) mortgage loans in
                                 loan group 2, representing approximately 41.0%
                                 of the initial loan group 2 balance), require
                                 the payment of interest only until the related
                                 maturity date and provide for the repayment of
                                 the entire principal balance on the related
                                 maturity date.

D. ARD Loans .................   Three (3) of the mortgage loans, representing
                                 approximately 0.7% of the initial mortgage pool
                                 balance and approximately 0.9% of the initial
                                 loan group 1 balance, respectively, which are
                                 commonly referred to as hyper-amortization
                                 loans or ARD Loans, provide for material
                                 changes to their terms to encourage the related
                                 borrower to pay the mortgage loan in full by a
                                 specified date. We consider that date to be the
                                 anticipated repayment date for such ARD Loans.
                                 There can be no assurance, however, that these
                                 incentives will result in any of these mortgage
                                 loans being paid in full on or before its
                                 anticipated repayment date. The changes to the
                                 loan terms, which, in each case, will become
                                 effective as of the related anticipated
                                 repayment date, include:

                                 o    accrual of interest at a rate in excess of
                                      the initial mortgage interest rate with
                                      the additional interest to be deferred and
                                      payable only after the outstanding
                                      principal balance of the subject mortgage
                                      loan is paid in full; and

                                 o    applying excess cash flow from the
                                      mortgaged real property to pay down the
                                      principal amount of the subject mortgage
                                      loan, which payment of principal will be
                                      in addition to the principal portion of
                                      the normal monthly debt service payment.

                                 The above-identified ARD Loans require:

                                 o    the payment of interest only until the
                                      expiration of a designated period; and

                                 o    the amortization of principal following
                                      the expiration of that interest-only
                                      period.

E. Fully Amortizing Loans ....   Seven (7) of the mortgage loans, representing
                                 approximately 0.6% of the initial mortgage pool
                                 balance, six (6) mortgage loans representing
                                 approximately 0.8% of the initial loan group 1
                                 balance and one (1) mortgage loan representing
                                 approximately 0.1% of the initial loan group 2
                                 balance, respectively, have a payment schedule
                                 that provides for the payment of principal of
                                 the subject mortgage loan substantially in full
                                 by its maturity date.

F. Converting Loan ...........   One (1) mortgage loan, representing
                                 approximately 0.03% of the initial mortgage
                                 pool balance and approximately 0.1% of the
                                 initial loan group 2 balance, converts from a
                                 fixed rate loan to a floating rate loan
                                 commencing ten years after the first payment
                                 date. This mortgage loan provides that during
                                 the floating rate period the interest rate must
                                 be at

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                                      S-37

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                                 least as high as the related fixed interest
                                 rate specified in this prospectus supplement.

                                 The converting loan specified above is included
                                 above as a fully-amortizing loan.

LOAN COMBINATIONS ............   Ten (10) mortgage loans are, in each case, part
                                 of a loan combination comprised of two (2) or
                                 more mortgage loans that are obligations of the
                                 same borrower, only one of which will be
                                 transferred to the issuing entity. The
                                 remaining mortgage loans in each loan
                                 combination will not be transferred to the
                                 issuing entity, however all of the mortgage
                                 loans in the subject loan combination are
                                 together secured by the same mortgage
                                 instrument(s) encumbering the same mortgaged
                                 real property or properties. In the case of
                                 each such loan combination (other than the
                                 Commons at Calabasas loan combination and the
                                 Georgia-Alabama loan combination), the mortgage
                                 loan that will not be transferred to the
                                 issuing entity is, in general, subordinate in
                                 right of payment with the mortgage loan in the
                                 same loan combination that has been transferred
                                 to the issuing entity, but only to the extent
                                 set forth in the related co-lender or
                                 intercreditor agreement. In the case of the
                                 Commons at Calabasas loan combination, upon the
                                 funding of a future advance obligation
                                 currently held by Countrywide Commercial Real
                                 Estate Finance, Inc., the mortgage loan that
                                 will not be transferred to the issuing entity
                                 will be equal in priority in respect of payment
                                 with the mortgage loan in the same loan
                                 combination that has been transferred to the
                                 issuing entity, but only to the extent set
                                 forth in the related co-lender or intercreditor
                                 agreement. In the case of the Georgia-Alabama
                                 loan combination, one of the mortgage loans
                                 that will not be transferred to the issuing
                                 entity will be equal in priority in respect of
                                 payment with the mortgage loan in the same loan
                                 combination that has been transferred to the
                                 issuing entity and one of the mortgage loans
                                 that will not be transferred to the issuing
                                 entity will be junior to both the mortgage loan
                                 that will be transferred to the issuing entity
                                 and the other A-note non-trust loan, but only
                                 to the extent set forth in the related
                                 co-lender or intercreditor agreements. In the
                                 case of the Morehouse Portfolio, Town & Country
                                 Shopping Center, Hillwood Apartments, Ashton
                                 Lake Apartments, New Sunshine Tech Center,
                                 Super Center Plaza, Quail Creek Plaza and
                                 Somerset Meadows mortgage loans, the mortgage
                                 loan that will be transferred to the issuing
                                 entity is, in general, senior in priority in
                                 respect of payment of interest and principal to
                                 the related B-note mortgage loan but only to
                                 the extent set forth in the related co-lender
                                 or intercreditor agreement.

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                                      S-38

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     The following mortgage loans are each part of a loan combination:

                                                                                          U/W DSCR (NCF)
                                                                                       AND CUT-OFF DATE LOAN
                      MORTGAGE LOANS THAT ARE                         RELATED NON-      -TO-VALUE RATIO OF
                    PART OF A LOAN COMBINATION                        TRUST LOANS    ENTIRE LOAN COMBINATION
------------------------------------------------------------------   -------------   -----------------------
         TRUST MORTGAGE LOAN           CUT-OFF DATE   % OF INITIAL      ORIGINAL                CUT-OFF DATE
 (AS IDENTIFIED ON ANNEX A-1 TO THIS     PRINCIPAL      MORTGAGE       PRINCIPAL     U/W NCF   LOAN-TO-VALUE
       PROSPECTUS SUPPLEMENT)             BALANCE     POOL BALANCE      BALANCE      DSCR(2)      RATIO(2)
------------------------------------   ------------   ------------   -------------   -------   -------------

Commons at Calabasas(1)(2)             $101,500,000       3.6%       $16,000,000      1.21x        79.7%
The Georgia-Alabama Retail Portfolio   $ 33,000,000       1.2%       $47,000,000(3)   1.24x        79.5%
Morehouse Portfolio                    $ 17,260,000       0.6%       $   760,000      1.12x        82.9%
Town & Country Shopping Center         $  9,176,000       0.3%       $   581,250      1.08x        83.9%
Hillwood Apartments                    $  8,250,000       0.3%       $   400,000      1.15x        79.4%
Ashton Lake Apartments                 $  5,280,000       0.2%       $   320,000      1.07x        84.8%
New Sunshine Tech Center               $  4,520,000       0.2%       $   282,000      1.17x        84.2%
Super Center Plaza                     $  3,820,000       0.1%       $   238,750      1.19x        85.0%
Quail Creek Plaza                      $  3,800,000       0.1%       $   237,000      1.15x        85.0%
Somerset Meadows                       $  3,400,000       0.1%       $   200,000      1.20x        76.6%

(1)  The Commons at Calabasas Loan Combination consists of the related trust mortgage loan and a future advance obligation in an amount up to
     $16,000,000. The borrower has issued a promissory note to the holder of the future advance obligation, which will be pari passu in right of payment
     (upon such future advance) to the trust mortgage loan. The figures presented in this table do not take into account any potential future advance.

(2)  In the case of the Morehouse Portfolio, Town & Country Shopping Center,
     Hillwood Apartments, Ashton Lake Apartments, New Sunshine Tech Center,
     Super Center Plaza, Quail Creek Plaza and Somerset Meadows trust mortgage loans, the debt service coverage ratio and the cut-off date loan-to-value ratio were determined taking into consideration, in the case of the debt service coverage ratio, the aggregate annualized amount of debt service that will be payable only under the related trust mortgage loans (and not the related subordinate B-note loans) and, in the case of the cut-off date loan-to-value ratio, the cut-off date principal balance of the related trust mortgage loans (and not the related subordinate B-note loans). In the case of the Georgia-Alabama Retail Portfolio trust mortgage loan, the debt service coverage ratio and the cut-off date loan-to-value ratio were determined taking into consideration, in the case of the debt service coverage ratio, the aggregate annualized amount of debt service that will be payable only under the related trust mortgage loan and the A-note non-trust loan (and not the related subordinate B-note loan) and, in the case of the cut-off date loan-to-value ratio, the cut-off date principal balance of the related trust mortgage loan and the A-note non-trust loan
     (and not the related subordinate B-note loan).

(3)  The original principal balance of the related non-trust loans for the
     Georgia-Alabama Retail Portfolio consists of a $33,000,000 A-note and a
     $14,000,000 B-note.

                                 See "Description of the Mortgage Pool--The Loan
                                 Combinations" in this prospectus supplement for
                                 a more detailed description, with respect to
                                 each loan combination, of the related co-lender
                                 arrangement and the priority of payments among
                                 the mortgage loans constituting such loan
                                 combination. Also, see "Description of the
                                 Mortgage Pool--Additional Loan and Property
                                 Information--Additional and Other Financing" in
                                 this prospectus supplement.

DELINQUENCY STATUS............   None of the mortgage loans was 30 days or more
                                 delinquent with respect to any monthly debt
                                 service payment as of its cut-off date or at
                                 any time since the date of its origination.
                                 None of the mortgage loans has experienced any
                                 losses of principal or interest (through
                                 forgiveness of debt or restructuring) since
                                 origination.

PREPAYMENT LOCK-OUT PERIODS...   Except as described under "Description of the
                                 Mortgage Pool--Terms and Conditions of the
                                 Mortgage Loans--Prepayment Provisions" in this
                                 prospectus supplement with respect to three
                                 hundred twenty-four (324) mortgage loans
                                 representing 99.6% of the initial mortgage pool
                                 balance (two hundred fifty-three (253) mortgage
                                 loans in loan group 1, representing
                                 approximately 99.5% of the initial loan group 1
                                 balance, and seventy-one (71) mortgage loans in
                                 loan group 2, representing approximately 99.9%
                                 of the initial loan group 2

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                                      S-39

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                                 balance)(other than loan numbers 75 and 326))
                                 restrict prepayment for a particular period
                                 commonly referred to as a lock-out period and,
                                 in most cases (see "--Defeasance" below), a
                                 period during which the subject mortgage loan
                                 may be defeased but not prepaid. The weighted
                                 average remaining prepayment lock-out period
                                 and defeasance period of the mortgage loans as
                                 of the cut-off date is approximately 99 months
                                 (approximately 98 months for the mortgage loans
                                 in loan group 1 and approximately 102 months
                                 for the mortgage loans in loan group 2).

DEFEASANCE....................   Two hundred eighty-seven (287) of the mortgage
                                 loans, representing approximately 91.8% of the
                                 initial mortgage pool balance (two hundred
                                 twenty-three (223) mortgage loans in loan group
                                 1, representing approximately 92.3% of the
                                 initial loan group 1 balance, and sixty-four
                                 (64) mortgage loans in loan group 2,
                                 representing approximately 90.2% of the initial
                                 loan group 2 balance), permit the related
                                 borrower, under certain conditions, to obtain a
                                 full or, in certain cases, a partial release of
                                 the mortgaged real property from the mortgage
                                 lien by delivering U.S. Treasury obligations or
                                 other non-callable government securities as
                                 substitute collateral. None of these mortgage
                                 loans permits defeasance prior to the second
                                 anniversary of the date of initial issuance of
                                 the certificates. The payments on the
                                 defeasance collateral are required to be at
                                 least equal to an amount sufficient to make,
                                 when due, all debt service payments on the
                                 defeased mortgage loan or portion thereof
                                 allocated to the related mortgaged real
                                 property, including any balloon payment.

PREPAYMENT CONSIDERATION......   All of the mortgage loans that we intend to
                                 include in the trust provide for one or more of
                                 the following:

                                 o    a prepayment lock-out period, during which
                                      the principal balance of the mortgage loan
                                      may not be voluntarily prepaid in whole or
                                      in part;

                                 o    a defeasance period, during which
                                      voluntary prepayments are prohibited, but
                                      the related borrower may obtain a full or
                                      partial release of the related mortgaged
                                      real property through defeasance; and/or

                                 o    a prepayment consideration period, during
                                      which voluntary prepayments are permitted,
                                      subject to the payment of a yield
                                      maintenance premium or other additional
                                      consideration for the prepayment.

                                 See "Description of the Mortgage Pool--Terms
                                 and Conditions of the Mortgage
                                 Loans--Prepayment Provisions" in this
                                 prospectus supplement.

                                 [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY.]

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                                      S-40

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ADDITIONAL STATISTICAL
INFORMATION ..................   The mortgage pool will have the following
                                 general characteristics as of the cut-off date:

                                                                MORTGAGE POOL    LOAN GROUP 1     LOAN GROUP 2
                                                               --------------   --------------   -------------

Initial mortgage pool/loan group balance                       $2,785,502,677   $2,179,639,648    $605,863,029
Number of mortgage loans                                                  326              254              72
Number of mortgaged real properties                                       420              346              74
Percentage of investment grade, shadow rated loans(1)                    0.7%             0.9%            0.0%
Average cut-off date principal balance                         $    8,544,487   $    8,581,258    $  8,414,764
Largest cut-off date principal balance                         $  105,000,000   $  105,000,000    $ 40,000,000
Smallest cut-off date principal balance                        $      853,337   $      873,452    $    853,337
Weighted average mortgage interest rate                               5.7789%          5.7834%         5.7629%
Highest mortgage interest rate                                        6.9250%          6.7700%         6.9250%
Lowest mortgage interest rate                                         5.3800%          5.4600%         5.3800%
Number of cross-collateralized loan groups                                  5                2               3
Cross-collateralized loan groups as a percentage of initial
   mortgage pool/loan group balance                                      1.2%             0.3%            4.5%
Number of multi-property mortgage loans                                    15               13               2
Multi-property mortgage loans as a percentage of initial
   mortgage pool/loan group balance                                      6.5%             6.9%            5.3%
Weighted average underwritten debt service coverage
   ratio(2)(3) (4)                                                      1.34x            1.36x           1.29x
Highest underwritten debt service coverage ratio(2) (3) (4)             9.60x            9.60x           2.03x
Lowest underwritten debt service coverage ratio(2) (3) (4)              1.14x            1.15x           1.14x
Weighted average cut-off date loan-to-value ratio(2)(3)                 72.1%            72.3%           71.2%
Highest cut-off date loan-to-value ratio(2) (3)                         80.3%            80.0%           80.3%
Lowest cut-off date loan-to-value ratio(2) (3)                           7.3%             7.3%           52.1%
Weighted average original term to maturity or anticipated
   repayment date (months)                                                113              113             115
Longest original term to maturity or anticipated repayment
   date (months)                                                          360              180             360
Shortest original term to maturity or anticipated repayment
   date (months)                                                           60               60              60
Weighted average remaining term to maturity or anticipated
   repayment date (months)                                                112              111             113
Longest remaining term to maturity or anticipated repayment
   date (months)                                                          350              180             350
Shortest remaining term to maturity or anticipated repayment
   date (months)                                                           58               58              58

----------
(1)  It has been confirmed to us by each of S&P and Moody's, in accordance with their respective methodologies, that loan numbers 48 and 182 have credit characteristics consistent with investment grade-rated obligations.

(2)  In the case of each of seven (7) mortgage loans (loan numbers 8, 14, 23,
     24, 47, 198 and 222) the related debt service coverage ratio and/or loan-to-value ratio was calculated by taking into account a holdback amount and/or a letter of credit that was taken subject to the financial performance of the related mortgaged real property. Additionally, with respect to certain other mortgage loans, the related debt service coverage ratio and/or loan-to-value ratio was calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. See the footnotes to Annex
     A-1 to this prospectus supplement for more information regarding the calculations of debt service coverage ratios and loan-to-value ratios.

(3)  In the case of the Commons at Calabasas, Georgia-Alabama Retail Portfolio,
     Hillwood Apartments, Somerset Meadows, Ashton Lake Apartments, Morehouse
     Portfolio, Super Center Plaza, Town & Country Shopping Center, Quail Creek
     Plaza and New Sunshine Tech Center trust mortgage loans, the debt service coverage ratio and the cut-off date loan-to-value ratio were determined taking into consideration, in the case of the debt service coverage ratio, the aggregate annualized amount of debt service that will be payable only under the related trust mortgage loans (and not the related subordinate
     B-note loans or, in the case of Commons at Calabasas, not the unfunded pari passu A-2 note) and, in the case of the cut-off date loan-to-value ratio, the cut-off date principal balance of the related trust mortgage loans (and not the related subordinate B-note loans or, in the case of Commons at
     Calabasas, not the unfunded pari passu A-2 note). In the case of the
     Georgia-Alabama Retail Portfolio trust mortgage loan, the debt service coverage ratio and the cut-off date loan-to-value ratio were determined taking into consideration, in the case of the debt service coverage ratio, the aggregate annualized amount of debt service that will be payable only under the related trust mortgage loan and the A-note non-trust loan (and not the related subordinate B-note loan) and, in the case of the cut-off date loan-to-value ratio, the cut-off date principal balance of the related trust mortgage loan and the A-note non-trust loan (and not the related subordinate B-note loan).

(4)  For purposes of clarification, in the case of the Palmilla Apartments mortgage loan, the debt service coverage ratio was determined without regard to the quarterly stabilization fee required to be paid by the borrower if the related mortgaged real property has not been re-assessed as multi-family units by the local tax assessor's office and achieved a 92%
     occupancy level and a 1.20x debt service coverage ratio by April 11, 2008.
     See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage
     Loans--Palmilla Apartments Stabilization Fee."

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                                      S-41

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PROPERTY TYPE ................   The table below shows the number of and the
                                 total cut-off date principal balance and
                                 percentages of the initial mortgage pool
                                 balance, the loan group 1 balance and the loan
                                 group 2 balance, respectively, secured by
                                 mortgaged real properties operated primarily
                                 for each indicated purpose:

                          NUMBER OF
                          MORTGAGED    TOTAL CUT-OFF    % OF INITIAL    % OF INITIAL    % OF INITIAL
                             REAL      DATE PRINCIPAL   MORTGAGE POOL    LOAN GROUP 1    LOAN GROUP 2
   PROPERTY TYPES         PROPERTIES     BALANCE(1)       BALANCE(1)      BALANCE(1)      BALANCE(1)
-----------------------   ----------   --------------   -------------   -------------   -------------

Retail                       174       $  844,788,941        30.3%           38.8%            0.0%
   Anchored                   28       $  402,362,686        14.4%           18.5%            0.0%
   Unanchored(3)             121       $  332,456,755        11.9%           15.3%            0.0%
   Shadow Anchored(4)         15       $   86,030,653         3.1%            3.9%            0.0%
   Single Tenant              10       $   23,938,846         0.9%            1.1%            0.0%
Office(2)                     73       $  672,086,232        24.1%           30.8%            0.0%
Multifamily                   81       $  630,228,562        22.6%            1.1%          100.0%
   Multifamily                75       $  595,513,562        21.4%            0.6%           96.0%
   Manufactured Housing        6       $   34,715,000         1.2%            0.5%            4.0%
Hospitality                   29       $  219,470,791         7.9%           10.1%            0.0%
Industrial                    30       $  206,223,538         7.4%            9.5%            0.0%
Mixed Use                     18       $  158,765,056         5.7%            7.3%            0.0%
Self Storage                  14       $   45,539,557         1.6%            2.1%            0.0%
Land                           1       $    8,400,000         0.3%            0.4%            0.0%
                             ---       --------------       -----           -----           -----
TOTAL:                       420       $2,785,502,677       100.0%          100.0%          100.0%

----------
(1)  For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii)
     an allocated loan balance specified in the related loan documents.

(2)  In the case of eighteen (18) mortgage loans representing approximately 4.4%
     of the initial mortgage pool balance, and approximately 5.7% of the initial loan group 1 balance, related mortgaged real properties are medical offices.

(3)  One of the mortgage loans secured by the mortgaged real properties identified on Annex A-1 as the Georgia-Alabama Retail Portfolio is secured by 62 retail properties, which represent security for approximately 1.2% of the initial mortgage pool balance and approximately 1.5% of the loan group
     1 balance, which are fee interests in gas stations with convenience stores and other retail stores located in Georgia (60 such properties) and Alabama
     (two such properties). In addition, certain other retail properties securing mortgage loans in the pool may have gas stations as part of the retail mix.

(4)  A mortgaged real property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

PROPERTY LOCATION ............   The mortgaged real properties are located in 42
                                 states and the District of Columbia. The
                                 following table sets forth the indicated
                                 information regarding those states where 5% or
                                 more of mortgaged real properties, based on
                                 allocated loan balance, are located.

                    NUMBER OF     TOTAL CUT-OFF    % OF INITIAL    % OF INITIAL   % OF INITIAL
                 MORTGAGED REAL   DATE PRINCIPAL   MORTGAGE POOL   LOAN GROUP 1   LOAN GROUP 2
    STATE          PROPERTIES       BALANCE(1)      BALANCE(1)      BALANCE(1)     BALANCE(1)
--------------   --------------   --------------   -------------   ------------   ------------

California              78        $  812,070,446        29.2%           33.0%          15.3%
   Southern(2)          59        $  628,824,807        22.6%           25.5%          12.1%
   Northern(2)          19        $  183,245,639         6.6%            7.5%           3.1%
Texas                   40        $  287,144,377        10.3%            7.6%          20.2%
Florida                 20        $  190,077,051         6.8%            4.7%          14.6%
Nevada                  14        $  180,003,231         6.5%            5.8%           8.8%
Other                  268        $1,316,207,572        47.3%           48.9%          41.2%
                       ---        --------------       -----           -----          -----
TOTAL:                 420        $2,785,502,677       100.0%          100.0%         100.0%

----------
(1)  For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net

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                                      S-42

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     operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii)
     an allocated loan balance specified in the related loan documents.

(2)  For purposes of determining whether a mortgaged real property is located in
     Northern California or Southern California, Northern California includes areas with zip codes of 93600 and above, and Southern California includes areas with zip codes below 93600.

ENCUMBERED INTERESTS .........   The table below shows the number of, as well as
                                 the total cut-off date principal balance and
                                 percentage of the initial mortgage pool
                                 balance, the initial loan group 1 balance and
                                 the initial loan group 2 balance, respectively,
                                 secured by mortgaged real properties for which
                                 the significant encumbered interest is as
                                 indicated:

ENCUMBERED INTEREST     NUMBER OF      TOTAL CUT-OFF    % OF INITIAL    % OF INITIAL    % OF INITIAL
 IN THE MORTGAGED     MORTGAGED REAL   DATE PRINCIPAL   MORTGAGE POOL    LOAN GROUP 1   LOAN GROUP 2
   REAL PROPERTY        PROPERTIES       BALANCE(1)       BALANCE(1)      BALANCE(1)     BALANCE(1)
-------------------   --------------   --------------   -------------   -------------   ------------

Fee(2)                      403        $2,643,454,328       94.9%            93.8%          98.7%
Fee/Leasehold                 8        $   54,469,059        2.0%             2.2%           1.3%
Leasehold                     9        $   87,579,290        3.1%             4.0%           0.0%
                            ---        --------------      -----            -----          -----
TOTAL:                      420        $2,785,502,677      100.0%           100.0%         100.0%

----------
(1)  For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii)
     an allocated loan balance specified in the related loan documents.

(2)  In circumstances where both the fee interest and the overlapping leasehold interest in a mortgaged real property are encumbered, a mortgage loan is considered to be secured by the fee interest in the subject mortgaged real property.

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                                      S-43

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                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX
CONSEQUENCES .................   The trustee or its agent will make elections to
                                 treat designated portions of the assets of the
                                 issuing entity as two separate real estate
                                 mortgage investment conduits or REMICs under
                                 sections 860A through 860G of the Internal
                                 Revenue Code of 1986, as amended. The
                                 designations for each of those two REMICs are
                                 as follows:

                                 o    REMIC I, the lower tier REMIC, which will
                                      consist of, among other things--

                                      1.   the mortgage loans, and

                                      2.   various other related assets; and

                                 o    REMIC II, which will hold the
                                      non-certificated regular interests in
                                      REMIC I.

                                 The class R-I and R-II certificates will
                                 represent the respective residual interests in
                                 those REMICs.

                                 The issuing entity will also hold (i) the class
                                 A-2FL REMIC II regular interest, the class
                                 A-3FL REMIC II regular interest, the class
                                 A-4FL REMIC II regular interest, the class
                                 AM-FL REMIC II regular interest, the class
                                 AJ-FL REMIC II regular interest, each related
                                 swap agreement and each related trustee's
                                 floating rate account, which will be
                                 represented by the related class of Floating
                                 Rate Certificates, (ii) the portion that is
                                 represented by the class Y certificates that
                                 will entitle the holders of those certificates
                                 to receive any additional interest accrued as
                                 to payment with respect to the mortgage loan
                                 that converts from a fixed rate of interest to
                                 a floating rate of interest and (iii) the
                                 portion that is represented by the class Z
                                 certificates that will entitle the holders of
                                 those certificates to receive any additional
                                 interest accrued and deferred as to payment
                                 with respect to each mortgage loan with an
                                 anticipated repayment date that remains
                                 outstanding past that date and any quarterly
                                 stabilization fee collected from the borrower
                                 in respect of the Palmilla Apartments mortgage
                                 loan payable to the class Z certificates, which
                                 portions will constitute one or more grantor
                                 trusts for federal income tax purposes and will
                                 not be part of the REMICs referred to above.

                                 The offered certificates will be treated as
                                 regular interests in REMIC II. This means that
                                 they will be treated as newly issued debt
                                 instruments for federal income tax purposes.
                                 You will have to report income on your offered
                                 certificates in accordance with the accrual
                                 method of accounting even if you are otherwise
                                 a cash method taxpayer. The offered
                                 certificates will not represent any interest in
                                 the grantor trust referred to above.

                                 It is anticipated that the class _____
                                 certificates and the class _____ certificates
                                 will be issued with original issue discount and
                                 that the [other classes of offered
                                 certificates] will be issued at a premium. If
                                 you own an offered certificate issued with
                                 original issue discount, you may have to report
                                 original issue discount income and be subject
                                 to a tax on this income before you receive a
                                 corresponding cash payment.

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                                      S-44

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                                 The prepayment assumption that will be used in
                                 determining the rate of accrual of original
                                 issue discount, market discount and premium, if
                                 any, for U.S. federal income tax purposes, will
                                 be that, subsequent to any date of
                                 determination--

                                 o    each mortgage loan with an anticipated
                                      repayment date will be paid in full on
                                      that date,

                                 o    no mortgage loan will otherwise be prepaid
                                      prior to maturity, and

                                 o    there will be no extension of maturity for
                                      any mortgage loan.

                                 However, no representation is made as to the
                                 actual rate at which the mortgage loans will
                                 prepay, if at all.

                                 For a more detailed discussion of the federal
                                 income tax aspects of investing in the offered
                                 certificates, see "Federal Income Tax
                                 Consequences" in this prospectus supplement and
                                 "Federal Income Tax Consequences" in the
                                 accompanying base prospectus.

ERISA CONSIDERATIONS .........   We anticipate that, subject to satisfaction of
                                 the conditions referred to under "ERISA
                                 Considerations" in this prospectus supplement,
                                 employee benefit plans and other retirement
                                 plans or arrangements subject to--

                                 o    Title I of the Employee Retirement Income
                                      Security Act of 1974, as amended, or

                                 o    section 4975 of the Internal Revenue Code
                                      of 1986, as amended,

                                 will be able to invest in the offered
                                 certificates without giving rise to a
                                 prohibited transaction. This is based upon
                                 individual prohibited transaction exemptions
                                 granted to Merrill Lynch, Pierce, Fenner &
                                 Smith Incorporated and Countrywide Securities
                                 Corporation by the U.S. Department of Labor.

                                 If you are a fiduciary of any employee benefit
                                 plan or other retirement plan or arrangement
                                 subject to Title I of ERISA or section 4975 of
                                 the Internal Revenue Code of 1986, as amended,
                                 you are encouraged to review carefully with
                                 your legal advisors whether the purchase or
                                 holding of the offered certificates could give
                                 rise to a transaction that is prohibited under
                                 ERISA or section 4975 of the Internal Revenue
                                 Code of 1986, as amended. See "ERISA
                                 Considerations" in this prospectus supplement
                                 and in the accompanying base prospectus.

LEGAL INVESTMENT .............   The offered certificates will not be mortgage
                                 related securities for purposes of the
                                 Secondary Mortgage Market Enhancement Act of
                                 1984.

                                 All institutions whose investment activities
                                 are subject to legal investment laws and
                                 regulations, regulatory capital requirements or
                                 review by regulatory authorities should consult
                                 with their own legal advisors in determining
                                 whether and to what extent the offered
                                 certificates will be legal investments for
                                 them. See "Legal Investment"

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                                      S-45

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                                 in this prospectus supplement and in the
                                 accompanying base prospectus.

INVESTMENT CONSIDERATIONS ....   The rate and timing of payments and other
                                 collections of principal on or with respect to
                                 the mortgage loans -- and, in particular, in
                                 the case of the class A-1, A-2, A-2FL, A-3,
                                 A-3FL, A-SB, A-4 and A-4FL certificates, on or
                                 with respect to the mortgage loans in loan
                                 group 1, and in the case of the class A-1A
                                 certificates, on or with respect to the
                                 mortgage loans in loan group 2 -- may affect
                                 the yield to maturity on each offered
                                 certificate. In the case of offered
                                 certificates purchased at a discount, a slower
                                 than anticipated rate of payments and other
                                 collections of principal on the mortgage loans
                                 -- and, in particular, in the case of the class
                                 A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4 and
                                 A-4FL certificates, on or with respect to the
                                 mortgage loans in loan group 1, and in the case
                                 of the class A-1A certificates, on or with
                                 respect to the mortgage loans in loan group 2
                                 -- could result in a lower than anticipated
                                 yield. In the case of the offered certificates
                                 purchased at a premium, a faster than
                                 anticipated rate of payments and other
                                 collections of principal on the mortgage loans
                                 -- and, in particular, in the case of the class
                                 A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4 and
                                 A-4FL certificates, on or with respect to the
                                 mortgage loans in loan group 1, and in the case
                                 of the class A-1A certificates, on or with
                                 respect to the mortgage loans in loan group 2
                                 -- could result in a lower than anticipated
                                 yield.

                                 The yield on any offered certificate with a
                                 variable or capped pass-through rate, could
                                 also be adversely affected if the mortgage
                                 loans with relatively higher net mortgage
                                 interest rates pay principal faster than the
                                 mortgage loans with relatively lower net
                                 mortgage interest rates.

                                 In addition, depending on timing and other
                                 circumstances, the pass-through rate for the
                                 Class X Certificates will vary with changes in
                                 the relative sizes of the total principal
                                 balances of the Principal Balance Certificates.

                                 See "Yield and Maturity Considerations" in this
                                 prospectus supplement and in the accompanying
                                 base prospectus.

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                                      S-46

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying base prospectus in the context of your financial situation.

     YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THOSE SET FORTH UNDER
"RISK FACTORS" IN THE ACCOMPANYING BASE PROSPECTUS, IN DECIDING WHETHER TO
PURCHASE ANY OFFERED CERTIFICATES. THE "RISK FACTORS" SECTION IN THE
ACCOMPANYING BASE PROSPECTUS INCLUDES A NUMBER OF GENERAL RISKS ASSOCIATED WITH
MAKING AN INVESTMENT IN THE OFFERED CERTIFICATES.

     THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND UNDER "RISK FACTORS" IN THE
ACCOMPANYING BASE PROSPECTUS ARE NOT THE ONLY ONES RELATING TO YOUR OFFERED
CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR
THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

     THIS PROSPECTUS SUPPLEMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE
RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE
ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS,
INCLUDING RISKS DESCRIBED BELOW, ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN
THE ACCOMPANYING BASE PROSPECTUS.

     IF ANY OF THE FOLLOWING EVENTS OR CIRCUMSTANCES IDENTIFIED AS RISKS
ACTUALLY OCCUR OR MATERIALIZE, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY
AFFECTED.

Risks Related to the Offered Certificates

THE CLASS AM, AJ, B, C AND D CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE
RISKIER THAN, THE CLASS A-1, A-2, A-3, A-SB, A-4 AND A-1A CERTIFICATES

     If you purchase class AM, AJ, B, C and D certificates, then your offered certificates will provide credit support to other classes of offered certificates and to the class A-2FL, A-3FL, A-4FL and X certificates (in the case of the A-2FL certificates, through the A-2FL REMIC II regular interest, in the case of the A-3FL certificates, through the A-3FL REMIC II regular interest and in the case of the A-4FL certificates, through the A-4FL REMIC II regular interest). As a result, you will receive payments after, and must bear the effects of losses on the mortgage loans before, the holders of those other classes of certificates.

     When making an investment decision, you should consider, among other things--

     o    the payment priorities of the respective classes of the certificates;

     o    the order in which the principal balances of the respective classes of the certificates with principal balances will be reduced in connection with losses and default-related shortfalls; and

     o    the characteristics and quality of the mortgage loans.

     See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of
Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable," "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered Certificates Will Be Made Solely from the Limited Assets of the Related
Trust, and Those Assets May Be Insufficient to Make All Required Payments on
Those Certificates" in the accompanying base prospectus.

                                      S-47

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

     If you purchase any of the offered certificates that are expected to have relatively longer weighted average lives, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own offered certificates that are expected to have relatively shorter weighted average lives. See "Risk Factors--Changes in
Pool Composition Will Change the Nature of Your Investment" in the accompanying base prospectus.

THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY AND MAY EXPERIENCE
FLUCTUATIONS IN MARKET VALUE UNRELATED TO THE PERFORMANCE OF THE MORTGAGE LOANS

     Your offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. While one or more of the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of your offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. The market value of your offered certificates also may be affected by many other factors, including the then prevailing interest rates and market perceptions of risks associated with commercial mortgage lending, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your
Offered Certificates and May Have an Adverse Effect on the Market Value of Your
Offered Certificates" and "--The Market Value of Your Offered Certificates May
Be Adversely Affected by Factors Unrelated to the Performance of Your Offered
Certificates and the Underlying Mortgage Assets, such as Fluctuations in
Interest Rates and the Supply and Demand of CMBS Generally" in the accompanying base prospectus.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates; and

     o    the rate, timing and amount of payments on your offered certificates.

     The frequency, timing and amount of payments on your offered certificates will depend on:

     o    the pass-through rate for, and other paymentterms of, your offered certificates;

     o    the frequency and timing of payments and other collections of principal on the mortgage loans or, in some cases, a particular group of mortgage loans;

     o    the frequency and timing of defaults, and the severity of losses, if any, on the mortgage loans or, in some cases, a particular group of mortgage loans;

     o    the frequency, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     o    repurchases of mortgage loans--or, in some cases, mortgage loans of a particular group--for material breaches of representations or warranties and/or material document defects;

     o    the collection and payment of prepayment premiums and yield maintenance charges with respect to the mortgage loans or, in some cases, a particular group of mortgage loans; and

     o    servicing decisions with respect to the mortgage loans or, in some cases, a particular group of mortgage loans.

                                      S-48

     In general, the factors described in the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. Further, in the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-SB and A-4 certificates should be concerned with the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group 1. Until the class A-1, A-2, A-2FL, A-3, A-3FL,
A-SB, A-4 and A-4FL certificates are retired, holders of the class A-1A certificates would, in the absence of significant losses on the mortgage pool, be affected by the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group 2.

     See "Description of the Mortgage Pool," "Servicing of the Mortgage Loans,"
"Description of the Offered Certificates--Payments" and "--Reductions to
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" and "Yield and Maturity Considerations" in the accompanying base prospectus.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND
ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER
UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE MORTGAGE LOANS IS FASTER OR SLOWER
THAN YOU ANTICIPATED

     If you purchase any offered certificates at a premium relative to their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class A-1, A-2, A-3, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with a greater frequency than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificates at a discount from their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class
A-1, A-2, A-3, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with less frequency than you anticipated, then your actual yield to maturity may be lower than you had assumed. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances and no prepayment premium or yield maintenance charge will be paid in connection with a purchase or repurchase of a mortgage loan. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

     Some of the mortgage loans may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if specified conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Mortgage Pool--Terms and
Conditions of the Mortgage Loans--Other Prepayment Provisions; Mortgage Loans
Which May Require Principal Paydowns" in this prospectus supplement.

     The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the mortgage loans with higher net mortgage interest rates pay principal faster than the mortgage loans with lower net mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of the adjusted net mortgage interest rates derived from the mortgage loans.

     Prepayments resulting in a shortening of weighted average lives of the offered certificates may be made at a time of low interest rates when investors may be unable to reinvest the resulting payment of principal on their certificates at a rate comparable to the yield anticipated by them in making their initial investment in those certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when investors may have been able to reinvest principal payments that would otherwise have been received by them at higher rates.

                                      S-49

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

     o    the terms of the mortgage loans;

     o    the length of any prepayment lockout period;

     o    the level of prevailing interest rates;

     o    the availability of mortgage credit;

     o    the applicable yield maintenance charges or prepayment premiums;

     o    the applicable master servicer's or the special servicer's ability to enforce yield maintenance charges and prepayment premiums;

     o    the failure to meet certain requirements for the release of escrows;

     o    the occurrence of casualties or natural disasters; and

     o    economic, demographic, tax, legal or other factors.

     A borrower is generally less likely to prepay its mortgage loan if prevailing interest rates are at or above the mortgage interest rate borne by that mortgage loan. On the other hand, a borrower is generally more likely to prepay its mortgage loan if prevailing rates fall significantly below the mortgage interest rate borne by that mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. None of the master servicers, the special servicer or the trustee will be required to advance any yield maintenance charges.

     Provisions requiring yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.

     See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--Prepayment Provisions" in this prospectus supplement for a discussion of prepayment restrictions with respect to the mortgage loans. No assurance can be given to you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

     In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to material breaches of representations or warranties or material document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT

     The actual yield to maturity of your offered certificates will be lower than expected and could be negative under certain extreme scenarios if (a) you calculate the anticipated yield of your offered certificates based on a default rate or amount of losses lower than that actually experienced by the mortgage loans and (b) the additional

                                      S-50

losses are allocable to or otherwise required to be borne by your class of offered certificates. The actual yield to maturity of your offered certificates will also be affected by the timing of any loss on a liquidated mortgage loan if a portion of the loss is allocable to or otherwise required to be borne by your class of offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. Delinquencies on the mortgage loans may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month if the delinquent amounts are not advanced. Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Losses on the mortgage loans may affect the weighted average life and/or yield to maturity of a particular class of offered certificates even if those losses are not allocated to, or required to be borne by the holders of, that class of offered certificates. The special servicer may accelerate the maturity of the related mortgage loan in the case of any monetary or material non-monetary default, which could result in an acceleration of payments to the certificateholders. In addition, losses on the mortgage loans may result in a higher percentage ownership interest evidenced by a class of offered certificates in the remaining mortgage loans than would otherwise have been the case absent the loss, even if those losses are not allocated to that class of offered certificates. The consequent effect on the weighted average life and/or yield to maturity of a class of offered certificates will depend upon the characteristics of the remaining mortgage loans.

THE RIGHT OF THE MASTER SERVICERS, THE SPECIAL SERVICER AND THE TRUSTEE TO
RECEIVE INTEREST ON ADVANCES, SPECIAL SERVICING FEES, PRINCIPAL RECOVERY FEES
AND WORKOUT FEES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS

     To the extent described in this prospectus supplement and provided in the pooling and servicing agreement, the master servicers, the special servicer and the trustee will each be entitled to receive interest (which will generally accrue from the date on which the related advance is made through the date of reimbursement) on unreimbursed advances made by it. In addition, the special servicer will be entitled to receive, in connection with its servicing, liquidation and/or workout of defaulted mortgage loans, compensation consisting of special servicing fees, principal recovery fees and workout fees, respectively. The right to receive these amounts is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in shortfalls and losses being allocated to the offered certificates that would not have otherwise resulted.

YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other holders of the offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. See "Description of the Offered
Certificates--Voting Rights" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by a master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the assets of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of the offered certificates would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO THE MASTER SERVICERS, THE
SPECIAL SERVICER AND THE CONTROLLING CLASS REPRESENTATIVE

     Midland Loan Services, Inc., as one of the master servicers and the special servicer, is an affiliate of PNC Bank, National Association, one of the sponsors and mortgage loan sellers, and an affiliate of PNC Capital Markets LLC, one of the underwriters. This affiliation could cause a conflict with that master servicer's duties to the issuing entity under the pooling and servicing agreement notwithstanding the fact that the pooling and servicing agreement provides that the mortgage loans serviced pursuant to that agreement must be administered in accordance with the servicing standard described in this prospectus supplement without regard to an affiliation with any other party involved in the transaction.

     A master servicer, the special servicer or any affiliate of a master servicer or the special servicer may acquire certificates. This could cause a conflict between a master servicer's or the special servicer's duties to the issuing entity under the pooling and servicing agreement and its or its affiliate's interest as a holder of certificates issued under that agreement. In addition, the master servicers, the special servicer and each of their affiliates own and are in the business of acquiring assets similar in type to the assets of the issuing entity. Accordingly, the assets

                                      S-51

of those parties and their affiliates may, depending upon the particular circumstances including the nature and location of those assets, compete with the mortgaged real properties for tenants, purchasers, financing and in other matters related to the management and ownership of real estate. See "Servicing of the Mortgage Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

     The special servicer will have the right to determine that any P&I advance made or to be made by a master servicer or the trustee is not recoverable from proceeds of the mortgage loan to which that advance relates. The applicable master servicer or the trustee will then be required to not make a proposed advance or may obtain reimbursement for a previously made advance from collections of principal and, in some cases, interest, which may reduce the amount of principal and, in some cases, interest that will be paid on your offered certificates.

     In addition, in connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. Similarly, the special servicer may, at the direction of the holder of the (i) non-trust subordinate B-note or its designee
(prior to the occurrence of a "change of control" event with respect to that non-trust loan) or (ii) A note non-trust loan (after the occurrence of a "change of control" event with respect to that non-trust loan), take generally similar but not identical actions with respect to the related loan combination that could adversely affect the holders of some or all of the classes of offered certificates. Furthermore, the holders of certain non-trust loans may have par purchase options and, in some cases, cure rights with respect to the related
A-note mortgage loans that will be the assets of the issuing entity, upon the occurrence of specified adverse circumstances with respect to the related loan combination. See "Description of the Mortgage Pool--The Loan Combinations and
"Servicing of the Mortgage Loans--The Controlling Class Representative and the
Loan Combination Controlling Parties" in this prospectus supplement.

     The controlling class representative will be selected by the holders of certificates representing a majority interest in the controlling class. The controlling class of certificateholders and the holders of the non-trust loans may have interests that conflict with those of the holders of the offered certificates. As a result, it is possible that the controlling class representative may direct the special servicer to take actions which conflict with the interests of the holders of certain classes of the offered certificates. However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

ONE OF THE MORTGAGE LOANS THAT WE INTEND TO TRANSFER TO THE ISSUING ENTITY MAY
IN THE FUTURE BE SERVICED AND ADMINISTERED PURSUANT TO THE SERVICING
ARRANGEMENTS FOR A DIFFERENT SECURITIZATION; THEREFORE, CERTIFICATEHOLDERS OF
OUR ML-CFC 2007-7 SECURITIZATION MAY HAVE LIMITED ABILITY TO CONTROL THE
SERVICING OF THAT MORTGAGE LOAN

     The mortgage loan secured by the mortgaged real property identified on
Annex A-1 to this prospectus supplement as Georgia-Alabama Retail Portfolio, which mortgage loan represents approximately 1.2% of the initial mortgage pool balance and approximately 1.5% of the initial loan group 1 balance, is part of a loan combination consisting of that mortgage loan, a pari passu A-note non-trust loan and a subordinate B-note non-trust loan that are secured by the same mortgage instrument encumbering the same mortgaged real properties. The
Georgia-Alabama Retail Portfolio loan combination will be serviced by the master servicer and special servicer under the series 2007-7 securitization. Upon the related pari passu A-note non-trust loan being deposited into another securitization, Countrywide Commercial Real Estate Finance, Inc., as seller of such loan, with the consent of the rating agencies, may exercise its option to cause the servicing of such mortgage loan to be governed by the pooling and servicing agreement applicable to such other securitization.

Risks Related to the Mortgage Loans

CONCENTRATION OF MORTGAGED REAL PROPERTY TYPES SUBJECT THE TRUST TO INCREASED
RISK OF DECLINE IN A PARTICULAR INDUSTRY

     The inclusion, among the assets of the issuing entity, of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type.

                                      S-52

MULTIFAMILY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Seventy-five (75) of the mortgaged real properties, which represent security for approximately 21.4% of the initial mortgage pool balance (four (4)
properties securing mortgage loans in loan group 1, representing approximately
0.6% of the initial loan group 1 balance, and seventy-one (71) properties securing mortgage loans in loan group 2, representing approximately 96.0% of the initial loan group 2 balance) are fee and/or leasehold interests in multifamily properties. Mortgage loans that are secured by liens on multifamily properties are exposed to unique risks particular to multifamily properties, including, for instance, in some cases, restrictions on rent that may be charged or restrictions on the age of tenants who may reside at a multifamily property.

     For a more detailed discussion of factors uniquely affecting multifamily properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Multifamily Rental Properties."

OFFICE PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

     Seventy-three (73) of the mortgaged real properties, which represent security for approximately 24.1% of the initial mortgage pool balance and approximately 30.8% of the initial loan group 1 balance, are fee and/or leasehold interests in office properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting office properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Office Properties."

     In the case of eighteen (18) mortgaged real properties representing approximately 4.4% of the initial mortgage pool balance, and approximately 5.7%
of the initial loan group 1 balance, the related mortgaged real properties are medical offices. Mortgage loans secured by liens on medical office properties are also exposed to the unique risks particular to health care related properties. For a more detailed discussion of factors uniquely affecting medical offices, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Health Care Related Properties."

RETAIL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

     One hundred seventy-four (174) of the mortgaged real properties, which represent security for approximately 30.3% of the initial mortgage pool balance and approximately 38.8% of the initial loan group 1 balance, are fee and/or leasehold interests in retail properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     Gas Stations and Related Convenience Stores.

     One of the mortgage loans secured by the mortgaged real properties identified on Annex A-1 as the Georgia-Alabama Retail Portfolio is secured by 62 of the retail properties described above, which represent security for approximately 1.2% of the initial mortgage pool balance and approximately 1.5%
of the loan group 1 balance, which are fee interests in gas stations with convenience stores located in Georgia (60 such properties) and Alabama (two such properties). In addition, certain other retail properties and other retail stores securing mortgage loans in the pool may have gas stations as part of the retail mix. Demand for gas stations and the related convenience stores depend on location of the station and volume of car driving, which in turn depends on cost of gas and general economic conditions. Profitability is impacted by the cost of gasoline, the product mix at the convenience store, credit card fees (which have been escalating) and the addition of pay at the pump technology at stations
(which has been cited as a potential cause of revenue loss in the related convenience store). A property with a gas station also raises environmental concerns because gasoline, motor oil and other hazardous products are sold at these properties.

                                      S-53

For additional information regarding environmental concerns with respect to the
Georgia-Alabama Retail Portfolio properties, see "--Lending on Income-Producing
Real Properties Entails Environmental Risks" below.

     For a more detailed discussion of factors uniquely affecting retail properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Retail Properties."

HOSPITALITY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Twenty-nine (29) of the mortgaged real properties, which represent security for approximately 7.9% of the initial mortgage pool balance and approximately
10.1% of the initial loan group 1 balance, are fee and/or leasehold interests in hospitality properties. Mortgage loans secured by liens on those types of properties are exposed to unique risks particular to those types of properties.
In addition, for certain of the mortgage loans secured by hospitality properties that are a franchise of a national or regional hotel chain, the related franchise agreement is scheduled to terminate during the term of the related mortgage loan.

     For a more detailed discussion of factors uniquely affecting hospitality properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Hospitality Properties."

INDUSTRIAL FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Thirty (30) of the mortgaged real properties, which represent security for approximately 7.4% of the initial mortgage pool balance and approximately 9.5%
of the initial loan group 1 balance, are fee and/or leasehold interests in industrial properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting industrial properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Industrial Properties."

SELF STORAGE FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

     Fourteen (14) of the mortgaged real properties, which represent security for approximately 1.6% of the initial mortgage pool balance and approximately
2.1% of the initial loan group 1 balance, are fee interests in self storage facility properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

     For a more detailed discussion of factors uniquely affecting self storage facilities, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Warehouse, Mini-Warehouse and Self Storage Facilities."

MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE
PARKS ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

     Six (6) of the mortgaged real properties, which represent security for approximately 1.2% of the initial mortgage pool balance (comprised of three (3)
mortgage loans in loan group 1, representing approximately 0.5% of the initial loan group 1 balance, and three (3) mortgage loans in loan group 2, representing approximately 4.0% of the initial loan group 2 balance), are fee interests in manufactured housing community properties, mobile home parks and/or recreational vehicle parks. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

                                      S-54

     For a more detailed discussion of factors uniquely affecting manufactured housing community properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan--Manufactured Housing Communities, Mobile
Home Parks and Recreational Vehicle Parks."

RISKS ASSOCIATED WITH ALTERNATIVE FORMS OF PROPERTY OWNERSHIP

     Seven (7) mortgage loans (loan numbers 23, 24, 65, 134, 212, 243 and 260), representing in the aggregate approximately 2.5% of the initial mortgage pool balance (four (4) mortgage loans in loan group 1, representing approximately
1.2% of the initial loan group 1 balance and three (3) mortgage loans in loan group 2, representing 7.3% of the initial loan group 2 balance), are, or may become, secured by the related borrower's interest in residential and/or commercial condominium units. Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. See "Risk
Factors--Lending on Condominium Units Creates Risks for Lenders That Are Not
Present When Lending on Non-Condominiums" in the base prospectus.

REPAYMENT OF THE MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE MORTGAGED REAL
PROPERTIES

     The mortgage loans are secured by mortgage liens on fee and/or leasehold
(which may include sub-leasehold) interests in commercial, multifamily and manufactured housing community real property. The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, such mortgage loans are often larger and repayment of each of the mortgage loans is dependent on--

     o    the successful operation and value of the mortgaged real property; and

     o    the related borrower's ability to sell or refinance the mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan" in the accompanying base prospectus.

THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE
AMOUNTS OWING UNDER A MORTGAGE LOAN IN THE EVENT OF DEFAULT

     The mortgage loans will not be an obligation of, or be insured or guaranteed by, us, any sponsor, any governmental entity, any private mortgage insurer, any mortgage loan seller, any underwriter, either master servicer, the special servicer, the trustee or any of their respective affiliates or any other person or entity.

     All of the mortgage loans are or should be considered nonrecourse loans. If the related borrower defaults on any of the mortgage loans, only the related mortgaged real property (together with any related insurance policies or other pledged collateral), and none of the other assets of the borrower, is available to satisfy the debt. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged real property. Payment at maturity is primarily dependent upon the market value of the mortgaged real property or the borrower's ability to refinance the mortgaged real property. Even if the related loan documents permit recourse to the borrower or a guarantor, the issuing entity may not be able to ultimately collect the amount due under a defaulted mortgage loan. We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage
Loan Depends upon the Performance and Value of the Underlying Real Property,
Which May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" in the accompanying base prospectus.

                                      S-55

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

     Although many of the mortgage loans require that funds be put aside for specific reserves, certain of the mortgage loans do not require any reserves. We cannot assure you that any such reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged real properties will be sufficient to fully fund any ongoing monthly reserve requirements.

OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH
RESPECT TO THE MORTGAGED REAL PROPERTIES

     The borrower under certain of the mortgage loans (for example, loan numbers
7, 9, 11, 32, 35, 36, 96, 108, 120, 139, 147, 162, 163, 178, 215, 230, 282, 301,
306 and 323) has given to one or more tenants or another person a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These rights, which may not be subordinated to the related mortgage, may impede the lender's ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. However, in certain cases, the holder of the right to purchase the related mortgaged property has agreed that such purchase right will not apply in a foreclosure or similar proceeding. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited and/or without any yield maintenance consideration.

     In the case of one mortgage loan (loan number 11, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as
Georgia-Alabama Retail Portfolio, representing approximately 1.2% of the initial mortgage pool balance and approximately 1.5% of the initial loan group 1 balance), the related borrower is obligated under an agreement with Exxon Mobil
Corporation ("Exxon") to use and sell Exxon products at certain of the individual mortgaged real properties. The borrower's failure to do this triggers an option by Exxon to purchase the particular individual mortgaged real property at a price equal to the greater of: (i) 90% of the current appraised value of the applicable individual mortgaged real property (ii) 90% of the fair market value of the applicable individual mortgaged real property, or (iii) the allocated loan amount of the applicable individual mortgaged real property.

     In the case of one mortgage loan (loan number 282), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
Beverly Blvd Retail Center, representing approximately 0.1% of the initial mortgage pool balance and approximately 0.1% of the initial loan group 1 balance, a restrictive covenant prohibiting the sale, advertisement, storage or distribution of any motor vehicle fuels, including but not limited to petroleum products, encumbers the related mortgaged real property and is not subordinate to the mortgage loan. If the restrictive covenant is breached, an unrelated third party has the option to purchase the mortgaged property at fair market value, in which case the mortgage loan documents provide that the mortgage loan will be full recourse to the principal of the mortgage loan (identified on Annex
A-1) for the entire indebtedness plus yield maintenance. There can be no assurance that the price paid to purchase the mortgaged property will cover all amounts due under the related mortgage loan.

     In certain jurisdictions, mortgage loans may be structured with a borrower
(obligated under the related note) that is different from the owner of the mortgaged real property. In such cases, the related property owner, although not obligated under the note, will guaranty all amounts payable by the borrower under the related note which guaranty is secured by an indemnity deed of trust in favor of the lender executed by the property owner. With respect to certain references to the borrower in this prospectus supplement, such references may apply to such property owner instead.

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF PAYMENT-IN-LIEU-OF-TAXES OR
OTHER TAX ABATEMENT ARRANGEMENTS MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS

     In the case of some of the mortgage loans, the related mortgaged real properties may be the subject of municipal payment-in-lieu-of-taxes programs or other tax abatement arrangements, whereby the related borrower pays payments in lieu of taxes that are less than what its tax payment obligations would be absent the program or

                                      S-56

pays reduced real estate taxes. These programs or arrangements may be scheduled to terminate or provide for significant tax increases prior to the maturity of the related mortgage loans or may require increased payments in the future, in each case resulting in increased payment obligations (which could be substantial) in the form of real estate taxes or increased payments in lieu of taxes, which could adversely impact the ability of the related borrowers to pay debt service on their mortgage loans.

IN SOME CASES, A MORTGAGED REAL PROPERTY IS DEPENDENT ON A SINGLE TENANT OR ON
ONE OR A FEW MAJOR TENANTS

     In the case of two hundred thirty-two (232) mortgaged real properties, securing approximately 45.4% of the initial mortgage pool balance and approximately 57.8% of the initial loan group 1 balance, the related borrower has leased the property to one or more tenants each occupying 25% or more of the particular property. In the case of one hundred forty-nine (149) of those properties, securing approximately 25.5% of the initial mortgage pool balance and approximately 32.6% of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies 50%
or more of the particular property. In the case of eighty-nine (89) mortgaged real properties, securing approximately 12.7% of the initial mortgage pool balance and approximately 16.3% of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies
100% of the particular property. Not included in the 89 mortgaged real properties is one mortgage loan (loan number 31) that is secured by a multifamily property at which a single tenant leases 100% of the units and then subleases individual units to students. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued
operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged real property. In addition, the leases of some of these tenants may terminate on or prior to the term of the related mortgage loan. For information regarding the lease expiration dates of significant tenants at the mortgaged real properties, see Annex A-1 to this prospectus supplement, and in some cases, the related tenant has not yet taken occupancy or commenced paying rent. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" in the accompanying base prospectus.

THE BANKRUPTCY OR INSOLVENCY OF A TENANT WILL HAVE A NEGATIVE IMPACT ON THE
RELATED MORTGAGED REAL PROPERTY

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged real property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited. One or more tenants at a particular mortgaged real property may have been the subject of bankruptcy or insolvency proceedings. See "Risk Factors--Bankruptcy Proceedings
Entail Certain Risks" in this prospectus supplement and "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable--Dependence on a Single Tenant
or a Small Number of Tenants Makes a Property Riskier Collateral" in the
accompanying base prospectus.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

         The income from, and market value of, the mortgaged real properties leased to various tenants would be adversely affected if, among other things:

     o    space in the mortgaged real properties could not be leased or re-leased;

     o    substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o    tenants were unwilling or unable to meet their lease obligations;

                                      S-57

     o    a significant tenant were to become a debtor in a bankruptcy case; or

     o    rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged real properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged real properties, during the term of the related mortgage loans and in some cases most or all of the leases on a mortgaged real property may expire prior to the related anticipated repayment date or maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged real property.

     The risks described above are increased if there is a concentration of tenants in a particular industry at one or more of the mortgaged real properties. For example, if a particular industry experiences an economic downturn, a concentration among tenants of any mortgaged real property in that industry may lead to losses on the related mortgage loan that are substantially more severe than would be the case if its tenants were in diversified industries. In addition, business objectives for tenants at mortgaged real properties may change over time. A business may downsize, creating a need for less space, or a business may expand or increase its size and/or number of employees, creating a need for more space.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

     Certain of the mortgaged real properties may have tenants that are related to or affiliated with a borrower (for example, including, but not limited to, loan numbers 88, 142, 157, 164, 221, 222 and 246). In such cases a default by the borrower may coincide with a default by the affiliated tenants.
Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant. If a mortgaged real property is leased in whole or substantial part to an affiliate of the borrower, it may be more likely that a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged real property will not adversely impact the value of the related mortgage loan. In some cases the affiliated lessee may be physically occupying space related to its business; in other cases, the affiliated lessee may be a tenant under a master lease with the borrower, under which the tenant is generally obligated to make rent payments but does not occupy any space at the mortgaged real property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. We cannot assure you the space "master leased" by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the related mortgaged real property if the borrower's or its affiliate's financial condition worsens.

     If a mortgaged real property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged real properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenant mortgaged real properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

                                      S-58

MORTGAGE LOANS SECURED BY MORTGAGED REAL PROPERTIES SUBJECT TO ASSISTANCE AND
AFFORDABLE HOUSING PROGRAMS ARE SUBJECT TO THE RISK THAT THOSE PROGRAMS MAY
TERMINATE OR BE ALTERED

     Certain of the mortgaged real properties may be secured by mortgage loans that are eligible (or may become eligible in the future) for and have received
(or in the future may receive) low income housing tax credits pursuant to
Section 42 of the Internal Revenue Code in respect of various units within the related mortgaged real property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the
Section 8 Tenant Based Assistance Rental Certificate Program of the United
States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the related borrowers may receive subsidies or other assistance from government programs. Generally, in the case of mortgaged real properties that are subject to assistance programs of the kind described above, the subject mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. No assurance can be given that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or that the owners of a borrower will continue to receive tax credits or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans even though the related mortgage loan seller may have underwritten the related mortgage loan on the assumption that any applicable assistance program would remain in place. Loss of any applicable assistance could have an adverse effect on the ability of a borrower whose property is subject to an assistance program to make debt service payments. Additionally, the restrictions described above relating to the use of the related mortgaged real property could reduce the market value of the related mortgaged real property.

GEOGRAPHIC CONCENTRATION EXPOSES INVESTORS TO GREATER RISKS ASSOCIATED WITH THE
RELEVANT GEOGRAPHIC AREAS

     Mortgaged real properties located in California, Texas, Florida and Nevada will represent approximately 29.2%, 10.3%, 6.8% and 6.5%, respectively, by allocated loan amount, of the initial mortgage pool balance; mortgaged real properties located in California, Texas and Nevada will represent approximately
33.0%, 7.6% and 5.8%, respectively, of the initial loan group 1 balance; and
mortgaged real properties located in Texas, California, Florida, Nevada and New
Jersey will represent approximately 20.2%, 15.3%, 14.6%, 8.8% and 7.5%, respectively, of the initial loan group 2 balance. The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "-- Certain State-Specific Considerations" below and "Risk Factors--Geographic Concentration Within a Trust Exposes Investors to
Greater Risk of Default and Loss" in the accompanying base prospectus.

CERTAIN STATE-SPECIFIC CONSIDERATIONS

         California. Seventy eight (78) mortgaged real properties representing approximately 29.2%, by allocated loan amount, of the initial mortgage pool balance are located in California. Mortgaged real properties located in
California are generally secured by deeds of trust on the related real estate.
Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either a trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by a trustee, if foreclosed pursuant to a trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property.
California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under
California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from

                                      S-59

seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

     Texas. Forty (40) mortgaged real properties representing approximately
10.3%, by allocated loan amount, of the initial mortgage pool balance are located in Texas. Texas law does not require that a lender must bring a foreclosure action before being entitled to sue on a note. Texas does not restrict a lender from seeking a deficiency judgment. The delay inherent in obtaining a judgment generally causes the secured lender to file a suit seeking a judgment on the debt and to proceed simultaneously with non-judicial foreclosure of the real property collateral. The desirability of non-judicial foreclosure of real property is further supported by the certain and defined non-judicial foreclosure procedures. In order to obtain a deficiency judgment, a series of procedural and substantive requirements must be satisfied, and the deficiency determination is subject to the borrower's defense (and, if successful, right of offset) that the fair market value of the property at the time of foreclosure was greater than the foreclosure bid. However, the availability of a deficiency judgment is limited in the case of the mortgage loan because of the limited nature of its recourse liabilities.

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND
LOANS WITH ANTICIPATED REPAYMENT DATES

     Three hundred sixteen (316) of the mortgage loans, representing approximately 98.6% of the initial mortgage pool balance (two hundred forty-five
(245) mortgage loans in loan group 1, representing approximately 98.3% of the initial loan group 1 balance, and seventy-one (71) mortgage loans in loan group
2, representing approximately 99.9% of the initial loan group 2 balance), are balloon loans that will each have a substantial remaining principal balance at their stated maturity dates. In addition, three (3) mortgage loans, representing approximately 0.7% of the initial mortgage pool balance and approximately 0.9%
of the initial loan group 1 balance, provide material incentives for the related borrower to repay the related mortgage loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the mortgage loan or to sell the mortgaged real property. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including--

     o    the value of the related mortgaged real property;

     o    the level of available mortgage interest rates at the time of sale or refinancing;

     o    the borrower's equity in the mortgaged real property;

     o    the financial condition and operating history of the borrower and the mortgaged real property,

     o    tax laws;

     o    prevailing general and regional economic conditions;

     o    the fair market value of the related mortgaged real property;

     o    reductions in applicable government assistance/rent subsidy programs;
          and

     o    the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

         Although a mortgage loan may provide the related borrower with incentives to repay the mortgage loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that mortgage loan. See "Description of the Mortgage Pool--Terms and Conditions of
the Mortgage Loans" in this prospectus supplement and "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend

                                      S-60

Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those
Payments, Defaults and Losses May Be Highly Unpredictable" in the accompanying base prospectus.

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS AND
GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

     The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. In this regard:

     o    The largest mortgage loan or group of cross-collateralized mortgage loans to be included in the assets of the issuing entity represents approximately 3.8% of the initial mortgage pool balance. The largest mortgage loan or group of cross-collateralized mortgage loans in loan group 1 represents approximately 4.8% of the initial loan group 1 balance, and the largest mortgage loan in loan group 2 represents approximately 6.6% of the initial loan group 2 balance.

     o    The five (5) largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the assets of the issuing entity represent approximately 12.8% of the initial mortgage pool balance.
          The five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 16.3% of the initial loan group 1 balance, and the five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2 represent approximately 25.5% of the initial loan group 2 balance.

     o    The ten (10) largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the assets of the issuing entity represent approximately 19.5% of the initial mortgage pool balance.
          The ten (10) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 24.5% of the initial loan group 1 balance, and the ten (10) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2 represent approximately 41.1% of the initial loan group 2 balance.

     See "Description of the Mortgage Pool--General," "--Cross-Collateralized
and Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage
Loans with Affiliated Borrowers" and "--Significant Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust
Exposes Investors to Greater Risk of Default and Loss" in the accompanying base prospectus.

THE EXERCISE OF CERTAIN RIGHTS AND POWERS BY THE HOLDER OF A PARI PASSU
COMPANION LOAN THAT IS PART OF A LOAN COMBINATION WITH A MORTGAGE LOAN INCLUDED
IN THE MORTGAGE POOL MAY CONFLICT WITH YOUR INTERESTS

     One (1) mortgage loan (loan number 2), which is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Commons at Calabasas (representing approximately 3.6% of the initial mortgage pool balance and approximately 4.7% of the initial loan group 1 balance), is part of a group of loans upon a future advance, that we refer to as a loan combination, made to the same borrower and that is secured by a single mortgage instrument on the same mortgaged real property. The other loan in the loan combination upon funding will not be included as an asset of the issuing entity.

     Other than the Georgia-Alabama Retail Portfolio mortgage loan, the holder of such other loan will have the right to consult, on a non-binding basis, with the master servicer and the special servicer under the pooling and servicing agreement on various major servicing matters with respect to the mortgage loans in the related loan combination and the related mortgaged real property. With respect to the Georgia-Alabama Retail Portfolio Loan, the right to replace the special servicer for this mortgage loan and to direct and advise the applicable master servicer and the special servicer on various servicing matters regarding the related loan combination will be, for so long as it has an outstanding principal balance, as deemed reduced by any appraisal reduction amount with respect to the subject loan combination that is allocable to that B-note non-trust loan, that is equal to or greater than 25% of its outstanding principal balance (without taking into account any appraisal reduction amount), with the holder of the related B-note non-trust loan and after such time, with the holder of the pari passu non-trust loan, provided that if the

                                      S-61

pari passu non-trust loan is an asset in a securitization, with the controlling class representative under the securitization related to the pari passu non-trust loan).

     In connection with exercising the foregoing rights, the holder of a A-note non-trust loan may have interests that conflict with your interests.

     See "Description of the Mortgage Pool-- The Loan Combinations" in this prospectus supplement.

THE EXERCISE OF CERTAIN RIGHTS AND POWERS BY THE HOLDER OF A SUBORDINATE
COMPANION LOAN THAT IS PART OF A LOAN COMBINATION WITH A MORTGAGE LOAN INCLUDED
IN THE MORTGAGE POOL MAY CONFLICT WITH YOUR INTERESTS

     Nine (9) mortgage loans (loan numbers 11, 32, 90, 101, 172, 197, 223, 224 and 239), which are secured by the mortgaged real properties identified on Annex
A-1 to this prospectus supplement as Georgia-Alabama Retail Portfolio, Morehouse
Portfolio, Town & Country Shopping Center, Hillwood Apartments, Ashton Lake
Apartments, New Sunshine Tech Center, Super Center Plaza, Quail Creek Plaza and
Somerset Meadows, respectively (representing approximately 3.2% of the initial mortgage pool balance, 3.4% of the initial loan group 1 balance and 2.2% of the initial loan group 2 balance), are each a part of a group of loans, that we refer to as a loan combination, made to the same borrower and that are secured by a single mortgage instrument on the same mortgaged real property. The other loans in these loan combinations will not be included as assets of the issuing entity.

     The holders of the each such B-note non-trust loan (other than the B-note non-trust loan related to the Georgia-Alabama Retail Portfolio) will not have any voting, consent or other rights (other than, in some cases, non-binding consultation rights or consent rights with respect to certain loan modifications) with respect to the servicing of such loan combinations, but may have purchase rights and/or cure rights with respect to the related trust mortgage loan.

     In connection with exercising the foregoing rights, the holder of a B-note non-trust loan may have interests that conflict with your interests.

     See "Description of the Mortgage Pool-- The Loan Combinations" in this prospectus supplement.

ONE OF THE PARI PASSU LOANS THAT IS PART OF A LOAN COMBINATION INCLUDES A FUTURE
ADVANCE OBLIGATION THAT WILL NOT BE AN OBLIGATION OF THE TRUST

     One (1) mortgage loan (loan number 2), which is secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Commons at Calabasas, (representing approximately 3.6% of the initial mortgage pool balance and approximately 4.7% of the initial loan group 1 balance), includes an obligation held by Countrywide Commercial Real Estate Finance, Inc. (which may be sold or transferred at any time) to make a future advance on or before May
10, 2010, up to the aggregate amount of $16,000,000, upon certain conditions set forth in the loan documents. The borrower has issued the holder of the future funding obligation a promissory note that will be pari passu in right of payment
(upon such future funding) to the mortgage loan that will be deposited into the trust. After the future funding, the mortgage loan will be one of a group of loans that we refer to as a loan combination, made to the same borrower and that are secured by a single mortgage instrument on the same mortgaged real property.
The right to repayment of such future advance, with interest, will be retained by the holder of the future funding obligation and will not be transferred to the trust. Although such holder of the non-trust loan has agreed for the benefit of the trust that it will satisfy its future advance obligations and the related borrower has acknowledged in writing that it will not have any right of offset or other claim against the trust in connection with the future advance, nevertheless if the holder of the non-trust loan fails to make such advance, the related borrower may default under its obligations under the related loan combination, which will impact the related trust mortgage loan. The holder of the non-trust loan will also have the right to determine in its sole discretion whether the conditions to future advances have been satisfied and may have the right to waive the failure of the related borrower to satisfy certain of those conditions, subject to specified materiality conditions and/or the consent of the applicable master servicer.

     See "Description of the Mortgage Pool-- The Loan Combinations" in this prospectus supplement.

                                      S-62

THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS AND LENDING ON A
LEASEHOLD INTEREST IN REAL PROPERTY IS RISKIER THAN LENDING ON THE FEE INTEREST
IN THAT PROPERTY

     In the case of nine (9) mortgaged real properties representing approximately 3.1% of the initial mortgage pool balance and approximately 4.0%
of the initial loan group 1 balance, the related mortgage constitutes a lien on the related borrower's leasehold interest, but not on the corresponding fee interest, in all or a material portion of the related mortgaged real property, which leasehold interest is subject to a ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual fee interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the issuing entity, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing a mortgage loan contain all of the provisions, including a lender's right to obtain a new lease if the current ground lease is rejected in bankruptcy that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. See also
"Risk Factors--Lending on Ground Leases Creates Risks for Lenders that Are Not
Present When Lending on an Actual Ownership Interest in a Real Property" and
"Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the
accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL
NONCONFORMING STRUCTURES

     Some of the mortgaged real properties are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty.

     Certain of the mortgaged real properties that do not conform to current zoning laws may not be legal non-conforming uses or legal non-conforming structures. The failure of a mortgaged real property to comply with zoning laws or to be a legal non-conforming use or legal non-conforming structure may adversely affect market value of the mortgaged real property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged real properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements, historical landmark designations or other covenants and agreements. Use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers'
rights to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged real property on favorable terms, thereby adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.
See "Description of the Mortgage Pool--Additional Loan and Property
Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value
of a Real Property" in the accompanying base prospectus.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
REAL PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED REAL PROPERTY

     Ten (10) mortgage loans, which represent approximately 6.8% of the initial mortgage pool balance, approximately 8.1% of the initial loan group 1 balance and approximately 2.2% of the initial loan group 2 balance, are each, individually or together with one or more other loans that will not be included in the assets of the issuing entity, senior loans in multiple loan structures that we refer to as loan combinations. The other loans will not be included in the trust but are secured in each case by the same mortgage instrument on the same mortgaged real property that secures the related trust mortgage loan. See
"Description of the Mortgage Pool--The Loan Combinations" and "Description of
the Mortgage Pool--Additional Loan and Property Information--Additional and
Other Financing" in this prospectus supplement.

                                      S-63

     In the case of four (4) mortgage loans (loan numbers 13, 33, 43 and 182)
representing approximately 2.5% of the initial mortgage pool balance (three (3)
mortgage loans in loan group 1, representing approximately 2.5% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately 2.4% of the initial loan group 2 balance), the related borrower has incurred or is permitted to incur in the future additional debt that is secured by the related mortgaged real property as identified under "Description of the Mortgage Pool--Additional Loan and Property Information--Additional and
Other Financing" in this prospectus supplement.

     Except as indicated above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by their mortgaged real properties without the lender's consent.

     In the case of forty-three (43) of the mortgage loans, representing approximately 17.3% of the initial mortgage pool balance (thirty-three (33)
mortgage loans in loan group 1, representing approximately 15.4% of the initial loan group 1 balance, and ten (10) mortgage loans in loan group 2, representing approximately 23.9% of the initial loan group 2 balance), as identified under
"Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement, direct and indirect equity owners of the related borrower have pledged, or are permitted in the future to pledge, their respective equity interests to secure financing generally referred to as mezzanine debt. Holders of mezzanine debt may have the right to purchase the related borrower's mortgage loan from the issuing entity if certain defaults on the mortgage loan occur and, in some cases, may have the right to cure certain defaults occurring on the related mortgage loan.

     Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

     The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including, but not limited to, trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the operation of the mortgaged real property.

     We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in a related borrower.

     Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged real property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged real property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged real property to suffer by not making capital infusions to support the mortgaged real property.

     When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged real property, the issuing entity is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged real property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged real property. If the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan.

                                      S-64

     Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders or the borrower could impair the security available to the issuing entity. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the issuing entity's ability to foreclose on the mortgaged real property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the issuing entity. Further, if another loan secured by the mortgaged real property is in default, the other lender may foreclose on the mortgaged real property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

     In addition, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

     See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this prospectus supplement for a discussion of additional debt with respect to the mortgaged real properties and the borrowers. See also "Risk Factors--Additional Secured Debt Increases the
Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your
Offered Certificates" in the accompanying base prospectus.

COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS MAY RESULT IN LOSSES

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged real property securing a mortgage loan. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of
1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled persons. For example, not all of the mortgaged real properties securing the mortgage loans comply with the
Americans with Disabilities Act of 1990. See "Risk Factors--Compliance with the
Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of
Mortgage Loans--Americans with Disabilities Act" in the accompanying base prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

     In addition, under the Federal Fair Housing Act, analogous statutes in some states and regulations and guidelines issued pursuant to those laws, any and all otherwise-available units in a multifamily apartment building must be made available to any disabled person who meets the financial criteria generally applied by the landlord, including implementing alterations and accommodations in certain circumstances. The costs of this compliance may be high and the penalties for noncompliance may be severe. Thus, these fair housing statutes, regulations and guidelines present a risk of increased operating costs to the borrowers under the mortgage loans secured by multifamily apartment buildings, which may reduce (perhaps significantly) amounts available for payment on the related mortgage loan.

MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER OR AFFILIATED
BORROWERS OR ARE OCCUPIED, IN WHOLE OR IN PART, BY THE SAME TENANT OR AFFILIATED
TENANTS

     Thirty-one (31) separate groups of mortgage loans, representing approximately 22.6% of the initial mortgage pool balance, are loans made to borrowers that, in the case of each of those groups, are the same or under common control. Mortgaged real properties owned by affiliated borrowers are likely to:

     o    have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

     o    have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

                                      S-65

     See "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliated Borrowers" in this prospectus supplement.

     In addition, there may be tenants which lease space at more than one mortgaged real property securing mortgage loans. There may also be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and industrial purposes.

     The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.
See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance," "--Borrower Concentration Within a
Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower
Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan
Underlying Your Offered Certificates" in the accompanying base prospectus.

THE MORTGAGE LOANS HAVE NOT BEEN REUNDERWRITTEN BY US

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers.
In addition, we cannot assure you that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and
Warranties" and "--Repurchases and Substitutions" in this prospectus supplement.

ASSUMPTIONS MADE IN DETERMINING UNDERWRITTEN NET CASH FLOW MAY PROVE TO BE
INAPPROPRIATE

     As described under "Glossary" in this prospectus supplement, underwritten net cash flow means cash flow as adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flow set forth in this prospectus supplement as of the cut-off date or any other date is predictive of future net cash flows. In certain cases, co-tenancy provisions were assumed to be satisfied and vacant space was assumed to be occupied and space that was due to expire was assumed to have been re-let, in each case at market rates that may have exceeded current rent. Each originator of commercial mortgage loans has its own underwriting criteria and no assurance can be given that adjustments or calculations made by one originator would be made by other lenders. Each investor should review the assumptions discussed in this prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

     In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers and should not be used as a substitute for, and may vary (perhaps substantially) from, cash flow as determined in accordance with
GAAP as a measure of the results of a mortgaged real property's operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity.

     The debt service coverage ratios set forth in this prospectus supplement for the mortgage loans and the mortgaged properties vary, and may vary substantially, from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents. See the footnotes to Annex
A-1 to this prospectus supplement. Also see "Glossary" for a discussion of the assumptions used in determining net cash flow. The underwriters express no opinion as to the accuracy of the determination of, or the appropriateness or reasonableness of the assumptions used in determining, net cash flow.

                                      S-66

SOME MORTGAGED REAL PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE
USES

     Some of the mortgaged real properties securing the mortgage loans may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. For example, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such mortgaged real property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. See "--Retail Properties are
Subject to Unique Risks Which May Reduce Payments on Your Certificates,"
"--Industrial Facilities are Subject to Unique Risks Which May Reduce Payments
on Your Certificates," "--Self Storage Facilities are Subject to Unique Risks
Which May Reduce Payments on Your Certificates" and "--Manufactured Housing
Community Properties, Mobile Home Parks and Recreational Vehicle Parks are
Subject to Unique Risks Which May Reduce Payments on Your Certificates" above.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS

     The issuing entity could become liable for a material adverse environmental condition at one of the mortgaged real properties securing the mortgage loans.
Any potential environmental liability could reduce or delay payments on the offered certificates.

     If an adverse environmental condition exists with respect to a mortgaged real property securing a mortgage loan, the issuing entity will be subject to certain risks including the following:

     o    a reduction in the value of such mortgaged real property which may make it impractical or imprudent to foreclose against such mortgaged real property;

     o    the potential that the related borrower may default on the related mortgage loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

     o    liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged real property or the unpaid balance of the related mortgage loan; and

     o    the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged real property to potential tenants.

     A third-party consultant conducted an environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all of the mortgaged real properties for the mortgage loans. Generally, if any assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, one of the actions identified in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" was taken. See "Description of the
Mortgage Pool--Assessments of Property Condition--Environmental Assessments" for
further information regarding these environmental site assessments and the resulting environmental reports, including information regarding the periods during which these environmental reports were prepared.

     In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally require, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program.

     We cannot assure you that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the mortgaged real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

                                      S-67

     With respect to the mortgage loan identified on Annex A-1 to this prospectus supplement as Georgia-Alabama Retail Portfolio, which is secured by
62 gas station/convenience store properties, which represent security for approximately 1.2% of the initial mortgage pool balance and approximately 1.5%
of the loan group 1 balance, although all of the mortgaged properties conform in all material respects to the 1988 Environmental Protection Agency standards for the design, construction and operation of underground storage tanks that hold petroleum, 13 of the mortgaged properties have documented releases of petroleum or petroleum products which are the subject of ongoing investigations, remediation or post-remediation monitoring activities. Of these sites, eight mortgaged properties have ongoing remediation work and (i) two of those mortgaged properties have an investment grade responsible party, (ii) four of those mortgaged properties have remediation activities which are being supervised by the state and the contractor bills the Georgia Underground Storage
Tank ("GUST") trust fund directly for remediation costs, (iii) one has a non-investment grade responsible party (but is also being reimbursed by the GUST trust fund), (iv) one has either not yet commenced or has suspended remediation activities due to the responsible party being in bankruptcy, (v) three of those mortgaged properties have completed remediation and a request for a no further action letter is pending and (vi) two of those mortgaged properties have been designated or a contractor has requested that they be designated as monitoring-only. The environmental consultant estimated that the reasonably likely cost of investigation and remediation or monitoring of the sites over the next five years would be approximately $602,400. There can be no assurance that other properties in the portfolio will not have releases or that the 13 properties described above or other properties will not experience additional expenses related to environmental conditions that may arise at the related mortgaged property. At loan closing, the borrower obtained a five-year pollution legal liability ("PLL") policy from Zurich with a $5 million per claim and $10 million aggregate limit, with a self-insured retention of $1,100,000 for petroleum related releases and $250,000 for non-petroleum releases. At loan closing, the lender reserved $224,090 for the payment of renewal premiums. The reserve funds may only be used to pay the renewal premium and are not collateral for the Georgia-Alabama Retail Portfolio Loan in the event of a default. The reserve funds are to be returned to the lender (i) at the time the lender is given notice that the PLL policy will not be renewed or has been cancelled or
(ii) on the maturity date. The PLL policy covers (i) the costs of remediation and potential legal liability as a result of historical contamination and (ii)
costs for future releases in excess of coverage under a UST Policy (described below). In addition to the PLL policy, the borrower also obtained a tank policy
("UST Policy") that covers future petroleum releases from the underground storage tanks, including the petroleum related release deductible under the PLL policy, subject to a $5,000 deductible. The UST Policy renews annually and the premiums are included in the price of gas paid to an affiliate of the borrower by the operator at each Georgia-Alabama Retail Portfolio property.

     See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments." Also see "Risk Factors--Environmental
Liabilities Will Adversely Affect the Value and Operation of the Contaminated
Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage
Loans--Environmental Considerations" in the accompanying base prospectus.

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

     Licensed engineers inspected all of the mortgaged real properties that secure the mortgage loans, in connection with the originating of such mortgage loans to assess--

     o    the structure, exterior walls, roofing, interior construction, mechanical and electrical systems; and

     o    the general condition of the site, buildings and other improvements located at each property.

     The resulting reports may have indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. We, however, cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates. See "Description of the Mortgage
Pool--Assessments of Property Condition--Engineering Assessments" for
information regarding these engineering inspections and the resulting engineering reports, including the periods during which these engineering reports were prepared. Generally, with respect to many of the mortgaged real properties for which recommended repairs, corrections or replacements were deemed material, the related borrowers were required to deposit with the lender an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their

                                      S-68

completion. See "Risk Factors--Risks Related to the Mortgage Loans--Reserves to
Fund Capital Expenditures May Be Insufficient and This May Adversely Affect
Payments on Your Certificates" in this prospectus supplement.

INSPECTIONS AND APPRAISALS PERFORMED ON MORTGAGED REAL PROPERTIES MAY NOT
ACCURATELY REFLECT VALUE OR CONDITION OF MORTGAGED REAL PROPERTIES

     Any appraisal performed with respect to a mortgaged real property represents only the analysis and opinion of a qualified expert and is not a guarantee of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.
We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Appraisals" in this prospectus supplement for a description of the appraisals that were performed with respect to the mortgaged real properties.
Any engineering reports or site inspections obtained with respect to a mortgaged real property represents only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Property Inspections" and "--Engineering Assessments" in this prospectus supplement for a description of the engineering assessments and site inspections that were performed with respect to the mortgaged real properties.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION AND MULTI-BORROWER
ARRANGEMENTS; MULTI-PROPERTY MORTGAGE LOANS

     The mortgage pool will include twenty (20) mortgage loans, representing approximately 7.7% of the initial mortgage pool balance (fifteen (15) mortgage loans in loan group 1, representing approximately 7.1% of the initial loan group
1 balance, and five (5) mortgage loans in loan group 2, representing approximately 9.8% of the initial loan group 2 balance), that may involve multiple borrowers (or in some cases, a single borrower owning multiple properties) and are, in each case, individually or through
cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are
cross-collateralized. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans. These mortgage loans are identified in the tables contained in Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties or multiple properties within a single mortgaged real property is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, certain of these mortgage loans, as described under
"Description of the Mortgage Pool--Cross-Collateralized and Cross-Defaulted
Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliate
Borrowers" in this prospectus supplement, entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more specified conditions.

     Seven (7) of the mortgage loans referred to in the preceding paragraph, representing approximately 3.7% of the initial mortgage pool balance (six (6)
mortgage loans, in loan group 1 representing approximately 3.4% of the initial loan group 1 balance and one (1) mortgage loan in loan group 2 representing approximately 4.8% of the initial loan group 2 balance), are secured by deeds of trust or mortgages, as applicable, on multiple properties or parcels that, through cross-collateralization arrangements or otherwise, secure the obligations of multiple borrowers. Such multi-borrower arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers

                                      S-69

becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

     o    such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured;
          and

     o    the borrower did not, when it allowed its mortgaged real property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration" or
          "reasonably equivalent value" for pledging such mortgaged real property for the equal benefit of the other related borrowers.

     We cannot assure you that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See
"Description of the Mortgage Pool--Cross-Collateralized and Cross-Defaulted
Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
Borrowers" in this prospectus supplement and Annex A-1 to this prospectus supplement for more information regarding the cross-collateralized mortgage loans. No mortgage loan is cross-collateralized with a mortgage loan not included in the assets of the issuing entity.

     Seven (7) mortgage loans, representing approximately 3.6% of the initial mortgage pool balance and approximately 4.6% of the initial loan group 1 balance, are, in each case, secured by real properties located in two or more states. Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

     The borrowers under twenty-one (21) mortgage loans, representing in the aggregate approximately 4.5% of the initial mortgage pool balance (twelve (12)
mortgage loans in loan group 1, representing 3.2% of the initial loan group 1 balance, and nine (9) mortgage loans in loan group 2, representing 9.1% of the initial loan group 2 balance), are either individuals or are not structured to diminish the likelihood of their becoming bankrupt and some of the other borrowers so structured may not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities (including, but not limited to, those described above) may have been in existence and conducting business prior to the origination of the related mortgage loan, may own other property that is not part of the collateral for the mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of such borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

     Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

     o    operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

     o    individuals that have personal liabilities unrelated to the property.

     However, any borrower, even an entity structured to be bankruptcy-remote, as owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

                                      S-70

     With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions which typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity. For example, in many cases, the entity that is the related borrower does not have an independent director.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Legal Aspects of Mortgage Loans--Bankruptcy
Laws" in the accompanying base prospectus.

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED REAL PROPERTIES

     Certain of the mortgaged real properties are properties which are currently undergoing or are expected to undergo redevelopment or renovation in the future.
There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

     In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

TENANCIES IN COMMON MAY HINDER RECOVERY

     Thirty (30) of the mortgage loans, representing approximately 14.3% of the initial mortgage pool balance (twenty-seven (27) mortgage loans in loan group 1, representing approximately 16.7% of the initial loan group 1 balance, and three
(3) mortgage loans in loan group 2, representing approximately 5.6% of the initial loan group 2 balance), have borrowers that own the related mortgaged real properties as tenants-in-common. In addition, some of the mortgage loans may permit the related borrower to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, except as discussed in the paragraph below, each tenant-in-common borrower under the mortgage loan(s) referred to above (other than with respect to one (1) of the mortgage loans (loan number 88, representing approximately 0.3% of the initial mortgage pool balance and approximately 0.4% of the initial loan group 1 balance)) has waived its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

     The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable

                                      S-71

upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged real property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged real property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged real property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3)
change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the special servicer on behalf of the issuing entity may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy. Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicers' or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged real property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. In its decision in In re 203
North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10,
2000), the United States Bankruptcy Court for the Northern District of Illinois
refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the special servicer's recovery on behalf of the issuing entity with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

LITIGATION OR OTHER LEGAL PROCEEDINGS MAY HAVE ADVERSE EFFECTS ON BORROWERS

     From time to time, there may be legal proceedings pending or threatened against the borrowers, sponsors, managers of the mortgaged real properties and their affiliates relating to the business of, or arising outside of the ordinary course of business of, the borrowers, sponsors, managers of the mortgaged real properties and their affiliates, and certain of the borrowers, sponsors, managers of the mortgaged real properties and their affiliates are subject to legal proceedings relating to the business of, or arising outside of the ordinary course of business of, the borrowers, sponsors, managers of the mortgaged real properties or their affiliates. It is possible that such legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining

                                      S-72

indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

     In the case of one of the mortgage loans (loan number 1) secured by the mortgaged real property identified on Annex A-1 as One Pacific Plaza representing approximately 3.8% of the initial mortgage pool balance and approximately 4.8% of the initial loan group 1 balance, the related borrower is required to join in a lawsuit filed against the prior owner of the mortgaged real property by a tenant at such mortgaged real property. Negotiations have been initiated regarding settling such lawsuit. The borrower has deposited approximately $200,000 into a reserve account to cover the cost and liabilities in connection with such litigation. There can be no assurance that the foregoing will not have a negative effect on the related mortgaged real property or the mortgage loan.

     In the case of the mortgage loans (loan numbers 16, 17 and 18) secured by the mortgaged real properties identified on Annex A-1 as Oak Hollow Apartments,
Meadow Creek Apartments and Briar Creek Apartments, respectively, representing in the aggregate approximately 1.0% of the initial mortgage pool balance and approximately 4.5% of the initial loan group 2 balance, in connection with a lawsuit filed against the prior owner of one of the mortgaged real properties seeking reimbursement for property taxes paid with respect to such mortgaged real property, the prior owner has filed a claim against the borrower seeking indemnification from the borrower in an amount less than $500,000 for losses in connection therewith. The borrower has deposited approximately $580,000 into a reserve account to cover costs and liabilities in connection with such litigation. There can be no assurance that the foregoing will not have a negative effect on the mortgaged real properties or the mortgage loans.

     In the case of one mortgage loan (loan number 31) secured by the mortgaged real property identified on Annex A-1 as Village Commons-Corinthian College,
representing approximately 0.6% of the initial mortgage pool and approximately
2.9% of the initial loan group 2 balance, one of the mortgage loan sponsors and its wholly owned broker-dealer subsidiary are currently subject to a Securities and Exchange Commission ("SEC") investigation that commenced in March, 2004. The investigation involves payments made to third-party broker dealers by the mortgage loan sponsor. Although the SEC has not initiated any regulatory action yet, the mortgage loan sponsor expects that the SEC may pursue an action in the future. The SEC could require the mortgage loan sponsor to make an offer of rescission to the affected shareholders, impose administrative penalties or fines, disgorge commissions and profits, or require different or additional penalties and relief. There can be no assurance that the foregoing will not have a negative effect on the mortgaged real property or the mortgage loan.

     In the case of one mortgage loan (loan number 256) secured by the mortgaged real property identified on Annex A-1 as UCLA Medical Office, representing approximately 0.1% of the initial mortgage pool and approximately 0.1% of the initial loan group 1 balance, the borrower is subject to a lawsuit involving the transfer of the mortgaged real property. The plaintiff owned a minority interest in the entity that previously owned the mortgaged real property and disputes the dissolution of that entity. The plaintiff has recorded a document evidencing a claim to the mortgaged real property. An interest in the mortgaged real property could be awarded to the plaintiff. The title company, however, has insured over the recorded claim because it believes no reversion of title will occur. The guarantor for the mortgage loan has also provided a cash bond and an indemnity to the title company. There can be no assurance that the foregoing will not have a negative effect on the mortgaged real property or the mortgage loan.

PRIOR BANKRUPTCIES OR OTHER PROCEEDINGS MAY BE RELEVANT TO FUTURE PERFORMANCE

     Certain borrowers, principals of borrowers and affiliates thereof have been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past.
Additionally, there can be no assurance that certain other borrowers, or any principals of borrowers or affiliates thereof, have not been a party to bankruptcy proceedings, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings, in the past or that certain principals or their affiliates have not been equity owners in other mortgaged real properties that have been subject to foreclosure proceedings. In addition, there may be pending or threatened foreclosure proceedings or other material proceedings of the

                                      S-73

borrowers, the borrower principals and the managers of the mortgaged real properties or their affiliates securing the pooled mortgage loans and/or their respective affiliates.

     If a borrower or a principal of a borrower or affiliate has been a party to such a proceeding or transaction in the past, we cannot also assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the Bankruptcy Code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged real property. We cannot assure you that any foreclosure proceedings or other material proceedings will not have a material adverse effect on your investment.

     Certain of the mortgage loans detailed below have sponsors that have filed for bankruptcy protection in the last ten years. In each case, the related entity or person has emerged from bankruptcy. With respect to one mortgage loan
(identified as loan number 66 on Annex A-1 to this prospectus supplement), representing 0.4% of the initial mortgage pool balance and 0.5% of the initial loan group 1 balance, an affiliate of the borrower filed for bankruptcy protection in 2003 and emerged from bankruptcy protection in 2003. With respect to one (1) mortgage loan (identified as loan number 261 on Annex A-1 to this prospectus supplement), representing 0.1% of the initial mortgage pool balance and 0.5% of the initial loan group 2 balance, the related sponsor filed for bankruptcy protection in 1999 and emerged from bankruptcy protection in 2000.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

POOR PROPERTY MANAGEMENT WILL LOWER THE PERFORMANCE OF THE RELATED MORTGAGED
REAL PROPERTY

         The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases or daily room rentals, are generally more management intensive than properties leased to creditworthy tenants under long-term leases. We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Merrill Lynch Mortgage
Lending, Inc. in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and

                                      S-74

warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See
"Description of the Mortgage Pool--Assignment of the Mortgage Loans,"
"--Representations and Warranties" and "--Repurchases and Substitutions" in this prospectus supplement and "Description of the Governing
Documents--Representations and Warranties with Respect to Mortgage Assets" in the accompanying base prospectus.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO
FORECLOSE ON THE MORTGAGED REAL PROPERTY

     Some states (including California) have laws that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the issuing entity's rights under any of the mortgage loans that include mortgaged real properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged real properties located in states affected by one action rules. See
"--Risks Related to Geographic Concentration" "--Certain State-Specific
Considerations" in this prospectus supplement. See also "Legal Aspects of
Mortgage Loans--Foreclosure--One Action and Security First Rules" in the
accompanying base prospectus.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

     The special servicer, on behalf of the issuing entity, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. The issuing entity will be able to perform construction work on a foreclosed real property only through an independent contractor (more than 90 days after acquisition), and then only if construction was at least 10% complete at the time default on the related mortgage loan became imminent. Any net income from the operation and management of any such property that is not qualifying
"rents from real property," within the meaning of section 856(d) of the Internal
Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject the issuing entity to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present in the case of hotels and other property types that rely on business rather than rental income. The pooling and servicing agreement permits the special servicer to cause the issuing entity to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. In addition, if the issuing entity were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, the issuing entity may in certain jurisdictions, particularly in New York or California, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying base prospectus.

                                      S-75

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO PROPERTY MANAGERS, THE BORROWERS
AND THE MORTGAGE LOAN SELLERS

     Property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged real properties securing the mortgage loans because:

     o    a substantial number of the mortgaged real properties are managed by property managers affiliated with the respective borrowers;

     o    the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged real properties; and

     o    affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including competing properties.

     Conflicts of interest may arise between the trust fund, on the one hand, and the mortgage loan sellers and their affiliates that engage in the acquisition, development, operation, financing and disposition of real estate, on the other hand. Those conflicts may arise because a mortgage loan seller and its affiliates intend to continue to actively acquire, develop, lease, finance and dispose of real estate-related assets in the ordinary course of their businesses. During the course of their business activities, the respective mortgage loan sellers and their affiliates may acquire, sell or lease properties, or finance loans secured by properties (or by ownership interests in the related borrowers) which may include the mortgaged properties securing the pooled mortgage loans or properties that are in the same markets as those mortgaged real properties.

     Further, certain mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of one of the mortgage loan sellers and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged real properties under certain of the mortgage loans. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, or otherwise have business relationships with, affiliates of borrowers under the mortgage loans. For example, in the case of certain of the mortgage loans, the holder of related mezzanine debt secured by a principal's interest in the related borrower may be the related mortgage loan seller, which relationship could represent a conflict of interest.

     In the circumstances described above, the interests of those mortgage loan sellers and their affiliates may differ from, and compete with, the interest of the trust fund. Decisions made with respect to those assets may adversely affect the amount and timing of distributions on the certificates.

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged real properties that secure the mortgage loans may suffer casualty losses due to risks that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of those mortgaged real properties are located in California, Florida, Texas and Louisiana and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods. The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

     Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

     After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk
Insurance Act of 2002 (TRIA), which was amended and extended by the Terrorism
Risk Insurance Extension Act of 2005 (TRIA Extension Act), signed into law by
President Bush on December 22, 2005. The TRIA

                                      S-76

Extension Act requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers
90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5%
of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the TRIA Extension
Act, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $5 million prior to April 2006, $50 million from April 2006 through December 2006, and $100 million for acts of terrorism occurring in 2007. The TRIA Extension Act now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners'
multiperil. The TRIA Extension Act will expire on December 31, 2007. The TRIA
Extension Act applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the TRIA Extension Act. Moreover, the TRIA Extension Act's
deductible and co-payment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the TRIA Extension Act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

     We cannot assure you that all of the mortgaged real properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

     Each master servicer, with respect to each of the mortgage loans that it is servicing, including those of such mortgage loans that have become specially serviced mortgage loans, and the special servicer, with respect to mortgaged real properties acquired through foreclosure, which we refer to in this prospectus supplement as REO property, will be required to use reasonable efforts, consistent with the servicing standard under the pooling and servicing agreement, to cause each borrower to maintain for the related mortgaged real property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein which are to be obtained from an insurer meeting the requirements of the applicable loan documents.
Notwithstanding the foregoing, the master servicers and the special servicer will not be required to maintain, and will not be required to cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance that does not contain any carve-out for terrorist or similar acts, if and only if the special servicer has determined in accordance with the servicing standard under the pooling and servicing agreement (and other consultation with the controlling class representative) that either--

     o    such insurance is not available at commercially reasonable rates, and such hazards are not commonly insured against by prudent owners of properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

     o    such insurance is not available at any rate.

     If the related loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

     If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, If the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any

                                      S-77

policies contain "sunset clauses" (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance coverage upon the expiration of the federal insurance backstop program.

     Most of the mortgage loans specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates, only in limited amounts, only for specified or commonly insured hazards (in comes cases, for similar properties in the region where the related mortgaged real property is located) and/or only with a deductible at a certain threshold. For example, with respect to one mortgage loan (loan number 2), representing approximately
3.6% of the initial mortgage pool balance and 4.7% of the initial loan group 1 balance, if the TRIA is not in effect at any time, then the related terrorism insurance cap is 150% of the then-current premium for all risk casualty insurance without terrorism coverage.

     With respect to three (3) mortgage loans (loan numbers 100, 139 and 326), representing approximately 0.6% of the initial mortgage pool balance, approximately 0.7% of the initial loan group 1 balance and approximately 0.1% of the initial loan group 2 balance, the borrower does not currently maintain insurance against terrorist acts.

     Additionally, there can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Hazard, Liability and Other
Insurance" in this prospectus supplement.

     IN THE EVENT THAT ANY MORTGAGED REAL PROPERTY SECURING A MORTGAGE LOAN
SUSTAINS DAMAGE AS A RESULT OF AN UNINSURED ACT OR IF THE INSURANCE POLICIES
WITH RESPECT TO THAT MORTGAGED REAL PROPERTY DO NOT ADEQUATELY COVER THE DAMAGE
SUSTAINED, SUCH DAMAGED MORTGAGED REAL PROPERTY MAY NOT GENERATE ADEQUATE CASH
FLOW TO PAY, AND/OR PROVIDE ADEQUATE COLLATERAL TO SATISFY, ALL AMOUNTS OWING
UNDER SUCH MORTGAGE LOAN, WHICH COULD RESULT IN A DEFAULT ON THAT MORTGAGE LOAN
AND, POTENTIALLY, LOSSES ON SOME CLASSES OF THE CERTIFICATES.

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS (MERS)

     The mortgages or assignments of mortgages for some of the mortgage loans have been or may be recorded in the name of MERS, solely as nominee for the related mortgage loan seller and its successor and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS system. The recording of mortgages in the name of MERS is a new practice in the commercial mortgage lending industry. Public recording officers and others have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged real properties could result. Those delays and the additional costs could in turn delay the distribution of liquidation proceeds to certificateholders and increase the amount of losses on the mortgage loans.

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF PAYMENT-IN-LIEU-OF-TAXES OR
OTHER TAX ABATEMENT ARRANGEMENTS MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS

     In the case of some of the mortgage loans, the related mortgaged real properties may be the subject of municipal payment-in-lieu-of-taxes programs or other tax abatement arrangements, whereby the related borrower pays payments in lieu of taxes that are less than what its tax payment obligations would be absent the program or pays reduced real estate taxes. These programs or arrangements may be scheduled to terminate or provide for significant tax increases prior to the maturity of the related mortgage loans or may require increased payments in the future, in each case resulting in increased payment obligations (which could be substantial) in the form of real estate taxes or increased payments in lieu of taxes, which could adversely impact the ability of the related borrowers to pay debt service on their mortgage loans.

                                      S-78

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement.
Frequently used capitalized terms will have the respective meanings assigned to them in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying base prospectus includes the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
We discuss some of these risks and uncertainties under "Risk Factors" in this prospectus supplement and the accompanying base prospectus. The forward-looking statements made in this prospectus supplement are accurate as of the date stated
on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 326 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $2,785,502,677. However, the actual initial mortgage pool balance may be as much as 5.0% smaller or larger than such amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     For purposes of making distributions with respect to the class A-1, A-2,
A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL and A-1A certificates, as described under
"Description of the Offered Certificates," the pool of mortgage loans will be deemed to consist of two loan groups, loan group 1 and loan group 2. Loan group
1 will consist of 254 mortgage loans, representing approximately 78.2% of the initial mortgage pool balance that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of 72 mortgage loans, representing approximately 21.8% of the initial mortgage pool balance, that are secured by multifamily and manufactured housing community properties. Annex A-1 to this prospectus supplement indicates the loan group designation for each mortgage loan.

     The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The initial loan group 1 balance and the initial loan group 2 balance will equal the cut-off date principal balance of the mortgage loans in loan group 1 and loan group 2, respectively. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan is shown on Annex A-1 to this prospectus supplement. The cut-off date principal balances of all the mortgage loans in the trust range from $853,337 to $105,000,000 and the average of those cut-off date principal balances is $8,544,487; the cut-off date principal balances of the mortgage loans in loan group 1 range from $873,452 to $105,000,000, and the average of those cut-off date principal balances is $8,581,258; and the cut-off date principal balances of the mortgage loans in loan group 2 range from
$853,337 to $40,000,000, and the average of those cut-off date principal balances is $8,414,764.

     When we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust and do not, unless the context otherwise indicates, include the non-trust loans, which will not be included in the trust.

                                      S-79

     Each of the mortgage loans is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily and manufactured housing community mortgaged real properties. That mortgage lien will be a first priority lien, subject only to Permitted
Encumbrances.

     You should consider each of the mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans. When reviewing this information, please note that--

     o    all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

     o    all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

     o    all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances; the initial mortgage pool balance will equal the total cut-off date principal balance of the entire mortgage pool, and the initial loan group 1 balance and the initial loan group 2 balance will each equal the total cut-off date principal balance of the mortgage loans in the subject loan group; we show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement;

     o    if any mortgage loan does not have a fixed interest rate for the related loan term, then the interest rate used to calculate the weighted average mortgage interest rate is the initial interest rate for such loan as shown in this prospectus supplement;

     o    when information with respect to the mortgage loans is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the subject mortgage loans;

     o    when information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans;

     o    if any mortgage loan is secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among the individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan and (iii) an allocated loan balance specified in the related loan documents;

     o    unless specifically indicated otherwise, statistical information presented in this prospectus supplement with respect to any mortgage loan that is part of a Loan Combination includes the related A-note non-trust loan (except with respect to the Commons at Calabasas Loan
          Combination) and excludes the related B-note non-trust loan;

                                      S-80

     o    statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as
          5% larger or smaller than indicated;

     o    the sum of numbers presented in any column within a table may not equal the indicated total due to rounding; and

     o    when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this prospectus supplement.

SOURCE OF THE MORTGAGE LOANS

     The mortgage loans that will constitute the primary assets of the trust fund will be acquired on the date of initial issuance of the certificates by us from the mortgage loan sellers, who acquired or originated the mortgage loans.

     Countrywide Commercial Real Estate Finance, Inc. originated or acquired 147 of the mortgage loans to be included in the trust fund, representing approximately 42.4% of the initial mortgage pool balance (comprised of 110 mortgage loans in loan group 1, representing approximately 43.3% of the initial loan group 1 balance, and 37 mortgage loans in loan group 2, representing approximately 39.4% of the initial loan group 2 balance).

     Merrill Lynch Mortgage Lending, Inc. originated or acquired 61 of the mortgage loans to be included in the trust fund, representing approximately
26.8% of the initial mortgage pool balance (comprised of 48 mortgage loans in loan group 1, representing approximately 26.7% of the initial loan group 1 balance, and 13 mortgage loans in loan group 2, representing approximately 27.3%
of the initial loan group 2 balance).

     PNC Bank, National Association originated or acquired 65 of the mortgage loans to be included in the trust fund, representing approximately 17.9% of the initial mortgage pool balance (comprised of 47 mortgage loans in loan group 1, representing approximately 15.1% of the initial loan group 1 balance, and 18 mortgage loans in loan group 2, representing approximately 27.9% of the initial loan group 2 balance).

     Artesia Mortgage Capital Corporation originated or acquired 53 of the mortgage loans to be included in the trust fund, representing approximately
12.9% of the initial mortgage pool balance (comprised of 49 mortgage loans in loan group 1, representing approximately 15.0% of the initial loan group 1 balance, and 4 mortgage loans in loan group 2, representing approximately 5.4%
of the initial loan group 2 balance).

CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE
LOANS, MULTI-BORROWER ARRANGEMENTS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include twenty (20) mortgage loans, representing approximately 7.7% of the initial mortgage pool balance (fifteen (15) mortgage loans in loan group 1, representing approximately 7.1% of the initial loan group
1 balance and five (5) mortgage loans in loan group 2, representing approximately 9.8% of the initial loan group 2 balance), that may involve multiple borrowers (or in some cases, single borrowers owning multiple properties) and are, in each case, individually or through
cross-collateralization with other mortgage loans or multiple parcels within a single mortgaged real property, secured by two or more real properties or parcels and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are
cross-collateralized. These mortgage loans are identified in the tables contained in Annex A-1. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Seven (7) of the mortgage loans referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties or multiple parcels within a single mortgaged

                                      S-81

real property and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions--

     o    the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 110% to 125% (but could be as low as 100% in certain cases), of the portion of the total loan amount allocated to the property or properties to be released;

     o    the satisfaction of certain criteria set forth in the related loan documents;

     o    the satisfaction of certain leasing goals or other performance tests;

     o    the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral; and/or

     o    receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

     In the case of one mortgage loan (loan number 12), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Kauai
Village Retail Center, representing approximately 1.2% of the initial mortgage pool balance and approximately 1.5% of the initial loan group 1 balance, the related borrower may split the mortgage loan into two separate un-crossed loans and transfer one of the properties to a new single purpose entity (either under the same ownership of the current borrower or new ownership (subject to the transfer provisions in the mortgage loan documents)) and subject to the satisfaction of certain conditions including but not limited to a debt service coverage ratio for each new loan of at least 1.25x.

     For additional information relating to mortgaged real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans, see Annex A-1 to this prospectus supplement.

     The table below shows each group of mortgaged real properties that:

     o    are owned by the same or affiliated borrowers; and

     o    secure in total two or more mortgage loans that are not
          cross-collateralized and that represent in the aggregate over 1.0% of the initial mortgage pool balance.

                                      S-82

                                             NUMBER OF STATES
                                                WHERE THE       AGGREGATE CUT-OFF   % OF INITIAL
                                              PROPERTIES ARE      DATE PRINCIPAL    MORTGAGE POOL
GROUP            PROPERTY NAMES                 LOCATED(1)           BALANCE          BALANCE
-----   ----------------------------------   ----------------   ----------------    -------------

  2     Boca West                                    1             28,860,922            1.0%
  2     Sawgrass Apartments                                        21,146,288            0.8%
                                                                  -----------            ----
        TOTAL                                                     $50,007,210            1.8%
                                                                  ===========            ====

  2     Broadstone Vista Ridge                       1             33,300,000            1.2%
  2     Hollister Place Apartments                                 13,000,000            0.5%
  1     24 Hour Self Storage                                        2,190,597            0.1%
                                                                  -----------            ----
        TOTAL                                                     $48,490,597            1.7%
                                                                  ===========            ====

  1     Kauai Village Retail Center                  2             32,900,000            1.2%
  1     5 Points Plaza                                             14,600,000            0.5%
                                                                  -----------            ----
        TOTAL                                                     $47,500,000            1.7%
                                                                  ===========            ====

  1     Parkview Village                             1             23,400,000            0.8%
  1     Lincoln Center West (Santa Monica)                         18,600,000            0.7%
                                                                  -----------            ----
        TOTAL                                                     $42,000,000            1.5%
                                                                  ===========            ====

  2     Walnut Ridge Apartments                      2             25,000,000            0.9%
  1     Cedar Glade Apartments                                      9,600,000            0.3%
                                                                  -----------            ----
        TOTAL                                                     $34,600,000            1.2%
                                                                  ===========            ====

  2     Oak Hollow Apartments                        1             18,249,492            0.7%
  2     Meadow Creek Apartments                                     6,806,163            0.2%
  2     Laurel Apartments                                           2,496,606            0.1%
  2     Briar Creek Apartments                                      2,368,445            0.1%
                                                                  -----------            ----
        TOTAL                                                     $29,920,706            1.1%
                                                                  ===========            ====

  2     Evergreen Apartments - Las Vegas             1             14,200,000            0.5%
  2     Southern Cove Apartments                                    8,800,000            0.3%
  2     Ridgewood Apartments - Las Vegas                            6,491,231            0.2%
                                                                  -----------            ----
        TOTAL                                                     $29,491,231            1.1%
                                                                  ===========            ====

----------
(1)  Total represents number of states where properties within the subject group are located.

TERMS AND CONDITIONS OF THE MORTGAGE LOANS

     Due Dates. Seventy (70) of the mortgage loans, representing approximately
20.1% of the initial mortgage pool balance, provide for monthly debt service payments to be due on the first day of each month. Two hundred three (203) of the mortgage loans, representing approximately 67.0% of the initial mortgage pool balance, provide for monthly debt service payments to be due on the eighth day of each month. Fifty-three (53) of the mortgage loans, representing approximately 12.9% of the initial mortgage pool balance, provide for monthly debt-service payments to be due on the eleventh day of each month.

     Mortgage Rates; Calculations of Interest. In general, except as specified in the next sentence and as described below under "--ARD Loans" and
"--Converting Loan," each of the mortgage loans bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans", such mortgage loans have an anticipated repayment date that will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the subject mortgage loan has been paid in full.

     The mortgage interest rate for each of the mortgage loans is shown on Annex
A-1 to this prospectus supplement. The mortgage interest rates of the mortgage loans range from 5.3800% per annum to 6.9250% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.7789% per annum. The mortgage interest rates of the mortgage loans in loan group 1 range from 5.4600% to 6.7700% per annum and,

                                      S-83

as of the cut-off date, the weighted average of those mortgage interest rates was 5.7834% per annum. The mortgage interest rates of the mortgage loans in loan group 2 range from 5.3800% to 6.9250% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 5.7629% per annum.

     Except in the case of mortgage loans with anticipated repayment dates, none of the mortgage loans provides for negative amortization or for the deferral of interest.

     Three hundred twenty-six (326) of the mortgage loans, representing approximately 100.0% of the initial mortgage pool balance (254 mortgage loans in loan group 1, representing approximately 100.0% of the initial loan group 1 balance, and 72 mortgage loans in loan group 2, representing approximately
100.0% of the initial loan group 2 balance), will accrue interest on an
Actual/360 Basis.

     Palmilla Apartments Stabilization Fee. In the case of one (1) of the mortgage loans (loan number 24), representing approximately 0.7% of the initial mortgage pool balance and approximately 3.3% of the initial loan group 2 balance, the related mortgage loan documents require the borrower to pay to the lender a quarterly stabilization fee equal to 0.25% of the initial loan amount per quarter if the related mortgaged real property has not been re-assessed as multi-family units by the local tax assessor's office and achieved a 92%
occupancy level and a 1.20x debt service coverage ratio by April 11, 2008. The quarterly stabilization fee does not constitute part of the debt service on the mortgage loan. The quarterly stabilization fee will continue until the related mortgaged real property has achieved a 92% occupancy level and a 1.20x debt service coverage ratio and has been re-assessed as multi-family units by the local tax assessor's office. Any such fee collected from the borrower during any collection period will be distributed to the class Z certificates on the related distribution date.

     Amortizing Balloon Loans. One hundred fifteen (115) of the mortgage loans, representing approximately 23.8% of the initial mortgage pool balance (87 mortgage loans in loan group 1, representing approximately 22.6% of the initial loan group 1 balance, and 28 mortgage loans in loan group 2, representing approximately 28.1% of the initial loan group 2 balance), are characterized by--

     o    an amortization schedule that is significantly longer than the actual term of the subject mortgage loan; and

     o    a substantial payment being due with respect to the subject mortgage loan on its stated maturity date.

     These 115 mortgage loans do not include any of the subject mortgage loans described under "--Partial Interest-Only Balloon Loans" above and
"--Interest-Only Balloon and ARD Loans" below.

     Notwithstanding the foregoing, one (1) of the mortgage loans referenced in the second preceding paragraph (loan number 59), representing approximately 0.5%
of the initial mortgage pool balance and approximately 0.6% of the initial loan group 1 balance, permits the lender, in its sole discretion, to adjust the monthly payments to interest only payments during such time as the borrower is required to make certain sweep deposits to a TI/LC reserve fund relating to
Rainbow Foods, the largest tenant. The sweep deposits will be required if, upon the occurrence of any one of the following, the borrower does not elect to post a $300,000 letter of credit with the lender: (a) Rainbow Foods does not renew or extend its lease for at least five years with no reduction in rents by July 15,
2013 (twelve months prior to the July 15, 2014 lease expiration date), (b)
Rainbow Foods "goes dark" at the Property for 365 consecutive days; or (c)
Rainbow Foods is in default under its lease beyond any applicable notice and cure period and the default remains uncured for 30 days. The sweep deposits will continue for twelve consecutive monthly payment dates, subject to a cap of
$300,000. Once the sweep deposits have ceased, the monthly payments consisting of principal and interest that were in effect prior to the sweep deposits will resume. Any principal that is deferred at the option of the lender during the occurrence of such sweep deposits will result in a higher balloon payment payable on the maturity date of the mortgage loan. The pooling and servicing agreement will provide that if such sweep deposits commence, the applicable master servicer shall not elect to require monthly payments of interest only unless those payments would commence on or after May 11, 2012, which is the date that is five years prior to the maturity date of the mortgage loan.

     Partial Interest-Only Balloon Loans. One hundred thirty-seven (137) of the mortgage loans, representing approximately 34.7% of the initial mortgage pool balance (115 mortgage loans in loan group 1, representing

                                      S-84

approximately 35.8% of the initial loan group 1 balance, and (22 mortgage loans in loan group 2, representing approximately 30.8% of the initial loan group 2 balance), provide for the payment of interest only to be due on each due date until the expiration of a designated interest-only period, and the amortization of principal commencing on the due date following the expiration of such interest-only period on the basis of an amortization schedule that is significantly longer than the remaining term to stated maturity, with a substantial payment of principal to be due on the maturity date.

     Interest-Only Balloon Loans. Sixty-four (64) of the mortgage loans, representing approximately 40.2% of the initial mortgage pool balance (43 mortgage loans in loan group 1, representing approximately 40.0% of the initial loan group 1 balance, and twenty-one (21) mortgage loans in loan group 2, representing approximately 41.0% of the initial loan group 2 balance) require the payment of interest only until the related maturity date and provide for the repayment of the entire principal balance on the related maturity date.

     Fully Amortizing Loans. Seven (7) of the mortgage loans, representing approximately 0.6% of the initial mortgage pool balance (six (6) mortgage loan in loan group 1, representing approximately 0.8% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately
0.1% of the initial loan group 2 balance), is characterized by--

     o    constant monthly debt service payments throughout the substantial term of the mortgage loan; and

     o    amortization schedules that are approximately equal to the actual terms of the mortgage loan.

     This fully amortizing loan has neither--

     o    an anticipated repayment date; nor

     o    the associated repayment incentives.

     ARD Loans. Three (3) of the mortgage loans, representing approximately 0.7%
of the initial mortgage pool balance and approximately 0.9% of the initial loan group 1 balance, are characterized by the following features:

     o    a maturity date that is more than 10 years following origination;

     o    the designation of an anticipated repayment date that is generally 5 to 10 years following origination; the anticipated repayment date for such mortgage loans are listed on Annex A-1 to this prospectus supplement;

     o    the ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally one to six months prior to the related anticipated repayment date;

     o    until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate;

     o    from and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be in excess of its initial mortgage interest rate;

     o    the deferral of any additional interest accrued with respect to such mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This post-anticipated repayment date additional interest may, in some cases, compound at the new revised mortgage interest rate. Any post-anticipated repayment date additional interest accrued with respect to such mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full; and

     o    from and after its anticipated repayment date, the accelerated amortization of such mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which

                                      S-85

          remains after payment of the applicable monthly debt service payments, permitted operating expenses, capital expenditures and/or funding of any required reserves. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     All of the above-identified ARD Loans require the payment of interest only until the expiration of a designated period and the payment of principal following the interest only period.

     As discussed under "Ratings" in this prospectus supplement, the ratings on the respective classes of offered certificates do not represent any assessment of whether the mortgage loan having an anticipated repayment date will be paid in full by its anticipated repayment date or whether and to what extent post-anticipated repayment date additional interest will be received.

     In the case of the ARD Loans, the related borrower has agreed to enter into a cash management agreement prior to the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under such mortgage loan.

     Any amount received in respect of additional interest payable on the ARD
Loans will be distributed to the holders of the class Z certificates. Generally, additional interest will not be included in the calculation of the mortgage interest rate for a mortgage loan, and will only be paid after the outstanding principal balance of the mortgage loan together with all interest thereon at the mortgage interest rate has been paid. With respect to such mortgage loans, no prepayment premiums or yield maintenance charges will be due in connection with any principal prepayment after the anticipated repayment date.

     Converting Loan. One (1) of the mortgage loans, representing approximately
0.03% of the initial mortgage pool balance and approximately 0.1% of the initial loan group 1 balance, has a fixed interest rate for the first 10 years of the mortgage loan term, followed by an adjustable interest rate period. The loan documents require that the adjusted interest rate will not be lower than the fixed interest rate.

     Any additional interest (accruing at a rate in excess of the initial fixed interest rate) payable and received on the Converting Loan will be distributed to the holders of the class Y certificates. Generally, additional interest will not be included in the calculation of the mortgage interest rate for a mortgage loan, and will only be paid after the outstanding principal balance of the mortgage loan together with all interest thereon at the mortgage interest rate has been paid. No prepayment premiums or yield maintenance charges will be due in connection with any principal prepayment after the related open prepayment period.

     The Converting Loan specified above is a fully-amortizing loan.

     Recasting of Amortization Schedules. Some of the mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds, or in certain cases, upon a partial prepayment, to pay the related unpaid principal balance.

     Prepayment Provisions.

     Prepayment Lock-out, Defeasance, Prepayment Consideration and Open Periods.
All of the mortgage loans provide for one or more of the following:

     o    a prepayment lock-out period, during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part;

     o    a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance;

                                      S-86

     o    a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment; and

     o    an open period, during which voluntarily prepayments are permitted without payment of any prepayment consideration.

     Notwithstanding otherwise applicable lock-out periods, defeasance periods or prepayment consideration periods, certain prepayments of some of the underlying mortgage loans may occur under the circumstances described under
"--Other Prepayment Provisions; Mortgage Loans Which May Require Principal
Paydowns" below. The prepayment terms of each of the mortgage loans are more particularly described in Annex A-1 to this prospectus supplement.

     The table below shows, with respect to all of the mortgage loans, the prepayment provisions in effect as of the cut-off date.

                  PREPAYMENT PROVISIONS AS OF THE CUT-OFF DATE

                                   NUMBER OF LOANS
                          ---------------------------------
                                                                             % INITIAL   % INITIAL
                                                                % INITIAL       LOAN       LOAN
                                             LOAN     LOAN      MORTGAGE      GROUP 1     GROUP 2
PREPAYMENT PROVISIONS     MORTGAGE POOL   GROUP 1   GROUP 2   POOL BALANCE    BALANCE     BALANCE
-----------------------   -------------   -------   -------   ------------   ---------   ---------

L, Def, O                      266          205        61         85.9%         85.8%       86.5%
L, YM1%, O                      37           30         7          8.0%          7.5%        9.7%
L, Def or YM1%, O                7            4         3          2.3%          1.9%        3.7%
L, YM1%, Def or YM1%, O          2            2         0          1.6%          2.0%        0.0%
Dec%, O                          1            0         1          0.0%          0.0%        0.1%
YM1%, Def or YM1%, O             1            1         0          0.4%          0.5%        0.0%
L, Def, Def or YM1%, O          10           10         0          1.6%          2.0%        0.0%
L, Dec%, O                       1            1         0          0.2%          0.2%        0.0%
Other                            1            1         0          0.0%          0.1%        0.0%
                               ---          ---       ---        -----         -----       -----
TOTAL                          326          254        72        100.0%        100.0%      100.0%
                               ===          ===       ===        =====         =====       =====

     For the purposes of the foregoing table, the letter designations under the heading "Prepayment Provisions" have the following meanings, as further described in the first paragraph of this "--Prepayments Provisions" section--

     o    "L" means a prepayment lock-out period;

     o    "Def" means a defeasance period;

     o    "YM" means a prepayment consideration period during which the mortgage loan is prepayable together with payment of a yield maintenance charge;

     o    "YM1%" a prepayment consideration period during which the mortgage loan is prepayable together with payment of the greater of (i) a yield maintenance charge and (ii) at least 1% of the prepaid amount;

     o    "Def or YM" means a period during which the borrower either (i) has the option to defease the mortgage loan or prepay the mortgage loan together with payment of a yield maintenance charge or (ii) is required to defease if the cost to defease the mortgage loan is less than the cost to prepay the mortgage loan with a yield maintenance charge;

     o    "Dec%" means a prepayment consideration period during which the mortgage loan is prepayable together with payment of a percentage of the prepaid amount that declines over time;

                                      S-87

     o    "Less of Def or YM" means a period during which the borrower is obligated to defease the mortgage loan unless the cost to prepay with yield maintenance is less; and

     o    "O" means an open period.

     Set forth below is information regarding the remaining terms of the prepayment lock-out and prepayment lock-out/ defeasance periods, as applicable, for the 324 mortgage loans for which a prepayment lock-out period is currently in effect:

     o    the maximum remaining prepayment lock-out or prepayment
          lock-out/defeasance period as of the cut-off date is 127 months with respect to the entire mortgage pool, 119 months with respect to loan group 1 and 127 months with respect to loan group 2;

     o    the minimum remaining prepayment lock-out or prepayment
          lock-out/defeasance period as of the cut-off date is 8 months with respect to the entire mortgage pool, 8 months with respect to loan group 1 and 33 months with respect to loan group 2; and

     o    the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 99 months with respect to the entire mortgage pool, 98 months with respect to loan group 1 and 102 months with respect to loan group 2.

     The aggregate characteristics of the prepayment provisions of the mortgage loans will vary over time as:

     o    lock-out periods expire and mortgage loans enter periods during which prepayment consideration may be required in connection with principal prepayments and, thereafter, enter open prepayment periods; and

     o    mortgage loans are prepaid, repurchased, replaced or liquidated following a default or as a result of a delinquency.

     Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the certificateholders in the amounts and in accordance with the priorities described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the mortgage loans that require payment of prepayment premiums or yield maintenance charges.
In addition, in the event of a liquidation of a defaulted mortgage loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. As a result, proceeds received in connection with the liquidation of any defaulted mortgage loan in the trust fund may be insufficient to pay any prepayment premium or yield maintenance charge due in connection with such involuntary prepayment. Neither we nor the underwriters make, and none of the mortgage loan sellers has made, any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans or with respect to the enforceability of any provision in a mortgage loan that requires the payment of a prepayment premium or yield maintenance charge. See "Risk
Factors--Yield Maintenance Charges or Defeasance Provisions May Not Fully
Protect Against Prepayment Risk" in this prospectus supplement, "Risk
Factors--Some Provisions in the Mortgage Loans Underlying Your Offered
Certificates May Be Challenged As Being Unenforceable--Prepayment Premiums, Fees
and Charges" and "Legal Aspects of Mortgage Loans--Penalty Interest and
Limitations on Prepayments" in the accompanying base prospectus.

     Other Prepayment Provisions; Mortgage Loans Which May Require Principal
Paydowns. Generally, the mortgage loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

                                      S-88

     Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

     Additionally, the exercise of a purchase option by a tenant with respect to all or a portion of a mortgaged real property may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

     Certain of the mortgage loans are secured by letters of credit or cash reserves that in each such case:

     o    will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

     o    if not so released, will (or, in some cases, at the discretion of the lender, may) prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

     o    permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage; or

     o    prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered Certificates;
and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, are Highly Unpredictable," "--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of
Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the
accompanying base prospectus.

     Many of the mortgage loans permit one or more of the following types of transfers:

     o    transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

          1.   confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then-current ratings of the certificates; or

          2.   the reasonable acceptability of the transferee to the lender;

     o    a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or the sponsor;

     o    transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

                                      S-89

     o    transfers of ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or other standards specified in the related loan documents;

     o    a transfer of non-controlling ownership interests in the related borrower;

     o    a transfer of a controlling ownership interest in the related borrower, subject to (i) receipt of written confirmation from the rating agencies that the proposed transfer would not result in a qualification, downgrade or withdrawal of any of the then current ratings of the offered certificates, (ii) lender consent or (iii)
          there being no change in the management of the mortgaged real property;

     o    involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

     o    issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

     o    a transfer of ownership interests for estate planning purposes;

     o    changes in ownership between existing partners and members of the related borrower;

     o    a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower;

     o    transfers of shares in a publicly held corporation or in connection with the initial public offering of a private company;

     o    with respect to tenant-in-common borrowers, transfers among and/or to additional tenant-in-common borrowers; or

     o    other transfers similar in nature to the foregoing.

     Defeasance Loans. Two-hundred seventy-six (276) mortgage loans, representing approximately 87.5% of the initial mortgage pool balance (215 mortgage loans in loan group 1, representing approximately 87.8% of the initial loan group 1 balance and 61 mortgage loans in loan group 2, representing approximately 86.5% of the initial loan group 2 balance), permit the borrower to defease the related mortgage loan, in whole or in part, by delivering U.S.
government securities or other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and that satisfy applicable U.S. Treasury regulations regarding defeasance, as substitute collateral during a period in which voluntary prepayments are prohibited. See
"--Prepayment Provisions" in this prospectus supplement.

         Each of these mortgage loans permits the related borrower, during the applicable specified periods and subject to the applicable specified conditions, to pledge to the holder of the mortgage loan the requisite amount of government securities and obtain a full or partial release of the mortgaged real property.
In general, the government securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--

     o    will be made prior, but as closely as possible, to all successive due dates through and including the first day of the "open period" (the date on which that prepayment is permitted without the payment of any prepayment premium or yield maintenance charge), the maturity date or, if applicable, the related anticipated repayment date; and

     o    will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment scheduled to be due on that date, together with, in the case of the last due date, any remaining defeased principal balance, with any excess to be returned to the related borrower.

                                      S-90

     For purposes of determining the defeasance collateral for each of these mortgage loans that has an anticipated repayment date, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

     If fewer than all of the real properties securing any particular mortgage loan or group of cross-collateralized mortgage loans are to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on any one or more of: (i) the allocated loan amount for the property to be released, (ii) the portion of the monthly debt service payments attributable to the property to be released, (iii) an estimated or otherwise determined sales price of the property to be released or (iv) the achievement or maintenance of a specified debt service coverage ratio with respect to the real properties that are not being released. Seven (7) mortgage loans, representing approximately 4.3% of the initial mortgage pool balance (6 mortgage loans in loan group 1, representing approximately 4.2% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately
4.8% of the initial loan group 2 balance, permit the partial release of collateral in connection with partial defeasance.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the defeasance collateral, together with an opinion of counsel confirming the first priority status of the security interest.

     None of the mortgage loans may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

     See "Risk Factors--Risks Related to the Offered Certificates--Yield
Maintenance Charges or Defeasance Provisions May Not Fully Protect Against
Prepayment Risk" in this prospectus supplement.

Collateral Substitution and Partial Releases (Other Than In Connection With
Defeasance), and Addition of Collateral

     In addition to the release of a mortgaged real property in connection with full or partial defeasance, certain of the loan documents provide for (i) the substitution of an individual mortgaged real property for another property, (ii)
the partial release of a portion of the mortgaged real property upon a partial prepayment with yield maintenance or other prepayment consideration or (iii) the free release of a portion of the mortgaged real property, which portion is undeveloped, non-income producing or an out-parcel, and/or which portion was not material in the underwriting of the mortgage loan (even if it was included in the appraised value of the mortgaged real property). Below is a description of the mortgage loans that permit property substitution and partial release upon a partial prepayment.

     In the case of four (4) mortgage loans (loan numbers 96, 157, 162 and 163), the loan documents provide that the related borrower may acquire adjoining property to the mortgaged real property in connection with the acquisition of the adjoining property and/or obtain a fee interest in the mortgaged real property in which the related borrower currently holds only a leasehold interest.

     Property Substitutions.

     In the case of one (1) mortgage loan, (loan number 11), secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Georgia-Alabama Retail Portfolio, representing approximately 1.2% of the initial mortgage pool balance and approximately 1.5% of the initial loan group 1 balance, the related borrower may from time to time substitute individual mortgaged real properties with other real properties subject to the satisfaction of certain conditions, including:

          o    the market value of the substitute property is equal to or exceeds the greater of (i) the initial appraised value of the release property and (ii) the then-current market value of the release property;

          o    after giving effect to the substitution, the loan-to-value ratio is no greater than 100%;

                                      S-91

          o    after giving effect to the substitution, the debt service
               coverage ratio of the mortgage loan is at least equal to the greater of (i) the debt service coverage ratio as of loan
               origination and (ii) the debt service coverage ratio immediately preceding the substitution; and

          o    no more than an aggregate of seven property substitutions may occur during the loan term.

     In the case of one (1) mortgage loan (loan number 39, secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
HCP Tranche I, representing approximately 0.6% of the initial mortgage pool balance and approximately 0.7% of the initial loan group 1 balance, the related borrower may from time to time substitute a portion of the related mortgaged real property with another parcel of real property subject to the satisfaction of certain conditions, specifically:

          o    the market value of the substitute property is equal to or exceeds the greater of (i) the initial appraised value of the release property and (ii) the then-current market value of the release property;

          o    after giving effect to the substitution, the aggregate debt service coverage ratio is at least 1.35x; and

          o    the aggregate amount of rent payable under leases at all
               properties for traditional medical office use is not less than
               50% of all rents payable under all leases at individual
               properties.

     Property Releases.

     In addition to the foregoing discussion, some of the mortgage loans that we intend to include in the trust fund may permit, in some cases, upon the satisfaction of certain loan-to-value, debt service coverage ratio, leasing and other conditions, the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case do not represent a significant portion of the appraised value of the related mortgaged real property or were not taken into account in underwriting the subject mortgage loan.

MORTGAGE POOL CHARACTERISTICS

     General. A detailed presentation of various characteristics of the mortgage loans, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annexes A-1, A-2, B and C to this prospectus supplement. Some of the terms that appear in those exhibits, as well as elsewhere in this prospectus supplement, are defined or otherwise discussed in the glossary to this prospectus supplement. The statistics in the tables and schedules on Annexes A-1, A-2, B and C to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

                                      S-92

SIGNIFICANT MORTGAGE LOANS

     The following table shows certain characteristics of the ten largest mortgage loans or groups of cross-collateralized mortgage loans in the trust, by cut-off date principal balance.

                               NUMBER                                 % OF       % OF
                                 OF                                  INITIAL    INITIAL                               CUT-OFF
                              MORTGAGE                     % OF       LOAN       LOAN                                   DATE
                               LOANS/                    INITIAL     GROUP 1    GROUP 2                              PRINCIPAL
                  MORTGAGE    MORTGAGED   CUT-OFF DATE   MORTGAGE   MORTGAGE   MORTGAGE                  PROPERTY     BALANCE
                    LOAN        REAL        PRINCIPAL      POOL       POOL       POOL       PROPERTY       SIZE         PER
   LOAN NAME       SELLER    PROPERTIES     BALANCE       BALANCE    BALANCE    BALANCE       TYPE      SF/UNIT(1)     SF/UNIT
---------------   --------   ----------   ------------   --------   --------   --------   -----------   ----------   ---------

One Pacific         MLML         1        $105,000,000      3.8%       4.8%      0.0%        Office       428,244     $    245
Plaza
The Commons at      CRF          1        $101,500,000      3.6%       4.7%      0.0%        Retail       171,097     $    593
Calabasas
10 Milk Street      MLML         1        $ 58,000,000      2.1%       2.7%      0.0%        Office       229,843     $    252
Residence Inn       MLML         1        $ 46,250,000      1.7%       2.1%      0.0%     Hospitality         187     $247,326
Bethesda
Mervyn's            PNC          1        $ 45,000,000      1.6%       2.1%      0.0%        Office       336,000     $    134
Corporate
Headquarters
Millbridge          MLML         1        $ 40,000,000      1.4%       0.0%      6.6%     Multifamily         848     $ 47,170
Apartments
Renaissance III     CRF          1        $ 40,000,000      1.4%       1.8%      0.0%        Retail       225,973     $    177
Retail
Scottsdale          MLML         1        $ 38,000,000      1.4%       1.7%      0.0%        Retail       201,565     $    189
Center
Orlando Airport     MLML         1        $ 35,000,000      1.3%       1.6%      0.0%      Industrial     493,000     $     71
Industrial
Broadstone
Vista Ridge         PNC          1        $ 33,300,000      1.2%       0.0%      5.5%     Multifamily         372     $ 89,516
                               ---        ------------     ----       ----      ----
TOTAL/WEIGHTED
   AVERAGE ....                 10        $542,050,000     19.5%      21.5%     12.1%

                          CUT-OFF
                            DATE
                            LTV
   LOAN NAME       DSCR    RATIO
---------------   -----   -------

One Pacific       1.31x    75.5%
Plaza
The Commons at    1.21x    79.9%
Calabasas
10 Milk Street    1.30x    71.9%
Residence Inn     1.54x    69.5%
Bethesda
Mervyn's          1.35x    68.2%
Corporate
Headquarters
Millbridge        1.25x    76.0%
Apartments
Renaissance III   1.23x    80.0%
Retail
Scottsdale        1.24x    71.7%
Center
Orlando Airport   1.37x    73.8%
Industrial
Broadstone
Vista Ridge       1.38x    72.4%
                  ----     ----
TOTAL/WEIGHTED
   AVERAGE ....   1.31x    74.6%

----------
(1)  Property size is indicated in square feet, except with respect to hospitality properties (in which case it is indicated in rooms).

     See Annex C to this prospectus supplement for descriptions of the ten largest mortgage loans or groups of cross-collateralized mortgage loans.

THE LOAN COMBINATIONS

     General. The mortgage pool will include ten (10) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other mortgage loans that we will not include in the trust. Each mortgage loan comprising a particular Loan Combination is evidenced by a separate promissory note. The aggregate debt represented by the entire Loan
Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The mortgage loans that are part of a particular Loan Combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is effected either through one or more co-lender agreements or other intercreditor arrangements to which the respective holders of the subject promissory notes are parties or may be reflected by virtue of relevant provisions contained in the subject promissory notes and a common loan agreement. Such co-lender agreements or other intercreditor arrangements will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a Loan Combination.

                                      S-93

     The table below identifies each mortgage loan that is part of a Loan
Combination.

                                                                                       U/W DSCR (NCF) AND
                                                                                  CUT-OFF DATE LOAN-TO-VALUE
                      MORTGAGE LOANS THAT ARE                    RELATED NON-           RATIO OF ENTIRE
                    PART OF A LOAN COMBINATION                    TRUST LOANS           LOAN COMBINATION
--------------------------------------------------------------   -------------   ----------------------------
    TRUST MORTGAGE LOAN (AS       CUT-OFF DATE   % OF INITIAL      ORIGINAL                      CUT-OFF DATE
IDENTIFIED ON ANNEX A-1 TO THIS     PRINCIPAL    MORTGAGE POOL     PRINCIPAL                    LOAN-TO-VALUE
     PROSPECTUS SUPPLEMENT)         BALANCE        BALANCE         BALANCE       U/W NCF DSCR       RATIO
-------------------------------   ------------   -------------   -------------   ------------   -------------

Commons at Calabasas(1)(2)        $101,500,000        3.6%       $16,000,000         1.21x          79.9%
The Georgia-Alabama Retail
Portfolio                         $ 33,000,000        1.2%       $47,000,000(3)      1.24x          79.5%
Morehouse Portfolio               $ 17,260,000        0.6%       $   760,000         1.12x          82.9%
Town & Country Shopping Center    $  9,176,000        0.3%       $   581,250         1.08x          83.9%
Hillwood Apartments               $  8,250,000        0.3%       $   400,000         1.15x          79.4%
Ashton Lake Apartments            $  5,280,000        0.2%       $   320,000         1.07x          84.8%
New Sunshine Tech Center          $  4,520,000        0.2%       $   282,000         1.17x          84.2%
Super Center Plaza                $  3,820,000        0.1%       $   238,750         1.19x          85.0%
Quail Creek Plaza                 $  3,800,000        0.1%       $   237,000         1.15x          85.0%
Somerset Meadows                  $  3,400,000        0.1%       $   200,000         1.20x          76.6%

(1)  The Commons at Calabasas Loan Combination consists of the related trust mortgage loan and a future advance obligation in an amount up to
     $16,000,000. The borrower has issued a promissory note to the holder of the future advance obligation, which will be pari passu in right of payment
     (upon such future advance) to the trust mortgage loan. The figures presented in this table do not take into account any potential future advance.

(2)  At borrower's request, not more than three years after the loan origination date and provided there is no event of default, the future advance may be made in an amount equal to the lesser of (a) $16,000,000, (b) the amount that, together with the principal indebtedness as of the date on which the additional advance is requested to be made, results in a debt service coverage ratio of not less than 1.29x, and (c) 80% of the appraised value of the additional improvements.

(3)  The original principal balance of the related non-trust loans for the
     Georgia-Alabama Retail Portfolio consists of a $33,000,000 A-note and a
     $14,000,000 B-note.

     The Commons at Calabasas Loan Combination

     General. The Commons at Calabasas Trust Mortgage Loan, which has a cut-off date principal balance of $101,500,000, representing approximately 3.6% of the initial mortgage pool balance and approximately 4.7% of the initial loan group 1 balance, is part of the Loan Combination that we refer to as the Commons at
Calabasas Loan Combination. The Commons at Calabasas Loan Combination consists of the related trust mortgage loan (the "Commons at Calabasas Trust Mortgage
Loan") and a future funding obligation held by Countrywide Commercial Real
Estate Finance, Inc. (which may be sold or transferred at any time) up to the amount of $16,000,000, upon certain conditions set forth in the loan documents.
Upon the future funding, the promissory note will be pari passu in right of payment to the Commons at Calabasas Trust Mortgage Loan (such pari passu note, the "Commons at Calabasas A-Note Non-Trust Mortgage Loan"). The Commons at
Calabasas A-Note Non-Trust Mortgage Loan will not be deposited into the trust, but will be secured by the same mortgaged real property. The Commons at
Calabasas Loan Combination will be serviced under the series 2007-7 pooling and servicing agreement. The relative rights of the holders of the loans comprising the Commons at Calabasas Loan Combination are governed by the Commons at
Calabasas Intercreditor Agreement.

     Future Advances. The holder of the future funding obligation has the obligation to advance up to $16,000,000 on or before May 10, 2010, which will be pari passu to the Commons at Calabasas Trust Mortgage Loan, subject to certain conditions, including, among other things, (i) the absence of a mortgage loan event of default, (ii) the debt service coverage ratio of such Loan Combination
(including each future advance previously made) is equal to or greater than
1.29x based on a trailing three month cash flow; and (iii) the delivery of such other documents as the mortgage loan seller or relevant third party may require.
The Commons at Calabasas Intercreditor Agreement and the related mortgage loan documents provide that (i) the relevant advancing party will retain the obligation to make any future advances, (ii) the relevant advancing party will indemnify the trust against any loss resulting from its failure to fund any such future advance, and (iii) the relevant advancing party acquired an interest in the related loan combination entitling it, if any future advance is made, to amounts repaid by the related borrower in respect of the future advance.

                                      S-94

     Priority of Payments. Pursuant to the Commons at Calabasas Intercreditor
Agreement and following a future funding of the Commons at Calabasas A-Note
Non-Trust Mortgage Loan, collections on the Commons at Calabasas Loan
Combination (excluding any amounts as to which other provisions for their application has been made in the related loan documents) will be allocated
(after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of Advances and interest thereon, incurred under the pooling and servicing agreement) to the issuing entity, as holder of the Commons at Calabasas Trust Mortgage Loan, and to the holder of the Commons at Calabasas
A-Note Non-Trust Mortgage Loan, on a pari passu and pro rata basis in accordance with the respective principal balances of the loans.

     Rights of the Holder of the Commons at Calabasas A-Note Non-Trust Mortgage
Loan. Under the Commons at Calabasas Intercreditor Agreement, the holder of the
Commons at Calabasas A-Note Non-Trust Mortgage Loan will have non-binding consultation rights with respect to any major actions that relate to the Commons at Calabasas Loan Combination.

     The Georgia-Alabama Retail Portfolio Loan Combination

     General. The Georgia-Alabama Retail Portfolio Trust Mortgage Loan, which has a cut-off date principal balance of $33,000,000, representing approximately
1.2% of the initial mortgage pool balance and approximately 1.5% of the initial loan group 1 balance, is part of the Loan Combination that we refer to as the
Georgia-Alabama Retail Portfolio Loan Combination. The Georgia-Alabama Retail
Portfolio Loan Combination consists of the related trust mortgage loan (the
"Georgia-Alabama Retail Portfolio Trust Mortgage Loan"), a mortgage loan that is pari passu in right of payment with the Georgia-Alabama Retail Portfolio Trust
Mortgage Loan (the "Georgia-Alabama Retail Portfolio A-Note Non-Trust Mortgage
Loan," and together with the Georgia-Alabama Retail Portfolio Trust Mortgage
Loan, the "Georgia-Alabama Retail Portfolio Senior Mortgage Loans) and a
subordinate mortgage loan (the "Georgia-Alabama Retail Portfolio B-Note
Non-Trust Mortgage Loan"). The Georgia-Alabama Retail Portfolio Loan Combination
is secured by mortgages or deeds of trust on the subject mortgaged real properties. The Georgia-Alabama Retail Portfolio A-Note Non-Trust Mortgage Loan
and the Georgia-Alabama Retail Portfolio B-Note Non-Trust Mortgage Loan are
currently held by Countrywide Commercial Real Estate Finance, Inc. or an
affiliate of Countrywide Commercial Real Estate Finance, Inc., and will not be included in the trust fund.

     Priority of Payments. The rights of the holder of the Georgia-Alabama
Retail Portfolio A-Note Non-Trust Mortgage Loan to receive payments of interest, principal and other amounts are pari passu to the rights of the holder of the
Georgia-Alabama Retail Portfolio Trust Mortgage Loan to receive such amounts.
The rights of the holder of the Georgia-Alabama Retail Portfolio B-Note
Non-Trust Mortgage Loan to receive payments of interest, principal and other amounts are subordinate to the rights of the holders of the Georgia-Alabama
Retail Portfolio Senior Mortgage Loans to receive such amounts.

     Pursuant to the Georgia-Alabama Retail Portfolio Intercreditor Agreements,
prior to an event of default, collections on the Georgia-Alabama Retail
Portfolio Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents) will be allocated (after the application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

     o    first, to the applicable servicer, all unreimbursed costs and expenses paid by such entity;

     o    second, to the Georgia-Alabama Retail Portfolio Trust Mortgage Loan
          and the Georgia-Alabama Retail Portfolio A-Note Non-Trust Mortgage
          Loan, on a pari passu basis, an amount equal to all accrued and unpaid interest (excluding default interest) on their principal balances (net of related servicing fees);

     o    third, to the Georgia-Alabama Retail Portfolio Trust Mortgage Loan and
          the Georgia-Alabama Retail Portfolio A-Note Non-Trust Mortgage Loan,
          on a pari passu basis, in an amount equal to scheduled principal payments due and their pro rata portion of other principal payments attributable to the Georgia-Alabama Retail Portfolio Loan Combination
          in accordance with the related loan documents;

                                      S-95

     o    fourth, to the Georgia-Alabama Retail Portfolio B-Note Non-Trust
          Mortgage Loan, in an amount equal to (a) the aggregate amount of all payments made by the holder thereof in connection with the exercise of its cure rights, (b) all accrued and unpaid interest (excluding default interest) on its respective principal balance (net of related master servicing fees) and (c) scheduled principal payments due in respect of the mortgage loan and its pro rata portion of all other principal payments attributable to the Georgia-Alabama Retail
          Portfolio Loan Combination in accordance with the related loan documents;

     o    fifth, to the Georgia-Alabama Retail Portfolio Trust Mortgage Loan and
          Georgia-Alabama Retail Portfolio A-Note Non-Trust Mortgage Loan, on a
          pari passu basis, any yield maintenance premiums due in respect of those mortgage loans under the related loan documents;

     o    sixth, to the Georgia-Alabama Retail Portfolio B-Note Non-Trust
          Mortgage Loan, any yield maintenance premium due in respect of that mortgage loan under the related loan documents;

     o    seventh, to the Georgia-Alabama Retail Portfolio Trust Mortgage Loan
          and the Georgia-Alabama Retail Portfolio A-Note Non-Trust Mortgage
          Loan on a pari passu basis, and to the Georgia-Alabama Retail
          Portfolio B-Note Non-Trust Mortgage Loan, in each case on a pro rata basis, any default interest, to the extent not payable to any party pursuant to the Pooling and Servicing Agreement;

     o    eighth, to the Georgia-Alabama Retail Portfolio Trust Mortgage Loan
          and the Georgia-Alabama Retail Portfolio A-Note Non-Trust Mortgage
          Loan, on a pari passu basis, an amount equal to any extension fees, to the extent actually paid by the borrower and to the extent not payable to any party pursuant to the Pooling and Servicing Agreement;

     o    ninth, to the Georgia-Alabama Retail Portfolio B-Note Non-Trust
          Mortgage Loan, on a pro rata basis an amount equal to any extension fees, to the extent actually paid by the borrower, to the extent not payable to any party pursuant to the Pooling and Servicing Agreement;

     o    tenth, to the Georgia-Alabama Retail Portfolio Trust Mortgage Loan and
          the Georgia-Alabama Retail Portfolio A-Note Non-Trust Mortgage Loan on
          a pari passu basis and to the Georgia-Alabama Retail Portfolio B-Note
          Non-Trust Mortgage Loan, in each case on a pro rata basis, any late payment charges actually paid by the borrower, to the extent not payable to any party pursuant to the Pooling and Servicing Agreement;

     o    eleventh, to the Georgia-Alabama Retail Portfolio Trust Mortgage Loan
          and the Georgia-Alabama Retail Portfolio A-Note Non-Trust Mortgage
          Loan on a pari passu basis and to the Georgia-Alabama Retail Portfolio
          B-Note Non-Trust Mortgage Loan, in each case on a pro rata basis
          (based on their respective initial principal balances), any excess amounts paid by, but not required to be returned to, the borrower.

     Pursuant to the Georgia-Alabama Retail Portfolio Intercreditor Agreement,
subsequent to the occurrence and during the continuation of a monetary or other material event of default, collections on the Georgia-Alabama Retail Portfolio
Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents and excluding (x)
proceeds, awards or settlements to be applied to the restoration or repair of the related mortgaged property or released to the borrower in accordance with the Servicing Standard or the related loan documents and (y) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and/or interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

     o    first, to the applicable servicer, all unreimbursed costs and expenses paid by such entity;

     o    second, to the Georgia-Alabama Retail Portfolio Trust Mortgage Loan
          and the Georgia-Alabama Retail Portfolio A-Note Non-Trust Mortgage
          Loan, on a pari passu basis, an amount equal to all

                                      S-96

          accrued and unpaid interest (excluding default interest) on their principal balances (net of related servicing fees);

     o    third, to the Georgia-Alabama Retail Portfolio Trust Mortgage Loan and
          the Georgia-Alabama Retail Portfolio A-Note Non-Trust Mortgage Loan,
          on a pari passu basis, principal payments, until their principal balances have been reduced to zero;

     o    fourth, to the Georgia-Alabama Retail Portfolio B-Note Non-Trust
          Mortgage Loan, in an amount equal to (a) the aggregate amount of all payments made by the holder thereof in connection with the exercise of its cure rights, (b) all accrued and unpaid interest (excluding default interest) on its respective principal balance (net of related master servicing fees) and (c) principal payments until its principal balance has been reduced to zero;

     o    fifth, to the Georgia-Alabama Retail Portfolio Trust Mortgage Loan and
          the Georgia-Alabama Retail Portfolio A-Note Non-Trust Mortgage Loan,
          on a pari passu basis, any yield maintenance premium due in respect of those mortgage loans under the related loan documents;

     o    sixth, to the Georgia-Alabama Retail Portfolio B-Note Non-Trust
          Mortgage Loan, any yield maintenance premium due in respect of that mortgage loan under the related loan documents;

     o    seventh, to the Georgia-Alabama Retail Portfolio Trust Mortgage Loan
          and the Georgia-Alabama Retail Portfolio A-Note Non-Trust Mortgage
          Loan, on a pari passu basis and to the Georgia-Alabama Retail
          Portfolio B-Note Non-Trust Mortgage Loan, in each case on a pro rata basis, any default interest, to the extent not payable to any party pursuant to the Pooling and Servicing Agreement;

     o    eighth, to the Georgia-Alabama Retail Portfolio Trust Mortgage Loan
          and the Georgia-Alabama Retail Portfolio A-Note Non-Trust Mortgage
          Loan, on a pari passu basis, an amount equal to any extension fees, to the extent actually paid by the borrower, to the extent not payable to any party pursuant to the Pooling and Servicing Agreement;

     o    ninth, to the Georgia-Alabama Retail Portfolio B-Note Non-Trust
          Mortgage Loan, on a pro rata basis an amount equal to any extension fees, to the extent actually paid by the borrower, to the extent not payable to any party pursuant to the Pooling and Servicing Agreement;

     o    tenth, to the Georgia-Alabama Retail Portfolio Trust Mortgage Loan and
          the Georgia-Alabama Retail Portfolio A-Note Non-Trust Mortgage Loan,
          on a pari passu basis, and to the Georgia-Alabama Retail Portfolio
          B-Note Non-Trust Mortgage Loan, in each case on a pro rata basis, any late payment charges actually paid by the borrower, to the extent not payable to any party pursuant to the Pooling and Servicing Agreement;

     o    eleventh, to the Georgia-Alabama Retail Portfolio Trust Mortgage Loan
          and the Georgia-Alabama Retail Portfolio A-Note Non-Trust Mortgage
          Loan, on a pari passu basis, and to the Georgia-Alabama Retail
          Portfolio B-Note Non-Trust Mortgage Loan, in each case on a pro rata basis (based on their respective initial principal balances), any excess amounts paid by, but not required to be returned to, the borrower.

     Consent Rights. Under the Georgia-Alabama Retail Portfolio Intercreditor
Agreement, the Georgia-Alabama Retail Portfolio Controlling Party will be entitled to direct the applicable master servicer and the special servicer, and the master servicer or the special servicer, as applicable, may not take any of the following actions without the consent of the Georgia-Alabama Retail
Portfolio Controlling Party:

     o    any acceleration of the mortgage loans in the Georgia-Alabama Retail
          Portfolio Loan Combination (unless such acceleration is by its terms automatic under the related loan documents);

                                      S-97

     o    any foreclosure upon or comparable conversion (which may include acquisition of REO Property) of the ownership of the related mortgaged property or any subsequent sale of the mortgaged property (including
          REO Property);

     o    any modification of, or waiver with respect to, (a) the material payment terms of the Georgia-Alabama Retail Portfolio Loan
          Combination, (b) any provision of the related loan documents that restricts the related borrower or its equity owners from incurring additional indebtedness or (c) any other material non-monetary term of the Georgia-Alabama Retail Portfolio Loan Combination;

     o    any proposed sale of the mortgaged property other than as specifically permitted by the related loan documents;

     o    any acceptance of a discounted payoff of the Georgia-Alabama Retail
          Portfolio Loan Combination;

     o    any determination to bring the mortgaged property or REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at the mortgaged property or REO Property;

     o    any release of any portion of the mortgaged property (other than in accordance with the terms of the related loan documents);

     o    any acceptance of additional or substitute collateral for the
          Georgia-Alabama Retail Portfolio Loan Combination (other than in accordance with the terms of the related loan documents);

     o    any waiver of a "due-on-sale" or "due-on-encumbrance" clause or insurance provision;

     o    any acceptance of an assumption agreement releasing the borrower, or any guarantor, from liability under the Georgia-Alabama Retail
          Portfolio Loan Combination;

     o    the approval by holder of the Georgia-Alabama Retail Portfolio Trust
          Mortgage Loan of any replacement Special Servicer for the
          Georgia-Alabama Retail Portfolio Loan Combination (other than in connection with the Trustee becoming the successor pursuant to the terms of the pooling and servicing agreement);

     o    any adoption or approval of any plan or reorganization, restructuring or similar plan in the bankruptcy of the borrower;

     o    any renewal or replacement of the then-existing insurance policies to the extent that such renewal or replacement does not comply with the terms of the related loan documents or any proposed modification or waiver of any insurance requirements under the related loan documents;

     o    any approval of the incurrence of additional debt by the borrower or any mezzanine financing by any direct or indirect beneficial owner of the borrower (other than in accordance with the terms of the related loan documents) and the approval of any related intercreditor agreement;

     o    any release of the borrower or any guarantor from liability under the
          Georgia-Alabama Retail Portfolio Loan Combination;

     o    any transfer or pledge of the mortgaged property or any portion thereof or any transfer or pledge of any direct or indirect ownership interest in the borrower, except as may be expressly permitted by the related loan documents or any consent to an assignment and assumption of the Georgia-Alabama Retail Portfolio Loan Combination pursuant to the related loan documents;

     o    any replacement of the property manager, if approval is required by the related loan documents;

                                      S-98

     o    any material reduction or material waiver of any obligations to pay any reserve amounts under the related loan documents;

     Consultation Rights. Under the Georgia-Alabama Retail Portfolio
Intercreditor Agreement, the holder of the Georgia-Alabama Retail Portfolio
Trust Mortgage Loan and the applicable servicer are permitted to consult, on a non-binding basis, with the Georgia-Alabama Retail Portfolio Controlling Party with respect to certain actions relating to the Georgia-Alabama Retail Portfolio
Loan Combination and the related mortgaged properties including, among other things, execution or renewal of any lease (if approval is required by the related loan documents) and waiver of any notice provisions related to prepayment of all or any portion of the Georgia-Alabama Retail Portfolio Loan
Combination.

     Purchase Option. The Georgia-Alabama Retail Portfolio Intercreditor
Agreement provides that if (a) any principal or interest payment with respect to the Georgia-Alabama Retail Portfolio Loan Combination becomes delinquent, (b)
the Georgia-Alabama Retail Portfolio Loan Combination has been accelerated, (c)
the principal balance of the Georgia-Alabama Retail Portfolio Loan Combination
is not paid at maturity, (d) the Georgia-Alabama Retail Portfolio Borrower files a petition for bankruptcy or (e) the Georgia-Alabama Retail Portfolio becomes a specially serviced loan (and an event of default has occurred and is continuing), then (if the holder of the Georgia-Alabama Retail Portfolio B-Note
Non-Trust Loan is not then currently curing the subject default and at the time of such purchase the subject event of default is continuing), the
Georgia-Alabama Retail Portfolio Controlling Party has the option to purchase the Georgia-Alabama Retail Portfolio Trust Mortgage Loan from the trust fund, at a price generally equal to the aggregate unpaid principal balance of the
Georgia-Alabama Trust Mortgage Loan, together with all accrued and unpaid interest on that mortgage loan, to but not including the date of such purchase, plus any related servicing compensation, advances and interest on advances payable or reimbursable to any party to the pooling and servicing agreement.

     Cure Rights. In the event that the related borrower fails to make any scheduled payments due under the related loan documents, the holder of the
Georgia-Alabama Retail Portfolio B-Note Non-Trust Mortgage Loan will have five business days from the date of receipt of notice of the subject default (or five business days from the expiration of any applicable grace period, whichever is longer) to cure the default. In the event of a non-monetary default by the related borrower, the holder of the Georgia-Alabama Retail Portfolio B-Note
Non-Trust Mortgage Loan will have 30 days from the date of receipt of notice of the subject default (or 30 days from the expiration of any applicable grace period, whichever is longer) to cure the default; provided that if the subject non-monetary default cannot be cured within 30 days, but the holder of the
Georgia-Alabama Retail Portfolio B-Note Non-Trust Mortgage Loan has commenced and is diligently prosecuting the cure of the subject default, the cure period will be extended for an additional period not to exceed 30 additional days.

     Without the prior consent of the holder of the Georgia-Alabama Retail
Portfolio Trust Mortgage Loan, the holder of the Georgia-Alabama Retail
Portfolio B-Note Non-Trust Mortgage Loan will not have the right to cure more than six cure events during the term of the Georgia-Alabama Retail Portfolio
Loan Combination and no single cure event may exceed three months.

     The MezzCap Loan Combinations

     The Ashton Lake Apartments Mortgage Loan, which has a cut-off date principal balance of $5,280,000, representing approximately 0.2% of the initial mortgage pool balance and approximately 0.9% of the initial loan group 2 balance, is part of the Loan Combination that we refer to as the Ashton Lake
Apartments Loan Combination. Morehouse Portfolio Mortgage Loan, which has a cut-off date principal balance of $17,260,000, representing approximately 0.6%
of the initial mortgage pool balance and approximately 0.8% of the initial loan group 1 balance, is part of the Loan Combination that we refer to as the
Morehouse Portfolio Loan Combination. Super Center Plaza Mortgage Loan, which has a cut-off date principal balance of $3,820,000, representing approximately
0.1% of the initial mortgage pool balance and approximately 0.2% of the initial loan group 1 balance, is part of the Loan Combination that we refer to as the
Super Center Plaza Loan Combination. Town & Country Shopping Center Mortgage
Loan, which has a cut-off date principal balance of $9,176,000, representing approximately 0.3% of the initial mortgage pool balance and approximately 0.4%
of the initial loan group 1 balance, is part of the Loan Combination that we refer to as the Town & Country Shopping Center Loan Combination. Quail Creek
Plaza Mortgage Loan, which has a cut-off date principal balance of $3,800,000, representing approximately 0.1% of the initial mortgage pool balance and approximately 0.2% of the initial loan group 1 balance, is part of the

                                      S-99

Loan Combination that we refer to as the Quail Creek Plaza Loan Combination. New
Sunshine Tech Center Mortgage Loan, which has a cut-off date principal balance of $4,520,000, representing approximately 0.2% of the initial mortgage pool balance and approximately 0.2% of the initial loan group 1 balance, is part of the Loan Combination that we refer to as the New Sunshine Tech Loan Combination.
In each case, the related borrower has encumbered the subject mortgaged real property with subordinate debt, which constitutes the related B-Note Non-Trust
Loan. In each case, the aggregate debt consisting of the underlying trust mortgage loan and the related B-Note Non-Trust Loan, which two mortgage loans constitute a Loan Combination, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include each of the underlying mortgage loans in the trust fund. Each of those B-Note Non-Trust
Loans was sold immediately after origination to Mezz Cap Finance, LLC, and will not be included in the trust fund. We refer to each of the Ashton Lake
Apartments Loan Combination, the Morehouse Portfolio Loan Combination, the Super
Center Plaza Loan Combination, the Town & Country Shopping Center Loan
Combination, the Quail Creek Plaza Loan Combination and the New Sunshine Tech
Center Loan Combination as a "MezzCap Loan Combination."

     In the case of each MezzCap Loan Combination, the underlying mortgage loan and related B-Note Non-Trust Loan are cross-defaulted. Each such B-Note
Non-Trust Loan has the same maturity date and prepayment structure as the related underlying trust mortgage loan. For purposes of the information presented in this prospectus supplement with respect to each underlying mortgage loan that is part of any MezzCap Loan Combination, unless the context clearly indicates otherwise, the loan-to-value ratio and debt service coverage ratio information reflects only that underlying mortgage loan and does not take into account the related B-Note Non-Trust Loan.

     In the case of each MezzCap Loan Combination, the trust, as the holder of the related underlying mortgage loan, and the holder of the related B-Note
Non-Trust Loan are parties to an intercreditor agreement, which we refer to as a
MezzCap Intercreditor Agreement. The servicing and administration of each underlying mortgage loan (and, to the extent described below, the related B-Note
Non-Trust Loan) that is part of a MezzCap Loan Combination will be performed by the applicable master servicer and the special servicer on behalf of the trust
(and, in the case of the related B-Note Non-Trust Loan, on behalf of the holder of that loan). The applicable master servicer will be required to collect payments with respect to any B-Note Non-Trust Loan only following the occurrence of certain events of default with respect to the related MezzCap Loan
Combination set forth in the related MezzCap Intercreditor Agreement, each of which events of default is referred to as a MezzCap Material Default. The following describes certain provisions of the MezzCap Intercreditor Agreements.

     Priority of Payments. The rights of the holder of each B-Note Non-Trust
Loan that is part of a MezzCap Loan Combination to receive payments of interest, principal and other amounts are subordinate to the rights of the holder of the related underlying mortgage loan to receive such amounts. So long as a MezzCap
Material Default has not occurred or, if a MezzCap Material Default has occurred but is no longer continuing with respect to a MezzCap Loan Combination, the borrower under the related MezzCap Loan Combination will be required to make separate payments of principal and interest to the holder of the related underlying trust mortgage loan and B-Note Non-Trust Loan. Escrow and reserve payments will be made to the applicable master servicer on behalf of the trust as the holder of the underlying mortgage loans. Any voluntary principal prepayments will be applied as provided in the related loan documents; provided that any prepayment resulting from the payment of insurance proceeds or condemnation awards or accepted during the continuance of an event of default will be applied as though there were an existing MezzCap Material Default. If a
MezzCap Material Default occurs and is continuing with respect to a MezzCap Loan
Combination, then all amounts tendered by the borrower on the related B-Note
Non-Trust Loan will be subordinate to all payments due with respect to the subject underlying trust mortgage loan and the amounts with respect to the applicable MezzCap Loan Combination will be paid in the following manner:

     o    first, to the master servicer, the special servicer and the trustee, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon;

     o    second, to the master servicer and the special servicer, in an amount equal to the accrued and unpaid servicing fees and/or other compensation earned by them;

     o    third, to the subject underlying mortgage loan, in an amount equal to interest (other than default interest) due with respect to the subject underlying mortgage loan;

                                     S-100

     o    fourth, to the subject underlying mortgage loan, in an amount equal to the principal balance of the subject underlying mortgage loan until paid in full;

     o    fifth, to the subject underlying mortgage loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the subject underlying mortgage loan;

     o    sixth, to the related B-Note Non-Trust Loan up to the amount of any unreimbursed costs and expenses paid by the holder of the related
          B-Note Non-Trust Loan;

     o    seventh, to the related B-Note Non-Trust Loan, in an amount equal to interest (other than default interest) due with respect to the related
          B-Note Non-Trust Loan;

     o    eighth, to the related B-Note Non-Trust Loan, in an amount equal to the principal balance of the related B-Note Non-Trust Loan until paid in full;

     o    ninth, to the related B-Note Non-Trust Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the related B-Note Non-Trust Loan;

     o    tenth, to the subject underlying mortgage loan and the related B-Note
          Non-Trust Loan, in that order, in an amount equal to any unpaid default interest accrued on the subject underlying mortgage loan and the related B-Note Non-Trust Loan, respectively; and

     o    eleventh, to the subject underlying mortgage loan and the related
          B-Note Non-Trust Loan, pro rata, based upon the initial principal balances, any amounts actually collected that represent late payment charges, other than a prepayment premium or default interest, that are not payable to the applicable master servicer, the special servicer or the trustee; and

     o    twelfth, any excess, to the subject underlying mortgage loan and the related B-Note Non-Trust Loan, pro rata, based upon the initial principal balances.

     Notwithstanding the foregoing, amounts payable with respect to a B-Note
Non-Trust Loan that is part of a MezzCap Loan Combination will not be available to cover all costs and expenses associated with the related underlying mortgage loan. Unless a MezzCap Material Default exists with respect to a MezzCap Loan
Combination, payments of principal and interest with respect to the related
B-Note Non-Trust Loan will be distributed to the holder of the related B-Note
Non-Trust Loan and, accordingly, will not be available to cover certain expenses that, upon payment out of the trust fund, will constitute Additional Trust Fund
Expenses. For example, a Servicing Transfer Event could occur with respect to a
MezzCap Loan Combination, giving rise to special servicing fees, at a time when no MezzCap Material Default exists. In addition, following the resolution of all
Servicing Transfer Events (and presumably all MezzCap Material Defaults) with respect to a MezzCap Loan Combination, workout fees would be payable. The special servicer has agreed that special servicing fees, workout fees and principal recovery fees earned with respect to any B-Note Non-Trust Loan that is part of a MezzCap Loan Combination will be payable solely out of funds allocable thereto. However, special servicing compensation earned with respect to an underlying mortgage loan that is part of a MezzCap Loan Combination, as well as interest on related advances and various other servicing expenses, will be payable out of collections allocable to that underlying mortgage loan and/or general collections on the mortgage pool if collections allocable to the related
B-Note Non-Trust Loan are unavailable or insufficient to cover such items.

     If, after the expiration of the right of the holder of any B-Note Non-Trust
Loan that is part of a MezzCap Loan Combination to purchase the related underlying mortgage loan (as described under "--Purchase Option" below), the related underlying mortgage loan or the subject B-Note Non-Trust Loan is modified in connection with a workout so that, with respect to either the related underlying mortgage loan or the subject B-Note Non-Trust Loan, (a) the outstanding principal balance is decreased, (b) payments of interest or principal are waived, reduced or deferred or (c) any other adjustment is made to any of the terms of that MezzCap Loan Combination, then all payments to the trust, as the holder of the related underlying mortgage loan, will be made as if the workout did not occur and the payment terms of the related underlying mortgage loan will remain the same. In that case, the holder of the subject
B-Note Non-Trust Loan will be required to bear the full economic effect of all waivers, reductions or deferrals of amounts due on either the related underlying mortgage loan or the subject B-Note Non-Trust Loan

                                     S-101

attributable to the workout (up to the outstanding principal balance, together with accrued interest, of the subject B-Note Non-Trust Loan).

     So long as a MezzCap Material Default has not occurred with respect to a
MezzCap Loan Combination, the master servicer will have no obligation to collect payments with respect to the related B-Note Non-Trust Loan. A separate servicer of that B-Note Non-Trust Loan will be responsible for collecting amounts payable in respect of that B-Note Non-Trust Loan. That servicer will have no servicing duties or obligations with respect to the related underlying mortgage loan or the related mortgaged real property. If a MezzCap Material Default occurs with respect to a MezzCap Loan Combination, the master servicer or the special servicer, as applicable, will (during the continuance of that MezzCap Material
Default) collect and distribute payments for both the related underlying mortgage loan and the related B-Note Non-Trust Loan according to the sequential order of priority provided for in the related MezzCap Intercreditor Agreement.

     Consent Rights. Subject to certain limitations with respect to modifications and certain rights of the holder of a B-Note Non-Trust Loan that is part of a MezzCap Loan Combination to purchase the related underlying mortgage loan (as discussed in the next paragraph and under "--Purchase Option"
below), the holder of that B-Note Non-Trust Loan has no voting, consent or other rights with respect to the master servicer's or special servicer's administration of, or the exercise of rights and remedies with respect to, the related MezzCap Loan Combination.

     In the case of each MezzCap Loan Combination, the ability of the master servicer or the special servicer, as applicable, to enter into any assumption, amendment, deferral, extension, increase or waiver of any term or provision of the related B-Note Non-Trust Loan, the related underlying mortgage loan or the related loan documents, is limited by the rights of the holder of the related
B-Note Non-Trust Loan to approve modifications and other actions as contained in the related MezzCap Intercreditor Agreement; provided that the consent of the holder of a B-Note Non-Trust Loan will not be required in connection with any modification or other action with respect to the related MezzCap Loan
Combination after the expiration of the right of the holder of the related
B-Note Non-Trust Loan to purchase the related underlying mortgage loan; and
provided, further, that no consent or failure to provide consent by the holder of the related B-Note Non-Trust Loan may cause the master servicer or special servicer to violate applicable law or any term of the series 2007-7 pooling and servicing agreement, including the Servicing Standard. The holder of a B-Note
Non-Trust Loan that is part of the MezzCap Combination may not enter into any assumption, amendment, deferral, extension, increase or waiver of the subject
B-Note Non-Trust Loan or the related loan documents without the prior written consent of the trustee, as holder of the related underlying mortgage loan, acting through the master servicer and/or the special servicer as specified in the series 2007-7 pooling and servicing agreement.

     Purchase Option. In the case of each MezzCap Loan Combination, upon the occurrence of any one of certain defaults that are set forth in the related
MezzCap Intercreditor Agreement, the holder of the related B-Note Non-Trust Loan will have the right to purchase the related underlying mortgage loan at a purchase price determined under the related MezzCap Intercreditor Agreement and generally equal to the sum of (a) the outstanding principal balance of the related underlying mortgage loan, (b) accrued and unpaid interest on the outstanding principal balance of the related underlying mortgage loan (excluding any default interest or other late payment charges), (c) any unreimbursed servicing advances made by the master servicer, the special servicer or the trustee with respect to the related mortgaged real property, together with any advance interest thereon, (d) reasonable out-of-pocket legal fees and costs incurred in connection with enforcement of the subject MezzCap Loan Combination by the master servicer or the special servicer in accordance with its duties and related to an event of default, (e) any interest on any unreimbursed P&I advances made by the master servicer the trustee with respect to the related underlying mortgage loan, (f) any related master servicing fees, primary servicing fees, special servicing fees and trustee's fees payable under the series 2007-7 pooling and servicing agreement, and (g) out-of-pocket expenses incurred by the trustee, the special servicer or the master servicer with respect to the subject MezzCap Loan Combination together with advance interest thereon.

     The Hillwood Apartments and the Somerset Meadows Loan Combinations

     The Hillwood Apartments Mortgage Loan and the Somerset Meadows Mortgage
Loan (each, a "CFC A-Note Trust Mortgage Loan"), which have a cut-off date principal balance of $8,250,000 and $3,400,000, respectively, representing approximately 0.3% and 0.1%, respectively, of the initial mortgage pool balance and approximately 1.4% and 0.2%, respectively, of the initial loan group 2 and loan group 1 balances, respectively, are

                                     S-102

each part of the Loan Combinations that we refer to as the Hillwood Apartments
Loan Combination and the Somerset Meadows Loan Combination, as applicable. In each case, the related borrower has encumbered the subject mortgaged real property with subordinate debt, which constitutes the related "CFC B-Note
Non-Trust Loan." In each case, the aggregate debt consisting of the underlying trust mortgage loan and the related CFC B-Note Non-Trust Loan, which two mortgage loans constitute a Loan Combination, is secured by a single mortgage or deed of trust on the subject mortgaged real property. We intend to include each of the underlying mortgage loans in the trust fund. Each of the CFC B-Note
Non-Trust Loans is currently held by Countrywide Commercial Real Estate Finance,
Inc. and will not be included in the trust fund. We refer to each of the
Hillwood Apartments Loan Combination and the Somerset Meadows Loan Combination
as a "CFC B-Note Loan Combination."

     In the case of each CFC B-Note Loan Combination, the underlying mortgage loan and related B-Note Non-Trust Loan are cross-defaulted. Each such B-Note
Non-Trust Loan has the same maturity date and prepayment structure as the related underlying trust mortgage loan. For purposes of the information presented in this prospectus supplement with respect to each underlying mortgage loan that is part of any CFC B-Note Loan Combination, unless the context clearly indicates otherwise, the loan-to-value ratio and debt service coverage ratio information reflects only that underlying mortgage loan and does not take into account the related CFC B-Note Non-Trust Loan.

     Priority of Payments. Pursuant to the related intercreditor agreements
(together, the "CFC B-Note Intercreditor Agreements"), the rights of the respective holders of the CFC B-Note Non-Trust Loans to receive payments of interest, principal and other amounts are subordinate to the rights of the holders of the related CFC A-Note Trust Mortgage Loans to receive such amounts.
Prior to an event of default, collections on the respective CFC B-Note Loan
Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents) will be allocated
(after the application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and interest thereon, incurred under the
Pooling and Servicing Agreement) generally in the following manner, to the extent of available funds:

     o    first, to the applicable servicer, all unreimbursed costs and expenses paid by such entity;

     o    second, to the related CFC A-Note Trust Mortgage Loan, in an amount equal to the accrued and unpaid interest (excluding default interest)
          on its principal balance (net of related servicing fees);

     o    third, to the related CFC A-Note Trust Mortgage Loan, in an amount equal to its pro rata portion of all principal payments on the related
          Loan Combination, in accordance with the related loan documents;

     o    fourth, to the holders of the CFC B-Note Non-Trust Loans, in an amount equal to (a) the aggregate amount of all payments made by the holder thereof in connection with the exercise of its cure rights, (b) the accrued and unpaid interest (excluding default interest) on its respective principal balance (net of the related master servicing fees) and (c) its pro rata portion of all principal payments on the respective Loan Combination in accordance with the related loan documents;

     o    fifth, to the related CFC A-Note Trust Mortgage Loan, in an amount equal to any yield maintenance or prepayment premium actually received in respect of the related CFC A-Note Trust Mortgage Loan;

     o    sixth, to the holders of the CFC B-Note Non Trust Loans, in an amount equal to any yield maintenance or prepayment premium actually received in respect of the related CFC B-Note Non-Trust Loan;

     o    seventh, to the related CFC A-Note Trust Mortgage Loan and the holder of the related CFC B-Note Non Trust Loan, in each case on a pro rata basis, any default interest to the extent not payable to any party pursuant to the Pooling and Servicing Agreement;

     o    eighth, to the related CFC A-Note Trust Mortgage Loan, in an amount equal to any extension fees paid by the related borrower, to the extent not payable to any party pursuant to the Pooling and Servicing
          Agreement;

                                     S-103

     o    ninth, to the holder of the related CFC B-Note Non Trust Loan, in an amount equal to any extension fees paid by the related borrower, to the extent not payable to any party pursuant to the Pooling and
          Servicing Agreement;

     o    tenth, to the related CFC A-Note Trust Mortgage Loan and the holder of the related CFC B-Note Non-Trust Loan, in each case on a pro rata basis, any late charges paid by the borrower, to the extent not payable to any party pursuant to the Pooling and Servicing Agreement;
          and

     o    eleventh, to the related CFC A-Note Trust Mortgage Loan and the holder of the related CFC B-Note Non-Trust Loan, in each case on a pro rata basis, any excess amount paid by the related borrower that is not required to be returned to such borrower pursuant to the related loan documents.

     Pursuant to the of the CFC B-Note Intercreditor Agreements, subsequent to the occurrence and during the continuation of a monetary or other material event of default, collections on the related CFC B-Note Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents) will be allocated (after the application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and interest thereon, incurred under the Pooling and Servicing Agreement)
generally in the following manner, to the extent of available funds:

     o    first, to the applicable servicer, all unreimbursed costs and expenses paid by such entity;

     o    second, to the related CFC A-Note Trust Mortgage Loan, in an amount equal to all accrued and unpaid interest (excluding default interest)
          on its principal balance (net of related servicing fees);

     o    third, to the related CFC A-Note Trust Mortgage Loan, principal payments until its principal balance has been reduced to zero;

     o    fourth, to the holder of the related CFC B-Note Non-Trust Loan, in an amount equal to (a) the aggregate amount of all payments made by the holder thereof in connection with the exercise of cure rights, (b) all accrued and unpaid interest (excluding default interest) on its respective principal balance (net of related master servicing fees)
          and (c) principal payment until its principal balance has been reduced to zero;

     o    fifth, to the related CFC A-Note Trust Mortgage Loan, any yield maintenance premium or prepayment premium due under the related loan documents;

     o    sixth, to the holder of the related CFC B-Note Non-Trust Loan, in an amount equal to any yield maintenance premium or prepayment premium due under the related loan documents

     o    seventh, to the related CFC A-Note Trust Mortgage Loan and the holder of the related CFC B-Note Non Trust Loan, in each case on a pro rata basis, any default interest to the extent not payable to any party pursuant to the Pooling and Servicing Agreement;

     o    eighth, to the related CFC A-Note Trust Mortgage Loan, in an amount equal to any extension fees paid by the related borrower, to the extent not payable to any party pursuant to the Pooling and Servicing
          Agreement;

     o    ninth, to the holder of the related CFC B-Note Non Trust Loan, in an amount equal to any extension fees paid by the related borrower, to the extent not payable to any party pursuant to the Pooling and
          Servicing Agreement;

     o    tenth, to the related CFC A-Note Trust Mortgage Loan and the holder of the related CFC B-Note Non-Trust Loan, in each case on a pro rata basis, any late charges paid by the borrower, to the extent not payable to any party pursuant to the Pooling and Servicing Agreement;
          and

                                     S-104

     o    eleventh, to the related CFC A-Note Trust Mortgage Loan and the holder of the related CFC B-Note Non-Trust Loan, in each case on a pro rata basis, any excess amount paid by the related borrower that is not required to be returned to such borrower pursuant to the related loan documents.

     Consent Rights. The holder of the related CFC B-Note Non-Trust Loan does not have any voting, consent or other rights related to the master servicer's or the special servicer's administration of, or the exercise of rights and remedies with respect to, the related CFC Loan Combination.

     Consultation Rights. The holder of the related CFC B-Note Non-Trust Loan has non-binding consultation rights.

     Purchase Option. The CFC B-Note Intercreditor Agreements provide that if
(a) any principal or interest payment with respect to the related CFC Loan
Combination becomes delinquent, (b) the related CFC Loan Combination has been accelerated, (c) the principal balance of the related CFC Loan Combination is not paid at maturity, (d) the related borrower files a petition for bankruptcy or (e) the related CFC A-Note Trust Mortgage Loan becomes a specially serviced loan (and an event of default has occurred and is continuing), then (if the holder of the related CFC B-Note Non-Trust Loan is not then curing the subject default and at the time of such purchase the subject event of default is continuing), the holder of the related CFC B-Note Non-Trust Loan has the option to purchase the related CFC A-Note Trust Mortgage Loan from the Trust Fund, at a price generally equal to the aggregate unpaid principal balance of the related
CFC A-Note Trust Mortgage Loan, together with all accrued and unpaid interest on that mortgage loan, to but not including the date of such purchase, plus any related servicing compensation, advances and interest on advances payable or reimbursable to any party to the pooling and servicing agreement.

     Cure Rights. In the event the related borrower fails to make any scheduled payment due under the related loan documents the holder of the related CFC
B-Note Non-Trust Loan will have five business days from the date of receipt of notice of the subject default (or five business days from the expiration of any applicable grace period, whichever is longer) to cure the default. In the event of a non-monetary default by the related borrower, the holder of the related CFC
B-Note Non-Trust Loan will have 30 days from the date of receipt of notice of the subject default (or 30 days from the expiration of any applicable grace period, whichever is longer) to cure the default; provided that if the subject non-monetary default cannot be cured within 30 days, but the holder of the related CFC B-Note Non-Trust Loan has commenced and is diligently prosecuting the cure of the subject default, the cure period will be extended for an additional period not to exceed 30 additional days.

     Without the prior consent of the holder of the related Trust Mortgage Loan, the holder of the related CFC B-Note Non-Trust Loan will not have the right to cure more than six cure events during the term of the related CFC Loan
Combination and no single cure event may exceed three months.

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. Each mortgage loan seller will represent in its mortgage loan purchase agreement that, with respect to the mortgage loans that we will purchase from that mortgage loan seller, no scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the cut-off date for such mortgage loan, without giving effect to any applicable grace period, nor was any scheduled payment 30 days or more delinquent with respect to any monthly debt service payment at any time since the date of its origination, without giving effect to any applicable grace period. None of the mortgage loans has experienced any losses of principal or interest (through forgiveness of debt or restructuring) since origination.

     Tenant Matters. Described and listed below are certain aspects of the some of the tenants at the mortgaged real properties for the mortgage loans--

     o    Two-hundred thirty-two (232) of the mortgaged real properties, securing approximately 45.2% of the initial mortgage pool balance and approximately 57.8% of the initial loan group 1 balance, are, in each case, a retail property, an office property or an industrial/warehouse property that is leased to one or more major tenants that each occupies at least 25.0% of the net rentable area of the

                                     S-105

          particular property. A number of companies are major tenants at more than one of the mortgaged real properties.

     o    Eighty-nine (89) of the mortgaged real properties, securing approximately 12.7% of the initial mortgage pool balance and approximately 16.3% of the initial loan group 1 balance, are entirely or substantially leased to a single tenant.

     o    There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o    Certain tenant leases at the mortgaged real properties (including mortgaged real properties leased to a single tenant) have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter. See Annex A-1 to this prospectus supplement for information regarding lease term expirations with respect to the three largest tenants at the mortgaged real properties.

     o    Six (6) of the mortgaged real properties, representing security for approximately 1.4% of the initial mortgage pool balance, 1 mortgaged real property, representing 0.5% of the initial loan group 1 balance and 5 mortgaged real properties in loan group 2, representing approximately 6.4% of the initial loan group 2 balance, are multifamily rental properties that have a material tenant
          concentration of students. Those kinds of mortgaged real properties may experience more fluctuations in occupancy rate than other types of properties.

     o    With respect to certain of the mortgage loans, one or more of the tenants may be local, state or federal governmental entities
          (including mortgaged real properties leased to a single tenant). These entities may have the right to terminate their leases at any time, subject to various conditions, including notice to the landlord or a loss of available funding.

     o    With respect to certain of the mortgage loans, one or more tenants
          (which may include significant tenants) have lease expiration dates or early termination options, that occur prior to the maturity date of the related mortgage loan. Additionally, mortgage loans may have concentrations of leases expiring at varying rates in varying percentages prior to the related maturity date and in some situations, all of the leases, at a mortgaged real property may expire prior to the related maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties.

     o    With respect to certain of the mortgage loans, one or more of the tenants at the related mortgaged real property may be "dark", have yet to take possession of their leased premises or may have taken possession of their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases.

     Ground Leases. In the case of each of nine (9) mortgaged real properties, representing approximately 3.1% of the initial mortgage pool balance and approximately 4.0% of the initial loan group 1 balance, the related mortgage constitutes a lien on the related borrower's leasehold or sub-leasehold interest in the subject mortgaged real property, but not on the corresponding fee interest. In each case (except as specified below), the related ground lease or sub-ground lease, after giving effect to all extension options exercisable at the option of the relevant lender, expires more than 10 years after the stated
maturity of the related mortgage loan and the ground lessor has agreed to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the related ground lessee.

     In the case of one (1) mortgage loan (loan number 66), secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as
S8 Portfolio-Coeur d'Alene, representing approximately 0.4% of the initial mortgage pool balance and approximately 0.5% of the initial loan group 1 balance, the related ground lease expires approximately six years after the mortgage loan maturity date.

                                     S-106

     See "Risk Factors--Lending on Ground Leases Creates Risks for Lenders That
Are Not Present When Lending on an Actual Ownership Interest in a Real Property"
and "Legal Aspects Of Mortgage Loans--Foreclosure--Leasehold Considerations" in
the accompanying base prospectus.

     Additional and Other Financing.

     Additional Secured Debt. In the case of each of the A-Note Trust Mortgage
Loans, the related mortgage also secures the related Non-Trust Loan, which will not be included in the trust fund. See "--The Loan Combinations" above for a description of certain aspects of the related Loan Combinations.

     In the case of four (4) mortgage loans, representing approximately 2.5% of the initial mortgage pool balance (three (3) mortgage loans in loan group 1, representing approximately 2.5% of the initial loan group 1 balance, and one (1)
mortgage loan in loan group 2, representing approximately 2.4% of the initial loan group 2 balance), the owners of the related borrowers are permitted to incur subordinate debt secured by a lien on the related mortgaged real property, as identified in the table below. The incurrence of this subordinate indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions--

     o    consent of the mortgage lender;

     o    satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject subordinate debt may not exceed a specified percentage of the value of the related mortgaged real property and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject subordinate loan may not be less than a specified number;

     o    subordination of the subordinate debt pursuant to a subordination and intercreditor agreement; and/or

     o    confirmation from each rating agency that the subordinate financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

                                       MORTGAGE LOAN CUT-OFF   MAXIMUM COMBINED   MINIMUM COMBINED
LOAN GROUP   MORTGAGED REAL PROPERTY        DATE BALANCE           LTV RATIO            DSCR
----------   -----------------------   ---------------------   ----------------   ----------------

     1       Morehead Medical Plaza         $32,900,000               75%               1.10x
     1       Rainbow Sunset Pavilion        $17,150,000               75%         1.25x on actual
                                                                                  loan constant
     2       Mallard Pointe                 $14,700,000               80%               1.20x
     1       Old Glory                      $ 4,990,065               25%               2.00x

     Except as described above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by the related mortgaged real properties without the lender's consent.
See "Risk Factors--Risks Relating to the Mortgage Loans--A Borrower's Other
Loans May Reduce the Cash Flow Available to the Mortgaged Real Property Which
May Adversely Affect Payment on Your Certificates; Mezzanine Financing Reduces a
Principal's Equity in, and Therefore Its Incentive to Support, a Mortgaged Real
Property" in this prospectus supplement. See also, See "Risk Factors--Additional
Secured Debt Increases the Likelihood That a Borrower Will Default on a Mortgage
Loan Underlying Your Offered Certificates" and "Legal Aspects Of Mortgage
Loans--Subordinate Financing" in the accompanying base prospectus.

                                      S-107

     Mezzanine Debt. In the case of ten (10) mortgage loans, representing approximately 3.0% of the initial mortgage pool balance (four (4) mortgage loans in loan group 1, representing approximately 0.9% of the initial loan group 1 balance, and six (6) mortgage loans in loan group 2, representing approximately
10.5% of the initial loan group 2 balance), the owner(s) of the related borrower have pledged their interests in the borrower to secure secondary financing in the form of mezzanine debt, as indicated in the table below.

                                                                                                            INTEREST
                                          MORTGAGE         ORIGINAL                                          RATE ON
 LOAN     LOAN   MORTGAGED PROPERTY     LOAN CUT-OFF    MEZZANINE DEBT     AGGREGATE     MATURITY DATE OF   MEZZANINE
NUMBER   GROUP         NAME             DATE BALANCE        BALANCE      DEBT BALANCE     MEZZANINE LOAN       LOAN
------   -----   --------------------   ------------    --------------   ------------    ----------------   ---------

50         2     Evergreen Apartments    $14,200,000      $ 1,000,000     $15,200,000     April 8, 2017       12.50%
                 - Las Vegas
60         2     Hollister Place         $13,000,000      $ 1,400,000     $14,400,000     March 1, 2017       12.00%
                 Apartments
97         2     Southern Cove           $ 8,800,000      $   500,000     $ 9,300,000      May 8, 2017        12.75%
                 Apartments
114        1     Sienna Gardens          $ 7,549,801      $   360,000     $ 7,909,801     April 8, 2017       12.50%
174        1     Four Cities             $ 5,259,911      $   750,000     $ 6,009,911    August 30, 2021      13.00%
                 Properties Portfolio
187        1     Langhorne Road          $ 4,800,000      $   400,000     $ 5,200,000     May 11, 2017        12.50%
16, 17     2     Oak Hollow              $27,424,101(1)   $16,000,000(1)  $43,424,101(1)       (1)             6.00%(1)
and 18           Apartments, Meadow
                 Creek Apartments and
                 Briar Creek
                 Apartments
304        1     GSA Chicago Heights     $ 1,800,000      $   915,631     $ 2,715,631    November 8, 2011      7.00%

----------
(1)  With respect to the cross-collateralized and cross-defaulted mortgage loans secured by the mortgaged real properties identified on Annex A-1 as Oak
     Hollow Apartments, Meadow Creek Apartments and Briar Creek Apartments, the
     debt balances set forth in the table above represent the aggregate mortgage loan cut-off date balances, original mezzanine debt balances and combined debt balances, as applicable, for all three mortgage loans. The original mezzanine debt balance of $16,000,000 represents the aggregate mezzanine debt balances of one senior mezzanine loan in the original balance
     $10,600,000 and one junior mezzanine loan in the original balance of
     $5,400,000, both of which were incurred or assumed by the same mezzanine borrower for all three mortgage loans. The senior mezzanine loan is evidenced by three separate promissory notes in the original amounts of
     $3,500,000 ("Note A"), 3,000,000 ("Note B") and $4,100,000 ("Note C"). Note
     A matures on March 1, 2009 and Note B, Note C and the junior mezzanine loan each mature on March 1, 2017. The interest rate on both the senior mezzanine loan and junior mezzanine loan is 6% per annum.

     In the case of each of the above described mortgage loans with existing mezzanine debt, the mezzanine loan was made by the related mortgage loan seller as mezzanine lender simultaneously with the origination of the mortgage loan and is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender, under which, generally, among other covenants and agreements between the mezzanine lender and the mortgage lender, the mezzanine lender--

     o    has agreed, among other things, not to acquire the equity ownership interests in the related mortgage borrower constituting collateral securing its related mezzanine loan without either the consent of the holder of the mortgage loan or written confirmation from the rating agencies that an enforcement action would not cause the downgrade, withdrawal or qualification of the then current ratings of the offered certificates, unless certain conditions are met relating to the identity and status of the transferee of the collateral and the replacement property manager and, in certain cases, the delivery of an acceptable non-consolidation opinion letter by counsel, and

     o    has subordinated and made junior its related mezzanine loan to the related mortgage loan (other than as to its interest in the pledged collateral) and has the option to purchase the related mortgage loan if that mortgage loan becomes a defaulted mortgage loan, and the option to cure the default.

     In the case of 33 mortgage loans, representing approximately 14.3% of the initial mortgage pool balance (29 mortgage loans in loan group 1, representing approximately 14.5% of the initial loan group 1 balance, and four (4) mortgage loans in loan group 2, representing approximately 13.4% of the initial loan group 2 balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt in the future, as identified in the table below. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions--

                                      S-108

     o    consent of the mortgage lender;

     o    satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject mezzanine debt may not exceed a specified percentage of the value of the related mortgaged real property and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject mezzanine loan may not be less than a specified number;

     o    subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

     o    confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then current ratings of the offered certificates.

  FUTURE MEZZ
---------------                                                 MORTGAGE       MAX        MIN
  LOAN     LOAN                                                 CUT-OFF     COMBINED   COMBINED
 NUMBER   GROUP                     PROPERTY NAME               BALANCE        LTV       DSCR
-------   -----   -----------------------------------------   -----------   --------   --------

   6        2     Millbridge Apartments                       $40,000,000     90.0%      1.07x
   12       1     Kauai Village Retail Center                 $32,900,000     80.0%      1.25x
   21       1     Parkview Village                            $23,400,000     80.0%      1.20x
   25       1     Cingular Wireless - Farmers Branch          $18,944,925     70.0%      1.20x
   26       1     5805 Sepulveda Boulevard                    $18,700,000     80.0%      1.20x
   27       1     Lincoln Center West (Santa Monica)          $18,600,000     80.0%      1.20x
   29       2     Reserve Lofts                               $18,000,000     80.0%      1.00x
   30       2     Willow Springs Apartments(1)                $17,800,000     75.0%      1.20x
   40       1     Brea Imperial Center(3)                     $15,150,000     80.0%      1.20x
   45       1     5 Points Plaza                              $14,600,000     80.0%      1.20x
   48       1     One Turnberry Place                         $14,486,381     80.0%      1.20x
   49       1     Mirbeau Inn and Spa(3)                      $14,237,172     85.0%      1.30x
   52       1     Gristmill Village                           $14,000,000     85.0%      1.07x
   55       1     Meridian Tower(2)                           $13,800,000     85.0%      1.10x
   78       1     Silgan Containers(6)                        $10,280,000     85.0%      1.10x
   85       1     Bradford Plaza Shopping Center              $ 9,500,000     80.0%      1.20x
   86       1     Hostess Building(2)                         $ 9,500,000     80.0%      1.20x
   96       1     Gateway Medical Plaza                       $ 8,800,000     90.0%      1.05x
  100       1     Radisson Fee Interest(2)                    $ 8,400,000     85.0%      1.07x
  109       1     Cypress Station Shopping Center(1)          $ 7,900,000     70.0%      1.20x
  118       1     Rite Hite Holding Company (3)(4)            $ 7,500,000     90.0%      1.07x
  120       1     Heinz Distribution Center(3)(4)             $ 7,400,000     90.0%      1.07x
  131       1     4220 Von Karman                             $ 7,000,000     80.0%      1.15x
  162       1     Solano Diagnostic Imaging                   $ 5,600,000     90.0%      1.05x
  163       1     Vaca Valley Health Plaza                    $ 5,600,000     90.0%      1.05x
  165       1     Best Western Rochester Marketplace Inn(5)   $ 5,567,508     NA         NA
  166       1     438 First Street                            $ 5,546,800     75.0%      1.20x
  170       2     Cedar Springs Apartments                    $ 5,300,000     80.0%      1.20x
  188       1     Mesa Ridge                                  $ 4,800,000     85.0%      1.07x
  216       1     Hampton Inn & Suites(5)                     $ 3,996,552     NA         NA
  218       1     Anchor Motor Inn - Bayside, NY              $ 3,988,672     65.0%      1.40x
  239       1     Somerset Meadows                            $ 3,400,000     80.0%      1.20x
  251       1     3433 Connecticut Avenue                     $ 3,100,000     80.0%      1.20x

----------
(1)  Not permitted to be incurred in the first 24 months of the related loan closing.

(2)  Not permitted to be incurred in the first 18 months of the related loan closing.

(3)  Not permitted to be incurred in the first 12 months of the related loan closing.

(4)  LTV 90% (prior to transfer); 80% (after transfer); DSCR 1.07x (prior to transfer); 1.15x (after transfer).

(5)  LTV and DSCR subject to lender's review and approval.

(6)  The tenant must have exercised its expansion option (pursuant to its lease)
     prior to incurring mezzanine debt.

                                      S-109

     While a mezzanine lender has no security interest in or rights to the mortgaged real property securing the related mortgage borrower's mortgage loan, a default under a mezzanine loan could cause a change in control in the related mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See "Risk Factors--Risks Relating to the
Mortgage Loans--A Borrower's Other Loans May Reduce the Cash Flow Available to
the Mortgaged Real Property Which May Adversely Affect Payment on Your
Certificates; Mezzanine Financing Reduces a Principal's Equity in, and Therefore
Its Incentive to Support, a Mortgaged Real Property" in this prospectus supplement.

     Unsecured and Other Debt. The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including, but not limited to, trade payables and capital expenditures, or from incurring indebtedness and/or entering into financing leases secured by or covering equipment or other personal property located at or used in connection with the mortgaged real property. Therefore, under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not prohibited from incurring additional debt.

     In addition to the foregoing types of additional debt a borrower may have incurred or is permitted to incur, we are aware, that in the case of twelve (12)
mortgage loans (loan numbers 19, 20, 57, 71, 82, 95, 105, 181, 218, 263, 272 and
309), representing approximately 4.2% of the initial mortgage pool balance, the related borrowers have incurred, or are permitted to incur, subordinate unsecured indebtedness.

     Except as disclosed under this "--Additional and Other Financing"
subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding. We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In some cases, a certificate of occupancy was not available. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

     o    the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form; and

     o    whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

          1.   to satisfy the entire mortgage loan; or

          2.   taking into account the cost of repair, to pay down the mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

     Notwithstanding the foregoing, we cannot assure you, however, that any such analysis, or that the above determinations, were made in each and every case.

     Lockboxes. Seventy-six (76) mortgage loans, representing approximately
34.3% of the initial mortgage pool balance (71 mortgage loans in loan group 1, representing approximately 41.1% of the initial loan group 1 balance and five
(5) mortgage loans in loan group 2, representing approximately 9.7% of the initial loan group 2 balance), generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

                                      S-110

     o    LOCKBOXES IN EFFECT ON THE DATE OF CLOSING. Income (or a portion thereof sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, or both the borrower and the lender, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are deposited directly into a lockbox account. In the case of such lockboxes, funds deposited into the lockbox account are disbursed either--

          1.   in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits; or

          2.   to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

          In some cases, the lockbox account is currently under the control of both the borrower and the lender, to which the borrower will have access until the occurrence of the triggering event, after which no such access will be permitted. In other cases, the related loan documents require the borrower to establish the lockbox but each account has not yet been established.

          For purposes of this prospectus supplement, a lockbox is considered to be a "hard" lockbox when income from the subject property is paid directly into a lockbox account controlled by the lender. A lockbox is considered to be a "soft" lockbox when income from the subject property is paid into a lockbox account controlled by the lender, by the borrower or a property manager that is affiliated with the borrower.

     o    SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a lockbox of the type described above is put in place, from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits. Examples of triggering events may include:

          1.   a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

          2.   a decline by more than a specified amount, in the net operating income of the related mortgaged real property; or

          3.   a failure to meet a specified debt service coverage ratio; or

          4.   an event of default under the mortgage.

     For purposes of this prospectus supplement, a springing lockbox is an account, which may be a hard or soft lockbox, that is required to be established by the borrower upon the occurrence of a trigger event.

     The 76 mortgage loans referred to above provide for lockbox accounts as follows:

                                                    % OF INITIAL   % OF INITIAL LOAN   % OF INITIAL LOAN
                                    NUMBER OF      MORTGAGE POOL   GROUP 1 PRINCIPAL   GROUP 2 PRINCIPAL
            LOCKBOX TYPE          MORTGAGE LOANS      BALANCE          BALANCE             BALANCE
-------------------------------   --------------   -------------   -----------------   -----------------

Hard                                    47             18.8%              22.5%               5.2%
Soft                                     1              0.5%               0.0%               2.3%
Soft at Closing, Springing Hard          9              9.6%              12.3%               0.0%
None at Closing, Springing Hard         19              5.4%               6.3%               2.1%

                                      S-111

     Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage--

     o    hazard insurance in an amount that generally is, subject to an approved deductible, at least equal to the lesser of--

          1.   the outstanding principal balance of the mortgage loan; and

          2.   the full insurable replacement cost or insurable value of the improvements located on the insured property;

     o    if any portion of the improvements on the property was in an area identified in the federal register by the Federal Emergency Management
          Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

          1.   the outstanding principal balance of the related mortgage loan;

          2.   the full insurable replacement cost or insurable value of the improvements on the insured property; and

          3.   the maximum amount of insurance available under the National
               Flood Insurance Act of 1968;

     o    commercial general liability insurance against claims for personal and bodily injury, death or property damage; and

     o    business interruption or rent loss insurance.

     Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure (including with respect to terrorism insurance coverage).

     In general, the mortgaged real properties securing the mortgage loans, including those properties located in California, are not insured against earthquake risks. In the case of those properties located in California, other than those that are manufactured housing communities, self storage facilities or the Converting Loan, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. Other than with respect to the mortgage loan identified on Annex A-1 to this prospectus supplement as
Santee Alley, none of the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements. In the case of the mortgage loan identified on Annex A-1 to this prospectus supplement as Santee Alley, the lender waived its requirement that the borrower carry earthquake insurance. Any losses arising from an earthquake are a recourse obligation of the guarantor for the related mortgage loan.

     Each master servicer (with respect to each of the mortgage loans serviced by it, including those of such mortgage loans that have become specially serviced mortgage loans), and the special servicer, with respect to REO
Properties, will be required to use reasonable efforts, consistent with the
Servicing Standard, to cause each borrower to maintain, or if the borrower does not maintain, the applicable master servicer will itself maintain, to the extent available at commercially reasonable rates and that the trustee has an insurable interest therein, for the related mortgaged real property, all insurance required by the terms of the loan documents and the related mortgage.

     Where insurance coverage at the mortgaged real property for any mortgage loan is left to the lender's discretion, the master servicers will be required to exercise such discretion in accordance with the Servicing Standard, and to the extent that any mortgage loan so permits, the related borrower will be required to exercise its efforts to obtain insurance from insurers which have a minimum claims-paying ability rating of at least "A" by each of S&P and Moody's
(or the obligations of which are guaranteed or backed by a company having such claims-paying ability), and where insurance is obtained by a master servicer, such insurance must be from insurers that

                                      S-112

meet such requirements. In addition to the foregoing, neither master servicer will be required to cause to be maintained or to itself obtain and maintain any earthquake or environmental insurance policy unless a policy providing such coverage was in effect either at the time of the origination of the related mortgage loan or at the time of initial issuance of the certificates.

     In some cases, however, insurance may not be available from insurers that are rated by any of S&P and Moody's. In that case, the applicable master servicer or the special servicer, as the case may be, will be required to use reasonable efforts, consistent with the servicing standard, to cause the borrower to maintain, or will itself maintain, as the case may be, insurance with insurers having the next highest ratings that are offering the required insurance at commercially reasonable rates.

     Various forms of insurance maintained with respect to any of the mortgaged real properties for the mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust. See "Risk Factors--Risks Related to the Mortgage Loans--The Absence or
Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments
on Your Certificates" in this prospectus supplement and "Risk Factors--Lack of
Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses"
in the accompanying base prospectus.

     With limited exception, the mortgage loans generally provide that insurance and condemnation proceeds are to be applied either--

     o    to restore the mortgaged real property; or

     o    towards payment of the mortgage loan.

     If any mortgaged real property is acquired by the trust through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies providing coverage in the same amounts as were previously required under the related mortgage loan.
The special servicer will not be required to obtain any insurance for an REO
Property that was previously required under the related mortgage if (a) such insurance is not available at any rate; or (b) as determined by the special servicer following due inquiry conducted in a manner consistent with the
Servicing Standard and subject to the rights of and consultation with the controlling class representative, such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales.

     The master servicers and the special servicer may each satisfy their obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or a master force-placed insurance policy insuring (or entitling the applicable party to obtain insurance) against hazard losses on all of the mortgage loans for which they are responsible. If any blanket insurance policy maintained by a master servicer or the special servicer contains a deductible clause, however, the applicable master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by that policy, to pay out of its own funds all sums that--

     o    are not paid because of the deductible clause; and

     o    would have been paid if an individual hazard insurance policy referred to above had been in place.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan. It is expected that each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the certificateholders for claims made against the trustee regarding the priority and validity of the borrower's title to the subject mortgaged real property.

                                      S-113

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. All of the mortgaged real properties for the mortgage loans were inspected in connection with the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the offered certificates, except in such cases where adequate reserves have been established.

     Appraisals. All of the mortgaged real properties for the mortgage loans were appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute in accordance with the Federal Institutions Reform, Recovery and Enforcement Act of 1989. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

     Environmental Assessments. A third-party environmental consultant conducted a Phase I environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to most of the mortgaged real properties except the mortgaged real property securing the Converting Loan. All of the Phase I environmental site assessments or updates occurred during the 12-month period ending on the cut-off date, except with respect to loan numbers 11.15, 29 and 87.

     In the case of nine (9) mortgaged real properties, representing approximately 2.7% of the initial mortgage pool balance, and approximately 3.5%
of the initial loan group 1 balance, a third-party consultant also conducted a
Phase II environmental site assessment of each such mortgaged real property.

     The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

     If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan or at a nearby property with potential to affect a mortgaged real property, then one of the following occurred:

     o    an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

     o    an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation; or

     o    those conditions were remediated or abated prior to the closing date;
          or

     o    a letter was obtained from the applicable regulatory authority stating that no further action was required; or

     o    an environmental insurance policy (which was not for the primary benefit of a secured lender) was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation; or

     o    in those cases where an offsite property is the location of a leaking underground storage tank or groundwater or soil contamination, a responsible party has been identified under applicable law, and generally either--

          1.   that condition is not known to have affected the mortgaged real property; or

                                      S-114

          2.   the responsible party has either received a letter from the applicable regulatory agency stating no further action is
               required, established a remediation fund, engaged in responsive remediation, or provided an indemnity or guaranty to the
               borrower; or

          3.   an environmental insurance policy was obtained (which was not for the primary benefit of a secured lender).

     In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

     o    the establishment of an operation and maintenance plan to address the issue, or

     o    in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program or a long-term testing program.

     In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan, because a responsible party with respect to that condition had already been identified.
There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

     In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan required the related borrower generally:

     o    to carry out the specific remedial measures prior to closing;

     o    carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to
          100% to 125% of the estimated cost to complete the remedial measures;
          or

     o    to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

     Some borrowers under the mortgage loans have not satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will continue to be implemented.

     In some cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

     o    the mortgaged real property had not been affected or had been minimally affected,

     o    the potential for the problem to affect the mortgaged real property was limited, or

     o    a person responsible for remediation had been identified.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental
Assessments" subsection and has not been independently verified by--

     o    us,

                                      S-115

     o    any of the other parties to the pooling and servicing agreement,

     o    any of the mortgage loan sellers,

     o    any of the underwriters, or

     o    the affiliates of any of these parties.

     There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

     See "Risk Factors--Risks Related to the Mortgage Loans--Lending on
Income-Producing Real Properties Entails Environmental Risks" in this prospectus supplement.

     Secured Creditor Environmental Insurance Policy. Certain mortgaged real properties are covered by individual secured creditor impaired property environmental insurance policies. In general, each policy insures the trust fund against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the subject mortgage real properties during the applicable policy periods, which periods continue at least five years beyond the maturity date of the mortgage loans to which they relate, provided no foreclosure has occurred. Subject to certain conditions and exclusions, each insurance policy, by its terms, generally provides coverage, up to a maximum of 125% of the original loan balance against (i) losses resulting from default under the mortgage loans to which they relate if on site environmental conditions in violation of the applicable environmental standards are discovered at the mortgage real properties during the policy periods and no foreclosures of the mortgaged real properties have taken place, (ii) clean-up costs discovered by the insured resulting from environmental conditions in violation of the applicable environmental standards at or emanating from the mortgaged real properties, and (iii) losses from third-party claims against the trust during the policy period for any losses for bodily injury, property damage or related claim expenses caused by conditions in violation of applicable environmental standards.

     The premiums for each of the secured creditor impaired property policies described above, have been or, as of the date of initial issuance of the offered certificates, will have been paid in full. We cannot assure you, however, that should environmental insurance be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

     Engineering Assessments. Except as indicated in the following paragraph, in connection with the origination of the mortgage loans, a licensed engineer inspected the related mortgaged real properties except the properties securing the mortgage loans identified on Annex A-1 to this prospectus supplement as UCLA
Medical Office and Debbie Manor, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting engineering reports were prepared:

     o    in the case of four hundred eleven (411) mortgaged real properties, representing security for approximately 98.2% of the initial mortgage pool balance, during the 12-month period preceding the cut-off date,

     o    in the case of two (2) mortgaged real properties, representing security for approximately 1.0% of the initial mortgage pool balance, during the 14-month period preceding the cut-off date; and

     o    in the case of seven (7) mortgaged real properties, representing security for approximately 0.8% of the initial mortgage pool balance, no engineering assessment was prepared.

     The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. Generally, with respect to a majority of the mortgaged real properties, where the engineer's recommended repairs, corrections or replacements were deemed material by the related originator, the related borrowers were required to carry out the necessary repairs, corrections or replacements, and in some instances, to establish reserves, generally in an amount ranging from 100% to 125% of the licensed engineer's

                                      S-116

estimated cost of the recommended repairs, corrections or replacements to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention.

ASSIGNMENT OF THE MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, each mortgage loan seller will transfer its mortgage loans to us, and we will then transfer all the mortgage loans to the trust. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

     In connection with the foregoing transfers, the related mortgage loan seller will be required to deliver the following documents, among others, to the custodian with respect to each of the mortgage loans--

     o    either:

          1.   the original promissory note, endorsed without recourse to the order of the trustee or in blank; or

          2.   if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o    the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

     o    the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

     o    either:

          1.   a completed assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information; or

          2.   a certified copy of that assignment as sent for recording;

     o    either:

          1.   a completed assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in
               recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information;
               or

          2.   a certified copy of that assignment as sent for recording;

     o    an original or copy of the lender's policy or certificate of title insurance or, if a title insurance policy has not yet been issued or located, a commitment for title insurance, which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

     o    in those cases where applicable, the original or a copy of the related ground lease;

     o    originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the related mortgage instrument or promissory note have been consolidated or modified or the subject mortgage loan has been assumed; and

                                      S-117

     o    a copy of any related letter of credit (the original of which will be required to be delivered to the applicable master servicer).

provided that mortgage loan seller may deliver certain documents, including those identified in the third, fourth and fifth bullets, within the 30-day period following the date of issuance of the offered certificates.

     The custodian is required to hold all of the documents delivered to it with respect to the mortgage loans, in trust for the benefit of the certificateholders. Within a specified period of time following that delivery, the custodian will be further required to conduct a review of those documents.
The scope of the custodian's review of those documents will, in general, be limited solely to confirming that those documents have been received. None of the trustee, either master servicer, the special servicer or custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If--

     o    any of the above-described documents required to be delivered by the respective mortgage loan sellers to the custodian is not delivered or is otherwise defective in the manner contemplated by the pooling and servicing agreement; and

     o    that omission or defect materially and adversely affects the value of, or the interests of the certificateholders in, the subject loan,

then the omission or defect will constitute a material document defect as to which the certificateholders will have the rights against us described below under "--Repurchases and Substitutions," provided that no document defect (other than with respect to a mortgage note, mortgage, title insurance policy, ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the certificateholders or the value of the related mortgage loan unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender's rights or remedies under the related mortgage loan, defending any claim asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien on any collateral securing the mortgage loan or for any immediate servicing obligations.

     Within a specified period following the later of--

     o    the date on which the offered certificates are initially issued; and

     o    the date on which all recording information necessary to complete the subject document is received by the custodian,

the custodian or one or more independent third-party contractors retained at the expense of the mortgage loan sellers must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     In each mortgage loan purchase agreement, the applicable mortgage loan seller has represented and warranted with respect to each mortgage loan (subject to certain exceptions specified in each mortgage loan purchase agreement), as of the issuance date, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

     (a)  The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement will be true and correct in all material respects as of the cut-off date.

                                      S-118

     (b)  Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

     (c)  The related mortgage instrument is a valid and, subject to the exceptions and limitations on enforceability set forth in clause (d)
          below, enforceable first priority lien upon the related mortgaged real property, prior to all other liens and there are no other liens and/or encumbrances that are pari passu with the lien of the mortgage, in any event subject, however, to the Permitted Encumbrances, which Permitted
          Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

     (d)  The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state
          anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing documents is enforceable against the related borrower in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, (2) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (3) public policy considerations regarding provisions purporting to provide
          indemnification for securities law violations, except that certain provisions in those documents may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1), (2) and (3), such limitations or unenforceability will not render those loan documents invalid as a whole or substantially interfere with the lender's realization of the principal benefits and/or security provided thereby.

     (e)  It has not received notice and has no actual knowledge, of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

     (f)  There exists an American Land Title Association or equivalent form of the lender's title insurance policy (or, if the title policy has yet to be issued, a pro forma policy or a marked up title insurance commitment binding on the title insurer) on which the required premium has been paid, insuring the first priority lien of the related mortgage instrument or, if more than one, mortgage instruments, in the original principal amount of the mortgage loan after all advances of principal, subject only to Permitted Encumbrances, which Permitted
          Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

     (g)  The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

     (h)  If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has either been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

     (i)  Except as identified in the engineering report prepared by an independent engineering consultant obtained in connection with the origination of the mortgage loan (if such a report was prepared), to its knowledge, the related mortgaged real property is in good repair and free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan,

                                      S-119

          except in any such case where an escrow of funds, letter of credit or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

     In addition to the above-described representations and warranties, each mortgage loan seller will also make additional representations and warranties regarding the mortgage loans being sold by them to depositor, which (subject to certain exceptions specified in each mortgage loan purchase agreement), will include representations and warranties generally to the following effect:

     o    the borrower is obligated to be in material compliance with environmental laws and regulations;

     o    the mortgage loan is eligible to be included in a REMIC;

     o    there are no liens for delinquent real property taxes on the related mortgaged real property;

     o    the related borrower is not the subject of bankruptcy proceedings;

     o    if applicable, a mortgage loan secured by a borrower's leasehold interest contains certain provisions for the benefit of the lender;
          and

     o    the borrower is obligated to provide financial information regarding the related mortgaged real property on at least an annual basis.

REPURCHASES AND SUBSTITUTIONS

     In the case of (i) a breach of any of the loan-specific representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of a mortgage loan or the interests of the certificateholders in that mortgage loan or (ii) a material document defect as described above under "--Assignment of the Mortgage Loans" above, the applicable mortgage loan seller, if it does not cure such breach or defect in all material respects within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a qualified substitute mortgage loan (so long as that substitution is effected prior to the second anniversary of the Closing Date) and pay any substitution shortfall amount or to repurchase the affected mortgage loan within such 90-day period at the purchase price described below; provided that, unless the breach or defect would cause the mortgage loan not to be a qualified mortgage within the meaning of section 860G(a)(3) of the Code, the applicable mortgage loan seller generally has an additional 90-day period to cure such breach or defect if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. The purchase price at which a mortgage loan seller will be required to repurchase a mortgage loan as to which there remains an uncured material breach or material document defect, as described above, will be generally equal to the sum (without duplication) of--

     o    the unpaid principal balance of that mortgage loan at the time of purchase, plus

     o    all unpaid interest due and accrued with respect to that mortgage loan at its mortgage interest rate to, but not including, the due date in the collection period of purchase (exclusive of any portion of that interest that constitutes Additional Interest), plus

     o    all unpaid interest accrued on Advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

     o    all unreimbursed servicing advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

     o    any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the applicable master servicer, the special servicer, the trustee or the trust fund in connection with any such purchase by a mortgage loan seller (to the extent not included in the preceding bullet), plus

                                      S-120

     o    other Additional Trust Fund Expenses related to that mortgage loan, including special servicing fees, plus

     o    if the circumstances (which are discussed under "Servicing of the
          Mortgage Loans--Servicing and Other Compensation and Payment of
          Expenses--The Principal Recovery Fee") under which a principal recovery fee would be payable to the special servicer are present, a principal recovery fee.

     If (i) any mortgage loan is required to be repurchased or substituted for in the manner described above, (ii) such mortgage loan is then a Crossed Loan, and (iii) the applicable document defect (including any omission) or breach of a representation and warranty does not constitute a defect or breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable defect or breach, as the case may be, will be deemed to constitute a defect or breach, as the case may be, as to any other
Crossed Loan in the Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group unless (A) the weighted average debt service coverage ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution; and
(B) the weighted average loan-to-value ratio of the remaining related Crossed
Loans determined at the time of repurchase or substitution, based upon an appraisal obtained by the special servicer, is not greater than the weighted average loan-to-value ratio for all such Crossed Loans, including the affected
Crossed Loan, at the time of repurchase or substitution. In the event that one or more of such other Crossed Loans satisfy the aforementioned criteria, the mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related breach or defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed
Group.

     To the extent that the related mortgage loan seller repurchases or substitutes only for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed
Loans, we and the related mortgage loan seller will agree in the related mortgage loan purchase agreement to forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the
Crossed Loans held by such party, then both parties have agreed in the related mortgage loan purchase agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified to remove the threat of material impairment as a result of the exercise of remedies.

     Notwithstanding the foregoing discussion, if any mortgage loan is otherwise required to be repurchased or substituted for in the manner described above, as a result of a document defect or breach with respect to one or more mortgaged real properties that secure a mortgage loan that is secured by multiple properties, the related mortgage loan seller will not be required to effect a repurchase or substitution of the subject mortgage loan if--

     o    the affected mortgaged real property(ies) may be released pursuant to the terms of any partial release provisions in the related loan documents and such mortgaged real property(ies) are, in fact, released,

     o    the remaining mortgaged real property(ies) satisfy the requirements, if any, set forth in the loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on prohibited transactions or contributions after the startup day of either REMIC I or REMIC II under the Code, and

     o    the related mortgage loan seller obtains written confirmation from each applicable rating agency that the release will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

                                      S-121

     Except with respect to breaches of certain representations regarding the borrower's obligation to pay certain costs (in respect of which the remedy is the payment of costs), the foregoing substitution or repurchase obligation constitutes the sole remedy available to the certificateholders and the trustee for any uncured material breach of any mortgage loan seller's representations and warranties or material document defects regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold to us by such mortgage loan seller, and neither we nor any of our affiliates will be obligated to substitute or repurchase any such affected mortgage loan in connection with a material breach of a mortgage loan seller's representations and warranties or material document defects if such mortgage loan seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued; however, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

     A current report on Form 8-K, together with the pooling and servicing agreement, will be filed with the Securities and Exchange Commission and be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                            TRANSACTION PARTICIPANTS

THE ISSUING ENTITY

     In connection with the issuance of the certificates, the issuing entity will be ML-CFC Commercial Mortgage Trust 2007-7, a common law trust created under the laws of the State of New York pursuant to the pooling and servicing agreement. ML-CFC Commercial Mortgage Trust 2007-7 is sometimes referred to in this prospectus supplement and the accompanying base prospectus as the "issuing entity," the "trust" or the "trust fund." We will transfer the mortgage loans to the trust in exchange for the issuance of the certificates to us or at our direction. The trust assets will initially consist of the mortgage loans, any collections of interest or principal thereon that are allocable to the period after the cut-off date but were received on or prior to the date of initial issuance of the certificates, and any related reserve or escrow funds being held pending application as of the date of initial issuance of the certificates.

     The trust's activities will be limited to the transactions and activities entered into in connection with the securitization described in this prospectus supplement and, except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities.
Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this prospectus supplement. Because the trust will be created pursuant to the pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the pooling and servicing agreement. See "Description of the Governing
Documents--Amendment" in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

     The trust will not have any directors, officers or employees. The trustee, the master servicers and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties

                                     S-122

expressly set forth in the pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

     Because the trust fund will be a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust."

THE DEPOSITOR

     We are Merrill Lynch Mortgage Investors, Inc., the depositor for the series
2007-7 securitization transaction. We will acquire the mortgage loans from the sponsors and the other mortgage loan seller and will transfer the mortgage loans to the trust. At this time, we are only engaged in the securitization of mortgage loans of the type described in the accompanying base prospectus. The accompanying base prospectus contains a more detailed description of us under the heading "The Depositor."

THE SPONSORS AND MORTGAGE LOAN SELLERS

     MERRILL LYNCH MORTGAGE LENDING, INC. Merrill Lynch Mortgage Lending, Inc.
("MLML"), our affiliate, an affiliate of Merrill Lynch, Pierce, Fenner & Smith
Incorporated, one of the underwriters and an affiliate of Merrill Lynch Capital
Services, Inc., the swap counterparty, is one of the sponsors and mortgage loan sellers. MLML has been originating and/or acquiring multifamily and commercial mortgage loans for securitization since 1994.

     The table below indicates the size and growth of MLML's commercial mortgage loan securitization program:

    MERRILL LYNCH MORTGAGE LENDING US LOAN SECURITIZATION/SALE (IN MILLIONS)

                        2004       2005       2006
                      --------   --------   --------
Fixed Rate Loans      $1,965.7   $5,252.1   $6,525.0
Floating Rate Loans      532.0    1,515.5    2,235.0
                      --------   --------   --------
TOTAL                 $2,497.7   $6,767.6   $8,760.0

     For additional information regarding MLML, see "The Sponsor" in the accompanying base prospectus.

     COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC. Countrywide Commercial
Real Estate Finance, Inc. ("CRF") is a California corporation with its principal offices located in Calabasas, California. CRF is a wholly owned direct subsidiary of Countrywide Capital Markets, Inc., which is a wholly owned direct subsidiary of Countrywide Financial Corporation. Countrywide Financial
Corporation, through its subsidiaries, provides mortgage banking and diversified financial services in domestic and international markets. Founded in 1969,
Countrywide Financial Corporation is headquartered in Calabasas, California. CRF is an affiliate of Countrywide Securities Corporation, one of the underwriters and a registered broker dealer specializing in underwriting, buying, and selling mortgage backed debt securities. CRF is also an affiliate of Countrywide Home
Loans, Inc. ("CHL"), a New York corporation headquartered in Calabasas, CA. CHL is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. CHL originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated or serviced by CHL are principally first lien, fixed or adjustable rate mortgage loans secured by single family residences. CHL and its consolidated subsidiaries, including Countrywide Servicing, service substantially all of the mortgage loans CHL originates or acquires. In addition, Countrywide Servicing has purchased in bulk the rights to service mortgage loans originated by other lenders.

     CRF was founded in 2004 and originates and purchases from other lenders, commercial and multifamily mortgage loans for the purpose of securitizing them in commercial mortgage backed securitization ("CMBS") transactions. CRF also engages in the origination, and/or buying and selling, of mortgages and other interests related to commercial real estate for investment and other purposes.

                                     S-123

     Neither CRF, CHL, Countrywide Servicing nor any of their affiliates services the commercial and multifamily loans that CRF originates or acquires for securitization in CMBS transactions.

     The table below indicates the size and growth of CRF's commercial mortgage loan origination program:

        COUNTRYWIDE COMMERCIAL REAL ESTATE LOAN ORIGINATION (IN MILLIONS)

                                                      THROUGH
                       2004      2005       2006     5/21/07(1)     TOTAL
                      ------   --------   --------   ----------   ---------
Hybrid Loans          $    0                           $   29.0   $    29.0
Fixed Rate Loans      $358.4   $3,555.0   $4,510.4     $3,084.1   $11,508.0
Floating Rate Loans   $    0   $  394.5   $1,534.0     $  740.9   $ 2,464.9
TOTAL                 $358.4   $ 3949.5   $5,839.9     $ 3853.6   $14,001.4

----------
(1) Does not include the series 2007-7 securitization.

     CRF's Securitization Program. CRF originates multifamily and commercial mortgage loans throughout the United States since 2004 and may potentially originate abroad. CRF originates both fixed and floating rate multifamily and commercial mortgage loans. To date, substantially all of the multifamily and commercial mortgage loans contributed to commercial mortgage securitizations by
CRF have been originated, directly or through correspondents, by CRF.

     In the normal course of its securitization program, CRF, may also acquire multifamily and commercial mortgage loans from various third party originators.
These mortgage loans may have been originated using underwriting guidelines not established by CRF. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

     CRF may also originate multifamily and commercial mortgage loans in conjunction with third party correspondents and, in those cases, the third party correspondents may perform the underwriting based on various criteria established or reviewed by CRF, and CRF would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

     In connection with its commercial mortgage securitization transactions, CRF generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. The issuing entity issues commercial mortgage pass through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

     CRF and its affiliates also work with rating agencies, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction. Neither CRF nor any of its affiliates acts as servicer of any multifamily or commercial mortgage loan in the commercial mortgage securitizations for which it contributes these loans. Instead, CRF and/or the applicable depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund established with respect to a series of certificates.

     In connection with CRF contributing mortgage loans to a commercial mortgage securitization transaction, CRF may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

     o    deliver various specified loan documents;

     o    file and/or record or cause a third party to file and/or record on its behalf various specified loan documents and assignments of those documents; and

     o    make various loan specific representations and warranties.

     If it is later determined that any mortgage asset contributed by CRF fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to

                                     S-124

have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, then after being notified, CRF will generally have an obligation to cure the subject defect, omission or breach or to repurchase or, under certain circumstances, substitute the subject mortgage asset.

     The table below indicates the size and growth of CRF's commercial mortgage loan securitization program:

    COUNTRYWIDE COMMERCIAL REAL ESTATE LOAN SECURITIZATION/SALE (IN MILLIONS)

                        2005       2006     THROUGH 5/21/2007(1)      TOTAL
                      --------   --------   --------------------   ---------
Fixed Rate Loans      $2,914.4   $4,244.2         $2,147.3         $ 9,305.9
Floating Rate Loans      102.2      332.6            324.4             759.2
TOTAL                 $3,016.6   $4,576.8         $2,471.7         $10,065.0

----------
(1) Does not include the series 2007-7 securitization.

     CRF's Underwriting Standards. Set forth below is a discussion of certain general underwriting guidelines of CRF with respect to multifamily and commercial mortgage loans originated by CRF. The underwriting guidelines described below may not apply to multifamily and commercial mortgage loans acquired by CRF from third party originators.

     Notwithstanding the discussion below, given the unique nature of income producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--CRF's Underwriting
Standards" section.

     1. LOAN ANALYSIS. CRF performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single purpose entities, although exceptions may be made from time to time on a case by case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, a current rent roll, a budget and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, CRF's underwriting staff and/or legal counsel will review leases of significant tenants. CRF may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. CRF generally requires third party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a CRF staff member or a third party reviewer. The results of these reviews are incorporated into the underwriting report.

     2. LOAN APPROVAL. Prior to commitment, all multifamily and commercial mortgage loans to be originated by CRF must be approved by the CRF credit committee, which is comprised of representatives of CRF and its affiliates. The requirements of the committee vary by loan size. The committee may approve a mortgage loan as presented, request additional due diligence, modify the loan terms or decline a loan transaction.

     3. DEBT SERVICE COVERAGE RATIO. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make debt service payments on the loan.
Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, CRF will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

                                     S-125

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income, net of operating expenses and capital expenditures, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

     o    the sum of the scheduled payments of principal and/or interest during that given period required to be paid (i) on the subject mortgage loan under the related loan documents and (ii) on any other loan that is secured by a lien of senior or equal priority on the related real property collateral.

     However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

     For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, CRF may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

     o    the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

     o    the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o    the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

     o    assumptions regarding the probability of renewal of particular leases and/or the re leasing of certain space at the subject real property collateral and the anticipated effect on capital and re leasing expenditures; and

     o    various additional lease up assumptions and other assumptions regarding the payment of rent not currently being paid.

     There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

     Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by CRF, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under "--Additional Debt"
below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CRF may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CRF's judgment of improved property performance in the future and/or other relevant factors. In addition, CRF may originate a multifamily loan on a property in what is considered by CRF to be a strong market at a debt service coverage ratio that is lower than 1.20:1.

                                     S-126

     4. LOAN TO VALUE RATIO. CRF also looks at the loan to value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan to value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the sum of the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

     o    the estimated as is or as stabilized value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Generally, the loan to value ratio for multifamily and commercial mortgage loans originated by CRF, calculated as described above, will be equal to or less than 81% (subject to the discussion under "--Additional Debt" below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CRF may originate a multifamily or commercial mortgage loan with a loan to value ratio above 81% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CRF or the appraiser's judgment of improved property performance in the future and/or other relevant factors.

     5. ADDITIONAL DEBT. When underwriting a multifamily or commercial mortgage loan, CRF will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that CRF or an affiliate will be the lender on that additional debt.

     The debt service coverage ratio described above under "--Debt Service
Coverage Ratio" and the loan to value ratio described above under "--Loan to
Value Ratio" may be below 1.20:1 and above 81%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

     6. ASSESSMENTS OF PROPERTY CONDITION. As part of the underwriting process,
CRF will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis, CRF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

     (a)  Appraisals. CRF will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition, CRF will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal
          Foundation, a not for profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial
          Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, CRF may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     (b)  Environmental Assessment. CRF may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, CRF may utilize an update of a prior environmental assessment or a desktop review. Alternatively, CRF might forego an environmental assessment in limited circumstances, such as when it requires the borrowers or its principal to obtain an environmental insurance policy or an environmental guarantee.
          Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead based paint and lead in drinking

                                     S-127

          water will usually be conducted only at multifamily rental properties and only when CRF or the environmental consultant believes that such an analysis is warranted under the circumstances.

     Depending on the findings of the initial environmental assessment, CRF may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

     (c)  Engineering Assessment. In connection with the origination process,
          CRF may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, CRF will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

     (d)  Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones
          3 or 4, CRF may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is equal to or greater than 20% of the estimated replacement cost for the improvements at the property, CRF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that in assessing probable maximum loss different assumptions may be used with respect to each seismic assessment, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of
          20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     7.   ZONING AND BUILDING CODE COMPLIANCE. In connection with the origination of a multifamily or commercial mortgage loan, CRF will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents;
          temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements;
          engineering or consulting reports; zoning reports; and/or
          representations by the related borrower.

     Where a property as currently operated is a permitted non conforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, CRF will analyze whether--

     o    any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o    casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by CRF to be sufficient to pay off the related mortgage loan in full;

     o    the real property collateral, if permitted to be repaired or restored in conformity with current law, would in CRF's judgment constitute adequate security for the related mortgage loan; and/or

     o    to require the related borrower to obtain law and ordinance insurance
          (which may or may not be adequate to cover any potential related loss).

     8. ESCROW REQUIREMENTS. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, CRF may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. CRF conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by CRF. Furthermore, CRF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In certain situations, CRF may not require any reserves or escrows.

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     Notwithstanding the foregoing discussion under this "--CRF's Underwriting
Standards" section, CRF may sell mortgage loans to the depositor for inclusion in the trust fund that vary from, or do not comply with, CRF's underwriting guidelines. In addition, in some cases, CRF's and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case by case permitted exception based upon other compensating factors.

     ARTESIA MORTGAGE CAPITAL CORPORATION. Artesia Mortgage Capital Corporation
("Artesia") is a Delaware Corporation, with its principal offices in Issaquah,
Washington. Artesia is a wholly owned non-bank U.S. subsidiary of Dexia Bank.
Dexia Bank, which is rated "AA+" by Fitch, "AA" by S&P and "Aa2" by Moody's, is part of Dexia Group, a diversified financial services firm located in Brussels,
Belgium with a balance sheet of 567 billion Euros ($748 billion) and a stock market capitalization of approximately 24 billion Euros ($32 billion) as of
December 2006.

     Artesia is a sponsor of this securitization transaction and acquired or originated and underwrote 53 mortgage loans included in the trust.

     Artesia originates commercial and multifamily mortgage loans for the purpose of securitizing them in commercial mortgage-backed securitization
("CMBS") transactions.

     Artesia also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes.

     Artesia's Securitization Program

     Artesia, directly or through correspondents, originates multifamily and commercial mortgage loans throughout the United States. Artesia has been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1996. The multifamily and commercial mortgage loans originated and securitized by Artesia include both fixed-rate loans and floating-rate loans and both conduit balance loans, which are average-sized loans by industry standards, and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations by
Artesia have been originated, directly or through correspondents, by Artesia.
During the fiscal years 2001 through 2006, the aggregate annual principal balance of commercial mortgage loans securitized by Artesia ranged from approximately $412.6 million in 2001, to approximately $610.1 million in 2003, to approximately $1.5 billion in 2005 and to approximately $2.0 billion in 2006.

     When originating mortgage loans in conjunction with third-party correspondents, Artesia performs the underwriting based on its underwriting criteria (see "--Artesia's Underwriting Standards" below) and originates the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

     In addition, in the normal course of its securitization program, Artesia may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by Artesia.

     In connection with the commercial mortgage securitization transactions it is involved in, Artesia generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

     Artesia also works, with respect to the mortgage loans it has originated, with rating agencies, unaffiliated sponsors, originators and servicers in putting together the securitization transaction. Artesia will generally act as a sponsor or originator in the commercial mortgage securitization transactions to which it contributes mortgage loans. Artesia does not act as servicer of the multifamily and commercial mortgage loans in the commercial mortgage securitizations it is involved in. Instead, Artesia and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into an issuing entity for a series of securities.

                                      S-129

     Artesia may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

     o    deliver various specified loan documents;

     o    file and/or record various specified loan documents and assignments of those documents; and

     o    make various loan-specific representations and warranties.

     If it is later determined that any mortgage asset contributed by Artesia fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset and/or the interests of holders of securities issued in connection with the subject commercial mortgage securitization transaction, then Artesia will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

     Artesia's Underwriting Standards

     General. Set forth below is a discussion of certain general underwriting guidelines of Artesia with respect to multifamily and commercial mortgage loans originated by Artesia. The underwriting guidelines described below may not--and generally will not--apply to multifamily and commercial mortgage loans acquired by Artesia from third-party originators.

     Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--Artesia's Underwriting
Standards" section.

     Loan Analysis. Artesia performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property involved and other relevant circumstances,
Artesia's underwriting staff, third party reviewers, and/or legal counsel will review leases of significant tenants. Artesia may also perform a limited qualitative review with respect to certain tenants located at the subject property, particularly significant tenants, credit tenants and sole tenants.
Artesia generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by an Artesia staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by Artesia must be approved by one or more --depending on loan size--specified credit committees of Artesia or Dexia Bank. The credit committee(s) responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related mortgaged property and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, Artesia will analyze whether cash flow expected to be derived from the subject mortgaged property will be sufficient to make the required payments under that mortgage loan, taking into

                                      S-130

account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject mortgaged property as well as debt secured by pledges of the ownership interests in the related borrower.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related mortgaged property for a given period that is available to pay debt service on the subject mortgage loan, to

     o    the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related mortgaged property.

     For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, Artesia may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

     o    the assumption that a particular tenant at the subject mortgaged property that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject mortgaged property or is out for signature will be executed and in place on a future date;

     o    the assumption that a portion of currently vacant and unleased space at the subject mortgaged property will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o    the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

     o    assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject mortgaged property and the anticipated effect on capital and re-leasing expenditures; and

     o    various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

     There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

     Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or greater than 1.20x (subject to the discussion under "--Additional
Debt" below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property.
For example, Artesia may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20x based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral

                                      S-131

such as reserves, letters of credit and/or guarantees, Artesia's judgment of improved property performance in the future and/or other relevant factors.

     While the foregoing discussion generally reflects how calculations of debt service coverage ratios are made, it does not necessarily reflect the specific calculations made to determine the debt service coverage ratios presented in this prospectus supplement.

     Loan-to-Value Ratio. Artesia also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related mortgaged property, to

     o    the estimated value of the related mortgaged property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by Artesia, calculated as described above, will be equal to or less than 80% (subject to the discussion under "--Additional Debt" below);
however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or the related mortgaged property. For example,
Artesia may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject mortgaged property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, Artesia's judgment of improved property performance in the future and/or other relevant factors.

     Additional Debt. When underwriting a multifamily or commercial mortgage loan, Artesia will take into account whether the subject real property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that Artesia will be the lender on that additional debt.

     The debt service coverage ratios described above under "--Debt Service
Coverage Ratio" and the loan-to-value ratios described above under
"--Loan-to-Value Ratio" may be below 1.20x and above 80%, respectively, based on the existence of additional debt secured by the related mortgaged property or directly or indirectly by equity interests in the related borrower.

     Assessments of Property Condition. As part of the underwriting process,
Artesia will analyze the condition of the real property for a prospective multifamily or commercial mortgage loan. To aid in that analysis, Artesia may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

     Appraisals. Artesia will, in most cases, require that the real property for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers. In addition,
Artesia will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The
Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and
Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, Artesia may establish the value of the subject real property based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Environmental Assessment. Artesia may require a Phase I environmental assessment with respect to the real property for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, Artesia may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, Artesia might forego an environmental assessment in limited circumstances, such as when it has

                                      S-132

obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when Artesia or the environmental consultant believes that such an analysis is warranted under the circumstances.

     Depending on the findings of the initial environmental assessment, Artesia may require additional record searches or environmental testing, such as a Phase
II environmental assessment with respect to the subject real property.

     Engineering Assessment. In connection with the origination process, Artesia may require that an engineering firm inspect the real property for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, Artesia will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

     Seismic Report. If the subject real property includes any material improvements and is located in California or in seismic zones 3 or 4, Artesia may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, Artesia may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, Artesia will generally examine whether the use and occupancy of the related real property is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents;
temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

     Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, Artesia will analyze whether--

     o    any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o    casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by Artesia to be sufficient to pay off the related mortgage loan in full;

     o    the real property, if permitted to be repaired or restored in conformity with current law, would in Artesia's judgment constitute adequate security for the related mortgage loan; and/or

     o    to require the related borrower to obtain law and ordinance insurance.

     Escrow Requirements. Based on its analysis of the real property, the borrower and the principals of the borrower, Artesia may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves, tenant improvements, leasing commissions, debt service and/or environmental remediation. Artesia conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by Artesia. Furthermore, Artesia may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

                                      S-133

     Notwithstanding the foregoing discussion under this "--Artesia's
Underwriting Standards" section, Artesia may include mortgage loans in an issuing entity which vary from, or do not comply with, Artesia's underwriting guidelines. In addition, in some cases, Artesia may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

     Wachovia Bank, National Association is currently servicing 49 of the mortgage loans that will be sold to the depositor by Artesia pursuant to an interim servicing arrangement between Artesia and Wachovia. The terms of the interim servicing agreement are customary for agreements in the commercial mortgage securitization industry providing for the servicing of mortgage loans.

     PNC BANK, NATIONAL ASSOCIATION. PNC Bank, National Association, a national banking association ("PNC Bank"), is a sponsor and one of the mortgage loan sellers. PNC Bank is an affiliate of Midland Loan Services, Inc., which is one of the master servicers and the special servicer, and an affiliate of PNC
Capital Markets LLC, one of the underwriters.

     PNC Bank is a wholly owned indirect subsidiary of The PNC Financial
Services Group, Inc., a Pennsylvania corporation ("PNC Financial") and is PNC
Financial's principal bank subsidiary. As of December 31, 2006, PNC Bank,
National Association had total consolidated assets representing 88% of PNC
Financial's consolidated assets. PNC Bank's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC
Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. The principal office of PNC Bank is located in Pittsburgh, Pennsylvania.

     PNC Bank originates and purchases commercial and multifamily mortgage loans for securitization or resale. PNC Bank originated all of the mortgage loans it is selling to the Depositor.

     PNC Bank's Commercial Real Estate Securitization Program.

     PNC Bank and a predecessor entity have been active as participants in the securitization of commercial mortgage loans since 1996. In April 1998, PNC Bank formed Midland Loan Services, Inc., which acquired the businesses and operations of Midland Loan Services, L.P. ("Midland LP"). The acquisition of Midland LP led to the combination of the separate origination and securitization operations of
PNC Bank and Midland LP. The predecessor Midland LP operation began originating mortgage loans for securitization in 1994 and participated in its first securitization in 1995, while the predecessor PNC Bank operation began originating mortgage loans for securitization in 1996 and participated in its first securitization in 1996.

     PNC Bank originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, PNC Capital
Markets LLC, and with other underwriters, PNC Bank works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. In a typical securitization that includes PNC Bank loans, its affiliate Midland Loan Services, Inc. generally is the primary servicer of the
PNC Bank loans and in addition, Midland Loan Services, Inc. is often appointed master servicer and/or the special servicer of a portion or all of the pooled loans. PNC Bank currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Prior to April 2001, PNC Bank was a mortgage loan seller in multiple-seller transactions in which entities affiliated with PNC Bank acted as the depositors.

     As of March 31, 2007, the total amount of commercial and multifamily mortgage loans originated by PNC Bank for securitization since the acquisition of the Midland LP securitization program in April 1998 was approximately $13.8 billion (all amounts set forth in this paragraph are aggregate original principal balances), of which PNC Bank included approximately $13.5 billion in approximately 45 securitizations as to which PNC Bank acted as sponsor or loan seller, and approximately $2.0 billion of such loans were included in securitizations in which Merrill Lynch Mortgage Investors, Inc. acted as the depositor. In its fiscal year ended December 31, 2006, PNC Bank originated over
$3.1 billion in commercial and multifamily mortgage loans for securitization, of which approximately $2.8 billion was included in securitizations in which unaffiliated entities acted as depositors. By comparison, in fiscal year 1999, the year after the acquisition of Midland LP, PNC Bank originated approximately
$743 million in such loans for securitization.

                                      S-134

     The commercial mortgage loans originated for securitization by PNC Bank have, to date, consisted entirely of fixed-rate loans secured primarily by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. PNC Bank does not have distinct small- or large-loan programs, but rather originates and securitizes under a single program (which is the program under which PNC Bank originated the mortgage loans that will be deposited into the transaction described in this prospectus supplement).

     Servicing. Since the acquisition of Midland LP in 1998, PNC Bank has contracted with its wholly-owned subsidiary Midland Loan Services, Inc. for servicing the mortgage loans it originates prior to their securitization.
Midland Loan Services, Inc. will act as a master servicer in this transaction.
See "Transaction Participants--The Master Servicers" in this prospectus supplement for more information.

     PNC Bank's Underwriting Standards

     General. Conduit mortgage loans originated for securitization by PNC Bank will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria below are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

     Loan Analysis. The PNC Bank credit underwriting team for each mortgage loan is comprised of real estate professionals of PNC Bank. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which includes a review of supply and demand trends, rental rates and occupancy rates.
The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan.
This analysis generally includes a review of historical financial statements
(which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the PNC
Bank underwriting team (or someone on its behalf) visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PNC
Bank also generally performs the procedures and obtains the third party reports or other documents described in this prospectus supplement under "Description of the Mortgage Pool--Assessments of Property Condition", "--Appraisals",
"--Environmental Assessments", and "--Engineering Assessments".

     Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from PNC Bank.
The loan committee may either approve a mortgage loan as recommended, request additional due diligence and/or modify the terms, or reject a mortgage loan.

     Debt Service Coverage Ratio and LTV Ratio. PNC Bank's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PNC Bank may originate a mortgage loan with a lower debt service coverage ratio or higher LTV
Ratio based on the types of tenants and leases at the subject real property, the taking of additional collateral such as reserves, letters of credit and/or guarantees, PNC Bank's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PNC Bank there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans would have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt were taken into account.

     The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this prospectus supplement and Annex A-1 hereto may differ from the amount calculated at the time of origination. In addition,

                                      S-135

PNC Bank's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool"
in this prospectus supplement.

     Escrow Requirements. PNC Bank often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio or LTV Ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PNC Bank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PNC Bank.

     Notwithstanding the foregoing discussion under this "--PNC Bank's
Underwriting Standards" section, PNC Bank may sell mortgage loans to the depositor for inclusion in the trust fund that vary from, or do not comply with,
PNC Bank's underwriting guidelines.

THE MASTER SERVICERS AND THE SPECIAL SERVICER

     MIDLAND LOAN SERVICES, INC. Midland Loan Services, Inc. ("Midland") will act as master servicer with respect to those mortgage loans acquired by us from
PNC Bank, National Association and Merrill Lynch Mortgage Lending, Inc. and
transferred by us to the trust and in this capacity will be responsible for the master servicing and administration of those mortgage loans pursuant to the pooling and servicing agreement. Midland will also be the special servicer and in this capacity will initially be responsible for the servicing and administration of the specially serviced mortgage loans and REO properties pursuant to the pooling and servicing agreement. Certain servicing and administrative functions will also be provided by one or more primary servicers that previously serviced the mortgage loans for the applicable mortgage loan seller.

     Midland is a Delaware corporation and a wholly-owned subsidiary of PNC
Bank, National Association, one of the mortgage loan sellers. Midland is also an affiliate of PNC Capital Markets LLC, one of the underwriters. Midland's principal servicing office is located at 10851 Mastin Street, Building 82, Suite
300, Overland Park, Kansas 66210.

     Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities ("CMBS") by S&P, Moody's and Fitch.
Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from both S&P and
Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1" for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

     Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland's servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed and available electronically within
Midland's Enterprise!(R) Loan Management System. Furthermore, Midland's disaster recovery plan is reviewed annually.

     Midland will not have primary responsibility for custody services of original documents evidencing the underlying mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

     No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization

                                      S-136

transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

     From time-to-time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

     Midland currently maintains an Internet-based investor reporting system,
CMBS Investor Insight(R), that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

     As of March 31, 2007, Midland was servicing approximately 24,500 commercial and multifamily mortgage loans with a principal balance of approximately $228.4 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 16,750 of such loans, with a total principal balance of approximately $142.4 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties. As of March 31, 2007, Midland was named the special servicer in approximately 131 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $97.4 billion. With respect to such transactions as of such date, Midland was administering approximately 93 assets with an outstanding principal balance of approximately
$339.4 million.

     Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2004 to 2006.

Portfolio Growth -           Calendar Year End
Master/Primary       (Approximate amounts in billions)
------------------   ---------------------------------
                             2004   2005   2006
                             ----   ----   ----
CMBS                          $70   $104   $139
Other                         $28   $ 32   $ 61
Total                         $98   $136   $200

     Midland has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 1992.
The table below contains information on the size and growth of the portfolio of specially serviced commercial and multifamily mortgage loans and REO properties that have been referred to Midland as special servicer in commercial mortgage-backed securities transaction from 2004 to 2006.

Portfolio Growth - CMBS           Calendar Year End
Special Servicing         (Approximate amounts in billions)
-----------------------   ---------------------------------
                                  2004   2005   2006
                                  ----   ----   ----
Total                              $49    $65   $89

     Midland acted as servicer with respect to some or all of the mortgage loans being contributed by its parent company, PNC Bank, prior to their inclusion in the trust.

     WACHOVIA BANK, NATIONAL ASSOCIATION. Wachovia Bank, National Association
("Wachovia") will act as the master servicer with respect to the mortgage loans acquired by us from Artesia Mortgage Capital Corporation and Countrywide
Commercial Real Estate Finance, Inc. Wachovia is a national banking association organized

                                      S-137

under the laws of the United States of America and is a wholly-owned subsidiary of Wachovia Corporation. Wachovia's principal servicing offices are located at
NC 1075, 8739 Research Drive URP4, Charlotte, North Carolina 28262.

     Wachovia has been servicing commercial and multifamily mortgage loans in excess of ten years. Wachovia's primary servicing system runs on EnableUs software. Wachovia reports to trustees in the CMSA format. The table below sets forth information about Wachovia's portfolio of master or primary serviced commercial and multifamily mortgage loans as of the dates indicated:

                                               AS OF        AS OF        AS OF       AS OF
COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS   12/31/2004   12/31/2005   12/31/2006   3/31/2007
-----------------------------------------   ----------   ----------   ----------   ---------

By Approximate Number....................     15,531        17,641      20,725       21,551
By Approximate Aggregate Unpaid Principal
   Balance (in billions).................     $141.3        $182.5      $262.1       $286.7

     Within this portfolio, as of March 31, 2007, are approximately 17,950 commercial and multifamily mortgage loans with an unpaid principal balance of approximately $217.6 billion related to commercial mortgage-backed securities or commercial real estate collateralized debt obligation securities. In addition to servicing loans related to commercial mortgage-backed securities and commercial real estate collateralized debt obligation securities, Wachovia also services whole loans for itself and a variety of investors. The properties securing loans in Wachovia's servicing portfolio as of March 31, 2007 were located in all 50 states, the District of Columbia, Guam, Mexico, the Bahamas, the Virgin Islands
and Puerto Rico and include retail, office, multifamily, industrial, hospitality and other types of income-producing properties.

     Wachovia utilizes a mortgage-servicing technology platform with multiple capabilities and reporting functions. This platform allows Wachovia to process mortgage servicing activities including, but not limited to: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports.

     The table below sets forth information regarding the aggregate amount of principal and interest advances and servicing advances (i) made by Wachovia, as master servicer, on commercial and multifamily mortgage loans included in commercial mortgage-backed securitizations master serviced by Wachovia and (ii)
outstanding as of the dates indicated:

                     APPROXIMATE SECURITIZED
                    MASTER-SERVICED PORTFOLIO   APPROXIMATE OUTSTANDING   APPROXIMATE OUTSTANDING
       DATE                  (UPB)*             ADVANCES (P&I AND PPA)*    ADVANCES AS % OF UPB
-----------------   -------------------------   -----------------------   -----------------------

December 31, 2004        $113,159,013,933             $129,858,178                  0.1%
December 31, 2005        $142,222,662,628             $164,516,780                  0.1%
December 31, 2006        $201,283,960,215             $162,396,491                  0.1%

----------
*    "UPB" means unpaid principal balance, "P&I" means principal and interest advances and "PPA" means property protection advances.

     Pursuant to an interim servicing agreement between Wachovia and Countrywide
Commercial Real Estate Finance, Inc., a sponsor and a mortgage loan seller,
Wachovia acts as primary servicer with respect to mortgage loans owned by
Countrywide from time to time, including, prior to their inclusion in the trust some or all of the mortgage loans being contributed by Countrywide. There are currently no outstanding property protection advances made by Wachovia on those underlying mortgage loans being contributed by Countrywide that were serviced by
Wachovia prior to their inclusion in the trust. Pursuant to an interim servicing agreement between Wachovia and Artesia Mortgage Capital Corporation, a sponsor and a mortgage loan seller, Wachovia acts as primary servicer with respect to mortgage loans owned by Artesia from time to time, including, prior to their inclusion in the trust some or all of the mortgage loans being contributed by
Artesia. There are currently no outstanding property protection advances made by
Wachovia on those underlying mortgage loans being contributed by Artesia that were serviced by Wachovia prior to their inclusion in the trust.

                                      S-138

     Wachovia is rated by Fitch and S&P as a primary servicer and master servicer. Wachovia's ratings by each of these agencies is outlined below:

                   FITCH     S&P
                   -----   ------
Primary Servicer   CPS2+   Strong
Master Servicer     CMS2   Strong

     The short-term debt ratings of Wachovia are "A-1+" by S&P, "P-1" by Moody's and "F1+" by Fitch.

     Wachovia has developed policies, procedures and controls relating to its servicing functions to maintain compliance with applicable servicing agreements and servicing standards, including procedures for handling delinquent loans during the period prior to the occurrence of a special servicing transfer event.
Wachovia's servicing policies and procedures are updated periodically to keep pace with the changes in the commercial mortgage-backed securities industry and have been generally consistent for the last three years in all material respects. The only significant changes in Wachovia's policies and procedures have come in response to changes in federal or state law or investor requirements, such as updates issued by the Federal National Mortgage
Association or the Federal Home Loan Mortgage Corporation.

     Wachovia may perform any of its obligations under the pooling and servicing agreement through one or more third-party vendors, affiliates or subsidiaries.
Wachovia may engage third-party vendors to provide technology or process efficiencies. Wachovia monitors its third-party vendors in compliance with its internal procedures and applicable law. Wachovia has entered into contracts with third-party vendors for the following functions:

     o    monitoring and applying interest rate changes with respect to adjustable rate mortgage loans in accordance with loan documents;

     o    provision of Strategy and Strategy CS software;

     o    identification, classification, imaging and storage of documents;

     o    analysis and determination of amounts to be escrowed for payment of taxes and insurance;

     o    entry of rent roll information and property performance data from operating statements;

     o    tracking and reporting of flood zone changes;

     o    tracking, maintenance and payment of rents due under ground leases;

     o    abstracting of insurance requirements contained in loan documents;

     o    comparison of insurance certificates to insurance requirements contained in loan documents and reporting of expiration dates and deficiencies, if any;

     o    abstracting of leasing consent requirements contained in loan documents;

     o    legal representation;

     o    assembly of data regarding buyer and seller (borrower) with respect to proposed loan assumptions and preparation of loan assumption package for review by Wachovia;

     o    maintenance and storage of letters of credit;

     o    tracking of anticipated repayment dates for loans with such terms;

     o    reconciliation of deal pricing, tapes and annexes prior to securitization;

     o    entry of new loan data and document collection;

                                      S-139

     o    initiation of loan payoff process and provision of payoff quotes;

     o    printing, imaging and mailing of statements to borrowers;

     o    performance of property inspections;

     o    performance of tax parcel searches based on property legal description, monitoring and reporting of delinquent taxes, and collection and payment of taxes;

     o    review of financial spreads performed by sub-servicers;

     o    review of borrower requests for disbursements from reserves for compliance with loan documents, which are submitted to Wachovia for approval; and

     o    performance of UCC searches and filing of UCCs.

     Wachovia may also enter into agreements with certain firms to act as a primary servicer and to provide cashiering or non-cashiering sub-servicing on certain loans. Generally, all amounts received by Wachovia on the mortgage loans are initially deposited into a common clearing account with collections on other mortgage loans serviced by Wachovia and are then allocated and transferred to the appropriate account pursuant to the pooling and servicing agreement within the time required by the pooling and servicing agreement. On the day any amount is to be disbursed by Wachovia, that amount is transferred to a common disbursement account prior to disbursement.

     Wachovia will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, Wachovia may have custody of certain of such documents as necessary for the enforcement actions involving particular mortgage loans or otherwise. To the extent Wachovia performs custodial functions as a master servicer, documents will be maintained in a manner consistent with the Servicing Standard.

     There are no legal proceedings pending against Wachovia, or to which any property of Wachovia is subject, that are material to the certificateholders, nor does Wachovia have actual knowledge of any proceedings of this type contemplated by governmental authorities.

     The information set forth in this prospectus supplement concerning Wachovia in its capacity as one of the master servicers has been provided by Wachovia.

THE TRUSTEE

     LaSalle Bank National Association ("LaSalle") will act as trustee under the pooling and servicing agreement, on behalf of the certificateholders. In addition, LaSalle will act as custodian on behalf of the trustee. The trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois, 60603. Attention: Global Securities and Trust
Services--ML-CFC Commercial Mortgage Trust 2007-7 or at such other address as the trustee may designate from time to time.

     LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is an indirect subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation.
LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee or paying agent on over 695 commercial mortgage-backed security transactions involving assets similar to the mortgage loans to be included in the trust. As of March
31, 2007, LaSalle served as trustee or paying agent in over 465 commercial mortgage-backed security transactions. The long-term unsecured debt of LaSalle is rated "A+" by S&P, "Aa3" by Moody's and "AA-" by Fitch. The depositor, the master servicers, the special servicer and the trustee may maintain other banking relationships in the ordinary course of business with the trustee.

     In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the pooling and servicing agreement.
LaSalle

                                      S-140

provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine,
California. LaSalle's two vault locations can maintain a total of approximately
6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

     Using information set forth in this free writing prospectus, the trustee will develop the cashflow model for the trust. Based on the monthly loan information provided by the master servicers, the trustee will calculate the amount of principal and interest to be paid to each class of certificates on each Distribution Date. In accordance with the cashflow model and based on the monthly loan information provided by the master servicers, the master servicers will perform distribution calculations, remit distributions on the Distribution
Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicers, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicers.

     On April 22, 2007, ABN AMRO Holding N.V. agreed to sell ABN AMRO North
America Holding Company, the indirect parent of LaSalle Bank National
Association, to Bank of America Corporation. The proposed sale currently includes all parts of the Global Securities and Trust Services group within
LaSalle engaged in the business of acting as trustee, securities administrator, master servicer, custodian, collateral administrator, securities intermediary, fiscal agent and issuing and paying agent in connection with securitization transactions.

     The contract between ABN AMRO Bank N.V. and Bank of America Corporation.
contains a 14 calendar day "go shop" clause which continued until 11:59 PM New
York time on May 6th, 2007. ABN AMRO Bank N.V. filed a copy of this contract on
Form 6-K with the Securities and Exchange Commission on April 25, 2007. The
contract provides that the sale of LaSalle Bank National Association is subject to regulatory approvals and other customary closing conditions.

     The contract referenced above was entered into by ABN AMRO Bank N.V.
without shareholder approval. In response to a challenge of the sale by a shareholders group, a judge in the Enterprise Chamber of the Amsterdam Superior
Court in the Netherlands ruled on May 3, 2007 that ABN AMRO Holding N.V. was not permitted to proceed with the sale of LaSalle Bank without shareholder approval.
As of the date hereof, a shareholder's meeting to vote on the proposed sale of
LaSalle Bank National Association has not occurred. Various interested parties have filed or have indicated that they will file an appeal of the ruling. On May
4, 2007, Bank of America Corporation filed a lawsuit against ABN AMRO Bank N.V.
and ABN AMRO Holding N.V. in the U.S. District Court for the Southern District
of New York (Manhattan) seeking, among other things, an injunction prohibiting
ABN AMRO Bank N.V. and ABN AMRO Holding N.V. from negotiating a sale of LaSalle
Bank National Association or selling LaSalle Bank National Association to any third party other than as provided for in the contract referenced above, monetary damages and specific performance.

     There are no legal proceedings pending against LaSalle, or to which any property of LaSalle is subject, that is material to the certificateholders, nor does LaSalle have actual knowledge of any proceedings of this type contemplated by governmental authorities.

     In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in

                                      S-141

accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

     See also "Description of the Governing Documents--The Trustee," "--Duties
of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the accompanying base prospectus.

         AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We, the depositor, are affiliated with the following parties: (i) Merrill
Lynch Mortgage Lending, Inc, a sponsor and mortgage loan seller, (ii) Merrill
Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters and (iii)
Merrill Lynch Capital Services, Inc., the swap counterparty

     Merrill Lynch Mortgage Lending, Inc., a sponsor and mortgage loan seller, is affiliated with the following parties: (i) Merrill Lynch Mortgage Investors,
Inc, the depositor, (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, one
of the underwriters and (iii) Merrill Lynch Capital Services, Inc., the swap counterparty.

     Countrywide Commercial Real Estate Finance, Inc., a sponsor and mortgage loan seller, is affiliated with Countrywide Securities Corporation, one of the underwriters.

     PNC Bank, National Association, a sponsor and mortgage loan seller, is affiliated with Midland Loan Services, Inc., the special servicer and one of the master servicers, and PNC Capital Markets LLC, one of the underwriters.

     LaSalle Bank National Association and Merrill Lynch Mortgage Lending, Inc.
("MLML") are parties to a custodial agreement whereby LaSalle, for consideration, provides custodial services to MLML for certain commercial mortgage loans originated or purchased by it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by MLML to the depositor in connection with this securitization. The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans in the trust will be governed by the pooling and servicing agreement. This section contains summary descriptions of some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans and any real estate owned by the trust. You should also refer to the accompanying base prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicer.

     The pooling and servicing agreement provides that the master servicers and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible, directly or through sub-servicers, in accordance with--

     o    any and all applicable laws; and

     o    the express terms of the pooling and servicing agreement and the respective mortgage loans.

     Furthermore, to the extent consistent with the preceding paragraph, the master servicers and the special servicer must each service and administer the mortgage loans and any real estate owned by the trust for which it is responsible in accordance with the Servicing Standard.

                                      S-142

     In general, the master servicers will be responsible for the servicing and administration of--

     o    all mortgage loans as to which no Servicing Transfer Event has occurred; and

     o    all worked out mortgage loans as to which no new Servicing Transfer
          Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan as to which a Servicing
Transfer Event has occurred and which has not yet been worked out with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each mortgaged real property that has been acquired by the trust with respect to a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

     Despite the foregoing, the pooling and servicing agreement will require each master servicer to continue to receive payments and prepare certain reports to the trustee required to be prepared with respect to any specially serviced mortgage loans that were previously non-specially serviced mortgage loans it was responsible for servicing and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties. None of the masters servicers or the special servicer will have responsibility for the performance by either of the other servicers of its respective obligations and duties under the pooling and servicing agreement.

     The applicable master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of the subject mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing
Transfer Events with respect to that mortgage loan cease to exist as described in the definition of "Servicing Transfer Event" in the glossary to this prospectus supplement, in which event that mortgage loan would be considered to be a worked out mortgage loan.

     The Commons at Calabasas A-Note Non-Trust Loan, CFC B-Note Non-Trust Loans,
Georgia-Alabama Retail Portfolio Non-Trust Loans and the MezzCap B-Note
Non-Trust Loans will be serviced by the applicable master servicer and the special servicer in accordance with the pooling and servicing agreement and the related Loan Combination Intercreditor Agreement.

     However, with respect to the Georgia-Alabama Retail Portfolio Trust Loan, upon the deposit of the Georgia-Alabama Retail Portfolio A-Note Non-Trust
Mortgage Loan into a securitization, Countrywide Commercial Real Estate Finance,
Inc., as seller of the Georgia-Alabama Retail Portfolio A-Note Non-Trust
Mortgage Loan, has the option (with the consent of the Rating Agencies) to cause the servicing and special servicing of the Georgia-Alabama Retail Portfolio
Trust Loan to be governed by the pooling and servicing agreement applicable to the securitization of the Georgia-Alabama Retail Portfolio A-Note Non-Trust
Mortgage Loan.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to each master servicer with respect to its master servicing activities will be the related master servicing fee.

     With respect to each master servicer, the master servicing fee:

     o    will be earned with respect to each and every mortgage loan in the trust that it is responsible for servicing as of the date of the initial issuance of the certificates, including--

          1.   each such mortgage loan, if any, that becomes a specially
               serviced mortgage loan; and

          2.   each such mortgage loan, if any, as to which the corresponding mortgaged real property has become REO Property; and

     o    in the case of each applicable mortgage loan, will--

          1.   be calculated on the same interest accrual basis as that mortgage loan, which will be any of a 30/360 Basis or an Actual/360 Basis
               (except in the case of partial periods of less than

                                      S-143

               a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a 360-day year);

          2.   accrue at the related master servicing fee rate;

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan; and

          4.   be payable (a) monthly from amounts received with respect to interest on that mortgage loan and/or (b) if the subject mortgage loan and any related REO Property has been liquidated, out of general collections on the mortgage pool.

     Subject to certain conditions, the master servicers are each entitled, under the pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor (other than a Plan), an excess servicing strip, which is a portion of the master servicing fee. If a master servicer resigns or is terminated as a master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip (except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming its duties as a master servicer under the pooling and servicing agreement). We make no representation or warranty regarding whether, following any resignation or termination of a master servicer, (a) any holder of the excess servicing strip would dispute the trustee's determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

     The master servicing fee rate with respect to the mortgage loans varies on a loan-by-loan basis and ranges from 0.02% per annum to 0.14% per annum. The weighted average master servicing fee rate for the mortgage pool was 0.02883%
per annum as of the cut-off date. That master servicing fee rate includes any sub-servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of a master servicer.

     Investment Income. Each master servicer will be authorized, but not required, to invest or direct the investment of funds held in its collection account, or in any and all accounts maintained by it that are escrow and/or reserve accounts, only in Permitted Investments. See "--Collection Account"
below. Each master servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds.

     The special servicer will be authorized, but not required, to invest or direct the investment of funds held in its REO account in Permitted Investments.
See "--REO Properties" below. The special servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds without any right to reimbursement.

     Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred by reason of voluntary principal prepayments being made by borrowers with respect to any mortgage loans (other than specially serviced mortgage loans) during any collection period (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds and other than following a material default), the applicable master servicer must make a nonreimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

     o    the total amount of those Prepayment Interest Shortfalls incurred with respect to mortgage loans master serviced by that master servicer; and

     o    the sum of the following components of that master servicer's total servicing compensation for that same collection period--

                                      S-144

          1.   that portion of the master servicing fees that represents an accrual at a rate of 0.01% per annum; and

          2.   the total amount of Prepayment Interest Excesses that were collected by that master servicer during the subject collection period;

provided, however, that if a Prepayment Interest Shortfall occurs as a result of the applicable master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a) subsequent to a material default under the related loan documents, (b)
pursuant to applicable law or a court order, or (c) at the request or with the consent of the special servicer or the controlling class representative), then, for purposes of determining the payment that the applicable master servicer will be required to make to cover that Prepayment Interest Shortfall, the reference to "master servicing fee" in clause 1 of the second bullet of this paragraph will be construed to include the entire master servicing fee payable to that master servicer for that same collection period, inclusive of any portion payable to a third-party primary servicer, and the amount of any investment income earned by that master servicer on the related principal prepayment while on deposit in its collection account.

     No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls, and the applicable master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any following collection period. In addition, the applicable master servicer will be required to apply any Prepayment Interest Excesses with respect to a particular collection period, that are not otherwise used to cover Prepayment Interest Shortfalls as described above, to cover any shortfalls in interest caused as a result of the prepayment of a mortgage loan by the application of a condemnation award or casualty insurance proceeds, in each case that are actually received, in reduction of the subject mortgage loan's principal balance.

     Any payments made by the master servicers with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the certificates on that distribution date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the aggregate amount of the payments made by the master servicers with respect to any distribution date to cover Prepayment
Interest Shortfalls is less than the total of all the Prepayment Interest
Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest
Shortfall will be allocated among the respective interest-bearing classes of the certificates (other than the class X certificates), in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

     o    the special servicing fee;

     o    the workout fee; and

     o    the principal recovery fee.

     The Special Servicing Fee. The special servicing fee:

     o    will be earned with respect to--

          1.   each specially serviced mortgage loan, if any; and

          2.   each mortgage loan, if any, as to which the corresponding
               mortgaged real property has become REO Property; and

     o    with respect to each such mortgage loan, will--

                                      S-145

          1.   be calculated on the same interest accrual basis as that mortgage loan, which will be any of a 30/360 Basis or an Actual/360 Basis
               (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a 360-day year);

          2.   accrue at a special servicing fee rate of 0.25% per annum;

          3.   accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; and

          4.   will be payable monthly from related liquidation proceeds, insurance proceeds and condemnation proceeds and then from general collections on all the mortgage loans and any REO
               Properties, that are on deposit in the master servicers'
               collection accounts from time to time.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan that has been worked out by it. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the subject mortgage loan for so long as it remains a worked out mortgage loan. The workout fee with respect to any worked out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the mortgage loan. However, a new workout fee would become payable if the mortgage loan again became a worked out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to those mortgage loans that became worked out mortgage loans during the period that it acted as special servicer and remained
(and with respect to those mortgage loans that, subject to the conditions set forth in the pooling and servicing agreement, were about to become) worked out mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.
Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the certificateholders.

     The Principal Recovery Fee. Except as described in the following paragraph, the special servicer will be entitled to receive a principal recovery fee with respect to: (a) each specially serviced mortgage loan (or any replacement mortgage loan substituted for it) for which the special servicer obtains a full or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property as to which the special servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds. The principal recovery fee will be payable from any full or discounted payoff, liquidation proceeds, insurance proceeds or condemnation proceeds. As to each specially serviced mortgage loan and REO Property, the principal recovery fee will be payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

     Notwithstanding anything to the contrary described in the prior paragraph, no principal recovery fee will be payable based on, or out of, payments or proceeds received in connection with:

     o    the repurchase or replacement of any mortgage loan by a loan seller for a breach of representation or warranty or for defective or deficient loan documentation, as described under "Description of the
          Mortgage Pool--Repurchases and Substitutions" in this prospectus supplement within the time period (or extension thereof) provided for such repurchase or replacement or, if such repurchase or replacement occurs after such time period, if the mortgage loan seller was acting in good faith to resolve such breach or defect, within such further period that will not end beyond the date that is one hundred twenty
          (120) days following the end of the initial time period, which is ninety (90) days, provided for such repurchase or replacement;

     o    except as described under "--Realization Upon Defaulted Mortgage
          Loans" below with respect to certain assignees, the purchase of any defaulted mortgage loan or REO Property by the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates, as described under "--Realization Upon Defaulted
          Mortgage Loans" below;

                                      S-146

     o    the purchase of an A-Note Trust Mortgage Loan by the holder of the related B-Note Non-Trust Loan, as described under "Description of the
          Mortgage Pool--The Loan Combinations" in this prospectus supplement, unless provided for under the related Loan Combination Intercreditor
          Agreement;

     o    the purchase of all the mortgage loans and REO Properties by a master servicer, the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement;
          and

     o    the exchange, following the date on which the total principal balances of the offered certificates are reduced to zero, of all the remaining certificates (other than the class Y, Z, R-I and R-II certificates)
          for all the mortgage loans and REO Properties in the trust at the time of exchange, subject to the conditions set forth in the pooling and servicing agreement.

     Although principal recovery fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any principal recovery fee will reduce amounts payable to the certificateholders.

     Loan Combinations. Any special servicing fees, workout fees and principal recovery fees with respect to a Loan Combination may be paid out of collections on the entire Loan Combination, except that to the extent those fees relate to a
B-Note Non-Trust Loan, the special servicer will be entitled to receive those fees solely from collections in respect of the subject B-Note Non-Trust Loan.

     Additional Servicing Compensation. As additional master servicing compensation, each master servicer will be entitled to receive any Prepayment
Interest Excesses collected with respect to the mortgage loans it is responsible for servicing (except to the extent required to offset any Prepayment Interest
Shortfalls).

     In addition, the following items collected on any mortgage loan in the mortgage pool will be allocated between the applicable master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

     o    any late payment charges and Penalty Interest actually collected on any particular mortgage loan in the mortgage pool, which late payment charges and Penalty Interest are not otherwise applied--

          1.   to pay the applicable master servicer, the special servicer or the trustee, as applicable, any unpaid interest on Advances made by that party with respect to that mortgage loan or the related mortgaged real property,

          2.   to reimburse the issuing entity for any interest on Advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the
               applicable master servicer, the special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Penalty Interest collected on that mortgage loan,

          3.   to pay, or to reimburse the issuing entity, any expenses incurred by the special servicer in connection with inspecting the related mortgaged real property following a Servicing Transfer Event with respect to that mortgage loan or after that property has become an REO Property, or

          4.   to pay, or to reimburse the issuing entity, any other expenses incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Penalty Interest and/or late payment charges collected on that mortgage loan, would result in an Additional Trust Fund
               Expense; and

                                      S-147

     o    any modification fees, assumption fees, assumption application fees, earnout fees, release fees, consent/waiver fees, extension fees, defeasance fees and other comparable transaction fees and charges.

     Payment of Expenses; Servicing Advances. The master servicers and the special servicer will each be required to pay their respective overhead costs and any general and administrative expenses they incur in connection with their servicing activities under the pooling and servicing agreement. None of the master servicers or the special servicer will be entitled to reimbursement for expenses except as expressly provided in the pooling and servicing agreement.

     Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by a master servicer, the trustee or, in some cases, the special servicer, in connection with the servicing of a mortgage loan, if a default is imminent thereunder or after a default, delinquency or other unanticipated event, or in connection with the administration of any REO
Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

     The special servicer will be required to notify the applicable master servicer as to when it must make servicing advances with respect to a specially serviced mortgage loan or REO Property. Generally, the special servicer must make the request 10 business days, if reasonably practicable, and in any event at least five business days, prior to the date the Advance must be made. The applicable master servicer must make the requested servicing advance within a specified number of days following its receipt of the request. The special servicer will have the option, but not the obligation, to make such Advances.

     If a master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o    if it has actual knowledge of the failure, to give that master servicer notice of its failure; and

     o    if the failure continues for five more business days, to make the servicing advance.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicers, the special servicer or the trustee will be obligated to make servicing advances that, it determines in accordance with the Servicing Standard (in the case of a master servicer or special servicer) or its good faith business judgment (in the case of the trustee), would not be ultimately recoverable, together with interest accrued on that advance, from expected collections on the related mortgage loan or REO
Property. The trustee will be entitled to rely on any determination of non-recoverability made by a master servicer. In addition, the special servicer may also determine that any servicing advance made or proposed to be made by a master servicer or the trustee is not recoverable, together with interest accrued on that servicing advance, from proceeds of the mortgage loan to which that Advance relates, and the applicable master servicer and the trustee will be required to act in accordance with that determination (on which determination they will, as provided in the pooling and servicing agreement, be entitled to conclusively rely).

     If a master servicer, the special servicer or the trustee makes any servicing advance that it (or, in the case of a master servicer or the trustee, the special servicer) subsequently determines, in its judgment, is not recoverable, together with interest accrued on that Advance, from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that Advance, together with interest on that Advance, out of general collections on the mortgage loans it is responsible for servicing and any REO Properties on deposit in its collection account (or, if those funds in its collection account are insufficient, from the similar funds in the other master servicer's collection account) from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent
Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement. Each master servicer, the special servicer or the trustee may also obtain reimbursement for any servicing advance that constitutes a
Workout-Delayed Reimbursement Amount out of general principal collections on the mortgage loans and any REO Properties on deposit in the applicable master servicer's collection account (or, if those funds in its collection account are insufficient, from the similar funds in the other master servicer's collection account) from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under

                                      S-148

"Description of the Offered Certificates--Advances of Delinquent Monthly Debt
Service Payments and Reimbursement of Advances" in this prospectus supplement.

     The master servicers will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the applicable master servicer's collection account (or, if those funds in its collection account are insufficient, from the similar funds in the other master servicer's collection account) and at times without regard to the relationship between the expense and the funds from which it is being paid (subject to the limitations for reimbursement of Advances from general collections), which may include servicing expenses relating to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties.

     Each master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that Advance is reimbursed--

     o    first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

     o    second, if and to the extent that the Penalty Interest and late charges referred to in clause first above are insufficient to cover the advance interest, out of any amounts then on deposit in the applicable master servicer's collection account (or, if those funds in its collection account are insufficient, from the similar funds in the other master servicer's collection account) subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered
          Certificates--Advances of Delinquent Monthly Debt Service Payments and
          Reimbursement of Advances" in this prospectus supplement.

     The special servicer may, but is not obligated to, make any servicing advance on a specially serviced mortgage loan or REO Property (as required on an emergency or urgent basis) and then request from the applicable master servicer reimbursement of the servicing advance, together with interest thereon as set forth in the pooling and servicing agreement. Upon the applicable master servicer's reimbursing the special servicer for any such servicing advance, that master servicer will be considered to have made that servicing advance as of the date that the special servicer actually made it. The applicable master servicer will have no obligation to reimburse from its own funds any advance made by the special servicer that such master servicer determines to be nonrecoverable.
However, any such advance made by the special servicer will be reimbursable to the special servicer from the trust fund as a Nonrecoverable Advance.

     Subject to certain conditions, the applicable master servicer may (and must, if directed by the special servicer in connection with a specially serviced mortgage loan or an REO Property) pay directly out of the collection account any servicing advance that it considers to be nonrecoverable in accordance with the Servicing Standard, provided that the applicable master servicer or the special servicer has determined, in accordance with the
Servicing Standard, that this payment is in the best interests of the certificateholders (or, if a Loan Combination is involved, the certificateholders and holder(s) of the related Non-Trust Loan(s)), as a collective whole.

     For additional information regarding reimbursement of servicing advances, see "Description of the Offered Certificates--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" in this prospectus supplement.

TRUST ADMINISTRATION COMPENSATION

     The trustee will be entitled to a monthly fee for its services, which fees
(in the aggregate) will--

     o    accrue at a rate of 0.00071% per annum,

     o    accrue on the Stated Principal Balance of each mortgage loan outstanding from time to time, and

                                      S-149

     o    be calculated on the same interest accrual basis as is applicable to each mortgage loan.

     The trust administration fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     In addition, the trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. See "Description of the Offered
Certificates--Distribution Account" and "--Interest Reserve Account" in this prospectus supplement. It will be--

     o    entitled to retain any interest or other income earned on those funds,
          and

     o    required to cover any losses of principal of those investments from its own funds.

     The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company
(other than itself or an affiliate) holding the distribution account or the interest reserve account.

SUB-SERVICERS

     Subject to such limitations as may be provided for in the pooling and servicing agreement, each master servicer and the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party primary servicers. Any delegation of servicing obligations by the special servicer will be subject to the consent of the controlling class representative. Either master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer.

     The pooling and servicing agreement will permit each master servicer and, with the consent of the controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the pooling and servicing agreement, provided that in each case, the sub-servicing agreement:
(a) is consistent with the pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable conditions of the pooling and servicing agreement and, with limited exceptions, includes events of default with respect to the sub-servicer substantially similar to the events of default applicable to the applicable master servicer or the special servicer, as the case may be; (b) provides that if the applicable master servicer or the special servicer, as the case may be, for any reason no longer acts in that capacity thereunder, including by reason of an event of default, the trustee or its designee may (i) assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the applicable master servicer or the special servicer, as the case may be, under such agreement or (ii) except with respect only to the sub-servicing agreements in effect as of the date of initial issuance of the certificates, terminate the sub-servicing agreement without cause and without payment of any penalty or termination fee; (c) provides that the trustee, for the benefit of the certificateholders and, in the case of a sub-servicing agreement relating to a Loan Combination, for benefit of the related B-Note Loan
Noteholder(s), will be a third party beneficiary under such agreement; (d)
permits any purchaser of a mortgage loan pursuant to the pooling and servicing agreement to terminate the sub-servicing agreement with respect to the purchased mortgage loan at its option and without penalty; (e) does not permit the sub-servicer to enter into or consent to any material modification, extension, waiver or amendment or otherwise take any enforcement action on behalf of the applicable master servicer or the special servicer, without the consent of the applicable master servicer or the special servicer, as the case may be, or conduct any sale of a mortgage loan or REO Property; and (f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the pooling and servicing agreement, each sub-servicing agreement entered into by a master servicer must provide that such agreement will, with respect to any mortgage loan, terminate at the time such mortgage loan becomes a specially serviced mortgage loan or, alternatively, be subject to the special servicer's rights to service such mortgage loan for so long as such mortgage loan continues to be a specially serviced mortgage loan; and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such mortgage loan which ceases to be a specially serviced mortgage loan.

     The pooling and servicing agreement will require the master servicers and the special servicer, for the benefit of the trustee, the certificateholders and, in the case of a Loan Combination, the related B-Note Loan

                                      S-150

Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicers and the special servicer will remain obligated and liable to the trustee, the certificateholders and the
B-Note Loan Noteholder(s) for the performance of their respective obligations and duties under the pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and each master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

THE CONTROLLING CLASS REPRESENTATIVE AND THE LOAN COMBINATION CONTROLLING
PARTIES

     Controlling Class. As of any date of determination, the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class X, Y, Z, R-I and R-II certificates, that has a total principal balance that is greater than 25% of that class's original total principal balance. However, if no class of certificates, other than the class X, Y, Z, R-I and R-II certificates, has a total principal balance that satisfies this requirement, then the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class X, Y, Z, R-I and R-II certificates. The class A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL and A-1A certificates will be treated as a single class for purposes of determining, and exercising the rights of, the controlling class. Appraisal Reduction Amounts will not be considered in determining the principal balance outstanding on the applicable class of certificates for the purpose of determining the controlling class.

     Selection of the Controlling Class Representative. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates will be entitled to--

     o    select a representative having the rights and powers described under
          "--Rights and Powers of The Controlling Class Representative and the
          Loan Combination Controlling Parties" below; or

     o    replace an existing controlling class representative.

     The trustee will be required to promptly notify all the certificateholders of the controlling class that they may select a controlling class representative upon:

     o    the receipt by the trustee of written requests for the selection of a controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates;

     o    the resignation or removal of the person acting as controlling class representative; or

     o    a determination by the trustee that the controlling class of certificateholders has changed.

     The notice will explain the process for selecting a controlling class representative. The appointment of any person as the controlling class representative will generally not be effective until that person provides the trustee, each master servicer and the special servicer with--

     o    written confirmation of its acceptance of its appointment;

     o    an address and facsimile number for the delivery of notices and other correspondence; and

     o    a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and facsimile numbers.

     Resignation and Removal of the Controlling Class Representative. The
controlling class representative may at any time resign by giving written notice to the trustee and each certificateholder of the controlling class. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates, will be entitled to remove any existing controlling class representative by giving written notice to the trustee and to the existing controlling class representative.

                                      S-151

     Rights and Powers of the Controlling Class Representative and the Loan
Combination Controlling Parties. The special servicer will be required to prepare an asset status report for each mortgage loan that becomes a specially serviced mortgage loan, not later than 60 days (or, in the case of any Loan
Combination such other number of days provided for in the related Loan
Combination Intercreditor Agreement) after the servicing of the mortgage loan is transferred to the special servicer. Each asset status report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. Each asset status report is required to be delivered to the controlling class representative (and, in the case of the a Loan
Combination, the related Loan Combination Controlling Party (if any)), among others, by the special servicer.

     If, within 10 business days of receiving an asset status report that relates to a mortgage loan and relates to a recommended action to which the controlling class representative is entitled to object, as described below, the controlling class representative does not disapprove the asset status report in writing, then the special servicer will be required to take the recommended action as outlined in the asset status report; provided, however, that the special servicer may not take any action that is contrary to applicable law, the
Servicing Standard or the terms of the applicable loan documents. If the controlling class representative disapproves an initial asset status report, the special servicer will be required to revise that asset status report and deliver to the controlling class representative, among others, a new asset status report as soon as practicable, but in no event later than 30 days after such disapproval.

     The special servicer will be required to continue to revise an asset status report as described above until the controlling class representative does not disapprove a revised asset status report in writing within 10 business days of receiving the revised asset status report or until the special servicer makes one of the determinations described below. The special servicer may, from time to time, modify any asset status report it has previously so delivered and implement such modified report; provided that the modified report shall have been prepared, reviewed and not rejected as described above. Notwithstanding the foregoing, the special servicer may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in an asset status report (that is consistent with the terms of the pooling and servicing agreement) before the expiration of a 10 business day period if the special servicer has reasonably determined that failure to take the action would materially and adversely affect the interests of the certificateholders, and the special servicer has made a reasonable effort to contact the controlling class representative. The foregoing discussion notwithstanding, the special servicer will be required to determine whether any affirmative disapproval is not in the best interest of all the certificateholders pursuant to the Servicing Standard.

     In the event the controlling class representative and the special servicer have been unable to agree upon an asset status report with respect to a specially serviced mortgage loan within 90 days of the controlling class representative's receipt of the initial asset status report, the special servicer must implement the actions directed by the controlling class representative unless doing so would result in any of the consequences contemplated in clauses (a) through (d) in the third following paragraph, in which event the special servicer must implement the actions described in the most recent asset status report submitted to the controlling class representative by the special servicer that is consistent with the Servicing
Standard. Notwithstanding the fact that an asset status report has been prepared and/or approved, the controlling class representative will remain entitled to advise and object regarding the actions described below and any related asset status report will not be a substitute for the exercise of those rights.

     Notwithstanding the foregoing discussion, with respect to each mortgage loan in the trust fund that is part of a Loan Combination, the related Loan
Combination Intercreditor Agreement may contain provisions regarding the review, approval and implementation of asset status reports with respect to the related
Loan Combination that are different from those described above.

     No direction of the controlling class representative or a Loan Combination
Controlling Party in connection with any asset status report may (a) require or cause the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the related Loan Combination Intercreditor
Agreement, if applicable, or the pooling and servicing agreement, including the special servicer's obligation to act in the best interests of all the certificateholders (and, in the case of a Loan Combination, the holders of the related B-Note Non-Trust Loan(s)) in accordance with the Servicing Standard and to maintain the REMIC status of REMIC I and REMIC II, (b) result in the imposition of any tax on "prohibited transactions" or contributions after the startup date of either REMIC I or REMIC II under the Code, (c) expose any party to the pooling and servicing agreement, any mortgage loan seller or

                                      S-152

the trust fund to any claim, suit or liability or (d) expand the scope of the applicable master servicer's, the trustee's or special servicer's responsibilities under the pooling and servicing agreement.

     In addition, the controlling class representative will be entitled to advise the special servicer with respect to the following actions, and the special servicer will not be permitted to take (or consent to the applicable master servicer taking) any of the following actions with respect to the mortgage loans in the trust fund as to which the controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular proposed action (provided that, with respect to non-specially serviced mortgage loans, this 10-business day notice period may not exceed by more than five (5) business days the 10 business days during which the special servicer can object to the applicable master servicer waiving Additional Interest or taking actions described under "--Enforcement of
Due-on-Sale and Due-on-Encumbrance Provisions" and "--Modifications, Waivers,
Amendments and Consents" below):

     o    any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing a specially serviced mortgage loan as comes into and continues in default;

     o    any modification or consent to a modification of a material term of a mortgage loan, including the timing of payments or an extension of the maturity date of a mortgage loan;

     o    any proposed sale of any defaulted mortgage loan or any REO Property, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination"
          in this prospectus supplement or, in the case of a defaulted mortgage loan, other than in connection with the purchase option described under "--Realization Upon Defaulted Mortgage Loans--Fair Value Call"
          in this prospectus supplement, for less than the outstanding principal balance of the related mortgage loan, plus accrued interest (exclusive of Penalty Interest and Additional Interest), expenses and fees;

     o    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

     o    any release of material real property collateral for any mortgage loan, other than (a) where the release is not conditioned upon obtaining the consent of the lender or certain specified conditions being fulfilled, (b) upon satisfaction of that mortgage loan, (c) in connection with a pending or threatened condemnation action or (d) in connection with a full or partial defeasance of that mortgage loan;

     o    any acceptance of substitute or additional real property collateral for any mortgage loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

     o    any waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan;

     o    any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan (other than where the release is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

     o    any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged real property or any termination or change, or consent to the termination or change, of the franchise for any mortgaged real property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice will be required to be delivered to the controlling class representative);

                                      S-153

     o    any determination that an insurance-related default is an Acceptable
          Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

     o    any waiver of insurance required under the related loan documents
          (except as contemplated in the preceding bullet).

     Furthermore, the controlling class representative may direct the special servicer to take, or to refrain from taking, any such actions with respect to the mortgage loans and REO Properties in the trust fund as the controlling class representative may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     In the case of the Georgia-Alabama Retail Portfolio Trust Mortgage Loan,
the Georgia-Alabama Retail Portfolio Controlling Party will be entitled to direct the master servicer and the special servicer with respect to the actions described under "Description of the Mortgage Pool--The Loan Combinations--The
Georgia-Alabama Retail Portfolio Loan Combination--Consent Rights" and the
special servicer will not be permitted to take (or consent to the applicable master servicer taking) any of those specified actions with respect to the
Georgia-Alabama Retail Portfolio Loan Combination as to which the
Georgia-Alabama Retail Portfolio Controlling Party has objected in writing.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the controlling class representative, as contemplated by any of the preceding paragraphs of this "--Rights and Powers of The Controlling Class
Representative and the Loan Combination Controlling Parties" subsection, may--

     o    require or cause the applicable master servicer or the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement, including the applicable master servicer's or the special servicer's obligation to act in accordance with the Servicing Standard and the loan documents;

     o    result in an adverse tax consequence for the trust;

     o    expose the trust, us, the applicable master servicer, the special servicer, the trustee or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability;

     o    materially expand the scope of the applicable master servicer's or the special servicer's responsibilities under the pooling and servicing agreement; or

     o    cause the applicable master servicer or the special servicer to act, or fail to act, in a manner which violates the Servicing Standard. In addition, if the special servicer determines that immediate action is necessary to protect the interests of the certificateholders and any related Non-Trust Loan Noteholder, as a collective whole, it may take such action without waiting for a response from the controlling class representative.

     The master servicers and the special servicer are each required to disregard any advice, direction or objection on the part of the controlling class representative (or, if applicable, any Loan Combination Controlling Party)
that would have any of the effects described in the immediately preceding five bullets.

     Furthermore, the special servicer will not be obligated to seek approval from the controlling class representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if (i) the special servicer has notified the controlling class representative in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan and (ii) for 60 days following the first such notice, the controlling class representative has objected to all of the proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     WHEN REVIEWING THE REST OF THIS "SERVICING OF THE MORTGAGE LOANS" SECTION,
IT IS IMPORTANT THAT YOU CONSIDER THE EFFECTS THAT THE RIGHTS AND POWERS OF THE
CONTROLLING CLASS REPRESENTATIVE (AND, IN THE CASE OF THE

                                      S-154

MORTGAGE LOANS THAT ARE PART OF LOAN COMBINATIONS, THE RELATED NON-TRUST LOAN
NOTEHOLDERS) COULD HAVE ON THE ACTIONS OF THE SPECIAL SERVICER AND, IN SOME
CASES, THE APPLICABLE MASTER SERVICER.

     Certain Liability and Expense Matters. In general, any and all expenses of the controlling class representative are to be borne by the holders of the controlling class in proportion to their respective percentage interests in that class, and not by the trust; and all expenses borne by any Non-Trust Loan
Noteholder acting as a Loan Combination Controlling Party are to be borne by that holder. However, if a claim is made against the controlling class representative by a borrower under a mortgage loan, the controlling class representative is required to immediately notify the trustee, the applicable master servicer and the special servicer. The special servicer on behalf of the trust will, subject to the discussion under "Description of the Governing
Documents--Matters Regarding the Master Servicer, the Special Servicer, the
Manager and Us" in the accompanying base prospectus, assume the defense of the claim against the controlling class representative, but only if--

     o    the special servicer or the trust are also named parties to the same action; and

     o    in the sole reasonable judgment of the special servicer:

          1.   the controlling class representative acted in good faith, without gross negligence or willful misfeasance, with regard to the particular matter at issue; and

          2.   there is no potential for the special servicer or the trust to be an adverse party in the action as regards the controlling class representative.

     The controlling class representative and the Non-Trust Loan Noteholders may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the controlling class representative does not have any duties or liabilities to the holders of any class of certificates other than the controlling class, and the Non-Trust
Loan Noteholders do not have any duties or liabilities to the holders of any class of certificates. The controlling class representative may act solely in the interests of the certificateholders of the controlling class and, with respect to the Loan Combinations, the related Non-Trust Loan Noteholders may act solely in their own interests, and none of such parties will have any liability to any certificateholders for having done so. No certificateholder may take any action against the controlling class representative for its having acted solely in the interests of the certificateholders of the controlling class. Similarly, no certificateholder may take any action against a Non-Trust Loan Noteholder for having acted solely in its own interest.

REPLACEMENT OF THE SPECIAL SERVICER

     Certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may terminate an existing special servicer and appoint a successor thereto. In addition, if the special servicer is terminated in connection with an event of default, certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may appoint a successor. See "--Events of Default" and "--Rights
Upon Event of Default" below. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     o    written confirmation from each rating agency rating the certificates that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the certificates; and

     o    the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

     Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

     If the controlling class of certificateholders terminates an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of servicing duties are to be paid by the

                                      S-155

certificateholders that voted to remove the terminated special servicer. Any terminated special servicer will be entitled to reclaim all amounts accrued or owing to it under the pooling and servicing agreement.

     With respect to the Georgia-Alabama Retail Portfolio Loan Combination, the
Georgia-Alabama Retail Portfolio Controlling Party has the right, subject to the conditions and restrictions set forth in the Georgia-Alabama Retail Portfolio
Intercreditor Agreement, to terminate the special servicer at any time.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS

     If the controlling class of certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

     o    to receive all notices described under "--The Controlling Class
          Representative and the Loan Combination Controlling Parties" and
          "--Replacement of the Special Servicer" above; and

     o    to exercise directly all rights described under "--The Controlling
          Class Representative and the Loan Combination Controlling Parties" and
          "--Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the controlling class.

     Beneficial owners of controlling class certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the foregoing discussion and the discussions under "--The
Controlling Class Representative and the Loan Combination Controlling Parties"
above and "--Modifications, Waivers, Amendments and Consents" below, the applicable master servicer, with respect to non-specially serviced mortgage loans, and the special servicer, with respect to all other mortgage loans, will be required to enforce, on behalf of the trust fund, any right the lender under any mortgage loan may have under either a due-on-sale or due-on-encumbrance clause, unless the applicable master servicer or the special servicer, as applicable, has determined that waiver of the lender's rights under such clauses would be in accordance with the Servicing Standard. However, subject to the related loan documents and applicable law, neither the applicable master servicer nor the special servicer may waive its rights or grant its consent under any related due-on-sale or due-on-encumbrance clause--

     o    in respect of any mortgage loan that--

          1.   has a principal balance of $20,000,000 or more at the time of determination or has, whether (a) individually, (b) as part of a group of cross-collateralized mortgage loans or (c) as part of a group of mortgage loans made to affiliated borrowers, a principal balance that is equal to or greater than 5% or more of the aggregate outstanding principal balance of the mortgage pool at the time of determination; or

          2.   is one of the ten largest mortgage loans (which for this purpose includes groups of cross-collateralized mortgage loans and groups of mortgage loans made to affiliated borrowers) by outstanding principal balance at the time of determination; or

     o    where, in the case of a due-on-encumbrance clause only, the subject mortgage loan, taking into account existing debt on the related mortgaged real property and the proposed additional debt as if such total debt were a single mortgage loan, would have a loan-to-value ratio equal to or greater than 85% or a debt service coverage ratio equal to or less than 1.20:1;

unless, with some exceptions, it receives prior written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the certificates (or placement of the certificates on negative credit watch status in contemplation of

                                      S-156

such rating action). Also, a master servicer may not waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause described in this paragraph until it has received consent of the special servicer. Further, none of the master servicers or the special servicer may consent to the transfer of any mortgaged real property that secures a group of cross-collateralized mortgage loans, unless all of the mortgaged real properties securing such group of mortgage loans are transferred at the same time, or the controlling class representative consents to the transfer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     The special servicer, with respect to any specially serviced mortgage loan, may, consistent with the Servicing Standard, agree to:

     o    modify, waive or amend any term of the subject mortgage loan;

     o    extend the maturity of the subject mortgage loan;

     o    defer or forgive the payment of interest on and principal of the subject mortgage loan;

     o    defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on the subject mortgage loan;

     o    permit the release, addition or substitution of collateral securing the subject mortgage loan;

     o    permit the release, addition or substitution of the borrower or any guarantor with respect to the subject mortgage loan; or

     o    provide consents with respect to any leasing activity at the mortgaged real property securing the subject mortgage loan;

provided that the ability of the special servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Controlling Class
Representative and the Loan Combination Controlling Parties" and "--Enforcement
of Due-on-Sale and Due-on-Encumbrance Provisions" above in this prospectus supplement and further, to the limitations, conditions and restrictions discussed below.

     The special servicer may agree to or consent to (or permit the applicable master servicer to agree to or consent to) the modification, waiver or amendment of any term of any mortgage loan that would--

     o    affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable under the mortgage loan (including, subject to the discussion in the third following paragraph, extend the date on which any related balloon payment is due); or

     o    affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments; or

     o    in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan;

provided that a material default on the mortgage loan has occurred or, in the special servicer's judgment, a material default on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the certificateholders, as a collective whole, on a present value basis, than would liquidation.

     Neither a master servicer nor the special servicer may release any mortgaged real property securing a mortgage loan, except as otherwise allowed by the pooling and servicing agreement.

                                      S-157

     Neither a master servicer nor the special servicer may extend the maturity date of any mortgage loan to a date beyond the earliest of--

          1.   two years prior to the rated final distribution date; and

          2.   if the mortgage loan is secured by a mortgage on the related borrower's leasehold interest (and not the corresponding fee interest) in the related mortgaged real property, 20 years (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the related ground lease and with the consent of the controlling class representative, 10 years) prior to the end of the then-current term of the related ground lease, plus any unilateral options to extend such term.

     Neither a master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would--

     o    cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code;

     o    result in the imposition of any tax on prohibited transactions or contributions after the startup date of either of REMIC I or REMIC II under the Code; or

     o    adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Code.

     Generally, the master servicers may not agree to modify, waive or amend the term of any mortgage loan without the consent of the special servicer. Subject to the foregoing discussion, however, either master servicer, without the approval of the special servicer, the controlling class representative or any of the rating agencies, may modify, waive or amend certain terms of non-specially serviced mortgage loans for which it is acting as master servicer as specified in the pooling and servicing agreement, including, without limitation--

     o    approving certain waivers of non-material covenant defaults;

     o    approving certain leasing activity;

     o    waiving certain late payment charges and Penalty  Interest  subject to the limitations in the pooling and servicing agreement;

     o    permitting the release, addition or substitution of collateral securing the subject mortgage loan;

     o    permitting the release, addition or substitution of the borrower or any guarantor with respect to the subject mortgage loan;

     o    approving certain consents with respect to rights-of-way, easements or similar agreements and consents to subordination of the related mortgage loan to such easements, rights-of-way or similar agreements, that do not materially affect the use or value of the mortgaged real property or materially interfere with the borrower's ability to make related payments;

     o    approving releases of unimproved parcels of a mortgaged real property;

     o    approving annual budgets to operate mortgaged real properties;

     o    approving certain temporary waivers of requirements in loan documents with respect to insurance deductible amounts or claims-paying ability ratings of insurance providers; and

     o    consenting to changing the property manager with respect to a mortgage loan with an unpaid principal balance of less than $2,000,000.

                                      S-158

     The foregoing limitations, conditions and restrictions will not apply to any of the acts or circumstances referenced in this "--Modifications, Waivers,
Amendments and Consents" section that is provided for under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or that is solely within the control of the related borrower. Also, neither master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

     Notwithstanding the foregoing, in the case of the ARD Loans, the applicable master servicer will be permitted, in its discretion, after the related anticipated repayment date, to waive any or all of the Additional Interest accrued on those mortgage loans, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the applicable master servicer's determination to waive the trust's right to receive that Additional Interest--

     o    must be in accordance with the Servicing Standard; and

     o    will be subject to approval by the special servicer and the controlling class representative.

     The pooling and servicing agreement will also limit the master servicers'
and the special servicer's ability to institute an enforcement action solely for the collection of Additional Interest.

     Neither a master servicer nor the special servicer will have any liability to the trust, the certificateholders or any other person for any determination made by it in connection with a modification, waiver or amendment of a mortgage loan that is made on a reasonable basis and in accordance with the Servicing
Standard.

     All modifications, waivers and amendments entered into by a master servicer and/or the special servicer with respect to the mortgage loans are to be in writing. Each master servicer and the special servicer must deliver to the custodian for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

     The special servicer must make commercially reasonable efforts to obtain, within 60 days of the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans, and deliver to the trustee, the custodian, the applicable master servicer and the controlling class representative, a copy of an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer has no actual knowledge of a material adverse change in the condition of the related mortgaged real property in which case such appraisal may be a letter update of the prior appraisal.

     Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan.
An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in
this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, once every 12 months after the occurrence of that Appraisal
Trigger Event (or sooner if the special servicer has actual knowledge of a material adverse change in the condition of the related mortgaged real property), an update of the prior required appraisal or other valuation. The special servicer is to deliver to the trustee, the custodian, the applicable master servicer and the controlling class representative the new appraisal or valuation within ten business days of obtaining or performing such appraisal or valuation (or update thereof). This ongoing obligation will cease if and when--

                                      S-159

     o    if the Appraisal Trigger Event was the failure by the borrower to make any monthly debt service payment for 60 days or more, or involved the special servicer modifying the amount or timing of any monthly debt service payment (other than a balloon payment), the related borrower has made three consecutive full and timely monthly debt service payments under the terms of the mortgage loan (as such terms may have been modified); or

     o    with respect to the other Appraisal Trigger Events (other than the related mortgaged real property becoming REO Property), such circumstances cease to exist in the reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings, no later than the entry of an order or decree dismissing such proceeding, and with respect to the extension of any date on which a balloon payment is due, no later than the date that the special servicer agrees to an extension;

provided that no other Appraisal Trigger Event then exists with respect to the subject mortgage loan.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, if it does not consider it to be nonrecoverable, and will be reimbursable to the applicable master servicer as a servicing advance.

COLLECTION ACCOUNTS

     General. Each master servicer will be required to establish and maintain one or more segregated accounts or sub-accounts as a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the applicable master servicer's collection account will be paid to the applicable master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

     Deposits. Under the pooling and servicing agreement, each master servicer must deposit or cause to be deposited in its collection account within one business day following receipt of available funds, in the case of payments and other collections on the mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of that master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o    all payments on account of principal on the mortgage loans, including principal prepayments;

     o    all payments on account of interest on the mortgage loans, including
          Additional Interest and Penalty Interest;

     o    all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans and all Palmilla
          Apartments Stabilization Fees collected with respect to the Palmilla
          Apartments Mortgage Loan;

     o    all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

                                      S-160

     o    all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans"
          below;

     o    any amounts paid by the mortgage loan sellers in connection with the repurchase or replacement of a mortgage loan as described under
          "Description of the Mortgage Pool--Repurchases and Substitutions" in
          this prospectus supplement;

     o    any amounts required to be deposited by that master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

     o    all payments required to be paid by that master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "Description of the Mortgage
          Pool--Additional Loan and Property Information--Hazard, Liability and
          Other Insurance" in this prospectus supplement;

     o    any amounts required to be transferred from the special servicer's REO account;

     o    any amounts representing compensating interest payments in respect of prepayment interest shortfalls as described under "--Servicing and
          Other Compensation and Payment of Expenses--Prepayment Interest
          Shortfalls" above; and

     o    any amount paid by a borrower to cover items for which a servicing advance has been previously made and for which the that master servicer or the trustee, as applicable, has been previously reimbursed out of the collection account.

     Upon receipt of any of the amounts described in the first five bullets and the last bullet of the preceding paragraph with respect to any specially serviced mortgage loan, the special servicer is required to promptly remit these amounts to the applicable master servicer for deposit in that master servicer's collection account.

     Notwithstanding the foregoing, amounts received on any A-Note Trust
Mortgage Loan will be deposited into a separate account or sub-account of the collection account maintained by the applicable master servicer before being transferred to that master servicer's collection account.

     Withdrawals. The master servicers may make withdrawals from their respective collection accounts for any of the following purposes, which are not listed in any order of priority:

     o    to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered
          Certificates--Distribution Account" in this prospectus supplement, on the business day preceding each distribution date, an aggregate amount of immediately available funds equal to that portion of the Available
          Distribution Amount (calculated without regard to clauses (a)(ii),
          (a)(v), (b)(ii)(B), (b)(iv) and (b)(v) of the definition of that term in this prospectus supplement, and exclusive of other amounts received after the end of the related collection period) for the related distribution date then on deposit in the collection account, together with any prepayment premiums, yield maintenance charges and/or
          Additional Interest received on the mortgage loans during the related collection period and, in the case of the final distribution date, any additional amounts which the relevant party is required to pay in connection with the purchase of all the mortgage loans and REO
          Properties, plus any amounts required to be remitted in respect of P&I advances;

     o    to reimburse the trustee and itself, in that order, for any unreimbursed P&I advances made by that party under the pooling and servicing agreement, which reimbursement is to be made out of late collections of interest (net of related master servicing fees) and principal (net of any related workout fee or principal recovery fee)
          received in respect of the particular mortgage loan or REO Property as to which the Advance was made; provided that, if such P&I advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such P&I advance will be reimbursed out of general collections of principal as described under

                                      S-161

          "Description of the Offered Certificates--Advances of Delinquent
          Monthly Debt Service Payments and Reimbursement of Advances" in this prospectus supplement;

     o    to pay itself earned and unpaid master servicing fees with respect to each mortgage loan, which payment is to be made out of collections on that mortgage loan that are allocable as interest or, if that mortgage loan and any related REO Property have been previously liquidated, out of general collections on the other mortgage loans and REO Properties;

     o    to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan that is either--

          1.   a specially serviced mortgage loan; or

          2.   a mortgage loan as to which the related mortgaged real property has become an REO Property;

     o    to pay the special servicer earned and unpaid workout fees and principal recovery fees to which it is entitled, which payment is to be made from the sources described under "--Servicing and Other
          Compensation and Payment of Expenses" above;

     o    to reimburse the trustee or the special servicer/itself, in that order
          (with reimbursements to the special servicer and the subject master servicer to be made concurrently on a pro rata basis), for any unreimbursed servicing advances, first, out of payments made by the borrower that are allocable to such servicing advance, and then, out of liquidation proceeds, insurance proceeds, condemnation proceeds and, if applicable, revenues from REO Properties relating to the mortgage loan in respect of which the servicing advance was made, and then out of general collections; provided that, if such Advance remains outstanding after a workout and the borrower continues to be obligated to pay such amounts, such Advance will be reimbursed out of general collections of principal as described under "--Servicing and
          Other Compensation and Payment of Expenses" above and "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service
          Payments and Reimbursement of Advances" in this prospectus supplement;

     o    to reimburse the trustee or the special servicer/itself, in that order
          (with reimbursements to the special servicer and the subject master servicer to be made concurrently on a pro rata basis), first out of
          REO Property revenues, liquidation proceeds and insurance and condemnation proceeds received in respect of the mortgage loan relating to the Advance, and then out of general collections on the mortgage loans and any REO Properties, for any unreimbursed Advance made by that party under the pooling and servicing agreement that has been determined not to be ultimately recoverable, together with interest thereon, subject to the limitations set forth in the pooling and servicing agreement and the limitations described under, as applicable, "--Servicing and Other Compensation and Payment of
          Expenses" above and/or "Description of the Offered
          Certificates--Advances of Delinquent Monthly Debt Service Payments and
          Reimbursement of Advances" in this prospectus supplement;

     o    to pay the trustee or the special servicer/itself, in that order (with payments to the special servicer and the subject master servicer to be made concurrently on a pro rata basis), unpaid interest on any Advance made by that party under the pooling and servicing agreement, which payment is to be made out of Penalty Interest and late payment charges collected on the related mortgage loan during the collection period during which that Advance is reimbursed;

     o    in connection with the reimbursement of Advances as described in the second bullet, the sixth bullet or the seventh bullet under this
          "--Withdrawals" subsection and subject to the limitations described in each of those three bullets, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties, any interest accrued and payable on that Advance and not otherwise payable under the preceding bullet;

                                      S-162

     o    to pay for costs and expenses incurred by the trust fund in connection with property inspections;

     o    to pay the special servicer or itself any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of
          Expenses--Additional Servicing Compensation" above;

     o    to pay for the cost of an independent appraiser or other expert in real estate matters, to the extent such cost is not required to be advanced under the pooling and servicing agreement;

     o    to pay itself, the special servicer, any of the mortgage loan sellers, any holder (or, if applicable, beneficial owner) of certificates of the controlling class or any other person, as the case may be, with respect to each mortgage loan, if any, previously purchased by such person pursuant to the pooling and servicing agreement, all amounts received in respect of any such purchased mortgage loan subsequent to the date of purchase;

     o    to pay, out of general collections on the mortgage loans and any REO
          Properties, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan;

     o    to pay itself, the special servicer, us, or any of their or our respective members, managers, shareholders, directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties, any of the
          reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the
          Special Servicer, the Manager and Us" in the accompanying base prospectus;

     o    to pay, out of general collections on the mortgage loans and any REO
          Properties, for the costs of various opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the trustee in connection with consulting with the special servicer as to tax matters;

     o    to pay any other items described in this prospectus supplement as being payable from the collection account;

     o    to withdraw amounts deposited in the collection account in error; and

     o    to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

     The pooling and servicing agreement will prohibit the application of amounts received on the Non-Trust Loans to cover expenses payable or reimbursable out of general collections with respect to mortgage loans and REO
Properties in the trust that are not related to the related Loan Combination.

     In addition, in general, if at any time a master servicer is entitled to make a payment, reimbursement or remittance from its collection account,

     o    the payment, reimbursement or remittance is permitted or required to be made from any funds (or in the case of any Workout-Delayed
          Reimbursement Amount, any principal collection) on deposit in that master servicer's collection account,

     o    the amounts on deposit in that master servicer's collection account are insufficient to satisfy the payment, reimbursement or remittance,
          and

     o    the amount on deposit in the other master servicer's collection account (after taking into account the other master servicer's obligations to make payments, reimbursements or remittances from its own collection account) is sufficient to make such payment, reimbursement or remittance in full or in part,

                                      S-163

then the other master servicer must make the payment, reimbursement or remittance from that other master servicer's collection account within a specified number of days following a written request from the first master servicer. The written request must indicate the nature and amount of the payment, reimbursement or remittance and include a certification from the first master servicer that the first master servicer's collection account does not then have funds on deposit that are sufficient for the payment, reimbursement or remittance.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Fair Value Call. The pooling and servicing agreement grants to the special servicer and the holder (or, if applicable, the beneficial owner) of the certificates with the largest percentage of voting rights allocated to the controlling class of certificates (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class certificateholder) a right to purchase from the trust defaulted mortgage loans under the circumstances described below in this "--Fair Value Call" subsection. The defaulted mortgage loans in respect of which this right may be exercised are mortgage loans that have experienced payment defaults similar to the payment defaults that would constitute a Servicing Transfer Event as described in the glossary to this prospectus supplement or mortgage loans as to which the related indebtedness has been accelerated by the applicable master servicer or the special servicer following default.

     At the time a mortgage loan becomes a defaulted mortgage loan satisfying the criteria described in the preceding paragraph, each of the special servicer and the plurality controlling class certificateholder will have a purchase option (which option will be assignable when the opportunity to exercise it arises) to purchase the defaulted mortgage loan, from the trust fund at an option price generally equal to (i) if the special servicer has not yet determined the fair value of the defaulted mortgage loan, the sum of the unpaid principal balance of that mortgage loan at the time of purchase, together with unpaid and accrued interest on that mortgage loan at its mortgage interest rate, unpaid interest accrued on related Advances, related unreimbursed servicing advances and other related Additional Trust Fund Expenses, including special servicing fees, or (ii) the fair value of the defaulted mortgage loan as determined by the special servicer, if the special servicer has made such fair value determination; provided that if (i) the option is being exercised by an assignee of the special servicer or the plurality controlling class certificateholder that is not affiliated with the special servicer or the plurality controlling class certificateholder, (ii) the assignment of the purchase right or option was made for no material consideration, and (iii) the purchase option is exercised more than 90 days following the making of a fair value determination, the special servicer will be entitled to receive a principal recovery fee. The special servicer will be permitted to change from time to time, its determination of the fair value of a defaulted mortgage loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the special servicer will update its determination of the fair value of a defaulted mortgage loan at least once every 90 days; and, provided, further, that absent the special servicer having actual knowledge of a material change in circumstances affecting the value of the related mortgaged real property, the special servicer will not be obligated to update such determination. The purchase option in respect of a defaulted mortgage loan will first belong to the plurality controlling class certificateholder. If the purchase option is not exercised by the plurality controlling class certificateholder or any assignee thereof within 60 days of a fair value determination being made, then the purchase option will belong to the special servicer for 15 days. If the purchase option is not exercised by the special servicer or its assignee within such 15-day period, then the purchase option will revert to the plurality controlling class certificateholder.

     Notwithstanding the foregoing, the holder of a B-Note Non-Trust Loan will have the right to purchase the related A-Note Trust Mortgage Loan from the trust in certain default situations, as described above under "Description of the
Mortgage Pool--The Loan Combinations" in this prospectus supplement. In addition, notwithstanding the discussion in the preceding paragraph, the holders of a mezzanine loan may have the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur.

     Unless and until the purchase option with respect to a defaulted mortgage loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure consistent with the Servicing Standard, but the special servicer will not be permitted to sell the defaulted mortgage loan other than pursuant to the exercise of the purchase option.

                                      S-164

     If not exercised sooner, the purchase option with respect to any defaulted mortgage loan will automatically terminate upon (i) the related borrower's cure of all related defaults on the defaulted mortgage loan, (ii) the acquisition on behalf of the trust fund of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off
(full or discounted) of the defaulted mortgage loan in connection with a workout. In addition, the purchase option with respect to a defaulted mortgage loan held by any person will terminate upon the exercise of the purchase option and consummation of the purchase by any other holder of a purchase option.

     If (a) a purchase option is exercised with respect to a defaulted mortgage loan and the person expected to acquire the defaulted mortgage loan pursuant to such exercise is the plurality controlling class certificateholder, the special servicer, or any affiliate of any of them, which means that the purchase option has not been assigned to another unaffiliated person, and (b) the option price is based on the special servicer's determination of the fair value of the defaulted mortgage loan, then the applicable master servicer or, if that master servicer and the special servicer are the same person, the trustee (or a third-party appraiser designated by the applicable master servicer or the trustee, as applicable, at its option, upon whose determination the applicable master servicer or the trustee, as the case may be, may, absent manifest error, conclusively rely) will be required to confirm that the option price (as determined by the special servicer) represents a fair value for the defaulted mortgage loan. The applicable master servicer or the trustee, as applicable, will be entitled to receive, out of the collection account, a fee of $2,500 for the initial confirmation, but not for any subsequent confirmations, of fair value with respect to that mortgage loan. The costs of all appraisals, inspection reports and opinions of value incurred by the applicable master servicer, the special servicer, the trustee or any third-party appraiser in connection with any determination of fair value will be reimbursable to the applicable master servicer, the special servicer or the trustee, as applicable, as servicing advances.

     Foreclosure and Similar Proceedings. Neither master servicer may institute foreclosure proceedings, exercise any power of sale contained in a mortgage or acquire title to a mortgaged real property. If a default on a mortgage loan has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The
Controlling Class Representative and the Loan Combination Controlling Parties"
above, the special servicer may, on behalf of the trust, take any of the following actions:

     o    institute foreclosure proceedings;

     o    exercise any power of sale contained in the related mortgage;

     o    obtain a deed in lieu of foreclosure; or

     o    otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     The special servicer may not acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders (or, if a Loan
Combination is involved, the certificateholders and the holder(s) of the related
B-Note Non-Trust Loan(s)), to be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of federal environmental laws, unless--

     o    the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust; and

     o    either:

          1.   the report indicates that--

     o    the particular mortgaged real property is in compliance with applicable environmental laws and regulations; and

                                      S-165

     o    there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

          2.   the special servicer (who may rely conclusively on the report)
               determines that taking the actions necessary to bring the
               particular mortgaged real property into compliance with
               applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is
               reasonably likely to maximize the recovery to certificateholders
               (or, if a Loan Combination is involved, the certificateholders and the holder(s) of the related B-Note Non-Trust Loan(s)), taking into account the time value of money.

     If the environmental testing contemplated above establishes that any of the conditions described in clauses 1. and 2. have not been satisfied with respect to any mortgaged real property and there is no breach of a representation or warranty requiring repurchase under the applicable mortgage loan purchase agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard (other than proceeding against the related mortgaged real property). At such time as it deems appropriate, the special servicer may, on behalf of the trust, release all or a portion of the subject mortgaged real property from the lien of the related mortgage instrument; provided that, if the related mortgage loan has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related mortgaged real property, (i) the special servicer shall have notified the rating agencies, the trustee, the controlling class representative and the applicable master servicer in writing of its intention to so release all or a portion of such mortgaged real property and the bases for such intention, and (ii) the trustee shall have notified the certificateholders in writing of the special servicer's intention to so release all or a portion of such mortgaged real property.

     If the trust acquires title to any mortgaged real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third calendar year following the calendar year in which that acquisition occurred, subject to limited exceptions as described under
"--REO Properties" below.

     If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the applicable master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer, the applicable master servicer and/or the trustee will be entitled to payment or reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the certificateholders, for--

     o    any and all amounts that represent unpaid servicing fees and additional servicing compensation with respect to the mortgage loan;

     o    unreimbursed (from the related mortgage loan) servicing expenses and
          Advances incurred with respect to the mortgage loan;

     o    any P&I advances made with respect to the mortgage loan that are unreimbursed from that mortgage loan; and

     o    any interest payable (or paid from general collections) to the applicable master servicer and/or special servicer on any expenses and
          Advances and not reimbursed from that mortgage loan.

REO PROPERTIES

     If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

     o    the IRS grants an extension of time to sell the property; or

                                      S-166

     o    the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code.

     Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

     The special servicer may be required to retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO
Property.

     In general, the special servicer, or an independent contractor employed by the special servicer at the expense of the trust, will be obligated to operate and manage any REO Property in a manner that:

     o    maintains its status as foreclosure property under the REMIC provisions of the Code; and

     o    is in accordance with the Servicing Standard.

     The special servicer must review the operation of each REO Property and consult with the trustee or any person appointed by the trustee to act as tax administrator to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section 857(b)(4)(B) of the Code.

     Generally, net income from foreclosure property means income that does not qualify as "rents from real property" within the meaning of Section 856(c)(3)(A)
of the Code and Treasury regulations thereunder or as income from the sale of such REO Property. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the mortgaged real properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the mortgaged real properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to an REO Property would not constitute "rents from real property," or that all of such income would fail to so qualify if a separate charge is not stated for such non-customary services or such services are not performed by an independent contractor. In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on an REO
Property owned by REMIC, such as a hotel, will not constitute "rents from real property." Any of the foregoing types of income instead constitute "net income from foreclosure property," which would be taxable to such REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the net proceeds from the REO Property available for distribution to holders of Certificates. See "Federal Income Tax
Consequences-REMICs" in the accompanying prospectus.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO
Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property. The funds held in this REO account may be held as cash or invested in Permitted

                                     S-167

Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Shortly after the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the applicable master servicer for deposit, into that master servicer's collection account the total of all amounts received with respect to each REO Property during that collection period, net of--

     o    any withdrawals made out of those amounts as described in the preceding sentence; and

     o    any portion of those amounts that may be retained as reserves as described in the next paragraph.

     The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the corresponding mortgaged real property as soon as practicable after any mortgage loan becomes a specially serviced mortgage loan and annually so long as such mortgage loan is a specially serviced mortgage loan. Beginning in 2008, the applicable master servicer, for each mortgage loan that it is responsible for servicing that is not a specially serviced mortgage loan and does not relate to an REO Property, will be required, at its own expense, to inspect or cause an inspection of the mortgaged real property at least once every calendar year, unless such mortgaged real property has been inspected in such calendar year by the special servicer. The applicable master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

     o    any sale, transfer or abandonment of the property of which the subject master servicer or the special servicer, as applicable, is aware; or

     o    any change in the property's condition or value of which the subject master servicer or the special servicer, as applicable, is aware and considers to be material; or

     o    any visible waste committed on the property of which the subject master servicer or special servicer, as applicable, is aware and considers to be material.

     The special servicer, in the case of each specially serviced mortgage loan, and the applicable master servicer, in the case of each other mortgage loan, will each be required to use reasonable efforts to collect from the related borrower, the quarterly (if any) and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the applicable master servicer or the special servicer likely to have any practical means of compelling delivery.

     The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO
Property.

     Each master servicer, with respect to each mortgage loan that it is responsible for servicing, will be required to prepare and maintain an operating statement analysis for each mortgaged real property and each REO Property, as applicable, and copies of such operating statement analyses are to be made available by the applicable

                                     S-168

master servicer to the trustee, the special servicer and/or the controlling class representative upon request or as otherwise provided in the pooling and servicing agreement (but not more frequently than quarterly).

EVIDENCE AS TO COMPLIANCE

     On or before May 1 of each year, beginning in 2008 (provided that, if any of the following items are required in connection with any filing with the
Securities and Exchange Commission, each master servicer and the special servicer will be required to deliver such items on or before March 15 of each year, beginning in 2008), each master servicer and the special servicer must deliver or cause to be delivered to the trustee and us, among others, the following items:

     o    a report on an assessment of compliance by it with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB, signed by an authorized officer of the subject master servicer or the special servicer, as the case may be, which report will contain (a) a statement by the subject master servicer or the special servicer, as the case may be, of its responsibility for assessing compliance with the servicing criteria applicable to it, (b) a statement that the subject master servicer or the special servicer, as the case may be, used the servicing criteria set forth in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the subject master servicer's or the special servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the subject master servicer or the special servicer, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the subject master servicer's or the special servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending
          December 31st of the preceding calendar year;

     o    as to each report delivered by the subject master servicer or the special servicer as described in the immediately preceding bullet, a report from a registered public accounting firm (made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board) that attests to, and reports on, the assessment made by the asserting party in the report delivered as described in the immediately preceding bullet; and

     o    a statement signed by an authorized officer of the subject master servicer or the special servicer, as the case may be, to the effect that: (a) a review of the activities of the subject master servicer or the special servicer, as the case may be, during the preceding calendar year (or, if applicable, the portion of such year during which the offered certificates were outstanding) and of its performance under the pooling and servicing agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the subject master servicer or special servicer, as the case may be, has fulfilled its material obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the certificates were outstanding or, if there has been a material default, specifying each material default known to such officer and the nature and status of that default.

     The pooling and servicing agreement will require that: (1) any party to the pooling and servicing agreement (in addition to the master servicers and special servicer) that is "participating in the servicing function" (within the meaning of Item 1122 of Regulation AB) with respect to the mortgage pool, must deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; (2) any party to the pooling and servicing agreement that has retained a sub-servicer, subcontractor or agent that is "participating in the servicing function" (within the meaning of Item
1122 of Regulation AB) with respect to the mortgage pool, must cause (or, in the case of a sub-servicer that was servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor, must use commercially reasonable efforts to cause)
that sub-servicer, subcontractor or agent to deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; and (3) any party to the pooling and servicing agreement that has retained a sub-servicer that meets the criteria in Item
1108(a)(2)(i), (ii) or (iii) of Regulation AB, must cause (or, in the case of a sub-servicer that was servicing a

                                     S-169

mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor, must use commercially reasonable efforts to cause) that sub-servicer to deliver, a separate servicer compliance statement similar to that described in the third bullet of the prior paragraph.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

     o    any failure by either master servicer to deposit into the collection account any amount required to be so deposited by it under the pooling and servicing agreement, which failure continues unremedied for two business days following the date on which the deposit was required to be made; or

     o    any failure by either master servicer to remit to the trustee for deposit into the distribution account any amount required to be so remitted by it under the pooling and servicing agreement, which failure continues unremedied until 11:00 a.m., New York City time, on the business day following the date on which the remittance was required to be made; or

     o    any failure by the special servicer to deposit into the REO account or to deposit into, or to remit to the applicable master servicer for deposit into, the collection account, any amount required to be so deposited or remitted under the pooling and servicing agreement, provided, however, that the failure to deposit or remit such amount will not be an event of default if such failure is remedied within one business day and in any event on or prior to the related P&I advance date; or

     o    a master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for five business days following the date on which notice has been given to that master servicer by the trustee;
          or

     o    a master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the subject master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than
          25% of the voting rights for the certificates; provided, however, that
          (A) with respect to any such failure (other than a failure described in clause (B) below) that is not curable within such 30-day period, the subject master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the subject master servicer or the special servicer, as the case may be, has commenced to cure such failure within the initial
          30-day period and has provided the trustee and any affected B-Note
          Loan Noteholders with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure, or (B)
          in the case of the failure to deliver to the trustee the annual statement of compliance, the annual assessment report and/or the annual attestation report with respect to the subject master servicer or the special servicer, as applicable, pursuant to the pooling and servicing agreement, which is required to be part of or incorporated in a report to be filed with the Securities and Exchange Commission, continues unremedied beyond the time specified in the pooling and servicing agreement; or

     o    it is determined that there is a breach by either master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of certificateholders, and that breach continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the applicable master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by
          certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that with respect to any such breach which is not curable within such 30-day period, the applicable master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the

                                     S-170

          applicable master servicer or the special servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

     o    a decree or order of a court having jurisdiction in an involuntary case under federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against a master servicer or the special servicer and the decree or order remains in force for a period of 60 days, provided, however, that the subject master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or order if it commenced the appropriate proceedings to effect such discharge, dismissal or stay within the initial 60-day period; or

     o    a master servicer or the special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to it or of or relating to all or substantially all of its property; or

     o    a master servicer or the special servicer admits in writing its inability to pay its debts or takes other actions specified in the pooling and servicing agreement indicating its insolvency or inability to pay its obligations; or

     o    any of S&P or Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of certificates, or (b) placed any class of certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status"
          placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with a master servicer or the special servicer as the sole or a material factor in such rating action; or

     o    a master servicer or the special servicer is removed from S&P's Select
          Servicer List as a U.S. Commercial Mortgage Master Servicer or a U.S.
          Commercial Mortgage Special Servicer, as applicable, and is not reinstated within 60 days after its removal therefrom.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described under "--Events of Default" above occurs with respect to the either master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of either the controlling class representative or the certificateholders entitled to not less than 25% of the voting rights for all the classes of certificates, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a certificateholder; provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the pooling and servicing agreement and will continue to be entitled to the benefit of any provisions for reimbursement or indemnity as and to the extent provided in the pooling and servicing agreement. Upon any termination, the trustee must either:

     o    succeed to all of the responsibilities, duties and liabilities of the applicable master servicer or the special servicer, as the case may be, under the pooling and servicing agreement; or

     o    appoint an established mortgage loan servicing institution to act as successor a successor master servicer or the successor special servicer, as the case may be, provided such successor is reasonably acceptable to the controlling class representative.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if a master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last three bullets under "--Events of Default" above, that master servicer will have the right for a period of approximately 45 days--during which time that master servicer will continue to master service the

                                     S-171

mortgage loans it is responsible for servicing--to sell its master servicing rights with respect to the mortgage loans it is responsible for servicing to a master servicer whose appointment S&P and Moody's have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the certificates. The terminated master servicer will be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the mortgage loans, to the extent such expenses are not reimbursed by the replacement servicer.

     Either the controlling class representative or the holders of certificates entitled to a majority of the voting rights for the certificates may require the trustee to appoint an established mortgage loan servicing institution to act as a successor master servicer or as the successor special servicer, as the case may be, rather than have the trustee act as that successor, provided such successor is reasonably acceptable to the controlling class representative. The appointment of a successor special servicer by the trustee is subject to the rights of the controlling class of certificateholders to designate a successor special servicer as described under "--Replacement of the Special Servicer"
above.

     In general, the certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, third, tenth or eleventh bullets under "--Events of
Default" above may only be waived by all of the holders of the affected classes of the certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

ADDITIONAL MATTERS RELATING TO THE TRUSTEE

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     o    be authorized under those laws to exercise trust powers;

     o    with limited exception, have a combined capital and surplus of at least $100,000,000; and

     o    be subject to supervision or examination by a federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicers, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

SERVICING OF THE GEORGIA-ALABAMA RETAIL PORTFOLIO LOAN COMBINATION

     Pursuant to the Georgia-Alabama Retail Portfolio Intercreditor Agreement,
the Georgia-Alabama Retail Portfolio Loan Combination will initially be serviced under the series 2007-7 pooling and servicing agreement for this transaction.
From and after the closing of the securitization of the Georgia-Alabama Retail
Portfolio A-Note Non-Trust Loan and satisfaction of the conditions set forth in the series 2007-7 pooling and servicing agreement with respect to the transfer of servicing, the Georgia-Alabama Retail Portfolio Loan Combination and any
related REO property may, at the option of Countrywide Commercial Real Estate
Finance, Inc., be serviced under the

                                     S-172

pooling and servicing agreement entered into in connection with such securitization (such agreement, the "Georgia-Alabama Retail Portfolio A-Note
Non-Trust Mortgage Loan PSA"). In the event that Countrywide Commercial Real
Estate Finance, Inc. decides to transfer the servicing, then prior to the transfer of servicing from the series 2007-7 pooling and servicing agreement to the Georgia-Alabama Retail Portfolio A-Note Non-Trust Mortgage Loan PSA, the
trustee will be provided with written confirmation from the rating agencies that such transfer will not result in a downgrade, withdrawal or qualification of the ratings of any of the series 2007-7 certificates. It is expected that the
Georgia-Alabama Retail Portfolio A-Note Non-Trust Mortgage Loan PSA will provide for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the Georgia-Alabama Retail
Portfolio A-Note Non-Trust Mortgage Loan PSA are expected to be generally similar to the servicing arrangements under the series 2007-7 pooling and servicing agreement.

     In that regard, if the loan servicing is transferred to the securitization governing the Georgia-Alabama Retail Portfolio A-Note Non-Trust Mortgage Loan:

     o    The trustee under the Georgia-Alabama Retail Portfolio A-Note
          Non-Trust Mortgage Loan PSA will be the mortgagee of record for the
          Georgia-Alabama Retail Portfolio Loan Combination.

     o    The master servicer, the special servicer or the trustee under the series 2007-7 pooling and servicing agreement will have no obligation or authority to supervise the master servicer, special servicer or trustee under the Georgia-Alabama Retail Portfolio A-Note Non-Trust
          Mortgage Loan PSA or to make advances with respect to the
          Georgia-Alabama Retail Portfolio Loan Combination (except to the limited extent described below). The obligation of the master servicer to provide information and collections to the trustee and the series
          2007-7 certificateholders with respect to the Georgia-Alabama Retail
          Portfolio Loan Combination will be dependent on its receipt of the corresponding information and collections from the master servicer or special servicer for that transaction.

     o    The master servicer under the Georgia-Alabama Retail Portfolio Loan
          Combination PSA will make servicing advances for the benefit of this trust and the trust formed under the Georgia-Alabama Retail Portfolio
          A-Note Non-Trust Mortgage Loan PSA and the master servicer will remit collections on the Georgia-Alabama Retail Portfolio Trust Mortgage
          Loan to or on behalf of the trustee for this trust.

     o    The master servicer under the Georgia-Alabama Retail Portfolio Loan
          Combination PSA will not be required to make P&I advances with respect to the Georgia-Alabama Retail Portfolio Trust Mortgage Loan.
          Consequently, the master servicer under the series 2007-7 pooling and servicing agreement will be required to make P&I advances with respect to the Georgia-Alabama Retail Portfolio Trust Mortgage Loan, unless the master servicer under the Georgia-Alabama Retail Portfolio A-Note
          Non-Trust Mortgage Loan PSA or the master servicer under the series
          2007-7 pooling and servicing agreement has determined that such advance would not be recoverable from collections on the
          Georgia-Alabama Retail Portfolio Trust Mortgage Loan, as applicable.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The certificates will be issued, on or about June 13, 2007, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o    a segregated pool of mortgage loans;

     o    any and all payments under and proceeds of those mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o    the loan documents for those mortgage loans;

                                     S-173

     o    our rights under the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

     o    any REO Properties acquired by the trust with respect to any of those mortgage loans that come into and continue in default;

     o    those funds or assets as from time to time are deposited in the master servicers' collection accounts, the special servicer's REO account, the trustee's distribution account described under "--Distribution
          Account" below, the trustee's Palmilla Apartments Stabilization Fee account described under "--Palmilla Apartments Stabilization Account"
          below or the trustee's interest reserve account described under
          "--Interest Reserve Account" below; and

     o    the swap agreements relating to the class A-2FL certificates, the class A-3FL certificates, the class A-4FL certificates, the class
          AM-FL certificates and the class AJ-FL certificates, respectively;
          provided, that none of the holders of any offered certificates will have any beneficial interest in any swap agreement.

     Whenever we refer to mortgage loans in this prospectus supplement, we are referring to the mortgage loans that we intend to include in the trust fund, unless the context clearly indicates otherwise.

     The certificates will include the following classes:

     o    the A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C and D classes, which are the classes of certificates that are offered by this prospectus supplement; and

     o    the A-2FL, A-3FL, A-4FL, AM-FL, AJ-FL, E, F, G, H, J, K, L, M, N, P,
          Q, X, Y, Z, R-I and R-II classes, which are the classes of certificates that--

          1.   will be retained or privately placed by us; and

          2.   are not offered by this prospectus supplement.

     The trust will also include the class A-2FL, class A-3FL, class A-4FL, class AM-FL and class AJ-FL REMIC II regular interests, which will be represented by the class A-2FL, class A-3FL, class A-4FL, class AM-FL and class
AJ-FL certificates, respectively, which are not offered by this prospectus supplement.

     The class A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL, A-1A, AM, AM-FL,
AJ, AJ-FL, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates are the only certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each certificate having a principal balance will be permanently reduced by any payments of principal actually made with respect to that certificate on that distribution date. See "--Payments"
below.

     On any particular distribution date, the principal balance of each class of principal balance certificates may also be reduced, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust. However, in limited circumstances, the total principal balance of a class of principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable
Advances or interest thereon that were reimbursed and/or paid in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution
Amount for that distribution date. See "--Reductions to Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below.

                                     S-174

     The class X certificates will not have principal balances, and the holders of the class X certificates will not be entitled to receive payments of principal. However, each class X certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate.

     The total notional amount of the class X certificates will equal the total principal balance of all the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C,
D, E, F, G, H, J, K, L, M, N, P and Q certificates and the class A-2FL, class
A-3FL, class A-4FL, class AM-FL and class AJ-FL REMIC II regular interests outstanding from time to time. The total initial notional amount of the class X certificates will be approximately $2,785,502,676, although it may be as much as
5% larger or smaller, depending on the actual size of the initial mortgage pool balance.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the monthly trustee report.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $25,000 initial principal balance and in any whole dollar denomination in excess of $25,000.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under
"Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

     o    all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations; and

     o    all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as certificate registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or Euroclear Bank
S.A./N.V., as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and
Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.
For a discussion of DTC, Euroclear and Clearstream, see "Description of the
Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the
accompanying base prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating

                                     S-175

procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the
Certificates--Book-Entry Registration--Holding and Transferring Book-Entry
Certificates" in the accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.

DISTRIBUTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the certificates (exclusive of the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates), the class A-2FL, class
A-3FL, class A-4FL, class AM-FL and class AJ-FL REMIC II regular interests and from which it will make those payments. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement.

     Although the trustee may establish and maintain collections of Additional
Interest and any Palmilla Apartments Stabilization Fees in an account separate from, but comparable to, its distribution account, it is anticipated that, and the discussion in this prospectus supplement assumes that, any collections of
Additional Interest and any Palmilla Apartments Stabilization Fees will be held as part of a sub-account of the trustee's distribution account.

     Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     o    all payments and other collections on the mortgage loans and any REO
          Properties that are then on deposit in the subject master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

          1.   monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2.   payments and other collections received after the end of the related collection period;

          3.   amounts that are payable or reimbursable from the subject master servicer's collection account to any person other than the certificateholders, including--

               (a)  amounts payable to the subject master servicer or the special servicer as compensation, including master servicing fees, special servicing fees, workout fees, principal
                    recovery fees, assumption fees, modification fees and, to
                    the extent not otherwise applied to cover interest on
                    Advances and/or certain other actual or potential Additional
                    Trust Fund Expenses, Penalty Interest and late payment
                    charges,

               (b)  amounts payable in reimbursement of outstanding Advances, together with interest on those Advances,

               (c)  amounts payable with respect to other expenses of the trust,
                    and

               (d)  amounts payable at the request of the other master servicer as described in the last paragraph under "--Collection
                    Account--Withdrawals" above.

          4.   amounts deposited in the subject master servicer's collection account in error;

                                     S-176

     o    any compensating interest payment deposited in the subject master servicer's collection account to cover Prepayment Interest Shortfalls incurred with respect to the mortgage loans during the related collection period;

     o    any P&I advances made with respect to that distribution date; and

     o    any amounts paid by the subject master servicer, the special servicer or the plurality controlling class certificateholder to purchase all the mortgage loans and any REO Properties (minus certain required deductions) in connection with the termination of the trust as contemplated under "Description of the Offered
          Certificates--Termination" in this prospectus supplement.

     See "--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" below and "Servicing of the Mortgage
Loans--Collection Account" and "--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement.

     With respect to each distribution date that occurs during March, commencing in March 2008, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     o    to pay itself a monthly fee which is described under "--Trust
          Administration Compensation" above and any interest or other income earned on funds in the distribution account;

     o    to indemnify itself and various related persons, as described under
          "Description of the Governing Documents--Matters Regarding the
          Trustee" in the accompanying base prospectus;

     o    to indemnify itself and any corresponding related persons similar to those described in preceding bullet;

     o    to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and certain other opinions of counsel provided for in the pooling and servicing agreement;

     o    to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--Taxation of Owners of REMIC
          Residual Certificates--Prohibited Transactions Tax and Other Taxes" in
          the accompanying base prospectus and "Servicing of the Mortgage
          Loans--REO Properties" in this prospectus supplement;

     o    to pay any separate tax administrator any amounts reimbursable to it;

     o    to transfer from its distribution account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis, as and when described under "--Interest Reserve Account" below;

     o    to pay to either master servicer any amounts deposited by such master servicer in the distribution account not required to be deposited therein; and

     o    to clear and terminate the distribution account at the termination of the pooling and servicing agreement.

     On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the certificates (exclusive of the class A-2FL, A-3FL, A-4FL, AM-FL,

                                     S-177

and AJ-FL certificates), the class A-2FL, class A-3FL, class A-4FL, class AM-FL and class AJ-FL REMIC II regular interests. For any distribution date, those funds will consist of five separate components--

     o    the portion of those funds that represent prepayment consideration collected on the mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of certain classes of certificates as described under "--Payments--Payments of Prepayment
          Premiums and Yield Maintenance Charges" below;

     o    the portion of those funds that represent Additional Interest collected on the Converting Loan during the related collection period, which will be paid to the holders of the class Y certificates as described under "--Payments--Payments of Additional Interest and
          Palmilla Apartments Stabilization Fee" below;

     o    the portion of those funds that represent Additional Interest collected on the ARD Loans and that represent the Palmilla Apartments
          Stabilization Fee during the related collection period, which will be paid to the holders of the class Z certificates as described under
          "--Payments--Payments of Additional Interest and Palmilla Apartments
          Stabilization Fee" below;

     o    the portion of those funds that represent any quarterly stabilization fee collected from the borrower in respect of the Palmilla Apartments mortgage loan during the related collection period, which will be paid to the holders of the class Z certificates as described under
          "--Payments--Payments of Additional Interest and Palmilla Apartments
          Stabilization Fee" below; and

     o    the remaining portion of those funds, which--

          1.   we refer to as the Available Distribution Amount; and

          2.   will be paid to the holders of all the certificates, other than the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates, and with respect to the class A-2FL, class A-3FL, class A-4FL, class
               AM-FL and class AJ-FL REMIC II regular interests, as described under "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. The interest reserve account may be a sub-account of the distribution account, but for purposes of the discussion in this prospectus supplement it is presented as if it were a separate account. Funds held in the trustee's interest reserve account may be held as cash or invested in Permitted
Investments. Any interest or other income earned on funds in the trustee's interest reserve account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement.

     During January, except in a leap year, and February of each calendar year, beginning in 2008, the trustee will, on or before the distribution date in that month (unless such distribution date is the final distribution date), withdraw from the distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will generally equal one day's interest
(exclusive of Penalty Interest and Additional Interest and net of any master servicing fees and trust administration fees payable therefrom) accrued on the
Stated Principal Balance of the subject mortgage loan as of the end of the related collection period.

     During March of each calendar year, beginning in 2008 (or February, if the related distribution date is the final distribution date), the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis. All

                                     S-178

interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available
Distribution Amount for the distribution date during the month of transfer.

FLOATING RATE ACCOUNT

     The trustee, on behalf of the holders of the class A-2FL, A-3FL, A-4FL,
AM-FL and AJ-FL certificates, will be required to establish and maintain an account in which it will hold funds pending their distribution on the class
A-2FL, A-3FL, A-4FL, AM-FL and/or AJ-FL certificates or to the swap counterparty and from which it will make those distributions. No holder of any class of offered certificates will have any beneficial interest in any such floating rate account.

PALMILLA APARTMENTS STABILIZATION FEE ACCOUNT

     The trustee, on behalf of the holders of the class Z certificates, will be required to establish and maintain an account in which it will hold any Palmilla
Apartments Stabilization Fees pending their distribution on the class Z certificates and from which it will make those distributions. No holder of any class of offered certificates will have any beneficial interest in any such account.

                                     S-179

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

                                                                         GENERAL
      TYPE / RECIPIENT                       AMOUNT                      PURPOSE                    SOURCE                 FREQUENCY
---------------------------  ---------------------------------------  ------------  -------------------------------------  ---------

Fees

Master Servicing Fee /       The master servicers will earn a master  Compensation  First, out of collections of interest   Monthly
   Master Servicers          servicing fee with respect to each and                 with respect to the subject mortgage
                             every mortgage loan in the trust,                      loan and then, if the subject
                             including each specially serviced                      mortgage loan and any related REO
                             mortgage loan, if any, and each                        Property has been liquidated, out of
                             mortgage loan, if any, as to which the                 general collections on deposit in the
                             corresponding mortgaged real property                  collection account.
                             has become an REO Property. With
                             respect to each mortgage loan, the
                             master servicing fee will: (1)
                             generally be calculated for the same
                             number of days and on the same
                             principal amount as interest accrues or
                             is deemed to accrue on that mortgage
                             loan; and (2) accrue at an annual rate
                             that ranges from 0.02% to 0.14% per
                             annum. Master servicing fees with
                             respect to any mortgage loan will
                             include the primary servicing fees
                             payable by the applicable master
                             servicer to any sub-servicer with
                             respect to that mortgage loan.

Additional Master Servicing  Prepayment Interest Excesses collected   Compensation  Interest payments made by the related   Time to
   Compensation / Master     on mortgage loans that are the subject                 borrower intended to cover interest     time
   Servicers                 of a principal prepayment in full or in                accrued on the subject principal
                             part after their respective due dates                  prepayment with respect to the
                             in any collection period;                              subject mortgage loan during the
                                                                                    period from and after the related due
                                                                                    date.

                             All interest and investment income       Compensation  Interest and investment income          Monthly
                             earned on amounts on deposit in                        related to the subject accounts (net
                             accounts maintained by the master                      of investment losses).
                             servicers, to the extent not otherwise
                             payable to the borrowers;

                                      S-180

                                                                         GENERAL
      TYPE / RECIPIENT                       AMOUNT                      PURPOSE                    SOURCE                 FREQUENCY
---------------------------  ---------------------------------------  ------------  -------------------------------------  ---------

                             On performing mortgage loans, late       Compensation  Payments of late payment charges and    Time to
                             payment charges and default interest                   default interest made by borrowers        time
                             actually collected with respect to the                 with respect to the mortgage loans.
                             subject mortgage loan during any
                             collection period, but only to the
                             extent not otherwise allocable to pay
                             the following items with respect to the
                             subject mortgage loan: (i) interest on
                             advances; or (ii) Additional Trust Fund
                             Expenses currently payable or
                             previously paid with respect to the
                             subject mortgage loan or mortgaged real
                             property from collections on the
                             mortgage pool and not previously
                             reimbursed; and

                             With respect to any non-specially        Compensation  Payments of the applicable fee(s)       Time to
                             serviced mortgage loan, 100%--or, if                   made by the borrower under the            time
                             the consent of the special servicer is                 subject mortgage loan.
                             required with respect to the subject
                             action, 50%-- of each assumption
                             application fee, assumption fee,
                             modification fee, extension fee other
                             similar fee or fees paid in connection
                             with a defeasance of a mortgage loan
                             that is actually paid by a borrower in
                             connection with the related action.

Special Servicing Fee /      The special servicer will earn a         Compensation  Out of general collections on all the   Monthly
   Special Servicer          special servicing fee with respect to                  mortgage loans and any REO Properties
                             each mortgage loan that is being                       in the trust on deposit in the master
                             specially serviced or as to which the                  servicers' collection accounts.
                             corresponding mortgaged real property
                             has become an REO Property. With
                             respect to each such mortgage loan
                             described in the preceding sentence,
                             the special servicing fee will: (a)
                             accrue for the same number of days and
                             on the same principal amount as
                             interest accrues or is deemed to accrue
                             from time to time on that mortgage
                             loan; (b) accrue at a special servicing
                             fee rate of 0.25% per annum; and (c) be
                             payable monthly from general
                             collections on the mortgage pool.

                                      S-181

                                                                         GENERAL
      TYPE / RECIPIENT                       AMOUNT                      PURPOSE                    SOURCE                 FREQUENCY
---------------------------  ---------------------------------------  ------------  -------------------------------------  ---------

Workout Fee / Special        The special servicer will, in general,   Compensation  Out of each collection of interest      Time to
   Servicer                  be entitled to receive a workout fee                   (other than default interest) and         time
                             with respect to each specially serviced                principal received on the subject
                             mortgage loan that it successfully                     mortgage loan.
                             works out. The workout fee will be
                             payable out of, and will be calculated
                             by application of a workout fee rate of
                             1.0% to, each collection of interest
                             and principal received on the subject
                             mortgage loan for so long as it is not
                             returned to special servicing by reason
                             of an actual or reasonably foreseeable
                             default.

Principal Recovery Fee /     Subject to the exceptions described      Compensation  Out of the full, partial or             Time to
   Special Servicer          under "The Pooling and Servicing                       discounted payoff obtained from the       time
                             Agreement--Servicing and Other                         related borrower and/or liquidation
                             Compensation and Payment of                            proceeds (exclusive of any portion of
                             Expenses--Principal Special Servicing                  that payment or proceeds that
                             Compensation--The Principal Recovery                   represents a recovery of default
                             Fee" in this prospectus supplement, the                interest) in respect of the related
                             special servicer will, in general, be                  specially serviced mortgage loan or
                             entitled to receive a principal                        related REO Property, as the case may
                             recovery fee with respect to: (a) each                 be.
                             specially serviced mortgage loan--or
                             any replacement mortgage loan
                             substituted for it--as to which the
                             special servicer obtains a full or
                             discounted payoff from the related
                             borrower; and (b) any specially
                             serviced mortgage loan or REO Property
                             as to which the special servicer
                             receives any liquidation proceeds, sale
                             proceeds, insurance proceeds or
                             condemnation proceeds. As to each such
                             specially serviced mortgage loan or
                             foreclosure property, the principal
                             recovery fee will be payable from, and
                             will be calculated by application of a
                             principal recovery fee rate of 1.0% to,
                             the related payment or proceeds.

Additional Special           All interest and investment income       Compensation  Interest and investment income          Monthly
   Servicing Compensation /  earned on amounts on deposit in                        related to the subject accounts (net
   Special Servicer          accounts maintained by the special                     of investment losses).
                             servicer;

                                      S-182

                                                                        GENERAL
      TYPE / RECIPIENT                        AMOUNT                    PURPOSE                    SOURCE                  FREQUENCY
---------------------------  ---------------------------------------  ------------  -------------------------------------  ---------

                             On specially serviced mortgage loans,    Compensation  Payments of late payment charges and   Time to
                             late payment charges and default                       default interest made by borrowers in    time
                             interest actually collected with                       respect of the mortgage loans.
                             respect to the subject mortgage loan
                             during any collection period, but only
                             to the extent not otherwise allocable
                             to pay the following items with respect
                             to the subject mortgage loan: (i)
                             interest on advances; or (ii)
                             additional trust fund expenses
                             currently payable or previously paid
                             with respect to the subject mortgage
                             loan or mortgaged real property from
                             collections on the mortgage pool and
                             not previously reimbursed;

                             With respect to any specially serviced   Compensation  Payments of the applicable fee(s)      Time to
                             mortgage loan, 100% of each assumption                 made by the borrower under the           time
                             application fee, assumption fee,                       subject mortgage loan.
                             modification fee or other similar fee
                             actually paid by a borrower with
                             respect to any assumption or
                             modification; and

                             With respect to any performing mortgage  Compensation  Payments of the applicable fee(s)      Time to
                             loan, if the consent of the special                    made by the borrower under the           time
                             servicer is required with respect to                   subject mortgage loan.
                             the subject action, 50% of assumption
                             fees, assumption application fees,
                             modification fees and other fees
                             actually paid by a borrower with
                             respect to any assumption, modification
                             or other agreement entered into by the
                             applicable master servicer.

Trust Administration Fee /   The trust administration fee, for any    Compensation  General collections on the mortgage    Monthly
   Trustee                   distribution date, will equal one                      loans and any REO Properties on
                             month's interest at 0.00071% per annum                 deposit in the master servicers'
                             with respect to each and every mortgage                collection accounts and/or the
                             loan in the trust, including each                      trustee's distribution account.
                             specially serviced mortgage loan, if
                             any, and each mortgage loan, if any, as
                             to which the corresponding mortgaged
                             real property has become an REO
                             Property.

Additional Trust             All interest and investment income       Compensation  Interest and investment income         Monthly
   Administration            earned on amounts on deposit in                        related to the subject account (net
   Compensation/Trustee      accounts maintained by the trustee.                    of investment losses).

                                      S-183

                                                                        GENERAL
      TYPE / RECIPIENT                        AMOUNT                    PURPOSE                    SOURCE                  FREQUENCY
---------------------------  --------------------------------------  -------------  -------------------------------------  ---------

EXPENSES

Servicing Advances /         To the extent of funds available, the   Reimbursement  Amounts on deposit in the applicable   Time to
   Trustee, Master           amount of any servicing advances.(1)     of expenses   master servicer's collection account     time
   Servicers or Special                                                             that represent (a) payments made by
   Servicer                                                                         the related borrower to cover the
                                                                                    item for which such servicing advance
                                                                                    was made or (b) liquidation proceeds,
                                                                                    condemnation proceeds, insurance
                                                                                    proceeds and, if applicable, REO
                                                                                    revenues (in each case, if
                                                                                    applicable, net of any principal
                                                                                    recovery fee or workout fee payable
                                                                                    therefrom) received in respect of the
                                                                                    particular mortgage loan or related
                                                                                    REO Property, provided that if the
                                                                                    applicable master servicer, special
                                                                                    servicer or trustee determines that a
                                                                                    servicing advance is not recoverable
                                                                                    out of collections on the related
                                                                                    underlying mortgage loan, then out of
                                                                                    general collections on the mortgage
                                                                                    loans and any REO Properties in the
                                                                                    trust on deposit in the applicable
                                                                                    master servicer's collection account
                                                                                    or, if funds in that master
                                                                                    servicer's collection account are
                                                                                    insufficient, the other master
                                                                                    servicer's collection account.

Interest on servicing        At a rate per annum equal to a            Payment of   First, out of default interest and     Time to
   advances / Master         published prime rate, accrued on the     interest on   late payment charges on the related      time
   Servicers, Special        amount of each outstanding servicing      Servicing    mortgage loan and then, after or at
   Servicer or Trustee       advance.(2)                               Advances     the same time that advance is
                                                                                    reimbursed, out of any other amounts
                                                                                    then on deposit in the applicable
                                                                                    master servicer's collection account
                                                                                    or, if funds in that master
                                                                                    servicer's collection account are
                                                                                    insufficient, the other master
                                                                                    servicer's collection account.

                                      S-184

                                                                        GENERAL
      TYPE / RECIPIENT                        AMOUNT                    PURPOSE                    SOURCE                  FREQUENCY
---------------------------  ------------------------------------  ---------------  -------------------------------------  ---------

P&I Advances / Master        To the extent of funds available,      Reimbursement   Amounts on deposit in the applicable   Time to
   Servicer and Trustee      the amount of any P&I advances.(1)         of P&I      master servicer's collection account     time
                                                                     Advances made  that represent late collections of
                                                                      with respect  interest and principal (net of
                                                                        to the      related master servicing, workout and
                                                                     mortgage pool  principal recovery fees) received in
                                                                                    respect of the related mortgage loans
                                                                                    or REO Property as to which such P&I
                                                                                    advance was made, provided that if
                                                                                    the applicable master servicer or
                                                                                    trustee determines that a P&I advance
                                                                                    is not recoverable out of collections
                                                                                    on the related underlying mortgage
                                                                                    loan, then out of general collections
                                                                                    on the mortgage loans and any REO
                                                                                    Properties in the trust on deposit in
                                                                                    the applicable master servicer's
                                                                                    collection account or, if funds in
                                                                                    that master servicer's collection
                                                                                    account are insufficient, the other
                                                                                    master servicer's collection account.

Interest on P&I Advances /   At a rate per annum equal to a           Payment of    First, out of default interest and     Time to
   Master Servicers and      published prime rate, accrued on the    interest on    late payment charges on the related    time
   Trustee                   amount of each outstanding P&I          P&I advances   mortgage loan and then, after or at
                             advance.(2)                                            the same time that advance is
                                                                                    reimbursed, out of any other amounts
                                                                                    then on deposit in the applicable
                                                                                    master servicer's collection account
                                                                                    or, if funds in that master
                                                                                    servicer's collection account are
                                                                                    insufficient, the other master
                                                                                    servicer's collection account.

Indemnification Expenses/    Amount to which such party is         Indemnification  General collections on the mortgage    Time to
   Trustee and any           entitled to indemnification under                      loans and any REO Properties on          time
   director, officer,        the pooling and servicing                              deposit in the applicable master
   employee or agent of the  agreement.(3)                                          servicer's collection account or, if
   Trustee, Depositor,                                                              funds in that master servicer's
   Master Servicers or                                                              collection account are insufficient,
   Special Servicer and any                                                         the other master servicer's
   director, officer,                                                               collection account and/or the
   employee or agent of                                                             trustee's distribution account.
   Depositor, either Master
   Servicer or the Special
   Servicer

----------
(1)  Reimbursable out of collections on the related mortgage loan, except that:
     (a) advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool; and (b) advances that remain outstanding after a specially serviced mortgage loan has been worked out and the servicing of that mortgage loan has been returned to the applicable master servicer may be reimbursable out of general collections of principal on the mortgage pool.

(2)  Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool, although in some cases interest on advances may be payable first or solely out of general collections of principal on the mortgage pool.

                                      S-185

(3)  Payable out of general collections on the mortgage pool. In general, none of the above specified persons are entitled to indemnification for (1) any liability specifically required to be borne thereby pursuant to the terms of the pooling and servicing agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the pooling and servicing agreement.

                                      S-186

CALCULATION OF PASS-THROUGH RATES

     Each class of offered certificates will have a pass-through rate equal to
(a) a "Fixed" pass-through rate that will remain constant at the initial pass-through rate shown for that class in the table, (b) a "WAC Cap" variable pass-through rate equal to the lesser of (x) the initial pass-through rate identified in the table with respect to that class, and (y) a weighted average of the adjusted net mortgage interest rates on the mortgage loans (without regard to the additional interest distributable to the class Y and class Z certificates) from time to time, or (c) a "WAC-x%" variable pass-through rate equal to either: (x) a weighted average of the adjusted net mortgage interest rates on the mortgage loans (excluding amounts payable to the class Y and class
Z certificates) from time to time; or (y) a weighted average of the adjusted net mortgage interest rates on the mortgage loans (without regard to the additional interest distributable to the class Y and class Z certificates) from time to time, minus a specific percentage.

     The pass-through rates applicable to the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AJ-FL REMIC II regular interest and the class AM-FL
REMIC II regular interest for each interest accrual period will either (a) equal a fixed rate that will remain constant or (b) equal the lesser of (x) the
Weighted Average Net Mortgage Rate for the related distribution date and (y)
___%, ___%, ___%, ___% and ___%, respectively, per annum.

     For so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, the pass-through rates applicable to the class A-2FL, class A-3FL, class A-4FL, class AM-FL and class AJ-FL certificates will be floating rates based on LIBOR plus a specified percentage. However, the pass-through rate with respect to the class A-2FL, A-3FL, A-4FL, AM-FL or AJ-FL certificates may be effectively reduced as a result of shortfalls allocated to the corresponding REMIC II regular interest or, if the pass-through rate of the related REMIC II regular interest for any interest accrual period is limited by the Weighted Average Net
Mortgage Rate, then the amount by which the interest distributable with respect to that REMIC II regular interest is reduced as a result of that limitation will result in a corresponding reduction to the amount of interest payable by the swap counterparty with respect to the related distribution date and therefore a corresponding reduction to the amount of interest distributable with respect to the class A-2FL, class A-3FL, class A-4FL, class AM-FL and/or class AJ-FL certificates, as applicable, on that distribution date. In addition, if there is a continuing payment default under the related swap agreement, or if the related swap agreement is terminated and a replacement swap agreement is not obtained, then the pass-through rate with respect to the class A-2FL certificates, the class A-3FL certificates, the class A-4FL certificates, the class AM-FL certificates or the class AJ-FL certificates, as applicable, will convert to a per annum rate equal to the pass-through rate on the corresponding REMIC II regular interest, and accordingly the interest accrual period and interest accrual basis for that class of certificates will convert to those of the corresponding REMIC II regular interest.

     The term "LIBOR" means, with respect to the class A-2FL, A-3FL, A-4FL,
AM-FL and AJ-FL certificates and each interest accrual period for those certificates, the rate for deposits in U.S. Dollars, for a period equal to one month, which appears on Reuters Screen LIBOR01 Page as of 11:00 a.m., London
time, on the related LIBOR Determination Date. If that rate does not appear on
Reuters Screen LIBOR01 Page, LIBOR for that interest accrual period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by any five major reference banks in the London interbank market selected by the calculation agent under each swap agreement to provide that bank's offered quotation of such rates at approximately 11:00 a.m., London time, on the related LIBOR Determination Date to prime banks in the London interbank market for a period of one month, commencing on the first day of the subject interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under each swap agreement will request the principal London office of any five major reference banks in the London interbank market selected by the calculation agent to provide a quotation of those rates, as offered by each such bank. If at least two such quotations are provided, LIBOR for that interest accrual period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, LIBOR for that interest accrual period will be the arithmetic mean of the rates quoted by major banks in New York City selected by the calculation agent under each swap agreement, at approximately
11:00 a.m., New York City time, on the related LIBOR Determination Date with respect to the subject interest accrual period for loans in U.S. Dollars to leading European banks for a period equal to one month, commencing on the LIBOR
Determination Date with respect to such interest accrual period and in an amount that is representative for a single such transaction in the relevant market at the relevant time. The calculation agent under each swap agreement

                                      S-187

will determine LIBOR for each interest accrual period and the determination of
LIBOR by the calculation agent will be binding absent manifest error.

     The "LIBOR Determination Date" for the class A-2FL, A-3FL, A-4FL, AM-FL and
AJ-FL certificates is (i) with respect to the initial interest accrual period, the date that is two LIBOR business days prior to the date of initial issuance of the certificates, and (ii) with respect to each applicable interest accrual period thereafter, the date that is two LIBOR Business Days prior to the commencement of the subject interest accrual period. A "LIBOR Business Day" is any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England and/or New York, New York.

     The pass-through rate for the class X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of the total principal balance of one of the respective classes of the principal balance certificates. The total principal balance of each class of principal balance certificates (other than the class A-2FL, class A-3FL, class A-4FL, class AM-FL and class AJ-FL certificates) or REMIC II regular interests will constitute a separate component of the total notional amount of the class X certificates.

     For purposes of accruing interest on the class X certificates during any interest accrual period, the applicable class X strip rate with respect to any component of the total notional amount of the class X certificates for that interest accrual period will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for the class of principal balance certificates whose principal balance makes up such component.

     The class Y, Z, R-I and R-II certificates will not be interest-bearing and, therefore, will not have pass-through rates.

PAYMENTS

     General. On each distribution date, the trustee will, to the extent of available funds, make all payments required to be made on the certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the offices of the certificate registrar or such other location to be specified in a notice of the pendency of that final payment.

     In order for a certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than five business days prior to the last business day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the certificates except for the class Y, Z, R-I and R-II certificates, the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest, and the class AJ-FL
REMIC II regular interest, will bear interest based upon:

     o    the pass-through rate with respect to that particular class of certificates, the class A-2FL REMIC II regular interest, the class
          A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest, and the class
          AJ-FL REMIC II regular interest, as the case may be, for that interest accrual period;

                                     S-188

     o    the total principal balance or notional amount, as the case may be, of that particular class of certificates, the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class
          A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest, and the class AJ-FL REMIC II regular interest, as the case may be, outstanding immediately prior to the related distribution date; and

     o    the assumption that each year consists of twelve 30-day months (or, in the case of each of the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates, for so long as the related swap agreement is in effect and there is no continuing payment default thereunder on the part of the swap counterparty, based on the actual number of days in that interest accrual period and the assumption that each year consists of
          360 days). In addition, if the pass-through rate of the any of the
          REMIC II regular interests for any interest accrual period is limited by the Weighted Average Net Mortgage Rate, then the amount by which the interest distributable with respect to that REMIC II regular interest is reduced as a result of that limitation will result in a corresponding reduction to the amount of interest payable by the swap counterparty with respect to the related distribution date and therefore a corresponding reduction to the amount of interest distributable with respect to the class A-2FL, class A-3FL, class
          A-4FL, class AM-FL and/or class AJ-FL certificates, as applicable, on that distribution date.

     On each distribution date, subject to available funds and the priorities of payment described under "--Payments--Priority of Payments" below, the total amount of interest payable to the holders of each interest-bearing class of the certificates (exclusive of the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates) and with respect to each of the class A-2FL REMIC II regular interest, A-3FL REMIC II regular interest, A-4FL REMIC II regular interest,
AM-FL REMIC II regular interest and the class AJ-FL REMIC II regular interest will include the total amount of interest accrued during the related interest accrual period with respect to that class of certificates or that REMIC II regular interest, as the case may be, reduced (except in the case of the class X certificates) by the portion of any Net Aggregate Prepayment Interest Shortfall or any interest shortfall for that distribution date allocable to the subject class of certificates.

     The portion of the Net Aggregate Prepayment Interest Shortfall for any
distribution date that is allocable to any class of principal balance certificates will equal the product of:

     o    the amount of that Net Aggregate Prepayment Interest Shortfall for that distribution date (less the amount allocated to the applicable class of certificates as specified in the following paragraph)
          multiplied by

     o    a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject class of principal balance certificates or the subject REMIC
          II regular interest, as the case may be, and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest bearing classes of certificates (exclusive of the class A-2FL, A-3FL, A-4FL, AM-FL and
          AJ-FL certificates), the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class A4-FL REMIC II regular interest, the class AM-FL REMIC II regular interest and the class AJ-FL REMIC II regular interest.

     If the holders of any interest-bearing class of the certificates do not receive all of the interest to which they or it, as applicable, are/is entitled on any distribution date, then they or it, as applicable, will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the available funds for those future distribution dates and the priorities of payment described under "--Payments--Priority of Payments"
below.

     Although Net Aggregate Prepayment Interest Shortfalls or other interest shortfalls will not be allocated directly to the class A-2FL, A-3FL, A-4FL,
AM-FL or AJ-FL certificates, any such shortfalls allocated to the corresponding
REMIC II regular interest will result in a dollar-for-dollar reduction in the interest distributable on the class A-2FL, A-3FL, A-4FL, AM-FL or AJ-FL certificates, as the case may be. Any distributions of interest allocated to the class A-2FL, class A-3FL, class A-4FL, class AM-FL and class AJ-FL REMIC II regular interests, will be deposited in the trustee's floating rate account and will thereafter be distributed to the holders of the class A-2FL, A-3FL, A-4FL,
AM-FL and AJ-FL certificates, as applicable, and/or the swap counterparty, as applicable.

                                     S-189

     If the holders of any interest-bearing class of the certificates (other than the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates) or the grantor trust with respect to the class A-2FL REMIC II regular interest, the class A-3FL
REMIC II regular interest, the class A-4FL REMIC II regular interest, the class
AM-FL REMIC II regular interest or the class AJ-FL REMIC II regular interest do not receive all of the interest to which they are entitled on any distribution date, then they will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the available funds for those future distribution dates and the priorities of payment described under
"--Payments--Priority of Payments" below. However, no interest will accrue on any of that unpaid interest, and a portion of any past due interest payable with respect to each of the class A-2FL, class A-3FL, class A-4FL, class AM-FL and class AJ-FL REMIC II regular interests may be payable to the swap counterparty.

     Payments of Principal. In general, subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the total distributions of principal to be made with respect to the principal balance certificates (other than the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates), the class A-2FL, class A-3FL, class A-4FL, class AM-FL and class
AJ-FL REMIC II regular interests, on any given distribution date will equal the
Principal Distribution Amount for that distribution date, and the total distributions of principal to be made with respect to any particular class of principal balance certificates on any given distribution date will equal the portion of the Principal Distribution Amount for that distribution date that is allocable to that particular class of principal balance certificates. So long as the class A-4 and A-4FL certificates, on the one hand, and class A-1A certificates, on the other hand, remain outstanding, however, except as otherwise set forth below, the Principal Distribution Amount for each distribution date will be calculated on a loan group-by-loan group basis. On each distribution date after the total principal balance of either the class A-4 and A-4FL certificates on the one hand, or the class A-1A certificates, on the other hand, has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

     As indicated in the definition of "Principal Distribution Amount" in the glossary to this prospectus supplement, the Principal Distribution Amount for any distribution date will generally be:

     o    reduced by any Nonrecoverable Advance, with interest thereon, or any
          Workout-Delayed Reimbursement Amount with respect to any mortgage loan
          (or, in the case of a servicing advance, the related Loan Combination)
          that is reimbursed out of general collections of principal on the mortgage pool received during the related collection period; and

     o    increased by any items recovered during the related collection period that previously constituted a Nonrecoverable Advance or interest thereon or a Workout-Delayed Reimbursement Amount that was reimbursed out of general collections of principal on the mortgage pool during a prior collection period.

     If any Nonrecoverable Advance, with interest thereon, or Workout-Delayed
Reimbursement Amount with respect to a mortgage loan is reimbursed out of general collections of principal on the mortgage pool, then any corresponding reduction in the Principal Distribution Amount for the relevant distribution date, as contemplated by the first bullet of the prior paragraph, will generally result first in a reduction in the portion of such Principal Distribution Amount attributable to the loan group that includes the subject mortgage loan, until such portion is reduced to zero, and then in the portion of such Principal
Distribution Amount that is attributable to the other loan group. Increases in the Principal Distribution Amount for any distribution date, as contemplated by the second bullet of the prior paragraph, will generally be made to offset prior reductions in reverse order to that described in the prior sentence. See
"Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment
of Expenses" in this prospectus supplement and "--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" below.

     The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

     In general, the portion of the Principal Distribution Amount consisting of the Loan Group 1 Principal Distribution Amount will be allocated to the class
A-1, A-2, A-3, A-SB and A-4 certificates and the class A-2FL

                                     S-190

REMIC II regular interest, the class A-3FL REMIC II regular interest and the class A-4FL REMIC II regular interest on each distribution date as follows:

     o    first, to the class A-SB certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, and

          2.   the excess, if any, of (a) the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date, over (b) the Class A-SB Planned Principal
               Balance for that distribution date;

     o    second, to the class A-1 certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB certificates as described in the preceding bullet, and

          2.   the total principal balance of the class A-1 certificates
               outstanding immediately prior to that distribution date;

     o    third, to the class A-2 certificates and the class A-2FL REMIC II regular interest, on a pro rata basis by principal balance, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB and/or A-1 certificates as described in the preceding two bullets, and

          2.   the total principal balance of the class A-2 certificates and the class A-2FL REMIC II regular interest outstanding immediately prior to that distribution date;

     o    fourth, to the class A-3 certificates and the A-3FL REMIC II regular interest, on a pro rata basis by principal balance, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB, A-1 and/or A-2 certificates and/or the class A-2FL REMIC II regular interest as described in the preceding three bullets, and

          2.   the total principal balance of the class A-3 certificates and the class A-3FL REMIC II regular interest outstanding immediately prior to that distribution date;

     o    fifth, to the class A-SB certificates, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-SB, A-1, A-2 and/or A-3 certificates and/or the class A-2FL REMIC II regular interest and/or the class
               A-3FL REMIC II regular interest as described in the preceding four bullets, and

          2.   the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date (as reduced by any portion of the Loan Group 1 Principal Distribution
               Amount for that distribution date allocable to the class A-SB certificates as described in the first bullet of this paragraph);
               and

     o    sixth, to the class A-4 certificates and the class A-4FL REMIC II regular interest, on a pro rata basis by principal balance, up to the lesser of--

          1.   the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
               allocable to the class A-1, A-2, A-3 and/or A-SB

                                     S-191

               certificates and/or the class A-2FL REMIC II regular interest and/or the class A-3FL REMIC II regular interest as described in the preceding five bullets, and

          2.   the total principal balance of the class A-4 certificates and the class A-4FL REMIC II regular interest outstanding immediately prior to that distribution date;

     In general, the portion of the Principal Distribution Amount consisting of the Loan Group 2 Principal Distribution Amount will be allocated to the class
A-1A certificates on each distribution date up to the lesser of--

     o    the entire Loan Group 2 Principal Distribution Amount for that distribution date; and

     o    the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date.

     If the Loan Group 1 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class A-1, A-2, A-3, A-SB and A-4 certificates, the class A-2FL REMIC II regular interest, the class A-3FL REMIC
II regular interest and the class A-4FL REMIC II regular interest outstanding immediately prior to that distribution date, then (following retirement of the class A-1, A-2, A-3, A-SB and A-4 certificates, the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest and the class A-4FL REMIC II regular interest) the remaining portion thereof would be allocated to the class
A-1A certificates, up to the extent necessary to retire such class of certificates. Similarly, if the Loan Group 2 Principal Distribution Amount for
any distribution date exceeds the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date, then
(following retirement of the class A-1A certificates) the remaining portion thereof would be allocated (after taking account of the allocations of the Loan
Group 1 Principal Distribution Amount for that distribution date described in the second preceding paragraph): first, to the class A-SB certificates, up to the extent necessary to pay down the then total principal balance thereof to the
Class A-SB Planned Principal Balance for that distribution date; second, to the class A-1 certificates, up to the extent necessary to retire that class of certificates; third, to the class A-2 certificates and the class A-2FL REMIC II regular interest, on a pro rata basis by principal balance, up to the extent necessary to retire that class of certificates and that REMIC II regular interest; fourth, to the class A-3 certificates and the class A-3FL REMIC II regular interest, on a pro rata basis by principal balance, up to the extent necessary to retire that class of certificates and that REMIC II regular interest; fifth, to the class A-SB certificates, up to the extent necessary to retire that class of certificates; and sixth, to the class A-4 certificates and the class A-4FL REMIC II regular interest, on a pro rata basis by principal balance, up to the extent necessary to retire that class of certificates and that REMIC II regular interest.

     Notwithstanding the foregoing, if any of two or more of the A-1, A-2,
A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL and A-1A classes are outstanding at a time when the total principal balance of the class AM, AM-FL, AJ, AJ-FL, B, C, D, E,
F, G, H, J, K, L, M, N, P and Q certificates has been reduced to zero as described under "--Reductions to Certificate Principal Balances in Connection
with Realized Losses and Additional Trust Fund Expenses" below, then the
Principal Distribution Amount for each distribution date thereafter will be allocable among the A-1, A-2, A-3, A-SB, A-4 and A-1A classes and, if applicable, the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest and the class A-4FL REMIC II regular interest that remain outstanding on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.

     Following the retirement of the class A-1, A-2, A-3, A-SB, A-4, A-1A certificates and the class A-2FL REMIC II regular interest, the A-3FL REMIC II regular interest and A-4FL REMIC II regular interest, the Principal Distribution
Amount for each distribution date will be allocated to the respective classes of certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

     o    the portion of that Principal Distribution Amount that remains unallocated; and

     o    the total principal balance of the particular class immediately prior to that distribution date.

                                     S-192

ORDER OF ALLOCATION       CLASS
-------------------   -------------
         1            AM and AM-FL*
         2            AJ and AJ-FL*
         3                  B
         4                  C
         5                  D
         6                  E
         7                  F
         8                  G
         9                  H
         10                 J
         11                 K
         12                 L
         13                 M
         14                 N
         15                 P
         16                 Q

----------
*    Pro rata and pari passu based on the respective principal balances thereof.
     References to "AM-FL" and "AJ-FL" in the table refer to the class AM-FL and class AJ-FL REMIC II regular interests.

     In no event will the holders of any class of certificates or REMIC II regular interests listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1, A-2,
A-3, A-SB, A-4, A-1A certificates and the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest and A-4FL REMIC II regular interest is reduced to zero. Furthermore, in no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of certificates, if any, listed above it in the foregoing table is reduced to zero.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of principal balance certificates (exclusive of the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates), the class A-2FL, class A-3FL, class A-4FL, class AM-FL and class
AJ-FL REMIC II regular interests may be reduced without a corresponding payment of principal. If that occurs with respect to any such class of principal balance certificates or with respect to the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest or the class AJ-FL REMIC II regular interest, then, subject to available funds from time to time and the priority of payments described under "--Payments--Priority of Payments" below, there may be distributed with respect to that class of principal balance certificates or that REMIC II regular interest, as applicable, a reimbursement of the amount of any such reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" below mean, in the case of any class of principal balance certificates (exclusive of the class
A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates) or in the case of the class
A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest or the class AJ-FL REMIC II regular interest, for any distribution date, the total amount of all previously unreimbursed reductions, if any, made in the total principal balance of that class of principal balance certificates or the total principal balance of that REMIC II regular interest, as applicable, on all prior distribution dates as discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below. Any such reimbursements with respect to the class A-2FL REMIC
II regular interest, the class A-3FL REMIC II regular interest, the class A-4FL
REMIC II regular interest, the class AM-FL REMIC II regular interest or the class AJ-FL REMIC II regular interest, will be deposited in the trustee's floating rate account and thereafter will be distributed to the holders of the class A-2FL certificates, the class A-3FL certificates, the class A-4FL certificates, the class AM-FL certificates or the class AJ-FL certificates, as applicable.

     In limited circumstances, the total principal balance of a class of principal balance certificates or REMIC II regular interest that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with interest. Any such

                                     S-193

reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount with respect to the subject class of principal balance certificates or REMIC II regular interest. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable Advances (or interest thereon) that was reimbursed in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the
Principal Distribution Amount for such Distribution Date.

     Priority of Payments. On each distribution date, the trustee will apply the
Available Distribution Amount for that date applicable to the related loan group or both loan groups, to make the following payments in the following order of priority, in each case to the extent of the remaining applicable portion of the
Available Distribution Amount:

ORDER OF        RECIPIENT CLASS
 PAYMENT          OR CLASSES                            TYPE AND AMOUNT OF PAYMENT
--------   ------------------------   --------------------------------------------------------------

    1                 X*              From the entire Available Distribution Amount, interest up to the total interest payable on that class, without regard to loan groups

           A-1, A-2, A-2FL(1), A-3,   From the portion of the Available Distribution Amount
            A-3FL(2), A-SB, A-4 and   attributable to the mortgage loans in loan group 1, interest
                   A-4FL*(3)          up to the total interest payable on those classes, pro rata, based on entitlement

                     A-1A*            From the portion of the Available Distribution Amount
                                      attributable to the mortgage loans in loan group 2, interest up to the total interest payable on such class

    2      A-1, A-2, A-2FL(1), A-3,   Principal up to the Loan Group 1 Principal Distribution Amount
              A-3FL(2), A-SB, A-4     (and, if the A-1A class certificates are retired, any
                  A-4FL**(3)          remaining portion of the Loan Group 2 Principal Distribution
                                      Amount), first to the class A-SB and certificates, until the total principal balance thereof is reduced to the applicable
                                      Class A-SB Planned Principal Balance, and then to (a) the
                                      class A-1 certificates, (b) the class A-2 certificates and the class A-2FL REMIC II regular interest, on a pro rata basis by principal balance, (c) the class A-3 certificates and the
                                      class A-3FL REMIC II regular interest, on a pro rata basis by principal balance, (d) the class A-SB certificates and (e) the class A-4 certificates and the class A-4FL REMIC II regular interest, on a pro rata basis by principal balance.

                    A-1A**            Principal up to the Loan Group 2 Principal Distribution Amount
                                      (and, if the class A-4 and class A-4FL certificates are
                                      retired, any remaining portion of the Loan Group 1 Principal
                                      Distribution Amount), until the class A-1A certificates are retired

    3      A-1, A-2, A-2FL(1), A-3,   Reimbursement up to the loss reimbursement amounts for those
             A-3FL(2), A-SB, A-4,     classes and those REMIC II regular interests, pro rata, based
               A-4FL(3) and A-1A      on entitlement, without regard to loan groups

    4           AM and AM-FL(4)       Interest up to the total interest payable on that class and that REMIC II regular interest, on a pro rata basis, by
                                      principal balance

    5           AM and AM-FL(4)       Principal up to the portion of the Principal Distribution
                                      Amount allocable to that class and that REMIC II regular
                                      interest, on a pro rata basis, by principal balance

    6           AM and AM-FL(4)       Reimbursement up to the loss reimbursement amount for that class and that REMIC II regular interest, pro rata, based on entitlement

    7           AJ and AJ-FL(5)       Interest up to the total interest payable on that class and that REMIC II regular interest, on a pro rata basis, by
                                      principal balance

    8           AJ and AJ-FL(5)       Principal up to the portion of the Principal Distribution
                                      Amount allocable to that class and that REMIC II regular
                                      interest, on a pro rata basis, by principal balance

    9           AJ and AJ-FL(5)       Reimbursement up to the loss reimbursement amount for that class and that REMIC II regular interest, pro rata, based on entitlement

   10                  B              Interest up to the total interest payable on that class

   11                  B              Principal up to the portion of the Principal Distribution
                                      Amount allocable to that class

   12                  B              Reimbursement up to the loss reimbursement amount for that class

                                      S-194

ORDER OF        RECIPIENT CLASS
 PAYMENT          OR CLASSES                            TYPE AND AMOUNT OF PAYMENT
--------   ------------------------   --------------------------------------------------------------

   13                  C              Interest up to the total interest payable on that class

   14                  C              Principal up to the portion of the Principal Distribution
                                      Amount allocable to that class

   15                  C              Reimbursement up to the loss reimbursement amount for that class

   16                  D              Interest up to the total interest payable on that class

   17                  D              Principal up to the portion of the Principal Distribution
                                      Amount allocable to that class

   18                  D              Reimbursement up to the loss reimbursement amount for that class

   19                  E              Interest up to the total interest payable on that class

   20                  E              Principal up to the portion of the Principal Distribution
                                      Amount allocable to that class

   21                  E              Reimbursement up to the loss reimbursement amount for that class

   22                  F              Interest up to the total interest payable on that class

   23                  F              Principal up to the portion of the Principal Distribution
                                      Amount allocable to that class

   24                  F              Reimbursement up to the loss reimbursement amount for that class

   25                  G              Interest up to the total interest payable on that class

   26                  G              Principal up to the portion of the Principal Distribution
                                      Amount allocable to that class

   27                  G              Reimbursement up to the loss reimbursement amount for that class

   28                  H              Interest up to the total interest payable on that class

   29                  H              Principal up to the portion of the Principal Distribution
                                      Amount allocable to that class

   30                  H              Reimbursement up to the loss reimbursement amount for that class

   31                  J              Interest up to the total interest payable on that class

   32                  J              Principal up to the portion of the Principal Distribution
                                      Amount allocable to that class

   33                  J              Reimbursement up to the loss reimbursement amount for that class

   34                  K              Interest up to the total interest payable on that class

   35                  K              Principal up to the portion of the Principal Distribution
                                      Amount allocable to that class

   36                  K              Reimbursement up to the loss reimbursement amount for that class

   37                  L              Interest up to the total interest payable on that class

   38                  L              Principal up to the portion of the Principal Distribution
                                      Amount allocable to that class

   39                  L              Reimbursement up to the loss reimbursement amount for that class

   40                  M              Interest up to the total interest payable on that class

   41                  M              Principal up to the portion of the Principal Distribution
                                      Amount allocable to that class

   42                  M              Reimbursement up to the loss reimbursement amount for that class

   43                  N              Interest up to the total interest payable on that class

   44                  N              Principal up to the portion of the Principal Distribution
                                      Amount allocable to that class

   45                  N              Reimbursement up to the loss reimbursement amount for that class

   46                  P              Interest up to the total interest payable on that class

   47                  P              Principal up to the portion of the Principal Distribution
                                      Amount allocable to that class

   48                  P              Reimbursement up to the loss reimbursement amount for that class

   49                  Q              Interest up to the total interest payable on that class

   50                  Q              Principal up to the portion of the Principal Distribution
                                      Amount allocable to that class

   51                  Q              Reimbursement up to the loss reimbursement amount for that class

                                      S-195

ORDER OF        RECIPIENT CLASS
 PAYMENT          OR CLASSES                            TYPE AND AMOUNT OF PAYMENT
--------   ------------------------   --------------------------------------------------------------

   52            R-I and R-II         Any remaining portion of the Available Distribution Amount

----------
*    If the portion of the Available Distribution Amount allocable to pay interest on any one or more of the A-1, A-2, A-3, A-SB, A-4, A-1A and X classes, the class A-2FL REMIC II regular interest, the class A-3FL REMIC
     II regular interest and the class A-4FL REMIC II regular interest, as set forth in the table above, is insufficient for that purpose, then the
     Available Distribution Amount will be applied to pay interest on all those classes and those REMIC II regular interest, pro rata based on entitlement.

**   In general, no payments of principal will be made in respect of the class
     A-1, A-2, A-3 or A-4 certificates or the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest or the class A-4FL
     REMIC II regular interest on any given distribution date until the total principal balance of the class A-SB certificates is paid down to the then applicable Class A-SB Planned Principal Balance. In addition, no payments of principal will be made in respect of the class A-2 certificates or the class A-2FL REMIC II regular interest until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates and the class A-3FL
     REMIC II regular interest until the total principal balance of the class
     A-2 certificates and the class A-2FL REMIC II regular interest is reduced to zero, no payments of principal will be made in respect of the class A-SB certificates (other than as described in the prior sentence) until the total principal balance of the class A-3 certificates and the class A-3FL
     REMIC II regular interest is reduced to zero and no payments of principal will be made in respect of the class A-4 certificates and the class A-4FL
     REMIC II regular interest until the total principal balance of the class
     A-SB certificates is reduced to zero. Furthermore, for purposes of receiving distributions of principal from the Loan Group 1 Principal
     Distribution Amount, the class A-1, A-2, A-3, A-SB and A-4 certificates and the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest and the class A-4FL REMIC II regular interest will evidence a prior right, relative to the class A-1A certificates, to any available funds attributable to loan group 1; and, for purposes of receiving distributions of principal from the Loan Group 2 Principal Distribution
     Amount, the class A-1A certificates will evidence a prior right, relative to the class A-1, A-2, A-3, A-SB and A-4 certificates and the class A-2FL
     REMIC II regular interest, the class A-3FL REMIC II regular interest and the class A-4FL REMIC II regular interest, to any available funds attributable to loan group 2. However, if any two or more of the class A-1,
     A-2, A-3, A-SB, A-4 and A-1A certificates and the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest and the class
     A-4FL REMIC II regular interest are outstanding at a time when the total principal balance of the class AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N,
     P and Q certificates, the class AJ-FL REMIC II regular interest and the class AM-FL REMIC II regular interest have been reduced to zero as described under "--Reductions to Certificate Principal Balances in
     Connection with Realized Losses and Additional Trust Fund Expenses" below, payments of principal on the outstanding class A-1, A-2, A-3, A-SB, A-4 and
     A-1A certificates and the class A-2FL REMIC II regular interest, the class
     A-3FL REMIC II regular interest and the class A-4FL REMIC II regular interest will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding, without regard to loan groups.

(1)  Refers to class A-2FL REMIC II regular interest. Interest, principal and loss reimbursement amounts in respect of the class A-2FL REMIC II regular interest will be paid to the applicable sub-account of the trustee's floating rate account for distribution to the holders of the class A-2FL certificates and/or the swap counterparty on the subject distribution date.

(2)  Refers to class A-3FL REMIC II regular interest. Interest, principal and loss reimbursement amounts in respect of the class A-3FL REMIC II regular interest will be paid to the applicable sub-account of the trustee's floating rate account for distribution to the holders of the class A-3FL certificates and/or the swap counterparty on the subject distribution date.

(3)  Refers to class A-4FL REMIC II regular interest. Interest, principal and loss reimbursement amounts in respect of the class A-4FL REMIC II regular interest will be paid to the applicable sub-account of the trustee's floating rate account for distribution to the holders of the class A-4FL certificates and/or the swap counterparty on the subject distribution date.

(4)  Refers to class AM-FL REMIC II regular interest. Interest, principal and loss reimbursement amounts in respect of the class AM-FL REMIC II regular interest will be paid to the applicable sub-account of the trustee's floating rate account for distribution to the holders of the class AM-FL certificates and/or the swap counterparty on the subject distribution date.

(5)  Refers to class AJ-FL REMIC II regular interest. Interest, principal and loss reimbursement amounts in respect of the class AJ-FL REMIC II regular interest will be paid to the applicable sub-account of the trustee's floating rate account for distribution to the holders of the class AJ-FL certificates and/or the swap counterparty on the subject distribution date.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a

                                      S-196

portion of that prepayment consideration to the holders of the class A-1, A-2,
A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D, E, F, G and/or H certificates and/or to the holders of the class A-2FL REMIC II regular interest, the class A-3FL REMIC
II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL
REMIC II regular interest and/or the class AJ-FL REMIC II regular interest (or, for so long as the class A-4 and A-1A certificates and the class A-4FL REMIC II regular interest are outstanding, payments of principal on that distribution date from collections on the loan group that includes the prepaid mortgage loan), up to an amount equal to, in the case of any particular class of those principal balance certificates or REMIC II regular interests, the product of--

     o    the full amount of that prepayment consideration, net of workout fees and principal recovery fees payable from it, multiplied by

     o    a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate for the subject class of certificates, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

     o    a fraction, the numerator of which is equal to the amount of principal payable with respect to the subject class of certificates or the REMIC
          II regular interest, as the case may be, on that distribution date
          (or, for so long as the class A-4 and A-1A certificates and the class
          A-4FL REMIC II regular interest are outstanding, the amount of principal payable with respect to the subject class of certificates, or that REMIC II regular interest, as the case may be, on that distribution date from collections on the loan group that includes the prepaid mortgage loan), and the denominator of which is the Principal
          Distribution Amount (or, so long as the A-4 and A-1A certificates and the class A-4FL REMIC II regular interest are outstanding, the Loan
          Group 1 Principal Distribution Amount or the Loan Group 2 Principal
          Distribution Amount, as applicable, based on which loan group includes the prepaid mortgage loan) for that distribution date.

     Notwithstanding the foregoing, for so long as the related swap agreement is in effect and there is no continuing payment default thereunder, any prepayment premium or yield maintenance charge allocable to the class A-2FL, class A-3FL, class A-4FL, class A-MFL and class AJ-FL REMIC II regular interests will be payable to the respective swap counterparty.

     The discount rate applicable to any such class of principal balance certificates, the class A-2FL REMIC II regular interest, the class A-3FL REMIC
II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL
REMIC II regular interest or the class AJ-FL REMIC II regular interest, as the case may be, with respect to any prepaid mortgage loan will be equal to the discount rate stated in the relevant loan documents, or if none is stated, will equal the yield, when compounded monthly, on the U.S. Treasury issue, primary issue, with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two or more U.S. Treasury issues--

     o    with the same coupon, the issue with the lowest yield will be selected; or

     o    with maturity dates equally close to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan, the issue with the earliest maturity date will be selected.

     The calculation of the discount rate with respect to certain mortgage loans may vary from the above description.

     Following any payment of prepayment consideration as described above, the trustee will pay any remaining portion of the prepayment consideration, net of workout fees and principal recovery fees payable from it, to the holders of the class X certificates.

     NOTWITHSTANDING THE FOREGOING, ALL PREPAYMENT PREMIUMS AND YIELD
MAINTENANCE CHARGES PAYABLE AS DESCRIBED ABOVE, WILL BE REDUCED, WITH RESPECT TO
SPECIALLY SERVICED MORTGAGE LOANS, BY AN AMOUNT EQUAL TO ADDITIONAL TRUST FUND
EXPENSES AND REALIZED LOSSES PREVIOUSLY ALLOCATED TO ANY CLASS OF CERTIFICATES.

                                      S-197

     Neither we nor the underwriters make any representation as to--

     o    the enforceability of the provision of any promissory note evidencing one of the mortgage loans or any other loan document requiring the payment of a prepayment premium or yield maintenance charge; or

     o    the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--Prepayment Provisions" and "--Other Prepayment Provisions; Mortgage Loans
Which May Require Principal Paydowns" in this prospectus supplement.

     Payments of Additional Interest and Palmilla Apartments Stabilization Fee.
On each distribution date, any Additional Interest collected on the Converting
Loan during the related collection period will be distributed to the holders of the class Y certificates, and any Additional Interest collected on the ARD Loans during the related collection period will be distributed to the holders of the class Z certificates. In addition, any Palmilla Apartments Stabilization Fee collected from the related borrower during any collection period will be distributed to the holders of the class Z certificates on the related distribution date.

     Treatment of REO Properties. Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    payments on the certificates (exclusive of the class A-2FL, A-3FL,
          A-4FL, AM-FL and AJ-FL certificates), the class A-2FL, class A-3FL, class A-4FL, class AM-FL and class AJ-FL REMIC II regular interests;

     o    allocations of Realized Losses and Additional Trust Fund Expenses to
          the certificates (exclusive of the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates), the class A-2FL, class A-3FL, class A-4FL, class AM-FL and class AJ-FL REMIC II regular interests; and

     o    the amount of all fees payable to the applicable master servicer, the special servicer and the trustee under the pooling and servicing agreement.

     In connection with the foregoing, that mortgage loan deemed to remain outstanding will be taken into account when determining the Weighted Average Net
Mortgage Rate and the Principal Distribution Amount for each distribution date.

     Operating revenues and other proceeds derived from an REO Property administered under the pooling and servicing agreement will be applied--

     o    first, to pay or reimburse the applicable master servicer, the special servicer and/or the trustee for the payment of some of the costs and expenses incurred in connection with the operation and disposition of the REO Property; and

     o    second, as collections of principal, interest and other amounts due on the related mortgage loan (or, if the REO Property relates thereto, on a Loan Combination).

     To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments and Reimbursement of Advances" below, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

                                      S-198

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may decline below the total principal balance of the principal balance certificates (exclusive of the class A-2FL, A-3FL, A-4FL,
AM-FL and AJ-FL certificates), the class A-2FL, class A-3FL, class A-4FL, class
AM-FL and class AJ-FL REMIC II regular interests.

     On each distribution date, following the payments to be made to the certificateholders (exclusive of the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates) and with respect to the class A-2FL, class A-3FL, class A-4FL, class AM-FL and class AJ-FL REMIC II regular interests on that distribution date, the trustee will be required to allocate to the respective classes of the principal balance certificates (exclusive of the class A-2FL, A-3FL, A-4FL,
AM-FL and AJ-FL certificates), the class A-2FL, class A-3FL, class A-4FL, class
AM-FL and class AJ-FL REMIC II regular interests, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class, the aggregate of all Realized Losses and
Additional Trust Fund Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior distribution date, but only to the extent that the total principal balance of the principal balance certificates following all payments made to certificateholders (exclusive of the class A-2FL, A-3FL, A-4FL,
AM-FL and AJ-FL certificates) and with respect to the class A-2FL, class A-3FL, class A-4FL, class AM-FL and class AJ-FL REMIC II regular interests on that distribution date exceeds the total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool that will be outstanding immediately following that distribution date.

ORDER OF ALLOCATION              CLASS
-------------------   ---------------------------
         1                         Q
         2                         P
         3                         N
         4                         M
         5                         L
         6                         K
         7                         J
         8                         H
         9                         G
         10                        F
         11                        E
         12                        D
         13                        C
         14                        B
         15                  AJ and AJ-FL*
         16                  AM and AM-FL*
         17           A-1, A-2, A-2FL, A-3, A-3FL
                      A-SB, A-4, A-4FL and A-1A*

----------
*    Pro rata and pari passu based on the respective total principal balances thereof.

     The reference in the foregoing table to "A-2FL" means the class A-2FL REMIC
II regular interest. However, any reduction in the total principal balance of the class A-2FL REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-2FL certificates. The reference in the foregoing table to "A-3FL" means the class
A-3FL REMIC II regular interest. However, any reduction in the total principal balance of the class A-3FL REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-3FL certificates. The reference in the foregoing table to "A-4FL" means the class A-4FL REMIC II regular interest. However, any reduction in the total principal balance of the class A-4FL REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class A-4FL certificates. The reference in the foregoing table to
"AM-FL" means the class AM-FL REMIC II regular interest. However, any reduction in the total principal balance of the class AM-FL REMIC II regular interest, as described above, will result in a dollar-for-dollar reduction in the total

                                      S-199

principal balance of the class AM-FL certificates. The reference in the foregoing table to "AJ-FL" means the class AJ-FL REMIC II regular interest.
However, any reduction in the total principal balance of the class AJ-FL REMIC
II regular interest, as described above, will result in a dollar-for-dollar reduction in the total principal balance of the class AJ-FL certificates.

     All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a class of principal balance certificates or REMIC II regular interest will be made by reducing the total principal balance of such class by the amount so allocated.

     In no event will the total principal balance of any class of principal balance certificates or REMIC II regular interest identified in the foregoing table be reduced until the total principal balance of all other classes of principal balance certificates or REMIC II regular interest listed above it in the table have been reduced to zero.

     A Realized Loss can result from the liquidation of a defaulted mortgage loan or any related REO Property for less than the full amount due thereunder.
In addition, if any portion of the debt due under any of the mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Penalty Interest and
Additional Interest, also will be treated as a Realized Loss. Furthermore, any
Nonrecoverable Advance reimbursed from principal collections will constitute a
Realized Loss.

     Some examples of Additional Trust Fund Expenses are:

     o    any special servicing fees, workout fees and principal recovery fees paid to the special servicer; which fees are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

     o    any interest paid to the applicable master servicer, the special servicer and/or the trustee with respect to unreimbursed Advances, which interest payment is not covered out of late payment charges and
          Penalty Interest actually collected on the related mortgage loan;

     o    any amounts payable to the special servicer in connection with inspections of mortgaged real properties, which amounts are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

     o    the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the other trust assets;

     o    any unanticipated, non-mortgage loan specific expenses of the trust, including--

          1.   any reimbursements and indemnifications to the trustee and/or various related persons described under "Description of the
               Governing Documents--Matters Regarding the Trustee" in the
               accompanying base prospectus;

          2.   any reimbursements and indemnification to either master servicer, the special servicer, us and/or various related persons described under "Description of the Governing Documents--Matters Regarding
               the Master Servicer, the Special Servicer, the Manager and Us" in
               the accompanying base prospectus; and

          3.   any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
               Income Tax Consequences--Taxation of Owners of REMIC Residual
               Certificates--Prohibited Transactions Tax and Other Taxes" in the
               accompanying base prospectus; and

     o    any amount (other than normal monthly payments) specifically payable or reimbursable to the holder of a Non-Trust Loan by the trust, in its capacity as holder of the related mortgage loan in

                                      S-200

          the trust that is part of the related Loan Combination, pursuant to the related Loan Combination Intercreditor Agreement; and

     o    any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the Mortgage
          Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.

     From time to time, the Principal Distribution Amount may include items that represent a recovery of Nonrecoverable Advances (or interest thereon) that were previously reimbursed out of the principal portion of general collections on the mortgage pool. In such circumstances, it is possible that the total Stated
Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may exceed the total principal balance of the principal balance certificates. If and to the extent that any such excess exists as a result of the inclusion of such items in the Principal Distribution Amount (and, accordingly, the distribution of such items as principal with respect to the principal balance certificates), the total principal balances of one or more classes that had previously been reduced as described above in this
"--Reductions to Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increase would be made among the respective classes of principal balance certificates in reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority); provided that such increases may not result in the total principal balance of the principal balance certificates being in excess of the total Stated Principal Balance of, together with any Unliquidated
Advances with respect to, the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated principal amounts had never been written off.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS AND REIMBURSEMENT OF
ADVANCES

     Each master servicer will be required to make, for each distribution date, a total amount of P&I advances generally equal to all monthly debt service payments (other than balloon payments), and assumed monthly debt service payments (including with respect to balloon mortgage loans and mortgage loans as to which the related mortgaged real properties have become REO Properties), in each case net of related master servicing fees, that:

     o    were due or deemed due, as the case may be, with respect to the mortgage loans serviced by that master servicer during the related collection period; and

     o    were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the related determination date.

     The master servicers will not make P&I advances prior to the related P&I advance date, which is the business day immediately preceding each distribution date. Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

     o    the amount of the interest portion of the P&I advance for that mortgage loan for the related distribution date without regard to this or the prior sentence; and

     o    a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date, net of the related Appraisal
          Reduction Amount, if any, and the denominator of which is equal to the
          Stated Principal Balance of that mortgage loan immediately prior to the related distribution date.

     In the case of any A-Note Trust Mortgage Loan, any reduction in the interest portion of P&I advances to be made with respect to that mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any
Appraisal Reduction Amount with respect to the related Loan Combination that is allocable to the subject A-

                                      S-201

Note Trust Mortgage Loan. Each Loan Combination will be treated as single mortgage loan for purposes of calculating an Appraisal Reduction Amount. Any
Appraisal Reduction Amount with respect to a Loan Combination will be allocated first to the related B-Note Non-Trust Loan, in each case, up to the outstanding principal balance thereof, and then to the applicable A-Note Trust Mortgage Loan and A-note non-trust mortgage loan, pro rata.

     With respect to any distribution date, the applicable master servicer will be required to make P&I advances either out of its own funds or, subject to the replacement as and to the extent provided in the pooling and servicing agreement, funds held in its collection account that are not required to be paid on the certificates (exclusive of the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates) or with respect to the class A-2FL REMIC II regular interest, the class A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest or the class AJ-FL REMIC II regular interest on that distribution date (or a combination of both methods).

     The trustee will be required to make any P&I advance that the applicable master servicer fails to make with respect to a mortgage loan. See "--The
Trustee" below.

     The master servicers and the trustee will each be entitled to recover any
P&I advance made by it, out of its own funds, from collections on the mortgage loan as to which the Advance was made out of late collections, liquidation proceeds or insurance and condemnation proceeds. None of the master servicers or the trustee will be obligated to make any P&I advance that, in its judgment or in the judgment of the special servicer, would not ultimately be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan. In addition, the special servicer may also determine that any P&I advance made or proposed to be made by the applicable master servicer or the trustee is not recoverable, together with interest accrued on that Advance, from proceeds of the related mortgage loan, and the applicable master servicer and the trustee will be required to act in accordance with such determination.
If the applicable master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines, in its judgment, will not be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, it may obtain reimbursement for that Advance together with interest accrued on the Advance as described in the next paragraph, out of general collections on the mortgage loans and any REO
Properties on deposit in the applicable master servicer's collection account (or if funds are insufficient in such account, from the other master servicer's collection account) from time to time subject to the limitations and requirements described below. See also "Description of the Governing
Documents--Advances" in the accompanying base prospectus and "Servicing of the
Mortgage Loans--Collection Account" in this prospectus supplement.

     The master servicers and the trustee will each be entitled to receive interest on P&I advances made thereby out of its own funds; provided, however, that no interest will accrue on any P&I advance made with respect to a mortgage loan if the related monthly debt service payment is received on its due date or prior to the expiration of any applicable grace period. That interest will accrue on the amount of each P&I advance, for so long as that Advance is outstanding, at an annual rate equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any P&I advance will be payable in the collection period in which that Advance is reimbursed--

     o    first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

     o    second, if and to the extent that the Penalty Interest and late charges referred to in clause first are insufficient to cover the advance interest, out of any amounts then on deposit in the applicable master servicer's collection account (or if funds are insufficient in such account, from the other master servicer's collection account)
          subject to the limitations for reimbursement of the P&I advances described below.

     A monthly debt service payment will be assumed to be due with respect to:

     o    each balloon mortgage loan that is delinquent in respect of its balloon payment on its stated maturity date, provided that such mortgage loan has not been paid in full and no other liquidation event has occurred in respect thereof before such maturity date; and

                                      S-202

     o    each mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the first bullet of the prior paragraph that is delinquent as to its balloon payment will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second bullet of the prior paragraph as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment that would have been due or deemed due on that mortgage loan had it remained outstanding. Assumed monthly debt service payments for the ARD Loans do not include Additional Interest.

     None of the master servicers or the trustee will be required to make any
P&I advance with respect to a Non-Trust Loan.

     Upon a determination that a previously made Advance, whether it be a servicing advance or P&I advance, is not recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, the applicable master servicer, the special servicer or the trustee, as applicable, will have the right to be reimbursed for such Advance and interest accrued on such Advance from amounts on deposit in the applicable master servicer's collection account (or if funds are insufficient in such account, from the other master servicer's collection account) that constitute principal collections received on all of the mortgage loans serviced by it during the related collection period; provided, however, that if amounts of principal on deposit in the collection accounts are not sufficient to fully reimburse such party, the party entitled to the reimbursement may elect at its sole option to be reimbursed at that time from general collections in its collection account or to defer the portion of the reimbursement of that Advance equal to the amount in excess of the principal on deposit in the collection account, in which case interest will continue to accrue on the portion of the Advance that remains outstanding. Further, any party to the pooling and servicing agreement that has deferred the reimbursement of an Advance or a portion of an Advance may elect at any time to reimburse itself for the deferred amounts from general collections
(including amounts otherwise distributable as interest to certificateholders) on the mortgage loans together with interest thereon. In either case, the reimbursement will be made first from principal received on the mortgage loans serviced by the applicable master servicer during the collection period in which the reimbursement is made, prior to reimbursement from other collections received during that collection period. In that regard, in the case of reimbursements from principal, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any Workout-Delayed Reimbursement Amount (which includes interest on the subject Advance) will be reimbursable (together with advance interest thereon) to the applicable master servicer, the special servicer or the trustee, as applicable, in full, only from amounts on deposit in the applicable master servicer's collection account that constitute principal received on all of the mortgage loans being serviced by it during the related collection period
(net of amounts necessary to reimburse for Nonrecoverable Advances and pay interest thereon) (or if funds are insufficient in such account, from the other master servicer's collection account) and, to the extent that the principal collections during that collection period are not sufficient to reimburse such
Workout-Delayed Reimbursement Amount, will be reimbursable (with interest continuing to accrue thereon) from collections of principal on the mortgage loans serviced by the applicable master servicer during subsequent collection periods. In that regard, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any reimbursement for Nonrecoverable Advances and interest on
Nonrecoverable Advances should result in a Realized Loss which will be allocated in accordance with the loss allocation rules described under "--Reductions to
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" above. The fact that a decision to recover such
Nonrecoverable Advances over time, or not to do so, benefits some classes of certificateholders to the detriment of other classes will not, with respect to the applicable master servicer or special servicer, constitute a violation of the Servicing Standard or any contractual duty

                                      S-203

under the pooling and servicing agreement and/or, with respect to the trustee, constitute a violation of any fiduciary duty to certificateholders or contractual duty under the pooling and servicing agreement.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Reports by the Trustee. Based solely on information provided in monthly reports prepared by the master servicers and the special servicer and delivered to the trustee, the trustee will be required to prepare and make available electronically via its website at www.etrustee.net or, upon written request, provide by first class mail, on each distribution date to each registered holder of a certificate, a trustee report substantially in the form of, and containing the information set forth in, Annex D to this prospectus supplement. The trustee report for each distribution date will detail the distributions on the certificates on that distribution date and the performance, both in total and individually to the extent available, of the mortgage loans and the related mortgaged real properties, including the following items of information:

     o    the applicable record date, interest accrual period, determination date and distribution date;

     o    the amount of the distribution on such distribution date to the holders of each class of principal balance certificates, the class
          A-2FL, class A-3FL, class A-4FL, class AM-FL and class AJ-FL REMIC II regular interests, in reduction of the total principal balance thereof;

     o    the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates, the class
          A-2FL, class A-3FL, class A-4FL, class AM-FL and class AJ-FL REMIC II regular interests, allocable to interest;

     o    the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates allocable to prepayment premiums and/or yield maintenance charges;

     o    the amount of the distribution on such distribution date to the holders of each class of principal balance certificates in reimbursement of previously allocated Realized Losses and Additional
          Trust Fund Expenses;

     o    the Available Distribution Amount for such distribution date, and related information regarding cash flows received for distributions, fees and expenses;

     o    payments made to and by the swap counterparty with respect to the class A-2FL, class A-3FL, class A-4FL, class AM-FL and class AJ-FL certificates;

     o    (a) the aggregate amount of P&I advances made with respect to the entire mortgage pool for such distribution date pursuant to the pooling and servicing agreement and the aggregate amount of unreimbursed P&I advances with respect to the entire mortgage pool that had been outstanding at the close of business on the related determination date and the aggregate amount of interest accrued and payable to the master servicers or the trustee in respect of such unreimbursed P&I advances as of the close of business on the related
          Determination Date, (b) the aggregate amount of servicing advances with respect to the entire mortgage pool as of the close of business on the related determination date and (c) the aggregate amount of all advances with respect to the entire mortgage pool as of the close of business on the related determination date that are nonrecoverable on a loan specific basis;

     o    the aggregate unpaid principal balance of the mortgage pool outstanding as of the close of business on the related determination date;

     o    the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after such distribution date;

     o    the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage interest rate of the mortgage loans as of the close of business on the related
          determination date;

                                      S-204

     o    the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated
          Principal Balance (immediately after such distribution date) of the mortgage loans (a) delinquent 30-59 days, (b) delinquent 60-89 days,
          (c) delinquent more than 89 days, (d) as to which foreclosure proceedings have been commenced, and (e) to the actual knowledge of either master servicer or special servicer, in bankruptcy proceedings;

     o    as to each mortgage loan referred to in the preceding bullet above,
          (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such distribution date, and (c) a brief description of any executed loan modification;

     o    with respect to any mortgage loan that was liquidated during the related collection period (other than by reason of a payment in full),
          (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any Realized
          Loss in connection with such liquidation;

     o    with respect to any REO Property included in the trust fund that was liquidated during the related collection period, (a) the loan number of the related mortgage loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any Realized
          Loss in respect of the related mortgage loan in connection with such liquidation;

     o    the amount of interest accrued and the amount of interest payable in respect of each class of interest-bearing certificates for such distribution date;

     o    any unpaid interest in respect of each class of interest-bearing certificates after giving effect to the distributions made on such distribution date;

     o    the pass-through rate for each class of interest-bearing certificates for such distribution date;

     o    the Principal Distribution Amount, separately identifying the respective components thereof (and, in the case of any voluntary principal prepayment or other unscheduled collection of principal received during the related collection period, the loan number for the related mortgage loan and the amount of such prepayment or other collection of principal);

     o    the aggregate of all Realized Losses incurred during the related collection period and all Additional Trust Fund Expenses incurred during the related collection period;

     o    the aggregate of all Realized Losses and Additional Trust Fund
          Expenses that were allocated on such distribution date;

     o    the total principal balance or notional amount, as applicable, of each class of interest-bearing certificates outstanding immediately before and immediately after such distribution date, separately identifying any reduction therein due to the allocation of Realized Losses and
          Additional Trust Fund Expenses on such distribution date;

     o    the certificate factor for each class of interest-bearing certificates immediately following such distribution date;

     o    the aggregate amount of interest on P&I advances in respect of the mortgage pool paid to the master servicers and the trustee during the related collection period in accordance with the pooling and servicing agreement;

     o    the aggregate amount of interest on servicing advances in respect of the mortgage pool paid to the master servicers, the special servicer and the trustee during the related collection period in accordance with the pooling and servicing agreement;

                                      S-205

     o    the aggregate amount of servicing compensation paid to the master servicers and the special servicer during the related collection period;

     o    information regarding any Appraisal Reduction Amount existing with respect to any mortgage loan as of the related determination date;

     o    the original and then current credit support levels for each class of interest-bearing certificates;

     o    the original and then current ratings known to the trustee for each class of interest-bearing certificates;

     o    the aggregate amount of prepayment premiums and yield maintenance charges collected during the related collection period;

     o    the value of any REO Property included in the trust fund as of the end of the related determination date for such distribution date, based on the most recent appraisal or valuation;

     o    the amounts, if any, actually distributed with respect to the class Y certificates, the class Z certificates, the class R-I certificates and the class R-II certificates, respectively, on such distribution date;
          and

     o    any material information known to the trustee regarding any material breaches of representations and warranties of the respective mortgage loan sellers with respect to the mortgage loans and any events of default under the pooling and servicing agreement.

     Recipients will be deemed to have agreed to keep the information contained in any trustee report confidential to the extent such information is not publicly available.

     The special servicer is required to deliver to the master servicers monthly, beginning in July, 2007, a CMSA special servicer loan file that contains the information called for in, or that will enable the master servicers to produce, the CMSA reports required to be delivered by the master servicers to the trustee as described below, in each case with respect to all specially serviced mortgage loans and the REO Properties.

     Each master servicer is required to deliver to the trustee monthly, beginning in July, 2007, the CMSA loan periodic update file with respect to the subject distribution date.

     Monthly, beginning in September, 2007, each master servicer must deliver to the trustee a copy of each of the following reports relating to the mortgage loans and, if applicable, any REO Properties:

     o    a CMSA comparative financial status report;

     o    a CMSA delinquent loan status report;

     o    a CMSA historical loan modification and corrected mortgage loan report;

     o    a CMSA REO status report;

     o    a CMSA loan level reserve/LOC report;

     o    a CMSA advance recovery report;

     o    a CMSA servicer watchlist;

     o    a CMSA property file;

     o    a CMSA loan set-up file; and

                                      S-206

     o    a CMSA financial file.

     These reports will provide required information as of the related determination date and will be in an electronic format reasonably acceptable to both the trustee and each of the master servicers.

     In addition, each master servicer will be required to deliver to the controlling class representative and upon request, the trustee, the following reports required to be prepared and maintained by it and/or the special servicer:

     o    with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

     o    with respect to any mortgaged real property or REO Property, a CMSA
          NOI adjustment worksheet.

     Absent manifest error of which it has actual knowledge, none of the master servicers or the special servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or a third party that is included in reports or other information provided by or on behalf of a master servicer or the special servicer, as the case may be. None of the trustee, the master servicers and the special servicer will make any representations or warranties as to the accuracy or completeness of, and the trustee, the master servicers and the special servicer will disclaim responsibility for, any information made available by the trustee, the master servicers or the special servicer, as the case may be, for which it is not the original source.

     The reports identified in the preceding paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package or otherwise approved by the Commercial
Mortgage Securities Association. Current forms of these reports are available at the Commercial Mortgage Securities Association's internet website, located at
www.cmbs.org.

     Information Available From Trustee. The trustee will, and the master servicers may, but are not required to, make available each month via their respective internet websites to any interested party (i) the trustee report,
(ii) the pooling and servicing agreement and (iii) the final prospectus supplement for the offered certificates and the accompanying base prospectus. In addition, the trustee will make available each month, on each distribution date, the Unrestricted Servicer Reports, the CMSA loan periodic update file, the CMSA loan setup file, the CMSA bond level file, and the CMSA collateral summary file to any interested party on its internet website. The trustee will also make available each month, to the extent received, on each distribution date, (i) the
Restricted Servicer Reports and (ii) the CMSA property file, to any holder of a certificate, any certificate owner or any prospective transferee of a certificate or interest therein that provides the trustee with certain required certifications, via the trustee's internet website initially located at
www.etrustee.net with the use of a password (or other comparable restricted access mechanism) provided by the trustee. Assistance with the trustee's website can be obtained by calling its CMBS customer service number: (312) 992-2191.

     The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee for which it is not the original source.

     The trustee and the master servicers may require registration and the acceptance of a disclaimer in connection with providing access to their respective internet websites. The trustee and the master servicers will not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

     Availability of Exchange Act Reports. The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC

                                      S-207

participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicer, the trustee, the trustee and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

     Other Information. The pooling and servicing agreement will obligate the master servicers (with respect to the items listed in clauses 1, 2, 3, 4, 5, 6,
8 and 9 below, to the extent those items are in its possession), the special servicer (with respect to the items in clauses 4, 5, 6, 7, 8 and 9 below, to the extent those items are in its possession), the trustee or the trustee, as applicable (with respect to the items in clauses 1 through 10 below, in the case of the trustee, and clause 3 below, in the case of the trustee, to the extent those items are in their respective possessions), to make available at their respective offices, during normal business hours, upon 10 days' advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

          1.   the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

          2.   all trustee reports and monthly reports of the master servicers delivered, or otherwise electronically made available, to
               certificateholders since the date of initial issuance of the offered certificates;

          3.   all officer's certificates delivered to the trustee and the trustee by the master servicers and/or the special servicer since the date of initial issuance of the certificates, as described under "Servicing of the Mortgage Loans--Evidence as to
               Compliance" in this prospectus supplement;

          4.   all accountants' reports delivered to the trustee with respect to the master servicers and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing of the Mortgage Loans--Evidence as to
               Compliance" in this prospectus supplement;

          5.   the most recent inspection report with respect to each mortgaged real property for a mortgage loan prepared by or on behalf of the applicable master servicer and delivered to the trustee as described under "Servicing of the Mortgage Loans--Inspections;
               Collection of Operating Information" in this prospectus
               supplement and any environmental assessment prepared as described under "Realization Upon Defaulted Mortgage Loans--Foreclosure and
               Similar Proceedings" in this prospectus supplement;

          6.   the most recent annual operating statement and rent roll for each mortgaged real property for a mortgage loan and financial
               statements of the related borrower collected by or on behalf of the master servicers as described under "Servicing of the
               Mortgage Loans--Inspections; Collection of Operating Information"
               in this prospectus supplement;

          7.   all modifications, waivers and amendments of the mortgage loans that are to be added to the mortgage files from time to time and any asset status report prepared by the special servicer;

          8.   the servicing file relating to each mortgage loan;

          9.   any and all officer's certificates and other evidence delivered by the master servicers or the special servicer, as the case may be, to support its determination that any advance was, or if made, would be, a nonrecoverable advance; and

                                      S-208

          10.  all reports filed with the SEC with respect to the trust pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange
               Act of 1934, as amended.

     Copies of the foregoing items will be available from the trustee, the master servicers or the special servicer, as applicable, upon request. However, except in the case of the items described in item 10 above, the trustee, the master servicers and the special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee, the master servicers or the special servicer, as applicable, may require:

     o    in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the master servicers or the special servicer, as applicable, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

     o    in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the master servicers or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

     The certifications referred to in the prior paragraph may include an indemnity from the certifying party for a breach. Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates.

VOTING RIGHTS

     At all times during the term of the pooling and servicing agreement, 100%
of the voting rights for the certificates will be allocated among the respective classes of certificates as follows:

     o    2% in the aggregate in the case of the class X certificates, and

     o    in the case of any class of principal balance certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the then total principal balance of such class of principal balance certificates and the denominator of which is equal to the then total principal balance of all the principal balance certificates.

     The holders of the class R-I, R-II, Y or Z certificates will not be entitled to any voting rights. Voting rights allocated to a class of certificates will be allocated among the related certificateholders in proportion to the percentage interests in such class evidenced by their respective certificates. See "Description of the Certificates--Voting Rights" in
the accompanying base prospectus.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earliest of--

     o    the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust; and

     o    the purchase of all of the mortgage loans and REO Properties remaining in the trust by the holder (or, if applicable, the beneficial owner)
          of certificates with the largest percentage of voting rights allocated to the controlling class (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class
          certificateholder), a master servicer or the special servicer, in that order of preference, after the Stated Principal Balance of the mortgage pool prior to the application of

                                      S-209

          principal payments and losses in the related collection period has been reduced to less than 1.0% of the initial mortgage pool balance.

     Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final payment with respect to each certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate registrar or at any other location specified in the notice of termination.

     Any purchase by either master servicer, the special servicer or the plurality controlling class certificateholder of all the mortgage loans and REO
Properties remaining in the trust is required to be made at a price equal to:

     o    the sum of--

          1.   the then total principal balance of all the mortgage loans then included in the trust (excluding any mortgage loans as to which the related mortgaged real properties have become REO
               Properties), together with interest thereon plus any accrued and unpaid interest on P&I advances made with respect to such
               mortgage loans, unreimbursed servicing advances for those
               mortgage loans plus any accrued and unpaid interest on such servicing advances, any reasonable costs and expenses incurred in connection with any such purchase and any other Additional Trust
               Fund Expenses (including any Additional Trust Fund Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or from insurance proceeds or condemnation proceeds); and

          2.   the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the applicable master servicer, the special servicer and the trustee, minus

     o    solely in the case of a purchase by a master servicer, the total of all amounts payable or reimbursable to the such master servicer under the pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.

     In addition, if, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificates (but excluding the class Y, Z, R-I and R-II certificates), are held by the same certificateholder, the trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates
(other than the class Y, Z, R-I and R-II certificates) for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor; and

     o    the rate, timing and amount of payments on the certificate.

     o    The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things:

     o    the pass-through rate for the certificate;

                                      S-210

     o    the rate and timing of principal payments, including principal prepayments, and other principal collections on the mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate;

     o    the rate, timing and severity of Realized Losses and Additional Trust
          Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate;

     o    the timing and severity of any Net Aggregate Prepayment Interest
          Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     Pass-Through Rates. The pass-through rates for some classes of the offered certificates will be, in the case of each of these classes, equal to, based on or limited by the Weighted Average Net Mortgage Rate. See "Description of the
Offered Certificates - Calculation of Pass-Through Rates" in this prospectus supplement. As a result, the respective pass-through rates (and, accordingly, the respective yields to maturity) on these classes of offered certificates could be adversely affected if mortgage loans with relatively high Net Mortgage
Rates experienced a faster rate of principal payments than mortgage loans with relatively low Net Mortgage Rates. This means that the respective yields to maturity on these classes of offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default.

     See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity of the class X certificates will be extremely sensitive to, and the yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the frequency and timing of principal payments made in reduction of the total principal balances of the offered certificates. In turn, the frequency and timing of principal payments that are paid or otherwise result in reduction of the total principal balance of any offered certificate will be directly related to the frequency and timing of principal payments on or with respect to the mortgage loans (or, in some cases, a particular group of mortgage loans).
Finally, the rate and timing of principal payments on or with respect to the mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of mortgage loans from the trust.

     Prepayments and other early liquidations of the mortgage loans will result in payments on the certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of some or all of the offered certificates. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the certificates, while workouts are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of some or all of the offered certificates. See "Servicing of the Mortgage
Loans--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of the related borrower under the ARD
Loans, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that the ARD Loans will be paid in full on their respective anticipated repayment dates. Failure of the related borrower under any ARD Loan to repay that mortgage loan by or shortly after the related anticipated repayment date, for whatever reason, will tend to lengthen the weighted average lives of the offered certificates.

     Similarly, the ability of a borrower under the Converting Loan to repay that mortgage loan on the first open prepayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related date if then-current market interest rates are particularly high. Accordingly, there can be no assurance that the Converting
Loan will be paid in full on its first open prepayment date. Failure of the borrower under the Converting Loan to

                                      S-211

repay that mortgage loan by or shortly after the related open prepayment date, for any reason, will tend to lengthen the weighted average lives of the offered certificates.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4 and A-4FL certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) are in turn paid or otherwise result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount from their total principal balance, your actual yield could be lower than your anticipated yield if the principal payments on the mortgage loans (and, in particular, with respect to the class
A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4 and A-4FL certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) are slower than you anticipated. If you purchase any offered certificates at a premium relative to their total principal or notional balance, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4 and A-4FL certificates, the mortgage loans in loan group 1, and with respect to the class
A-1A certificates, the mortgage loans in loan group 2) could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

     Even if they are available and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the mortgage loans. Prepayment consideration payable on specially serviced mortgage loans will be applied to reimburse Realized Losses and Additional Trust Fund Expenses previously allocated to any class of certificates.

     The yield on the class A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4 and A-4FL certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1, and the yield on the class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-2FL, A-3, A-3FL, A-SB, A-4 and A-4FL certificates, on the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) may affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.

     Delinquencies on the mortgage loans, unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month. Although any shortfalls in payments of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered certificates.

     If--

     o    you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced; and

     o    the additional losses result in a reduction of the total payments on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     Reimbursement of Advances from general collections of principal on the mortgage pool may reduce distributions of the principal in respect of the offered certificates.

                                      S-212

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on, or the total principal balance of, your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.
In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans do not result in a reduction of the total payments on or the total principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;

     o    the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

     o    the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which the mortgaged real properties are located;

     o    the quality of management of the mortgaged real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Mortgage Loans," "Description of
the Mortgage Pool" and "Servicing of the Mortgage Loans" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity
Considerations--Yield and Prepayment Considerations" in the accompanying base prospectus.

     The rate of prepayment on the mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its respective anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the borrowers are limited or general partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-

                                      S-213

up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o    the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans (or any particular group of mortgage loans);

     o    the relative importance of those factors;

     o    the percentage of the total principal balance of the mortgage loans
          (or any particular group of mortgage loans) that will be prepaid or as to which a default will have occurred as of any particular date; or

     o    the overall rate of prepayment or default on the mortgage loans (or any particular group of mortgage loans).

     Unpaid Interest. If the portion of the Available Distribution Amount payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to available funds on those subsequent distribution dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

CPR MODEL

     Prepayments on loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement is the constant prepayment rate, or "CPR," model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans for the life of those loans. The CPR model does not purport to be either a historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.

WEIGHTED AVERAGE LIVES

     The tables set forth below indicate the respective weighted average lives of the respective classes of the offered certificates and set forth the percentages of the respective initial total principal balances of those classes that would be outstanding after the distribution dates in each of the calendar months shown, subject, however, to the following discussion and the assumptions specified below.

     For purposes of this prospectus supplement, "weighted average life" of any offered certificate refers to the average amount of time that will elapse from the assumed date of settlement of that certificate, which is June 13, 2007, until each dollar of principal of the certificate will be repaid to the investor, based on the Modeling Assumptions. For purposes of this "Yield and
Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

     o    multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

     o    summing the results; and

                                      S-214

     o    dividing the sum by the total amount of the reductions in the principal balance of the certificate.

     The weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds.
The weighted average life of any offered certificate may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase or other removal of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the holders of the privately offered certificates as if the mortgage loan had prepaid in full, except that no prepayment consideration is collectable with respect thereto.

     The tables set forth below have been prepared on the basis of the Modeling
Assumptions. The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables set forth below.
The tables set forth below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under each assumed prepayment scenario. In particular, the tables were prepared on the basis of the assumption that there are no losses or defaults on the mortgage loans. Any difference between those assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of the respective initial total principal balances of the various classes of subject offered certificates (other than the class X certificates) outstanding over time and their respective weighted average lives.

 PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES

         DISTRIBUTION DATE            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%     100%      100%      100%       100%
June 12, 2008 .....................      86       86        86        86         86
June 12, 2009 .....................      69       69        69        69         69
June 12, 2010 .....................      49       48        46        44          9
June 12, 2011 .....................      22       11         1         0          0
June 12, 2012 and thereafter ......       0        0         0         0          0
Weighted Average Life (in Years) ..    2.78     2.66      2.57      2.50       2.34

 PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-2 CERTIFICATES

         DISTRIBUTION DATE            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%     100%      100%      100%       100%
June 12, 2008 .....................     100      100       100       100        100
June 12, 2009 .....................     100      100       100       100        100
June 12, 2010 .....................     100      100       100       100        100
June 12, 2011 .....................     100      100       100        97         93
June 12, 2012 .....................       0        0         0         0          0
June 12, 2013 and thereafter ......       0        0         0         0          0
Weighted Average Life (in Years) ..    4.88     4.85      4.82      4.78       4.66

                                      S-215

 PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-3 CERTIFICATES

         DISTRIBUTION DATE            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%     100%      100%      100%       100%
June 12, 2008 .....................     100      100       100       100        100
June 12, 2009 .....................     100      100       100       100        100
June 12, 2010 .....................     100      100       100       100        100
June 12, 2011 .....................     100      100       100       100        100
June 12, 2012 .....................     100       99        98        96         88
June 12, 2013 .....................      39       38        38        37         37
June 12, 2014 .....................       9        8         8         7          7
June 12, 2015 .....................       8        7         6         6          6
June 12, 2016 .....................       8        6         6         5          2
June 12, 2017 and thereafter ......       0        0         0         0          0
Weighted Average Life (in Years) ..    6.48     6.42      6.38      6.34       6.18

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-SB CERTIFICATES

         DISTRIBUTION DATE            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%     100%      100%      100%       100%
June 12, 2008 .....................     100      100       100       100        100
June 12, 2009 .....................     100      100       100       100        100
June 12, 2010 .....................     100      100       100       100        100
June 12, 2011 .....................     100      100       100       100        100
June 12, 2012 .....................      99       99        99        99         99
June 12, 2013 .....................      79       79        79        79         79
June 12, 2014 .....................      59       59        59        59         59
June 12, 2015 .....................      37       37        37        37         37
June 12, 2016 .....................      14       14        14        14         14
June 12, 2017 and thereafter ......       0        0         0         0          0
Weighted Average Life (in Years) ..    7.40     7.39      7.39      7.39       7.37

PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1A CERTIFICATES

         DISTRIBUTION DATE            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%     100%      100%      100%       100%
June 12, 2008 .....................     100      100       100       100        100
June 12, 2009 .....................      99       99        99        99         99
June 12, 2010 .....................      99       99        99        99         99
June 12, 2011 .....................      98       98        98        98         98
June 12, 2012 .....................      89       89        89        89         89
June 12, 2013 .....................      88       88        88        88         88
June 12, 2014 .....................      85       85        85        85         85
June 12, 2015 .....................      84       84        84        84         84
June 12, 2016 .....................      83       83        83        83         83
June 12, 2017 and thereafter ......       0        0         0         0          0
Weighted Average Life (in Years) ..    9.05     9.04      9.02      9.00       8.82

                                      S-216

 PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-4 CERTIFICATES

         DISTRIBUTION DATE            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%     100%      100%      100%       100%
June 12, 2008 .....................     100      100       100       100        100
June 12, 2009 .....................     100      100       100       100        100
June 12, 2010 .....................     100      100       100       100        100
June 12, 2011 .....................     100      100       100       100        100
June 12, 2012 .....................     100      100       100       100        100
June 12, 2013 .....................     100      100       100       100        100
June 12, 2014 .....................     100      100       100       100        100
June 12, 2015 .....................     100      100       100       100        100
June 12, 2016 .....................     100      100       100       100        100
June 12, 2017 and thereafter ......       0        0         0         0          0
Weighted Average Life (in Years) ..    9.84     9.82      9.80      9.76       9.61

 PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AM CERTIFICATES

         DISTRIBUTION DATE            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%     100%      100%      100%       100%
June 12, 2008 .....................     100      100       100       100        100
June 12, 2009 .....................     100      100       100       100        100
June 12, 2010 .....................     100      100       100       100        100
June 12, 2011 .....................     100      100       100       100        100
June 12, 2012 .....................     100      100       100       100        100
June 12, 2013 .....................     100      100       100       100        100
June 12, 2014 .....................     100      100       100       100        100
June 12, 2015 .....................     100      100       100       100        100
June 12, 2016 .....................     100      100       100       100        100
June 12, 2017 and thereafter ......       0        0         0         0          0
Weighted Average Life (in Years) ..    9.91     9.91      9.91      9.91       9.74

 PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AJ CERTIFICATES

         DISTRIBUTION DATE            0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
-----------------------------------   ------   -------   -------   -------   --------

Initial Percentage ................     100%     100%      100%      100%       100%
June 12, 2008 .....................     100      100       100       100        100
June 12, 2009 .....................     100      100       100       100        100
June 12, 2010 .....................     100      100       100       100        100
June 12, 2011 .....................     100      100       100       100        100
June 12, 2012 .....................     100      100       100       100        100
June 12, 2013 .....................     100      100       100       100        100
June 12, 2014 .....................     100      100       100       100        100
June 12, 2015 .....................     100      100       100       100        100
June 12, 2016 .....................     100      100       100       100        100
June 12, 2017 and thereafter ......       0        0         0         0          0
Weighted Average Life (in Years) ..    9.94     9.93      9.92      9.91       9.75

                                      S-217

  PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS B CERTIFICATES

          DISTRIBUTION DATE                0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------------   ------   -------   -------   -------   --------

Initial Percentage......................      100%     100%      100%      100%      100%
June 12, 2008...........................      100      100       100       100       100
June 12, 2009...........................      100      100       100       100       100
June 12, 2010...........................      100      100       100       100       100
June 12, 2011...........................      100      100       100       100       100
June 12, 2012...........................      100      100       100       100       100
June 12, 2013...........................      100      100       100       100       100
June 12, 2014...........................      100      100       100       100       100
June 12, 2015...........................      100      100       100       100       100
June 12, 2016...........................      100      100       100       100       100
June 12, 2017 and thereafter............        0        0         0         0         0
Weighted Average Life (in Years)........    10.00    10.00     10.00      9.95      9.75

  PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS C CERTIFICATES

          DISTRIBUTION DATE                0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------------   ------   -------   -------   -------   --------

Initial Percentage......................      100%     100%      100%      100%      100%
June 12, 2008...........................      100      100       100       100       100
June 12, 2009...........................      100      100       100       100       100
June 12, 2010...........................      100      100       100       100       100
June 12, 2011...........................      100      100       100       100       100
June 12, 2012...........................      100      100       100       100       100
June 12, 2013...........................      100      100       100       100       100
June 12, 2014...........................      100      100       100       100       100
June 12, 2015...........................      100      100       100       100       100
June 12, 2016...........................      100      100       100       100       100
June 12, 2017 and thereafter............        0        0         0         0         0
Weighted Average Life (in Years)........    10.00    10.00     10.00     10.00      9.75

  PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS D CERTIFICATES

          DISTRIBUTION DATE                0% CPR   25% CPR   50% CPR   75% CPR   100% CPR
----------------------------------------   ------   -------   -------   -------   --------

Initial Percentage......................      100%     100%      100%      100%      100%
June 12, 2008...........................      100      100       100       100       100
June 12, 2009...........................      100      100       100       100       100
June 12, 2010...........................      100      100       100       100       100
June 12, 2011...........................      100      100       100       100       100
June 12, 2012...........................      100      100       100       100       100
June 12, 2013...........................      100      100       100       100       100
June 12, 2014...........................      100      100       100       100       100
June 12, 2015...........................      100      100       100       100       100
June 12, 2016...........................      100      100       100       100       100
June 12, 2017 and thereafter............        0        0         0         0         0
Weighted Average Life (in Years)........    10.00    10.00     10.00     10.00      9.75

     The foregoing tables were prepared assuming a 0% CPR during lockout, defeasance and yield maintenance periods and otherwise assuming that prepayments occur at indicated CPR. The indicated CPRs are applied to the mortgage loans in the trust fund and do not take into account the B-Note Non-Trust Loans.

                               THE SWAP AGREEMENTS

     On the closing date, the trustee, on behalf of the trust, will enter into four interest rate swap agreements with Merrill Lynch Capital Services, Inc., as swap counterparty, relating to the class A-2FL, class A-3FL, class A-4FL, class
AM-FL and class AJ-FL certificates, respectively. None of the holders of any class of offered certificates will have any beneficial interest in any of the swap agreements.

                                     S-218

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general summary of the material federal income tax consequences of owning the offered certificates. This summary is directed to initial investors that hold the offered certificates as "capital assets" within the meaning of section 1221 of the Code. It does not discuss all United States federal income tax consequences that may be relevant to owners of the offered certificates, particularly as to investors subject to special treatment under the Code, including banks and insurance companies. Prospective investors should consult their tax advisors regarding the federal, state, local, and, if relevant, foreign tax consequences to them of owning offered certificates.

     Further, this summary and any legal opinions referred to in this summary are based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively.

     Upon the issuance of the offered certificates, Cadwalader, Wickersham &
Taft LLP, New York, New York, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I and REMIC
II, respectively, will each qualify as a REMIC under the Code and the arrangements under which the class A-2FL, class A-3FL, class A-4FL, class AM-FL and class AJ-FL REMIC II regular interests, the related swap agreements, the trustee's floating rate account and the right to Additional Interest and any
Palmilla Apartments Stabilization Fee are held will be classified as one or more grantor trusts for U.S. federal income tax purposes.

     The assets of REMIC I will generally include--

     o    the mortgage loans;

     o    any REO Properties acquired on behalf of the certificateholders;

     o    the master servicers' collection accounts;

     o    the special servicer's REO account; and

     o    the trustee's distribution account and interest reserve account, but will exclude any collections of Additional Interest on the ARD Loans or Converting Loan and any Palmilla Apartments Stabilization Fees.

     For federal income tax purposes,

     o    the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II;

     o    the class R-I certificates will evidence the sole class of residual interests in REMIC I;

     o    the class A-1, A-2, A-3, A-SB, A-4, A-1A, X, AM, AJ, B, C, D, E, F, G,
          H, J, K, L, M, N, P and Q certificates and the class A-2FL, class
          A-3FL, class A-4FL, class AM-FL and class AJ-FL REMIC II regular interests will evidence or constitute the regular interests in, and will generally be treated as debt obligations of, REMIC II;

     o    the class R-II certificates will evidence the sole class of residual interests in REMIC II;

     o    the class A-2FL, class A-3FL, class A-4FL, class AM-FL and class AJ-FL certificates will each evidence interests in a grantor trust consisting of the respective REMIC II regular interest, the related swap agreement and the applicable sub-account of the trustee's floating rate account. No holder of any offered certificates will have any beneficial interest in any such grantor trust;

                                     S-219

     o    the portion of the trust consisting of Additional Interest on the
          Converting Loan will be treated as a grantor trust for federal income tax purposes, and the class Y certificates will represent undivided interests in this asset; and

     o    the portion of the trust consisting of Additional Interest on the ARD
          Loans and the Palmilla Apartments Stabilization Fee will be treated as a grantor trust for federal income tax purposes, and the class Z certificates will represent undivided interests in these assets.

     See "Federal Income Tax Consequences--REMICs" and "--Grantor Trusts" in the
accompanying base prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     Holders of the offered certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

     It is anticipated that the class certificates and the class certificates will be issued with original issue discount and that the [other classes of offered certificates] will be issued at a premium. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

     o    the ARD Loans will be paid in full on their respective anticipated repayment dates;

     o    no mortgage loan will otherwise be prepaid prior to maturity; and

     o    there will be no extension of maturity for any mortgage loan.

     However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying base prospectus.

     The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and section
1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     Whether a holder of any of the offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium"
in the accompanying base prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount.
For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums

                                      S-220

and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     The offered certificates will be treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT." Most of the mortgage loans are not secured by real estate used for residential or certain other purposes prescribed in section
7701(a)(19)(C) of the Code. Consequently, the offered certificates generally will not be treated as assets qualifying under that section. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association"
under section 7701(a)(19)(C) of the Code. In addition, the offered certificates will be "qualified mortgages" within the meaning of section 860G(a)(3) of the
Code in the hands of another REMIC if transferred to such REMIC on its startup date in exchange for regular or residual interests in such REMIC.

     Finally, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the
Code if received by a REIT if 95% or more of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code.
To the extent that less than 95% of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, a REIT holding offered certificates will be treated as receiving directly its proportionate share of the income of the REMIC.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

     In addition, most of the mortgage loans contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     1.   the borrower pledges substitute collateral that consist solely of certain government securities,

     2.   the related loan documents allow that substitution,

     3.   the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

     4.   the release is not within two years of the startup day of the REMIC.

                                      S-221

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(e)(3)(B) of the Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying base prospectus.

                              ERISA CONSIDERATIONS

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Code consequences, each potential investor that is a Plan or is investing on behalf of, or with plan assets of a Plan, is advised to consult its own legal advisor with respect to the specific ERISA and
Code consequences of investing in the certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

     ERISA and section 4975 of the Code impose various requirements on--

     o    Plans, and

     o    persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include qualified pension, profit sharing and Code section
401(k) plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including, as applicable, insurance company general accounts, in which other Plans are invested.

     A fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted under ERISA or section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and section 4975 of the Code. Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates that is held by benefit plan investors within the meaning of U.S. Department of Labor Regulation
Section 2510.3-101.

     The U.S. Department of Labor has issued an individual prohibited transaction exemption to each of Merrill Lynch, Pierce, Fenner & Smith
Incorporated and Countrywide Securities Corporation, each as amended by
Prohibited Transaction Exemption 2007-5. Subject to the satisfaction of conditions set forth in the Exemption, the Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b)
and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Code, specified transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the Exemption. The conditions are as follows:

     o    first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o    second, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by
          S&P, Moody's, Fitch, DBRS Limited or DBRS, Inc.;

                                      S-222

     o    third, the trustee cannot be an affiliate of any other member of the
          Restricted Group, other than an underwriter;

     o    fourth, the following must be true--

          1.   the sum of all payments made to and retained by Exemption-Favored
               Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates;

          2.   the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations; and

          3.   the sum of all payments made to and retained by the trustee, the master servicers, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and
               reimbursement of that person's reasonable expenses in connection therewith; and

     o    fifth, the investing Plan must be an accredited investor as defined in
          Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that each class of offered certificates receive an investment grade rating from each of S&P and Moody's. In addition, the initial trustee is not an affiliate of any other member of the Restricted
Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of any such offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any such offered certificate.

     The Exemption also requires that the trust meet the following requirements:

     o    the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o    certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic rating categories of S&P, Moody's, Fitch, DBRS Limited or DBRS, Inc. for at least one year prior to the Plan's acquisition of an offered certificate; and

     o    certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a)
of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the
Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

     o    the direct or indirect sale, exchange or transfer of an offered certificate to a Plan upon initial issuance from us or an
          Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, a master servicer, the special servicer or any sub-servicer, any provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan;

                                     S-223

     o    the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan; and

     o    the continued holding of class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ,
          B, C or D certificates by a Plan.

     However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c)(1)(E) of the Code in connection with:

     o    the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the mortgage loans;

     o    the direct or indirect acquisition or disposition in the secondary market of such offered certificates by a Plan; and

     o    the continued holding of such offered certificates by a Plan.

     Further, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a)
of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Exemption are satisfied, the
Exemption also may provide an exemption from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a)
and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions or taxes are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of--

     o    providing services to the Plan, or

     o    having a specified relationship to this person,

solely as a result of the Plan's ownership of class offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of the purchase.

     Certain employee benefit plans, such as governmental plans (as defined in
Section 3(32) of ERISA) and, if no election has been made under section 410(d)
of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA or section 4975 of the Code. However, governmental and church plans may be subject to a federal, state or local law which is, to a material extent, similar to the above-mentioned provisions of ERISA and the
Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction

                                     S-224

provisions of ERISA and the Code to the investment. Such fiduciary must also determine on its own whether an offered certificate is an appropriate investment for a Plan under ERISA and the Code with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular
Plan, or that the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

     The offered certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. As a
result, the appropriate characterization of the offered certificates under various legal investment restrictions, and therefore the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

     Neither we nor the underwriters make any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o    are legal investments for them; or

     o    are subject to investment, capital or other restrictions.

     See "Legal Investment" in the accompanying base prospectus.

                                  LEGAL MATTERS

     Particular legal matters relating to the certificates will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York and for the
underwriters by Latham & Watkins LLP, New York, New York.

                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                              CLASS      MOODY'S   S&P
                            ----------   -------   ---
                            Class A-1      Aaa     AAA
                            Class A-2      Aaa     AAA
                            Class A-3      Aaa     AAA
                            Class A-SB     Aaa     AAA
                            Class A-4      Aaa     AAA
                            Class A-1A     Aaa     AAA
                             Class AM      Aaa     AAA
                             Class AJ      Aaa     AAA
                             Class B       Aa2      AA
                             Class C       Aa3     AA-
                             Class D        A2      A

     The ratings on the offered certificates address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered

                                      S-225

certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust;

     o    whether or to what extent prepayments of principal may be received on the mortgage loans;

     o    the likelihood or frequency of prepayments of principal on the mortgage loans;

     o    the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
          Prepayment Interest Shortfalls; and

     o    whether and to what extent prepayment premiums, yield maintenance charges, Penalty Interest, Additional Interest or Palmilla Apartments
          Stabilization Fees will be received.

     Also, a security rating does not represent any assessment of the yield to maturity that investors may experience.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Moody's.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying base prospectus.

                                     S-226

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement.

     "30/360 BASIS" means the accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

     "ACCEPTABLE INSURANCE DEFAULT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any default under the related loan documents resulting from (i) the exclusion of acts of terrorism from coverage under the related "all risk" casualty insurance policy maintained on the related mortgaged real property and (ii) the related borrower's failure to obtain insurance that specifically covers acts of terrorism, but only if the special servicer has determined, in its reasonable judgment, exercised in accordance with the Servicing Standard, that (a) such insurance is not available at commercially reasonable rates and the relevant hazards are not commonly insured against by prudent owners of similar real properties in similar locales
(but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate. In making such determination, the special servicer will be entitled to rely on the opinion of an insurance consultant at the expense of the trust.

     "ACTUAL/360 BASIS" means the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

     "ADDITIONAL INTEREST" means (i) with respect to the ARD Loans in the trust fund, the additional interest accrued with respect to those mortgage loans as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan and (ii) with respect to the Converting Loan in the trust fund, the additional interest, in excess of the original fixed rate, that may accrue with respect to that mortgage loan as a result of the conversion of the mortgage loan from bearing interest at a fixed rate to bearing interest on a floating rate.

     "ADDITIONAL TRUST FUND EXPENSE" means any of certain specified expenses of the trust that, in each case, generally:

     o    arises out of a default on a mortgage loan or in respect of a mortgage loan as to which a default is imminent or arises out of an otherwise unanticipated event; and

     o    is not covered by a servicing advance or a corresponding collection from the related borrower.

     Examples of some Additional Trust Fund Expenses are set forth under
"Description of the Offered Certificates--Reductions to Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
in this prospectus supplement.

     "ADVANCE" means a P&I advance or a servicing advance made, or that may be made, under the pooling and servicing agreement.

     "A-NOTE TRUST MORTGAGE LOAN" means any of the mortgage loans included in the trust that are secured by the mortgaged real properties identified on Annex
A-1 to this prospectus supplement as Commons at Calabasas, Georgia-Alabama
Retail Portfolio, Hillwood Apartments, Somerset Meadows, Ashton Lake Apartments,
Morehouse Portfolio, Super Center Plaza, Town & Country Shopping Center, Quail
Creek Plaza and New Sunshine Tech Center.

     "A-NOTE NON-TRUST MORTGAGE LOAN" means the Commons at Calabasas A-Note
Non-Trust Mortgage Loan and the Georgia-Alabama Retail Portfolio A-Note
Non-Trust Mortgage Loan.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan as to which an
Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

                                     S-227

     1.   "x" is an amount, as of the determination date immediately succeeding the date on which the knowledge of the occurrence of the relevant
          Appraisal Trigger Event is obtained, if no new appraisal (or letter update or internal valuation) is required, or otherwise the date on which the appraisal (or letter update or internal valuation, if applicable) is obtained, and each anniversary of such determination date thereafter so long as appraisals are required to be obtained in connection with the subject mortgage loan, equal to the sum (without duplication) of:

          (a)  the Stated Principal Balance of the subject mortgage loan;

          (b)  to the extent not previously advanced by or on behalf of the applicable master servicer, the special servicer or the trustee, all unpaid interest accrued on the subject mortgage loan through the most recent due date prior to the date of determination at the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest);

          (c)  all accrued but unpaid (from related collections) master servicing fees and special servicing fees with respect to the subject mortgage loan and, without duplication, all accrued or otherwise incurred but unpaid (from related collections)
               Additional Trust Fund Expenses with respect to the subject mortgage loan;

          (d)  all related unreimbursed Advances made by or on behalf of the applicable master servicer or the trustee with respect to the subject mortgage loan, together with (i) interest on those
               Advances and (ii) any related Unliquidated Advances; and

          (e)  all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property; and

     2.   "y" is equal to the sum of (x) 90% of an amount equal to (i) the resulting appraised or estimated value of the related mortgaged real property or REO Property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information (without implying any duty to do so), reduced, to not less than zero, by (ii) the amount of any obligations secured by liens on the property that are prior to the lien of the subject mortgage loan and estimated liquidation expenses, and (y) all escrows, reserves and letters of credit held as additional collateral with respect to the subject mortgage loan.

     If, however, any required appraisal, letter update or internal valuation is not obtained or performed within 60 days of the relevant Appraisal Trigger
Event, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan.

     The foregoing notwithstanding, in the case of any Loan Combination, any
Appraisal Reduction Amount will be calculated as if it were a single loan, and then will be allocated first to the related B-Note Non-Trust Loan (if any), in each case up to the outstanding principal balance thereof, and then to the applicable A-Note Trust Mortgage Loan and with respect to the Commons at
Calabasas Loan Combination and the Georgia-Alabama Retail Portfolio Loan
Combination, to the related A-Note Trust Mortgage Loan and the related A-Note
Non-Trust Mortgage Loan, pro rata.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

     o    the mortgage loan has been modified by the special servicer in a manner that affects the amount or timing of any monthly debt service payment due on it, other than a balloon payment (except, or in addition to, bringing monthly debt service payments current and extending the maturity date for less than six months);

     o    the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for 60 days;

                                     S-228

     o    60 days following the receipt by the special servicer of notice that a receiver has been appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

     o    60 days following the receipt by the special servicer of notice that the related borrower has become the subject of a bankruptcy proceeding;

     o    the mortgaged real property securing the mortgage loan becomes an REO
          Property; or

     o    any balloon payment on such mortgage loan has not been paid by the
          60th day following its scheduled maturity date, so long as the applicable master servicer has, on or prior to the 60th day after the due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the mortgage loan within 120 days after the due date of such balloon payment, provided the borrower continues, during that period, to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date.

     For purposes of the foregoing, each Loan Combination will be treated as a single mortgage loan.

     "ARD LOANS" means the mortgage loans in, or to be included in, the trust fund, that have the characteristics described in the first paragraph under
"Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--ARD Loans" in this prospectus supplement and identified on Annex A-1 to this prospectus supplement as an "ARD Loans."

     "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any distribution date:

     (a)  an amount equal to the sum, without duplication, of the following amounts:

          (i)   the aggregate of all amounts on deposit in the master servicers'
                collection accounts and the trustee's distribution account as of the close of business on the related determination date and the amounts collected by or on behalf of the master servicers as of the close of business on such determination date and required to be deposited in the collection account;

          (ii)  the aggregate amount of all P&I advances made by either master servicer or the trustee for distribution on the certificates on that distribution date;

          (iii) the aggregate amount transferred from the special servicer's REO account and/or any separate custodial account maintained with respect to a Loan Combination to the applicable master
                servicer's collection account during the month of that
                distribution date, on or prior to the date on which P&I advances are required to be made in that month;

          (iv)  the aggregate amount deposited by the master servicers in their collection accounts for that distribution date in connection with Prepayment Interest Shortfalls and any shortfalls in
                interest caused by the application of a condemnation award or casualty insurance proceeds to prepay a mortgage loan; and

          (v)   for each distribution date occurring in March, the aggregate of all interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis or an Actual/365
                Basis deposited in the trustee's distribution account;

     exclusive of

     (b)  any portion of the amounts described in clause (a) above that represents one or more of the following:

          (i)    any monthly debt service payments collected but due on a due date after the end of the related collection period;

                                     S-229

          (ii)   all amounts in the master servicers' collection accounts or the trustee's distribution account that are payable or reimbursable to any person other than the certificateholders from:

                 (A)  the master servicers' collection accounts, including, but not limited to, servicing compensation, as described under
                      "Servicing of the Mortgage Loans--Collection
                      Account--Withdrawals" in this prospectus supplement; and

                 (B)  the trustee's distribution account, including, but not limited to, trust administration fees, as described under
                      "Description of the Offered Certificates--Distribution
                      Account--Withdrawals" in this prospectus supplement;

          (iii)  any prepayment premiums and yield maintenance charges;

          (iv)   any Additional Interest on the Converting Loan (which is
                 separately distributed to the holders of the class Y
                 certificates);

          (v)    any Additional Interest on the ARD Loans (which is separately distributed to the holders of the class Z certificates);

          (vi)   any Palmilla Apartments Stabilization Fee collected from the related borrower (which is separately distributed to the
                 holders of the class Z certificates);

          (vii)  if such distribution date occurs during February of any year or during January of any year that is not a leap year, the
                 interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis or an Actual/365 Basis to be deposited in the trustee's interest reserve account and held for future distribution; and

          (viii) any amounts deposited in the master servicers' collection account or the trustee's distribution account in error.

     In no event will the Available Distribution Amount include amounts payable to the holders of the B-Note Non-Trust Loans.

     "B-NOTE LOAN NOTEHOLDER" means the holder of a B-Note Non-Trust Loan.

     "B-NOTE NON-TRUST LOAN" means any of the B-Note non-trust mortgage loans that are secured by the same related mortgaged real property identified on Annex
A-1 to this prospectus supplement as Georgia-Alabama Retail Portfolio, Hillwood
Apartments, Somerset Meadows, Ashton Lake Apartments, Morehouse Portfolio, Super
Center Plaza, Town & Country Shopping Center, Quail Creek Plaza and New Sunshine
Tech Center.

     "CFC B-NOTE NON-TRUST LOAN" has the meaning given such term under
"Description of the Mortgage Pool--The Loan Combinations--The Hillwood
Apartments and the Somerset Meadows Loan Combinations" in this prospectus supplement.

     "CFC B-NOTE LOAN COMBINATIONS" has the meaning given such term under
"Description of the Mortgage Pool--The Loan Combinations--The Hillwood
Apartments and the Somerset Meadows Loan Combinations" in this prospectus supplement.

     "CFC TRUST MORTGAGE LOAN" has the meaning given such term under
"Description of the Mortgage Pool--The Loan Combinations--The Hillwood
Apartments and the Somerset Meadows Loan Combinations" in this prospectus supplement.

     "CLASS A-SB PLANNED PRINCIPAL BALANCE" means, with respect to the class
A-SB certificates for any distribution date, the principal balance specified for that distribution date on Annex E to this prospectus supplement. The principal balances set forth on Annex E to this prospectus supplement were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on the
Modeling Assumptions and a 0% CPR, the total

                                     S-230

principal balance of the class A-SB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex E to this prospectus supplement. There is no assurance, however, that the mortgage loans will perform in conformity with the
Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB certificates on any distribution date will be equal to (and, furthermore, following retirement of the class A-1, A-2 and
A-3 certificates and the class A-2FL and class A-3FL REMIC II regular interests, that total principal balance may be less than) the principal balance that is specified for that distribution date on Annex E to this prospectus supplement.

     "CLEARSTREAM" means Clearstream Banking Luxembourg.

     "CLOSING DATE" means the date of the initial issuance of the offered certificates, which will be on or about June 13, 2007.

     "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMMONS AT CALABASAS A-NOTE NON-TRUST LOAN" has the meaning given such term under "Description of the Mortgage Pool--The Loan Combinations--The Commons
at Calabasas Loan Combination" in this prospectus supplement.

     "COMMONS AT CALABASAS LOAN COMBINATION" has the meaning given such term under "Description of the Mortgage Pool--The Loan Combinations--The Commons at
Calabasas Loan Combination" in this prospectus supplement.

     "CONVERTING LOAN" means any mortgage loan in, or to be included in, the trust fund, that has the characteristics described in the first paragraph under
"Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--Converting Loan" in this prospectus supplement and identified on Annex
A-1 to this prospectus supplement as a "Converting Loan."

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "CROSSED LOAN" means a mortgage loan in the trust fund that is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund.

     "CROSSED GROUP" means a group of related Crossed Loans.

     "DTC" means The Depository Trust Company.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear
System.

     "EXEMPTION" means, collectively, Prohibited Transaction Exemption 90-29
(granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated) and Prohibited
Transaction Exemption 2000-55 (granted to Countrywide Securities Corporation), each as amended by Prohibited Transaction Exemption 2007-5, or any successor thereto, all as issued by the U.S. Department of Labor.

     "EXEMPTION-FAVORED PARTY" means any of--

     o    Merrill Lynch, Pierce, Fenner & Smith Incorporated;

     o    Countrywide Securities Corporation;

     o    any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with any entity referred to in the prior two bullets; and

                                     S-231

     o    any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to those mortgage pass-through certificates.

     "GEORGIA-ALABAMA RETAIL PORTFOLIO A-NOTE NON-TRUST MORTGAGE LOAN" has the
meaning given such term under "Description of the Mortgage Pool--The Loan
Combinations--The Georgia-Alabama Retail Portfolio Loan Combination" in this prospectus supplement.

     "GEORGIA-ALABAMA RETAIL PORTFOLIO A-NOTE NON-TRUST MORTGAGE LOAN PSA"
means, the pooling and servicing agreement relating to the securitization of the
Georgia-Alabama Retail Portfolio A-Note Non-Trust Mortgage Loan.

     "GEORGIA-ALABAMA RETAIL PORTFOLIO B-NOTE NON-TRUST MORTGAGE LOAN" has the
meaning given such term under "Description of the Mortgage Pool--The Loan
Combinations--The Georgia-Alabama Retail Portfolio Loan Combination.

     "GEORGIA-ALABAMA RETAIL PORTFOLIO CONTROLLING PARTY" means, with respect to the Georgia-Alabama Retail Portfolio Loan Combination,

     o    the holder of the Georgia-Alabama Retail Portfolio B-Note Non-Trust
          Mortgage Loan, but only if and for so long as it has an unpaid principal balance, net of the portion of any Appraisal Reduction
          Amount with respect to the Georgia-Alabama Retail Portfolio Loan
          Combination allocable to the Georgia-Alabama Retail Portfolio B-Note
          Non-Trust Mortgage Loan, equal to or great than 25% of its unpaid principal balance (without taking into account any Appraisal Reduction
          Amount); or

     o    if the unpaid principal balance of the Georgia-Alabama Retail
          Portfolio B-Note Non-Trust Mortgage Loan, net of the portion of any
          Appraisal Reduction Amount with respect to the Georgia-Alabama Retail
          Portfolio Loan Combination allocable to the Georgia-Alabama Retail
          Portfolio B-Note Non-Trust Mortgage Loan, is less than 25% of its unpaid principal balance (without taking into account any Appraisal
          Reduction Amount), the holder of the Georgia-Alabama Retail Portfolio
          A-Note Non-Trust Mortgage Loan (or if such loan is an asset in a securitization, the controlling class representative under the securitization related to the Georgia-Alabama Retail Portfolio A-Note
          Non-Trust Mortgage Loan).

     "GEORGIA-ALABAMA RETAIL PORTFOLIO INTERCREDITOR AGREEMENT" means, the
Intercreditor Agreements related to the Georgia-Alabama Retail Portfolio Loan
Combination.

     "GEORGIA-ALABAMA RETAIL PORTFOLIO LOAN COMBINATION" has the meaning given such term under "Description of the Mortgage Pool--The Loan Combinations--The
Georgia-Alabama Retail Portfolio Loan Combination" in this prospectus supplement.

     "GEORGIA-ALABAMA RETAIL PORTFOLIO NON-TRUST LOANS" means the
Georgia-Alabama Retail Portfolio A-Note Non-Trust Mortgage Loan and the
Georgia-Alabama Retail Portfolio B-Note Non-Trust Mortgage Loan.

     "GEORGIA-ALABAMA RETAIL PORTFOLIO SENIOR MORTGAGE LOANS" means the
Georgia-Alabama Retail Portfolio Trust Mortgage Loan and the Georgia-Alabama
Retail Portfolio A-Note Non-Trust Mortgage Loan.

     "IRS" means the Internal Revenue Service.

     "LOAN COMBINATION" means any of the Commons at Calabasas Loan Combination, the CFC B-Note Loan Combinations, the Georgia-Alabama Retail Portfolio Loan
Combination and the Mezz Cap Loan Combination.

     "LOAN COMBINATION INTERCREDITOR AGREEMENT" means any Intercreditor
Agreement related to any Loan Combination.

     "LOAN GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 1.

                                      S-232

     "LOAN GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 2.

     "MEZZCAP B-NOTE NON-TRUST MORTGAGE LOANS" means the Ashton Lake Apartments
B-Note Non-Trust Mortgage Loan, the Morehouse Portfolio B-Note Non-Trust
Mortgage Loan, the Super Center Plaza B-Note Non-Trust Mortgage Loan, the Town &
Country Shopping Center B-Note Non-Trust Mortgage Loan, the Quail Creek Plaza
B-Note Non-Trust Mortgage Loan and the New Sunshine Tech Center B-Note Non-Trust
Mortgage Loan.

     "MEZZCAP INTERCREDITOR AGREEMENTS" means the Intercreditor Agreement related to each Mezz Cap Loan Combination.

     "MEZZCAP LOAN COMBINATIONS" means the Ashton Lake Apartments Loan
Combination, the Morehouse Portfolio Loan Combination, the Super Center Plaza
Loan Combination, the Town & Country Shopping Center Loan Combination, the Quail
Creek Plaza Loan Combination and the New Sunshine Tech Center Loan Combination.

     "MEZZCAP MATERIAL DEFAULT" means, with respect to a MezzCap Loan
Combination, one of the following events: (a) either of the related underlying mortgage loan or B-Note Non-Trust Loan has been accelerated; (b) a continuing monetary default; or (c) a bankruptcy action has been filed by or against the related borrower.

     "MEZZCAP TRUST MORTGAGE LOANS" means the Ashton Lake Apartments Trust
Mortgage Loan, the Morehouse Portfolio Trust Mortgage Loan, the Super Center
Plaza Trust Mortgage Loan, the Town & Country Shopping Center Trust Mortgage
Loan, the Quail Creek Plaza Trust Mortgage Loan and the New Sunshine Tech Center
Trust Mortgage Loan.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the certificates and the mortgage loans in, or to be included in, the trust fund:

     o    the mortgage loans have the characteristics set forth on Annex A-1, and the initial mortgage pool balance is approximately $2,785,502,677;
          and the mortgage loans are allocated to loan group 1 and loan group 2 as described in this prospectus supplement;

     o    the initial total principal balance or notional amount, as the case may be, of each class of certificates is as described in this prospectus supplement;

     o    the pass-through rate for each class of certificates is as described in this prospectus supplement;

     o    there are no delinquencies or losses with respect to the mortgage loans;

     o    there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

     o    there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o    there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o    each of the mortgage loans provides monthly debt service payments to be due on the first day of each month, and accrues interest on the basis described in this prospectus supplement, which is any of an
          Actual/360 Basis or a 30/360 Basis;

     o    all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     o    there are no breaches of our representations and warranties regarding the mortgage loans;

     o    no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period, yield maintenance period or defeasance period, in each case if any;

                                      S-233

     o    the ARD Loans are paid in full on its anticipated repayment date;

     o    except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated
          CPRs set forth in the subject tables, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o    the Converting Loan is paid in full on the first payment date when no prepayment charge is due;

     o    no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

     o    no mortgage loan is required to be repurchased by any mortgage loan seller;

     o    any mortgage loans that allow a choice between yield maintenance or fixed penalties and defeasance have been assumed to be mortgage loans providing for voluntary prepayment with prepayment consideration in the form of yield maintenance or fixed penalties, as applicable;

     o    no prepayment premiums or yield maintenance charges are collected;

     o    with respect to mortgage loan numbers 191 and 166, each month excess cash will be available and be used to pay down the principal balance of the related mortgage loan as described in the amortization schedules set forth on Annex A-3 and Annex A-4 to this prospectus supplement;

     o    there are no Additional Trust Fund Expenses;

     o    payments on the offered certificates are made on the 12th day of each month, whether or not a business day, commencing in July 2007; and

     o    the offered certificates are settled on June 13, 2007.

     "MOODY'S" means Moody's Investors Service, Inc.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of--

     o    the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

     o    the total payments made by the master servicers to cover those
          Prepayment Interest Shortfalls.

     "NET MORTGAGE RATE" means with respect to any mortgage loan, in general, a per annum rate equal to the related mortgage interest rate in effect from time to time (excluding the Additional Interest distributable to the class Y and class Z certificates), minus the sum of the applicable master servicing fee rate under the pooling and servicing agreement (which includes the rate at which any primary servicing fees accrue) and the per annum rate at which the monthly trust administration fee is calculated; provided, however, that for purposes of calculating the Weighted Average Net Mortgage Rate and the respective pass-through rates for the class A-2FL REMIC II regular interest, the class
A-3FL REMIC II regular interest, the class A-4FL REMIC II regular interest, the class AM-FL REMIC II regular interest, the class AJ-FL REMIC II regular interest and the various classes of the non-fixed rate interest-bearing certificates, from time to time--

     o    the Net Mortgage Rate for the subject mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan, or any other change in the related mortgage interest rate, subsequent to the date of issuance of the certificates,
          and

     o    if any mortgage loan does not accrue interest on the basis of a
          360-day year consisting of twelve 30-day months, then the Net Mortgage
          Rate of such mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in

                                      S-234

          respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce, in general, the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related mortgage interest rate (net of the aggregate per annum rate at which the related master servicing fee and the trust administration fee are calculated under the pooling and servicing agreement), except that, with respect to any such mortgage loan, the Net Mortgage Rate for the one-month period (a) prior to the respective due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be determined so as to produce an aggregate amount of interest that excludes any related interest reserve amount transferred to the trustee's interest reserve account in respect of that one-month period and (b) prior to the due date in March will be determined so as to produce an aggregate amount of interest that includes the related interest reserve amount(s) retained in the trustee's interest reserve account for the respective one-month periods prior to the due dates in
          January and February in any year which is not a leap year or the one-month period prior to the due date in February in any year which is a leap year.

     As of the cut-off date (without regard to the adjustment described in the proviso to the prior sentence), the Net Mortgage Rates for the mortgage loans ranged from 5.3493% per annum to 6.9043%, with a weighted average of those Net
Mortgage Rates of 5.7494% per annum. See "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     "NONRECOVERABLE ADVANCE" means any Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, with respect to any mortgage loan or REO Property that is determined, in accordance with the pooling and servicing agreement, not to be ultimately recoverable, together with interest accrued on that Advance, from payments or other collections on or with respect to that mortgage loan or REO Property (or, in the case of an A-Note Trust Mortgage Loan, on or with respect to the related Loan
Combination).

     "NON-TRUST LOAN NOTEHOLDER" means the holder of a Non-Trust Loan.

     "NON-TRUST LOAN" means any of the Commons at Calabasas A-Note Non-Trust
Loan, the CFC B-Note Non-Trust Loans, the Georgia-Alabama Retail Portfolio
Non-Trust Loans and the MezzCap B-Note Non-Trust Loans.

     "P&I" means principal and/or interest payments, excluding balloon payments, required to be paid in respect of a mortgage loan in accordance with the schedule for repayment provided for by that mortgage loan.

     "PALMILLA APARTMENTS STABILIZATION FEE" means, with respect to the mortgage loan identified on Annex A-1 to this prospectus supplement as Palmilla
Apartments, a stabilization fee payable quarterly by the related borrower to the lender, in each case in an amount equal to 0.25% of the initial principal balance of the mortgage loan, commencing April 11, 2008 if the borrower has not by such date satisfied the conditions described above under "Description of the
Mortgage Pool--Terms and Conditions of the Mortgage Loans--Palmilla Apartments
Stabilization Fee," and continuing until the related borrower has satisfied such conditions.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of section 4975(e)(2) of the Code.

     "PENALTY INTEREST" means any interest, other than late payment charges,
Additional Interest, prepayment premiums or yield maintenance charges, that--

     o    accrues on a defaulted mortgage loan solely by reason of the subject default; and

     o    is in excess of all interest at the related mortgage interest rate.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan, any and all of the following in, or to be included in, the trust fund:

                                      S-235

     o    the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties;

     o    covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment binding upon the title insurer;

     o    exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment binding upon the title insurer;

     o    other matters to which like properties are commonly subject;

     o    the rights of tenants, as tenants only, under leases and subleases, pertaining to the related mortgaged real property;

     o    if the related mortgage loan is cross-collateralized with any other mortgage loan within the mortgage pool, the lien of the mortgage for the other mortgage loan(s) contained in the same group of
          cross-collateralized loans; and

     o    if the related mortgaged real property consists of one or more units in a condominium, the related condominium declaration,

none of which, as represented by the related mortgage loan seller in the related mortgage loan purchase agreement (subject to any exceptions set forth in that agreement), materially interferes with the security intended to be provided by the related mortgage, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan.

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations, including:

     o    direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

     o    repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

     o    federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

     o    commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

     o    money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

                                      S-236

     o    any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

     "PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA or section 4975 of the Code.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Penalty Interest and/or Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan voluntarily made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest, without regard to any prepayment premium or yield maintenance charge actually collected, that would have accrued on that prepayment to, but not including, that due date at a rate per annum equal to the sum of the related Net Mortgage Rate for such mortgage loan and the trust administration fee rate (net of any Penalty Interest and Additional Interest, if
applicable).

     "PRIMARY COLLATERAL" means the mortgaged real property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of that Crossed Loan with other related Crossed Loans.

     "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to each distribution date, the aggregate of the following (without duplication):

     (a)  the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due on or in respect of the mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO Properties) for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced by either master servicer or the trustee, as applicable, for such distribution date;

     (b)  the aggregate of all principal prepayments received on the mortgage loans during the related collection period;

     (c)  with respect to any mortgage loan as to which the related stated
          maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment)
          made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause (a) above;

     (d)  the aggregate of the principal portion of all liquidation proceeds, sale proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and revenues that were received on or in respect of the mortgage loans and REO Properties during the related collection period and that were identified and applied by the applicable master servicer and/or the special servicer as recoveries of principal of the mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal

                                      S-237

          portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause
          (a) above; and

     (e)  if such distribution date is subsequent to the initial distribution date, the excess, if any, of the Principal Distribution Amount for the immediately preceding distribution date, over the aggregate distributions of principal made on the principal balance certificates on such immediately preceding distribution date;

provided that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Workout-Delayed
Reimbursement Amounts in respect of any particular mortgage loan that are reimbursed from principal collections on the mortgage pool during the related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs);
and

provided, further, that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Nonrecoverable
Advances in respect of any particular mortgage loan (and advance interest thereon) that are reimbursed from principal collections on the mortgage pool during related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected
(notwithstanding the nonrecoverability determination) on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

     If the reimbursement of any Workout-Delayed Reimbursement Amount or
Nonrecoverable Advance (and accompanying interest) results in a reduction in the
Principal Distribution Amount for any distribution date, as contemplated by the provisos to the prior sentence, then that reduction shall, to the fullest extent permitted, be applied to the portion of the Principal Distribution Amount attributable to the loan group that includes the related mortgage loan before affecting the portion of the Principal Distribution Amount attributable to the other loan group. Any additions to the Principal Distribution Amount for any distribution date, as contemplated by the provisos to the first sentence of this definition, will be allocated between the respective portions of the Principal
Distribution Amount allocable to the two loan groups to offset the earlier corresponding reductions, generally in the reverse order in which the reductions were made.

     The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

     The Principal Distribution Amount will not include any payments or other collections of principal on the Non-Trust Loans.

     "REALIZED LOSSES" mean losses arising from the inability to collect all amounts due and owing under any defaulted mortgage loan, including by reason of the fraud or bankruptcy of the borrower, modifications, bankruptcy or a casualty of any nature at the related mortgaged real property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated mortgage loan (or related REO Property) is an amount generally equal to the excess, if any, of (a)
the outstanding principal balance of such mortgage loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the due date in the collection period in which the liquidation occurred (exclusive of any Penalty Interest, Additional Interest, prepayment premiums or yield maintenance charges in respect of such mortgage loan) and (ii)
related servicing expenses and servicing advances (together with interest accrued thereon), and related Unliquidated Advances in respect of servicing advances, in any event not reimbursed from collections on the subject mortgage loan (or related REO Property), and any related due and unpaid servicing compensation (including principal recovery fees) and any other related unpaid
Additional Trust Fund Expenses, over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation (net of any portion of such liquidation proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses and, in the case of an
A-Note Trust Mortgage Loan, net of any portion of such liquidation proceeds payable to the holder of the related Non-Trust Loan. If any portion of the debt due under

                                      S-238

a mortgage loan (other than Additional Interest and Penalty Interest) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. Any reimbursement of Advances determined to be nonrecoverable from collections on the related mortgage loan (and interest on such Advances) that are made from collections of principal that would otherwise be included in the Principal Distribution Amount, will be Realized Losses.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and sections 860A through 860G of the Code.

     "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

     "RESTRICTED GROUP" means, collectively--

     1. the trustee;

     2. the Exemption-Favored Parties;

     3. us;

     4. the master servicers;

     5. the special servicer;

     6. any sub-servicers;

     7. the mortgage loan sellers;

     8. the swap counterparty;

     9. each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates; and

     10. any and all affiliates of any of the aforementioned persons.

     "RESTRICTED SERVICER REPORTS" means collectively, to the extent not filed with the Securities and Exchange Commission, the CMSA servicer watchlist, the
CMSA operating statement analysis report, the CMSA NOI adjustment worksheet, the
CMSA financial file, the CMSA comparative financial status report and the CMSA loan level reserve/LOC report.

     "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies,
Inc.

     "SERVICING STANDARD" means, with respect to each master servicer or the special servicer, the obligation to service and administer the mortgage loans for which that party is responsible under the pooling and servicing agreement:

     o    in the same manner in which, and with the same care, skill, prudence and diligence with which, each master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans that either are part of other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties, or are held as part of its own portfolio, whichever standard is higher;

     o    with a view to (i) the timely recovery of all scheduled payments of principal and interest under the mortgage loans, (ii) in the case of the special servicer, if a mortgage loan comes into and continues in default, the maximization of the recovery on that mortgage loan to the certificateholders and, in the case of a Loan Combination, the holder of the related Non-Trust Loan, all taken as a collective

                                      S-239

          whole, on a net present value basis (the relevant discounting of the anticipated collections to be performed at the related mortgage interest rate) and (iii) the best interests (as determined by each master servicer or special servicer, as applicable, in its reasonable judgment) of the holders of the certificates and the trust fund and, in the case of a Loan Combination, the holder of the related Non-Trust
          Loan, taking into account, to the extent consistent with the related
          Loan Combination Intercreditor Agreement, the subordinate nature of the related B-Note Non-Trust Loan; and

     o    without regard to--

          1.   any relationship that each master servicer or the special
               servicer, as the case may be, or any of its affiliates may have with any of the borrowers (or any affiliate thereof), us, any mortgage loan seller or any other party to the transaction;

          2.   the ownership of any certificate by each master servicer or the special servicer, as the case may be, or by any of its
               affiliates;

          3.   the obligation of each master servicer or the special servicer, as the case may be, to make Advances;

          4.   the right of each master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the pooling and servicing
               agreement;

          5.   the ownership, servicing or management by each master servicer or the special servicer, as the case may be, or any of its
               affiliates of any other loans or real properties not included in or securing, as the case may be, the mortgage pool;

          6.   any obligation of each master servicer or any of its affiliates to repurchase or substitute a mortgage loan as a mortgage loan seller;

          7.   any obligation of each master servicer or any of its affiliates to cure a breach of representation and warranty with respect to any mortgage loan; and

          8.   any debt each master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any of the borrowers or any affiliate thereof.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any of the following events:

     1.   the related borrower fails to make when due any monthly debt service payment, including a balloon payment, and the failure continues unremedied--

          (a)  except in the case of a balloon payment, for 60 days; or

          (b)  solely in the case of a delinquent balloon payment, for 60 days, so long as the related borrower (A) continues to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date, and (B) delivers a refinancing commitment within 60 days after the related maturity date, then for such period (not to exceed 120 days) beyond the related maturity date ending on the date on which it is determined that the refinancing could not reasonably be expected to occur;

     2.   the applicable master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing
          Standard) that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and is likely to remain unremedied for at least 60 days;

                                      S-240

     3.   the applicable master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing
          Standard) that a non-payment default (other than an Acceptable
          Insurance Default) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied beyond the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any cure period shall be deemed to have a cure period equal to zero;

     4.   various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5.   the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

     o    with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer;

     o    with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the reasonable judgment of the special servicer (exercised in accordance with the
          Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

     o    with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

     o    with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated;

so long as at that time no other circumstance identified in clauses 1. through
5. of this definition continues to exist.

     If a Servicing Transfer Event exists with respect to the mortgage loan in a
Loan Combination that will be included in the trust or any other loan in the related Loan Combination, it will also be considered to exist for each other mortgage loan in the subject Loan Combination; provided that, if the holder of a
B-Note Non-Trust Loan prevents the occurrence of a Servicing Transfer Event with respect to the related A-Note Trust Mortgage Loan through the exercise of cure rights as set forth in the related Loan Combination Intercreditor Agreement, then the existence of such Servicing Transfer Event with respect to that B-Note
Non-Trust Loan will not, in and of itself, result in the existence of a
Servicing Transfer Event with respect to the related A-Note Trust Mortgage Loan or cause the servicing of the related Loan Combination to be transferred to the special servicer, unless a separate Servicing Transfer Event has occurred with respect thereto.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan, an amount that:

     o    will initially equal its cut-off date principal balance (or, in the case of a replacement mortgage loan, its principal balance as of the date of substitution); and

     o    will be permanently reduced on each distribution date, to not less than zero, by--

                                      S-241

          1.   all payments and other collections of principal, if any, with respect to that mortgage loan that are included as part of the
               Principal Distribution Amount for such distribution date pursuant to clause (a), clause (b), clause (c) and/or clause (d) of, and without regard to the provisos to, the definition of "Principal
               Distribution Amount" in this glossary;

          2.   any amount of reduction in the outstanding principal balance of any mortgage loan resulting from a deficient valuation that occurred during the related collection period; and

          3.   any other related Realized Losses incurred during the related collection period that represents a loss of principal with respect to that mortgage loan.

     With respect to each mortgage loan relating to, and deemed to remain outstanding with respect to, an REO Property, the "Stated Principal Balance"
will be an amount equal to the Stated Principal Balance of that mortgage loan as of the date of the acquisition of the related REO Property, permanently reduced on each subsequent distribution date, to not less than zero, by:

     o    all amounts, if any, collected with respect to the related REO
          Property that are allocable as principal of the subject mortgage loan and that are included as part of the Principal Distribution Amount for such distribution date pursuant to clause (a), clause (b), clause (c)
          and/or clause (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary; and

     o    any related Realized Loss incurred during the related collection period that represents a loss of principal with respect to the subject mortgage loan.

     o    "Unliquidated Advance" means, with respect to any mortgage loan, any
          Advance made by a party to the pooling and servicing agreement that:

     o    is not a Nonrecoverable Advance;

     o    has been reimbursed to the party that made the Advance as a
          Workout-Delayed Reimbursement Amount out of principal collections on other mortgage loans; and

     o    was originally made with respect to an item that has not been subsequently recovered out of collections on or proceeds of the subject mortgage loan or any related REO Property.

     "UNRESTRICTED SERVICER REPORTS" means collectively, the CMSA delinquent loan status report, CMSA historical loan modification and corrected mortgage loan report, CMSA REO status report, CMSA advance recovery report and, if and to the extent filed with the Securities and Exchange Commission, such reports and files as would, but for such filing, constitute Restricted Servicer Reports.

     "WEIGHTED AVERAGE NET MORTGAGE RATE" means, for any distribution date, the weighted average of the applicable Net Mortgage Rates for all the mortgage loans, weighted on the basis of their respective Stated Principal Balances immediately following the preceding distribution date.

     "WORKOUT-DELAYED REIMBURSEMENT AMOUNT" means, with respect to any mortgage loan that had been subject to special servicing and has subsequently been returned to performing status (including as a result of a modification of its terms), any Advance made with respect to that mortgage loan as of a date coinciding with or, depending on the circumstances, shortly before the date on which that mortgage loan stopped being specially serviced, together with interest on that Advance, to the extent that (a) such Advance is not reimbursed to the party that made it as of the date that the subject mortgage loan stopped being specially serviced and (b) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents.

     The following defined terms and descriptions of underwriting standards are used in Annexes A-1 and A-2:

                                      S-242

     (i) References to "UW DSCR (x)" and "DSCR" are references to debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the mortgage loan) to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The UW DSCR
(x) for any mortgage loan is the ratio of "UW Net Cash Flow" produced by the related mortgaged real property to the annualized amount of debt service that will be payable under that mortgage loan commencing after the origination date;
provided, however, for purposes of calculating the UW DSCR (x) provided in this prospectus supplement with respect to one hundred thirty-seven (137) mortgage loans, representing approximately 34.7% of the initial mortgage pool balance, where periodic payments are interest-only for a certain amount of time after origination, after which period each mortgage loan amortizes principal for its remaining term, the debt service used is the annualized amount of debt service that will be payable under the mortgage loan commencing after the amortization period begins; and provided, further, that for purposes of calculating the UW
DSCR(x) provided in this prospectus supplement with respect to sixty-seven (67)
mortgage loans, representing approximately 40.9% of the initial mortgage pool balance, where periodic payments are interest-only up to the related maturity date or, if applicable, the related anticipated repayment date, the debt service used is the product of (a) the principal balance of the subject mortgage loan as of the cut-off date and (b) the annual mortgage rate as adjusted for the interest accrual method.

     As indicated in the footnotes to the table in the section captioned
"Summary of Prospectus Supplement--The Mortgage Loans and the Mortgaged Real
Properties--Additional Statistical Information," the debt service coverage ratio for certain mortgage loans may have been calculated by taking into account a holdback amount and/or a letter of credit taken subject to the financial performance of the related mortgaged real property. Additionally, with respect to certain other mortgage loans, the related debt service coverage ratio was calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis, and for purposes of clarification, the debt service coverage ratio presented with respect to the Palmilla Apartments mortgage loan was determined without regard to the Palmilla Apartments Stabilization Fee. See "Description of the Mortgage
Pool--Terms and Conditions of the Mortgage Loans--Palmilla Apartments
Stabilization Fee." See Annex A-1 to this prospectus supplement for more information regarding the debt service coverage ratios on the mortgage loans referred to in the foregoing sentence.

     (ii) The "UW Net Cash Flow" or "UW NCF ($)" for a mortgaged real property is the "net cash flow" of such mortgaged real property as set forth in, or determined by the applicable mortgage loan seller on the basis of, mortgaged real property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, manufactured housing community, industrial, self storage and office properties (each, a "Rental Property"). In general, the mortgage loan sellers relied on either full-year operating statements, rolling
12-month operating statements and/or applicable year to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining UW Net Cash Flow for the mortgaged real properties.

     In general, "net cash flow" is the revenue derived from the use and operation of a mortgaged real property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses
(such as insurance, real estate taxes and, if applicable, ground lease payments)
and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures.

     In determining the "revenue" component of UW Net Cash Flow for each Rental
Property, the applicable mortgage loan seller generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective mortgage loan seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable mortgage loan seller determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a)

                                      S-243

actual historical vacancy at the related mortgaged real property, (b) historical vacancy at comparable properties in the same market as the related mortgaged real property, and (c) 5.0%. In determining rental revenue for multifamily, self storage and manufactured housing community properties, the mortgage loan sellers generally either reviewed rental revenue shown on the certified rolling 12-month operating statements, the rolling three-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental Properties, the mortgage loan sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms (including expiration dates) of the leases shown thereon.

     In determining the "expense" component of UW Net Cash Flow for each mortgaged real property, the mortgage loan sellers generally relied on rolling
12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b) property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to single tenant properties, where fees as low as 2.0% of effective gross receipts were assumed), (c) assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, the mortgage loan sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses
(thus increasing "net cash flow") where the mortgage loan sellers determined appropriate.

     The borrowers' financial information used to determine UW Net Cash Flow was in most cases borrower certified, but unaudited, and neither we nor the mortgage loan sellers verified their accuracy.

     The UW Net Cash Flow for each mortgaged real property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual operating income for such mortgaged real property to differ materially from the UW Net Cash Flow set forth herein.
Some assumptions and subjective judgments related to future events, conditions and circumstances, including future expense levels, the re-leasing of occupied space, which will be affected by a variety of complex factors over which none of the issuing entity, the depositor, the mortgage loan sellers, the master servicers, the special servicer, the trustee or the trustee have control. In some cases, the UW Net Cash Flow for any mortgaged real property is higher, and may be materially higher, than the actual annual net cash flow for that mortgaged real property, based on historical operating statements. No guaranty can be given with respect to the accuracy of the information provided by any borrowers, or the adequacy of the procedures used by a mortgage loan seller in determining and presenting operating information. See "Risk Factors--Risks
Relating to Underwritten Net Cash Flow" in this prospectus supplement.

     (iii) References to "Cut-off Date LTV %" or "LTV Ratio" are references to the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers.

     As indicated in the footnotes to the table in the section captioned
"Summary of Prospectus Supplement--The Mortgage Loans and the Mortgaged Real
Properties--Additional Statistical Information," the loan-to-value ratio for certain mortgage loans may have been calculated by taking into account a holdback amount and/or a letter of credit that was taken subject to the financial performance of the related mortgaged real property. Additionally, with respect to certain other mortgage loans, the related loan-to-value ratio was calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. See
Annex A-1 to this prospectus supplement for more information regarding the loan to value ratios of the mortgage loans referred to in the preceding sentence.

     (iv) References to "Maturity LTV %," "Maturity Date LTV Ratio" or "ARD LTV
Ratio" are references to the ratio, expressed as a percentage, of the expected balance of a balloon loan on its scheduled maturity date (or the ARD Loans on their respective anticipated repayment dates) (prior to the payment of any balloon payment or principal prepayments) to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers prior to the cut-off date.

                                      S-244

     (v) References to "Original Balance per Unit ($)" and "Cut-off Date Balance
per Unit ($)" are, for each mortgage loan secured by a lien on a multifamily property (including a manufactured housing community) or hospitality property, are references to the original principal balance and the cut-off date principal balance of such mortgage loan, respectively, divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related mortgaged real property comprises, and, for each mortgage loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the cut-off date principal balance of such mortgage loan, respectively, divided by the net rentable square foot area of the related mortgaged real property.

     (vi) References to "Year Built" are references to the year that a mortgaged real property was originally constructed or substantially renovated. With respect to any mortgaged real property which was constructed in phases, the
"Year Built" refers to the year that the first phase was originally constructed.

     (vii) References to "Admin. Fee %" for each mortgage loan represent the sum of (a) the master servicing fee rate (excluding the primary servicing fee rate)
for such mortgage loan and (b) a specified percentage that may vary on a loan-by-loan basis, which percentage represents the trust administration fee rate, the primary servicer fee rate and, in some cases, a correspondent fee rate. The administrative fee rate for each mortgage loan is set forth on Annex
A-1 to this prospectus supplement.

     (viii) References to "Rem. Term" represent, with respect to each mortgage loan, the number of months and/or payments remaining from the cut-off date to the stated maturity date of such mortgage loan (or the remaining number of months and/or payments to the anticipated repayment date of any mortgage loan if it is an ARD Loans).

     (ix) References to "Rem. Amort." represent, with respect to each mortgage loan, the number of months and/or payments remaining from the later of the cut-off date and the end of any interest-only period, if any, to the month in which such mortgage loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any balloon payment, if any, due on such mortgage loan.

     (x) References to "LO ()" represent, with respect to each mortgage loan, the period during which prepayments of principal are prohibited and no substitution of defeasance collateral is permitted. The number indicated in the parentheses indicates the number of monthly payment periods within such period
(calculated for each mortgage loan from the date of its origination). References to "O ()" represent the period for which (a) no prepayment premium or yield maintenance charge is assessed and (b) defeasance is no longer required.
References to "YM ()" represent the period for which a yield maintenance charge is assessed. The periods, if any, between consecutive due dates occurring prior to the maturity date or anticipated repayment date, as applicable, of a mortgage loan during which the related borrower will have the right to prepay such mortgage loan without being required to pay a prepayment premium or a yield maintenance charge (each such period, an "Open Period") with respect to all of the mortgage loans have been calculated as those Open Periods occurring immediately prior to the maturity date or anticipated repayment date, as applicable, of such mortgage loan as set forth in the related loan documents.

     (xi) References to "Def ()" represent, with respect to each mortgage loan, the period during which the related borrower, in lieu of a principal prepayment, is permitted to pledge defeasance collateral to the holder of the mortgage.

     (xii) References to "Occupancy %" are, with respect to any mortgaged real property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and manufactured housing communities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

     (xiii) References to "Upfront Capex Reserve ($)" are references to funded reserves escrowed for repairs, replacements and corrections of issues other than those outlined in the engineering reports. In certain cases, the funded reserves may also include reserves for ongoing repairs, replacements and corrections.

     (xiv) References to "Upfront Engineering Reserve ($)" are references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

                                      S-245

     (xv) References to "Monthly Capex Reserve ($)"are references to funded reserves escrowed for ongoing items such as repairs and replacements. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

     (xvi) References to "Upfront TI/LC Reserve ($)"are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

     (xvii) References to "Monthly TI/LC Reserve ($)"are references to funded reserves, in addition to any escrows funded at loan closing for potential
TI/LCs, that require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

                                      S-246

                                    ANNEX A-1

                 CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

                                     A-1-1

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

          LOAN
         GROUP
LOAN #  1 OR 2  ORIGINATOR(1)                     PROPERTY NAME                                    STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

   1      1     MLML           One Pacific Plaza                                7755, 7711, 7777, 7979, 7887 Center Avenue
   2      1     CRF            The Commons at Calabasas                         4710-4799 Commons Way
   3      1     MLML           10 Milk Street                                   10 Milk Street
   4      1     MLML           Residence Inn Bethesda                           7335 Wisconsin Avenue
   5      1     PNC            Mervyn's Corporate Headquarters                  22301 Foothill Boulevard
   6      2     MLML           Millbridge Apartments                            1341 Blackwood Clementon Road
   7      1     CRF            Renaissance III Retail                           3220-3370 East Flamingo Road
   8      1     MLML           Scottsdale Center                                503 North 46th Street
   9      1     MLML           Orlando Airport Industrial                       10300 Boggy Creek Road
  10      2     PNC            Broadstone Vista Ridge                           160 East Vista Ridge Mall Drive
  11      1     CRF            The Georgia-Alabama Retail Portfolio             Various
 11.01    1     CRF            Metro Atlanta Comm Prop 8115                     345 Pharr Road Northeast
 11.02    1     CRF            Atlanta Road Center                              1300 Atlanta Road
 11.03    1     CRF            Stone Mill Center                                5702 Highway 20
 11.04    1     CRF            Bouldercrest & 285                               2701 Bouldercrest Road
 11.05    1     CRF            South Peachtree Center                           4930 Peachtree Industrial Boulevard
 11.06    1     CRF            Arnold Mill Center                               514 Arnold Mill Road
 11.07    1     CRF            Skyview Center                                   2626 Skyview Drive
 11.08    1     CRF            Six Flags Center                                 1355 Blairs Bridge Road
 11.09    1     CRF            Sylvan Property                                  890 Cleveland Road
 11.10    1     CRF            Flat Shoals Convenience Center                   4430 Flat Shoals Road
 11.11    1     CRF            South Atlanta Center                             5231 Highway 85 South
 11.12    1     CRF            Mount Zion & Highway 138                         3441 Mount Zion Road
 11.13    1     CRF            Metro Atlanta Comm Prop 8159                     3155 Camp Creek Parkway
 11.14    1     CRF            Excell In 11                                     6180 Roswell Road
 11.15    1     CRF            Hall Creek Center                                5775 Phil Niekro Boulevard
 11.16    1     CRF            Annistown Center                                 4196 Annistown Road
 11.17    1     CRF            Lenora Center                                    4116 Lenora Church Road
 11.18    1     CRF            Burnt Hickory Center                             4095 Highway 78 (Bankhead)
 11.19    1     CRF            Elbert Center                                    118 North Oliver Street
 11.20    1     CRF            Excell In 14                                     635 Lindbergh Drive
 11.21    1     CRF            Irwin Bridge Center                              1085 Irwin Bridge Road
 11.22    1     CRF            Highway 120 Center                               257 Buchanan Highway
 11.23    1     CRF            Wesley Chapel Center                             2650 Wesley Chapel Road
 11.24    1     CRF            Excell In 16                                     180 University Avenue
 11.25    1     CRF            Hill Street Center                               387 Hill Street Southeast
 11.26    1     CRF            Snapfinger Center                                5041 Snapfinger Woods Drive
 11.27    1     CRF            Excell In 05                                     5084 Old National Highway
 11.28    1     CRF            Killian Hill Center                              2100 Killian Hill Road
 11.29    1     CRF            Excell Out Town Properties                       2931 West Main Street
 11.30    1     CRF            Excell Out Town Properties                       1804 Ross Clark Circle
 11.31    1     CRF            Excell Out Town Properties                       1687 North Columbia Street
 11.32    1     CRF            Lakeridge Village Center                         1210 Highway 138
 11.33    1     CRF            Locust Grove Center                              3998 Highway 42
 11.34    1     CRF            Big A Center                                     5040 Highway 5
 11.35    1     CRF            Highway 369 Center                               3715 Browns Bridge Road
 11.36    1     CRF            Excell In 07                                     1570 Monroe Drive
 11.37    1     CRF            Excell In 10                                     2370 Delk Road
 11.38    1     CRF            Excell In 12                                     101 Hamilton E Holmes
 11.39    1     CRF            Excell In 15                                     405 Cobb Parkway
 11.40    1     CRF            Noah's Ark                                       1725 Noah's Ark Road
 11.41    1     CRF            Crystal Creek Center                             8279 Chicago Avenue
 11.42    1     CRF            North Georgia Comm Prop 0040                     104 South Highway 400
 11.43    1     CRF            North Georgia Comm Prop 0042                     325 Peachtree Parkway
 11.44    1     CRF            North Georgia Comm Prop 0039                     1490 Riverstone Parkway
 11.45    1     CRF            North Georgia Comm Prop 0022                     1005 Canton Highway
 11.46    1     CRF            Excell In 03                                     550 Barrett Parkway
 11.47    1     CRF            Excell In 04                                     3875 North Druid Hills Road
 11.48    1     CRF            Mount Vernon                                     3649 Mt. Vernon Road
 11.49    1     CRF            North Georgia Comm Prop 0029                     6741 Bells Ferry Road
 11.50    1     CRF            Excell Out Town Properties                       601 East Jackson Street
 11.51    1     CRF            Northwest Georgia Comm Prop 8769                 6860 Battlefield Parkway
 11.52    1     CRF            Metro Atlanta Comm Prop 8165                     2145 Powers Ferry Road
 11.53    1     CRF            Excell In 09                                     507 Joseph E Lowery Boulevard
 11.54    1     CRF            Metro Atlanta Comm Prop 8102                     4308 North Peachtree Road
 11.55    1     CRF            Metro Atlanta Comm Prop 0518                     225 Clifton Street Southeast
 11.56    1     CRF            Northwest Georgia Comm Prop 8754                 597 Turner McCall Boulevard
 11.57    1     CRF            Excell In 13                                     1161 Ponce De Leon
 11.58    1     CRF            Excell In 08                                     247 Moreland Avenue
 11.59    1     CRF            Jefferson Street Center                          2671 Jefferson Street
 11.60    1     CRF            Northwest Georgia Comm Prop 0058                 2472 Highway 441 Northeast
 11.61    1     CRF            Northwest Georgia Comm Prop 0051                 7865 Adairsville Highway
 11.62    1     CRF            Northwest Georgia Comm Prop 8785                 800 North Main Street
  12      1     CRF            Kauai Village Retail Center                      4-831 Kuhio Highway
  13      1     CRF            Morehead Medical Plaza                           1025 Morehead Medical Drive
  14      2     MLML           Boca West                                        Various
 14.1     2     MLML           Savannah Place Apartments                        22352 Calibre Court
 14.2     2     MLML           Somerset Apartments                              5614 Wellesley Park Drive
  15      1     CRF            150 Bay Street                                   150 Bay Street
                PNC            AOH Portfolio Roll-up                            Various
  16      2     PNC            Oak Hollow Apartments                            7201 Wood Hollow Drive
  17      2     PNC            Meadow Creek Apartments                          6416 York Meadow
  18      2     PNC            Briar Creek Apartments                           1300 Wilcrest Drive
  19      1     CRF            Warwick Hotel Denver                             1776 Grant Street
  20      2     PNC            Walnut Ridge Apartments                          5757 South Staples Street
  21      1     CRF            Parkview Village                                 4101-4113 North Bellflower Boulevard, 5463-5471 East
                                                                                Carson Street, 4112-4190, 4103-4195 Viking Way,
                                                                                5412-5422, 5423 Village Road
  22      1     MLML           Carlsbad Corporate Plaza                         6183-6185 Paseo Del Norte
  23      2     MLML           Sawgrass Apartments                              1640 Northwest 128th Drive
  24      2     Artesia        Palmilla Apartments                              5815, 5845 and 5855 Nuevo Leon Street; 5820, 5825,
                                                                                5835, 5850, 5860 and 5865 Palmilla Sreet; 5830, 5840
                                                                                and 5870 Barbosa Drive; 5920 Palmilla Street #11 and
                                                                                12; 5925 Palmilla Street #3, 7, 8, 10 and 11; 5945
                                                                                Palmilla Street #7; 5915 Nuevo Leon Street #1, 4, 9,
                                                                                10 and 12
  25      1     PNC            Cingular Wireless - Farmers Branch               1801 Valley View Lane
  26      1     Artesia        5805 Sepulveda Boulevard                         5805 Sepulveda Boulevard
  27      1     CRF            Lincoln Center West (Santa Monica)               1315 and 1323 Lincoln Boulevard
  28      1     Artesia        Orchard Plaza I-IV                               8745-8775 East Orchard Road
  29      2     CRF            Reserve Lofts                                    409 West Olympic Boulevard
  30      2     CRF            Willow Springs Apartments                        4227 North 27th Avenue
  31      2     CRF            Village Commons - Corinthian College             2075 Venture Drive
  32      1     MLML           Morehouse Portfolio                              Various
 32.1     1     MLML           3625 Cincinnati                                  3625 Cincinnati Avenue
 32.2     1     MLML           Granite Drive Retail                             4500 Granite Drive
 32.3     1     MLML           Johnson Controls                                 1320 Goodyear Drive
 32.4     1     MLML           Tulsa Business Park                              11626 East 51st Street
 32.5     1     MLML           Broken Arrow Business Park                       2101 North Beech Avenue
  33      1     CRF            Rainbow Sunset Pavilion                          6315 - 6485 South Rainbow Boulevard
  34      1     Artesia        Valley View Business Center Phase II             6280 South Valley View Boulevard
  35      1     MLML           Norcross Industrial Portfolio                    Various
 35.1     1     MLML           Corporate Campus at the Meadows                  6455 Shiloh Road
 35.2     1     MLML           DHL Industrial Park                              955 Norcross Industrial Court
 35.3     1     MLML           Colony Center                                    2990 Gateway Drive
  36      1     CRF            American Home Furnishings                        1944 South Greenfield Road & 4210 East Baseline Road
  37      1     MLML           Rocksprings Plaza                                7175 West Lake Mead Boulevard
  38      1     CRF            Shamrock Village                                 7723-7851 Amador Valley Boulevard
  39      1     CRF            HCP Tranche I                                    Various
 39.1     1     CRF            Keller                                           601 South Main Street
 39.2     1     CRF            Wright                                           1222 South Patterson Boulevard
 39.3     1     CRF            Wylie                                            600 Cooper Drive
  40      1     CRF            Brea Imperial Center                             311, 351 & 391 South State College Boulevard and
                                                                                1130 & 1160 East Imperial Highway
  41      1     PNC            Bristol Warner Village                           1130 - 1200 W. Warner Avenue
  42      1     Artesia        Adidas Spartanburg                               5675 North Blackstock Road
  43      2     CRF            Mallard Pointe                                   802 45th Street NE
  44      1     CRF            Stonebriar Common Office # 1,3,6,7               1125 Legacy Drive
  45      1     CRF            5 Points Plaza                                   18541-18645 Beach Boulevard
  46      2     PNC            The Villas of Waterford                          8510 East 29th Street North
  47      1     Artesia        Walnut Creek MOB                                 355 & 365 Lennon Lane
  48      1     MLML           One Turnberry Place                              19495 Biscayne Boulevard
  49      1     CRF            Mirbeau Inn and Spa                              851 West Genesee Street and 834 West Genesee Street
  50      2     CRF            Evergreen Apartments - Las Vegas                 5400 Cheyenne Avenue
  51      1     Artesia        City Furniture                                   1080 West Sunset Road
  52      1     MLML           Gristmill Village                                7436-7596 Fedle Drive & 7529-7595 Crile Road
  53      1     MLML           4000 Venture Drive                               4000 Venture Drive
  54      2     MLML           Verano Terrace Apartments                        25445 Sunnymead Boulevard
  55      1     CRF            Meridian Tower                                   201 West 103rd Street
  56      2     CRF            Meadow Manor MHC                                 49 Blanca Lane
  57      1     CRF            Homewood Suites Gainesville                      3333 Southwest 42nd Street
  58      2     CRF            870 Hilgard Apartments                           870 Hilgard Avenue
  59      1     Artesia        Waterford Park Plaza                             10100, 10160 & 10200 6th Avenue North
  60      2     PNC            Hollister Place Apartments                       6565 Hollister Road
  61      1     PNC            Market Square - Lakeland                         3105-3195 Highway 98 North
  62      1     PNC            Alamo Towers                                     901 NE Loop 410
  63      1     Artesia        Adelanto Marketplace                             14136, 14148, 14196 & 14200 US Highway 395 and 11194
                                                                                & 12100 Palmdale Road
  64      2     CRF            Lakes at Stone Mountain                          5100 West Mountain Street
  65      1     CRF            Lewis Portfolio                                  Various
 65.1     1     CRF            Westminster Professional Center                  532 Baltimore Boulevard
 65.2     1     CRF            Woodbridge Station                               1319 Woodbridge Station Way
 65.3     1     CRF            Littlestown Village Apartments                   110-164 Roberta Jean Street
 65.4     1     CRF            Fountain Green Plaza                             1301 East Churchville Road
 65.5     1     CRF            The Old Fire House                               66 East Main Street
 65.6     1     CRF            Rikirs Plaza                                     1709 Reisterstown Road
 65.7     1     CRF            Shrewsbury Plaza                                 526 South Main Street
 65.8     1     CRF            St. Gregory Center                               4051 North Point Boulevard
  66      1     CRF            S8 Portfolio                                     Various
 66.1     1     CRF            S8 Portfolio - Jackson                           750 South Highway 89
 66.2     1     CRF            S8 Portfolio - Cody                              730 Yellowstone Road
 66.3     1     CRF            S8 Portfolio - Coeur d'Alene                     505 West Appleway Avenue
  67      1     Artesia        Alliance Data Systems                            2000 US Highway 287 Bypass
  68      2     PNC            Willow Brooke Apartments                         14419 Hellenic Drive
  69      1     Artesia        Faber Place                                      2500 Faber Place
  70      2     MLML           Westdale Court Apartments                        2155 Westdale Drive Southwest
  71      1     PNC            Best Buy Shopping Center                         7400 Brookpark Road
  72      1     CRF            Sunrise City Plaza                               2797 South Maryland Parkway
  73      1     CRF            Centennial Marketplace                           14148-14150 North 100th Street
  74      1     PNC            #20 Oak Hollow Office Building                   20 Oak Hollow Street
  75      1     CRF            Black Canyon Industrial                          18008A & 18008B North Black Canyon Highway
  76      1     PNC            Hamilton Avenue                                  20221 Hamilton Avenue
  77      2     PNC            Westminster Chase Apartments                     6910-6911 Interbay Boulevard
  78      1     CRF            Silgan Containers                                1191 Lake Avenue
  79      1     CRF            Guardian Storage OF & WP                         Various
 79.1     1     CRF            Guardian Storage WP                              1599 Washington Pike
 79.2     1     CRF            Guardian Storage OF                              1390 Old Freeport Road
  80      1     CRF            Hilton Garden Inn - Elmira                       35 Arnot Road
  81      1     MLML           Encino Sunrise                                   16200 Ventura Boulevard
  82      1     PNC            Brittmoore Industrial Park                       2121 Brittmoore Road
  83      1     PNC            Cedar Glade Apartments                           9713 East 75th Street
  84      1     CRF            Sun City West Plaza                              13940 West Meeker Boulevard
  85      1     Artesia        Bradford Plaza Shopping Center                   501-721 North Main Street and 205-207 East McElroy
                                                                                Road
  86      1     CRF            Hostess Building                                 210 14th Street
  87      1     MLML           Sierra Crest Center                              27125-27127 Sierra Highway
  88      1     Artesia        Riverstone at Vision Park                        111 Vision Park Boulevard
  89      1     CRF            9835 Goethe Drive                                9835 Goethe Road
  90      1     PNC            Town & Country Shopping Center                   2601 North Kansas Expressay
  91      2     MLML           Monarch Terrace Apartments                       23215 Ironwood Avenue
  92      2     MLML           Schooner Cove Apartments                         5050 Schooner Cove Boulevard
  93      1     CRF            AmeriSuites (Hyatt Place) Hotel Raleigh Durham   200 Airgate Drive
  94      1     CRF            Demag Industrial                                 11792 Alameda Drive
  95      1     CRF            American Self Storage                            330 Tompkins Avenue
  96      1     Artesia        Gateway Medical Plaza                            1860 Pennsylvania Avenue
  97      2     CRF            Southern Cove Apartments                         1700 East Viking Road
  98      1     MLML           Del Amo                                          3565 Del Amo Boulevard
  99      1     CRF            Vineyard Plaza                                   1821-1881 East 4th Street
  100     1     CRF            Radisson Fee Interest                            3600 North Second Avenue
  101     2     CRF            Hillwood Apartments                              1 Gatsby Drive
  102     1     PNC            Courtyard by Marriott - Medford Courtyard        600 Airport Road
  103     1     MLML           Capistrano Collection                            27184 Ortega Highway
  104     1     CRF            Rekucki Portfolio                                Various
 104.1    1     CRF            1772 Self Storage                                1772 Route 9
 104.2    1     CRF            Clifton Park Self Storage                        261 Ushers Road
 104.3    1     CRF            1581 Route 9                                     1581 Route 9
 104.4    1     CRF            257 Ushers Road                                  257 Ushers Road
 104.5    1     CRF            6 Executive Park Drive                           6 Executive Park Drive
  105     1     PNC            Montgomery Trace Shopping Center                 821-873 Eva Street
  106     1     PNC            Villa La Jolla Building                          8939 Villa La Jolla
  107     1     PNC            Potsdam Plaza                                    201 Market Street
  108     1     MLML           600 Bicentennial Way                             600 Bicentennial Way
  109     1     CRF            Cypress Station Shopping Center                  211- 235 FM Road 1960 West
  110     1     CRF            Walgreens - South Gate, CA                       9830 Long Beach Boulevard
  111     1     CRF            Serrano Marketplace                              3801-3833 6th Street
  112     2     MLML           Jennifer Meadows                                 4800 Raleigh LaGrange Road
  113     1     PNC            Hilton Garden Inn - Eagan                        1975 Rahncliff Court
  114     1     CRF            Sienna Gardens                                   1701 Park Center Drive
  115     1     CRF            III United Plaza                                 8545 United Plaza Boulevard
  116     1     CRF            Country Club Village                             1143 Country Club Drive
  117     1     MLML           Northbrook Business Park                         140 Heimer Road
  118     1     CRF            Rite Hite Holding Company                        8900 North Arbon Drive
  119     1     CRF            Cooper Point Village Retail                      305 & 315 Cooper Point Road
  120     1     CRF            Heinz Distribution Center                        5005 C Street Southwest
  121     2     CRF            Eastmark at Wolfpen Apart                        2400 Central Park Lane
  122     1     PNC            31225 La Baya Drive                              31225 La Baya Drive
  123     1     Artesia        Kent Central Commerce Center                     1000-1012; 1020-1034 and 1036 South Central Avenue
                                                                                and 8316-8330 South 259th Street
  124     1     MLML           Lompoc Retail                                    640-738 North H Street
  125     1     MLML           Santa Fe Art Colony                              2345, 2349, 2401, 2421, 2415 South Santa Fe Avenue
  126     1     PNC            Pacific Beach Building                           909-919 Garnet Avenue
  127     1     CRF            El Dorado Plaza                                  1602-1802 North Imperial Avenue
  128     1     MLML           Hemet Mountain View Plaza                        43372-43430 East Florida Avenue
  129     1     CRF            Briar Hills Office Building                      1011 Highway 6 South
  130     2     CRF            Willow Green                                     2500 West Mount Houston Road
  131     1     MLML           4220 Von Karman                                  4220 Von Karman Avenue
  132     1     CRF            Hampton Inn Loveland                             5500 Stone Creek Circle
  133     1     PNC            Comfort Inn - Lithia Springs                     850 Crestmark Drive
  134     1     MLML           McKinley Town Center                             401 East Liberty Street
  135     1     Artesia        Aero Building                                    4025 Camino Del Rio South
  136     1     Artesia        Plaza on Main Street                             15550 Main Street
  137     1     PNC            BlackHawk Corporate Center II                    3050 W. Agua Fria Freeway
  138     1     CRF            Santa Monica Main Street and Burbank Properties  Various
 138.1    1     CRF            Burbank                                          142-150 North San Fernando Road and 212 East Orange
                                                                                Grove Avenue
 138.2    1     CRF            Santa Monica Main Street                         2708, 2712 & 2801 Main Street
  139     1     CRF            Walgreens - Sunset & Western                     5451 West Sunset Boulevard
  140     2     CRF            Ridgewood Apartments - Las Vegas                 3355 South Arville Street
  141     1     PNC            Buffalo Business Center                          2451 South Buffalo Drive
  142     1     Artesia        River Park                                       4012 South River Road
  143     2     MLML           Eastbrooke Apartments                            11894 East 13 Mile Road
  144     1     CRF            Walgreens - Aurora IL                            1180 North Farnsworth Avenue
  145     2     MLML           Tall Grass Apartments                            1209 West Battlefield
  146     1     MLML           Chimney Corners                                  1051 Long Ridge Road
  147     1     MLML           Springhill Suites - Katy                         2501 Texmati Drive
  148     1     CRF            Santee Alley                                     1152, 1154, 1156 Santee Street
  149     1     Artesia        Cross Pointe Center                              1441 & 1453 North Saginaw Boulevard
  150     1     CRF            Shaw Blackstone Center                           5048-5060 North Blackstone Avenue
  151     1     PNC            Dollar Self Storage Corona                       205 North Lincoln Avenue
  152     1     Artesia        GSA Office Pool                                  Various
 152.1    1     Artesia        GSA - Lakewood, CO                               12305 West Dakota Avenue
 152.2    1     Artesia        GSA - Moore, OK                                  200 Northeast 27th Street
 152.3    1     Artesia        GSA - Lawton, OK                                 1610 Southwest Lee Boulevard
  153     2     CRF            Murphy - Autumn Hills Apartments                 4483 Flat Shoals Road
  154     2     CRF            Murphy - Park Bridge Apartments                  4694 Cowan Road
  155     2     CRF            Murphy - Sandpiper Apartments                    400 Sandpiper Lane
  156     1     CRF            Expo Center                                      3801 Lakeview Parkway
  157     1     Artesia        Academy Sports                                   100 Peachwood Centre Drive
  158     1     PNC            35-37 Inverness                                  35-37 Inverness Drive East
  159     1     Artesia        Manayunk Retail                                  3720-40 Main Street
                PNC            Lakewood Roll-up                                 Various
  160     1     PNC            Lakewood Business Center I                       2632-2642 NE Hagan Road
  161     1     PNC            Lakewood Business Center II                      2650 NE Hagan Road
  162     1     Artesia        Solano Diagnostic Imaging                        1101 B. Gale Wilson Boulevard
  163     1     Artesia        Vaca Valley Health Plaza                         1010 Nut Tree Road
  164     1     Artesia        South Point Pavilion                             1479 & 1481-1503 Highway 20 West
  165     1     PNC            Best Western Rochester Marketplace Inn           940 Jefferson Road
  166     1     MLML           438 First Street                                 438 First Street
  167     2     PNC            Holmdel Pointe Apartments                        36 Center Street
  168     1     CRF            Rouses Market Place Shopping Center              3441 East Causeway Approach
  169     1     Artesia        Tangent Business Park                            32140 Old Highway 34, 32141 Mallard and 33414 Eagle
                                                                                Drive
  170     2     Artesia        Cedar Springs Apartments                         4835 North Cedar Avenue
  171     1     CRF            Greenville Village MHP                           6509 Greenville Loop Road
  172     2     MLML           Ashton Lake Apartments                           2610 Marfitt Road
  173     1     CRF            Harding Plaza                                    1801-1891 North Federal Highway
  174     1     PNC            Four Cities Properties Portfolio                 Various
 174.1    1     PNC            16th Avenue Self Storage                         1550 16th Avenue Southwest
 174.2    1     PNC            University Self Storage                          2504 Holiday Road
 174.3    1     PNC            Meadow View Apartments                           1200,1220,1240,1260,1350 & 1360 Meadowview Drive
 174.4    1     PNC            Waterloo Extra Space                             1923 East Mitchell Avenue
  175     2     CRF            Dauphine Apartments                              2515 West Frierson Avenue
  176     1     CRF            Mountain Vista Plaza                             3961 East Lohman Avenue
  177     1     MLML           Downey Medical                                   10800 Paramount Boulevard
  178     1     MLML           Radisson Indianapolis Airport                    2500 South High School Road
  179     2     PNC            Columbia Court & Frazee Avenue Apartments
                               Apartments                                       624,656,670 Frazee and 818,903,907,915,921,929,935
                                                                                Thurstin Avenue
  180     1     Artesia        Summit North                                     2214, 2220 and 2230 Mall Drive East
  181     2     CRF            Apple Valley Apartments                          9552 Apple Valley Drive
  182     1     MLML           Old Glory                                        85 5th Avenue
  183     1     CRF            Comfort Suites SouthHaven                        7075 Moore Drive
  184     2     PNC            Shadow Wood Apartments                           1001 McKeen Place
  185     1     CRF            Krauss Maffei Industrial                         7095 Industrial Road
  186     1     Artesia        MKS Instruments                                  5330 & 5360 Sterling Drive
  187     1     Artesia        Langhorne Road                                   2215 Langhorne Road
  188     1     CRF            Mesa Ridge                                       6725 Mesa Ridge Road
  189     2     PNC            Savannah House of Norman                         2500 Meadowood Boulevard
  190     1     MLML           Maple Plain Industrial                           5130 Industrial Street & 1350 Budd Avenue
  191     1     Artesia        Westbury Financial Park Building                 7 Arley Way
  192     1     MLML           935 River Road                                   935 River Road
  193     1     MLML           Huffines Building                                8200 Douglas Avenue
  194     2     PNC            Enterprise Square Apartments                     506, 514, 524 North Enterprise and 422 East Merry
                                                                                Street
  195     1     PNC            Shops at Enon Springs                            496-538 Enon Springs Road East
  196     1     Artesia        Fresenius Medical Pool                           Various
 196.1    1     Artesia        Laredo Medical                                   5501 Springfield Avenue
 196.2    1     Artesia        Houston Medical                                  8340 Coffee Street
 196.3    1     Artesia        Ripley Medical                                   1000 New Stone Ridge Road
  197     1     PNC            New Sunshine Tech Center                         3534 East Sunshine Street
  198     1     MLML           Pocono Green Plaza                               10409 Midlothian Turnpike
  199     1     Artesia        Time Warner Telecom                              14200 East Jewell Avenue
  200     1     MLML           517 & 523 S. Cascade Ave. (Trolley Buildings)    517 & 523 South Cascade Avenue
  201     1     CRF            Hampton Inn Livermore                            2850 Constitution Drive
  202     2     MLML           New Castle Apartments                            5700 Roper Street
  203     1     Artesia        Berkshire Plaza                                  1427 South Broadway Street and 5-41 West 15th Street
  204     1     CRF            Milpitas Retail                                  301- 333 South Abbott Avenue
  205     2     CRF            222 S Tower Drive Apartments                     222-228 South Tower Drive
  206     1     PNC            Mariner Plaza                                    17644 Coastal Highway
  207     1     CRF            Fruitville Crossing Shopping Center              1950 - 1966 Fruitville Pike
  208     1     MLML           Encore Office                                    14055 Seaway Road
  209     2     CRF            The Lakes Apartments                             1001 East Redbud Avenue
  210     2     Artesia        Autumn Woods Apartments                          1301 & 1305 15th Street Northeast
  211     1     PNC            ONeal Steel - Indianapolis                       9990 East 56th Street
  212     1     MLML           197 Eighth Street                                197 Eighth Street
  213     1     CRF            3300 Pennsy Drive                                3300 Pennsy Drive
  214     1     MLML           Inverrary Plaza West                             7301-7329 West Oakland Park Boulevard
  215     1     Artesia        Kinetics Building                                26055 & 26159 Southwest Canyon Creek Road
  216     1     PNC            Hampton Inn & Suites                             1535 West McClain Avenue
  217     1     CRF            Guthrie Medical Center                           31 Arnot Road
  218     1     Artesia        Anchor Motor Inn - Bayside, NY                   215-34 Northern Boulevard
  219     1     MLML           4800 Olson Memorial Park                         4800 Olson Memorial Highway
  220     1     MLML           Southpark Shopping Center                        101-215 West County Line Road
  221     1     Artesia        Estrella Town Center                             7710 West Lower Buckeye Road
  222     1     Artesia        Splitrock Square                                 304, 306, 308, 314, 316 & 318 South Splitrock
                                                                                Boulevard
  223     1     PNC            Super Center Plaza                               2725 North Kansas Expressway
  224     1     PNC            Quail Creek Plaza                                1440 West Republic Road
  225     1     PNC            8680 Miralani Drive                              8680 Miralani Drive
  226     1     CRF            Holiday Inn Express Vicksburg                    4330 South Frontage Road
  227     1     Artesia        Buckley Plaza                                    4321-4335 and 4343 South Buckley Road
  228     1     CRF            Land Oak Office                                  10241 & 10307-10341 Kingston Pike
  229     1     MLML           Palmdale Self Storage                            3305 East Palmdale Boulevard
  230     1     Artesia        Wildwood Dental Clinic                           1617 183rd Street Southeast
  231     1     CRF            Vine Village Retail                              1201 Winter Garden Vineland Road
  232     1     CRF            East Sunrise Retail - Sayville                   5640 Sunrise Highway
  233     1     PNC            McCormick Place - Prescott                       325 W. Gurley Street
  234     1     CRF            Esplanade                                        35 - 325 Date Palm Drive
  235     2     CRF            JoPa Mobile Home Community                       2006 Prater Way
  236     1     CRF            Staples Mill Business Center                     8201-8261 Hermitage Road
  237     1     CRF            Fairfield Inn Pearl                              407 Riverwind Drive
  238     2     CRF            Pasadena Los Robles Apts                         157 South Los Robles Avenue
  239     1     CRF            Somerset Meadows                                 5655 Blue Ridge Avenue
  240     1     PNC            Power Road Plaza                                 801 South Power Road
  241     1     CRF            Hanson's Corner - Hutto, TX                      560 US Highway 79
  242     2     CRF            Waterside Apartments - Ron Glas                  3640 49th Avenue North
  243     1     MLML           Citibank Retail Condo                            1515 Locust Street
  244     2     CRF            Cloverdale Apartments2                           364 South Cloverdale Avenue
  245     2     Artesia        Oaks and Silver Oaks Apartments                  Various
 245.1    2     Artesia        The Oaks Apartments                              4301 West Okmulgee Street
 245.2    2     Artesia        Silver Oaks Apartments                           4315 West Okmulgee Street
  246     1     Artesia        Emerson Plaza Phase I                            4040 South Orchard Street
  247     1     PNC            1001 Pacific Building                            1001 Pacific Avenue
  248     2     CRF            Johnson City Apartments                          3000, 3002, 3006, 3008 South Road Street
  249     1     CRF            Bristol Palms                                    2600 South Bristol Street
  250     1     MLML           CVS - Philadelphia South 70th Street             3101 South 70th Street
  251     1     CRF            3433 Connecticut Avenue                          3433-3435 Connecticut Avenue Northwest
  252     1     CRF            Lomita Plaza                                     1210-1250 Lomita Boulevard
  253     1     CRF            Highland Oaks Apartments & Mall                  Various
 253.1    1     CRF            Highland Oaks Apartments                         501-516 & 518, 520, 522, 524, 526, 528, 530, 532,
                                                                                and 534 Jamy Lane
 253.2    1     CRF            Highland Oaks Mall                               975 Tech Drive
  254     2     CRF            Windsor Place Townhomes                          2 Windsor Drive
  255     1     CRF            Comfort Suites Monroe                            1401 Martin Luther King Jr. Drive
  256     1     CRF            UCLA Medical Office                              1035-1045 Gayley Avenue
  257     1     CRF            Trane Warehouse                                  12732 Oak Lake Court
  258     1     CRF            Retreat Village Shopping Center                  200 Retreat Road
  259     2     CRF            Webster Court Apartments                         400 Mars Street
  260     2     PNC            Lakewood Gardens                                 3272 S. Lakewood Avenue
  261     2     CRF            Bestland Independent Living                      606 East Best Avenue
  262     2     CRF            4750 Sepulveda                                   4750 Sepulveda Boulevard
  263     1     PNC            Eckerd Plaza - Niagara Street                    11 and 47 Niagra Street/20 Main Street
  264     1     CRF            Marks Street Retail                              410 Marks Street
  265     2     CRF            Kittridge Street Apartments                      11820 Kittridge Street
  266     1     PNC            Rite Aid - Yuba City                             1590 Butte House Road
  267     1     CRF            Comfort Inn Bossier                              1100 Delhi Avenue
  268     1     Artesia        Econo Lodge - Brunswick, GA                      630 Perry Lane Road
  269     1     MLML           1227 West Liberty Street                         1227 West Liberty Street
  270     1     Artesia        Oak Mountain Lodge                               1902 Highway 31 South
  271     1     Artesia        Sleep Inn - Greenville, SC                       231 North Pleasantburg Drive
  272     1     PNC            Latta Road Plaza                                 4419-4433 Dewey Ave.
  273     2     PNC            Laurel Apartments                                321 West Laurel
  274     2     CRF            Hull Student Housing                             1416-1428 Haslett Road and 1127 North Hagadorn
  275     1     Artesia        Albertson's Retail Center - Yuma, AZ Pad Lease   2331 South Avenue B
  276     2     PNC            Gulf Royale Apartments                           1320 31st Street North
  277     1     CRF            Mountain View Retail Center                      28014-28030 Seco Canyon Road
  278     1     Artesia        Division Street Centre                           2801 & 2815 Division Street
  279     1     CRF            Regal Storage                                    1053 FM 2004 Road
  280     1     CRF            Hampton Inn Monroe                               1407 Martin Luther King Jr. Drive
  281     1     Artesia        Sunridge Village                                 10880 South Eastern Avenue
  282     1     CRF            Beverly Blvd. Retail Center                      2900 West Beverly Boulevard
  283     1     MLML           Rite Aid - Ground Lease                          115 Leader Heights Road
  284     1     Artesia        Cypress Shopping Center                          2300 Airline Drive
  285     2     MLML           Cypress Village Apartments                       5057 West 4th Street
  286     1     CRF            Watson Lake Center                               2594 Loganville Highway
  287     2     CRF            French Quarter Apartments                        6400 North Armenia Avenue
  288     1     CRF            CVS - Fort Washington, MD                        8261 Oxon Hill Road
  289     1     CRF            HGH Properties                                   1829-1915 North Orange Avenue
  290     1     MLML           Moss Plaza                                       9892 Bustleton Avenue
  291     1     PNC            24 Hour Self Storage                             7302 Senate Avenue
  292     1     MLML           Eastern Heights Plaza                            7582 Currell Boulevard
  293     2     CRF            Roosevelt Townhomes                              12545 Roosevelt Way Northeast
  294     1     CRF            Long Beach Two Tenant Retail                     5094 East Los Coyotes Diagonal
  295     1     PNC            Dexxon Digital Storage                           7611 Green Meadows Drive
  296     1     CRF            CVS - Frederick, MD                              8032 Liberty Road
  297     1     CRF            Greenspring Valley Office Center                 9505 Reisterstown Road
  298     2     CRF            Oxnard Apartments                                14023-14027 Oxnard Street
  299     1     Artesia        Aspen Station Shoppes                            3665 Old Milton Parkway
  300     1     CRF            Bradenton Self Storage                           5305 Manatee Avenue West
  301     1     MLML           Rite-Aid Frostburg                               101 Bishop Murphy Drive
  302     1     MLML           Village at Parker I                              10530 & 10550 South Progress Way
  303     1     CRF            Spencer Village Shopping Center                  3631 Spencer Highway
  304     1     CRF            GSA Chicago Heights                              104 South Halsted Street
  305     1     CRF            1219 E. Debbie Lane                              1219 East Debbie Lane
  306     1     CRF            La Quinta Pearl                                  501 South Pearson Road
  307     1     CRF            Spencer Highway Shopping Center                  8740 Spencer Highway
  308     2     CRF            Woodlands Apts Warner Robbins                    319 Bradly Drive
  309     1     CRF            Candlestick Park MHP                             165 Lattintown Road
  310     1     CRF            Braes North Shopping Center                      9150 Chimney Rock
  311     1     CRF            Yakima Office Building                           1240 Ahtanum Ridge Business Park
  312     1     Artesia        Park Central Crossing                            8565 Memorial Boulevard
  313     1     CRF            Melissa Shopping Center                          2028 State Highway 121
  314     1     PNC            Marketplace on Grove  - PFF Bank                 2280 South Grove Avenue
  315     2     PNC            Peachtree Garden Apartments                      1000 North Mustang Road
  316     1     CRF            EDC Building                                     4650-4670 Churchill Street
  317     2     CRF            Shadow Park Apartments                           3401 12th Avenue
  318     1     PNC            Marketplace on Grove  - McDonalds                1170 East Philadelphia Street
  319     1     PNC            Marketplace at Grove  - Panda Express            1160 East Philadelphia Street
  320     1     CRF            Neighborhood Storage                             3720 South 900 East
  321     1     PNC            Marketplace on Grove - El Pollo Loco             1180 East Philadelphia Street
  322     1     Artesia        GSA Building - El Dorado, AR                     2600 West Hillsboro Street
  323     1     CRF            Buffalo Wild Wings                               475 North Houk Road
  324     1     CRF            Garden Center                                    3023 Cypress Gardens Road
  325     1     CRF            Starbucks-Chipotle                               1390 South Cooper Street
  326     2     CRF            Debbie Manor                                     13412 Vanowen Street

                                                                       NUMBER OF        PROPERTY                  PROPERTY
LOAN #         CITY           STATE   ZIP CODE          COUNTY        PROPERTIES          TYPE                     SUBTYPE
------------------------------------------------------------------------------------------------------------------------------------

   1    Huntington Beach       CA       92647   Orange                    1       Office                CBD
   2    Calabasas              CA       91302   Los Angeles               1       Retail                Anchored
   3    Boston                 MA       02108   Suffolk                   1       Office                CBD
   4    Bethesda               MD       20814   Montgomery                1       Hospitality           Full Service
   5    Hayward                CA       94541   Alameda                   1       Office                Single Tenant
   6    Clementon              NJ       08021   Camden                    1       Multifamily           Garden
   7    Las Vegas              NV       89121   Clark                     1       Retail                Anchored
   8    Rogers                 AR       72756   Benton                    1       Retail                Anchored
   9    Orlando                FL       32824   Orange                    1       Industrial            Warehouse
  10    Lewisville             TX       75067   Denton                    1       Multifamily           Garden
  11    Various              Various   Various  Various                  62       Retail                Convenience Store
 11.01  Atlanta                GA       30305   Fulton                    1       Retail                Convenience Store
 11.02  Marietta               GA       30060   Cobb                      1       Retail                Convenience Store
 11.03  Cartersville           GA       30121   Bartow                    1       Retail                Convenience Store
 11.04  Atlanta                GA       30316   Dekalb                    1       Retail                Convenience Store
 11.05  Norcross               GA       30071   Gwinnett                  1       Retail                Convenience Store
 11.06  Woodstock              GA       30188   Cherokee                  1       Retail                Convenience Store
 11.07  Lithia Springs         GA       30122   Douglas                   1       Retail                Convenience Store
 11.08  Austell                GA       30168   Cobb                      1       Retail                Convenience Store
 11.09  East Point             GA       30344   Fulton                    1       Retail                Convenience Store
 11.10  Union City             GA       30291   Fulton                    1       Retail                Convenience Store
 11.11  College Park           GA       30349   Clayton                   1       Retail                Convenience Store
 11.12  Stockbridge            GA       30281   Clayton                   1       Retail                Convenience Store
 11.13  East Point             GA       30344   Fulton                    1       Retail                Convenience Store
 11.14  Atlanta                GA       30328   Fulton                    1       Retail                Convenience Store
 11.15  Flowery Branch         GA       30542   Hall                      1       Retail                Convenience Store
 11.16  Snellville             GA       30039   Gwinnett                  1       Retail                Convenience Store
 11.17  Snellville             GA       30039   Gwinnett                  1       Retail                Convenience Store
 11.18  Douglasville           GA       30134   Douglas                   1       Retail                Convenience Store
 11.19  Elberton               GA       30635   Elbert                    1       Retail                Convenience Store
 11.20  Atlanta                GA       30324   Fulton                    1       Retail                Convenience Store
 11.21  Conyers                GA       30012   Rockdale                  1       Retail                Convenience Store
 11.22  Dallas                 GA       30132   Paulding                  1       Retail                Convenience Store
 11.23  Decatur                GA       30034   Dekalb                    1       Retail                Convenience Store
 11.24  Atlanta                GA       30315   Fulton                    1       Retail                Convenience Store
 11.25  Atlanta                GA       30312   Fulton                    1       Retail                Convenience Store
 11.26  Decatur                GA       30035   Dekalb                    1       Retail                Convenience Store
 11.27  College Park           GA       30349   Fulton                    1       Retail                Convenience Store
 11.28  Snellville             GA       30039   Gwinnett                  1       Retail                Convenience Store
 11.29  Dothan                 AL       36302   Houston                   1       Retail                Convenience Store
 11.30  Dothan                 AL       36301   Houston                   1       Retail                Convenience Store
 11.31  Milledgeville          GA       31061   Baldwin                   1       Retail                Convenience Store
 11.32  Riverdale              GA       30296   Clayton                   1       Retail                Convenience Store
 11.33  Locust Grove           GA       30248   Henry                     1       Retail                Convenience Store
 11.34  Douglasville           GA       30135   Douglas                   1       Retail                Convenience Store
 11.35  Cumming                GA       30044   Forsyth                   1       Retail                Convenience Store
 11.36  Atlanta                GA       30324   Fulton                    1       Retail                Convenience Store
 11.37  Marietta               GA       30067   Cobb                      1       Retail                Convenience Store
 11.38  Atlanta                GA       30311   Fulton                    1       Retail                Convenience Store
 11.39  Marietta               GA       30060   Cobb                      1       Retail                Convenience Store
 11.40  Jonesboro              GA       30236   Clayton                   1       Retail                Convenience Store
 11.41  Douglasville           GA       30134   Douglas                   1       Retail                Convenience Store
 11.42  Cumming                GA       30534   Dawson                    1       Retail                Convenience Store
 11.43  Dawsonville            GA       31031   Forsyth                   1       Retail                Convenience Store
 11.44  Canton                 GA       30114   Cherokee                  1       Retail                Convenience Store
 11.45  Ball Ground            GA       30107   Cherokee                  1       Retail                Convenience Store
 11.46  Kennesaw               GA       30144   Cobb                      1       Retail                Convenience Store
 11.47  Decatur                GA       30033   Dekalb                    1       Retail                Convenience Store
 11.48  Gainesville            GA       30506   Hall                      1       Retail                Convenience Store
 11.49  Woodstock              GA       30189   Cherokee                  1       Retail                Convenience Store
 11.50  Dublin                 GA       31021   Laurens                   1       Retail                Convenience Store
 11.51  Ringgold               GA       30736   Catoosa                   1       Retail                Convenience Store
 11.52  Marietta               GA       30067   Cobb                      1       Retail                Convenience Store
 11.53  Atlanta                GA       30310   Fulton                    1       Retail                Convenience Store
 11.54  Chamblee               GA       30341   Dekalb                    1       Retail                Convenience Store
 11.55  Atlanta                GA       30317   Dekalb                    1       Retail                Convenience Store
 11.56  Rome                   GA       30161   Floyd                     1       Retail                Convenience Store
 11.57  Atlanta                GA       30306   Fulton                    1       Retail                Convenience Store
 11.58  Atlanta                GA       30316   Fulton                    1       Retail                Convenience Store
 11.59  Austell                GA       30168   Cobb                      1       Retail                Convenience Store
 11.60  White                  GA       30164   Bartow                    1       Retail                Convenience Store
 11.61  Adairsville            GA       30103   Bartow                    1       Retail                Convenience Store
 11.62  Lafayette              GA       30728   Walker                    1       Retail                Convenience Store
  12    Kapaa                  HI       96746   Kauai                     1       Retail                Anchored
  13    Charlotte              NC       28203   Mecklenburg               1       Office                Medical
  14    Boca Raton             FL       33433   Palm Beach                2       Multifamily           Garden
 14.1   Boca Raton             FL       33433   Palm Beach                1       Multifamily           Garden
 14.2   Boca Raton             FL       33433   Palm Beach                1       Multifamily           Garden
  15    Jersey City            NJ       07302   Hudson                    1       Mixed Use             Retail/Multifamily/Self
                                                                                                        Storage
        Various                TX      Various  Various                   3       Multifamily           Garden
  16    Austin                 TX       78731   Travis                    1       Multifamily           Garden
  17    Houston                TX       77084   Harris                    1       Multifamily           Garden
  18    Houston                TX       77042   Harris                    1       Multifamily           Garden
  19    Denver                 CO       80203   Denver                    1       Hospitality           Full Service
  20    Corpus Christi         TX       78413   Nueces                    1       Multifamily           Garden
  21    Long Beach             CA       90808   Los Angeles               1       Mixed Use             Office/Retail
  22    Carlsbad               CA       92011   San Diego                 1       Office                Suburban
  23    Sunrise                FL       33323   Broward                   1       Multifamily           Garden
  24    North Las Vegas        NV       89031   Clark                     1       Multifamily           Garden
  25    Farmers Branch         TX       75234   Dallas                    1       Office                Single Tenant
  26    Van Nuys               CA       91411   Los Angeles               1       Office                Suburban
  27    Santa Monica           CA       90401   Los Angeles               1       Mixed Use             Office/Retail
  28    Greenwood Village      CO       80111   Arapahoe                  1       Mixed Use             Office/Retail
  29    Los Angeles            CA       90015   Los Angeles               1       Multifamily           Mid/High Rise
  30    Phoenix                AZ       85017   Maricopa                  1       Multifamily           Garden
  31    Laramie                WY       82072   Albany                    1       Multifamily           Student Housing
  32    Various              Various   Various  Various                   5       Various               Various
 32.1   Rocklin                CA       95765   Placer                    1       Industrial            Flex
 32.2   Rocklin                CA       95677   Placer                    1       Retail                Unanchored
 32.3   El Paso                TX       79936   El Paso                   1       Industrial            Warehouse
 32.4   Tulsa                  OK       74146   Tulsa                     1       Industrial            Warehouse
 32.5   Broken Arrow           OK       74012   Tulsa                     1       Industrial            Warehouse
  33    Las Vegas              NV       89118   Clark                     1       Retail                Unanchored
  34    Las Vegas              NV       89118   Clark                     1       Industrial            Office/Warehouse
  35    Various                GA      Various  Various                   3       Various               Various
 35.1   Alpharetta             GA       30005   Forsyth                   1       Office                Suburban
 35.2   Norcross               GA       30071   Gwinnett                  1       Industrial            Warehouse
 35.3   Norcross               GA       30071   Gwinnett                  1       Industrial            Flex
  36    Mesa                   AZ       85206   Maricopa                  1       Retail                Anchored
  37    Las Vegas              NV       89128   Clark                     1       Retail                Unanchored
  38    Dublin                 CA       94568   Alameda                   1       Retail                Shadow Anchored
  39    Various              Various   Various  Various                   3       Office                Medical
 39.1   Keller                 TX       76248   Tarrant                   1       Office                Medical
 39.2   Dayton                 OH       45402   Montgomery                1       Office                Medical
 39.3   Wylie                  TX       75098   Collin                    1       Office                Medical
  40    Brea                   CA       92818   Orange                    1       Retail                Unanchored
  41    Santa Ana              CA       92704   Orange                    1       Retail                Unanchored
  42    Spartanburg            SC       29303   Spartanburg               1       Industrial            Warehouse/Distribution
  43    Auburn                 WA       98002   King                      1       Multifamily           Garden
  44    Frisco                 TX       75034   Collin                    1       Mixed Use             Office/Retail
  45    Huntington Beach       CA       92648   Orange                    1       Retail                Unanchored
  46    Wichita                KS       67226   Sedgwick                  1       Multifamily           Garden
  47    Walnut Creek           CA       94598   Contra Costa              1       Office                Medical
  48    Aventura               FL       33180   Miami-Dade                1       Office                Suburban
  49    Skaneateles            NY       13152   Onondaga                  1       Hospitality           Full Service
  50    Las Vegas              NV       89108   Clark                     1       Multifamily           Garden
  51    Henderson              NV       89014   Clark                     1       Retail                Shadow Anchored
  52    Painesville            OH       44077   Lake                      1       Mixed Use             Office/Retail
  53    Duluth                 GA       30096   Gwinnett                  1       Retail                Anchored
  54    Moreno Valley          CA       92553   Riverside                 1       Multifamily           Garden
  55    Carmel                 IN       46290   Hamilton                  1       Office                Suburban
  56    Watsonville            CA       95076   Santa Cruz                1       Manufactured Housing  Mobile Home Park
  57    Gainesville            FL       32608   Alachua                   1       Hospitality           Full Service
  58    Los Angeles            CA       91606   Los Angeles               1       Multifamily           High Rise
  59    Plymouth               MN       55441   Hennepin                  1       Retail                Anchored
  60    Houston                TX       77040   Harris                    1       Multifamily           Garden
  61    Lakeland               FL       33805   Polk                      1       Retail                Unanchored
  62    San Antonio            TX       78209   Bexar                     1       Office                Suburban
  63    Adelanto               CA       92301   San Bernardino            1       Retail                Shadow Anchored
  64    Stone Mountain         GA       30083   Dekalb                    1       Multifamily           Garden
  65    Various              Various   Various  Various                   8       Various               Various
 65.1   Westminster            MD       21157   Carroll                   1       Office                Suburban
 65.2   Edgewood               MD       21040   Harford                   1       Office                Suburban
 65.3   Littlestown            PA       17340   Adams                     1       Multifamily           Garden
 65.4   Bel Air                MD       21014   Harford                   1       Retail                Unanchored
 65.5   Westminster            MD       21157   Carroll                   1       Mixed Use             Office/Retail
 65.6   Pikesville             MD       21208   Baltimore                 1       Mixed Use             Retail/Office
 65.7   Shrewsbury             PA       17361   York                      1       Retail                Unanchored
 65.8   Baltimore              MD       21222   Baltimore                 1       Retail                Unanchored
  66    Various              Various   Various  Various                   3       Hospitality           Limited Service
 66.1   Jackson                WY       83001   Teton                     1       Hospitality           Limited Service
 66.2   Cody                   WY       82414   Park                      1       Hospitality           Limited Service
 66.3   Coeur d'Alene          ID       83814   Kootenai                  1       Hospitality           Limited Service
  67    Ennis                  TX       75119   Ellis                     1       Office                Suburban
  68    Tampa                  FL       33613   Hillsborough              1       Multifamily           Garden
  69    Palo Alto              CA       94303   Santa Clara               1       Office                R&D Flex
  70    Cedar Rapids           IA       52404   Linn                      1       Multifamily           Garden
  71    Brooklyn               OH       44129   Cuyahoga                  1       Retail                Anchored
  72    Las Vegas              NV       89109   Clark                     1       Retail                Anchored
  73    Scottsdale             AZ       85260   Maricopa                  1       Retail                Unanchored
  74    Southfield             MI       48034   Oakland                   1       Office                Suburban
  75    Phoenix                AZ       85053   Maricopa                  1       Industrial            Office/Warehouse
  76    Torrance               CA       90502   Los Angeles               1       Office                Suburban
  77    Tampa                  FL       33616   Hillsborough              1       Multifamily           Garden
  78    Woodstock              IL       60098   McHenry                   1       Industrial            Manufacturing
  79    Various                PA      Various  Allegheny                 2       Self Storage          Self Storage
 79.1   Bridgeville            PA       15017   Allegheny                 1       Self Storage          Self Storage
 79.2   Pittsburgh             PA       15238   Allegheny                 1       Self Storage          Self Storage
  80    Horseheads             NY       14845   Chemung                   1       Hospitality           Full Service
  81    Los Angeles            CA       91436   Los Angeles               1       Office                Suburban
  82    Houston                TX       77043   Harris                    1       Industrial            Flex
  83    Tulsa                  OK       74133   Tulsa                     1       Multifamily           Garden
  84    Sun City West          AZ       85375   Maricopa                  1       Retail                Anchored
  85    Stillwater             OK       74075   Payne                     1       Retail                Anchored
  86    Hoboken                NJ       07030   Hudson                    1       Retail                Unanchored
  87    Santa Clarita          CA       91351   Los Angeles               1       Retail                Unanchored
  88    Shenandoah             TX       77384   Montgomery                1       Office                Medical
  89    Sacramento             CA       95827   Sacramento                1       Office                Suburban
  90    Springfield            MO       65803   Greene                    1       Retail                Unanchored
  91    Moreno Valley          CA       92557   Riverside                 1       Multifamily           Garden
  92    Ypsilanti Township     MI       48197   Washtenaw                 1       Multifamily           Garden
  93    Morrisville            NC       27560   Wake                      1       Hospitality           Limited Service
  94    Strongsville           OH       44149   Cuyahoga                  1       Industrial            Manufacturing
  95    Staten Island          NY       10304   Richmond                  1       Self Storage          Self Storage
  96    Fairfield              CA       94533   Solano                    1       Office                Medical
  97    Las Vegas              NV       89119   Clark                     1       Multifamily           Garden
  98    Torrance               CA       90503   Los Angeles               1       Office                Medical
  99    Ontario                CA       91764   San Bernardino            1       Retail                Anchored
  100   Phoenix                AZ       85013   Maricopa                  1       Land                  Land
  101   Montgomery             AL       36106   Montgomery                1       Multifamily           Garden
  102   Medford                OR       97504   Jackson                   1       Hospitality           Full Service
  103   San Juan Capistrano    CA       92675   Orange                    1       Retail                Unanchored
  104   Various                NY       12065   Saratoga                  5       Various               Various
 104.1  Clifton Park           NY       12065   Saratoga                  1       Self Storage          Self Storage
 104.2  Clifton Park           NY       12065   Saratoga                  1       Self Storage          Self Storage
 104.3  Clifton Park           NY       12065   Saratoga                  1       Retail                Unanchored
 104.4  Clifton Park           NY       12065   Saratoga                  1       Office                Office/Church
 104.5  Halfmoon               NY       12065   Saratoga                  1       Office                Suburban
  105   Montgomery             TX       77316   Montgomery                1       Retail                Anchored
  106   La Jolla               CA       92037   San Diego                 1       Office                Suburban
  107   Potsdam                NY       13676   Saint Lawrence            1       Retail                Anchored
  108   Santa Rosa             CA       95403   Sonoma                    1       Office                Suburban
  109   Houston                TX       77090   Harris                    1       Retail                Anchored
  110   South Gate             CA       90280   Los Angeles               1       Retail                Anchored
  111   Los Angeles            CA       90020   Los Angeles               1       Retail                Unanchored
  112   Memphis                TN       38128   Shelby                    1       Multifamily           Garden
  113   Eagan                  MN       55122   Dakota                    1       Hospitality           Full Service
  114   Orlando                FL       32835   Orange                    1       Office                Suburban
  115   Baton Rouge            LA       70809   East Baton Rouge          1       Office                Suburban
  116   Madera                 CA       93638   Madera                    1       Retail                Anchored
  117   San Antonio            TX       78232   Bexar                     1       Industrial            Flex
  118   Milwaukee              WI       53223   Milwaukee                 1       Office                Suburban
  119   Olympia                WA       98502   Thurston                  1       Retail                Anchored
  120   Cedar Rapids           IA       52404   Linn                      1       Industrial            Warehouse
  121   College Station        TX       77840   Brazos                    1       Multifamily           Garden
  122   Westlake Village       CA       91362   Los Angeles               1       Office                Suburban
  123   Kent                   WA       98032   King                      1       Industrial            Office/Warehouse
  124   Lompoc                 CA       93436   Santa Barbara             1       Retail                Unanchored
  125   Los Angeles            CA       90058   Los Angeles               1       Mixed Use             Multifamily/Industrial/
                                                                                                        Office
  126   San Diego              CA       92109   San Diego                 1       Retail                Unanchored
  127   El Centro              CA       92243   Imperial                  1       Retail                Anchored
  128   Hemet                  CA       92544   Riverside                 1       Retail                Anchored
  129   Houston                TX       77077   Harris                    1       Office                Suburban
  130   Houston                TX       77038   Harris                    1       Manufactured Housing  Mobile Home Park
  131   Newport Beach          CA       92660   Orange                    1       Office                Suburban
  132   Loveland               CO       80538   Larimer                   1       Hospitality           Limited Service
  133   Lithia Springs         GA       30122   Douglas                   1       Hospitality           Limited Service
  134   Ann Arbor              MI       48104   Washtenaw                 1       Retail                Unanchored
  135   San Diego              CA       92108   San Diego                 1       Office                Suburban
  136   Hesperia               CA       92345   San Bernardino            1       Retail                Unanchored
  137   Phoenix                AZ       85027   Maricopa                  1       Office                Suburban Office
  138   Various                CA      Various  Los Angeles               2       Various               Various
 138.1  Burbank                CA       91502   Los Angeles               1       Mixed Use             Retail/Office
 138.2  Santa Monica           CA       90405   Los Angeles               1       Retail                Unanchored
  139   Los Angeles            CA       90027   Los Angeles               1       Retail                Anchored
  140   Las Vegas              NV       89102   Clark                     1       Multifamily           Garden
  141   Las Vegas              NV       89117   Clark                     1       Office                Suburban
  142   St. George             UT       84790   Washington                1       Industrial            Office/Warehouse
  143   Warren                 MI       48093   Macomb                    1       Multifamily           Garden
  144   Aurora                 IL       60504   Kane                      1       Retail                Anchored
  145   Springfield            MO       65807   Greene                    1       Multifamily           Garden
  146   Stamford               CT       06903   Fairfield                 1       Retail                Unanchored
  147   Katy                   TX       77494   Harris                    1       Hospitality           Limited Service
  148   Los Angeles            CA       90015   Los Angeles               1       Retail                Unanchored
  149   Saginaw                TX       76179   Tarrant                   1       Retail                Shadow Anchored
  150   Fresno                 CA       93710   Fresno                    1       Retail                Anchored
  151   Corona                 CA       92882   Riverside                 1       Self Storage          Self Storage
  152   Various              Various   Various  Various                   3       Various               Various
 152.1  Lakewood               CO       80228   Jefferson                 1       Industrial            Office/Warehouse
 152.2  Moore                  OK       73160   Cleveland                 1       Office                Suburban
 152.3  Lawton                 OK       73501   Comanche                  1       Office                Suburban
  153   Union City             GA       30291   Fulton                    1       Multifamily           Garden
  154   Acworth                GA       30101   Cobb                      1       Multifamily           Garden
  155   Casselberry            FL       32707   Seminole                  1       Multifamily           Garden
  156   Rowlett                TX       75088   Dallas                    1       Retail                Unanchored
  157   Spartanburg            SC       29301   Spartanburg               1       Retail                Single Tenant
  158   Englewood              CO       80112   Arapahoe                  1       Mixed Use             Industrial/Office
  159   Philadelphia           PA       19127   Philadelphia              1       Retail                Unanchored
        Lee's Summit           MO       64064   Jackson                   2       Industrial            Various
  160   Lee's Summit           MO       64064   Jackson                   1       Industrial            Industrial
  161   Lee's Summit           MO       64064   Jackson                   1       Industrial            Office/Distribution
  162   Fairfield              CA       94533   Solano                    1       Office                Medical
  163   Vacaville              CA       95687   Solano                    1       Office                Medical
  164   McDonough              GA       30253   Henry                     1       Retail                Shadow Anchored
  165   Rochester              NY       14623   Monroe                    1       Hospitality           Full-Service
  166   Santa Rosa             CA       95401   Sonoma                    1       Office                Suburban
  167   Keyport                NJ       07735   Monmouth                  1       Multifamily           Garden
  168   Mandeville             LA       70448   Saint Tammany             1       Retail                Shadow Anchored
  169   Tangent                OR       97389   Linn                      1       Industrial            Warehouse/Distribution
  170   Fresno                 CA       93726   Fresno                    1       Multifamily           Garden
  171   Wilmington             NC       28409   New Hanover               1       Manufactured Housing  Mobile Home Park
  172   East Lansing           MI       48823   Ingham                    1       Multifamily           Garden
  173   Hollywood              FL       33020   Broward                   1       Retail                Unanchored
  174   Various                IA      Various  Various                   4       Various               Various
 174.1  Cedar Rapids           IA       52404   Linn                      1       Self Storage          Self Storage
 174.2  Cedar Falls            IA       50613   Black Hawk                1       Self Storage          Self Storage
 174.3  Marion                 IA       52302   Linn                      1       Multifamily           Garden
 174.4  Waterloo               IA       50702   Black Hawk                1       Self Storage          Self Storage
  175   Tampa                  FL       33614   Hillsborough              1       Multifamily           Garden
  176   Las Cruces             NM       88011   Dona Ana                  1       Retail                Shadow Anchored
  177   Downey                 CA       90241   Los Angeles               1       Office                Medical
  178   Indianapolis           IN       46241   Marion                    1       Hospitality           Full Service
  179   Bowling Green          OH       43402   Wood                      1       Multifamily           Student Housing
  180   Waterford              MI       48328   Oakland                   1       Retail                Anchored
  181   Independence           KY       41051   Kenton                    1       Multifamily           Garden
  182   New York               NY       10003   New York                  1       Office                CBD
  183   Southaven              MS       38671   DeSoto                    1       Hospitality           Limited Service
  184   Monroe                 LA       71201   Ouachita Parish           1       Multifamily           Garden
  185   Florence               KY       41042   Boone                     1       Industrial            Manufacturing
  186   Boulder                CO       80301   Boulder                   1       Industrial            Office/Warehouse
  187   Lynchburg              VA       24501   Lynchburg                 1       Office                Suburban
  188   San Diego              CA       92121   San Diego                 1       Office                Suburban
  189   Norman                 OK       73071   Cleveland                 1       Multifamily           Garden
  190   Maple Plain            MN       55359   Hennepin                  1       Industrial            Warehouse
  191   Bluffton               SC       29910   Beaufort                  1       Office                Suburban
  192   Edgewater              NJ       07020   Bergen                    1       Office                Suburban
  193   Dallas                 TX       75225   Dallas                    1       Office                Suburban
  194   Bowling Green          OH       43402   Wood                      1       Multifamily           Student Housing
  195   Smyrna                 TN       37167   Rutherford                1       Retail                Shadow Anchored
  196   Various              Various   Various  Various                   3       Office                Medical
 196.1  Laredo                 TX       78041   Webb                      1       Office                Medical
 196.2  Houston                TX       77033   Harris                    1       Office                Medical
 196.3  Ripley                 WV       25271   Jackson                   1       Office                Medical
  197   Springfield            MO       65809   Greene                    1       Office                Suburban
  198   Richmond               VA       23235   Chesterfield              1       Retail                Unanchored
  199   Aurora                 CO       80012   Arapahoe                  1       Office                Flex
  200   Colorado Springs       CO       80903   El Paso                   1       Office                CBD
  201   Livermore              CA       94551   Alameda                   1       Hospitality           Limited Service
  202   East Ridge             TN       37412   Hamilton                  1       Multifamily           Garden
  203   Edmond                 OK       73034   Oklahoma                  1       Retail                Anchored
  204   Milpitas               CA       95035   Santa Clara               1       Retail                Unanchored
  205   Beverly Hills          CA       90211   Los Angeles               1       Multifamily           Garden
  206   Lewes                  DE       19958   Sussex                    1       Retail                Unanchored
  207   Lancaster              PA       17601   Lancaster                 1       Retail                Unanchored
  208   Gulfport               MS       39503   Harrison                  1       Office                Suburban
  209   McAllen                TX       78504   Hildalgo                  1       Multifamily           Garden
  210   Sauk Rapids            MN       56379   Benton                    1       Multifamily           Garden
  211   Lawrence               IN       46236   Marion                    1       Industrial            Warehouse/Distribution
  212   Charlestown            MA       02129   Suffolk                   1       Mixed Use             Office/Retail
  213   Hyattsville            MD       20785   Prince Georges            1       Industrial            Warehouse
  214   Lauderhill             FL       33319   Broward                   1       Retail                Unanchored
  215   Wilsonville            OR       97070   Clackamas                 1       Office                Flex
  216   Scottsburg             IN       47170   Scott                     1       Hospitality           Limited Service
  217   Big Flats              NY       14845   Chemung                   1       Office                Medical
  218   Bayside                NY       11361   Queens                    1       Hospitality           Limited Service
  219   Golden Valley          MN       55422   Hennepin                  1       Office                Suburban
  220   Littleton              CO       80129   Arapahoe                  1       Retail                Unanchored
  221   Phoenix                AZ       85043   Maricopa                  1       Retail                Anchored
  222   Brandon                SD       57005   Minnehaha                 1       Mixed Use             Self Storage/Retail/Office
  223   Springfield            MO       65803   Greene                    1       Retail                Unanchored
  224   Springfield            MO       65807   Greene                    1       Retail                Unanchored
  225   San Diego              CA       92121   San Diego                 1       Industrial            Light Industrial
  226   Vicksburg              MS       39180   Warren                    1       Hospitality           Limited Service
  227   Aurora                 CO       80015   Arapahoe                  1       Mixed Use             Retail/Office
  228   Knoxville              TN       37922   Knox                      1       Office                Suburban
  229   Palmdale               CA       93550   Los Angeles               1       Self Storage          Self Storage
  230   Bothell                WA       98012   Snohomish                 1       Office                Medical
  231   Winter Garden          FL       34787   Orange                    1       Retail                Unanchored
  232   Sayville               NY       11782   Suffolk                   1       Retail                Unanchored
  233   Prescott               AZ       86301   Yavapai                   1       Office                Suburban Office
  234   Cathedral City         CA       92234   Riverside                 1       Mixed Use             Office/Retail
  235   Sparks                 NV       89431   Washoe                    1       Manufactured Housing  Mobile Home Park
  236   Richmond               VA       23294   Henrico                   1       Industrial            Office/Warehouse
  237   Pearl                  MS       39208   Rankin                    1       Hospitality           Limited Service
  238   Pasadena               CA       91101   Los Angeles               1       Multifamily           Garden
  239   Kimball                MI       48074   Saint Clair               1       Manufactured Housing  Mobile Home Park
  240   Mesa                   AZ       85026   Maricopa                  1       Mixed Use             Retail/Office
  241   Hutto                  TX       78634   Williamson                1       Retail                Shadow Anchored
  242   St. Petersburg         FL       33714   Pinellas                  1       Multifamily           Garden
  243   Philadelphia           PA       19102   Philadelphia              1       Retail                Single Tenant
  244   Los Angeles            CA       90036   Los Angeles               1       Multifamily           Garden
  245   Muskogee               OK       74401   Muskogee                  2       Multifamily           Garden
 245.1  Muskogee               OK       74401   Muskogee                  1       Multifamily           Garden
 245.2  Muskogee               OK       74401   Muskogee                  1       Multifamily           Garden
  246   Fircrest               WA       98466   Pierce                    1       Mixed Use             Retail/Office
  247   Tacoma                 WA       98402   Pierce                    1       Office                Suburban
  248   Johnson City           TN       37601   Washington                1       Multifamily           Garden
  249   Santa Ana              CA       92704   Orange                    1       Retail                Unanchored
  250   Philadelphia           PA       19142   Philadelphia              1       Retail                Single Tenant
  251   Washington             DC       20008   District of Columbia      1       Retail                Unanchored
  252   Harbor City            CA       90710   Los Angeles               1       Retail                Unanchored
  253   Ruston                 LA       71270   Lincoln                   2       Various               Various
 253.1  Ruston                 LA       71270   Lincoln                   1       Multifamily           Garden
 253.2  Ruston                 LA       71270   Lincoln                   1       Retail                Unanchored
  254   Maumelle               AR       72113   Pulaski                   1       Multifamily           Garden
  255   Monroe                 LA       71202   Ouachita                  1       Hospitality           Limited Service
  256   Los Angeles            CA       90024   Los Angeles               1       Office                Medical
  257   Midlothian             VA       23112   Chesterfield              1       Industrial            Flex
  258   St. Simons Island      GA       31522   Glynn                     1       Retail                Shadow Anchored
  259   Petersburg             VA       23803   Petersburg City           1       Multifamily           Garden
  260   Tulsa                  OK       74135   Tulsa                     1       Multifamily           Garden
  261   Coeur d'Alene          ID       83814   Kootenai                  1       Multifamily           Independent Living
  262   Sherman Oaks           CA       91403   Los Angeles               1       Multifamily           Garden
  263   Tonawanda              NY       14150   Erie                      1       Retail                Unanchored
  264   Henderson              NV       89014   Clark                     1       Retail                Shadow Anchored
  265   North Hollywood        CA       91606   Los Angeles               1       Multifamily           Garden
  266   Yuba City              CA       95993   Sutter                    1       Retail                Single Tenant
  267   Bossier City           LA       71111   Bossier                   1       Hospitality           Limited Service
  268   Brunswick              GA       31525   Glynn                     1       Hospitality           Limited Service
  269   Allentown              PA       18102   Lehigh                    1       Office                Suburban
  270   Pelham                 AL       35124   Shelby                    1       Hospitality           Limited Service
  271   Greenville             SC       29607   Greenville                1       Hospitality           Limited Service
  272   Greece                 NY       14616   Monroe                    1       Retail                Unanchored
  273   San Antonio            TX       78212   Bexar                     1       Multifamily           Garden
  274   East Lansing           MI       48823   Ingham                    1       Multifamily           Garden
  275   Yuma                   AZ       85364   Yuma                      1       Retail                Shadow Anchored
  276   Texas City             TX       77590   Galveston                 1       Multifamily           Garden
  277   Santa Clarita          CA       91350   Los Angeles               1       Retail                Unanchored
  278   St. Cloud              MN       56301   Stearns                   1       Retail                Unanchored
  279   Lake Jackson           TX       77566   Brazoria                  1       Self Storage          Self Storage
  280   Monroe                 LA       71202   Ouachita Parish           1       Hospitality           Limited Service
  281   Henderson              NV       89052   Clark                     1       Retail                Unanchored
  282   Montebello             CA       90604   Los Angeles               1       Retail                Unanchored
  283   York                   PA       17403   York                      1       Retail                Single Tenant
  284   Bossier City           LA       71111   Bossier                   1       Retail                Shadow Anchored
  285   Hattiesburg            MS       39402   Lamar                     1       Multifamily           Garden
  286   Grayson                GA       30017   Gwinnett                  1       Retail                Unanchored
  287   Tampa                  FL       33604   Hillsborough              1       Multifamily           Garden
  288   Fort Washington        MD       20744   Prince Georges            1       Retail                Anchored
  289   Orlando                FL       32804   Orange                    1       Retail                Unanchored
  290   Philadelphia           PA       19115   Philadelphia              1       Office                Medical
  291   Houston                TX       77040   Harris                    1       Self Storage          Self Storage
  292   Woodbury               MN       55125   Washington                1       Office                Suburban
  293   Seattle                WA       98125   King                      1       Multifamily           Garden
  294   Long Beach             CA       90815   Los Angeles               1       Retail                Unanchored
  295   Lewis Center           OH       43035   Delaware                  1       Mixed Use             Office/Warehouse
  296   Frederick              MD       21701   Frederick                 1       Retail                Anchored
  297   Owings Mills           MD       21227   Baltimore                 1       Office                Suburban
  298   Van Nuys               CA       91401   Los Angeles               1       Multifamily           Garden
  299   Alpharetta             GA       30005   Fulton                    1       Retail                Unanchored
  300   Bradenton              FL       34209   Manatee                   1       Self Storage          Self Storage
  301   Frostburg              MD       21532   Allegany                  1       Retail                Single Tenant
  302   Parker                 CO       80134   Douglas                   1       Retail                Unanchored
  303   Pasadena               TX       77504   Harris                    1       Retail                Unanchored
  304   Chicago Heights        IL       60411   Cook                      1       Office                Suburban
  305   Mansfield              TX       76063   Tarrant                   1       Retail                Shadow Anchored
  306   Pearl                  MS       39208   Rankin                    1       Hospitality           Limited Service
  307   La Porte               TX       77571   Harris                    1       Retail                Unanchored
  308   Warner Robins          GA       31088   Houston                   1       Multifamily           Garden
  309   Newburgh               NY       12550   Orange                    1       Manufactured Housing  Mobile Home Park
  310   Houston                TX       77096   Harris                    1       Retail                Unanchored
  311   Union Gap              WA       98903   Yakima                    1       Office                Suburban
  312   Port Arthur            TX       77640   Jefferson                 1       Retail                Shadow Anchored
  313   Melissa                TX       75454   Collin                    1       Retail                Unanchored
  314   Ontario                CA       91761   San Bernadino             1       Retail                Single Tenant
  315   Mustang                OK       73064   Canadian                  1       Multifamily           Garden
  316   Shoreview              MN       55126   Ramsey                    1       Industrial            Flex
  317   Council Bluffs         IA       51501   Pottawattamie             1       Multifamily           Garden
  318   Ontario                CA       91761   San Bernardino            1       Retail                Single Tenant
  319   Ontario                CA       91761   San Bernardino            1       Retail                Single Tenant
  320   Salt Lake City         UT       84106   Salt Lake                 1       Self Storage          Self Storage
  321   Ontario                CA       91761   San Bernardino            1       Retail                Single Tenant
  322   El Dorado              AR       71730   Union                     1       Office                Suburban
  323   Delaware               OH       43015   Delaware                  1       Retail                Unanchored
  324   Winter Haven           FL       33880   Polk                      1       Retail                Unanchored
  325   Arlington              TX       76013   Tarrant                   1       Retail                Unanchored
  326   Van Nuys               CA       91405   Los Angeles               1       Multifamily           Garden

         3RD MOST   3RD MOST    2ND MOST         2ND MOST           MOST             MOST
           RECENT    RECENT       RECENT          RECENT           RECENT           RECENT             UW         UW
LOAN #   NOI ($)   NOI DATE     NOI ($)         NOI DATE          NOI ($)          NOI DATE         REVENUES   EXPENSES
------------------------------------------------------------------------------------------------------------------------

   1    5,816,129  12/31/2005  5,598,991             12/31/2006  5,984,400    3/31/2007 (T-3 Ann.) 13,369,182  5,322,035
   2    6,824,275  12/31/2005  6,991,332             12/31/2006  7,041,884         2/28/2007 (TTM) 10,329,602  3,233,507
   3                           4,868,436             12/31/2005  4,898,512             12/31/2006   7,915,158  2,875,148
   4    4,332,057  12/31/2005  4,652,107             12/31/2006  4,644,513         2/28/2007 (TTM) 10,576,469  5,858,607
   5                                                                                                4,505,863    135,176
   6    2,974,351  12/31/2004  2,385,046             12/31/2005  2,762,780    9/30/2006 (T-9 Ann.)  7,284,915  4,298,539
   7    2,980,363  12/31/2005  2,738,415             12/31/2006  3,196,000         2/28/2007 (TTM)  3,843,649    785,817
   8    1,279,819  12/31/2004  1,210,364             12/31/2005  1,713,509             12/31/2006   3,162,153    721,422
   9                                                                                                3,662,151    834,603
  10                                                              -154,729              1/31/2007   4,431,645  1,657,898
  11                                                             8,574,373             12/31/2006   9,688,084  1,636,637
 11.01
 11.02
 11.03
 11.04
 11.05
 11.06
 11.07
 11.08
 11.09
 11.10
 11.11
 11.12
 11.13
 11.14
 11.15
 11.16
 11.17
 11.18
 11.19
 11.20
 11.21
 11.22
 11.23
 11.24
 11.25
 11.26
 11.27
 11.28
 11.29
 11.30
 11.31
 11.32
 11.33
 11.34
 11.35
 11.36
 11.37
 11.38
 11.39
 11.40
 11.41
 11.42
 11.43
 11.44
 11.45
 11.46
 11.47
 11.48
 11.49
 11.50
 11.51
 11.52
 11.53
 11.54
 11.55
 11.56
 11.57
 11.58
 11.59
 11.60
 11.61
 11.62
  12                           1,642,045             12/25/2005  2,005,348             12/25/2006   3,379,965    924,852
  13                           1,965,003             12/31/2006  2,725,315         2/28/2007 (TTM)  5,153,995  2,090,651
  14                                                                                                3,720,190  1,922,113
 14.1                                                                                               2,406,025  1,241,834
 14.2                                                                                               1,314,165    680,278
  15                                                               224,917             12/31/2006   3,926,273  1,689,094
                               2,253,079             12/31/2005  2,205,909             12/31/2006   5,055,528  2,154,887
  16                           1,478,835             12/31/2005  1,425,282             12/31/2006   3,193,467  1,176,751
  17                             541,593             12/31/2005    538,856             12/31/2006   1,285,766    634,383
  18                             232,651             12/31/2005    241,771             12/31/2006     576,295    343,753
  19    2,910,533  12/31/2005  3,542,443             12/31/2006  3,600,138         2/28/2007 (TTM)  9,777,667  6,881,046
  20                           2,250,741             12/31/2006  2,197,976              2/28/2007   4,953,781  2,495,256
  21    1,347,009  12/31/2004  1,448,642             12/31/2005  1,385,067             12/31/2006   2,525,058    635,750
  22    1,509,935  12/31/2005  1,569,152             12/31/2006  1,539,720         3/31/2007 (TTM)  2,274,803    629,086
  23                                                                                                2,717,927  1,275,148
  24                                                                                                2,228,917    680,408
  25    1,738,601  12/31/2004  1,741,830             12/31/2005  1,749,739             12/31/2006   3,096,281  1,046,900
  26    1,099,385  12/31/2004  1,280,369             12/31/2005  1,524,846             12/31/2006   2,296,289    822,637
  27                             201,289             12/31/2005    673,348             12/31/2006   1,964,212    487,914
  28    1,356,273  12/31/2004  1,441,867             12/31/2005  1,425,640             12/31/2006   2,149,907    625,798
  29                                                                                                2,377,996    906,815
  30      795,334  12/31/2004    544,495             12/31/2005    578,887             12/31/2006   3,050,481  1,606,031
  31                                                                                                2,086,339     83,454
  32                                                                                                2,090,306    497,868
 32.1

 32.2
 32.3
 32.4
 32.5

  33                              93,915             12/31/2005    366,736  10/31/2006 (T-10 Ann.)  2,108,969    542,702
  34    1,281,355  12/31/2004  1,214,398             12/31/2005  1,371,205             12/31/2006   1,760,341    344,570
  35                                                             1,441,678             12/31/2006   1,941,983    488,398
 35.1                                                              526,451             12/31/2006     758,563    211,212
 35.2                                                              468,052             12/31/2006     642,110    159,575
 35.3                                                              447,174             12/31/2006     541,310    117,611
  36                                                                                                1,905,083    588,422
  37                                                                                                1,456,331    210,753
  38      411,229  12/31/2004    283,116             12/31/2005    331,013             12/31/2006   1,633,924    377,519
  39                                                               889,017             12/31/2006   2,878,192  1,167,138
 39.1                                                                                                 982,697    295,605
 39.2                                                              889,017             12/31/2006   1,507,766    713,175
 39.3                                                                                                 387,729    158,358
  40      924,993  12/31/2004    966,864             12/31/2005  1,073,402        11/30/2006 (YTD)  1,552,987    433,154
  41    1,147,141  12/31/2004  1,176,516             12/31/2005  1,051,416             12/31/2006   1,765,136    477,381
  42                           1,261,225             12/31/2005  1,261,116             12/31/2006   1,841,887    395,704
  43                             890,326             12/31/2005    980,059             12/31/2006   1,849,652    805,706
  44                                                                                                1,917,052    588,325
  45      860,206  12/31/2004    921,081             12/31/2005    864,106             12/31/2006   1,509,522    390,898
  46                                                                                                1,929,179    659,638
  47     -332,924  12/31/2004    778,242             12/31/2005    741,404             12/31/2006   2,237,167    818,805
  48    3,457,905  12/31/2004  3,021,659             12/31/2005  3,406,138             12/31/2006   5,560,949  2,455,199
  49    1,281,107  12/31/2004  1,897,851             12/31/2005  2,176,732             12/31/2006   7,798,130  5,943,341
  50      978,977  12/31/2005    930,005             12/31/2006    945,967         2/28/2007 (TTM)  1,890,202    807,487
  51                                                                                                1,885,099    485,965
  52                                                                                                1,813,184    570,776
  53                                                                                                1,520,696    296,781
  54                             880,149             12/31/2006    871,074    3/31/2007 (T-6 Ann.)  1,670,175    674,105
  55                                                               769,891             12/31/2006   2,196,730    991,787
  56      860,399  12/31/2005    801,535             12/31/2006    838,709         3/31/2007 (TTM)  1,591,449    565,616
  57      415,305  12/31/2005  1,569,358             12/31/2006  1,602,194         2/28/2007 (TTM)  3,736,372  2,269,210
  58                             872,910             12/31/2005    985,559             12/31/2006   1,532,806    549,608
  59                             805,196             12/31/2005    860,388             12/31/2006   1,937,436    708,102
  60    1,095,625  12/31/2004  1,077,149             12/31/2005  1,118,189             11/30/2006   2,285,659  1,128,025
  61      592,015  12/31/2004    461,926             12/31/2005    715,095             12/31/2006   1,615,653    463,701
  62                             596,646             12/31/2005    565,056             12/31/2006   2,813,547  1,490,216
  63                                                                                                1,252,543    319,788
  64      582,280  12/31/2005    810,922             12/31/2006    870,004         4/30/2007 (TTM)  2,064,160  1,109,600
  65                                                                                                1,663,720    579,469
 65.1                            203,908             12/31/2004    213,541             12/31/2005     514,016    202,372
 65.2                                                                                                 284,012     60,890
 65.3                             30,381             12/31/2004     -1,244             12/31/2005     281,390    133,622
 65.4                             93,332             12/31/2004     90,113             12/31/2005     133,259     27,247
 65.5                            170,604             12/31/2004    114,136             12/31/2005     190,074     70,119
 65.6                             84,837             12/31/2004     79,686             12/31/2005      97,737     30,194
 65.7                                                               41,511             12/31/2005      85,056     30,832
 65.8                                                               49,125             12/31/2005      78,176     24,193
  66    1,353,042  12/31/2004  1,546,405             12/31/2005  1,779,576             12/31/2006   3,962,927  2,330,691
 66.1     688,371  12/31/2004    849,576             12/31/2005    897,501             12/31/2006   1,924,519  1,095,942
 66.2     298,184  12/31/2004    316,177             12/31/2005    404,235             12/31/2006     906,090    522,046
 66.3     366,487  12/31/2004    380,652             12/31/2005    477,840             12/31/2006   1,132,318    712,703
  67                                                                                                1,285,787    277,584
  68      924,029  12/31/2004    939,714             12/31/2005    985,773             12/31/2006   1,968,345    994,379
  69                                                                                                1,305,212    251,235
  70    1,047,919  12/31/2005  1,240,022             12/31/2006  1,269,820         2/28/2007 (TTM)  2,290,585  1,203,000
  71      691,400  12/31/2004    574,156             12/31/2005  1,050,290             12/31/2006   1,331,879    241,146
  72                             754,446             12/31/2005    853,336             12/31/2006   1,259,259    313,839
  73                                                                                                1,654,801    570,052
  74                             725,309             12/31/2005    943,254             12/31/2006   1,723,914    692,611
  75                                                                                                1,208,995    242,840
  76    1,114,196  12/31/2004  1,105,746             12/31/2005  1,125,328             12/31/2006   1,513,627    530,370
  77      759,338  12/31/2004    824,577             12/31/2005    843,074             12/31/2006   1,688,724    807,945
  78                                                               930,692             12/31/2006   1,202,322    301,529
  79      140,516  12/31/2004    454,443             12/31/2005    735,418          2/28/2007(TTM)  1,659,684    692,237
 79.1     118,513  12/31/2004    229,204             12/31/2005    398,607          2/28/2007(TTM)    912,948    366,961
 79.2      22,003  12/31/2004    225,239             12/31/2005    336,811          2/28/2007(TTM)    746,736    325,276
  80                           1,318,362             12/31/2005  1,264,076             12/31/2006   3,747,749  2,556,357
  81      635,607  12/31/2005    650,368             12/31/2006    666,503         3/31/2007 (TTM)  1,229,593    358,776
  82      968,389  12/31/2004  1,051,623             12/31/2005  1,063,149             12/31/2006   1,282,987    326,552
  83      352,984  12/31/2004    684,289             12/31/2005    664,068             11/30/2006   1,820,336    908,376
  84      707,151  12/31/2005    730,164             12/31/2006    705,390         1/31/2007 (TTM)    956,396    236,245
  85      858,008  12/31/2004    890,023             12/31/2005    832,708             12/31/2006   1,094,551    270,032
  86                                                                                                1,158,550    322,005
  87    1,021,720  12/31/2005  1,044,628             12/31/2006  1,105,903         2/28/2007 (TTM)  1,502,430    386,097
  88                             689,510             12/31/2005  1,068,738  10/31/2006 (T-10 Ann.)  1,519,205    591,517
  89                                                               794,321             12/31/2006   1,051,270    280,365
  90      930,145  12/31/2004    859,420             12/31/2005    777,459             12/31/2006   1,056,919    220,139
  91                                                               565,085             12/31/2006   1,130,124    437,904
  92      938,420  12/31/2005    851,181             12/31/2006    815,938         3/31/2007 (TTM)  1,721,564    861,523
  93      999,972  12/31/2005    979,707             12/31/2006    997,363         2/28/2007 (TTM)  2,833,573  1,792,070
  94                                                                                                1,293,888    421,033
  95                             551,750             12/31/2005    844,588        11/30/2006 (TTM)  1,598,620    720,869
  96                                                                                                1,214,237    438,307
  97                             654,452             12/31/2006    659,872         3/31/2007 (TTM)  1,017,190    352,501
  98                                                                                                1,539,400    296,411
  99      850,421  12/31/2004    900,190             12/31/2005    839,270         2/28/2007 (TTM)  1,053,118    293,527
  100                                                                                                 674,271     13,485
  101     580,355  12/31/2004    568,199             12/31/2005    630,043  10/31/2006 (T-10 Ann.)  1,186,029    447,814
  102                          1,242,014             12/31/2006  1,313,432              2/28/2007   3,360,711  2,089,725
  103                                                              348,321             12/31/2006     905,550    262,022
  104     435,361  12/31/2004    501,564             12/31/2005    738,673             12/31/2006   1,177,697    396,110
 104.1    240,928  12/31/2004    251,637             12/31/2005    293,086             12/31/2006     423,349    151,467
 104.2                                                             175,338             12/31/2006     297,733     97,441
 104.3    153,602  12/31/2004    158,428             12/31/2005    159,678             12/31/2006     194,965     56,727
 104.4                                                              19,550             12/31/2006     142,290     44,392
 104.5     40,831  12/31/2004     91,499             12/31/2005     91,021             12/31/2006     119,360     46,083
  105                            752,099             12/31/2005    664,288             12/31/2006   1,125,696    306,330
  106                                                                                                 846,299    173,189
  107     761,432  12/31/2003    782,467             12/31/2004    783,419             12/31/2005   1,159,367    348,305
  108                            757,041             12/31/2005    802,787             12/31/2006   1,079,986    287,617
  109   1,024,047  12/31/2004    944,522             12/31/2005    947,651             12/31/2006   1,273,900    432,525
  110                                                                                                 590,000     23,600
  111     567,813  12/31/2004    588,370             12/31/2005    593,350             12/31/2006     851,551    224,891
  112     525,491  12/31/2004    560,151             12/31/2005    725,436             12/31/2006   1,523,745    784,923
  113     825,585  12/31/2005    944,966             12/31/2006    933,913              2/28/2007   1,996,451  1,955,997
  114                            654,810             12/31/2005    662,442             12/31/2006     913,646    236,745
  115                            709,269             12/31/2005    715,705             12/31/2006   1,119,544    453,658
  116     698,660  12/31/2004    651,086             12/31/2005    788,770             12/31/2006   1,058,637    350,513
  117     700,060  12/31/2004    739,128             12/31/2005    465,709             12/31/2006   1,118,098    390,539
  118                                                                                               1,198,165    540,440
  119                                                                                                 728,752     86,660
  120                                                                                                 882,164    182,288
  121     727,519  12/31/2004    750,158             12/31/2005    766,777             12/31/2006   1,279,418    543,948
  122                                                              603,960             12/31/2006   1,009,950    343,010
  123    -194,859  12/31/2004   -187,765             12/31/2005   -194,846             12/31/2006     867,095    194,915
  124     584,614  12/31/2004    683,544             12/31/2005    684,546             12/31/2006     962,680    231,791
  125     513,972  12/31/2004    566,630             12/31/2005    601,446             12/31/2006     794,785    208,791
  126                            713,433             12/31/2005    774,900             12/31/2006     977,279    222,492
  127                            655,042             12/31/2005    675,372             12/31/2006     894,921    244,992
  128                            529,343             12/31/2005    514,394             12/31/2006     776,572    240,329
  129     593,682  12/31/2005    683,232             12/31/2006    721,630        01/31/2007 (TTM)  1,520,858    820,142
  130     565,182  12/31/2004    573,216             12/31/2005    536,019        12/31/2006 (TTM)  1,157,039    553,830
  131                            663,567             12/31/2005    689,597             12/31/2006     917,026    332,156
  132     827,191  12/31/2005    917,707             12/31/2006    957,084         2/28/2007 (TTM)  2,148,945  1,226,201
  133     451,684  12/31/2004    653,387             12/31/2005    820,645             12/31/2006   1,899,465  1,115,410
  134                                                                                                 968,073    238,526
  135     358,067  12/31/2004    507,888             12/31/2005    631,624             12/31/2006     941,454    375,503
  136                                                                                                 752,048    214,754
  137                            675,883             12/31/2005    658,017             12/31/2006     999,603    365,286
  138     494,671  12/31/2004    569,768             12/31/2005    578,542             12/31/2006     779,377    210,241
 138.1    233,395  12/31/2004    299,847             12/31/2005    301,585             12/31/2006     443,881    153,749
 138.2    261,276  12/31/2004    269,921             12/31/2005    276,957             12/31/2006     335,496     56,492
  139                                                                                                 620,004     18,600
  140                            510,028             12/31/2006    593,698         2/28/2007 (TTM)    911,000    358,689
  141                            622,974             12/31/2005    304,744             12/31/2006     825,921    198,493
  142                                                                                                 743,842    186,318
  143     627,672  12/31/2005    598,884             12/31/2006    574,612         3/31/2007 (TTM)  1,417,626    802,599
  144                                                                                                 475,000      9,500
  145     419,500  12/31/2004    673,226             12/31/2005    745,571             12/31/2006   1,188,227    376,294
  146     664,355  12/31/2004    680,646             12/31/2005    634,214             12/31/2006     901,112    179,205
  147                            937,979         9/30/2006 (TTM)   930,975         3/31/2007 (TTM)  2,202,098  1,325,098
  148     450,732  12/31/2004    521,569             12/31/2005    541,358             12/31/2006     639,124    156,512
  149                                                              162,486             12/31/2006     848,804    268,853
  150     573,463  12/31/2004    563,002             12/31/2005    583,990             12/31/2006     765,929    200,621
  151     476,473  12/31/2005    509,441             12/31/2006    515,741              1/31/2007     841,611    318,332
  152                                                              507,655                Various     875,578    278,219
 152.1                                                             322,637             12/31/2006     468,144    138,379
 152.2                                                             185,019             12/31/2006     234,873     78,543
 152.3                                                                                                172,561     61,297
  153     711,917  12/31/2005    607,458             12/31/2006    603,356         2/28/2007 (TTM)  1,376,108    753,077
  154     605,787  12/31/2005    604,271             12/31/2006    621,891         2/28/2007 (TTM)  1,329,500    716,174
  155     644,948  12/31/2005    685,274             12/31/2006    704,056         2/28/2007 (TTM)  1,632,624    919,313
  156                                                              244,741             12/31/2006     689,208    169,270
  157                                                                                                 578,539     17,356
  158    -142,208  12/31/2004     46,676             12/31/2005    393,658             12/31/2006     827,906    303,573
  159     465,783  12/31/2004    498,545             12/31/2005    498,147             12/31/2006     619,243    133,372
                                                                                                      711,070    159,006
  160                                                                                                 374,179     85,026
  161                                                                                                 336,891     73,980
  162                                                                                                 786,477    279,665
  163                                                                                                 847,076    310,916
  164                                                                                                 578,863     94,727
  165                             69,233             12/31/2005    767,778             12/31/2006   1,910,264  1,126,155
  166     337,947  12/31/2005    482,474             12/31/2006    491,791         3/31/2007 (TTM)    795,612    310,180
  167                            333,248             12/31/2005    375,800             12/31/2006     814,982    328,888
  168                                                                                                 854,379    202,754
  169     236,800  12/31/2004    314,000             12/31/2005    316,910             12/31/2006     663,984    158,583
  170     326,456  12/31/2004    348,547             12/31/2005    348,689             12/31/2006     736,108    273,356
  171                            467,218             12/31/2005    532,035             12/31/2006     756,115    247,957
  172     569,048  12/31/2004    480,983             12/31/2005    541,160             12/31/2006   1,017,445    555,373
  173                            304,173             12/31/2006    280,010         2/28/2007 (TTM)    682,086    228,507
  174     515,725  12/31/2004    536,451             12/31/2005    565,445              7/31/2006     926,759    415,325
 174.1    186,384  12/31/2004    196,197             12/31/2005    215,958              7/31/2006     338,661    137,804
 174.2    105,070  12/31/2004    109,419             12/31/2005    114,465              7/31/2006     176,855     74,575
 174.3    113,480  12/31/2004    115,467             12/31/2005    119,287              7/31/2006     223,016    109,687
 174.4    110,791  12/31/2004    115,367             12/31/2005    115,734              7/31/2006     188,226     93,258
  175                            437,845             12/31/2005    453,359             12/31/2006   1,007,808    516,285
  176                            174,306             12/31/2005    262,001             12/31/2006     569,971    100,994
  177                            373,313             12/31/2005    379,888             12/31/2006     696,193    238,363
  178     636,039  12/31/2004    998,831             12/31/2005  1,659,966         1/31/2007 (TTM)  6,863,690  5,451,765
  179     474,862  12/31/2004    536,737             12/31/2005    546,643             12/31/2006     869,499    322,115
  180                                                                                               1,303,428    658,487
  181     463,253  12/31/2004    415,244             12/31/2005    486,467             12/31/2006     848,058    358,065
  182     526,246  12/31/2004    449,867             12/31/2005    290,517             12/31/2006   4,868,370  1,313,792
  183     777,478  12/31/2004    916,504             12/31/2005    989,116             12/31/2006   1,924,862  1,117,984
  184     405,497  12/31/2005    469,005             12/31/2006    449,435              2/28/2007     897,083    431,872
  185                                                                                                 636,836    160,664
  186                                                                                                 824,446    182,399
  187     399,931  12/31/2004    529,342  11/30/2005 (T-11 Ann.)   489,816    1/31/2007 (T-9 Ann.)    589,583    135,666
  188     138,087  12/31/2004    209,816             12/31/2005    276,497             12/31/2006     591,401    195,218
  189                                                             -151,358              3/31/2007     688,438    248,384
  190                                                              269,343         2/28/2007 (TTM)    741,487    242,066
  191                                                                                                 634,317    163,441
  192                                                              445,756             12/31/2006     745,111    275,304
  193                                                                                                 544,286    141,000
  194                            470,001             12/31/2005    419,374             12/31/2006     646,716    214,492
  195     407,951  12/31/2004    424,951             12/31/2005    438,491             12/31/2006     520,109    100,290
  196                                                                                                 693,435    296,471
 196.1                                                                                                295,192    128,599
 196.2                                                                                                250,958    124,343
 196.3                                                                                                147,284     43,530
  197     440,401  12/31/2004    467,144             12/31/2005    454,806             12/31/2006     691,653    214,300
  198     555,471  12/31/2004    473,624             12/31/2005    458,638         8/31/2006 (TTM)    557,185    183,976
  199     468,230  12/31/2004    523,534             12/31/2005    574,774             12/31/2006     568,466    114,853
  200     194,589  12/31/2004    213,553             12/31/2005    288,588             12/31/2006     548,711    148,298
  201     506,895  12/31/2004    512,341             12/31/2005    827,934        11/30/2006 (TTM)  2,083,122  1,338,087
  202     417,953  12/31/2004    391,131             12/31/2005    426,130             12/31/2006     765,508    355,620
  203     350,302  12/31/2004    337,740             12/31/2005    440,125             12/31/2006     445,749     76,757
  204     371,928  12/31/2004    365,015             12/31/2005    333,617             12/31/2006     540,308    164,992
  205     404,314  12/31/2005    422,219             12/31/2006    418,532         3/31/2007 (TTM)    545,455    179,171
  206                                                              438,289             12/31/2006     466,276     60,670
  207                                                                                                 415,215     64,717
  208                                                                                                 608,906     91,356
  209                            -60,366             12/31/2005    180,099             12/31/2006     589,540    223,414
  210     423,806  12/31/2004    429,687             12/31/2005    504,919             12/31/2006     658,635    264,095
  211                                                                                                 451,339     13,540
  212     338,301  12/31/2004    347,403             12/31/2005    361,311             12/31/2006     656,637    306,072
  213                            453,878         9/30/2005 (TTM)   453,996         9/30/2006 (TTM)    431,300     12,939
  214     581,050  12/31/2004    609,770             12/31/2005    459,477             12/31/2006     640,023    272,377
  215                            459,667             12/31/2005    469,361             12/31/2006     485,219     19,409
  216     364,640  12/31/2005    533,284             12/31/2006    546,855              2/28/2007   1,281,868  1,224,357
  217     455,623  12/31/2004    474,782             12/31/2005    499,870             12/31/2006     575,492    158,376
  218     598,372  12/31/2004    782,505             12/31/2005    738,121             12/31/2006   1,980,546  1,388,616
  219                            182,302             12/31/2005    292,204             12/31/2006     679,511    309,300
  220     641,327  12/31/2004    576,968             12/31/2005    682,522             12/31/2006   1,021,660    385,866
  221                                                                                                 428,875    102,356
  222                                                                                                 421,323    104,377
  223                                                               93,653             12/31/2006     456,343     79,677
  224                                                                                                 448,710     85,985
  225                                                                                                 457,568    113,119
  226     669,276  12/31/2004    817,043             12/31/2005    927,276             12/31/2006   1,917,801  1,227,852
  227                            311,695             12/31/2005    371,165             12/31/2006     490,294    162,594
  228     340,263  12/31/2004    355,707             12/31/2005    397,186             12/31/2006     400,441     69,300
  229                                                              145,861             12/31/2006     610,108    267,232
  230                                                                                                 428,348    104,602
  231     354,995  12/31/2004    359,014             12/31/2005    368,587             12/31/2006     415,739     86,264
  232     312,600  12/31/2004    317,000             12/31/2005    370,000             12/31/2006     697,309    226,861
  233                                                              215,539             11/30/2006     563,872    180,762
  234     485,572  12/31/2004    498,095             12/31/2005    525,742             12/31/2006     958,755    557,075
  235                                                              257,043             12/31/2006     557,940    251,472
  236     610,471  12/31/2004    599,213             12/31/2005    610,079             12/31/2006     703,957    157,750
  237     375,914  12/31/2004    480,350             12/31/2005    935,742             12/31/2006   1,714,860  1,076,153
  238                            202,585             12/31/2005    238,118             12/31/2006     378,582    123,685
  239     279,559  12/31/2004    401,040             12/31/2005    413,269             12/31/2006     651,161    331,189
  240                            234,597             12/31/2005    327,477             12/31/2006     560,291    197,458
  241                            112,419             12/31/2005    276,170             12/31/2006     493,209    177,514
  242                            313,691             12/31/2005    319,462             12/31/2006     701,554    383,663
  243                                                                                                 285,313      8,559
  244                            234,799             12/31/2005    299,571             12/31/2006     360,252     83,943
  245                            384,955             12/31/2005    419,559             12/31/2006     696,546    323,242
 245.1                           249,555             12/31/2005    278,309             12/31/2006     458,637    207,049
 245.2                           135,400             12/31/2005    141,249             12/31/2006     237,909    116,193
  246                                                              133,085             12/31/2006     446,591    133,360
  247                            259,311             12/31/2005    305,507             12/31/2006     482,328    170,210
  248     294,672  12/31/2005    358,168             12/31/2006    368,545         3/31/2007 (TTM)    455,771    166,375
  249                            330,767             12/31/2005    443,148             12/31/2006     556,320    137,610
  250                                                                                                 274,217      8,227
  251                            242,738             12/31/2005    233,721             12/31/2006     317,204     61,160
  252                            173,354             12/31/2005    270,122             12/31/2006     395,299    129,991
  253     351,210  12/31/2004    352,083             12/31/2005    350,195             12/31/2006     391,104     87,717
 253.1    195,396  12/31/2004    197,760             12/31/2005    196,171             12/31/2006     234,639     68,763
 253.2    155,814  12/31/2004    154,323             12/31/2005    154,024             12/31/2006     156,465     18,954
  254     367,615  12/31/2004    384,018             12/31/2005    341,073             12/31/2006     536,246    190,241
  255     460,686  12/31/2004    633,828             12/31/2005    544,701             12/31/2006   1,570,220  1,038,265
  256                                                                                                 362,662     92,921
  257                                                                                                 437,106     45,988
  258                                                                                                 341,424     69,377
  259                            173,666             12/31/2005    330,258             12/31/2006     516,355    230,824
  260     292,651  12/31/2005    301,212             12/31/2006    319,442              2/28/2007     661,759    339,624
  261      -2,425  12/31/2004    149,884             12/31/2005    311,941        12/31/2006 (TTM)  1,146,682    826,646
  262     144,287  12/31/2004    185,060             12/31/2005    201,763             12/31/2006     334,464    106,743
  263     478,235  12/31/2004    459,703             12/31/2005    270,949             12/31/2006     385,041    109,781
  264                                                              169,340             12/31/2006     297,570     55,080
  265     247,905  12/31/2004    258,679             12/31/2005    302,335             12/31/2006     445,263    196,265
  266                                                                                                 260,214      7,806
  267     422,266  12/31/2004    727,633             12/31/2005    588,483             12/31/2006   1,472,180    883,072
  268     280,332  12/31/2004    331,249             12/31/2005    409,338             12/31/2006     970,185    628,456
  269     217,436  12/31/2004    260,165             12/31/2005    254,846             12/31/2006     477,668    201,463
  270     265,453  12/31/2004    378,160             12/31/2005    450,866             12/31/2006   1,087,738    678,405
  271     325,321  12/31/2004    371,339             12/31/2005    365,085             12/31/2006     857,911    539,255
  272     203,461  12/31/2004    157,128             12/31/2005    208,253             12/31/2006     423,168    179,110
  273     259,195  12/31/2005    268,393             12/31/2006    255,946              2/28/2007     552,762    275,278
  274     192,577  12/31/2004    171,470             12/31/2005    179,568             12/31/2006     459,466    220,060
  275                                                                                                 265,298     52,956
  276                            242,329             12/31/2006    250,876              2/28/2007     690,010    456,238
  277                            197,343             12/31/2005    197,008             12/31/2006     291,937     69,343
  278                            225,885             12/31/2005    173,191             12/31/2006     385,009    124,985
  279                            203,188             12/31/2005    207,067             12/31/2006     403,055    178,036
  280     284,797  12/31/2004    408,784             12/31/2005    456,284             12/31/2006   1,399,863    980,279
  281                                                              219,271             12/31/2006     249,706     41,055
  282                            194,423             12/31/2005    204,802             12/31/2006     250,596     62,730
  283                                                                                                 223,583      4,472
  284                                                                                                 272,860     66,168
  285                                                              288,231    3/31/2007 (T-6 Ann.)    326,006     96,000
  286                                                                                                 252,770     44,492
  287                            229,869             12/31/2005    217,971             12/31/2006     440,385    239,964
  288                                                                                                 206,601      6,198
  289     118,468  12/31/2004    185,447             12/31/2005    194,290             12/31/2006     256,846     53,003
  290     209,629  12/31/2005    188,868             12/31/2006    184,055         2/28/2007 (TTM)    412,391    191,621
  291                             36,129             12/31/2005    138,493             12/31/2006     432,420    237,788
  292      89,843  12/31/2004     87,797             12/31/2005    188,121             12/31/2006     432,665    217,746
  293                                                               98,829   12/31/2006 (T-4 Ann.)    229,911     54,233
  294                                                                                                 247,572     50,540
  295                            218,350             12/31/2005    219,170             12/31/2006     223,767     10,544
  296                                                                                                 194,952      5,849
  297     366,153  12/31/2004    369,927             12/31/2005    434,318    6/30/2006 (T-6 Ann.)    354,181    116,038
  298     163,553  12/31/2005    171,176             12/31/2006    171,954         4/20/2007 (TTM)    284,061    128,205
  299     162,342  12/31/2004    144,934             12/31/2005    147,538             12/31/2006     243,939     64,842
  300     419,509  12/31/2004    459,189             12/31/2005    417,710             12/31/2006     809,936    376,380
  301                                                                                                 274,322     78,486
  302                            157,155             12/31/2005    191,067             12/31/2006     290,221    108,288
  303                            148,589             12/31/2005    155,948             12/31/2006     234,109     62,948
  304     290,656  12/31/2004    207,934             12/31/2005    224,698             12/31/2006     436,927    257,736
  305                                                              103,707             12/31/2006     269,151     83,722
  306     296,418  12/31/2004    549,932             12/31/2005    484,185             12/31/2006   1,201,592    759,043
  307                                                                                                 277,714     78,467
  308     208,874  12/31/2004    209,932             12/31/2005    237,343             12/31/2006     446,254    224,280
  309                            233,178             12/31/2005    255,820             12/31/2006     519,029    269,700
  310                                                                                                 225,730     56,963
  311                            134,742             12/31/2005    158,411             12/31/2006     179,990     36,511
  312                                                              286,141             12/31/2006     178,979     44,752
  313                                                              146,747             12/31/2006     177,689     39,711
  314                                                                                                 120,360      2,360
  315                                                              121,678             12/31/2006     202,041     81,113
  316                                                                                                 251,900    107,189
  317                                                              134,621             12/31/2006     261,361    136,439
  318                                                                                                 102,000      2,000
  319                                                                                                  99,450      1,950
  320     134,395  12/31/2004    154,351             12/31/2005    162,383             12/31/2006     198,592     91,115
  321                                                                                                  96,900      1,900
  322                                                              105,055             12/31/2006     137,307     42,881
  323                                                                                                 157,716     37,873
  324                             88,031             12/31/2005     98,483             12/31/2006     120,562     33,670
  325                                                                                                 170,018     47,554
  326      76,966  12/31/2004     75,009             12/31/2005    115,034             12/31/2006     139,079     57,264

                                         UW
                                   DSCR (x)(2)(3)    CUT-OFF DATE                         ORIGINAL     CUT-OFF DATE   CUT-OFF DATE
            UW          UW         (4)(6)(7)(18)    LTV (%)(3)(5)        ORIGINAL         BALANCE     BALANCE ($)(8)     BALANCE
LOAN #   NOI ($)   NCF ($)(2)(21)   (19)(20)(21)   (7)(18)(19)(20)  BALANCE ($)(8)(12)  PER UNIT ($)   (12)(18)(20)   PER UNIT ($)
----------------------------------------------------------------------------------------------------------------------------------

   1    8,047,146       7,981,134       1.31                  75.5         105,000,000       245.19    105,000,000          245.19
   2    7,096,095       6,892,728       1.21                  79.9         101,500,000       593.23    101,500,000          593.23
   3    5,040,010       4,707,151       1.30                  71.9          58,000,000       252.35     58,000,000          252.35
   4    4,717,862       4,294,803       1.54                  69.5          46,250,000   247,326.20     46,250,000      247,326.20
   5    4,370,687       4,303,487       1.35                  68.2          45,000,000       133.93     45,000,000          133.93
   6    2,986,376       2,774,376       1.25                  76.0          40,000,000    47,169.81     40,000,000       47,169.81
   7    3,057,832       2,906,430       1.23                  80.0          40,000,000       177.01     40,000,000          177.01
   8    2,440,731       2,315,525       1.24                  71.7          38,000,000       188.52     38,000,000          188.52
   9    2,827,547       2,742,506       1.37                  73.8          35,000,000        70.99     35,000,000           70.99
  10    2,773,747       2,680,747       1.38                  72.4          33,300,000    89,516.13     33,300,000       89,516.13
  11    8,051,447       7,890,418       1.50                  65.6          33,000,000       275.28     33,000,000          275.28
 11.01                                                                         794,867                     794,867
 11.02                                                                         791,609                     791,609
 11.03                                                                         772,063                     772,063
 11.04                                                                         719,941                     719,941
 11.05                                                                         713,425                     713,425
 11.06                                                                         710,168                     710,168
 11.07                                                                         700,395                     700,395
 11.08                                                                         697,137                     697,137
 11.09                                                                         697,137                     697,137
 11.10                                                                         687,364                     687,364
 11.11                                                                         687,364                     687,364
 11.12                                                                         684,107                     684,107
 11.13                                                                         680,849                     680,849
 11.14                                                                         661,303                     661,303
 11.15                                                                         661,303                     661,303
 11.16                                                                         651,530                     651,530
 11.17                                                                         651,530                     651,530
 11.18                                                                         648,273                     648,273
 11.19                                                                         622,211                     622,211
 11.20                                                                         615,696                     615,696
 11.21                                                                         612,438                     612,438
 11.22                                                                         602,665                     602,665
 11.23                                                                         589,635                     589,635
 11.24                                                                         576,604                     576,604
 11.25                                                                         573,347                     573,347
 11.26                                                                         573,347                     573,347
 11.27                                                                         557,058                     557,058
 11.28                                                                         557,058                     557,058
 11.29                                                                         553,801                     553,801
 11.30                                                                         553,801                     553,801
 11.31                                                                         550,543                     550,543
 11.32                                                                         537,512                     537,512
 11.33                                                                         530,997                     530,997
 11.34                                                                         524,482                     524,482
 11.35                                                                         524,482                     524,482
 11.36                                                                         504,936                     504,936
 11.37                                                                         498,420                     498,420
 11.38                                                                         498,420                     498,420
 11.39                                                                         498,420                     498,420
 11.40                                                                         491,905                     491,905
 11.41                                                                         488,648                     488,648
 11.42                                                                         478,875                     478,875
 11.43                                                                         478,875                     478,875
 11.44                                                                         472,360                     472,360
 11.45                                                                         469,102                     469,102
 11.46                                                                         459,329                     459,329
 11.47                                                                         452,814                     452,814
 11.48                                                                         452,814                     452,814
 11.49                                                                         420,237                     420,237
 11.50                                                                         410,464                     410,464
 11.51                                                                         384,403                     384,403
 11.52                                                                         374,630                     374,630
 11.53                                                                         371,372                     371,372
 11.54                                                                         355,084                     355,084
 11.55                                                                         338,796                     338,796
 11.56                                                                         325,765                     325,765
 11.57                                                                         315,992                     315,992
 11.58                                                                         296,446                     296,446
 11.59                                                                         280,158                     280,158
 11.60                                                                         237,808                     237,808
 11.61                                                                         205,232                     205,232
 11.62                                                                         172,656                     172,656
  12    2,455,113       2,379,749       1.25                  78.1          32,900,000       289.90     32,900,000          289.90
  13    3,063,344       2,978,750       1.59                  70.6          32,900,000       171.96     32,900,000          171.96
  14    1,798,077       1,732,737       1.15                  55.3          29,000,000    97,643.10     28,860,922       97,174.82
 14.1   1,164,190       1,122,170                                           18,560,000                  18,470,990
 14.2     633,886         610,566                                           10,440,000                  10,389,932
  15    2,237,179       2,162,187       1.38                  61.2          27,500,000        97.31     27,500,000           97.31
        2,900,641       2,727,635       1.29                  66.3          27,500,000    39,912.92     27,424,101       39,802.76
  16    2,016,716       1,914,466       1.29                  66.3          18,300,000    39,912.92     18,249,492       39,802.76
  17      651,383         603,236       1.29                  66.3           6,825,000    39,912.92      6,806,163       39,802.76
  18      232,542         209,933       1.29                  66.3           2,375,000    39,912.92      2,368,445       39,802.76
  19    2,896,621       2,505,514       1.39                  66.1          25,800,000   117,808.22     25,777,126      117,703.77
  20    2,458,525       2,282,525       1.27                  80.0          25,000,000    35,511.36     25,000,000       35,511.36
  21    1,889,308       1,789,546       1.31                  77.4          23,400,000       209.44     23,400,000          209.44
  22    1,645,717       1,578,961       1.27                  78.7          21,250,000       281.75     21,250,000          281.75
  23    1,442,779       1,403,441       1.18                  58.0          21,250,000   119,382.02     21,146,288      118,799.37
  24    1,548,509       1,517,109       1.17                  75.8          20,150,000   128,343.95     20,150,000      128,343.95
  25    2,049,381       1,854,942       1.41                  71.5          19,000,000        91.09     18,944,925           90.82
  26    1,473,652       1,363,593       1.28                  78.9          18,700,000       213.91     18,700,000          213.91
  27    1,476,298       1,428,145       1.32                  80.0          18,600,000       619.55     18,600,000          619.55
  28    1,524,109       1,379,580       1.23                  75.4          18,400,000       116.71     18,400,000          116.71
  29    1,471,181       1,441,728       1.25                  68.7          18,000,000   227,848.10     18,000,000      227,848.10
  30    1,444,450       1,327,450       1.29                  69.8          17,800,000    38,034.19     17,800,000       38,034.19
  31    2,002,885       1,952,485       1.52                  72.0          17,290,000   102,916.67     17,290,000      102,916.67
  32    1,592,439       1,473,718       1.21                  79.4          17,260,000        56.45     17,260,000           56.45
 32.1                                                                        5,196,000                   5,196,000
 32.2                                                                        4,800,000                   4,800,000
 32.3                                                                        3,584,000                   3,584,000
 32.4                                                                        1,880,000                   1,880,000
 32.5                                                                        1,800,000                   1,800,000
  33    1,566,267       1,496,938       1.26                  68.3          17,150,000       268.98     17,150,000          268.98
  34    1,415,771       1,320,066       1.34                  77.8          17,120,000       162.55     17,120,000          162.55
  35    1,453,585       1,316,342       1.19                  79.9          16,400,000        72.10     16,369,661           71.96
 35.1     547,351         497,341                                            6,000,000                   5,988,900
 35.2     482,535         434,014                                            5,600,000                   5,589,640
 35.3     423,699         384,987                                            4,800,000                   4,791,120
  36    1,316,661       1,207,179       1.31                  80.0          16,000,000        97.73     16,000,000           97.73
  37    1,245,579       1,195,323       1.15                  78.8          16,000,000       408.66     16,000,000          408.66
  38    1,256,405       1,206,114       1.36                  76.3          15,800,000       295.92     15,800,000          295.92
  39    1,711,055       1,545,269       1.80                  62.5          15,500,000       117.93     15,500,000          117.93
 39.1     687,093         628,727                                            6,300,000                   6,300,000
 39.2     794,591         710,002                                            6,000,000                   6,000,000
 39.3     229,371         206,540                                            3,200,000                   3,200,000
  40    1,119,833       1,061,128       1.20                  75.8          15,150,000       337.54     15,150,000          337.54
  41    1,287,755       1,240,291       1.20                  71.1          15,000,000       185.52     15,000,000          185.52
  42    1,446,183       1,309,291       1.30                  79.5          14,700,000        26.10     14,700,000           26.10
  43    1,043,946         999,306       1.19                  73.3          14,700,000    81,666.67     14,700,000       81,666.67
  44    1,328,727       1,242,360       1.24                  77.1          14,650,000       235.18     14,650,000          235.18
  45    1,118,624       1,082,227       1.33                  73.3          14,600,000       315.29     14,600,000          315.29
  46    1,269,541       1,211,541       1.23                  79.3          14,600,000    62,931.03     14,600,000       62,931.03
  47    1,418,362       1,289,637       1.41                  73.5          14,500,000       155.13     14,500,000          155.13
  48    3,105,750       2,901,267       2.93                  30.6          14,500,000       135.53     14,486,381          135.40
  49    1,854,789       1,542,864       1.56                  65.9          14,250,000   296,875.00     14,237,172      296,607.75
  50    1,082,715       1,025,715       1.25                  67.6          14,200,000    62,280.70     14,200,000       62,280.70
  51    1,399,134       1,325,454       1.36                  67.6          14,000,000       116.85     14,000,000          116.85
  52    1,242,409       1,164,800       1.22                  79.8          14,000,000       152.43     14,000,000          152.43
  53    1,223,915       1,146,414       1.19                  80.0          13,840,000        88.57     13,840,000           88.57
  54      996,070         967,782       1.25                  70.2          13,825,000   101,654.41     13,825,000      101,654.41
  55    1,204,943       1,053,819       1.32                  73.0          13,800,000        96.57     13,800,000           96.57
  56    1,025,833       1,013,083       1.28                  75.9          13,750,000    53,921.57     13,750,000       53,921.57
  57    1,467,162       1,317,707       1.35                  72.5          13,700,000   133,009.71     13,700,000      133,009.71
  58      983,198         963,948       1.30                  77.6          13,350,000   173,376.62     13,350,000      173,376.62
  59    1,229,334       1,142,663       1.32                  76.0          13,300,000       104.13     13,291,785          104.06
  60    1,157,634       1,092,634       1.21                  64.7          13,000,000    50,000.00     13,000,000       50,000.00
  61    1,151,953       1,077,598       1.21                  80.0          12,848,000        92.88     12,848,000           92.88
  62    1,323,331       1,132,916       1.29                  76.4          12,720,000        69.23     12,683,045           69.02
  63      932,755         910,311       1.28                  79.7          12,560,000       387.65     12,560,000          387.65
  64      954,560         884,560       1.27                  79.6          12,100,000    43,214.29     12,100,000       43,214.29
  65    1,084,251         987,960       1.15                  77.6          12,000,000      Various     12,000,000         Various
 65.1     311,644         279,450                                            3,405,000                   3,405,000
 65.2     223,122         208,652                                            2,380,000                   2,380,000
 65.3     147,768         136,768                                            1,750,000                   1,750,000
 65.4     106,012         100,249                                            1,230,000                   1,230,000
 65.5     119,955         104,203                                            1,115,000                   1,115,000
 65.6      67,543          61,110                                              930,000                     930,000
 65.7      54,224          49,101                                              600,000                     600,000
 65.8      53,983          48,427                                              590,000                     590,000
  66    1,632,236       1,434,089       1.28                  69.7          11,900,000    47,035.57     11,875,352       46,938.15
 66.1     828,577         732,351                                            6,040,000                   6,027,489
 66.2     384,044         338,739                                            3,300,000                   3,293,165
 66.3     419,615         362,999                                            2,560,000                   2,554,698
  67    1,008,203         997,722       1.24                  74.2          11,500,000       150.62     11,500,000          150.62
  68      973,966         911,966       1.15                  77.7          11,500,000    46,370.97     11,500,000       46,370.97
  69    1,053,976       1,044,787       1.31                  78.4          11,500,000       350.40     11,450,850          348.90
  70    1,087,585         969,585       1.20                  71.4          11,250,000    23,834.75     11,250,000       23,834.75
  71    1,090,733       1,032,583       1.34                  80.0          11,160,000       113.02     11,160,000          113.02
  72      945,420         909,687       1.21                  68.3          11,130,000       146.45     11,130,000          146.45
  73    1,084,749       1,011,053       1.24                  71.3          11,000,000       209.15     11,000,000          209.15
  74    1,031,303         923,649       1.22                  78.7          10,900,000       128.29     10,900,000          128.29
  75      966,155         904,930       1.20                  74.1          10,900,000       103.42     10,900,000          103.42
  76      983,257         903,753       1.16                  71.6          10,850,000       162.36     10,850,000          162.36
  77      880,779         824,779       1.15                  78.8          10,400,000    46,428.57     10,400,000       46,428.57
  78      900,793         860,544       1.20                  79.7          10,280,000        54.72     10,280,000           54.72
  79      967,447         941,252       1.21                  77.3          10,100,000        57.84     10,100,000           57.84
 79.1     545,987         531,879                                            5,600,000                   5,600,000
 79.2     421,460         409,373                                            4,500,000                   4,500,000
  80    1,191,392       1,004,005       1.42                  74.7          10,100,000    84,873.95     10,091,022       84,798.51
  81      870,817         816,343       1.24                  76.9          10,000,000       204.96     10,000,000          204.96
  82      956,435         845,804       1.24                  69.3           9,600,000        35.75      9,600,000           35.75
  83      911,960         842,960       1.29                  80.0           9,600,000    34,782.61      9,600,000       34,782.61
  84      720,151         675,643       1.27                  80.0           9,520,000       151.88      9,520,000          151.88
  85      824,519         779,871       1.18                  79.2           9,500,000        99.56      9,500,000           99.56
  86      836,545         805,329       1.49                  78.5           9,500,000       228.55      9,500,000          228.55
  87    1,116,333       1,068,818       1.50                  53.0           9,482,343       146.91      9,482,343          146.91
  88      927,688         831,386       1.27                  68.5           9,380,000       158.19      9,380,000          158.19
  89      770,905         702,918       1.33                  80.0           9,200,000       173.72      9,200,000          173.72
  90      836,782         777,787       1.20                  78.9           9,176,000        98.24      9,176,000           98.24
  91      692,220         672,716       1.26                  70.2           9,130,000    99,239.13      9,130,000       99,239.13
  92      860,042         803,042       1.20                  67.5           9,040,000    39,649.12      9,040,000       39,649.12
  93    1,041,503         928,160       1.49                  68.7           9,000,000    95,744.68      9,000,000       95,744.68
  94      872,855         778,172       1.24                  72.2           9,000,000        38.48      9,000,000           38.48
  95      877,751         852,690       1.31                  60.2           9,000,000        62.69      8,964,060           62.44
  96      775,929         727,702       1.37                  72.1           8,800,000       207.86      8,800,000          207.86
  97      664,689         639,689       1.25                  71.5           8,800,000    88,000.00      8,800,000       88,000.00
  98    1,242,989       1,175,950       2.03                  51.2           8,500,000       154.69      8,500,000          154.69
  99      759,591         696,505       1.20                  64.4           8,500,000       100.84      8,500,000          100.84
  100     660,786         660,786       1.40                  80.0           8,400,000        56.97      8,400,000           56.97
  101     738,215         708,715       1.24                  75.7           8,250,000    69,915.25      8,250,000       69,915.25
  102   1,270,986       1,136,559       1.94                  52.8           8,250,000    82,500.00      8,242,944       82,429.44
  103     643,528         616,694       1.32                  78.8           8,075,000       328.77      8,075,000          328.77
  104     781,587         726,908       1.26                  74.5           8,000,000        65.30      8,000,000           65.30
 104.1    271,882         266,108                                            2,940,000                   2,940,000
 104.2    200,292         193,236                                            2,110,000                   2,110,000
 104.3    138,238         121,554                                            1,340,000                   1,340,000
 104.4     97,898          82,102                                              910,000                     910,000
 104.5     73,277          63,908                                              700,000                     700,000
  105     819,366         760,167       1.34                  74.4           8,000,000        84.31      8,000,000           84.31
  106     673,110         645,263       1.16                  74.2           8,000,000       402.01      8,000,000          402.01
  107     811,062         766,914       1.38                  79.9           7,920,000        84.81      7,913,067           84.73
  108     792,369         735,165       1.30                  73.5           7,900,000       240.24      7,900,000          240.24
  109     841,375         777,871       1.39                  63.3           7,900,000        66.03      7,900,000           66.03
  110     566,400         565,153       1.23                  79.6           7,700,000       617.43      7,700,000          617.43
  111     626,660         611,871       1.20                  77.7           7,660,000       445.87      7,660,000          445.87
  112     738,822         662,864       1.24                  74.1           7,600,000    33,928.57      7,600,000       33,928.57
  113     908,842         794,248       1.36                  73.3           7,600,000    76,000.00      7,590,147       75,901.47
  114     676,901         622,733       1.25                  77.0           7,560,000       208.84      7,549,801          208.56
  115     665,886         595,664       1.39                  80.0           7,520,000       124.22      7,520,000          124.22
  116     708,124         642,144       1.47                  67.6           7,500,000        96.88      7,500,000           96.88
  117     727,559         655,296       1.20                  79.8           7,500,000        70.86      7,500,000           70.86
  118     657,725         617,990       1.18                  69.8           7,500,000       148.32      7,500,000          148.32
  119     642,092         616,314       1.19                  68.8           7,400,000       275.30      7,400,000          275.30
  120     699,876         662,586       1.51                  65.1           7,400,000       101.67      7,400,000          101.67
  121     735,470         691,470       1.29                  79.4           7,400,000    42,045.45      7,386,582       41,969.22
  122     666,940         604,142       1.19                  69.0           7,385,000       165.08      7,385,000          165.08
  123     672,181         629,236       1.22                  70.0           7,350,000       114.82      7,350,000          114.82
  124     730,889         705,350       1.35                  61.4           7,300,000       109.23      7,300,000          109.23
  125     585,994         571,364       1.40                  77.5           7,300,000        75.86      7,300,000           75.86
  126     754,787         706,389       1.39                  63.5           7,250,000       171.47      7,250,000          171.47
  127     649,929         608,887       1.22                  79.1           7,200,000       115.25      7,200,000          115.25
  128     536,243         510,101       1.22                  80.0           7,200,000       120.51      7,200,000          120.51
  129     700,716         593,880       1.20                  77.2           7,150,000        70.61      7,150,000           70.61
  130     603,209         588,259       1.20                  78.5           7,100,000    23,745.82      7,100,000       23,745.82
  131     584,870         547,438       1.20                  71.4           7,000,000       248.60      7,000,000          248.60
  132     922,744         815,297       1.70                  73.7           7,000,000    87,500.00      7,000,000       87,500.00
  133     784,055         708,076       1.39                  77.6           7,000,000    76,086.96      6,987,421       75,950.23
  134     729,547         695,699       1.44                  75.0           6,900,000       339.78      6,900,000          339.78
  135     565,951         508,122       1.29                  79.4           6,750,000       146.62      6,750,000          146.62
  136     537,294         512,499       1.31                  78.2           6,650,000       289.28      6,650,000          289.28
  137     634,317         583,932       1.28                  71.9           6,600,000       179.63      6,600,000          179.63
  138     569,136         555,498       1.21                  62.3           6,600,000       370.39      6,600,000          370.39
 138.1    290,132         280,433                                            3,486,792                   3,486,792
 138.2    279,004         275,065                                            3,113,208                   3,113,208
  139     601,404         600,143       1.50                  66.4           6,570,000       521.02      6,570,000          521.02
  140     552,311         524,311       1.22                  75.0           6,500,000    58,035.71      6,491,231       57,957.42
  141     627,428         573,644       1.29                  73.4           6,400,000       177.22      6,400,000          177.22
  142     557,525         513,996       1.23                  79.0           6,400,000        84.73      6,396,086           84.68
  143     615,027         571,027       1.22                  74.6           6,340,000    36,022.73      6,340,000       36,022.73
  144     465,500         464,074       1.26                  78.9           6,250,000       438.32      6,250,000          438.32
  145     811,933         772,933       1.81                  59.5           6,100,000    39,102.56      6,094,606       39,067.98
  146     721,907         690,935       1.71                  48.4           6,000,000       357.04      5,996,645          356.84
  147     877,000         788,916       1.70                  63.1           6,000,000    86,956.52      5,992,342       86,845.54
  148     482,612         476,337       1.21                  64.0           6,000,000       816.33      5,988,068          814.70
  149     579,950         535,256       1.30                  73.3           5,940,000       130.65      5,940,000          130.65
  150     565,308         521,229       1.31                  74.2           5,950,000       115.64      5,938,784          115.43
  151     523,278         513,002       1.23                  78.8           5,922,000        88.12      5,910,674           87.95
  152     597,359         565,301       1.37                  71.7           5,817,326       142.59      5,817,326          142.59
 152.1    329,765         327,841                                            3,156,132                   3,156,132
 152.2    156,330         138,366                                            1,549,374                   1,549,374
 152.3    111,264          99,095                                            1,111,819                   1,111,819
  153     623,031         575,281       1.76                  70.0           5,800,000    30,366.49      5,800,000       30,366.49
  154     613,326         559,326       1.71                  57.4           5,800,000    26,851.85      5,800,000       26,851.85
  155     713,311         664,311       2.03                  56.3           5,800,000    29,591.84      5,800,000       29,591.84
  156     519,938         482,961       1.19                  80.0           5,760,000       200.82      5,760,000          200.82
  157     561,182         524,942       1.24                  73.0           5,700,000        44.46      5,692,172           44.40
  158     524,333         479,964       1.20                  64.3           5,689,000        62.83      5,689,000           62.83
  159     485,871         478,722       1.20                  80.0           5,640,000       168.91      5,640,000          168.91
          552,064         515,840       1.31                  79.3           5,600,000        95.82      5,600,000           95.82
  160     289,153         268,258       1.31                  79.3           2,880,000        95.82      2,880,000           95.82
  161     262,911         247,582       1.31                  79.3           2,720,000        95.82      2,720,000           95.82
  162     506,812         478,886       1.41                  68.3           5,600,000       189.68      5,600,000          189.68
  163     536,160         507,346       1.50                  70.0           5,600,000       185.94      5,600,000          185.94
  164     484,136         467,493       1.25                  78.8           5,575,000       290.08      5,571,866          289.91
  165     784,109         707,698       1.63                  69.6           5,600,000    57,142.86      5,567,508       56,811.30
  166     485,432         441,189       1.19                  71.8           5,550,000       160.40      5,546,800          160.30
  167     486,094         468,344       1.22                  73.3           5,500,000    77,464.79      5,500,000       77,464.79
  168     651,625         610,610       1.62                  59.1           5,440,000       275.71      5,440,000          275.71
  169     505,401         462,798       1.22                  64.4           5,350,000        34.34      5,345,389           34.31
  170     462,751         435,688       1.41                  80.3           5,300,000    56,989.25      5,300,000       56,989.25
  171     508,158         497,008       1.32                  77.4           5,300,000    23,766.82      5,300,000       23,766.82
  172     462,072         432,072       1.20                  80.0           5,280,000    44,000.00      5,280,000       44,000.00
  173     453,579         435,720       1.20                  70.9           5,270,000       207.59      5,270,000          207.59
  174     511,434         479,112       1.25                  76.7           5,300,000          NAP      5,259,911             NAP
 174.1    200,857         191,819                                            2,240,525                   2,223,577
 174.2    102,280          96,501                                            1,081,633                   1,073,451
 174.3    113,329         101,329                                            1,050,729                   1,042,781
 174.4     94,968          89,463                                              927,114                     920,101
  175     491,523         458,523       1.25                  73.0           5,265,000    39,886.36      5,254,685       39,808.22
  176     468,977         447,402       1.46                  73.2           5,200,000       147.58      5,200,000          147.58
  177     457,830         412,261       1.16                  72.9           5,100,000       179.42      5,100,000          179.42
  178   1,411,926       1,137,378       2.44                  74.2           5,060,000    19,536.68      5,048,042       19,490.51
  179     547,384         512,884       1.46                  75.8           5,000,000    43,478.26      5,000,000       43,478.26
  180     644,940         531,887       1.51                  62.1           5,000,000        26.35      5,000,000           26.35
  181     489,993         456,009       1.28                  64.9           5,000,000    46,296.30      4,995,724       46,256.70
  182   3,554,578       3,317,094       9.60                   7.3           5,000,000        49.31      4,990,065           49.21
  183     806,878         729,884       1.44                  70.4           5,000,000    68,493.15      4,966,481       68,033.99
  184     465,211         435,211       1.27                  80.0           4,896,000    40,800.00      4,896,000       40,800.00
  185     476,172         433,967       1.27                  72.0           4,860,000        43.11      4,860,000           43.11
  186     642,047         609,580       1.82                  54.5           4,850,000        62.92      4,850,000           62.92
  187     453,917         412,123       1.21                  80.0           4,800,000        93.08      4,800,000           93.08
  188     396,183         356,509       1.27                  76.2           4,800,000       147.80      4,800,000          147.80
  189     440,055         415,055       1.22                  77.2           4,800,000    48,000.00      4,786,835       47,868.35
  190     499,421         450,075       1.25                  79.2           4,750,000        27.67      4,750,000           27.67
  191     470,876         439,492       1.29                  73.9           4,750,000       187.03      4,750,000          187.03
  192     469,807         444,896       1.34                  68.1           4,700,000       151.75      4,700,000          151.75
  193     403,286         382,226       1.15                  75.8           4,700,000       334.73      4,700,000          334.73
  194     432,224         405,824       1.24                  78.9           4,657,000    52,920.45      4,657,000       52,920.45
  195     419,819         392,637       1.23                  79.2           4,600,000       143.75      4,591,008          143.47
  196     396,964         388,277       1.44                  76.5           4,550,000       170.72      4,550,000          170.72
 196.1    166,594         163,189                                            1,911,765                   1,911,765
 196.2    126,616         123,475                                            1,468,235                   1,468,235
 196.3    103,754         101,614                                            1,170,000                   1,170,000
  197     477,353         412,659       1.31                  79.3           4,520,000        59.86      4,520,000           59.86
  198     373,210         341,850       1.60                  40.0           4,500,000       101.42      4,500,000          101.42
  199     453,613         421,229       1.33                  64.2           4,500,000       140.63      4,491,394          140.36
  200     400,413         361,886       1.17                  74.6           4,400,000       145.29      4,400,000          145.29
  201     745,035         664,617       1.36                  50.7           4,400,000    55,696.20      4,363,205       55,230.44
  202     409,888         373,638       1.44                  80.0           4,360,000    30,068.97      4,360,000       30,068.97
  203     368,992         351,640       1.20                  78.9           4,300,000       122.15      4,300,000          122.15
  204     375,316         361,735       1.22                  75.4           4,300,000       212.60      4,300,000          212.60
  205     366,284         357,284       1.44                  52.1           4,250,000   118,055.56      4,250,000      118,055.56
  206     405,606         385,351       1.28                  70.8           4,250,000       212.96      4,250,000          212.96
  207     350,498         343,014       1.17                  78.8           4,200,000       338.03      4,191,843          337.37
  208     517,550         475,496       1.61                  79.8           4,150,000       121.20      4,150,000          121.20
  209     366,126         350,126       1.26                  77.5           4,100,000    51,250.00      4,100,000       51,250.00
  210     394,540         376,090       1.32                  70.6           4,100,000    50,000.00      4,096,337       49,955.33
  211     437,799         417,559       1.34                  78.5           4,030,000        19.91      4,024,846           19.89
  212     350,565         327,924       1.23                  70.2           4,000,000       135.79      4,000,000          135.79
  213     418,361         363,568       1.31                  63.2           4,000,000        30.95      4,000,000           30.95
  214     367,646         344,892       1.23                  59.0           4,000,000        90.42      4,000,000           90.42
  215     465,810         453,182       1.62                  64.0           4,000,000        63.13      4,000,000           63.13
  216     538,796         470,982       1.66                  72.7           4,000,000    46,511.63      3,996,552       46,471.54
  217     417,116         378,268       1.22                  73.2           4,000,000       114.29      3,989,149          113.98
  218     591,930         508,348       1.68                  64.3           4,000,000    60,606.06      3,988,672       60,434.43
  219     370,211         342,095       1.20                  75.8           3,950,000       127.51      3,942,806          127.28
  220     635,794         559,545       2.04                  44.3           3,900,000        73.67      3,900,000           73.67
  221     326,519         313,515       1.20                  76.4           3,900,000       288.40      3,897,755          288.23
  222     316,946         278,056       1.29                  79.7           3,850,000        52.50      3,850,000           52.50
  223     376,666         356,434       1.33                  80.0           3,820,000       136.00      3,820,000          136.00
  224     362,725         343,179       1.28                  80.0           3,800,000       136.68      3,800,000          136.68
  225     344,449         320,463       1.20                  66.5           3,800,000       108.14      3,789,259          107.83
  226     689,949         613,237       1.38                  51.0           3,800,000    50,666.67      3,764,325       50,191.00
  227     327,700         303,668       1.22                  78.4           3,600,000       121.75      3,600,000          121.75
  228     331,141         309,755       1.22                  79.7           3,600,000       164.97      3,600,000          164.97
  229     342,876         335,030       1.33                  58.7           3,600,000        45.88      3,600,000           45.88
  230     323,746         310,473       1.21                  80.0           3,600,000       255.23      3,600,000          255.23
  231     329,475         315,689       1.25                  76.5           3,600,000       167.44      3,596,800          167.29
  232     470,448         420,821       1.36                  52.1           3,600,000       108.66      3,592,829          108.44
  233     383,110         346,325       1.35                  62.6           3,550,000       151.01      3,550,000          151.01
  234     401,680         299,312       1.21                  40.7           3,500,000        46.67      3,500,000           46.67
  235     306,468         301,468       1.20                  74.3           3,500,000    34,653.47      3,500,000       34,653.47
  236     546,207         473,662       1.89                  52.9           3,500,000        36.17      3,493,511           36.10
  237     638,707         570,113       1.40                  49.2           3,500,000    44,871.79      3,466,865       44,446.98
  238     254,897         247,397       1.27                  68.5           3,400,000   113,333.33      3,400,000      113,333.33
  239     319,972         311,872       1.33                  72.3           3,400,000    20,987.65      3,400,000       20,987.65
  240     362,833         332,375       1.35                  65.2           3,400,000        90.15      3,390,997           89.91
  241     315,695         296,102       1.27                  76.0           3,360,000       188.74      3,360,000          188.74
  242     317,891         291,983       1.25                  62.2           3,360,000    32,941.18      3,356,960       32,911.37
  243     276,753         275,837       1.15                  77.2           3,350,000       548.28      3,350,000          548.28
  244     276,309         272,059       1.16                  62.3           3,300,000   194,117.65      3,300,000      194,117.65
  245     373,304         336,790       1.48                  68.7           3,300,000    22,602.74      3,296,992       22,582.13
 245.1    251,589         227,490                                            2,200,000                   2,197,994
 245.2    121,716         109,301                                            1,100,000                   1,098,997
  246     313,231         292,049       1.23                  53.8           3,280,000       123.31      3,280,000          123.31
  247     312,118         276,759       1.20                  57.0           3,250,000        94.35      3,247,192           94.27
  248     289,398         275,798       1.22                  74.1           3,200,000    47,058.82      3,200,000       47,058.82
  249     418,710         401,897       1.82                  52.4           3,200,000       145.75      3,197,068          145.62
  250     265,990         264,208       1.26                  78.7           3,150,000       265.15      3,148,175          265.00
  251     256,044         250,853       1.22                  70.5           3,100,000       380.98      3,100,000          380.98
  252     265,308         250,707       1.21                  65.5           3,100,000       138.98      3,100,000          138.98
  253     303,387         286,340       1.33                  78.8           3,050,000        79.47      3,050,000           79.47
 253.1    165,876         159,626                                            1,607,752                   1,607,752
 253.2    137,511         126,714                                            1,442,248                   1,442,248
  254     346,005         328,005       1.31                  59.9           3,000,000    41,666.67      2,993,691       41,579.04
  255     531,955         469,146       1.41                  53.1           3,000,000    41,666.67      2,974,912       41,318.23
  256     269,741         261,186       1.20                  73.7           2,950,000       421.43      2,947,707          421.10
  257     391,118         362,737       1.71                  59.0           2,950,000        46.30      2,947,555           46.27
  258     272,047         262,195       1.20                  74.4           2,900,000       176.71      2,900,000          176.71
  259     285,531         263,281       1.28                  70.6           2,885,000    32,415.73      2,879,651       32,355.63
  260     322,135         290,635       1.46                  76.9           2,850,000    22,619.05      2,844,477       22,575.22
  261     320,036         295,736       1.37                  56.7           2,800,000    34,567.90      2,796,805       34,528.46
  262     227,721         223,446       1.22                  66.3           2,750,000   144,736.84      2,750,000      144,736.84
  263     275,259         254,294       1.33                  80.0           2,720,000        83.03      2,720,000           83.03
  264     242,490         232,738       1.24                  73.3           2,712,000       319.32      2,712,000          319.32
  265     248,998         237,498       1.53                  52.8           2,700,000    58,695.65      2,700,000       58,695.65
  266     252,408         249,883       1.32                  61.4           2,700,000       160.37      2,700,000          160.37
  267     589,108         530,221       1.48                  45.5           2,700,000    35,064.94      2,683,926       34,856.18
  268     341,729         302,921       1.33                  69.1           2,650,000    38,405.80      2,644,684       38,328.75
  269     276,205         252,077       1.35                  75.4           2,600,000        81.21      2,600,000           81.21
  270     409,333         365,824       1.57                  61.0           2,600,000    21,311.48      2,563,317       21,010.79
  271     318,656         284,339       1.44                  74.8           2,550,000    40,476.19      2,543,107       40,366.77
  272     244,058         224,391       1.27                  76.2           2,520,000        72.09      2,515,170           71.95
  273     277,484         249,234       1.33                  78.0           2,500,000    22,123.89      2,496,606       22,093.86
  274     239,406         223,656       1.28                  80.0           2,480,000    39,365.08      2,480,000       39,365.08
  275     212,342         203,994       1.22                  75.0           2,400,000       276.78      2,400,000          276.78
  276     233,771         211,271       1.25                  79.2           2,400,000    26,666.67      2,400,000       26,666.67
  277     222,594         209,818       1.23                  59.1           2,400,000       220.91      2,400,000          220.91
  278     260,024         237,931       1.41                  68.0           2,400,000       114.56      2,397,910          114.46
  279     225,019         218,438       1.25                  77.3           2,400,000        36.55      2,395,707           36.49
  280     419,584         363,589       1.30                  55.3           2,400,000    34,782.61      2,377,469       34,456.07
  281     208,650         199,979       1.21                  69.1           2,350,000       288.45      2,350,000          288.45
  282     187,866         183,677       1.15                  73.0           2,300,000       344.16      2,300,000          344.16
  283     219,111         219,111       1.26                  64.3           2,300,000        31.62      2,296,948           31.58
  284     206,691         196,010       1.25                  76.1           2,260,000       191.09      2,260,000          191.09
  285     230,006         222,506       1.37                  80.0           2,260,000    75,333.33      2,260,000       75,333.33
  286     208,278         196,895       1.25                  71.4           2,250,000       159.27      2,250,000          159.27
  287     200,421         185,202       1.20                  65.3           2,225,000    38,362.07      2,220,641       38,286.91
  288     200,403         198,870       1.28                  75.0           2,215,000       218.77      2,213,031          218.57
  289     203,843         192,747       1.21                  78.6           2,200,000       130.59      2,200,000          130.59
  290     220,770         194,437       1.32                  65.5           2,200,000       108.61      2,200,000          108.61
  291     194,632         183,633       1.20                  62.2           2,200,000        30.01      2,190,597           29.88
  292     214,919         187,216       1.22                  71.7           2,150,000        91.51      2,150,000           91.51
  293     175,678         173,078       1.20                  62.2           2,150,000   165,384.62      2,147,225      165,171.17
  294     197,032         190,331       1.20                  72.1           2,130,000       339.71      2,126,350          339.13
  295     213,223         191,240       1.29                  71.5           2,075,000        35.10      2,073,267           35.07
  296     189,103         188,090       1.30                  67.9           2,040,000       201.48      2,038,264          201.31
  297     238,143         210,067       1.50                  50.0           2,000,000        69.38      2,000,000           69.38
  298     155,856         145,856       1.29                  66.2           2,000,000    50,000.00      2,000,000       50,000.00
  299     179,098         170,606       1.20                  79.9           2,000,000       233.92      1,998,281          233.72
  300     433,556         426,904       2.85                  32.4           2,000,000        30.07      1,997,274           30.02
  301     195,836         189,260       1.30                  79.1           1,980,000       135.95      1,976,550          135.71
  302     181,933         177,583       1.30                  72.0           1,950,000       135.65      1,950,000          135.65
  303     171,161         162,434       1.28                  78.1           1,820,000       218.99      1,820,000          218.99
  304     179,191         163,098       1.46                  62.1           1,800,000       123.15      1,800,000          123.15
  305     185,429         170,545       1.32                  60.6           1,800,000       147.24      1,798,492          147.12
  306     442,549         394,485       1.65                  37.4           1,800,000    27,692.31      1,778,202       27,356.95
  307     199,247         183,180       1.48                  65.5           1,755,000        92.85      1,755,000           92.85
  308     221,974         188,864       1.61                  67.2           1,680,000    19,534.88      1,680,000       19,534.88
  309     249,329         244,529       1.43                  43.8           1,665,000    17,343.75      1,665,000       17,343.75
  310     168,767         160,907       1.62                  61.6           1,620,000       260.45      1,620,000          260.45
  311     143,479         132,527       1.21                  72.6           1,620,000       147.92      1,617,948          147.73
  312     134,227         129,997       1.20                  78.4           1,500,000       200.00      1,497,286          199.64
  313     137,978         129,695       1.25                  73.1           1,465,000       160.09      1,462,241          159.79
  314     118,000         118,000       1.25                  75.0           1,350,000       302.42      1,350,000          302.42
  315     120,928         112,678       1.21                  79.7           1,325,000    40,151.52      1,323,834       40,116.19
  316     144,711         118,137       1.25                  68.4           1,320,000        44.24      1,320,000           44.24
  317     124,922         117,177       1.33                  64.6           1,227,500    34,097.22      1,227,500       34,097.22
  318     100,000         100,000       1.20                  75.0           1,200,000       333.33      1,200,000          333.33
  319      97,500          97,500       1.24                  75.0           1,125,000       312.50      1,125,000          312.50
  320     107,477         103,058       1.26                  60.5           1,115,000        42.75      1,114,114           42.71
  321      95,000          95,000       1.24                  73.3           1,100,000       353.47      1,100,000          353.47
  322      94,426          88,852       1.27                  68.8           1,000,000       135.35        998,075          135.09
  323     119,843         116,782       1.62                  51.5             969,000       189.93        969,000          189.93
  324      86,892          79,390       1.21                  74.1             890,000        74.17        889,299           74.11
  325     122,464         118,064       1.85                  42.6             875,000       218.75        873,452          218.36
  326      81,815          77,565       1.14                  61.8             860,000    50,588.24        853,337       50,196.30

                                                                   % OF APPLICABLE   INTEREST                 NET
             MATURITY/ARD             MATURITY       % OF INITIAL    LOAN GROUP       RATE     ADMIN. FEE   MORTGAGE   ACCRUAL
LOAN #  BALANCE ($)(3)(7)(8)(12)  LTV %(18)(19)(20)  POOL BALANCE      BALANCE      %(19)(15)   %(9)(10)   RATE %(9)     TYPE
--------------------------------------------------------------------------------------------------------------------------------

   1                105,000,000        75.5             3.8%           4.8%         5.6890     0.0307      5.6583     Actual/360
   2                101,500,000        79.9             3.6%           4.7%         5.5400     0.0207      5.5193     Actual/360
   3                 58,000,000        71.9             2.1%           2.7%         6.1250     0.0207      6.1043     Actual/360
   4                 46,250,000        69.5             1.7%           2.1%         5.9390     0.0207      5.9183     Actual/360
   5                 41,322,482        62.6             1.6%           2.1%         5.8700     0.0507      5.8193     Actual/360
   6                 40,000,000        76.0             1.4%           6.6%         5.4420     0.0207      5.4213     Actual/360
   7                 40,000,000        80.0             1.4%           1.8%         5.8000     0.0607      5.7393     Actual/360
   8                 38,000,000        71.7             1.4%           1.7%         5.7480     0.0207      5.7273     Actual/360
   9                 35,000,000        73.8             1.3%           1.6%         5.6260     0.0207      5.6053     Actual/360
  10                 33,300,000        72.4             1.2%           5.5%         5.7400     0.0507      5.6893     Actual/360
  11                 27,782,143        55.2             1.2%           1.5%         6.7700     0.0207      6.7493     Actual/360
 11.01                  669,185                         0.0%           0.0%
 11.02                  666,442                         0.0%           0.0%
 11.03                  649,987                         0.0%           0.0%
 11.04                  606,106                         0.0%           0.0%
 11.05                  600,621                         0.0%           0.0%
 11.06                  597,878                         0.0%           0.0%
 11.07                  589,651                         0.0%           0.0%
 11.08                  586,908                         0.0%           0.0%
 11.09                  586,908                         0.0%           0.0%
 11.10                  578,681                         0.0%           0.0%
 11.11                  578,681                         0.0%           0.0%
 11.12                  575,938                         0.0%           0.0%
 11.13                  573,195                         0.0%           0.0%
 11.14                  556,740                         0.0%           0.0%
 11.15                  556,740                         0.0%           0.0%
 11.16                  548,512                         0.0%           0.0%
 11.17                  548,512                         0.0%           0.0%
 11.18                  545,770                         0.0%           0.0%
 11.19                  523,829                         0.0%           0.0%
 11.20                  518,344                         0.0%           0.0%
 11.21                  515,602                         0.0%           0.0%
 11.22                  507,374                         0.0%           0.0%
 11.23                  496,404                         0.0%           0.0%
 11.24                  485,433                         0.0%           0.0%
 11.25                  482,691                         0.0%           0.0%
 11.26                  482,691                         0.0%           0.0%
 11.27                  468,978                         0.0%           0.0%
 11.28                  468,978                         0.0%           0.0%
 11.29                  466,235                         0.0%           0.0%
 11.30                  466,235                         0.0%           0.0%
 11.31                  463,493                         0.0%           0.0%
 11.32                  452,522                         0.0%           0.0%
 11.33                  447,038                         0.0%           0.0%
 11.34                  441,552                         0.0%           0.0%
 11.35                  441,552                         0.0%           0.0%
 11.36                  425,097                         0.0%           0.0%
 11.37                  419,612                         0.0%           0.0%
 11.38                  419,612                         0.0%           0.0%
 11.39                  419,612                         0.0%           0.0%
 11.40                  414,127                         0.0%           0.0%
 11.41                  411,384                         0.0%           0.0%
 11.42                  403,156                         0.0%           0.0%
 11.43                  403,156                         0.0%           0.0%
 11.44                  397,672                         0.0%           0.0%
 11.45                  394,929                         0.0%           0.0%
 11.46                  386,701                         0.0%           0.0%
 11.47                  381,216                         0.0%           0.0%
 11.48                  381,216                         0.0%           0.0%
 11.49                  353,790                         0.0%           0.0%
 11.50                  345,563                         0.0%           0.0%
 11.51                  323,622                         0.0%           0.0%
 11.52                  315,394                         0.0%           0.0%
 11.53                  312,652                         0.0%           0.0%
 11.54                  298,939                         0.0%           0.0%
 11.55                  285,226                         0.0%           0.0%
 11.56                  274,256                         0.0%           0.0%
 11.57                  266,028                         0.0%           0.0%
 11.58                  249,573                         0.0%           0.0%
 11.59                  235,860                         0.0%           0.0%
 11.60                  200,207                         0.0%           0.0%
 11.61                  172,781                         0.0%           0.0%
 11.62                  145,356                         0.0%           0.0%
  12                 32,900,000        78.1             1.2%           1.5%         5.6700     0.0207      5.6493     Actual/360
  13                 32,900,000        70.6             1.2%           1.5%         5.5850     0.0207      5.5643     Actual/360
  14                 25,916,285        47.9             1.0%           4.8%         5.8800     0.0207      5.8593     Actual/360
 14.1                16,586,423                         0.7%           3.0%
 14.2                 9,329,863                         0.4%           1.7%
  15                 27,500,000        61.2             1.0%           1.3%         5.6100     0.0207      5.5893     Actual/360
                     21,250,836        51.4             1.0%           4.5%         5.9300     0.0307      5.8993     Actual/360
  16                 14,141,465        51.4             0.7%           3.0%         5.9300     0.0307      5.8993     Actual/360
  17                  5,274,070        51.4             0.2%           1.1%         5.9300     0.0307      5.8993     Actual/360
  18                  1,835,300        51.4             0.1%           0.4%         5.9300     0.0307      5.8993     Actual/360
  19                 21,717,718        55.7             0.9%           1.2%         5.7400     0.0207      5.7193     Actual/360
  20                 22,590,689        72.3             0.9%           4.1%         5.9900     0.0307      5.9593     Actual/360
  21                 23,400,000        77.4             0.8%           1.1%         5.7400     0.0207      5.7193     Actual/360
  22                 21,250,000        78.7             0.8%           1.0%         5.7560     0.0607      5.6953     Actual/360
  23                 18,956,218        50.8             0.8%           3.5%         5.8110     0.0207      5.7903     Actual/360
  24                 17,944,692        67.5             0.7%           3.3%         5.7500     0.0207      5.7293     Actual/360
  25                 15,945,261        60.2             0.7%           0.9%         5.6400     0.0307      5.6093     Actual/360
  26                 18,700,000        78.9             0.7%           0.9%         5.6000     0.0207      5.5793     Actual/360
  27                 18,600,000        80.0             0.7%           0.9%         5.7400     0.0207      5.7193     Actual/360
  28                 18,400,000        75.4             0.7%           0.8%         5.9900     0.0207      5.9693     Actual/360
  29                 18,000,000        68.7             0.6%           3.0%         6.2800     0.0207      6.2593     Actual/360
  30                 17,800,000        69.8             0.6%           2.9%         5.6700     0.0207      5.6493     Actual/360
  31                 15,427,205        64.3             0.6%           2.9%         6.2990     0.0707      6.2283     Actual/360
  32                 15,842,192        72.9             0.6%           0.8%         5.8430     0.0207      5.8223     Actual/360
 32.1                 4,769,179                         0.2%           0.2%
 32.2                 4,405,708                         0.2%           0.2%
 32.3                 3,289,595                         0.1%           0.2%
 32.4                 1,725,569                         0.1%           0.1%
 32.5                 1,652,141                         0.1%           0.1%
  33                 15,971,636        63.6             0.6%           0.8%         5.6700     0.0207      5.6493     Actual/360
  34                 17,120,000        77.8             0.6%           0.8%         5.6800     0.0207      5.6593     Actual/360
  35                 14,658,509        71.5             0.6%           0.8%         5.8750     0.0207      5.8543     Actual/360
 35.1                 5,362,869                         0.2%           0.3%
 35.2                 5,005,345                         0.2%           0.3%
 35.3                 4,290,295                         0.2%           0.2%
  36                 16,000,000        80.0             0.6%           0.7%         5.6700     0.0207      5.6493     Actual/360
  37                 15,220,404        75.0             0.6%           0.7%         5.5860     0.0207      5.5653     Actual/360
  38                 15,800,000        76.3             0.6%           0.7%         5.5300     0.0207      5.5093     Actual/360
  39                 15,500,000        62.5             0.6%           0.7%         5.4600     0.0207      5.4393     Actual/360
 39.1                 6,300,000                         0.2%           0.3%
 39.2                 6,000,000                         0.2%           0.3%
 39.3                 3,200,000                         0.1%           0.1%
  40                 15,150,000        75.8             0.5%           0.7%         5.7460     0.0807      5.6653     Actual/360
  41                 13,443,361        63.7             0.5%           0.7%         5.5800     0.0307      5.5493     Actual/360
  42                 13,664,516        73.9             0.5%           0.7%         5.5400     0.0207      5.5193     Actual/360
  43                 14,700,000        73.3             0.5%           2.4%         5.6200     0.0207      5.5993     Actual/360
  44                 13,329,490        70.2             0.5%           0.7%         6.0000     0.0207      5.9793     Actual/360
  45                 14,600,000        73.3             0.5%           0.7%         5.4900     0.0207      5.4693     Actual/360
  46                 13,028,554        70.8             0.5%           2.4%         5.3800     0.0307      5.3493     Actual/360
  47                 12,772,303        64.7             0.5%           0.7%         5.7300     0.0207      5.7093     Actual/360
  48                 12,120,164        25.6             0.5%           0.7%         5.5110     0.0207      5.4903     Actual/360
  49                 11,973,364        55.4             0.5%           0.7%         5.6800     0.0207      5.6593     Actual/360
  50                 14,200,000        67.6             0.5%           2.3%         5.7030     0.0207      5.6823     Actual/360
  51                 12,578,301        60.8             0.5%           0.6%         5.7000     0.0207      5.6793     Actual/360
  52                 13,007,557        74.1             0.5%           0.6%         5.5060     0.0207      5.4853     Actual/360
  53                 12,888,751        74.5             0.5%           0.6%         5.6710     0.0207      5.6503     Actual/360
  54                 13,825,000        70.2             0.5%           2.3%         5.5245     0.0207      5.5038     Actual/360
  55                 13,800,000        73.0             0.5%           0.6%         5.6700     0.0207      5.6493     Actual/360
  56                 13,750,000        75.9             0.5%           2.3%         5.6800     0.0207      5.6593     Actual/360
  57                 11,855,068        62.7             0.5%           0.6%         5.8920     0.0207      5.8713     Actual/360
  58                 13,350,000        77.6             0.5%           2.2%         5.4500     0.0207      5.4293     Actual/360
  59                 11,794,589        67.4             0.5%           0.6%         5.5800     0.0207      5.5593     Actual/360
  60                 12,103,405        60.2             0.5%           2.1%         5.6500     0.0307      5.6193     Actual/360
  61                 11,537,956        71.8             0.5%           0.6%         5.6800     0.0307      5.6493     Actual/360
  62                 10,671,658        64.3             0.5%           0.6%         5.6300     0.0607      5.5693     Actual/360
  63                 12,560,000        79.7             0.5%           0.6%         5.5500     0.0207      5.5293     Actual/360
  64                 12,100,000        79.6             0.4%           2.0%         5.6700     0.0207      5.6493     Actual/360
  65                 10,628,819        68.7             0.4%           0.6%         5.9700     0.0607      5.9093     Actual/360
 65.1                 3,015,927                         0.1%           0.2%
 65.2                 2,108,049                         0.1%           0.1%
 65.3                 1,550,037                         0.1%           0.1%
 65.4                 1,089,454                         0.0%           0.1%
 65.5                   987,594                         0.0%           0.1%
 65.6                   823,733                         0.0%           0.0%
 65.7                   531,441                         0.0%           0.0%
 65.8                   522,584                         0.0%           0.0%
  66                  7,460,751        43.8             0.4%           0.5%         6.7400     0.0207      6.7193     Actual/360
 66.1                 3,786,801                         0.2%           0.3%
 66.2                 2,068,948                         0.1%           0.2%
 66.3                 1,605,002                         0.1%           0.1%
  67                 10,716,766        69.1             0.4%           0.5%         5.7200     0.0207      5.6993     Actual/360
  68                 10,695,960        72.3             0.4%           1.9%         5.5800     0.0607      5.5193     Actual/360
  69                  9,655,821        66.1             0.4%           0.5%         5.6700     0.0207      5.6493     Actual/360
  70                  9,528,808        60.5             0.4%           1.9%         5.9500     0.0207      5.9293     Actual/360
  71                  9,811,290        70.3             0.4%           0.5%         5.6500     0.0307      5.6193     Actual/360
  72                 10,251,573        62.9             0.4%           0.5%         5.9200     0.0207      5.8993     Actual/360
  73                  9,805,578        63.6             0.4%           0.5%         6.2550     0.0207      6.2343     Actual/360
  74                  9,592,259        69.3             0.4%           0.5%         5.6900     0.0607      5.6293     Actual/360
  75                 10,143,602        69.0             0.4%           0.5%         5.6200     0.0207      5.5993     Actual/360
  76                 10,148,285        67.0             0.4%           0.5%         5.9900     0.0607      5.9293     Actual/360
  77                  9,672,868        73.3             0.4%           1.7%         5.5800     0.0607      5.5193     Actual/360
  78                  9,055,122        70.2             0.4%           0.5%         5.7300     0.0207      5.7093     Actual/360
  79                  9,779,755        74.8             0.4%           0.5%         6.6400     0.0807      6.5593     Actual/360
 79.1                 5,422,438                         0.2%           0.3%
 79.2                 4,357,317                         0.2%           0.2%
  80                  8,499,316        63.0             0.4%           0.5%         5.7300     0.0207      5.7093     Actual/360
  81                  9,287,707        71.4             0.4%           0.5%         5.6470     0.0207      5.6263     Actual/360
  82                  8,650,584        62.5             0.3%           0.4%         5.8500     0.0607      5.7893     Actual/360
  83                  8,586,267        71.6             0.3%           0.4%         5.4900     0.0307      5.4593     Actual/360
  84                  9,520,000        80.0             0.3%           0.4%         5.4840     0.0207      5.4633     Actual/360
  85                  9,133,866        76.1             0.3%           0.4%         5.7000     0.0207      5.6793     Actual/360
  86                  9,500,000        78.5             0.3%           0.4%         5.6100     0.0207      5.5893     Actual/360
  87                  8,178,965        45.7             0.3%           0.4%         6.3410     0.0207      6.3203     Actual/360
  88                  8,744,508        63.8             0.3%           0.4%         5.7400     0.0207      5.7193     Actual/360
  89                  9,200,000        80.0             0.3%           0.4%         5.6400     0.0207      5.6193     Actual/360
  90                  8,260,713        71.1             0.3%           0.4%         5.8000     0.0807      5.7193     Actual/360
  91                  9,130,000        70.2             0.3%           1.5%         5.7670     0.0207      5.7463     Actual/360
  92                  8,212,264        61.3             0.3%           1.5%         6.2670     0.0207      6.2463     Actual/360
  93                  8,233,828        62.9             0.3%           0.4%         5.6500     0.0207      5.6293     Actual/360
  94                  8,385,037        67.3             0.3%           0.4%         5.7000     0.0557      5.6443     Actual/360
  95                  7,638,428        51.3             0.3%           0.4%         6.0300     0.0207      6.0093     Actual/360
  96                  8,800,000        72.1             0.3%           0.4%         5.9500     0.0207      5.9293     Actual/360
  97                  8,800,000        71.5             0.3%           1.5%         5.7300     0.0207      5.7093     Actual/360
  98                  7,604,310        45.8             0.3%           0.4%         5.4930     0.0207      5.4723     Actual/360
  99                  7,901,475        59.9             0.3%           0.4%         5.5400     0.0807      5.4593     Actual/360
  100                 8,400,000        80.0             0.3%           0.4%         5.5400     0.0207      5.5193     Actual/360
  101                 7,543,707        69.2             0.3%           1.4%         5.6280     0.0207      5.6073     Actual/360
  102                 6,973,970        44.7             0.3%           0.4%         5.8800     0.0607      5.8193     Actual/360
  103                 8,075,000        78.8             0.3%           0.4%         5.6900     0.0207      5.6693     Actual/360
  104                 7,482,534        69.7             0.3%           0.4%         5.9900     0.0207      5.9693     Actual/360
 104.1                2,749,831                         0.1%           0.1%
 104.2                1,973,518                         0.1%           0.1%
 104.3                1,253,324                         0.0%           0.1%
 104.4                  851,138                         0.0%           0.0%
 104.5                  654,722                         0.0%           0.0%
  105                 7,468,436        69.5             0.3%           0.4%         5.8500     0.0607      5.7893     Actual/360
  106                 7,189,049        66.7             0.3%           0.4%         5.7100     0.0607      5.6493     Actual/360
  107                 6,676,931        67.4             0.3%           0.4%         5.7900     0.0307      5.7593     Actual/360
  108                 7,130,122        66.3             0.3%           0.4%         5.9320     0.0207      5.9113     Actual/360
  109                 7,115,890        57.0             0.3%           0.4%         5.8300     0.0207      5.8093     Actual/360
  110                 7,700,000        79.6             0.3%           0.4%         5.8700     0.0207      5.8493     Actual/360
  111                 7,032,797        71.3             0.3%           0.4%         5.7600     0.0207      5.7393     Actual/360
  112                 7,412,139        72.3             0.3%           1.3%         5.7650     0.0207      5.7443     Actual/360
  113                 5,871,544        56.7             0.3%           0.3%         5.9200     0.0807      5.8393     Actual/360
  114                 6,725,493        68.6             0.3%           0.3%         5.7000     0.0207      5.6793     Actual/360
  115                 7,520,000        80.0             0.3%           0.3%         5.6100     0.0207      5.5893     Actual/360
  116                 7,500,000        67.6             0.3%           0.3%         5.7100     0.0207      5.6893     Actual/360
  117                 6,385,295        67.9             0.3%           0.3%         6.1250     0.0207      6.1043     Actual/360
  118                 6,993,113        65.1             0.3%           0.3%         5.7600     0.0557      5.7043     Actual/360
  119                 6,896,067        64.1             0.3%           0.3%         5.7200     0.0207      5.6993     Actual/360
  120                 7,400,000        65.1             0.3%           0.3%         5.8500     0.0207      5.8293     Actual/360
  121                 6,284,648        67.6             0.3%           1.2%         6.0400     0.0207      6.0193     Actual/360
  122                 6,869,830        64.2             0.3%           0.3%         5.5900     0.0607      5.5293     Actual/360
  123                 6,188,286        58.9             0.3%           0.3%         5.7500     0.0207      5.7293     Actual/360
  124                 6,824,616        57.4             0.3%           0.3%         5.9550     0.0207      5.9343     Actual/360
  125                 7,300,000        77.5             0.3%           0.3%         5.4820     0.0207      5.4613     Actual/360
  126                 6,517,389        57.0             0.3%           0.3%         5.7300     0.0807      5.6493     Actual/360
  127                 6,704,301        73.7             0.3%           0.3%         5.6600     0.0207      5.6393     Actual/360
  128                 7,200,000        80.0             0.3%           0.3%         5.7180     0.0207      5.6973     Actual/360
  129                 6,656,815        71.9             0.3%           0.3%         5.6500     0.0207      5.6293     Actual/360
  130                 6,605,449        73.1             0.3%           1.2%         5.6000     0.0207      5.5793     Actual/360
  131                 6,210,009        63.4             0.3%           0.3%         5.5970     0.0207      5.5763     Actual/360
  132                 6,395,300        67.3             0.3%           0.3%         5.5700     0.0207      5.5493     Actual/360
  133                 5,951,914        66.1             0.3%           0.3%         6.0800     0.0607      6.0193     Actual/360
  134                 6,208,889        67.5             0.2%           0.3%         5.7800     0.0207      5.7593     Actual/360
  135                 6,750,000        79.4             0.2%           0.3%         5.7200     0.0207      5.6993     Actual/360
  136                 6,650,000        78.2             0.2%           0.3%         5.7700     0.0207      5.7493     Actual/360
  137                 6,343,481        69.1             0.2%           0.3%         5.6600     0.0607      5.5993     Actual/360
  138                 6,146,722        58.0             0.2%           0.3%         5.6730     0.0207      5.6523     Actual/360
 138.1                3,247,325                         0.1%           0.2%
 138.2                2,899,397                         0.1%           0.1%
  139                 6,570,000        66.4             0.2%           0.3%         6.0000     0.0207      5.9793     Actual/360
  140                 5,782,501        66.8             0.2%           1.1%         5.7000     0.0207      5.6793     Actual/360
  141                 5,961,038        68.4             0.2%           0.3%         5.6800     0.0307      5.6493     Actual/360
  142                 5,680,201        70.1             0.2%           0.3%         5.6100     0.0207      5.5893     Actual/360
  143                 5,759,703        67.8             0.2%           1.0%         6.2690     0.0207      6.2483     Actual/360
  144                 6,250,000        78.9             0.2%           0.3%         5.8000     0.0207      5.7793     Actual/360
  145                 5,136,367        50.1             0.2%           1.0%         5.7500     0.0207      5.7293     Actual/360
  146                 5,362,770        43.2             0.2%           0.3%         5.8750     0.0207      5.8543     Actual/360
  147                 4,648,030        48.9             0.2%           0.3%         6.0000     0.0207      5.9793     Actual/360
  148                 5,328,151        56.9             0.2%           0.3%         5.6300     0.0207      5.6093     Actual/360
  149                 5,623,303        69.4             0.2%           0.3%         5.6700     0.0207      5.6493     Actual/360
  150                 5,309,409        66.4             0.2%           0.3%         5.8120     0.0207      5.7913     Actual/360
  151                 4,993,626        66.6             0.2%           0.3%         5.8000     0.0907      5.7093     Actual/360
  152                 5,188,935        64.0             0.2%           0.3%         5.8500     0.0207      5.8293     Actual/360
 152.1                2,815,205                         0.1%           0.1%
 152.2                1,382,010                         0.1%           0.1%
 152.3                  991,720                         0.0%           0.1%
  153                 5,800,000        70.0             0.2%           1.0%         5.5500     0.0207      5.5293     Actual/360
  154                 5,800,000        57.4             0.2%           1.0%         5.5500     0.0207      5.5293     Actual/360
  155                 5,800,000        56.3             0.2%           1.0%         5.5500     0.0207      5.5293     Actual/360
  156                 5,186,484        72.0             0.2%           0.3%         5.8100     0.0807      5.7293     Actual/360
  157                 4,358,395        55.9             0.2%           0.3%         5.6200     0.0207      5.5993     Actual/360
  158                 5,305,238        59.9             0.2%           0.3%         5.7700     0.0507      5.7193     Actual/360
  159                 4,979,252        70.6             0.2%           0.3%         5.8300     0.0207      5.8093     Actual/360
                      4,940,794        70.0             0.2%           0.3%         5.8000     0.0307      5.7693     Actual/360
  160                 2,540,979        70.0             0.1%           0.1%         5.8000     0.0807      5.7193     Actual/360
  161                 2,399,815        70.0             0.1%           0.1%         5.8000     0.0807      5.7193     Actual/360
  162                 5,600,000        68.3             0.2%           0.3%         5.9500     0.0207      5.9293     Actual/360
  163                 5,600,000        70.0             0.2%           0.3%         5.9500     0.0207      5.9293     Actual/360
  164                 4,980,958        70.4             0.2%           0.3%         5.8600     0.0207      5.8393     Actual/360
  165                 4,338,777        54.2             0.2%           0.3%         6.0200     0.1407      5.8793     Actual/360
  166                 4,833,342        62.6             0.2%           0.3%         5.7860     0.0207      5.7653     Actual/360
  167                 5,125,455        68.3             0.2%           0.9%         5.7200     0.0307      5.6893     Actual/360
  168                 5,063,159        55.0             0.2%           0.2%         5.6300     0.0207      5.6093     Actual/360
  169                 4,518,452        54.4             0.2%           0.2%         5.8500     0.0207      5.8293     Actual/360
  170                 5,300,000        80.3             0.2%           0.9%         5.7200     0.0207      5.6993     Actual/360
  171                 4,478,980        65.4             0.2%           0.2%         5.8740     0.0207      5.8533     Actual/360
  172                 4,905,289        74.3             0.2%           0.9%         5.5000     0.0207      5.4793     Actual/360
  173                 4,903,059        66.0             0.2%           0.2%         5.6000     0.0207      5.5793     Actual/360
  174                 4,497,958        65.6             0.2%           0.2%         6.0200     0.0807      5.9393     Actual/360
 174.1                1,901,469                         0.1%           0.1%
 174.2                  917,951                         0.0%           0.0%
 174.3                  891,723                         0.0%           0.0%
 174.4                  786,815                         0.0%           0.0%
  175                 4,424,846        61.5             0.2%           0.9%         5.6900     0.0207      5.6693     Actual/360
  176                 5,200,000        73.2             0.2%           0.2%         5.8000     0.0207      5.7793     Actual/360
  177                 4,749,806        67.9             0.2%           0.2%         5.6740     0.0207      5.6533     Actual/360
  178                 2,992,326        44.0             0.2%           0.2%         6.1740     0.0207      6.1533     Actual/360
  179                 4,210,993        63.8             0.2%           0.8%         5.7600     0.0307      5.7293     Actual/360
  180                 4,218,619        52.4             0.2%           0.2%         5.8200     0.0207      5.7993     Actual/360
  181                 4,226,649        54.9             0.2%           0.8%         5.8800     0.0207      5.8593     Actual/360
  182                 4,193,789        6.1              0.2%           0.2%         5.6250     0.0207      5.6043     Actual/360
  183                    71,701        1.0              0.2%           0.2%         6.0400     0.0207      6.0193     Actual/360
  184                 4,403,025        71.9             0.2%           0.8%         5.7500     0.0307      5.7193     Actual/360
  185                 4,534,163        67.2             0.2%           0.2%         5.8000     0.0557      5.7443     Actual/360
  186                 4,351,999        48.9             0.2%           0.2%         5.6400     0.0207      5.6193     Actual/360
  187                 4,481,242        74.7             0.2%           0.2%         5.8500     0.0207      5.8293     Actual/360
  188                 4,800,000        76.2             0.2%           0.2%         5.7600     0.0207      5.7393     Actual/360
  189                 4,057,666        65.4             0.2%           0.8%         5.8800     0.0807      5.7993     Actual/360
  190                 4,233,069        70.6             0.2%           0.2%         6.4722     0.0207      6.4515     Actual/360
  191                 4,117,541        64.1             0.2%           0.2%         5.9600     0.0807      5.8793     Actual/360
  192                 4,386,089        63.6             0.2%           0.2%         5.8200     0.0207      5.7993     Actual/360
  193                 3,964,606        63.9             0.2%           0.2%         5.8125     0.0207      5.7918     Actual/360
  194                 3,920,931        66.5             0.2%           0.8%         5.7500     0.0307      5.7193     Actual/360
  195                 3,867,140        66.7             0.2%           0.2%         5.7000     0.0607      5.6393     Actual/360
  196                 4,550,000        76.5             0.2%           0.2%         5.8400     0.0207      5.8193     Actual/360
 196.1                1,911,765                         0.1%           0.1%
 196.2                1,468,235                         0.1%           0.1%
 196.3                1,170,000                         0.0%           0.1%
  197                 4,062,630        71.3             0.2%           0.2%         5.7200     0.0807      5.6393     Actual/360
  198                 4,059,222        34.1             0.2%           0.2%         5.9140     0.0207      5.8933     Actual/360
  199                 3,794,547        54.2             0.2%           0.2%         5.8000     0.0207      5.7793     Actual/360
  200                 3,959,134        67.1             0.2%           0.2%         5.7750     0.0207      5.7543     Actual/360
  201                   517,991        6.0              0.2%           0.2%         5.9800     0.0207      5.9593     Actual/360
  202                 4,360,000        80.0             0.2%           0.7%         5.8520     0.0207      5.8313     Actual/360
  203                 3,996,538        73.3             0.2%           0.2%         5.5300     0.0207      5.5093     Actual/360
  204                 3,856,297        67.7             0.2%           0.2%         5.6100     0.0207      5.5893     Actual/360
  205                 4,250,000        52.1             0.2%           0.7%         5.7400     0.0207      5.7193     Actual/360
  206                 3,832,144        63.9             0.2%           0.2%         5.8800     0.0307      5.8493     Actual/360
  207                 3,534,089        66.4             0.2%           0.2%         5.7300     0.0207      5.7093     Actual/360
  208                 3,875,565        74.5             0.1%           0.2%         5.8750     0.0207      5.8543     Actual/360
  209                 3,607,193        68.2             0.1%           0.7%         5.6900     0.0207      5.6693     Actual/360
  210                 3,448,119        59.5             0.1%           0.7%         5.7100     0.0207      5.6893     Actual/360
  211                 3,120,870        60.8             0.1%           0.2%         5.9900     0.0607      5.9293     Actual/360
  212                 3,723,156        65.3             0.1%           0.2%         5.7730     0.0207      5.7523     Actual/360
  213                 3,519,516        55.6             0.1%           0.2%         5.6830     0.0207      5.6623     Actual/360
  214                 3,596,548        53.1             0.1%           0.2%         5.7380     0.0207      5.7173     Actual/360
  215                 3,594,524        57.5             0.1%           0.2%         5.7100     0.0207      5.6893     Actual/360
  216                 3,378,281        61.4             0.1%           0.2%         5.8500     0.0307      5.8193     Actual/360
  217                 3,101,512        56.9             0.1%           0.2%         6.0300     0.0207      6.0093     Actual/360
  218                 3,075,222        49.6             0.1%           0.2%         5.7800     0.0207      5.7593     Actual/360
  219                 3,352,670        64.5             0.1%           0.2%         6.0200     0.0207      5.9993     Actual/360
  220                 3,288,542        37.4             0.1%           0.2%         5.8000     0.0207      5.7793     Actual/360
  221                 3,478,039        68.2             0.1%           0.2%         5.7900     0.0207      5.7693     Actual/360
  222                 3,431,239        71.0             0.1%           0.2%         5.8000     0.0207      5.7793     Actual/360
  223                 3,438,962        72.0             0.1%           0.2%         5.8000     0.0807      5.7193     Actual/360
  224                 3,420,957        72.0             0.1%           0.2%         5.8000     0.0807      5.7193     Actual/360
  225                 3,199,766        56.1             0.1%           0.2%         5.7500     0.0807      5.6693     Actual/360
  226                    37,173        0.5              0.1%           0.2%         5.9800     0.0207      5.9593     Actual/360
  227                 3,231,846        70.4             0.1%           0.2%         5.6600     0.0207      5.6393     Actual/360
  228                 3,177,512        70.4             0.1%           0.2%         5.8200     0.0207      5.7993     Actual/360
  229                 3,171,691        51.7             0.1%           0.2%         5.7410     0.0207      5.7203     Actual/360
  230                 3,186,277        70.8             0.1%           0.2%         5.9400     0.0207      5.9193     Actual/360
  231                 3,029,459        64.5             0.1%           0.2%         5.7300     0.0207      5.7093     Actual/360
  232                 2,363,123        34.2             0.1%           0.2%         6.0200     0.0207      5.9993     Actual/360
  233                 3,211,449        56.6             0.1%           0.2%         6.0500     0.0807      5.9693     Actual/360
  234                 3,368,233        39.2             0.1%           0.2%         5.8200     0.0207      5.7993     Actual/360
  235                 3,036,442        64.5             0.1%           0.6%         5.9900     0.0207      5.9693     Actual/360
  236                 2,963,700        44.9             0.1%           0.2%         5.9400     0.0207      5.9193     Actual/360
  237                   794,771        11.3             0.1%           0.2%         5.8600     0.0207      5.8393     Actual/360
  238                 3,400,000        68.5             0.1%           0.6%         5.6400     0.0207      5.6193     Actual/360
  239                 3,162,995        67.3             0.1%           0.2%         5.5960     0.0207      5.5753     Actual/360
  240                 2,887,005        55.5             0.1%           0.2%         6.0300     0.0607      5.9693     Actual/360
  241                 3,018,651        68.3             0.1%           0.2%         5.7000     0.0207      5.6793     Actual/360
  242                 2,821,468        52.2             0.1%           0.6%         5.6600     0.0207      5.6393     Actual/360
  243                 3,132,638        72.2             0.1%           0.2%         5.9690     0.0207      5.9483     Actual/360
  244                 3,081,301        58.1             0.1%           0.5%         5.8600     0.0907      5.7693     Actual/360
  245                 2,768,538        57.7             0.1%           0.5%         5.6300     0.0207      5.6093     Actual/360
 245.1                1,845,692                         0.1%           0.4%
 245.2                  922,846                         0.0%           0.2%
  246                 3,162,172        51.8             0.1%           0.2%         6.0500     0.0207      6.0293     Actual/360
  247                 2,744,030        48.1             0.1%           0.1%         5.8400     0.0307      5.8093     Actual/360
  248                 2,763,808        64.0             0.1%           0.5%         5.8200     0.0207      5.7993     Actual/360
  249                 2,682,994        44.0             0.1%           0.1%         5.6100     0.0207      5.5893     Actual/360
  250                 2,807,851        70.2             0.1%           0.1%         5.7720     0.0207      5.7513     Actual/360
  251                 2,883,786        65.5             0.1%           0.1%         5.7400     0.0207      5.7193     Actual/360
  252                 2,888,297        61.1             0.1%           0.1%         5.8300     0.0207      5.8093     Actual/360
  253                 2,693,923        69.6             0.1%           0.1%         5.8500     0.0207      5.8293     Actual/360
 253.1                1,420,052                         0.1%           0.1%
 253.2                1,273,871                         0.1%           0.1%
  254                 1,939,952        38.8             0.1%           0.5%         5.6350     0.0207      5.6143     Actual/360
  255                   353,175        6.3              0.1%           0.1%         5.9800     0.0207      5.9593     Actual/360
  256                 2,520,214        63.0             0.1%           0.1%         6.2400     0.0207      6.2193     Actual/360
  257                 2,502,632        50.1             0.1%           0.1%         6.0000     0.0207      5.9793     Actual/360
  258                 2,593,029        66.5             0.1%           0.1%         6.4000     0.0807      6.3193     Actual/360
  259                 2,442,936        59.9             0.1%           0.5%         5.9400     0.0207      5.9193     Actual/360
  260                 2,398,859        64.8             0.1%           0.5%         5.7400     0.0607      5.6793     Actual/360
  261                 2,226,798        45.2             0.1%           0.5%         6.1200     0.0207      6.0993     Actual/360
  262                 2,451,595        59.1             0.1%           0.5%         5.7800     0.0207      5.7593     Actual/360
  263                 2,399,295        70.6             0.1%           0.1%         5.7900     0.0307      5.7593     Actual/360
  264                 2,434,516        65.8             0.1%           0.1%         5.6600     0.0207      5.6393     Actual/360
  265                 2,700,000        52.8             0.1%           0.4%         5.6600     0.0207      5.6393     Actual/360
  266                 2,273,247        51.7             0.1%           0.1%         5.7500     0.0807      5.6693     Actual/360
  267                    20,274        0.3              0.1%           0.1%         5.9500     0.0207      5.9293     Actual/360
  268                 1,736,165        45.4             0.1%           0.1%         5.9700     0.1007      5.8693     Actual/360
  269                 2,303,047        66.8             0.1%           0.1%         5.9760     0.0207      5.9553     Actual/360
  270                 1,738,505        41.4             0.1%           0.1%         6.5200     0.1007      6.4193     Actual/360
  271                 1,978,547        58.2             0.1%           0.1%         6.0500     0.1007      5.9493     Actual/360
  272                 2,124,307        64.4             0.1%           0.1%         5.7900     0.0307      5.7593     Actual/360
  273                 1,915,568        59.9             0.1%           0.4%         5.6800     0.0307      5.6493     Actual/360
  274                 2,232,208        72.0             0.1%           0.4%         5.7900     0.0207      5.7693     Actual/360
  275                 2,156,179        67.4             0.1%           0.1%         5.7000     0.0207      5.6793     Actual/360
  276                 2,116,501        69.9             0.1%           0.4%         5.7800     0.0607      5.7193     Actual/360
  277                 2,164,354        53.3             0.1%           0.1%         5.8900     0.0807      5.8093     Actual/360
  278                 2,024,533        57.4             0.1%           0.1%         5.8100     0.0207      5.7893     Actual/360
  279                 2,041,850        65.9             0.1%           0.1%         6.1000     0.0207      6.0793     Actual/360
  280                    23,478        0.5              0.1%           0.1%         5.9800     0.0207      5.9593     Actual/360
  281                 2,191,477        64.5             0.1%           0.1%         5.7700     0.0207      5.7493     Actual/360
  282                 2,141,950        68.0             0.1%           0.1%         5.6700     0.0207      5.6493     Actual/360
  283                 1,769,637        49.5             0.1%           0.1%         5.8000     0.0207      5.7793     Actual/360
  284                 2,028,446        68.3             0.1%           0.1%         5.6500     0.0207      5.6293     Actual/360
  285                 1,917,065        67.9             0.1%           0.4%         6.0000     0.0207      5.9793     Actual/360
  286                 1,983,830        63.0             0.1%           0.1%         5.7740     0.0207      5.7533     Actual/360
  287                 1,869,949        55.0             0.1%           0.4%         5.6900     0.0207      5.6693     Actual/360
  288                 1,863,959        63.2             0.1%           0.1%         5.7300     0.0207      5.7093     Actual/360
  289                 1,870,561        66.8             0.1%           0.1%         6.0800     0.0207      6.0593     Actual/360
  290                 1,961,587        58.4             0.1%           0.1%         5.7860     0.0207      5.7653     Actual/360
  291                 1,847,200        52.5             0.1%           0.1%         5.6700     0.0507      5.6193     Actual/360
  292                 1,977,104        65.9             0.1%           0.1%         5.9590     0.0807      5.8783     Actual/360
  293                 1,920,765        55.7             0.1%           0.4%         5.8600     0.0207      5.8393     Actual/360
  294                 1,822,125        61.8             0.1%           0.1%         6.2900     0.0207      6.2693     Actual/360
  295                 1,758,765        60.6             0.1%           0.1%         5.9700     0.0407      5.9293     Actual/360
  296                 1,725,503        57.5             0.1%           0.1%         5.9000     0.0207      5.8793     Actual/360
  297                 1,798,728        45.0             0.1%           0.1%         5.7500     0.0707      5.6793     Actual/360
  298                 2,000,000        66.2             0.1%           0.3%         5.5700     0.0207      5.5493     Actual/360
  299                 1,689,647        67.6             0.1%           0.1%         5.8600     0.0207      5.8393     Actual/360
  300                 1,531,391        24.9             0.1%           0.1%         5.6600     0.0207      5.6393     Actual/360
  301                 1,690,256        67.6             0.1%           0.1%         6.2170     0.0607      6.1563     Actual/360
  302                 1,817,443        67.1             0.1%           0.1%         5.7190     0.0207      5.6983     Actual/360
  303                 1,602,492        68.8             0.1%           0.1%         5.7150     0.0207      5.6943     Actual/360
  304                 1,800,000        62.1             0.1%           0.1%         6.1000     0.0207      6.0793     Actual/360
  305                 1,683,323        56.7             0.1%           0.1%         5.9600     0.0207      5.9393     Actual/360
  306                    13,242        0.3              0.1%           0.1%         5.9400     0.0207      5.9193     Actual/360
  307                 1,637,471        61.1             0.1%           0.1%         5.8060     0.0207      5.7853     Actual/360
  308                 1,448,327        57.9             0.1%           0.3%         5.7500     0.0207      5.7293     Actual/360
  309                    25,124        0.7              0.1%           0.1%         6.2300     0.0207      6.2093     Actual/360
  310                 1,620,000        61.6             0.1%           0.1%         6.0310     0.0207      6.0103     Actual/360
  311                 1,449,797        65.0             0.1%           0.1%         5.9270     0.0207      5.9063     Actual/360
  312                 1,274,290        66.7             0.1%           0.1%         6.0500     0.0207      6.0293     Actual/360
  313                 1,237,935        61.9             0.1%           0.1%         5.8700     0.0707      5.7993     Actual/360
  314                 1,213,081        67.4             0.0%           0.1%         5.7100     0.0507      5.6593     Actual/360
  315                 1,116,363        67.3             0.0%           0.2%         5.7700     0.0807      5.6893     Actual/360
  316                 1,168,371        60.5             0.0%           0.1%         5.9400     0.0207      5.9193     Actual/360
  317                 1,040,007        54.7             0.0%           0.2%         5.9600     0.0207      5.9393     Actual/360
  318                 1,078,294        67.4             0.0%           0.1%         5.7100     0.0507      5.6593     Actual/360
  319                 1,010,900        67.4             0.0%           0.1%         5.7100     0.0507      5.6593     Actual/360
  320                   950,354        51.7             0.0%           0.1%         6.1600     0.0207      6.1393     Actual/360
  321                   988,436        65.9             0.0%           0.1%         5.7100     0.0507      5.6593     Actual/360
  322                   842,470        58.1             0.0%           0.0%         5.7700     0.0207      5.7493     Actual/360
  323                   865,203        46.0             0.0%           0.0%         6.3300     0.0207      6.3093     Actual/360
  324                   759,239        63.3             0.0%           0.0%         6.1900     0.0207      6.1693     Actual/360
  325                   745,509        36.4             0.0%           0.0%         6.1500     0.0207      6.1293     Actual/360
  326                    71,762        5.2              0.0%           0.1%         6.9250     0.0207      6.9043     Actual/360

            MONTHLY
            P&I DEBT           ANNUAL                     FIRST                                                         FINAL
            SERVICE           P&I DEBT         NOTE      PAYMENT   PAYMENT    MATURITY/          ARD/HYBRID            MATURITY
LOAN #  ($)(4)(11)(12)(14)  SERVICE ($)(4)   DATE(22)     DATE     DUE DATE   ARD DATE             LOAN                 DATE
-------------------------------------------------------------------------------------------------------------------------------

   1        506,083.96      6,073,007.52    5/10/2007    7/8/2007     8        6/8/2013             No
   2        476,401.53      5,716,818.36    5/10/2007    7/8/2007     8        6/8/2017             No
   3        300,975.69      3,611,708.28    4/18/2007    6/8/2007     8        5/8/2017             No
   4        232,713.94      2,792,567.28     5/4/2007    6/8/2007     8        5/8/2012             No
   5        266,048.21      3,192,578.52    2/27/2007    4/1/2007     1        3/1/2017             No
   6        184,423.33      2,213,079.96    4/25/2007    6/8/2007     8        5/8/2017             No
   7        196,555.56      2,358,666.72     5/7/2007    6/8/2007     8        5/8/2017             No
   8        185,053.67      2,220,644.04     5/2/2007    6/8/2007     8        5/8/2017             No
   9        166,826.53      2,001,918.36    4/16/2007    6/8/2007     8        5/8/2017             No
  10        161,939.75      1,943,277.00    3/20/2007    5/1/2007     1        4/1/2017             No
  11        219,295.30      2,631,543.60     5/9/2007    7/8/2007     8        6/8/2017             No
 11.01
 11.02
 11.03
 11.04
 11.05
 11.06
 11.07
 11.08
 11.09
 11.10
 11.11
 11.12
 11.13
 11.14
 11.15
 11.16
 11.17
 11.18
 11.19
 11.20
 11.21
 11.22
 11.23
 11.24
 11.25
 11.26
 11.27
 11.28
 11.29
 11.30
 11.31
 11.32
 11.33
 11.34
 11.35
 11.36
 11.37
 11.38
 11.39
 11.40
 11.41
 11.42
 11.43
 11.44
 11.45
 11.46
 11.47
 11.48
 11.49
 11.50
 11.51
 11.52
 11.53
 11.54
 11.55
 11.56
 11.57
 11.58
 11.59
 11.60
 11.61
 11.62
  12        158,043.38      1,896,520.56    4/19/2007    6/8/2007     8        5/8/2017             No
  13        155,674.12      1,868,089.44     5/7/2007    6/8/2007     8        5/8/2014             No
  14        163,024.63      1,956,295.56   10/31/2006   12/1/2006     1       11/1/2016             No
 14.1

 14.2

  15        130,705.21      1,568,462.52     4/5/2007    5/8/2007     8        4/8/2012             No
            176,008.04      2,112,096.48     3/5/2007    5/1/2007     1        4/1/2017             No
  16        117,125.35      1,405,504.20     3/5/2007    5/1/2007     1        4/1/2017             No
  17        43,682.00        524,184.00      3/5/2007    5/1/2007     1        4/1/2017             No
  18        15,200.69        182,408.28      3/5/2007    5/1/2007     1        4/1/2017             No
  19        150,397.94      1,804,775.28     5/2/2007    6/8/2007     8        5/8/2017             No
  20        149,726.94      1,796,723.28    4/30/2007    6/1/2007     1        5/1/2017             No
  21        113,795.50      1,365,546.00    5/15/2007    7/8/2007     8        6/8/2017             No
  22        103,627.99      1,243,535.88    4/26/2007    6/8/2007     8        5/8/2012             No
  23        118,480.28      1,421,763.36   10/13/2006   12/1/2006     1       11/1/2016             No
  24        111,530.40      1,338,364.80    3/28/2007   5/11/2007     11      4/11/2018             No
  25        109,554.72      1,314,656.64     3/1/2007    4/1/2007     1        3/1/2017             No
  26        88,721.11       1,064,653.32     5/1/2007   6/11/2007     11      5/11/2017             No
  27        90,452.83       1,085,433.96    5/15/2007    7/8/2007     8        6/8/2017             No
  28        93,377.44       1,120,529.28     4/4/2007   5/11/2007     11      4/11/2012             No
  29        95,770.00       1,149,240.00    5/18/2007    7/8/2007     8        6/8/2017             No
  30        85,506.75       1,026,081.00     4/9/2007    6/8/2007     8        5/8/2012             No
  31        107,009.13      1,284,109.56    4/27/2007    6/8/2007     8        5/8/2017             No
  32        101,746.69      1,220,960.28    4/19/2007    6/8/2007     8        5/8/2017             No
 32.1

 32.2
 32.3
 32.4
 32.5

  33        99,212.87       1,190,554.44     2/9/2007    4/8/2007     8        3/8/2017             No
  34        82,385.24        988,622.88      4/5/2007   6/11/2007     11      5/11/2017             No
  35        92,138.49       1,105,661.88    2/27/2007    4/8/2007     8        3/8/2017             No
 35.1

 35.2
 35.3

  36        76,860.00        922,320.00     4/11/2007    6/8/2007     8        5/8/2017             No
  37        86,826.15       1,041,913.80    5/14/2007    7/8/2007     8        6/8/2017             No
  38        74,025.19        888,302.28      3/9/2007    5/8/2007     8        4/8/2017             No
  39        71,700.42        860,405.04     3/15/2007    5/8/2007     8        4/8/2017             No
 39.1

 39.2
 39.3

  40        73,752.30        885,027.60      4/5/2007    5/8/2007     8        4/8/2017             No
  41        85,922.77       1,031,073.24    3/27/2007    5/1/2007     1        4/1/2017             No
  42        83,834.28       1,006,011.36    3/30/2007   5/11/2007     11      4/11/2017             No
  43        69,992.42        839,909.04     5/16/2007    7/8/2007     8        6/8/2017             No
  44        83,532.79       1,002,393.48    4/30/2007    6/8/2007     8        5/8/2017             No
  45        67,908.25        814,899.00     4/16/2007    6/8/2007     8        5/8/2017             No
  46        81,801.32        981,615.84      2/1/2007    3/1/2007     1        2/1/2017             No
  47        84,433.93       1,013,207.16    4/12/2007   6/11/2007     11      5/11/2017             No
  48        82,429.51        989,154.12     4/30/2007    6/8/2007     8        5/8/2017             No
  49        82,526.54        990,318.48     4/27/2007    6/8/2007     8        5/8/2017             No
  50        68,610.26        823,323.12     3/27/2007    5/8/2007     8        4/8/2017             No
  51        81,256.06        975,072.72      5/2/2007   6/11/2007     11      5/11/2017             No
  52        79,543.17        954,518.04     3/16/2007    5/8/2007     8        4/8/2017             No
  53        80,073.26        960,879.12     3/28/2007    5/8/2007     8        4/8/2017             No
  54        64,707.62        776,491.44      5/4/2007    6/8/2007     8        5/8/2012             No
  55        66,291.75        795,501.00      5/8/2007    6/8/2007     8        5/8/2017             No
  56        66,168.06        794,016.72      5/1/2007    6/8/2007     8        5/8/2017             No
  57        81,189.58        974,274.96     4/23/2007    6/8/2007     8        5/8/2017             No
  58        61,641.77        739,701.24     3/28/2007    5/8/2007     8        4/8/2017             No
  59        72,121.73        865,460.76      4/6/2007   6/11/2007     11      5/11/2017             No
  60        75,040.65        900,487.80      2/1/2007    4/1/2007     1        3/1/2017             No
  61        74,407.09        892,885.08     5/30/2007    7/1/2007     1        6/1/2017             No
  62        73,263.65        879,163.80     2/28/2007    4/1/2007     1        3/1/2017             No
  63        59,058.17        708,698.04      4/9/2007   6/11/2007     11      5/11/2017             No
  64        58,125.38        697,504.56      5/3/2007    6/8/2007     8        5/8/2012             No
  65        71,714.78        860,577.36     4/13/2007    6/8/2007     8        5/8/2017             No
 65.1
 65.2
 65.3
 65.4
 65.5
 65.6
 65.7
 65.8
  66        93,714.53       1,124,574.36    4/12/2007    6/8/2007     8        5/8/2017             No
 66.1

 66.2
 66.3

  67        66,891.87        802,702.44      5/7/2007   7/11/2007     11      6/11/2017             No
  68        65,874.12        790,489.44     3/27/2007    5/1/2007     1        4/1/2017             No
  69        66,527.58        798,330.96      2/2/2007   3/11/2007     11      2/11/2017             No
  70        67,088.22        805,058.64     5/11/2007    7/8/2007     8        6/8/2017             No
  71        64,419.51        773,034.12     3/28/2007    5/1/2007     1        4/1/2017             No
  72        62,865.29        754,383.48     4/30/2007    6/8/2007     8        5/8/2017             No
  73        67,764.67        813,176.04     2/22/2007    4/8/2007     8        3/8/2017             No
  74        63,194.59        758,335.08     4/11/2007    6/1/2007     1        5/1/2017             No
  75        62,712.14        752,545.68     3/20/2007    5/8/2007     8        4/8/2017             No
  76        64,981.49        779,777.88      3/5/2007    5/1/2007     1        4/1/2017             No
  77        59,573.12        714,877.44     3/27/2007    5/1/2007     1        4/1/2017             No
  78        59,860.74        718,328.88      5/1/2007    6/8/2007     8        5/8/2017             No
  79        64,771.61        777,259.32     4/11/2007    6/8/2007     8        5/8/2012             No
 79.1

 79.2

  80        58,812.60        705,751.20     4/23/2007    6/8/2007     8        5/8/2017             No
  81        54,668.40        656,020.80      5/2/2007    6/8/2007     8        5/8/2017             No
  82        56,634.33        679,611.96     3/14/2007    5/1/2007     1        4/1/2017             No
  83        54,447.53        653,370.36      1/4/2007    3/1/2007     1        2/1/2017             No
  84        44,231.51        530,778.12     4/19/2007    6/8/2007     8        5/8/2017             No
  85        55,138.04        661,656.48     4/11/2007   6/11/2007     11      5/11/2017             No
  86        45,152.71        541,832.52     5/11/2007    7/8/2007     8        6/8/2017             No
  87        59,480.26        713,763.12     5/16/2007    7/1/2007     1        9/1/2016             No
  88        54,679.56        656,154.72     1/30/2007   3/11/2007     11      2/11/2017             No
  89        43,960.67        527,528.04      5/7/2007    6/8/2007     8        5/8/2017             No
  90        53,840.46        646,085.52     4/27/2007    6/1/2007     1        5/1/2017             No
  91        44,608.55        535,302.60     3/13/2007    5/8/2007     8        4/8/2012             No
  92        55,760.82        669,129.84      5/1/2007    6/8/2007     8        5/8/2017             No
  93        51,951.22        623,414.64      5/4/2007    6/8/2007     8        5/8/2017             No
  94        52,236.04        626,832.48     4/10/2007    6/8/2007     8        5/8/2017             No
  95        54,133.26        649,599.12      2/6/2007    3/8/2007     8        2/8/2017             No
  96        44,360.56        532,326.72     4/12/2007   6/11/2007     11      9/11/2012             No
  97        42,720.33        512,643.96      5/4/2007    6/8/2007     8        5/8/2017             No
  98        48,224.74        578,696.88     3/26/2007    5/8/2007     8        4/8/2017             No
  99        48,475.60        581,707.20      5/3/2007    6/8/2007     8        5/8/2017             No
  100       39,426.33        473,115.96      4/2/2007    5/8/2007     8        4/8/2017             Yes               4/8/2037
  101       47,507.28        570,087.36    12/14/2006    2/8/2007     8        1/8/2017             No
  102       48,828.23        585,938.76     4/17/2007    6/1/2007     1        5/1/2017             No
  103       38,927.11        467,125.32     3/30/2007    5/8/2007     8        4/8/2017             No
  104       47,912.62        574,951.44     5/15/2007    7/8/2007     8        6/8/2017             No
 104.1

 104.2
 104.3
 104.4
 104.5

  105        47195.27        566,343.24      5/4/2007    7/1/2007     1        6/1/2017             No
  106       46,482.74        557,792.88     4/20/2007    6/1/2007     1        5/1/2017             No
  107       46,420.42        557,045.04      4/2/2007    6/1/2007     1        5/1/2017             No
  108       47,019.67        564,236.04     5/18/2007    7/8/2007     8        6/8/2017             No
  109       46,504.52        558,054.24      4/3/2007    5/8/2007     8        4/8/2017             No
  110       38,293.60        459,523.20      3/5/2007    4/8/2007     8        3/8/2017             No
  111       42,448.99        509,387.88     4/24/2007    6/8/2007     8        5/8/2017             No
  112       44,423.98        533,087.76     2/28/2007    4/8/2007     8        3/8/2014             No
  113       48,595.92        583,151.04     4/10/2007    6/1/2007     1        5/1/2017             No
  114       41,594.16        499,129.92     3/14/2007    5/8/2007     8        4/8/2017             No
  115       35,741.93        428,903.16     4/26/2007    6/8/2007     8        5/8/2014             No
  116       36,282.29        435,387.48      4/3/2007    5/8/2007     8        4/8/2014             No
  117       45,570.79        546,849.48     5/16/2007    7/8/2007     8        6/8/2017             No
  118       43,815.62        525,787.44     3/15/2007    5/8/2007     8        4/8/2017             No
  119       43,043.47        516,521.64     3/22/2007    5/8/2007     8        4/8/2017             No
  120       36,676.25        440,115.00      4/5/2007    5/8/2007     8        4/8/2014             Yes               4/8/2037
  121       44,557.22        534,686.64     3/22/2007    5/8/2007     8        4/8/2017             No
  122       42,349.18        508,190.16     4/20/2007    6/1/2007     1        5/1/2017             No
  123       42,892.60        514,711.20     5/18/2007   7/11/2007     11      6/11/2017             No
  124       43,556.21        522,674.52     5/15/2007    7/8/2007     8        6/8/2017             No
  125       33,904.65        406,855.80      5/8/2007    7/8/2007     8        6/8/2017             No
  126       42,216.96        506,603.52      3/8/2007    5/1/2007     1        4/1/2017             No
  127       41,606.50        499,278.00     4/26/2007    6/8/2007     8        5/8/2017             No
  128       34,879.80        418,557.60      4/4/2007    5/8/2007     8        4/8/2017             No
  129       41,272.36        495,268.32     4/10/2007    6/8/2007     8        5/8/2017             No
  130       40,759.61        489,115.32      4/4/2007    5/8/2007     8        4/8/2017             No
  131       38,037.13        456,445.56     5/16/2007    7/8/2007     8        6/8/2017             No
  132       40,053.21        480,638.52     4/23/2007    6/8/2007     8        5/8/2017             No
  133       42,329.25        507,951.00     3/27/2007    5/1/2007     1        4/1/2017             No
  134       40,398.12        484,777.44      5/9/2007    7/8/2007     8        6/8/2017             No
  135       32,711.25        392,535.00     4/18/2007   6/11/2007     11      5/11/2017             No
  136       32,508.34        390,100.08     4/30/2007   6/11/2007     11      5/11/2017             No
  137       38,139.29        457,671.48     3/14/2007    5/1/2007     1        4/1/2017             No
  138       38,193.58        458,322.96     4/18/2007    6/8/2007     8        5/8/2017             No
 138.1

 138.2

  139       33,397.50        400,770.00     3/16/2007    5/8/2007     8        4/8/2017             No
  140       35,762.17        429,146.04     3/27/2007    5/8/2007     8        4/8/2017             No
  141       37,064.55        444,774.60     4/23/2007    6/1/2007     1        5/1/2017             No
  142       34,831.60        417,979.20      4/9/2007   6/11/2007     11      5/11/2017             No
  143       39,114.85        469,378.20      5/1/2007    6/8/2007     8        5/8/2017             No
  144       30,711.81        368,541.72     4/17/2007    6/8/2007     8        5/8/2017             No
  145       35,597.94        427,175.28      5/3/2007    6/8/2007     8        5/8/2017             No
  146       33,709.21        404,510.52     4/27/2007    6/8/2007     8        5/8/2017             No
  147       38,658.08        463,896.96     4/26/2007    6/8/2007     8        5/8/2017             No
  148       32,733.74        392,804.88      3/7/2007    4/8/2007     8        3/8/2017             No
  149       34,362.94        412,355.28     4/13/2007   6/11/2007     11      5/11/2017             No
  150       33,178.44        398,141.28      3/2/2007    4/8/2007     8        3/8/2017             No
  151       34,747.51        416,970.12     3/20/2007    5/1/2007     1        4/1/2017             No
  152       34,318.79        411,825.48     4/12/2007   6/11/2007     11      5/11/2017             No
 152.1

 152.2
 152.3

  153       27,272.08        327,264.96     4/30/2007    6/8/2007     8        5/8/2017             No
  154       27,272.08        327,264.96     4/30/2007    6/8/2007     8        5/8/2017             No
  155       27,272.08        327,264.96     4/30/2007    6/8/2007     8        5/8/2017             No
  156       33,833.66        406,003.92     4/18/2007    6/8/2007     8        5/8/2017             No
  157       35,412.64        424,951.68      4/5/2007   6/11/2007     11      5/11/2017             No
  158       33,271.78        399,261.36     3/14/2007    5/1/2007     1        4/1/2017             No
  159       33,200.70        398,408.40     3/27/2007   5/11/2007     11      4/11/2017             No
            32,858.17        394,298.04     4/12/2007    6/1/2007     1        5/1/2017             No
  160       16,898.49        202,781.88     4/12/2007    6/1/2007     1        5/1/2017             No
  161       15,959.68        191,516.16     4/12/2007    6/1/2007     1        5/1/2017             No
  162       28,229.44        338,753.28     4/12/2007   6/11/2007     11      9/11/2012             No
  163       28,229.44        338,753.28     4/12/2007   6/11/2007     11      9/11/2012             No
  164       31,265.66        375,187.92      5/9/2007   6/11/2007     11      5/11/2017             No
  165       36,149.37        433,792.44     1/25/2007    3/1/2007     1        2/1/2017             No
  166       30,851.98        370,223.76      5/7/2007    6/8/2007     8        5/8/2017             No
  167       31,991.77        383,901.24      3/7/2007    5/1/2007     1        4/1/2017             No
  168       31,332.88        375,994.56      5/9/2007    7/8/2007     8        6/8/2017             No
  169       31,561.84        378,742.08     4/11/2007   6/11/2007     11      5/11/2017             No
  170       25,684.39        308,212.68     3/28/2007   5/11/2007     11      4/11/2017             No
  171       31,348.11        376,177.32     5/10/2007    7/8/2007     8        6/8/2017             No
  172       29,979.26        359,751.12      4/2/2007    5/8/2007     8        4/8/2017             No
  173       30,253.96        363,047.52      5/4/2007    6/8/2007     8        5/8/2017             No
  174       31,844.36        382,132.32     9/15/2006   11/1/2006     1       10/1/2016             No
 174.1

 174.2
 174.3
 174.4

  175       30,524.73        366,296.76     3/28/2007    5/8/2007     8        4/8/2017             No
  176       25,552.22        306,626.64     3/19/2007    5/8/2007     8        4/8/2017             No
  177       29,516.45        354,197.40      4/9/2007    6/8/2007     8        5/8/2017             No
  178       38,859.94        466,319.28     4/24/2007    6/8/2007     8        5/8/2017             No
  179       29,210.41        350,524.92      5/3/2007    7/1/2007     1        6/1/2017             No
  180       29,401.36        352,816.32      4/9/2007   7/11/2007     11      6/11/2017             No
  181       29,592.87        355,114.44     4/27/2007    6/8/2007     8        5/8/2017             No
  182       28,782.82        345,393.84     3/21/2007    5/8/2007     8        4/8/2017             No
  183       42,300.97        507,611.64     3/22/2007    5/8/2007     8        4/8/2022             No
  184       28,571.73        342,860.76     3/30/2007    5/1/2007     1        4/1/2017             No
  185       28,516.20        342,194.40     4/10/2007    6/8/2007     8        5/8/2017             No
  186       27,965.28        335,583.36     3/20/2007   5/11/2007     11      4/11/2017             No
  187       28,317.16        339,805.92      5/1/2007   6/11/2007     11      5/11/2017             No
  188       23,424.00        281,088.00     3/13/2007    5/8/2007     8        4/8/2012             No
  189       28,409.15        340,909.80     2/13/2007    4/1/2007     1        3/1/2017             No
  190       30,102.00        361,224.00     3/22/2007    5/8/2007     8        4/8/2017             No
  191       28,356.61        340,279.32      5/7/2007   7/11/2007     11      6/11/2017             No
  192       27,637.28        331,647.36     4/16/2007    6/8/2007     8        5/8/2017             No
  193       27,614.82        331,377.84     5/15/2007    7/8/2007     8        6/8/2017             No
  194       27,176.99        326,123.88      5/3/2007    7/1/2007     1        6/1/2017             No
  195       26,698.42        320,381.04     3/29/2007    5/1/2007     1        4/1/2017             No
  196       22,512.39        270,148.68     4/16/2007   6/11/2007     11      5/11/2014  Yes-Lender option to cancel  5/11/2037
 196.1

 196.2
 196.3

  197       26,291.41        315,496.92      4/5/2007    6/1/2007     1        5/1/2017             No
  198       26,731.47        320,777.64     1/31/2007    3/8/2007     8        2/8/2017             No
  199       26,403.89        316,846.68      4/2/2007   5/11/2007     11      4/11/2017             No
  200       25,747.13        308,965.56     4/17/2007    6/8/2007     8        5/8/2017             No
  201       40,641.63        487,699.56     3/22/2007    5/8/2007     8        4/8/2019             No
  202       21,616.64        259,399.68     4/23/2007    6/8/2007     8        5/8/2014             No
  203       24,495.92        293,951.04      3/8/2007   5/11/2007     11      4/11/2017             No
  204       24,712.52        296,550.24     4/25/2007    6/8/2007     8        5/8/2017             No
  205       20,667.99        248,015.88     5/21/2007    7/8/2007     8        6/8/2017             No
  206       25,153.94        301,847.28      4/5/2007    6/1/2007     1        5/1/2017             No
  207       24,456.72        293,480.64      4/2/2007    5/8/2007     8        4/8/2017             No
  208       24,548.82        294,585.84      5/9/2007    7/8/2007     8        6/8/2017             No
  209       23,215.55        278,586.60      5/2/2007    6/8/2007     8        5/8/2017             No
  210       23,822.41        285,868.92     4/11/2007   6/11/2007     11      5/11/2017             No
  211       25,940.72        311,288.64     4/20/2007    6/1/2007     1        5/1/2017             No
  212       22,201.11        266,413.32     3/22/2007    5/8/2007     8        4/8/2017             No
  213       23,172.94        278,075.28      5/8/2007    6/8/2007     8        5/8/2017             No
  214       23,312.43        279,749.16     4/25/2007    6/8/2007     8        5/8/2017             No
  215       23,241.37        278,896.44     4/13/2007   6/11/2007     11      5/11/2017             No
  216       23,597.64        283,171.68     4/30/2007    6/1/2007     1        5/1/2017             No
  217       25,845.46        310,145.52     3/29/2007    5/8/2007     8        4/8/2017             No
  218       25,236.82        302,841.84     3/30/2007   5/11/2007     11      4/11/2017             No
  219       23,733.06        284,796.72     3/22/2007    5/8/2007     8        4/8/2017             No
  220       22,883.37        274,600.44     5/16/2007    7/8/2007     8        6/8/2017             No
  221       21,690.14        260,281.68      5/2/2007   6/11/2007     11      5/11/2017             No
  222       22,589.99        271,079.88     3/30/2007   5/11/2007     11      4/11/2017             No
  223       22,413.97        268,967.64     4/27/2007    6/1/2007     1        5/1/2017             No
  224       22,296.62        267,559.44     4/27/2007    6/1/2007     1        5/1/2017             No
  225       22,175.77        266,109.24      2/1/2007    4/1/2007     1        3/1/2017             No
  226       37,042.99        444,515.88     3/28/2007    5/8/2007     8        4/8/2019             No
  227       20,803.25        249,639.00     2/25/2007   4/11/2007     11      3/11/2017             No
  228       21,168.98        254,027.76     3/13/2007    5/8/2007     8        4/8/2017             No
  229       20,988.04        251,856.48      4/4/2007    5/8/2007     8        4/8/2017             No
  230       21,445.14        257,341.68     3/29/2007   5/11/2007     11      4/11/2017             No
  231       20,962.91        251,554.92      5/2/2007    6/8/2007     8        5/8/2017             No
  232       25,833.07        309,996.84     4/10/2007    6/8/2007     8        5/8/2017             No
  233       21,398.30        256,779.60     3/20/2007    5/1/2007     1        4/1/2017             No
  234       20,580.95        246,971.40     3/13/2007    5/8/2007     8        4/8/2012             No
  235       20,961.77        251,541.24     4/12/2007    6/8/2007     8        5/8/2017             No
  236       20,849.45        250,193.40      4/3/2007    5/8/2007     8        4/8/2017             No
  237       33,901.72        406,820.64     3/28/2007    5/8/2007     8        4/8/2017             No
  238       16,246.33        194,955.96      4/2/2007    5/8/2007     8        4/8/2017             No
  239       19,510.11        234,121.32     3/20/2007    5/8/2007     8        4/8/2017             No
  240       20,450.34        245,404.08     2/12/2007    4/1/2007     1        3/1/2017             No
  241       19,501.45        234,017.40     3/12/2007    5/8/2007     8        4/8/2017             No
  242       19,416.37        232,996.44     4/30/2007    6/8/2007     8        5/8/2017             No
  243       20,018.44        240,221.28     4/10/2007    6/8/2007     8        5/8/2015             No
  244       19,489.12        233,869.44      3/8/2007    4/8/2007     8        3/8/2017             No
  245       19,007.08        228,084.96     4/13/2007   6/11/2007     11      5/11/2017             No
 245.1

 245.2

  246       19,770.82        237,249.84     3/19/2007   5/11/2007     11      4/11/2012             No
  247       19,152.34        229,828.08     4/12/2007    6/1/2007     1        5/1/2017             No
  248       18,816.87        225,802.44     4/12/2007    6/8/2007     8        5/8/2017             No
  249       18,390.71        220,688.52      5/1/2007    6/8/2007     8        5/8/2017             No
  250       17,481.28        209,775.36     4/24/2007    6/8/2007     8        5/8/2017             No
  251       17,137.96        205,655.52      3/9/2007    5/8/2007     8        4/8/2017             No
  252       17,323.40        207,880.80     3/22/2007    5/8/2007     8        4/8/2017             No
  253       17,993.20        215,918.40     3/23/2007    5/8/2007     8        4/8/2017             No
 253.1

 253.2

  254       20,866.03        250,392.36     4/25/2007    6/8/2007     8        5/8/2017             No
  255       27,710.21        332,522.52     3/28/2007    5/8/2007     8        4/8/2019             No
  256       18,144.48        217,733.76     4/13/2007    6/8/2007     8        5/8/2017             No
  257       17,686.74        212,240.88     4/23/2007    6/8/2007     8        5/8/2017             No
  258       18,139.67        217,676.04     5/11/2007    7/8/2007     8        6/8/2017             No
  259       17,185.90        206,230.80      4/4/2007    5/8/2007     8        4/8/2017             No
  260       16,613.73        199,364.76     3/30/2007    5/1/2007     1        4/1/2017             No
  261       17,951.12        215,413.44     4/11/2007    6/8/2007     8        5/8/2017             No
  262       15,276.05        183,312.60     5/10/2007    7/8/2007     8        6/8/2017             No
  263       15,942.37        191,308.44     2/12/2007    4/1/2007     1        3/1/2017             No
  264       15,671.78        188,061.36     3/16/2007    5/8/2007     8        4/8/2017             No
  265       12,947.25        155,367.00      4/5/2007    5/8/2007     8        4/8/2017             No
  266       15,756.47        189,077.64      5/3/2007    7/1/2007     1        6/1/2017             No
  267       29,907.79        358,893.48     4/26/2007    6/8/2007     8        5/8/2017             No
  268       18,939.59        227,275.08     4/27/2007   6/11/2007     11      5/11/2017             No
  269       15,548.22        186,578.64     5/16/2007    7/8/2007     8        6/8/2017             No
  270       19,415.53        232,986.36     10/2/2006  12/11/2006     11     11/11/2016             No
  271       16,507.71        198,092.52     3/15/2007   5/11/2007     11      4/11/2017             No
  272       14,770.13        177,241.56      3/9/2007    5/1/2007     1        4/1/2017             No
  273       15,622.08        187,464.96      4/2/2007    6/1/2007     1        5/1/2017             No
  274       14,535.69        174,428.28      3/5/2007    4/8/2007     8        3/8/2017             No
  275       13,929.61        167,155.32     3/13/2007   5/11/2007     11      4/11/2017             No
  276       14,051.52        168,618.24      4/4/2007    6/1/2007     1        5/1/2017             No
  277       14,219.92        170,639.04      4/2/2007    5/8/2007     8        4/8/2017             No
  278       14,097.36        169,168.32     4/11/2007   6/11/2007     11      5/11/2017             No
  279       14,543.87        174,526.44     3/16/2007    5/8/2007     8        4/8/2017             No
  280       23,395.57        280,746.84     3/27/2007    5/8/2007     8        4/8/2019             No
  281       13,743.83        164,925.96     3/12/2007   5/11/2007     11      4/11/2017             No
  282       13,305.52        159,666.24     4/12/2007    6/8/2007     8        5/8/2017             No
  283       14,539.02        174,468.24     4/18/2007    6/8/2007     8        5/8/2017             No
  284       13,045.53        156,546.36     4/26/2007   6/11/2007     11      5/11/2017             No
  285       13,549.84        162,598.08     5/11/2007    7/8/2007     8        6/8/2017             No
  286       13,164.71        157,976.52     3/29/2007    5/8/2007     8        4/8/2017             No
  287       12,899.81        154,797.72     3/28/2007    5/8/2007     8        4/8/2017             No
  288       12,898.01        154,776.12     4/12/2007    6/8/2007     8        5/8/2017             No
  289       13,303.48        159,641.76      5/9/2007    7/8/2007     8        6/8/2017             No
  290       12,229.61        146,755.32      5/9/2007    7/8/2007     8        6/8/2017             No
  291       12,727.02        152,724.24     1/19/2007    3/1/2007     1        2/1/2017             No
  292       12,833.72        154,004.64     3/30/2007    5/8/2007     8        4/8/2017             No
  293       12,057.61        144,691.32     3/20/2007    5/8/2007     8        4/8/2017             No
  294       13,170.24        158,042.88     3/20/2007    5/8/2007     8        4/8/2017             No
  295       12,400.68        148,808.16     4/17/2007    6/1/2007     1        5/1/2017             No
  296       12,099.98        145,199.76     4/19/2007    6/8/2007     8        5/8/2017             No
  297       11,671.46        140,057.52      3/2/2007    4/8/2007     8        3/8/2017             No
  298        9,438.06        113,256.72      5/1/2007    6/8/2007     8        5/8/2017             No
  299       11,811.59        141,739.08     4/27/2007   6/11/2007     11      5/11/2017             No
  300       12,473.58        149,682.96      5/8/2007    6/8/2007     8        5/8/2017             No
  301       12,148.74        145,784.88     3/13/2007    5/8/2007     8        4/8/2017             No
  302       11,341.30        136,095.60    10/31/2006   12/1/2006     1       11/1/2016             No
  303       10,580.59        126,967.08     3/26/2007    5/8/2007     8        4/8/2017             No
  304        9,302.50        111,630.00     3/30/2007    5/8/2007     8        4/8/2012             No
  305       10,745.66        128,947.92     4/16/2007    6/8/2007     8        5/8/2012             No
  306       19,929.50        239,154.00     3/28/2007    5/8/2007     8        4/8/2017             No
  307       10,304.22        123,650.64     4/13/2007    6/8/2007     8        5/8/2017             No
  308        9,804.02        117,648.24      3/6/2007    4/8/2007     8        3/8/2017             No
  309       14,257.95        171,095.40     5/11/2007    7/8/2007     8        6/8/2022             No
  310        8,277.55        99,330.60      4/11/2007    6/8/2007     8        5/8/2017             No
  311        9,157.79        109,893.48     3/30/2007    5/8/2007     8        4/8/2017             No
  312        9,041.53        108,498.36      3/6/2007   5/11/2007     11      4/11/2017             No
  313        8,661.35        103,936.20      4/2/2007    5/8/2007     8        4/8/2017             No
  314        7,843.96        94,127.52      4/30/2007    7/1/2007     1        6/1/2017             No
  315        7,749.18        92,990.16      4/25/2007    6/1/2007     1        5/1/2017             No
  316        7,863.22        94,358.64      4/17/2007    6/8/2007     8        5/8/2017             No
  317        7,327.95        87,935.40      5/10/2007    7/8/2007     8        6/8/2017             No
  318        6,972.41        83,668.92      4/30/2007    7/1/2007     1        6/1/2017             No
  319        6,536.64        78,439.68      4/30/2007    7/1/2007     1        6/1/2017             No
  320        6,800.11        81,601.32      4/11/2007    6/8/2007     8        5/8/2017             No
  321        6,391.38        76,696.56      4/30/2007    7/1/2007     1        6/1/2017             No
  322        5,848.44        70,181.28      3/12/2007   5/11/2007     11      4/11/2017             No
  323        6,016.81        72,201.72      2/16/2007    4/8/2007     8        3/8/2017             No
  324        5,445.20        65,342.40       5/1/2007    6/8/2007     8        5/8/2017             No
  325        5,330.75        63,969.00       3/9/2007    5/8/2007     8        4/8/2017             No
  326        5,678.35        68,140.20      7/10/2006    9/1/2006     1        8/1/2036           Hybrid

                   ORIGINAL TERM  REMAINING TERM    ORIGINAL      REMAINING      INITIAL        REMAINING
                    TO MATURITY    TO MATURITY    AMORTIZATION  AMORTIZATION  INTEREST ONLY   INTEREST ONLY   GRACE
LOAN #  SEASONING     OR ARD          OR ARD        TERM(12)        TERM      PERIOD(13)(14)      PERIOD     TO LATE
--------------------------------------------------------------------------------------------------------------------

   1        0           72              72             0              0             72            72          0
   2        0           120            120             0              0            120            120         0
   3        1           120            119             0              0            120            119         0
   4        1           60              59             0              0             60            59          0
   5        3           120            117            360            360            48            45          5
   6        1           120            119             0              0            120            119         0
   7        1           120            119             0              0            120            119         0
   8        1           120            119             0              0            120            119         0
   9        1           120            119             0              0            120            119         0
  10        2           120            118             0              0            120            118         5
  11        0           120            120            336            336            0              0          0
 11.01
 11.02
 11.03
 11.04
 11.05
 11.06
 11.07
 11.08
 11.09
 11.10
 11.11
 11.12
 11.13
 11.14
 11.15
 11.16
 11.17
 11.18
 11.19
 11.20
 11.21
 11.22
 11.23
 11.24
 11.25
 11.26
 11.27
 11.28
 11.29
 11.30
 11.31
 11.32
 11.33
 11.34
 11.35
 11.36
 11.37
 11.38
 11.39
 11.40
 11.41
 11.42
 11.43
 11.44
 11.45
 11.46
 11.47
 11.48
 11.49
 11.50
 11.51
 11.52
 11.53
 11.54
 11.55
 11.56
 11.57
 11.58
 11.59
 11.60
 11.61
 11.62
  12        1           120            119             0              0            120            119         0
  13        1           84              83             0              0             84            83          0
  14        7           120            113            420            413            0              0          5
 14.1

 14.2

  15        2           60              58             0              0             60            58          0
            2           120            118            300            298            0              0          5
  16        2           120            118            300            298            0              0          5
  17        2           120            118            300            298            0              0          5
  18        2           120            118            300            298            0              0          5
  19        1           120            119            360            359            0              0          0
  20        1           120            119            360            360            36            35          5
  21        0           120            120             0              0            120            120         0
  22        1           60              59             0              0             60            59          5
  23        7           120            113            420            413            0              0          5
  24        2           132            130            420            420            12            10          0
  25        3           120            117            360            357            0              0          5
  26        1           120            119             0              0            120            119         0
  27        0           120            120             0              0            120            120         0
  28        2           60              58             0              0             60            58          0
  29        0           120            120             0              0            120            120         0
  30        1           60              59             0              0             60            59          0
  31        1           120            119            360            360            24            23          5
  32        1           120            119            360            360            48            47          0
 32.1

 32.2
 32.3
 32.4
 32.5

  33        3           120            117            360            360            60            57          0
  34        1           120            119             0              0            120            119         0
  35        3           120            117            420            417            0              0          0
 35.1

 35.2
 35.3

  36        1           120            119             0              0            120            119         0
  37        0           120            120            420            420            60            60          0
  38        2           120            118             0              0            120            118         0
  39        2           120            118             0              0            120            118         0
 39.1

 39.2
 39.3

  40        2           120            118             0              0            120            118         0
  41        2           120            118            360            360            36            34          5
  42        2           120            118            360            360            60            58          0
  43        0           120            120             0              0            120            120         0
  44        1           120            119            420            420            12            11          0
  45        1           120            119             0              0            120            119         0
  46        4           120            116            360            360            36            32          5
  47        1           120            119            360            360            24            23          0
  48        1           120            119            360            359            0              0          0
  49        1           120            119            360            359            0              0          0
  50        2           120            118             0              0            120            118         0
  51        1           120            119            360            360            36            35          0
  52        2           120            118            360            360            60            58          0
  53        2           120            118            360            360            60            58          0
  54        1           60              59             0              0             60            59          0
  55        1           120            119             0              0            120            119         0
  56        1           120            119             0              0            120            119         0
  57        1           120            119            360            360            12            11          0
  58        2           120            118             0              0            120            118         0
  59        1           120            119            420            419            0              0          0
  60        3           120            117            360            360            60            57          5
  61        0           120            120            360            360            36            36          5
  62        3           120            117            360            357            0              0          5
  63        1           120            119             0              0            120            119         0
  64        1           60              59             0              0             60            59          0
  65        1           120            119            360            360            24            23          0
 65.1
 65.2
 65.3
 65.4
 65.5
 65.6
 65.7
 65.8
  66        1           120            119            223            222            0              0          0
 66.1

 66.2
 66.3

  67        0           120            120            360            360            60            60          0
  68        2           120            118            360            360            60            58          5
  69        4           120            116            360            356            0              0          0
  70        0           120            120            360            360            0              0          0
  71        2           120            118            360            360            24            22          5
  72        1           120            119            420            420            24            23          0
  73        3           120            117            360            360            24            21          0
  74        1           120            119            360            360            24            23          5
  75        2           120            118            360            360            60            58          0
  76        2           120            118            360            360            60            58          5
  77        2           120            118            360            360            60            58          5
  78        1           120            119            360            360            24            23          0
  79        1           60              59            360            360            24            23          0
 79.1

 79.2

  80        1           120            119            360            359            0              0          0
  81        1           120            119            420            420            36            35          0
  82        2           120            118            360            360            36            34          5
  83        4           120            116            360            360            36            32          5
  84        1           120            119             0              0            120            119         0
  85        1           120            119            360            360            84            83          0
  86        0           120            120             0              0            120            120         0
  87        0           111            111            351            351            0              0          5
  88        4           120            116            360            360            60            56          0
  89        1           120            119             0              0            120            119         0
  90        1           120            119            360            360            36            35          5
  91        2           60              58             0              0             60            58          0
  92        1           120            119            360            360            36            35          0
  93        1           120            119            360            360            48            47          0
  94        1           120            119            360            360            60            59          0
  95        4           120            116            360            356            0              0          0
  96        1           64              63             0              0             64            63          0
  97        1           120            119             0              0            120            119         0
  98        2           120            118            360            360            36            34          0
  99        1           120            119            360            360            60            59          0
  100       2           120            118             0              0            120            118         0
  101       5           120            115            360            360            48            43          0
  102       1           120            119            360            359            0              0          5
  103       2           120            118             0              0            120            118         0
  104       0           120            120            360            360            60            60          0
 104.1

 104.2
 104.3
 104.4
 104.5

  105       0           120            120            360            360            60            60          5
  106       1           120            119            360            360            36            35          5
  107       1           120            119            360            359            0              0          5
  108       0           120            120            360            360            36            36          0
  109       2           120            118            360            360            36            34          0
  110       3           120            117             0              0            120            117         0
  111       1           120            119            420            420            24            23          0
  112       3           84              81            360            360            60            57          0
  113       1           120            119            300            299            0              0          5
  114       2           120            118            420            418            0              0          0
  115       1           84              83             0              0             84            83          0
  116       2           84              82             0              0             84            82          0
  117       0           120            120            360            360            0              0          0
  118       2           120            118            360            360            60            58          0
  119       2           120            118            360            360            60            58          0
  120       2           84              82             0              0             84            82          0
  121       2           120            118            360            358            0              0          0
  122       1           120            119            360            360            60            59          5
  123       0           120            120            360            360            0              0          0
  124       0           120            120            360            360            60            60          0
  125       0           120            120             0              0            120            120         0
  126       2           120            118            360            360            36            34          5
  127       1           120            119            360            360            60            59          0
  128       2           120            118             0              0            120            118         0
  129       1           120            119            360            360            60            59          0
  130       2           120            118            360            360            60            58          0
  131       0           120            120            420            420            0              0          0
  132       1           120            119            360            360            48            47          0
  133       2           120            118            360            358            0              0          5
  134       0           120            120            360            360            36            36          0
  135       1           120            119             0              0            120            119         0
  136       1           120            119             0              0            120            119         0
  137       2           120            118            360            360            84            82          5
  138       1           120            119            360            360            60            59          0
 138.1

 138.2

  139       2           120            118             0              0            120            118         0
  140       2           120            118            420            418            0              0          0
  141       1           120            119            360            360            60            59          5
  142       1           120            119            420            419            0              0          0
  143       1           120            119            360            360            36            35          0
  144       1           120            119             0              0            120            119         0
  145       1           120            119            360            359            0              0          0
  146       1           120            119            420            419            0              0          0
  147       1           120            119            300            299            0              0          0
  148       3           120            117            420            417            0              0          0
  149       1           120            119            360            360            72            71          0
  150       3           120            117            420            417            0              0          0
  151       2           120            118            360            358            0              0          5
  152       1           120            119            360            360            30            29          0
 152.1

 152.2
 152.3

  153       1           120            119             0              0            120            119         0
  154       1           120            119             0              0            120            119         0
  155       1           120            119             0              0            120            119         0
  156       1           120            119            360            360            36            35          0
  157       1           120            119            300            299            0              0          0
  158       2           120            118            360            360            60            58          5
  159       2           120            118            360            360            24            22          0
            1           120            119            360            360            24            23          5
  160       1           120            119            360            360            24            23          5
  161       1           120            119            360            360            24            23          5
  162       1           64              63             0              0             64            63          0
  163       1           64              63             0              0             64            63          0
  164       1           120            119            420            419            0              0          0
  165       4           120            116            300            296            0              0          5
  166       1           120            119            420            419            0              0          0
  167       2           120            118            360            360            60            58          5
  168       0           120            120            360            360            60            60          0
  169       1           120            119            360            359            0              0          0
  170       2           120            118             0              0            120            118         0
  171       0           120            120            360            360            0              0          0
  172       2           120            118            360            360            60            58          0
  173       1           120            119            360            360            60            59          0
  174       8           120            112            360            352            0              0          5
 174.1

 174.2
 174.3
 174.4

  175       2           120            118            360            358            0              0          0
  176       2           120            118             0              0            120            118         0
  177       1           120            119            360            360            60            59          0
  178       1           120            119            216            215            0              0          0
  179       0           120            120            360            360            0              0          5
  180       0           120            120            360            360            0              0          0
  181       1           120            119            360            359            0              0          0
  182       2           120            118            360            358            0              0          0
  183       2           180            178            180            178            0              0          0
  184       2           120            118            360            360            36            34          5
  185       1           120            119            360            360            60            59          0
  186       2           120            118            360            360            36            34          0
  187       1           120            119            360            360            60            59          0
  188       2           60              58             0              0             60            58          0
  189       3           120            117            360            357            0              0          5
  190       2           120            118            354            354            24            22          0
  191       0           120            120            360            360            12            12          0
  192       1           120            119            360            360            60            59          5
  193       0           120            120            360            360            0              0          0
  194       0           120            120            360            360            0              0          5
  195       2           120            118            360            358            0              0          5
  196       1           84              83             0              0             84            83          0
 196.1

 196.2
 196.3

  197       1           120            119            360            360            36            35          5
  198       4           120            116            360            360            36            32          0
  199       2           120            118            360            358            0              0          0
  200       1           120            119            360            360            36            35          0
  201       2           144            142            156            154            0              0          0
  202       1           84              83             0              0             84            83          0
  203       2           120            118            360            360            60            58          0
  204       1           120            119            360            360            36            35          0
  205       0           120            120             0              0            120            120         0
  206       1           120            119            360            360            36            35          5
  207       2           120            118            360            358            0              0          0
  208       0           120            120            360            360            60            60          0
  209       1           120            119            384            384            12            11          0
  210       1           120            119            360            359            0              0          0
  211       1           120            119            300            299            0              0          5
  212       2           120            118            420            420            36            34          0
  213       1           120            119            360            360            24            23          0
  214       1           120            119            360            360            36            35          0
  215       1           120            119            360            360            36            35          0
  216       1           120            119            360            359            0              0          5
  217       2           120            118            300            298            0              0          0
  218       2           120            118            300            298            0              0          0
  219       2           120            118            360            358            0              0          0
  220       0           120            120            360            360            0              0          0
  221       1           120            119            420            419            0              0          0
  222       2           120            118            360            360            30            28          0
  223       1           120            119            360            360            36            35          5
  224       1           120            119            360            360            36            35          5
  225       3           120            117            360            357            0              0          5
  226       2           144            142            144            142            0              0          0
  227       3           120            117            360            360            36            33          0
  228       2           120            118            360            360            24            22          0
  229       2           120            118            360            360            24            22          0
  230       2           120            118            360            360            24            22          0
  231       1           120            119            360            359            0              0          0
  232       1           120            119            240            239            0              0          0
  233       2           120            118            360            360            36            34          5
  234       2           60              58            360            360            24            22          0
  235       1           120            119            360            360            12            11          0
  236       2           120            118            360            358            0              0          0
  237       2           120            118            144            142            0              0          0
  238       2           120            118             0              0            120            118         0
  239       2           120            118            360            360            60            58          0
  240       3           120            117            360            357            0              0          5
  241       2           120            118            360            360            36            34          0
  242       1           120            119            360            359            0              0          0
  243       1           96              95            360            360            36            35          0
  244       3           120            117            360            360            60            57          0
  245       1           120            119            360            359            0              0          0
 245.1

 245.2

  246       2           60              58            360            360            24            22          0
  247       1           120            119            360            359            0              0          5
  248       1           120            119            360            360            12            11          0
  249       1           120            119            360            359            0              0          0
  250       1           120            119            420            419            0              0          0
  251       2           120            118            420            420            36            34          0
  252       2           120            118            420            420            36            34          0
  253       2           120            118            360            360            24            22          0
 253.1

 253.2

  254       1           120            119            240            239            0              0          0
  255       2           144            142            156            154            0              0          0
  256       1           120            119            360            359            0              0          0
  257       1           120            119            360            359            0              0          0
  258       0           120            120            360            360            24            24          0
  259       2           120            118            360            358            0              0          0
  260       2           120            118            360            358            0              0          5
  261       1           120            119            312            311            0              0          0
  262       0           120            120            420            420            0              0          0
  263       3           120            117            360            360            24            21          5
  264       2           120            118            360            360            36            34          0
  265       2           120            118             0              0            120            118         0
  266       0           120            120            360            360            0              0          5
  267       1           120            119            120            119            0              0          0
  268       1           120            119            240            239            0              0          0
  269       0           120            120            360            360            24            24          0
  270       7           120            113            240            233            0              0          0
  271       2           120            118            300            298            0              0          0
  272       2           120            118            360            358            0              0          5
  273       1           120            119            300            299            0              0          5
  274       3           120            117            360            360            36            33          0
  275       2           120            118            360            360            36            34          0
  276       1           120            119            360            360            24            23          5
  277       2           120            118            360            360            36            34          0
  278       1           120            119            360            359            0              0          0
  279       2           120            118            360            358            0              0          0
  280       2           144            142            144            142            0              0          0
  281       2           120            118            360            360            60            58          0
  282       1           120            119            360            360            60            59          0
  283       1           120            119            300            299            0              0          0
  284       1           120            119            360            360            36            35          0
  285       0           120            120            360            360            0              0          0
  286       2           120            118            360            360            24            22          0
  287       2           120            118            360            358            0              0          0
  288       1           120            119            360            359            0              0          0
  289       0           120            120            360            360            0              0          0
  290       0           120            120            420            420            0              0          0
  291       4           120            116            360            356            0              0          5
  292       2           120            118            360            360            48            46          0
  293       2           120            118            420            418            0              0          0
  294       2           120            118            360            358            0              0          0
  295       1           120            119            360            359            0              0          5
  296       1           120            119            360            359            0              0          0
  297       3           120            117            360            360            36            33          0
  298       1           120            119             0              0            120            119         0
  299       1           120            119            360            359            0              0          0
  300       1           120            119            300            299            0              0          0
  301       2           120            118            360            358            0              0          0
  302       7           120            113            360            360            60            53          5
  303       2           120            118            360            360            24            22          0
  304       2           60              58             0              0             60            58          0
  305       1           60              59            360            359            0              0          0
  306       2           120            118            120            118            0              0          0
  307       1           120            119            360            360            60            59          0
  308       3           120            117            360            360            12             9          0
  309       0           180            180            180            180            0              0          0
  310       1           120            119             0              0            120            119         0
  311       2           120            118            420            418            0              0          0
  312       2           120            118            360            358            0              0          0
  313       2           120            118            360            358            0              0          0
  314       0           120            120            360            360            36            36          5
  315       1           120            119            360            359            0              0          5
  316       1           120            119            360            360            24            23          0
  317       0           120            120            360            360            0              0          0
  318       0           120            120            360            360            36            36          5
  319       0           120            120            360            360            36            36          5
  320       1           120            119            360            359            0              0          0
  321       0           120            120            360            360            36            36          5
  322       2           120            118            360            358            0              0          0
  323       3           120            117            360            360            24            21          0
  324       1           120            119            360            359            0              0          0
  325       2           120            118            360            358            0              0          0
  326      10           360            350            360            350            0              0         10

                                                     LOAN
                  GRACE                             GROUP
LOAN #         TO DEFAULT           LOAN #  LOAN #  1 OR 2  ORIGINATOR                      PROPERTY NAME
----------------------------------------------------------------------------------------------------------------------------

   1                0                 1        1      1     MLML        One Pacific Plaza
   2                0                 2        2      1     CRF         The Commons at Calabasas
   3                0                 3        3      1     MLML        10 Milk Street
   4                0                 4        4      1     MLML        Residence Inn Bethesda
   5                5                 5        5      1     PNC         Mervyn's Corporate Headquarters
   6                0                 6        6      2     MLML        Millbridge Apartments
   7                0                 7        7      1     CRF         Renaissance III Retail
   8                0                 8        8      1     MLML        Scottsdale Center
   9                0                 9        9      1     MLML        Orlando Airport Industrial
  10                5                 10      10      2     PNC         Broadstone Vista Ridge
  11                0                 11      11      1     CRF         The Georgia-Alabama Retail Portfolio
 11.01                              11.01    11.01    1     CRF         Metro Atlanta Comm Prop 8115
 11.02                              11.02    11.02    1     CRF         Atlanta Road Center
 11.03                              11.03    11.03    1     CRF         Stone Mill Center
 11.04                              11.04    11.04    1     CRF         Bouldercrest & 285
 11.05                              11.05    11.05    1     CRF         South Peachtree Center
 11.06                              11.06    11.06    1     CRF         Arnold Mill Center
 11.07                              11.07    11.07    1     CRF         Skyview Center
 11.08                              11.08    11.08    1     CRF         Six Flags Center
 11.09                              11.09    11.09    1     CRF         Sylvan Property
 11.10                              11.10    11.10    1     CRF         Flat Shoals Convenience Center
 11.11                              11.11    11.11    1     CRF         South Atlanta Center
 11.12                              11.12    11.12    1     CRF         Mount Zion & Highway 138
 11.13                              11.13    11.13    1     CRF         Metro Atlanta Comm Prop 8159
 11.14                              11.14    11.14    1     CRF         Excell In 11
 11.15                              11.15    11.15    1     CRF         Hall Creek Center
 11.16                              11.16    11.16    1     CRF         Annistown Center
 11.17                              11.17    11.17    1     CRF         Lenora Center
 11.18                              11.18    11.18    1     CRF         Burnt Hickory Center
 11.19                              11.19    11.19    1     CRF         Elbert Center
 11.20                              11.20    11.20    1     CRF         Excell In 14
 11.21                              11.21    11.21    1     CRF         Irwin Bridge Center
 11.22                              11.22    11.22    1     CRF         Highway 120 Center
 11.23                              11.23    11.23    1     CRF         Wesley Chapel Center
 11.24                              11.24    11.24    1     CRF         Excell In 16
 11.25                              11.25    11.25    1     CRF         Hill Street Center
 11.26                              11.26    11.26    1     CRF         Snapfinger Center
 11.27                              11.27    11.27    1     CRF         Excell In 05
 11.28                              11.28    11.28    1     CRF         Killian Hill Center
 11.29                              11.29    11.29    1     CRF         Excell Out Town Properties
 11.30                              11.30    11.30    1     CRF         Excell Out Town Properties
 11.31                              11.31    11.31    1     CRF         Excell Out Town Properties
 11.32                              11.32    11.32    1     CRF         Lakeridge Village Center
 11.33                              11.33    11.33    1     CRF         Locust Grove Center
 11.34                              11.34    11.34    1     CRF         Big A Center
 11.35                              11.35    11.35    1     CRF         Highway 369 Center
 11.36                              11.36    11.36    1     CRF         Excell In 07
 11.37                              11.37    11.37    1     CRF         Excell In 10
 11.38                              11.38    11.38    1     CRF         Excell In 12
 11.39                              11.39    11.39    1     CRF         Excell In 15
 11.40                              11.40    11.40    1     CRF         Noah's Ark
 11.41                              11.41    11.41    1     CRF         Crystal Creek Center
 11.42                              11.42    11.42    1     CRF         North Georgia Comm Prop 0040
 11.43                              11.43    11.43    1     CRF         North Georgia Comm Prop 0042
 11.44                              11.44    11.44    1     CRF         North Georgia Comm Prop 0039
 11.45                              11.45    11.45    1     CRF         North Georgia Comm Prop 0022
 11.46                              11.46    11.46    1     CRF         Excell In 03
 11.47                              11.47    11.47    1     CRF         Excell In 04
 11.48                              11.48    11.48    1     CRF         Mount Vernon
 11.49                              11.49    11.49    1     CRF         North Georgia Comm Prop 0029
 11.50                              11.50    11.50    1     CRF         Excell Out Town Properties
 11.51                              11.51    11.51    1     CRF         Northwest Georgia Comm Prop 8769
 11.52                              11.52    11.52    1     CRF         Metro Atlanta Comm Prop 8165
 11.53                              11.53    11.53    1     CRF         Excell In 09
 11.54                              11.54    11.54    1     CRF         Metro Atlanta Comm Prop 8102
 11.55                              11.55    11.55    1     CRF         Metro Atlanta Comm Prop 0518
 11.56                              11.56    11.56    1     CRF         Northwest Georgia Comm Prop 8754
 11.57                              11.57    11.57    1     CRF         Excell In 13
 11.58                              11.58    11.58    1     CRF         Excell In 08
 11.59                              11.59    11.59    1     CRF         Jefferson Street Center
 11.60                              11.60    11.60    1     CRF         Northwest Georgia Comm Prop 0058
 11.61                              11.61    11.61    1     CRF         Northwest Georgia Comm Prop 0051
 11.62                              11.62    11.62    1     CRF         Northwest Georgia Comm Prop 8785
  12                0                 12      12      1     CRF         Kauai Village Retail Center
  13                0                 13      13      1     CRF         Morehead Medical Plaza
  14                5                 14      14      2     MLML        Boca West
 14.1                                14.1    14.1     2     MLML        Savannah Place Apartments
 14.2                                14.2    14.2     2     MLML        Somerset Apartments
  15                0                 15      15      1     CRF         150 Bay Street
                    5                                       PNC         AOH Portfolio Roll-up
  16                5                 16      16      2     PNC         Oak Hollow Apartments
  17                5                 17      17      2     PNC         Meadow Creek Apartments
  18                5                 18      18      2     PNC         Briar Creek Apartments
  19                0                 19      19      1     CRF         Warwick Hotel Denver
  20                5                 20      20      2     PNC         Walnut Ridge Apartments
  21                0                 21      21      1     CRF         Parkview Village
  22                0                 22      22      1     MLML        Carlsbad Corporate Plaza
  23                5                 23      23      2     MLML        Sawgrass Apartments
  24                0                 24      24      2     Artesia     Palmilla Apartments
  25                5                 25      25      1     PNC         Cingular Wireless - Farmers Branch
  26                0                 26      26      1     Artesia     5805 Sepulveda Boulevard
  27                0                 27      27      1     CRF         Lincoln Center West (Santa Monica)
  28                0                 28      28      1     Artesia     Orchard Plaza I-IV
  29                0                 29      29      2     CRF         Reserve Lofts
  30                0                 30      30      2     CRF         Willow Springs Apartments
  31    5 (once per calendar year)    31      31      2     CRF         Village Commons - Corinthian College
  32                0                 32      32      1     MLML        Morehouse Portfolio
 32.1                                32.1    32.1     1     MLML        3625 Cincinnati
 32.2                                32.2    32.2     1     MLML        Granite Drive Retail
 32.3                                32.3    32.3     1     MLML        Johnson Controls
 32.4                                32.4    32.4     1     MLML        Tulsa Business Park
 32.5                                32.5    32.5     1     MLML        Broken Arrow Business Park
  33                0                 33      33      1     CRF         Rainbow Sunset Pavilion
  34                0                 34      34      1     Artesia     Valley View Business Center Phase II
  35                0                 35      35      1     MLML        Norcross Industrial Portfolio
 35.1                                35.1    35.1     1     MLML        Corporate Campus at the Meadows
 35.2                                35.2    35.2     1     MLML        DHL Industrial Park
 35.3                                35.3    35.3     1     MLML        Colony Center
  36                0                 36      36      1     CRF         American Home Furnishings
  37                0                 37      37      1     MLML        Rocksprings Plaza
  38                0                 38      38      1     CRF         Shamrock Village
  39               10                 39      39      1     CRF         HCP Tranche I
 39.1                                39.1    39.1     1     CRF         Keller
 39.2                                39.2    39.2     1     CRF         Wright
 39.3                                39.3    39.3     1     CRF         Wylie
  40                0                 40      40      1     CRF         Brea Imperial Center
  41                5                 41      41      1     PNC         Bristol Warner Village
  42                0                 42      42      1     Artesia     Adidas Spartanburg
  43                0                 43      43      2     CRF         Mallard Pointe
  44                0                 44      44      1     CRF         Stonebriar Common Office # 1,3,6,7
  45                0                 45      45      1     CRF         5 Points Plaza
  46                5                 46      46      2     PNC         The Villas of Waterford
  47                0                 47      47      1     Artesia     Walnut Creek MOB
  48                0                 48      48      1     MLML        One Turnberry Place
  49                0                 49      49      1     CRF         Mirbeau Inn and Spa
  50                0                 50      50      2     CRF         Evergreen Apartments - Las Vegas
  51                0                 51      51      1     Artesia     City Furniture
  52                0                 52      52      1     MLML        Gristmill Village
  53                0                 53      53      1     MLML        4000 Venture Drive
  54                0                 54      54      2     MLML        Verano Terrace Apartments
  55                0                 55      55      1     CRF         Meridian Tower
  56                0                 56      56      2     CRF         Meadow Manor MHC
  57                0                 57      57      1     CRF         Homewood Suites Gainesville
  58                0                 58      58      2     CRF         870 Hilgard Apartments
  59                0                 59      59      1     Artesia     Waterford Park Plaza
  60                5                 60      60      2     PNC         Hollister Place Apartments
  61                5                 61      61      1     PNC         Market Square - Lakeland
  62                5                 62      62      1     PNC         Alamo Towers
  63                0                 63      63      1     Artesia     Adelanto Marketplace
  64                0                 64      64      2     CRF         Lakes at Stone Mountain
  65                0                 65      65      1     CRF         Lewis Portfolio
 65.1                                65.1    65.1     1     CRF         Westminster Professional Center
 65.2                                65.2    65.2     1     CRF         Woodbridge Station
 65.3                                65.3    65.3     1     CRF         Littlestown Village Apartments
 65.4                                65.4    65.4     1     CRF         Fountain Green Plaza
 65.5                                65.5    65.5     1     CRF         The Old Fire House
 65.6                                65.6    65.6     1     CRF         Rikirs Plaza
 65.7                                65.7    65.7     1     CRF         Shrewsbury Plaza
 65.8                                65.8    65.8     1     CRF         St. Gregory Center
  66                0                 66      66      1     CRF         S8 Portfolio
 66.1                                66.1    66.1     1     CRF         S8 Portfolio - Jackson
 66.2                                66.2    66.2     1     CRF         S8 Portfolio - Cody
 66.3                                66.3    66.3     1     CRF         S8 Portfolio - Coeur d'Alene
  67                0                 67      67      1     Artesia     Alliance Data Systems
  68                5                 68      68      2     PNC         Willow Brooke Apartments
  69                0                 69      69      1     Artesia     Faber Place
  70                0                 70      70      2     MLML        Westdale Court Apartments
  71                5                 71      71      1     PNC         Best Buy Shopping Center
  72                0                 72      72      1     CRF         Sunrise City Plaza
  73                0                 73      73      1     CRF         Centennial Marketplace
  74                5                 74      74      1     PNC         #20 Oak Hollow Office Building
  75                0                 75      75      1     CRF         Black Canyon Industrial
  76                5                 76      76      1     PNC         Hamilton Avenue
  77                5                 77      77      2     PNC         Westminster Chase Apartments
  78                0                 78      78      1     CRF         Silgan Containers
  79                0                 79      79      1     CRF         Guardian Storage OF & WP
 79.1                                79.1    79.1     1     CRF         Guardian Storage WP
 79.2                                79.2    79.2     1     CRF         Guardian Storage OF
  80                0                 80      80      1     CRF         Hilton Garden Inn - Elmira
  81                0                 81      81      1     MLML        Encino Sunrise
  82                5                 82      82      1     PNC         Brittmoore Industrial Park
  83                5                 83      83      1     PNC         Cedar Glade Apartments
  84                0                 84      84      1     CRF         Sun City West Plaza
  85                0                 85      85      1     Artesia     Bradford Plaza Shopping Center
  86                0                 86      86      1     CRF         Hostess Building
  87                5                 87      87      1     MLML        Sierra Crest Center
  88                0                 88      88      1     Artesia     Riverstone at Vision Park
  89                0                 89      89      1     CRF         9835 Goethe Drive
  90                5                 90      90      1     PNC         Town & Country Shopping Center
  91                0                 91      91      2     MLML        Monarch Terrace Apartments
  92                0                 92      92      2     MLML        Schooner Cove Apartments
  93                0                 93      93      1     CRF         AmeriSuites (Hyatt Place) Hotel Raleigh Durham
  94                0                 94      94      1     CRF         Demag Industrial
  95                0                 95      95      1     CRF         American Self Storage
  96                0                 96      96      1     Artesia     Gateway Medical Plaza
  97                0                 97      97      2     CRF         Southern Cove Apartments
  98                0                 98      98      1     MLML        Del Amo
  99                0                 99      99      1     CRF         Vineyard Plaza
  100               0                100      100     1     CRF         Radisson Fee Interest
  101               0                101      101     2     CRF         Hillwood Apartments
  102               5                102      102     1     PNC         Courtyard by Marriott - Medford Courtyard
  103               0                103      103     1     MLML        Capistrano Collection
  104               0                104      104     1     CRF         Rekucki Portfolio
 104.1                              104.1    104.1    1     CRF         1772 Self Storage
 104.2                              104.2    104.2    1     CRF         Clifton Park Self Storage
 104.3                              104.3    104.3    1     CRF         1581 Route 9
 104.4                              104.4    104.4    1     CRF         257 Ushers Road
 104.5                              104.5    104.5    1     CRF         6 Executive Park Drive
  105               5                105      105     1     PNC         Montgomery Trace Shopping Center
  106               5                106      106     1     PNC         Villa La Jolla Building
  107               5                107      107     1     PNC         Potsdam Plaza
  108               0                108      108     1     MLML        600 Bicentennial Way
  109               0                109      109     1     CRF         Cypress Station Shopping Center
  110               0                110      110     1     CRF         Walgreens - South Gate, CA
  111               0                111      111     1     CRF         Serrano Marketplace
  112               0                112      112     2     MLML        Jennifer Meadows
  113               5                113      113     1     PNC         Hilton Garden Inn - Eagan
  114               0                114      114     1     CRF         Sienna Gardens
  115               0                115      115     1     CRF         III United Plaza
  116               0                116      116     1     CRF         Country Club Village
  117               0                117      117     1     MLML        Northbrook Business Park
  118               0                118      118     1     CRF         Rite Hite Holding Company
  119               0                119      119     1     CRF         Cooper Point Village Retail
  120               0                120      120     1     CRF         Heinz Distribution Center
  121               0                121      121     2     CRF         Eastmark at Wolfpen Apart
  122               5                122      122     1     PNC         31225 La Baya Drive
  123               0                123      123     1     Artesia     Kent Central Commerce Center
  124               0                124      124     1     MLML        Lompoc Retail
  125               0                125      125     1     MLML        Santa Fe Art Colony
  126               5                126      126     1     PNC         Pacific Beach Building
  127               0                127      127     1     CRF         El Dorado Plaza
  128               0                128      128     1     MLML        Hemet Mountain View Plaza
  129               0                129      129     1     CRF         Briar Hills Office Building
  130               0                130      130     2     CRF         Willow Green
  131               0                131      131     1     MLML        4220 Von Karman
  132               0                132      132     1     CRF         Hampton Inn Loveland
  133               5                133      133     1     PNC         Comfort Inn - Lithia Springs
  134               0                134      134     1     MLML        McKinley Town Center
  135               0                135      135     1     Artesia     Aero Building
  136               0                136      136     1     Artesia     Plaza on Main Street
  137               5                137      137     1     PNC         BlackHawk Corporate Center II
  138               0                138      138     1     CRF         Santa Monica Main Street and Burbank Properties
 138.1                              138.1    138.1    1     CRF         Burbank
 138.2                              138.2    138.2    1     CRF         Santa Monica Main Street
  139               0                139      139     1     CRF         Walgreens - Sunset & Western
  140               0                140      140     2     CRF         Ridgewood Apartments - Las Vegas
  141               5                141      141     1     PNC         Buffalo Business Center
  142               0                142      142     1     Artesia     River Park
  143               0                143      143     2     MLML        Eastbrooke Apartments
  144               0                144      144     1     CRF         Walgreens - Aurora IL
  145               0                145      145     2     MLML        Tall Grass Apartments
  146               0                146      146     1     MLML        Chimney Corners
  147               0                147      147     1     MLML        Springhill Suites - Katy
  148               0                148      148     1     CRF         Santee Alley
  149               0                149      149     1     Artesia     Cross Pointe Center
  150               0                150      150     1     CRF         Shaw Blackstone Center
  151               5                151      151     1     PNC         Dollar Self Storage Corona
  152               0                152      152     1     Artesia     GSA Office Pool
 152.1                              152.1    152.1    1     Artesia     GSA - Lakewood, CO
 152.2                              152.2    152.2    1     Artesia     GSA - Moore, OK
 152.3                              152.3    152.3    1     Artesia     GSA - Lawton, OK
  153               0                153      153     2     CRF         Murphy - Autumn Hills Apartments
  154               0                154      154     2     CRF         Murphy - Park Bridge Apartments
  155               0                155      155     2     CRF         Murphy - Sandpiper Apartments
  156               0                156      156     1     CRF         Expo Center
  157               0                157      157     1     Artesia     Academy Sports
  158               5                158      158     1     PNC         35-37 Inverness
  159               0                159      159     1     Artesia     Manayunk Retail
                    5                                       PNC         Lakewood Roll-up
  160               5                160      160     1     PNC         Lakewood Business Center I
  161               5                161      161     1     PNC         Lakewood Business Center II
  162               0                162      162     1     Artesia     Solano Diagnostic Imaging
  163               0                163      163     1     Artesia     Vaca Valley Health Plaza
  164               0                164      164     1     Artesia     South Point Pavilion
  165               5                165      165     1     PNC         Best Western Rochester Marketplace Inn
  166               0                166      166     1     MLML        438 First Street
  167               5                167      167     2     PNC         Holmdel Pointe Apartments
  168               0                168      168     1     CRF         Rouses Market Place Shopping Center
  169               0                169      169     1     Artesia     Tangent Business Park
  170               0                170      170     2     Artesia     Cedar Springs Apartments
  171               0                171      171     1     CRF         Greenville Village MHP
  172               0                172      172     2     MLML        Ashton Lake Apartments
  173               0                173      173     1     CRF         Harding Plaza
  174               5                174      174     1     PNC         Four Cities Properties Portfolio
 174.1                              174.1    174.1    1     PNC         16th Avenue Self Storage
 174.2                              174.2    174.2    1     PNC         University Self Storage
 174.3                              174.3    174.3    1     PNC         Meadow View Apartments
 174.4                              174.4    174.4    1     PNC         Waterloo Extra Space
  175               0                175      175     2     CRF         Dauphine Apartments
  176               0                176      176     1     CRF         Mountain Vista Plaza
  177               0                177      177     1     MLML        Downey Medical
  178               0                178      178     1     MLML        Radisson Indianapolis Airport
  179               5                179      179     2     PNC         Columbia Court & Frazee Avenue Apartments Apartments
  180               0                180      180     1     Artesia     Summit North
  181               0                181      181     2     CRF         Apple Valley Apartments
  182               0                182      182     1     MLML        Old Glory
  183               0                183      183     1     CRF         Comfort Suites SouthHaven
  184               5                184      184     2     PNC         Shadow Wood Apartments
  185               0                185      185     1     CRF         Krauss Maffei Industrial
  186               0                186      186     1     Artesia     MKS Instruments
  187               0                187      187     1     Artesia     Langhorne Road
  188               0                188      188     1     CRF         Mesa Ridge
  189               5                189      189     2     PNC         Savannah House of Norman
  190               0                190      190     1     MLML        Maple Plain Industrial
  191               0                191      191     1     Artesia     Westbury Financial Park Building
  192               0                192      192     1     MLML        935 River Road
  193               0                193      193     1     MLML        Huffines Building
  194               5                194      194     2     PNC         Enterprise Square Apartments
  195               5                195      195     1     PNC         Shops at Enon Springs
  196               0                196      196     1     Artesia     Fresenius Medical Pool
 196.1                              196.1    196.1    1     Artesia     Laredo Medical
 196.2                              196.2    196.2    1     Artesia     Houston Medical
 196.3                              196.3    196.3    1     Artesia     Ripley Medical
  197               5                197      197     1     PNC         New Sunshine Tech Center
  198               0                198      198     1     MLML        Pocono Green Plaza
  199               0                199      199     1     Artesia     Time Warner Telecom
  200               0                200      200     1     MLML        517 & 523 S. Cascade Ave. (Trolley Buildings)
  201               0                201      201     1     CRF         Hampton Inn Livermore
  202               0                202      202     2     MLML        New Castle Apartments
  203               0                203      203     1     Artesia     Berkshire Plaza
  204               0                204      204     1     CRF         Milpitas Retail
  205               0                205      205     2     CRF         222 S Tower Drive Apartments
  206               5                206      206     1     PNC         Mariner Plaza
  207               0                207      207     1     CRF         Fruitville Crossing Shopping Center
  208               0                208      208     1     MLML        Encore Office
  209               0                209      209     2     CRF         The Lakes Apartments
  210               0                210      210     2     Artesia     Autumn Woods Apartments
  211               5                211      211     1     PNC         ONeal Steel - Indianapolis
  212               0                212      212     1     MLML        197 Eighth Street
  213               0                213      213     1     CRF         3300 Pennsy Drive
  214               0                214      214     1     MLML        Inverrary Plaza West
  215               0                215      215     1     Artesia     Kinetics Building
  216               5                216      216     1     PNC         Hampton Inn & Suites
  217               0                217      217     1     CRF         Guthrie Medical Center
  218               0                218      218     1     Artesia     Anchor Motor Inn - Bayside, NY
  219               0                219      219     1     MLML        4800 Olson Memorial Park
  220               0                220      220     1     MLML        Southpark Shopping Center
  221               0                221      221     1     Artesia     Estrella Town Center
  222               0                222      222     1     Artesia     Splitrock Square
  223               5                223      223     1     PNC         Super Center Plaza
  224               5                224      224     1     PNC         Quail Creek Plaza
  225               5                225      225     1     PNC         8680 Miralani Drive
  226               0                226      226     1     CRF         Holiday Inn Express Vicksburg
  227               0                227      227     1     Artesia     Buckley Plaza
  228               0                228      228     1     CRF         Land Oak Office
  229               0                229      229     1     MLML        Palmdale Self Storage
  230               0                230      230     1     Artesia     Wildwood Dental Clinic
  231               0                231      231     1     CRF         Vine Village Retail
  232               0                232      232     1     CRF         East Sunrise Retail - Sayville
  233               5                233      233     1     PNC         McCormick Place - Prescott
  234               0                234      234     1     CRF         Esplanade
  235               0                235      235     2     CRF         JoPa Mobile Home Community
  236               0                236      236     1     CRF         Staples Mill Business Center
  237               0                237      237     1     CRF         Fairfield Inn Pearl
  238               0                238      238     2     CRF         Pasadena Los Robles Apts
  239               0                239      239     1     CRF         Somerset Meadows
  240               5                240      240     1     PNC         Power Road Plaza
  241               0                241      241     1     CRF         Hanson's Corner - Hutto, TX
  242               0                242      242     2     CRF         Waterside Apartments - Ron Glas
  243               0                243      243     1     MLML        Citibank Retail Condo
  244               0                244      244     2     CRF         Cloverdale Apartments2
  245               0                245      245     2     Artesia     Oaks and Silver Oaks Apartments
 245.1                              245.1    245.1    2     Artesia     The Oaks Apartments
 245.2                              245.2    245.2    2     Artesia     Silver Oaks Apartments
  246               0                246      246     1     Artesia     Emerson Plaza Phase I
  247               5                247      247     1     PNC         1001 Pacific Building
  248               0                248      248     2     CRF         Johnson City Apartments
  249               0                249      249     1     CRF         Bristol Palms
  250               0                250      250     1     MLML        CVS - Philadelphia South 70th Street
  251               0                251      251     1     CRF         3433 Connecticut Avenue
  252               0                252      252     1     CRF         Lomita Plaza
  253               0                253      253     1     CRF         Highland Oaks Apartments & Mall
 253.1                              253.1    253.1    1     CRF         Highland Oaks Apartments
 253.2                              253.2    253.2    1     CRF         Highland Oaks Mall
  254               0                254      254     2     CRF         Windsor Place Townhomes
  255               0                255      255     1     CRF         Comfort Suites Monroe
  256               0                256      256     1     CRF         UCLA Medical Office
  257               0                257      257     1     CRF         Trane Warehouse
  258               0                258      258     1     CRF         Retreat Village Shopping Center
  259               0                259      259     2     CRF         Webster Court Apartments
  260               5                260      260     2     PNC         Lakewood Gardens
  261               0                261      261     2     CRF         Bestland Independent Living
  262               0                262      262     2     CRF         4750 Sepulveda
  263               5                263      263     1     PNC         Eckerd Plaza - Niagara Street
  264               0                264      264     1     CRF         Marks Street Retail
  265               0                265      265     2     CRF         Kittridge Street Apartments
  266               5                266      266     1     PNC         Rite Aid - Yuba City
  267               0                267      267     1     CRF         Comfort Inn Bossier
  268               0                268      268     1     Artesia     Econo Lodge - Brunswick, GA
  269               0                269      269     1     MLML        1227 West Liberty Street
  270               0                270      270     1     Artesia     Oak Mountain Lodge
  271               0                271      271     1     Artesia     Sleep Inn - Greenville, SC
  272               5                272      272     1     PNC         Latta Road Plaza
  273               5                273      273     2     PNC         Laurel Apartments
  274               0                274      274     2     CRF         Hull Student Housing
  275               0                275      275     1     Artesia     Albertson's Retail Center - Yuma, AZ Pad Lease
  276               5                276      276     2     PNC         Gulf Royale Apartments
  277               0                277      277     1     CRF         Mountain View Retail Center
  278               0                278      278     1     Artesia     Division Street Centre
  279               0                279      279     1     CRF         Regal Storage
  280               0                280      280     1     CRF         Hampton Inn Monroe
  281               0                281      281     1     Artesia     Sunridge Village
  282               0                282      282     1     CRF         Beverly Blvd. Retail Center
  283               0                283      283     1     MLML        Rite Aid - Ground Lease
  284               0                284      284     1     Artesia     Cypress Shopping Center
  285               0                285      285     2     MLML        Cypress Village Apartments
  286               0                286      286     1     CRF         Watson Lake Center
  287               0                287      287     2     CRF         French Quarter Apartments
  288               0                288      288     1     CRF         CVS - Fort Washington, MD
  289               0                289      289     1     CRF         HGH Properties
  290               0                290      290     1     MLML        Moss Plaza
  291               5                291      291     1     PNC         24 Hour Self Storage
  292               0                292      292     1     MLML        Eastern Heights Plaza
  293               0                293      293     2     CRF         Roosevelt Townhomes
  294               0                294      294     1     CRF         Long Beach Two Tenant Retail
  295               5                295      295     1     PNC         Dexxon Digital Storage
  296               0                296      296     1     CRF         CVS - Frederick, MD
  297               0                297      297     1     CRF         Greenspring Valley Office Center
  298               0                298      298     2     CRF         Oxnard Apartments
  299               0                299      299     1     Artesia     Aspen Station Shoppes
  300               0                300      300     1     CRF         Bradenton Self Storage
  301               0                301      301     1     MLML        Rite-Aid Frostburg
  302               5                302      302     1     MLML        Village at Parker I
  303               0                303      303     1     CRF         Spencer Village Shopping Center
  304               0                304      304     1     CRF         GSA Chicago Heights
  305               0                305      305     1     CRF         1219 E. Debbie Lane
  306               0                306      306     1     CRF         La Quinta Pearl
  307               0                307      307     1     CRF         Spencer Highway Shopping Center
  308               0                308      308     2     CRF         Woodlands Apts Warner Robbins
  309               0                309      309     1     CRF         Candlestick Park MHP
  310               0                310      310     1     CRF         Braes North Shopping Center
  311               0                311      311     1     CRF         Yakima Office Building
  312               0                312      312     1     Artesia     Park Central Crossing
  313               0                313      313     1     CRF         Melissa Shopping Center
  314               5                314      314     1     PNC         Marketplace on Grove  - PFF Bank
  315               5                315      315     2     PNC         Peachtree Garden Apartments
  316               0                316      316     1     CRF         EDC Building
  317               0                317      317     2     CRF         Shadow Park Apartments
  318               5                318      318     1     PNC         Marketplace on Grove  - McDonalds
  319               5                319      319     1     PNC         Marketplace at Grove  - Panda Express
  320               0                320      320     1     CRF         Neighborhood Storage
  321               5                321      321     1     PNC         Marketplace on Grove - El Pollo Loco
  322               0                322      322     1     Artesia     GSA Building - El Dorado, AR
  323               0                323      323     1     CRF         Buffalo Wild Wings
  324               0                324      324     1     CRF         Garden Center
  325               0                325      325     1     CRF         Starbucks-Chipotle
  326              30                326      326     2     CRF         Debbie Manor

                                         ORIGINAL PREPAYMENT                                                  UPFRONT
                          PROVISION (PAYMENTS)(23)(24)(25)(26)(27)(28)(29)(30)                              ENGINEERING
LOAN #                 (31)(32)(33)(34)(35)(36)(37)(38)(39)(40)(41)(42)(43)(44)(45)                         RESERVE ($)
------  ---------------------------------------------------------------------------------------------------------------

   1    LO(24),Def(46),O(2)                                                                                   130,588
   2    LO(24),Def(92),O(4)
   3    LO(25),Def(91),O(4)
   4    LO(25),Def(33),O(2)                                                                                  1,600,000
   5    LO(36),Def(81),O(3)
   6    LO(25),Def(92),O(3)
   7    LO(25),Def(91),O(4)
   8    LO(25),Def(91),O(4)
   9    LO(25),DeforGRTRofYMor1%(89),O(6)
  10    LO(36),Def(81),O(3)
  11    LO(24),Def(92),O(4)
 11.01
 11.02
 11.03
 11.04
 11.05
 11.06
 11.07
 11.08
 11.09
 11.10
 11.11
 11.12
 11.13
 11.14
 11.15
 11.16
 11.17
 11.18
 11.19
 11.20
 11.21
 11.22
 11.23
 11.24
 11.25
 11.26
 11.27
 11.28
 11.29
 11.30
 11.31
 11.32
 11.33
 11.34
 11.35
 11.36
 11.37
 11.38
 11.39
 11.40
 11.41
 11.42
 11.43
 11.44
 11.45
 11.46
 11.47
 11.48
 11.49
 11.50
 11.51
 11.52
 11.53
 11.54
 11.55
 11.56
 11.57
 11.58
 11.59
 11.60
 11.61
 11.62
  12    LO(25),Def(91),O(4)
  13    LO(24),GRTRofYMor1%(1),LESSofDeforGRTRofYMor1%(52),O(7)
  14    LO(31),Def(87),O(2)
 14.1
 14.2
  15    LO(26),Def(32),O(2)
                                                                                                              150,500
  16    LO(36),Def(81),O(3)
  17    LO(36),Def(81),O(3)                                                                                   150,500
  18    LO(36),Def(81),O(3)
  19    LO(25),Def(91),O(4)
  20    LO(60),GRTR1%orYM(57),O(3)                                                                             26,000
  21    LO(24),Def(92),O(4)
  22    LO(25),Def(11),O(24)
  23    LO(31),Def(87),O(2)
  24    LO(26),Def(103),O(3)
  25    LO(27),Def(89),O(4)
  26    LO(25),Def(92),O(3)
  27    LO(24),Def(92),O(4)
  28    LO(12),GRTR1%orYM(45),O(3)                                                                            140,990
  29    LO(24),Def(89),O(7)
  30    LO(35),LessofDeforGRTRofYMor1%(18),O(7)
  31    LO(25),Def(91),O(4)
  32    LO(25),Def(92),O(3)
 32.1
 32.2
 32.3
 32.4
 32.5
  33    LO(27),Def(89),O(4)
  34    LO(25),Def(91),O(4)
  35    LO(27),Def(92),O(1)
 35.1
 35.2
 35.3
  36    LO(25),Def(91),O(4)
  37    LO(24),Def(93),O(3)
  38    LO(26),Def(92),O(2)                                                                                     813
  39    LO(26),Def(90),O(4)
 39.1
 39.2
 39.3
  40    LO(26),Def(90),O(4)
  41    LO(26),Def(91),O(3)
  42    LO(26),Def(91),O(3)
  43    LO(24),Def(92),O(4)
  44    LO(25),Def(91),O(4)
  45    LO(25),Def(91),O(4)
  46    LO(59),GRTR1%orYM(58),O(3)
  47    LO(25),Def(92),O(3)
  48    LO(25),Def(91),O(4)
  49    LO(25),Def(91),O(4)
  50    LO(26),Def(90),O(4)                                                                                   158,750
  51    LO(25),Def(92),O(3)                                                                                   140,312
  52    LO(26),Def(93),O(1)
  53    LO(26),Def(91),O(3)
  54    LO(25),Def(32),O(3)                                                                                    60,000
  55    LO(25),Def(91),O(4)
  56    LO(25),Def(91),O(4)
  57    LO(25),Def(91),O(4)
  58    LO(26),Def(90),O(4)
  59    LO(25),Def(92),O(3)
  60    LO(36),Def(81),O(3)                                                                                   178,090
  61    LO(35),GRTR1%orYM(82),O(3)
  62    LO(36),Def(81),O(3)
  63    LO(25),Def(92),O(3)
  64    LO(25),Def(31),O(4)                                                                                    10,188
  65    LO(25),Def(91),O(4)
 65.1
 65.2
 65.3
 65.4
 65.5
 65.6
 65.7
 65.8
  66    LO(25),Def(91),O(4)
 66.1
 66.2
 66.3
  67    LO(24),Def(93),O(3)
  68    LO(36),Def(81),O(3)                                                                                    15,500
  69    LO(12),GRTRofYMor1%(16),DeforGRTRofYMor1%(89),O(3)                                                     60,025
  70    LO(24),Def(95),O(1)
  71    LO(47),GRTR1%orYM(70),O(3)
  72    LO(25),Def(91),O(4)
  73    LO(27),Def(89),O(4)
  74    LO(35),GRTR1%orYM(81),O(4)
  75    GRTRofYMor1%(26),LESSofDeforGRTRofYMor1%(90),O(4)                                                      48,000
  76    LO(26),Def(91),O(3)
  77    LO(36),Def(81),O(3)
  78    LO(25),Def(91),O(4)
  79    LO(25),Def(33),O(2)
 79.1
 79.2
  80    LO(25),Def(91),O(4)
  81    LO(25),Def(91),O(4)
  82    LO(36),Def(81),O(3)
  83    LO(59),GRTR1%orYM(58),O(3)
  84    LO(25),Def(91),O(4)
  85    LO(25),Def(92),O(3)
  86    LO(24),Def(92),O(4)
  87    LO(24),Def(83),O(4)
  88    LO(28),Def(88),O(4)
  89    LO(25),Def(91),O(4)
  90    LO(36),Def(81),O(3)                                                                                   232,063
  91    LO(26),Def(31),O(3)
  92    LO(25),Def(92),O(3)                                                                                    71,599
  93    LO(25),Def(91),O(4)
  94    LO(25),Def(35),LESSofDeforGRTRofYMor1%(58),O(2)
  95    LO(28),Def(88),O(4)                                                                                    8,030
  96    LO(25),Def(32),O(7)                                                                                    42,600
  97    LO(25),Def(91),O(4)                                                                                    11,875
  98    LO(26),Def(91),O(3)
  99    LO(25),Def(93),O(2)                                                                                    15,000
  100   LO(26),Def(10),LESSofDeforGRTRofYMor1%(80),O(4)
  101   LO(29),Def(87),O(4)
  102   LO(59),GRTR1%orYM(57),O(4)
  103   LO(26),Def(91),O(3)                                                                                   125,000
  104   LO(24),Def(92),O(4)
 104.1
 104.2
 104.3
 104.4
 104.5
  105   LO(36),Def(81),O(3)
  106   LO(25),Def(92),O(3)
  107   LO(47),GRTR1%orYM(70),O(3)
  108   LO(24),Def(92),O(4)
  109   LO(26),Def(90),O(4)
  110   LO(27),Def(89),O(4)
  111   LO(25),Def(91),O(4)
  112   LO(27),Def(50),O(7)
  113   LO(47),GRTR1%orYM(69),O(4)
  114   LO(26),Def(90),O(4)
  115   LO(25),Def(55),O(4)
  116   LO(26),Def(54),O(4)
  117   LO(24),Def(95),O(1)                                                                                    16,180
  118   LO(26),Def(92),O(2)
  119   LO(26),Def(90),O(4)
  120   LO(26),Def(56),O(2)
  121   LO(26),Def(90),O(4)
  122   LO(25),Def(92),O(3)
  123   LO(24),Def(93),O(3)
  124   LO(24),Def(93),O(3)                                                                                    31,944
  125   LO(60),GRTRofYMor1%(56),O(4)
  126   LO(24),Def(93),O(3)
  127   LO(25),Def(91),O(4)                                                                                    20,344
  128   LO(26),Def(90),O(4)
  129   LO(25),Def(91),O(4)
  130   LO(26),Def(90),O(4)
  131   LO(24),Def(84),O(12)
  132   LO(25),Def(91),O(4)                                                                                    3,502
  133   LO(59),GRTR1%orYM(57),O(4)
  134   LO(24),Def(93),O(3)
  135   LO(25),Def(92),O(3)
  136   LO(25),Def(92),O(3)
  137   LO(35),GRTR1%orYM(82),O(3)
  138   LO(25),Def(91),O(4)
 138.1
 138.2
  139   LO(26),Def(90),O(4)
  140   LO(26),Def(92),O(2)                                                                                   157,500
  141   LO(36),Def(81),O(3)
  142   LO(25),Def(92),O(3)
  143   LO(25),Def(92),O(3)                                                                                   100,789
  144   LO(25),Def(91),O(4)
  145   LO(25),Def(92),O(3)
  146   LO(25),Def(94),O(1)
  147   LO(25),Def(92),O(3)
  148   LO(27),Def(89),O(4)                                                                                    23,000
  149   LO(25),Def(91),O(4)
  150   LO(27),Def(89),O(4)
  151   LO(36),Def(78),O(6)
  152   LO(25),Def(92),O(3)
 152.1
 152.2
 152.3
  153   LO(25),Def(88),O(7)
  154   LO(25),Def(88),O(7)
  155   LO(25),Def(88),O(7)
  156   LO(25),Def(91),O(4)
  157   LO(25),Def(92),O(3)
  158   LO(35),GRTR1%orYM(82),O(3)
  159   LO(26),Def(91),O(3)

  160   LO(36),Def(81),O(3)
  161   LO(36),Def(81),O(3)
  162   LO(25),Def(32),O(7)                                                                                   102,650
  163   LO(25),Def(32),O(7)                                                                                    11,000
  164   LO(25),Def(92),O(3)
  165   LO(59),GRTR1%orYM(57),O(4)
  166   LO(25),Def(91),O(4)
  167   LO(47),GRTR1%orYM(70),O(3)
  168   LO(24),Def(92),O(4)
  169   LO(25),Def(92),O(3)
  170   LO(26),Def(91),O(3)                                                                                    6,250
  171   LO(24),Def(92),O(4)
  172   LO(26),Def(91),O(3)
  173   LO(25),Def(91),O(4)
  174   LO(59),GRTR1%orYM(58),O(3)                                                                             49,302
 174.1
 174.2
 174.3
 174.4
  175   LO(26),Def(90),O(4)
  176   LO(26),Def(90),O(4)
  177   LO(25),Def(91),O(4)
  178   LO(25),Def(92),O(3)                                                                                    62,719
  179   LO(36),Def(81),O(3)
  180   LO(24),Def(93),O(3)
  181   LO(25),Def(88),O(7)                                                                                    1,250
  182   LO(60),5%(12),4%(12),3%(12),2%(12),1%(9),O(3)
  183   LO(26),Def(33),LESSofDeforGRTRofYMor1%(117),O(4)
  184   LO(59),GRTR1%orYM(58),O(3)
  185   LO(25),Def(93),O(2)
  186   LO(26),Def(91),O(3)
  187   LO(25),Def(92),O(3)
  188   LO(26),Def(32),O(2)
  189   LO(36),Def(81),O(3)
  190   LO(26),Def(93),O(1)
  191   LO(60),GRTRofYMor1%(57),O(3)
  192   LO(25),Def(92),O(3)
  193   LO(24),Def(95),O(1)
  194   LO(36),Def(81),O(3)                                                                                    1,250
  195   LO(36),Def(81),O(3)
  196   LO(25),Def(56),O(3)
 196.1
 196.2
 196.3
  197   LO(36),Def(81),O(3)
  198   LO(28),Def(89),O(3)
  199   LO(26),Def(91),O(3)
  200   LO(25),Def(92),O(3)
  201   LO(26),Def(33),LESSofDeforGRTRofYMor1%(81),O(4)
  202   LO(36),GRTR1%orYM(42),O(6)
  203   LO(26),Def(91),O(3)
  204   LO(25),Def(91),O(4)                                                                                    45,000
  205   LO(24),Def(94),O(2)
  206   LO(36),Def(81),O(3)
  207   LO(26),Def(90),O(4)
  208   LO(24),Def(95),O(1)
  209   LO(25),Def(91),O(4)
  210   LO(25),Def(92),O(3)
  211   LO(36),Def(77),O(7)
  212   LO(26),Def(90),O(4)
  213   LO(25),Def(91),O(4)
  214   LO(25),Def(91),O(4)
  215   LO(36),GRTR1%orYM(81),O(3)
  216   LO(47),GRTR1%orYM(70),O(3)
  217   LO(26),Def(90),O(4)
  218   LO(26),Def(91),O(3)
  219   LO(26),Def(93),O(1)                                                                                    75,000
  220   LO(24),Def(93),O(3)
  221   LO(25),Def(92),O(3)
  222   LO(26),Def(91),O(3)
  223   LO(36),Def(81),O(3)
  224   LO(36),Def(81),O(3)
  225   LO(35),GRTR1%orYM(82),O(3)
  226   LO(26),Def(33),LESSofDeforGRTRofYMor1%(81),O(4)
  227   LO(27),Def(90),O(3)
  228   LO(26),Def(90),O(4)
  229   LO(26),Def(91),O(3)
  230   LO(26),Def(91),O(3)
  231   LO(25),Def(91),O(4)
  232   LO(25),Def(91),O(4)                                                                                    14,375
  233   LO(36),Def(81),O(3)
  234   LO(26),Def(32),O(2)
  235   LO(25),Def(91),O(4)
  236   LO(26),Def(90),O(4)                                                                                    2,813
  237   LO(26),Def(33),LESSofDeforGRTRofYMor1%(57),O(4)
  238   LO(26),Def(90),O(4)
  239   LO(26),Def(90),O(4)
  240   LO(27),Def(90),O(3)
  241   LO(27),Def(90),O(3)                                                                                    5,340
  242   LO(25),Def(91),O(4)
  243   LO(25),Def(70),O(1)
  244   LO(27),Def(89),O(4)
  245   LO(25),Def(92),O(3)
 245.1
 245.2
  246   LO(26),Def(31),O(3)
  247   LO(36),Def(81),O(3)
  248   LO(25),Def(91),O(4)
  249   LO(25),Def(93),O(2)
  250   LO(25),Def(94),O(1)
  251   LO(26),Def(90),O(4)
  252   LO(26),Def(92),O(2)
  253   LO(26),Def(90),O(4)                                                                                    11,250
 253.1
 253.2
  254   LO(25),Def(91),O(4)
  255   LO(26),Def(33),LESSofDeforGRTRofYMor1%(81),O(4)
  256   LO(59),LESSofDeforGRTRofYMor1%(57),O(4)
  257   LO(25),Def(91),O(4)
  258   LO(24),Def(92),O(4)
  259   LO(26),Def(90),O(4)                                                                                    49,500
  260   LO(59),GRTR1%orYM(58),O(3)                                                                             25,969
  261   LO(25),Def(91),O(4)                                                                                    24,000
  262   LO(24),Def(92),O(4)
  263   LO(47),GRTR1%orYM(70),O(3)
  264   LO(26),Def(90),O(4)
  265   LO(35),LESSofDeforGRTRofYMor1%(81),O(4)
  266   LO(47),GRTR1%orYM(70),O(3)
  267   LO(25),Def(34),LESSofDeforGRTRofYMor1%(57),O(4)
  268   LO(25),Def(92),O(3)                                                                                    20,000
  269   LO(24),Def(93),O(3)
  270   LO(31),Def(86),O(3)
  271   LO(60),GRTRofYMor1%(57),O(3)
  272   LO(47),GRTR1%orYM(70),O(3)
  273   LO(36),Def(81),O(3)
  274   LO(27),Def(89),O(4)                                                                                    4,375
  275   LO(26),Def(91),O(3)
  276   LO(36),Def(81),O(3)                                                                                    18,750
  277   LO(26),Def(90),O(4)
  278   LO(25),Def(92),O(3)
  279   LO(26),Def(90),O(4)
  280   LO(26),Def(33),LESSofDeforGRTRofYMor1%(81),O(4)
  281   LO(26),Def(91),O(3)
  282   LO(25),Def(91),O(4)
  283   LO(25),Def(91),O(4)
  284   LO(60),GRTR1%orYM(57),O(3)
  285   LO(24),Def(95),O(1)
  286   LO(26),Def(90),O(4)
  287   LO(26),Def(90),O(4)
  288   LO(25),Def(91),O(4)
  289   LO(24),Def(92),O(4)
  290   LO(24),Def(92),O(4)
  291   LO(59),GRTR1%orYM(58),O(3)                                                                             30,031
  292   LO(26),Def(90),O(4)
  293   LO(26),Def(90),O(4)
  294   LO(26),Def(90),O(4)
  295   LO(36),Def(81),O(3)
  296   LO(25),Def(91),O(4)
  297   LO(27),Def(89),O(4)
  298   LO(36),LESSofDeforGRTRofYMor1%(80),O(4)
  299   LO(25),Def(92),O(3)
  300   LO(25),Def(91),O(4)
  301   LO(26),Def(90),O(4)
  302   LO(31),GRTR1%orYM(85),O(4)
  303   LO(26),Def(90),O(4)
  304   LO(26),Def(31),O(3)
  305   LO(25),Def(33),O(2)
  306   LO(26),Def(33),LESSofDeforGRTRofYMor1%(57),O(4)
  307   LO(25),Def(91),O(4)
  308   LO(27),Def(89),O(4)                                                                                   104,500
  309   LO(59),LESSofDeforGRTRofYMor1%(117),O(4)
  310   LO(25),Def(91),O(4)
  311   LO(60),LESSofDeforGRTRofYMor1%(56),O(4)
  312   LO(36),GRTR1%orYM(81),O(3)
  313   LO(26),Def(90),O(4)
  314   LO(35),GRTR1%orYM(82),O(3)
  315   LO(59),GRTR1%orYM(58),O(3)
  316   LO(35),LESSofDeforGRTRofYMor3%(25),LESSofDefor5%orGRTRofYMor3%(11),LESSofDefor5%orGRTRofYMor2%(1),
        LESSofDefor4%orGRTRofYMor2%(11),
        LESSofDefor4%orGRTRofYMor1%(1),LESSofDefor3%orGRTRofYMor1%(12),LESSofDefor2%orGRTRofYMor1%(12),
        LESSofDefor1%orGRTRofYMor1%(8),O(4)
  317   LO(24),Def(94),O(2)
  318   LO(35),GRTR1%orYM(82),O(3)
  319   LO(35),GRTR1%orYM(82),O(3)
  320   LO(25),Def(91),O(4)                                                                                    29,750
  321   LO(35),GRTR1%orYM(82),O(3)
  322   LO(26),Def(91),O(3)
  323   LO(27),Def(89),O(4)
  324   LO(25),Def(93),O(2)
  325   LO(26),Def(90),O(4)
  326   3%(35),2%(36),1%(36),O(253)

           UPFRONT        UPFRONT      UPFRONT      UPFRONT      UPFRONT
            CAPEX          TI/LC        RE TAX        INS.        OTHER
LOAN #   RESERVE ($)    RESERVE ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)
--------------------------------------------------------------------------

   1                                   133,849                  4,508,479
   2                                   432,385       85,433
   3                                   110,539      104,095     2,608,130
   4                                   265,460
   5                                                            4,001,000
   6                                   100,780       14,387
   7       370,000                     125,556       9,446        50,000
   8                                                 64,088     6,041,944
   9

  10       400,000                     214,529       34,723
  11                                                224,090     1,406,694
 11.01
 11.02
 11.03
 11.04
 11.05
 11.06
 11.07
 11.08
 11.09
 11.10
 11.11
 11.12
 11.13
 11.14
 11.15
 11.16
 11.17
 11.18
 11.19
 11.20
 11.21
 11.22
 11.23
 11.24
 11.25
 11.26
 11.27
 11.28
 11.29
 11.30
 11.31
 11.32
 11.33
 11.34
 11.35
 11.36
 11.37
 11.38
 11.39
 11.40
 11.41
 11.42
 11.43
 11.44
 11.45
 11.46
 11.47
 11.48
 11.49
 11.50
 11.51
 11.52
 11.53
 11.54
 11.55
 11.56
 11.57
 11.58
 11.59
 11.60
 11.61
 11.62
  12                      600,000       58,628       34,074     4,740,000
  13
  14                                   625,202
 14.1

 14.2
  15

           119,406                                   35,708     4,160,000
  16                                                 17,042     3,080,000
  17                                                 12,800     1,080,000
  18       119,406                                   5,867
  19

  20                                   285,654      197,498
  21                                    28,048       3,357      4,000,000
  22                                                 3,550
  23                                   514,001
  24                                    38,134       7,915       600,000
  25
  26                                    37,929       4,322
  27                                    42,061                  3,000,000
  28       209,010        110,000                                288,000
  29        1,317                       99,519       13,452       65,000
  30                                    14,710       4,990
  31                                                             775,545
  32                                                             703,051
 32.1

 32.2
 32.3
 32.4
 32.5

  33                     1,207,955                   3,957      1,037,744
  34
  35                                                 14,987      330,363
 35.1

 35.2
 35.3

  36        2,047                       66,451       4,111      1,500,000
  37                      361,941       5,761        12,641       38,304
  38                      195,000       6,023        1,935      3,010,000
  39                                    38,651
 39.1

 39.2
 39.3

  40         561           1,870        44,353
  41        24,256       2,100,000      10,953                    1,000
  42                      100,000
  43                                    55,679       5,723
  44                      307,863       86,371       32,151      780,654
  45                                    21,460       8,410      1,000,000
  46                                    12,287       19,972
  47       300,000                      20,871       5,456      1,400,490
  48                                   357,500       18,831      200,000
  49                                    16,910       4,957
  50        4,750                       20,162       34,052
  51                      200,000       30,840       10,491     3,250,000
  52                                    31,175                   482,900
  53                                    69,699
  54                                    18,731       20,243
  55                      150,000      116,139
  56                                    28,331       17,431      620,000
  57                                    95,682       67,689
  58        1,604                       8,434        8,363
  59

  60                                    98,300       45,211
  61
  62        67,694        25,000       142,090       8,245        1,000
  63                                    15,686       2,099       128,455
  64       140,000                     147,435       27,708
  65                                    87,215       5,308       100,000
 65.1
 65.2
 65.3
 65.4
 65.5
 65.6
 65.7
 65.8
  66       310,206                      20,571       20,937
 66.1

 66.2
 66.3

  67                      250,000       7,684        14,547      895,664
  68                                   102,401       16,612
  69                      800,000       21,794       10,580     1,382,656
  70                                   150,000       34,958
  71                                    51,717
  72                      265,835       10,808       2,132
  73        1,315                                    8,750      1,000,000
  74       163,800                      75,177       11,500
  75                                    12,269       17,967
  76                                    36,799       9,840
  77                                    94,340       14,780
  78

  79                                    66,906
 79.1

 79.2

  80                                    54,540       14,691
  81        22,247        100,000       25,145
  82                      234,320       56,842       28,626
  83       400,000                      35,750       23,425
  84                                    24,240       2,348
  85                      250,000       40,095       25,594
  86                                    4,800
  87       124,988        175,000       46,290                   250,000
  88                                    21,207                   100,695
  89                                    33,831       1,903
  90                                    42,987       7,145
  91

  92                                   128,814
  93      2,350,000                     25,097       2,592
  94

  95                                    14,747
  96        76,292                       106         4,671
  97        2,083                       20,525       11,317
  98                                                              48,225
  99                                    28,364       4,491
  100

  101      150,000                      8,655        12,193
  102                                   39,754       13,565
  103                                                1,366       188,380
  104                                   99,331       4,908
 104.1

 104.2
 104.3
 104.4
 104.5

  105                     150,000       51,750       13,093
  106      150,000       1,500,000      24,068       7,588         700
  107                                   97,687                    1,000
  108                                   10,131       3,917
  109                                   48,052       4,295
  110

  111                     100,000       9,648        1,635
  112       48,110                     153,000
  113                                   30,363       2,221
  114                                   29,582       9,895
  115                                   37,614       3,954
  116                                   32,208       19,529
  117   150,000 (LOC)  215,000 (LOC)    27,007       4,518
  118

  119                                   6,327         535        210,038
  120
  121                                   52,871       20,533
  122                                   29,100       6,664        50,000
  123

  124       44,959        150,000       23,789       14,423       63,441
  125                                   2,667        4,316
  126                     575,000       7,672        8,126
  127                                   17,225       10,450
  128

  129                                   63,863       2,101
  130                                   29,204       2,138
  131                                   25,823       6,029        75,149
  132                                   6,943
  133                                   31,801       5,270
  134                                   41,417        621        665,931
  135                     100,000       17,453       4,410
  136                                   9,075        1,669        88,735
  137                                   12,285       7,140
  138                                   30,716
 138.1

 138.2

  139                                                             5,000
  140       2,333                       8,100        4,083
  141                     109,580       14,269       5,714
  142                                   9,565        2,593       371,914
  143                                   97,812
  144
  145                                   28,161       27,919
  146                                   23,000       3,238       150,000
  147                                   34,036       30,070       6,500
  148                                                 447        550,000
  149                     76,800        54,365                    5,000
  150                     300,000                    2,455
  151

  152                     150,000       7,283        2,968       110,000
 152.1

 152.2
 152.3

  153                                   49,950       34,145       13,921
  154                                  101,469       20,217
  155                                   76,648       22,287       6,460
  156                                   30,777        523        337,508
  157                     100,000                                304,494
  158       36,476                      8,587        3,762
  159                                   20,501       5,902        28,857
                          305,960       42,803       10,311
  160                     99,460        23,395       5,511
  161                     206,500       19,408       4,800
  162      106,645                      18,942       3,046
  163      128,363                      13,585       3,207
  164                                   9,803        1,003        73,470
  165                                   40,000       8,743
  166                                   13,976       1,904
  167                                   8,348        7,027       500,000
  168                                                10,248
  169                     127,680       37,425                   250,000
  170                                   8,065        8,741
  171                                   13,754       2,160        4,751
  172                                   64,413
  173                                   15,320       33,697       80,000
  174                                   39,322       3,935
 174.1

 174.2
 174.3
 174.4

  175                                   60,905       34,760
  176                                   11,967       2,379
  177                                   3,595
  178                                   65,561       43,610      566,419
  179                                   14,209       19,250       2,000
  180                     500,000                    34,673       94,248
  181                                   32,227       2,040
  182                                  100,064
  183                                   11,481       13,146
  184      250,000                      17,500       15,752
  185

  186                     100,000                    1,395
  187                     77,351        5,371        1,486
  188                     400,000
  189
  190                     150,000       5,314        12,258
  191                                   24,003       14,195
  192                     150,000                    7,578        30,000
  193                                   25,924       9,684
  194                                   5,763        9,508
  195                                   8,106        2,837
  196                     50,000
 196.1

 196.2
 196.3

  197                                   32,104       2,306
  198                                   10,360       2,315      2,382,900
  199                                   3,467        5,144
  200                                                4,550
  201                                   17,373       2,694
  202                                   29,000
  203                                   6,708        8,852
  204                     65,000        35,217        954
  205                                   14,329       3,000
  206                                   7,124        2,856
  207                                    753         5,881        75,000
  208                                                9,999       151,875
  209                                   32,066       18,896
  210                                   16,566       5,808
  211      400,000

  212                                                3,326
  213
  214                     60,000        47,546       55,395
  215       19,008        250,000
  216                                   63,527       7,079
  217                                   38,936       1,347
  218                                   83,500       21,538
  219                                   11,259       1,326
  220                                                            114,000
  221                                   3,648        5,815       189,222
  222                                    750         5,007       841,465
  223                     286,200       14,658       2,501
  224                     218,750       8,088        2,144
  225                                   25,656       4,297
  226                                   36,678       10,178
  227                     29,569                     5,603
  228                                   12,903        444
  229                                   3,686        1,996
  230                                    452          869
  231                     65,000        6,068        2,973
  232                                   66,473       10,512
  233                     62,235        4,425        3,244
  234                                   9,163        1,095
  235                                   7,715        1,049       250,000
  236                     100,000       19,441       2,385
  237                                   12,422       9,627
  238                                   9,473        4,634
  239                                   10,888       3,824
  240                                   19,619       1,820
  241                                   45,890        997
  242                                   11,239       4,911
  243                                                             65,852
  244       1,375                       3,184        1,932
  245                                   20,024       13,168
 245.1

 245.2

  246                     20,000        2,896         863         6,000
  247                                   6,615         733
  248                                   10,070       1,783
  249                                   8,141
  250
  251                                   4,938         307
  252                                   14,862       1,315       478,000
  253                                   7,021        9,874
 253.1

 253.2

  254                                   8,589        22,398
  255                                   17,576       8,674
  256                                   7,622                     67,824
  257                                   9,442        2,451
  258                                   15,775       8,649        50,000
  259                                                3,267
  260       31,500                      13,870       27,028       1,000
  261                                   12,968       11,765
  262                                   6,804        4,075
  263                                   26,184
  264                                   1,347         295
  265                                   8,083        6,547
  266

  267                                   12,145       16,927
  268                                   28,532       6,046
  269       23,209        150,000       4,292         821
  270                                                3,862
  271                                   13,489       6,821
  272                                                             1,000
  273      206,825                                   3,844
  274                                   9,924
  275                                   1,742         625
  276                                   23,825       26,813
  277

  278                                   16,474       8,133
  279                                   4,901        6,935
  280                                   12,516       6,918
  281                                   3,841        1,145
  282                                   6,997         489
  283                                                 273         58,838
  284       5,914         44,351        7,158
  285                                   11,500       13,368       25,500
  286                                   7,568         254         29,519
  287                                   28,523       11,258
  288

  289                                   4,419        9,973
  290                     250,000       14,578       2,098
  291                                   11,146       3,805       200,000
  292    46,880 (LOC)  52,500 (LOC)     3,413        1,105
  293                                   7,027        5,555
  294                                   5,200         367
  295

  296                                                1,040
  297                                   18,968       3,706
  298                                   8,481
  299                                   17,821        849
  300
  301

  302                     50,000        46,865        190
  303                     40,000        12,341        818
  304                                   11,640       2,449
  305                                   11,970       1,006
  306                                   8,052        6,985
  307                                   16,375       1,442
  308                                   5,968        5,090
  309                                   45,223       7,764
  310                                   13,922       1,272
  311                                   3,379         184
  312       3,750         28,125        5,512                     40,250
  313                                   8,878         523
  314

  315                                   8,200        3,393
  316                                   8,439         370         40,000
  317                                   15,629       4,058
  318
  319

  320                                   7,929        1,052
  321
  322                                   5,355        1,258
  323                                   1,905
  324                                   7,158         318
  325                                   2,095         323
  326

                                    UPFRONT                                                  MONTHLY        MONTHLY        MONTHLY
                                     OTHER                                                    CAPEX          CAPEX          TI/LC
LOAN #                        RESERVE DESCRIPTION                                          RESERVE ($)  RESERVE CAP ($)  RESERVE ($)
------------------------------------------------------------------------------------------------------------------------------------

   1    24 Hour Fitness Occupancy Reserve (2,847,906), Triad Reserve (1,257,700),
        Outstanding Tenant Obligations Reserve (202,873), Buca Litigation Reserve
        (200,000)                                                                                                         31,833
   2                                                                                        2,673          250,000         4,456
   3    Special Leasing Reserve (600,000), Debt Service Reserve (1,400,000), Organic
        Leasing Reserve (608,130)                                                                                         22,630
   4                                                                                         4.5%
   5    Rebate Deposit Escrow Agreement, Environmental
   6                                                                                        17,667        1,060,020
   7    Holdback Reserve                                                                    2,825                          9,792
   8    Additional Collateral Reserve (6,000,000); Rue 21 Reserve (41,944)                  2,635          94,860          5,270
   9

  10                                                                                        6,200
  11    Reconstruction Holdback Reserve ($1,350,444); Remediation Holdback Reserve
        ($56,250)
 11.01
 11.02
 11.03
 11.04
 11.05
 11.06
 11.07
 11.08
 11.09
 11.10
 11.11
 11.12
 11.13
 11.14
 11.15
 11.16
 11.17
 11.18
 11.19
 11.20
 11.21
 11.22
 11.23
 11.24
 11.25
 11.26
 11.27
 11.28
 11.29
 11.30
 11.31
 11.32
 11.33
 11.34
 11.35
 11.36
 11.37
 11.38
 11.39
 11.40
 11.41
 11.42
 11.43
 11.44
 11.45
 11.46
 11.47
 11.48
 11.49
 11.50
 11.51
 11.52
 11.53
 11.54
 11.55
 11.56
 11.57
 11.58
 11.59
 11.60
 11.61
 11.62
  12    Lease Holdback (90,000); Holdback Reserve (4,650,000)                               1,890          68,032
  13

  14                                                                                        5,445
 14.1

 14.2
  15

        Various                                                                             14,417
  16    reserve for litigation, Outstanding Issues                                          8,521
  17    Outstanding Issues, Earnout Deposit                                                 4,012
  18                                                                                        1,884
  19                                                                                        32,593
  20

  21    Holdback Reserve                                                                    1,862          44,692          4,655
  22                                                                                        1,257          15,084          4,167
  23                                                                                        3,278
  24    Occupancy Achievement                                                               2,617          94,200
  25                                                                                        5,625          300,000
  26                                                                                        1,098          26,358          14,643
  27    Holdback Reserve                                                                     501           12,033          1,253
  28    Free Rent                                                                           2,623          62,943          9,835
  29    Debt Service Reserve                                                                                                500
  30                                                                                        9,750
  31    Holdback Reserve
  32    Granite Drive Reserve                                                               3,360                          5,000
 32.1

 32.2
 32.3
 32.4
 32.5

  33    Occupancy Reserve (750,000); Rent Reserve (287,744)

  34

  35    General Electric Master Lease Reserve

 35.1

 35.2
 35.3

  36    Performance Reserve (1,000,000); Debt Service Reserve (500,000)                     2,047
  37    Free Rent Reserve
  38    Leasing Reserve (3,000,000); World of Shoes Holdback (10,000)                        712
  39

 39.1

 39.2
 39.3

  40                                                                                         561           13,465          1,870
  41    Environmental                                                                       1,011          24,256          4,167
  42                                                                                        5,163          61,953          15,019
  43

  44    Holdback (718,000); Rental Income (62,654)                                          1,038                          6,125
  45    Lease Holdback                                                                       772           27,784          1,929
  46

  47    Leasing Achievement LOC                                                             1,558          56,081          9,736
  48    Insurance Renewal Reserve
  49                                                                                        25,994
  50                                                                                        4,750
  51    Wickes Furniture Tenant Improvement (2,150,000); Debt Service (800,000); Floor
        and Decor Tenant Improvement (300,000)                                              1,498          53,916          17,265
  52    Tenant Obligations Reserve                                                          1,337          28,306
  53

  54                                                                                        2,357
  55                                                                                        1,786          42,869          5,954
  56    Pad Site Completion Reserve Account (70,000); Holdback Reserve Account (550,000)
  57                                                                                        12,454
  58                                                                                        1,604          57,750
  59

  60                                                                                        5,417
  61                                                                                        1,733           1,733          1,667
  62    Environmental                                                                       3,027                          8,333
  63    Rubio's Tenant Improvements (67,500); Rubio's Leasing Achievement (40,718); PFF
        Leasing Achievement (20,237)                                                         318            7,620          2,700
  64                                                                                                       140,000
  65    Rollover Costs                                                                      2,569          30,000
 65.1
 65.2
 65.3
 65.4
 65.5
 65.6
 65.7
 65.8
  66                                                                                        16,512
 66.1

 66.2
 66.3

  67    Completion Work

  68                                                                                        5,167          186,000
  69    Debt Service (700,000); CardioDx LOC (387,276); Tenant Improvement Completion
        (295,380)                                                                            766           27,569          8,205
  70                                                                                        9,833
  71                                                                                        1,442          51,921
  72                                                                                         950                           6,600
  73    Lease up Holdback                                                                    657
  74                                                                                        1,689          60,816          6,667
  75                                                                                         878
  76                                                                                        1,114                          6,250
  77                                                                                        4,667          168,000
  78

  79                                                                                        2,183
 79.1

 79.2

  80                                                                                        12,493         749,580
  81                                                                                         600
  82                                                                                        2,238          53,710          2,083
  83
  84

  85                                                                                        1,193
  86                                                                                         520           31,175
  87    Rock Reserve                                                                        1,084          35,000
  88    Leasing Achievement
  89                                                                                         883                           4,810
  90                                                                                        1,243                          3,333
  91                                                                                        1,625
  92                                                                                        4,750
  93                                                                                        7,880
  94

  95                                                                                        2,088
  96                                                                                         939
  97                                                                                        2,083
  98    Debt Service Reserve

  99                                                                                        1,215          29,000          3,469
  100
  101                                                                                       2,458
  102                                                                                       10,850
  103   Occupancy Reserve                                                                    348                           1,700
  104                                                                                       1,588          110,000         3,077
 104.1

 104.2
 104.3
 104.4
 104.5

  105                                                                                       1,186          50,000          1,667
  106   Asbestos O&M                                                                                       11,940
  107   Environmental Escrow                                                                1,167          42,027
  108                                                                                        540
  109                                                                                       1,496          35,892          9,970
  110
  111

  112                                                                                       6,330          227,874
  113                                                                                       9,550
  114                                                                                        603                           3,935
  115                                                                                        605           21,793          2,825
  116                                                                                       1,097          34,800          2,129
  117                                                                                       1,764                          4,469
  118

  119   Holdback (200,000.00); Taco Del Mar Rent Reserve (10,038.00)                         336           12,096
  120
  121                                                                                       3,667
  122   Outstanding Issues                                                                  1,014          36,519          4,167
  123                                                                                        533           19,230          2,134
  124   SB County Reserve                                                                   1,047
  125                                                                                       1,219          29,256
  126                                                                                        705           25,368          2,083
  127                                                                                        781           28,116          2,603
  128                                                                                        684
  129                                                                                       1,688          60,000          7,215
  130                                                                                       1,246
  131   DPR Reserve (55,149); Health Diagnostics Reserve (20,000)                                                          2,083
  132                                                                                       3,502
  133                                                                                       3,950          500,000
  134   Occupancy Reserve                                                                    168
  135                                                                                        767           27,622          3,836
  136   Leasing Achievement (78,735.00); C of O (10,000.00)                                                                1,916
  137                                                                                        612           14,696          3,000
  138

 138.1

 138.2

  139   Holdback

  140                                                                                       2,333
  141                                                                                        597           14,336
  142   Tenant Improvement Allowance (210,125.00); Master Lease (100,275.00); Leasing
        Achievement (54,014.00); AAA Filter SNDA (7,500.00)                                   629           15,106          4,091
  143                                                                                       3,667
  144

  145                                                                                       3,250          150,000
  146   Weichert Reserve                                                                     280           10,083          2,236
  147   Zoning Holdback                                                                     7,340
  148   Performance Reserve                                                                   92            3,308           306
  149   ALTA Survey
  150                                                                                        643           38,590
  151                                                                                        856
  152   Purchase Price Adjustment (100,000.00); Post Closing (10,000.00)                     676                           3,378
 152.1

 152.2
 152.3

  153   Union City Taxes                                                                    3,183          76,400
  154                                                                                       3,600          86,400
  155   General & Liability Insurance                                                       3,267          78,408
  156   Maria Bonita Holdback ($87,508); Rental Income Holdback ($250,000)                   359                           2,723
  157   Master Lease LOC                                                                                                   2,137
  158                                                                                       1,520          36,476
  159   Judgment Lien                                                                        275                            949
                                                                                             730                           1,666
  160                                                                                        364                            833
  161                                                                                        366                            833
  162                                                                                        703
  163                                                                                        670
  164   Leasing Achievement                                                                  240            8,649          1,441
  165

  166                                                                                        606
  167   Outstanding Issues                                                                  1,479
  168

  169   Oregon Freeze Dry Leasing                                                                                          8,551
  170                                                                                       2,255          54,126
  171   Holdback
  172                                                                                       2,500
  173   Holdback                                                                             423           10,155          1,375
  174                                                                                       2,694
 174.1

 174.2
 174.3
 174.4

  175                                                                                       2,750
  176                                                                                        440           15,855          1,760
  177                                                                                        474
  178   Ground Rent Reserve (98,349) PIP Reserve (468,070)                                  23,049
  179   Asbestos & LBP O&M                                                                  2,875
  180   Best Buy Estoppel Reserve (50,000) GRS Estoppel Reserve(44,248)                     2,372          113,834
  181                                                                                       2,832
  182
  183

  184                                                                                       2,500
  185
  186                                                                                        964           23,126          8,333
  187                                                                                        733                           4,297
  188

  189                                                                                       2,083
  190                                                                                       1,430                          4,583
  191                                                                                        423           20,000          2,116
  192   Whole Foods Reserve                                                                  387
  193

  194                                                                                       2,200
  195                                                                                        400                           1,250
  196
 196.1

 196.2
 196.3

  197                                                                                        944                           5,000
  198   Environmental Reserve (857,250), Bap Geon Reserve (25,650), Debt Service Holdback
        (1,500,000)                                                                          850
  199                                                                                                                      2,500
  200                                                                                        511           18,171          2,500
  201

  202                                                                                       3,021          108,750
  203                                                                                        445
  204                                                                                        220                           1,686
  205                                                                                        750
  206                                                                                        249            8,979           833
  207   Letter of Credit                                                                     104                            520
  208   Letter of Credit Transfer Reserve (1,875); Tenant Space Completion Reserve
        (150,000)                                                                            713                           2,791
  209                                                                                       1,333
  210                                                                                       1,538          55,350
  211

  212                                                                                                                      2,455
  213
  214                                                                                        553           19,907
  215                                                                                                      19,008
  216                                                                                       5,651
  217                                                                                        583
  218                                                                                       6,965          250,000
  219                                                                                        493                           2,574
  220   Environmental Reserve
  221   Master Lease (159,222.00); Certificate of Occupancy (30,000.00)                      113            2,706          1,015
  222   Additional Improvements Construction (800,000); Minor Tenant Leasing Achievement
        (35,000); DAK Renewable Leasing Achievment (6,465)                                   917           33,003          2,034
  223                                                                                        351                           2,500
  224                                                                                        354                           3,333
  225                                                                                        704           25,341          1,500
  226

  227                                                                                        450           10,804
  228                                                                                        364                           1,418
  229                                                                                        654           23,544
  230                                                                                        235                           3,353
  231

  232                                                                                       1,046          37,666
  233                                                                                        392            4,702          1,250
  234                                                                                       1,069                          7,462
  235   Holdback Reserve                                                                     417
  236                                                                                       1,210          43,548          3,306
  237

  238                                                                                        625
  239                                                                                        675
  240                                                                                        503           18,108           833
  241                                                                                                       5,340          1,040
  242                                                                                       2,159
  243   Rent Reserve (45,833); Debt Service Reserve (20,018)

  244                                                                                        354           12,750
  245
 245.1

 ####
  246   Emerson Courtyard II Documentation                                                   331                           1,325
  247                                                                                        740                           1,500
  248                                                                                       1,133          40,800
  249

  250                                                                                        149
  251                                                                                        102            3,672           339
  252   Holdback                                                                             279
  253                                                                                        641                            780
 253.1

 ####
  254                                                                                       1,500          54,000
  255
  256   Holdback                                                                              92                            691
  257                                                                                        531           19,113
  258   Holdback                                                                             205            9,840           479
  259                                                                                       1,854
  260   Environmental                                                                       2,625          31,500
  261                                                                                       2,050
  262                                                                                        356
  263                                                                                        720           25,905           833
  264                                                                                        106            3,822           417
  265
  266
  267

  268                                                                                       3,268          156,872
  269                                                                                        588
  270                                                                                       3,594
  271                                                                                       2,860          137,280
  272   Environmental                                                                        437           15,732           833
  273                                                                                       2,354
  274                                                                                       1,313          63,000
  275                                                                                        108            3,900           542
  276                                                                                       1,875
  277

  278                                                                                        264                           1,055
  279                                                                                        548
  280

  281                                                                                        102            3,666           679
  282                                                                                         56                            278
  283   Rent Escrow
  284                                                                                                       5,914
  285   Debt Service Reserve                                                                 500
  286   Holdback                                                                             177            6,357           765
  287                                                                                       1,268
  288                                                                                        128            4,600
  289                                                                                        139            8,324           694
  290                                                                                        338           12,154
  291   Initial Earnout Deposit                                                              917
  292

  293                                                                                        217
  294                                                                                         78                            480
  295                                                                                       1,007
  296                                                                                         84
  297
  298

  299                                                                                        107            3,848           570
  300
  301

  302                                                                                        180            4,313
  303                                                                                        104
  304                                                                                        226
  305                                                                                         97                           1,087
  306

  307                                                                                        158                           1,181
  308                                                                                       2,759
  309

  310                                                                                         78
  311
  312   Subway Leasing Achievement                                                                          3,750
  313                                                                                         76                            616
  314

  315                                                                                        688           16,500
  316   Tenant Improvement Holdback                                                          492           18,000          2,113
  317                                                                                        600           28,800
  318
  319

  320                                                                                        368
  321
  322                                                                                         99                            529
  323                                                                                         64
  324                                                                                        150                            820
  325                                                                                         33            1,200           333
  326

            MONTHLY        MONTHLY      MONTHLY      MONTHLY             MONTHLY
             TI/LC         RE TAX         INS.        OTHER               OTHER                         LOAN          CROSSED
LOAN #  RESERVE CAP ($)  RESERVE ($)  RESERVE ($)  RESERVE ($)     RESERVE DESCRIPTION                 PURPOSE          LOAN
-------------------------------------------------------------------------------------------------------------------------------

   1       1,146,000       133,849                                                                  Acquisition
   2        250,000        108,096       22,159                                                      Refinance
   3        678,910        110,539       9,108                                                       Refinance
   4                       29,496                                                                    Refinance
   5                                                                                                Acquisition
   6                       100,780       14,387                                                     Acquisition
   7                       17,937        4,723                                                       Refinance
   8                       24,122        6,409                                                       Refinance
   9                                                                                                Acquisition
  10                       53,632        5,787                                                      Acquisition
  11                                                                                                 Refinance
 11.01
 11.02
 11.03
 11.04
 11.05
 11.06
 11.07
 11.08
 11.09
 11.10
 11.11
 11.12
 11.13
 11.14
 11.15
 11.16
 11.17
 11.18
 11.19
 11.20
 11.21
 11.22
 11.23
 11.24
 11.25
 11.26
 11.27
 11.28
 11.29
 11.30
 11.31
 11.32
 11.33
 11.34
 11.35
 11.36
 11.37
 11.38
 11.39
 11.40
 11.41
 11.42
 11.43
 11.44
 11.45
 11.46
 11.47
 11.48
 11.49
 11.50
 11.51
 11.52
 11.53
 11.54
 11.55
 11.56
 11.57
 11.58
 11.59
 11.60
 11.61
 11.62
  12        170,079        19,543        2,621                                                       Refinance
  13                                                                                                Acquisition
  14                       78,150        21,290                                                      Refinance
 14.1

 14.2

  15                       28,431                                                                    Refinance
                                         17,854                                                      Refinance
  16                                     8,521                                                       Refinance        Yes
  17                                     6,400                                                       Refinance        Yes
  18                                     2,933                                                       Refinance        Yes
  19                       19,480                                                                    Refinance
  20                       57,131        21,944                                                      Refinance
  21        111,730         5,610        3,357                                                       Refinance
  22        150,000        23,520        1,183                                                      Acquisition
  23                       46,727        25,000                                                      Refinance
  24                       12,711        2,638                                                       Refinance
  25                                                                                                 Refinance
  26        439,290        12,643        2,161                                                       Refinance
  27         30,082         8,412        1,278                                                       Refinance
  28        236,037                                                                                  Refinance
  29         18,000        33,173        4,484                                                       Refinance
  30                       14,710        4,990                                                      Acquisition
  31                                                                                                 Refinance
  32        120,000        23,446        6,534                                                        Various
 32.1

 32.2
 32.3
 32.4
 32.5

  33        250,000        12,685        1,979                                                      Acquisition
  34                                                                                                 Refinance
  35                       31,616        1,362                                                      Acquisition
 35.1

 35.2
 35.3

  36                       22,150        2,055                                                      Acquisition
  37                        5,761        1,806                                                       Refinance
  38                        6,023         968                                                        Refinance
  39                       39,903                                                                   Acquisition
 39.1

 39.2
 39.3

  40         44,883        14,784                                                                   Acquisition
  41        100,000        10,953                                                                    Refinance
  42                                                                                                Acquisition
  43                       13,920        2,862                                                      Acquisition
  44                       21,593        5,358                                                       Refinance
  45         69,461        10,730        4,205                                                       Refinance
  46                       12,287        3,329                                                       Refinance
  47        467,345         6,957        1,819                                                      Acquisition
  48                       59,583        18,831                                                      Refinance
  49                       13,140        4,957                                                       Refinance
  50                       10,081        2,838                                                       Refinance
  51        700,000         7,710        2,098                                                       Refinance
  52                       10,392                                                                    Refinance
  53                        9,957                                                                   Acquisition
  54                       15,052        2,892                                                       Refinance
  55        300,000        19,357        2,133                                                      Acquisition
  56                       14,165        1,453                                                       Refinance
  57                       13,669        8,461                                                       Refinance
  58                        2,811        2,091                                                       Refinance
  59                                                                                                 Refinance
  60                       32,767        9,042                                                       Refinance
  61         60,000                                                                                  Refinance
  62        300,000        35,523        2,748                                                      Acquisition
  63         97,200         5,229        1,049                                                      Acquisition
  64                       18,429        6,927                                                       Refinance
  65                       12,514        4,794                                                       Refinance
 65.1
 65.2
 65.3
 65.4
 65.5
 65.6
 65.7
 65.8
  66                        5,600        4,546                                                       Refinance
 66.1

 66.2
 66.3

  67                        1,281        1,322                                                      Acquisition
  68                       17,067        8,306                                                       Refinance
  69       1,200,000        5,448        1,603                                                       Refinance
  70                       37,500        5,826                                                       Refinance
  71                                                                                                 Refinance
  72        500,000         5,404        2,132                                                      Acquisition
  73                                      972                                                        Refinance
  74        400,000        15,035        1,643                                                       Refinance
  75                       12,269        2,246                                                       Refinance
  76                       18,400        1,406                                                      Acquisition
  77                       15,723        4,927                                                       Refinance
  78                                                                                                Acquisition
  79                       10,223                                                                    Refinance
 79.1

 79.2

  80                                     3,673                                                       Refinance
  81        100,000         8,382                                                                    Refinance
  82        200,000        14,210        3,181                                                      Acquisition
  83                       11,917        3,904                                                      Acquisition
  84                        8,080        1,174                                                       Refinance
  85        250,000         6,682        2,133                                                      Acquisition
  86                        2,455                                                                    Refinance
  87        175,000         9,258        1,702                                                       Refinance
  88                       10,604                                                                    Refinance
  89                       11,277         951                                                       Acquisition
  90        120,000         7,165        1,191                                                       Refinance
  91                       10,175        2,012                                                       Refinance
  92                       17,204        3,491                                                       Refinance
  93                        5,019        2,592                                                       Refinance
  94                                                                                                Acquisition
  95                        7,373                                                                    Refinance
  96                       11,731        1,557                                                      Acquisition
  97                        5,131        1,257                                                       Refinance
  98                                                                                                 Refinance
  99         83,250         7,091         898                                                        Refinance
  100                                                                                               Acquisition
  101                       4,327        3,530                                                      Acquisition
  102                                                                                          Construction Take-Out
  103        61,200        15,344         683                                                      Acquisition
  104       150,000        12,184        1,593                                                      Refinance
 104.1

 104.2
 104.3
 104.4
 104.5

  105       150,000         8,625        1,309                                                      Refinance
  106       150,000         8,023         759                                                      Acquisition
  107                                                                                               Refinance
  108                       5,066         979                                                       Refinance
  109       350,000        16,017        4,295                                                     Acquisition
  110                                                                                              Acquisition
  111       100,000         4,824         818                                                       Refinance
  112                                                                                              Acquisition
  113                      10,121        1,110                                                      Refinance
  114                       9,861         989                                                       Refinance
  115       101,702         6,269        1,977                                                     Acquisition
  116        75,000         6,442        1,775                                                      Refinance
  117                      13,503        2,259                                                      Refinance
  118                                                                                              Acquisition
  119                       3,164         535                                                      Acquisition
  120                                                                                              Acquisition
  121                      10,574        2,933                                                     Acquisition
  122       100,000         9,700         833                                                      Acquisition
  123        76,815         5,250        1,629                                                     Acquisition
  124       150,000         7,930        2,404                                                      Refinance
  125                       2,975        2,158                                                      Refinance
  126        50,000         3,836         903                                                       Refinance
  127        93,712         8,613         871                                                      Acquisition
  128                       7,876                                                                   Refinance
  129       252,380        12,773        2,101                                                     Acquisition
  130                       7,301         713                                                       Refinance
  131                       8,608        1,005                                                      Refinance
  132                       6,943                                                                   Refinance
  133                       4,543        1,317                                                      Refinance
  134                      15,112         621                                                       Refinance
  135       230,185         5,818         551                                                       Refinance
  136        68,964         3,025        1,669                                                      Refinance
  137       144,000        12,285         595                                                       Refinance
  138                       7,679                                                                  Acquisition
 138.1

 138.2

  139                                                                                              Acquisition
  140                       4,050        2,042                                                     Acquisition
  141        80,000         4,756         571                                                      Acquisition
  142       147,287         1,366         864                                                      Acquisition
  143                       9,739        2,695                                                      Refinance
  144                                                                                              Acquisition
  145                       5,632        2,792                                                      Refinance
  146        80,513         3,833        1,619                                                      Refinance
  147                       8,509        2,631                                                      Refinance
  148        11,025        10,256         447                                                      Acquisition
  149                      10,873                                                                  Acquisition
  150       300,000         6,720        1,228                                                      Refinance
  151                       4,147         993                                                       Refinance
  152       250,000         4,766         989                                                  Refinance/Acquisition
 152.1

 152.2
 152.3

  153                       6,244        3,415        1,989     Union City Taxes                    Refinance
  154                      12,684        2,022                                                      Refinance
  155                      10,950        11,144        923      General & Liability Insurance       Refinance
  156       100,000         7,694         523                                                       Refinance
  157                                                                                               Refinance
  158                       8,587        1,254                                                     Acquisition
  159        50,000         6,834         843                                                       Refinance
             80,000         7,134         737                                                       Refinance
  160        40,000         3,899         394                                                       Refinance         Yes
  161        40,000         3,235         343                                                       Refinance         Yes
  162                       6,314        1,015                                                     Acquisition
  163                       4,528        1,069                                                     Acquisition
  164        50,000         1,225         502                                                      Acquisition
  165                       6,667                     6,101                                         Refinance
  166                       6,988         635                                                       Refinance
  167                       8,348                                                                   Refinance
  168                       8,000        1,281                                                      Refinance
  169       350,000         4,678                                                                   Refinance
  170                       4,033        1,748                                                      Refinance
  171                       2,292         360                                                       Refinance
  172                      16,103        2,188                                                     Acquisition
  173        82,508         2,189        2,808                                                      Refinance
  174                      13,107        1,312                                                     Acquisition
 174.1

 174.2
 174.3
 174.4

  175                       8,701        8,690                                                      Refinance
  176        63,375         2,393        1,189                                                     Acquisition
  177                       3,595                                                                   Refinance
  178                      10,927        7,268                                                     Acquisition
  179                       7,104        1,750                                                      Refinance
  180                                    2,889                                                      Refinance
  181                       4,604        2,040                                                      Refinance
  182                      33,355                                                                   Refinance
  183                       5,741        1,195                                                      Refinance
  184                       3,500        2,774                                                     Acquisition
  185                                                                                              Acquisition
  186       400,000        12,533         697                                                      Acquisition
  187       412,536         2,685         743                                                      Acquisition
  188                                                                                              Acquisition
  189                       5,000        1,671                                                 Construction Take-Out
  190                       5,314        1,751                                                      Refinance
  191        75,000         3,429        1,420                                                      Refinance
  192       150,000         8,449         663                                                      Acquisition
  193                       5,185         847                                                       Refinance
  194                       5,763        1,358                                                      Refinance
  195                       2,702         709                                                       Refinance
  196                                                                                              Acquisition
 196.1

 196.2
 196.3

  197       180,000         5,346         384                                                       Refinance
  198                       5,180        1,158                                                      Refinance
  199       240,000         3,467         643                                                       Refinance
  200        70,000         3,250         910                                                       Refinance
  201                       8,686        1,347                                                      Refinance
  202                                                                                              Acquisition
  203                       3,354         712                                                       Refinance
  204        80,912         3,913         318                                                       Refinance
  205                       3,582        1,000                                                      Refinance
  206        50,000          792          317                                                  Construction Take-Out
  207        24,948          753          840                                                       Refinance
  208                       6,000        4,999                                                      Refinance
  209                       6,413        3,149                                                      Refinance
  210                       5,522        1,162                                                      Refinance
  211                                                                                              Acquisition
  212        88,374         8,489         302                                                       Refinance
  213                                                                                               Refinance
  214                       7,924        4,616                                                      Refinance
  215                                                                                               Refinance
  216                       7,941        1,770                                                      Refinance
  217                                     150                                                       Refinance
  218                      16,700        2,692                                                      Refinance
  219                      11,259         663                                                      Acquisition
  220                      11,118         903                                                       Refinance
  221        48,715         1,216         485                                                       Refinance
  222        73,206          750         1,252                                                      Refinance
  223        90,000         2,443         417                                                       Refinance
  224       120,000         1,348         357                                                       Refinance
  225        36,000         5,070         537                                                       Refinance
  226                       7,336         925                                                       Refinance
  227        29,569         3,708         467                                                      Acquisition
  228                       2,150         222                                                      Acquisition
  229                       3,686         665                                                       Refinance
  230                        452          217                                                       Refinance
  231        65,000         2,023         743                                                       Refinance
  232                      11,079        1,752                                                      Refinance
  233        75,000         4,425        1,001                                                      Refinance
  234                       4,582        1,095                                                      Refinance
  235                       1,929         525                                                      Acquisition
  236       119,030         3,888         477                                                       Refinance
  237                       4,141         875                                                       Refinance
  238                       3,158         927                                                       Refinance
  239                       5,444        1,912                                                     Acquisition
  240        20,000         3,270         607                                                      Acquisition
  241                       9,178         499                                                      Acquisition
  242                       5,620        4,911                                                      Refinance
  243                                                                                               Refinance
  244                       1,592         966                                                      Acquisition
  245                       3,337        3,292                                                      Refinance
 245.1

 245.2

  246                       2,896         431                                                       Refinance
  247        36,000         3,308         183                                                       Refinance
  248                       2,517         594                                                       Refinance
  249                       4,071                                                                   Refinance
  250                                                                                               Refinance
  251        12,204         2,469         154                                                      Acquisition
  252                       4,954         657                                                      Acquisition
  253        46,785         1,404        1,411                                                      Refinance
 253.1

 253.2

  254                       4,294        1,697                                                      Refinance
  255                       3,515         789                                                       Refinance
  256                       3,811                                                                   Refinance
  257                       1,574        1,226                                                     Acquisition
  258        22,992         1,972        1,236                                                      Refinance
  259                       2,934        1,633                                                     Acquisition
  260                       2,774        2,252                                                      Refinance
  261                       2,161        1,870                                                     Acquisition
  262                       1,701         408                                                       Refinance
  263        30,000                                                                                 Refinance
  264        25,000         1,347         295                                                      Acquisition
  265                       2,694         818                                                       Refinance
  266                                                                                              Acquisition
  267                       2,429        1,411                                                      Refinance
  268                       3,566        2,015                                                      Refinance
  269       150,000         4,292         411                                                      Acquisition
  270                       2,250        1,586                                                      Refinance
  271                       2,698        1,364                                                      Refinance
  272        30,000                                                                                 Refinance
  273                                    1,922                                                      Refinance
  274                       4,962                                                                   Refinance
  275        20,000         1,742         208                                                      Acquisition
  276                       4,725        2,813                                                     Acquisition
  277                                                                                               Refinance
  278        65,000         5,491         739                                                       Refinance
  279                       1,634        1,156                                                      Refinance
  280                       2,503         629                                                       Refinance
  281        32,588         1,280         286                                                      Acquisition
  282                       3,499         245                                                      Acquisition
  283                                     137                                                       Refinance
  284        44,351         1,304                                                                   Refinance
  285                       1,917        1,671                                                      Refinance
  286        50,000         1,261         127                                                      Acquisition
  287                       4,075        3,753                                                      Refinance
  288                                                                                              Acquisition
  289        41,618         1,473         831                                                       Refinance
  290                       4,859         699                                                       Refinance
  291                       5,573        1,268                                                     Acquisition
  292        52,500         3,413         276                                                       Refinance
  293                        586          694                                                       Refinance
  294                       2,600         184                                                      Acquisition
  295                                     345                                                       Refinance
  296                                     520                                                      Acquisition
  297                       2,710         529                                                       Refinance
  298                       2,120                                                                   Refinance
  299        20,000         2,063         424                                                      Acquisition
  300                                                                                               Refinance
  301                                                                                              Acquisition
  302        50,000         6,695         190                                                       Refinance
  303        40,000         2,468         409                                                      Acquisition
  304                      11,640         408                                                       Refinance
  305                       2,394         503                                                      Acquisition
  306                       2,684         635                                                       Refinance
  307                       3,275         721                                                      Acquisition
  308                       1,492        2,545                                                     Acquisition
  309                       5,653         776                                                       Refinance
  310                       2,784         636                                                      Acquisition
  311                       1,689          92                                                      Acquisition
  312                       1,378                                                                   Refinance
  313                       1,776         261                                                      Acquisition
  314                                                                                               Refinance
  315                       1,367         678                                                       Refinance
  316        75,000         4,220         185                                                      Acquisition
  317                       5,210         507                                                       Refinance
  318                                                                                               Refinance
  319                                                                                               Refinance
  320                       1,322         175                                                      Acquisition
  321                                                                                               Refinance
  322                        669          157                                                      Acquisition
  323                       1,905                                                                  Acquisition
  324                       1,193         318                                                       Refinance
  325                        698          323                                                      Acquisition
  326                        557          373                                                       Refinance

         RELATED                                  YEAR     TOTAL SF/UNITS/  UNIT OF  OCCUPANCY   OCCUPANCY     APPRAISED
LOAN #  BORROWER    TITLE TYPE   YEAR BUILT    RENOVATED     ROOMS/PADS     MEASURE  %(16)(17)     DATE      VALUE ($)(5)
-------------------------------------------------------------------------------------------------------------------------

   1              Fee                1984         2007             428,244    SF       95.20       5/8/2007  139,000,000
   2              Fee                1998                          171,097    SF      100.00      3/15/2007  127,000,000
   3              Fee                1903         2002             229,843    SF       92.00       3/1/2007   80,700,000
   4              Fee                1985         2007                 187   Rooms     80.10      2/28/2007   66,500,000
   5              Fee                1958         1997             336,000    SF      100.00      2/21/2007   66,000,000
   6              Fee                1970                              848   Units     91.50      2/20/2007   52,660,000
   7              Fee                1987                          225,973    SF       92.80       4/4/2007   50,000,000
   8              Fee                2001         2006             201,565    SF       71.90       3/8/2007   44,600,000
   9              Fee                2001                          493,000    SF      100.00      2/26/2007   47,400,000
  10     Yes (2)  Fee                2006                              372   Units     90.32      3/19/2007   46,000,000
  11              Fee              Various                         239,753    SF       95.20     11/13/2006  100,650,000
 11.01            Fee                1967                            3,000    SF      100.00     11/13/2006    2,440,000
 11.02            Fee                2003                            6,750    SF      100.00     11/13/2006    2,430,000
 11.03            Fee                2003                            7,500    SF       56.67     11/13/2006    2,370,000
 11.04            Fee                2003                            4,620    SF      100.00     11/13/2006    2,210,000
 11.05            Fee                2003                            8,000    SF       75.00     11/13/2006    2,190,000
 11.06            Fee                2003                            6,250    SF       68.00     11/13/2006    2,180,000
 11.07            Fee                2003                            8,500    SF      100.00     11/13/2006    2,150,000
 11.08            Fee                2003                            6,100    SF      100.00     11/13/2006    2,140,000
 11.09            Fee                2005                            3,600    SF      100.00     11/13/2006    2,140,000
 11.10            Fee                2003                            6,250    SF      100.00     11/13/2006    2,110,000
 11.11            Fee                2003                            5,500    SF      100.00     11/13/2006    2,110,000
 11.12            Fee                2003                            7,250    SF      100.00     11/13/2006    2,100,000
 11.13            Fee                1972                            1,920    SF      100.00     11/13/2006    2,090,000
 11.14            Fee                1988                            4,689    SF      100.00     11/13/2006    2,030,000
 11.15            Fee                2003                            7,500    SF       83.33     11/13/2006    2,030,000
 11.16            Fee                2004                            6,620    SF      100.00     11/13/2006    2,000,000
 11.17            Fee                2002                            7,600    SF      100.00     11/13/2006    2,000,000
 11.18            Fee                2003                            6,500    SF      100.00     11/13/2006    1,990,000
 11.19            Fee                2004                            5,500    SF      100.00     11/13/2006    1,910,000
 11.20            Fee                1985                            5,020    SF      100.00     11/13/2006    1,890,000
 11.21            Fee                2003                            7,500    SF      100.00     11/13/2006    1,880,000
 11.22            Fee                2003                            4,360    SF      100.00     11/13/2006    1,850,000
 11.23            Fee                1998                            2,500    SF      100.00     11/13/2006    1,810,000
 11.24            Fee                1986                              990    SF      100.00     11/13/2006    1,770,000
 11.25            Fee                2003                            3,410    SF      100.00     11/13/2006    1,760,000
 11.26            Fee                2005                            5,390    SF      100.00     11/13/2006    1,760,000
 11.27            Fee                1996                            1,100    SF      100.00     11/13/2006    1,710,000
 11.28            Fee                2003                            6,000    SF      100.00     11/13/2006    1,710,000
 11.29            Fee                2000                            3,386    SF      100.00     11/13/2006    1,700,000
 11.30            Fee                2001                            2,660    SF      100.00     11/13/2006    1,700,000
 11.31            Fee                2000                            3,353    SF      100.00     11/13/2006    1,690,000
 11.32            Fee                2002                            5,100    SF      100.00     11/13/2006    1,650,000
 11.33            Fee                2001                            6,000    SF       50.00     11/13/2006    1,630,000
 11.34            Fee                2002                            4,500    SF      100.00     11/13/2006    1,610,000
 11.35            Fee                2003                            4,000    SF      100.00     11/13/2006    1,610,000
 11.36            Fee                1986                              880    SF      100.00     11/13/2006    1,550,000
 11.37            Fee                1986                            1,104    SF      100.00     11/13/2006      880,000
 11.38            Fee                1985                              880    SF      100.00     11/13/2006    1,530,000
 11.39            Fee                1971                            2,640    SF      100.00     11/13/2006    1,530,000
 11.40            Fee                2003                            3,000    SF      100.00     11/13/2006    1,510,000
 11.41            Fee                2003                            3,000    SF      100.00     11/13/2006    1,500,000
 11.42            Fee                1988                            2,500    SF      100.00     11/13/2006    1,470,000
 11.43            Fee                1990                            2,500    SF      100.00     11/13/2006    1,470,000
 11.44            Fee                1988                            2,500    SF      100.00     11/13/2006    1,450,000
 11.45            Fee                1984                            3,762    SF      100.00     11/13/2006    1,440,000
 11.46            Fee                1989                            1,104    SF      100.00     11/13/2006    1,410,000
 11.47            Fee                1989                            1,248    SF      100.00     11/13/2006    1,390,000
 11.48            Fee                2003                            4,520    SF      100.00     11/13/2006    1,390,000
 11.49            Fee                1988                            2,420    SF      100.00     11/13/2006    1,290,000
 11.50            Fee                1999                            3,345    SF      100.00     11/13/2006    1,260,000
 11.51            Fee                1993                            3,000    SF      100.00     11/13/2006    1,180,000
 11.52            Fee                1988                            1,908    SF      100.00     11/13/2006    1,150,000
 11.53            Fee                1982                            1,104    SF      100.00     11/13/2006    1,140,000
 11.54            Fee                1967                            1,920    SF      100.00     11/13/2006    1,090,000
 11.55            Fee                1969                            1,200    SF      100.00     11/13/2006    1,040,000
 11.56            Fee                1996                            3,244    SF      100.00     11/13/2006    1,000,000
 11.57            Fee                1968                            2,024    SF      100.00     11/13/2006      970,000
 11.58            Fee                1986                            1,248    SF      100.00     11/13/2006      910,000
 11.59            Fee                1969                            2,200    SF      100.00     11/13/2006      860,000
 11.60            Fee                1994                            2,617    SF      100.00     11/13/2006      730,000
 11.61            Fee                1994                            2,567    SF      100.00     11/13/2006      630,000
 11.62            Fee                1988                            2,400    SF      100.00     11/13/2006      530,000
  12     Yes (3)  Fee                1989                          113,486    SF       87.28       3/5/2007   42,100,000
  13              Leasehold          2005                          191,324    SF      100.00       4/1/2007   46,600,000
  14     Yes (1)  Fee              Various        2006                 297   Units     97.62      3/16/2007   40,000,000
 14.1             Fee                1995         2006                 191   Units     96.30      3/16/2007   25,600,000
 14.2             Fee                1986         2006                 106   Units    100.00      3/16/2007   14,400,000
  15              Fee                1924         2005             282,601    SF       81.20      3/31/2007   44,900,000
                  Fee              Various        NAP                  689   Units     90.85      1/29/2007   41,380,000
  16     Yes (6)  Fee                1973                              409   Units     90.95      1/29/2007   29,500,000
  17     Yes (6)  Fee                1982                              192   Units     89.06      1/29/2007    8,540,000
  18     Yes (6)  Fee                1977                               88   Units     94.32      1/29/2007    3,340,000
  19              Fee                1966         1999                 219   Rooms     67.02      2/28/2007   39,000,000
  20     Yes (5)  Fee                1983                              704   Units     92.20      3/13/2007   31,250,000
  21     Yes (4)  Fee                1950         2007             111,728    SF       88.00       4/1/2007   30,250,000
  22              Fee                1999                           75,422    SF       94.20       2/1/2007   27,000,000
  23     Yes (1)  Fee                1988                              178   Units     95.50      1/22/2007   30,400,000
  24              Fee             2006-2007                            157   Units     63.06      3/12/2007   26,600,000
  25              Fee                1986                          208,593    SF      100.00      1/19/2007   26,500,000
  26              Fee                1990                           87,418    SF      100.00       4/6/2007   23,700,000
  27     Yes (4)  Fee                1962         2005              30,022    SF       77.20      3/15/2007   23,250,000
  28              Fee                1978                          157,658    SF       96.72       4/3/2007   24,400,000
  29              Fee                1929         1953                  79   Units     83.54       1/1/2007   26,220,000
  30              Fee                1986         2006                 468   Units     95.94      3/12/2007   25,500,000
  31              Fee                2006                              168   Units    100.00      2/19/2007   24,000,000
  32              Fee              Various      Various            305,775    SF       99.34        Various   21,730,000
 32.1             Fee                1980         2005              72,000    SF      100.00       4/1/2007    6,470,000
 32.2             Fee                2007                           22,275    SF       90.90      4/19/2007    6,180,000
 32.3             Fee                1987                          130,000    SF      100.00       4/1/2007    4,480,000
 32.4             Fee                2006                           40,000    SF      100.00       4/9/2007    2,350,000
 32.5             Fee                2005                           41,500    SF      100.00       4/9/2007    2,250,000
  33              Fee                2004                           63,759    SF       64.80      11/9/2006   25,100,000
  34              Fee                2000                          105,322    SF       93.87       3/2/2007   22,000,000
  35              Fee              Various                         227,477    SF       99.92     11/30/2006   20,500,000
 35.1             Fee                1999                           60,531    SF      100.00     11/30/2006    7,500,000
 35.2             Fee                1979                          106,810    SF      100.00     11/30/2006    7,000,000
 35.3             Fee                1982                           60,136    SF       99.70     11/30/2006    6,000,000
  36              Fee                2006                          163,722    SF       97.62       3/7/2007   20,000,000
  37              Fee                2006                           39,152    SF       91.10       3/1/2007   20,300,000
  38              Fee                1961         2006              53,392    SF       85.50       2/1/2007   20,710,000
  39              Fee              Various                         131,429    SF       89.37      2/28/2007   24,800,000
 39.1             Fee                2006                           39,383    SF       96.00      2/28/2007   10,000,000
 39.2             Fee                1993                           71,624    SF       90.10      2/28/2007   10,000,000
 39.3             Fee                2005                           20,422    SF       74.00      2/28/2007    4,800,000
  40              Fee                1980                           44,883    SF       96.30      12/1/2006   20,000,000
  41    Yes (14)  Fee                1956         2002              80,854    SF       97.82       3/5/2007   21,100,000
  42              Fee                1988         1994             563,210    SF      100.00       3/1/2007   18,500,000
  43              Fee                1989                              180   Units     97.80       4/2/2007   20,050,000
  44              Fee                2006                           62,292    SF       87.30      4/27/2007   19,000,000
  45     Yes (3)  Fee                1985                           46,307    SF       96.54       1/1/2007   19,910,000
  46              Fee                2006                              232   Units     95.26       4/2/2007   18,400,000
  47              Fee                1983         2000              93,469    SF       82.86       4/9/2007   19,740,000
  48              Fee/Leasehold      1989                          106,987    SF      100.00      3/12/2007   47,400,000
  49              Fee                2001         2004                  48   Rooms     69.45     12/31/2006   21,600,000
  50     Yes (7)  Fee                1986                              228   Units     92.50      2/13/2007   21,000,000
  51              Fee                1991         2007             119,814    SF      100.00       5/3/2007   20,700,000
  52              Fee                2001         2006              91,845    SF       85.70      3/13/2007   17,550,000
  53              Fee                1999                          156,263    SF      100.00       1/2/2007   17,300,000
  54              Fee                1987         2007                 136   Units     97.10      4/25/2007   19,700,000
  55              Fee                1991         2005             142,895    SF       91.20       6/1/2006   18,900,000
  56              Fee                1966         1975                 255   Pads      99.60      4/19/2007   18,110,000
  57              Leasehold          2005                              103   Rooms     81.00      2/28/2007   18,900,000
  58              Fee                1971                               77   Units     98.70      3/28/2007   17,200,000
  59              Fee             1988-1989    2005-2006           127,731    SF       93.00       6/1/2007   17,500,000
  60     Yes (2)  Fee                1998                              260   Units     92.69      1/31/2007   20,100,000
  61     Yes (8)  Fee                1979         2005             138,333    SF       99.13      3/21/2007   16,060,000
  62              Fee             1975-1980                        183,748    SF       96.17      2/28/2007   16,600,000
  63              Fee             2006-2007                         32,400    SF      100.00       5/2/2007   15,750,000
  64              Fee                1973         1991                 280   Units     94.30      4/11/2007   15,210,000
  65              Fee              Various      Various            Various  Various    96.57        Various   15,470,000
 65.1             Fee                1978                           38,335    SF      100.00      3/29/2007    4,300,000
 65.2             Fee                1999                           14,656    SF      100.00      3/29/2007    2,800,000
 65.3             Fee                1971                               44   Units    100.00       3/6/2007    2,400,000
 65.4             Fee                1977                            6,400    SF      100.00      3/22/2007    1,500,000
 65.5             Fee                1879         1998              19,070    SF      100.00      3/16/2007    1,400,000
 65.6             Fee                1972                            9,410    SF      100.00      3/16/2007    1,370,000
 65.7             Fee                1984                            7,970    SF       56.10       2/7/2007      900,000
 65.8             Fee                1984                            6,000    SF      100.00      3/16/2007      800,000
  66              Various          Various                             253   Rooms     63.70     12/31/2006   17,050,000
 66.1             Fee                1983                               95   Rooms     78.23     12/31/2006    8,350,000
 66.2             Fee                1982                               64   Rooms     45.69     12/31/2006    4,400,000
 66.3             Leasehold          1983                               94   Rooms     61.40     12/31/2006    4,300,000
  67              Fee                2007                           76,350    SF      100.00      2/15/2007   15,500,000
  68    Yes (12)  Fee                1974         1991                 248   Units     89.52      3/21/2007   14,800,000
  69              Fee             1982-1983       2006              32,820    SF      100.00       1/1/2007   14,600,000
  70              Fee                1994                              472   Units     98.10       3/1/2007   15,750,000
  71              Fee                1968         1995              98,741    SF      100.00      3/27/2007   13,950,000
  72              Fee                1973                           75,999    SF      100.00       1/9/2007   16,300,000
  73              Leasehold          2006                           52,595    SF       91.19      1/16/2007   15,420,000
  74              Fee                1986                           84,961    SF       98.80       4/1/2007   13,850,000
  75              Fee                1984                          105,400    SF      100.00      2/12/2007   14,700,000
  76    Yes (16)  Fee                1983         2002              66,825    SF      100.00      2/12/2007   15,150,000
  77    Yes (12)  Fee                1984         1991                 224   Units     88.84      3/21/2007   13,200,000
  78              Fee                1988         1996             187,850    SF      100.00      3/23/2007   12,900,000
  79              Fee              Various      Various            174,630    SF       78.80      3/29/2007   13,070,000
 79.1             Fee                2004                           94,050    SF       77.20      3/29/2007    7,120,000
 79.2             Fee                2003         2005              80,580    SF       80.60      3/29/2007    5,950,000
  80    Yes (21)  Fee                2000         2005                 119   Rooms     68.63     12/31/2006   13,500,000
  81    Yes (10)  Fee                1964         2005              48,791    SF       93.10      4/26/2007   13,000,000
  82     Yes (9)  Fee             1992, 2003                       268,550    SF       94.97       3/6/2007   13,850,000
  83     Yes (5)  Fee                1984                              276   Units     84.80      12/7/2006   12,000,000
  84              Fee                1998                           62,682    SF      100.00      3/31/2007   11,900,000
  85              Fee             1999-2000                         95,420    SF      100.00      1/31/2007   12,000,000
  86              Leasehold          1930         2006              41,567    SF      100.00      4/12/2007   12,100,000
  87              Fee                1991         2000              64,544    SF       95.20       4/1/2007   17,900,000
  88    Yes (17)  Fee                2002                           59,296    SF       92.02      1/18/2007   13,700,000
  89    Yes (19)  Fee                1988         2000              52,958    SF      100.00       3/5/2007   11,500,000
  90    Yes (13)  Fee                1979         2002              93,407    SF       92.29      1/10/2007   11,625,000
  91              Fee                1986         2005                  92   Units     92.40       4/1/2007   13,000,000
  92    Yes (11)  Fee                1973                              228   Units     93.00      4/16/2007   13,400,000
  93              Fee                2002                               94   Rooms     76.25      2/28/2007   13,100,000
  94              Fee                1969         2005             233,915    SF      100.00       3/1/2007   12,460,000
  95              Fee                1917         2005             143,554    SF       61.30     11/30/2006   14,900,000
  96              Fee/Leasehold      1987                           42,337    SF      100.00      4/18/2007   12,200,000
  97     Yes (7)  Fee                1988                              100   Units     99.00      2/28/2007   12,300,000
  98              Fee                1987         2006              54,950    SF      100.00       2/7/2007   16,600,000
  99              Fee                1980                           84,291    SF       95.08       4/2/2007   13,200,000
  100             Fee                1985         2006             147,435    SF      100.00       4/2/2007   10,500,000
  101             Fee                1981                              118   Units     94.10      12/7/2006   10,900,000
  102             Fee                2005                              100   Rooms     75.80      2/28/2007   15,600,000
  103             Fee                1991         2007              24,561    SF      100.00      3/14/2007   10,250,000
  104             Fee              Various      Various            122,512    SF       92.16        Various   10,735,000
 104.1            Fee                2000                           38,496    SF       96.60      3/26/2007    3,925,000
 104.2            Fee                1986         2006              47,040    SF       82.40      3/26/2007    2,600,000
 104.3            Fee                1998                           16,000    SF      100.00      4/10/2007    1,800,000
 104.4            Fee                2006                           10,200    SF      100.00      4/10/2007    1,350,000
 104.5            Fee                2001                           10,776    SF      100.00      4/10/2007    1,060,000
  105    Yes (9)  Fee                2003                           94,893    SF       93.80      3/26/2007   10,750,000
  106   Yes (20)  Fee                1979         2007              19,900    SF      100.00      4/17/2007   10,780,000
  107    Yes (8)  Fee                1972         1991              93,390    SF       97.91      3/30/2007    9,900,000
  108             Fee                2003                           32,884    SF      100.00      2/28/2007   10,750,000
  109             Fee                1981                          119,641    SF       89.20       4/1/2007   12,480,000
  110   Yes (19)  Fee                2006                           12,471    SF      100.00      1/19/2007    9,670,000
  111             Fee                1985                           17,180    SF      100.00      1/31/2007    9,860,000
  112             Fee/Leasehold      1985                              224   Units     93.80      1/29/2007   10,250,000
  113             Fee                1998                              100   Rooms     67.90      2/28/2007   10,350,000
  114             Fee                2000                           36,200    SF      100.00      2/28/2007    9,800,000
  115             Fee                1995                           60,537    SF      100.00       4/1/2007    9,400,000
  116             Fee                1979                           77,416    SF      100.00     12/28/2006   11,100,000
  117             Fee                1986                          105,846    SF      100.00       5/1/2007    9,400,000
  118   Yes (15)  Fee                1989                           50,566    SF      100.00      3/14/2007   10,750,000
  119             Fee                2006                           26,880    SF       86.41       1/1/2007   10,750,000
  120   Yes (15)  Leasehold          2003                           72,786    SF      100.00      3/30/2007   11,370,000
  121             Fee                1984                              176   Units     97.16       3/1/2007    9,300,000
  122   Yes (16)  Fee                1980         1989              44,736    SF      100.00      4/24/2007   10,700,000
  123             Fee                1961         2001              64,013    SF      100.00      4/18/2007   10,500,000
  124             Fee                1964         1997              66,832    SF       93.70      4/30/2007   11,890,000
  125             Fee                1916         1987              96,231    SF      100.00     12/31/2006    9,420,000
  126   Yes (20)  Fee            1953 & 1970  1980 & 2000           42,282    SF       98.60      2/28/2007   11,425,000
  127   Yes (22)  Fee                1986                           62,475    SF      100.00      2/28/2007    9,100,000
  128   Yes (10)  Fee                1991                           59,747    SF       91.60      3/15/2007    9,000,000
  129             Fee                1983                          101,260    SF       91.36       2/1/2007    9,260,000
  130             Fee                1975                              299   Pads      95.30       4/2/2007    9,040,000
  131             Fee                1984         2006              28,158    SF      100.00      3/29/2007    9,800,000
  132             Fee                1996                               80   Rooms     77.50      2/28/2007    9,500,000
  133             Fee                1995         2003                  92   Rooms     76.00     12/31/2006    9,000,000
  134   Yes (11)  Fee                1972         1987              20,307    SF      100.00       5/9/2007    9,200,000
  135             Fee                1986                           46,037    SF      100.00      3/31/2007    8,500,000
  136             Fee                2006                           22,988    SF      100.00      4/12/2007    8,500,000
  137             Fee                2000                           36,742    SF      100.00       2/7/2007    9,175,000
  138             Fee              Various      Various             17,819    SF      100.00        Various   10,600,000
 138.1            Fee                1924                           12,019    SF      100.00     12/31/2006    5,600,000
 138.2            Fee                1927         1996               5,800    SF      100.00      2/26/2007    5,000,000
  139             Fee                2005                           12,610    SF      100.00      3/12/2007    9,900,000
  140    Yes (7)  Fee                1977                              112   Units     96.43       3/5/2007    8,650,000
  141    Yes (9)  Fee                1998                           36,113    SF       94.98      4/24/2007    8,715,000
  142             Fee             2005-2006                         75,532    SF       96.90      4/19/2007    8,100,000
  143   Yes (11)  Fee                1970                              176   Units     96.00      4/16/2007    8,500,000
  144             Fee                2005                           14,259    SF      100.00     12/14/2004    7,920,000
  145             Fee                2002                              156   Units     95.50      3/11/2007   10,250,000
  146             Fee                1991                           16,805    SF      100.00      4/27/2007   12,400,000
  147             Fee                2005                               69   Rooms     82.00      3/31/2007    9,500,000
  148   Yes (22)  Fee                1946                            7,350    SF      100.00       2/8/2007    9,360,000
  149   Yes (17)  Fee                2005                           45,465    SF       88.13       4/1/2007    8,100,000
  150             Fee                1986                           51,451    SF       95.70       2/1/2007    8,000,000
  151             Fee                2001                           67,206    SF       87.87      2/15/2007    7,500,000
  152             Fee              Various                          40,799    SF      100.00      4/16/2007    8,110,000
 152.1            Fee                2003                           19,241    SF      100.00      4/16/2007    4,400,000
 152.2            Fee                1999                           12,260    SF      100.00      4/16/2007    2,160,000
 152.3            Fee                1999                            9,298    SF      100.00      4/16/2007    1,550,000
  153   Yes (18)  Fee                1986                              191   Units     97.90       5/1/2007    8,280,000
  154   Yes (18)  Fee                1982                              216   Units     90.30      5/31/2007   10,100,000
  155   Yes (18)  Fee                1976                              196   Units     99.00       5/1/2007   10,300,000
  156             Fee                2006                           28,683    SF      100.00       4/1/2007    7,200,000
  157             Fee                1993         2007             128,208    SF      100.00      3/13/2007    7,800,000
  158             Fee             1979-1980    2004-2006            90,550    SF      100.00      3/12/2007    8,850,000
  159             Fee                1997                           33,390    SF      100.00       2/1/2007    7,050,000
                  Fee              Various                          58,442    SF      100.00        Various    7,060,000
  160   Yes (28)  Fee                2006                           29,144    SF      100.00      3/12/2007    3,660,000
  161   Yes (28)  Fee                2007                           29,298    SF      100.00       3/2/2007    3,400,000
  162             Fee/Leasehold      1990                           29,523    SF      100.00      4/18/2007    8,200,000
  163             Fee/Leasehold      1987                           30,117    SF      100.00      4/19/2007    8,000,000
  164   Yes (24)  Fee                2006                           19,219    SF      100.00       5/7/2007    7,075,000
  165             Fee/Leasehold      1988         2005                  98   Rooms     65.80     12/31/2006    8,000,000
  166             Fee                1986                           34,602    SF      100.00       4/1/2007    7,720,000
  167             Fee                1963         NAP                   71   Units     97.18       3/1/2007    7,500,000
  168             Fee                2006                           19,731    SF      100.00       5/1/2007    9,200,000
  169             Fee                1979         2007             155,810    SF      100.00       2/1/2007    8,300,000
  170             Fee                1978                               93   Units     93.50     12/31/2006    6,600,000
  171             Fee                1985                              223   Pads      94.60      2/16/2007    6,850,000
  172             Fee                1989                              120   Units    100.00      3/20/2007    6,600,000
  173             Fee                1990                           25,387    SF      100.00       3/1/2007    7,430,000
  174             Fee              Various        NAP              Various Various   Various        Various    6,860,000
 174.1            Fee                1979         NAP               60,250    SF       85.50      7/11/2006    2,900,000
 174.2            Fee                1977         NAP               38,525    SF       83.70       7/9/2006    1,400,000
 174.3            Fee             1973-1980       NAP                   48   Units     97.92       7/9/2006    1,360,000
 174.4            Fee                1978         NAP               36,700    SF       84.80       7/9/2006    1,200,000
  175   Yes (23)  Fee             1968-1973                            132   Units     95.45       2/1/2007    7,200,000
  176             Fee                2004         2006              35,234    SF      100.00      1/29/2007    7,100,000
  177   Yes (10)  Fee                1967                           28,425    SF      100.00       3/2/2007    7,000,000
  178             Leasehold          1962         1973                 259   Rooms     77.50      1/31/2007    6,800,000
  179             Fee            1975 & 1985      NAP                  115   Units    100.00      4/17/2007    6,600,000
  180             Fee                1994         2006             189,724    SF      100.00       3/1/2007    8,050,000
  181             Fee                1990                              108   Units     92.59      12/6/2006    7,700,000
  182             Fee                1901         1979             101,400    SF      100.00       1/1/2007   68,200,000
  183             Fee                2002                               73   Rooms     84.30     12/31/2006    7,050,000
  184             Fee                1974                              120   Units     95.00      3/27/2007    6,120,000
  185   Yes (15)  Fee                1986         1999             112,736    SF      100.00      4/10/2007    6,750,000
  186             Fee            1984 & 2000                        77,088    SF      100.00       3/7/2007    8,900,000
  187             Fee                1964         1996              51,567    SF      100.00       3/7/2007    6,000,000
  188             Fee                1986                           32,476    SF       85.70       2/9/2007    6,300,000
  189             Fee                2006                              100   Units     30.00      4/16/2007    6,200,000
  190             Fee                1970         2006             171,639    SF      100.00       3/1/2007    6,000,000
  191             Fee                2002                           25,397    SF      100.00      3/31/2007    6,425,000
  192             Fee                2000                           30,972    SF      100.00      4/11/2007    6,900,000
  193             Fee                2006                           14,041    SF      100.00       5/1/2007    6,200,000
  194             Fee                1999                               88   Units    100.00      4/19/2007    5,900,000
  195             Fee                1999                           32,000    SF       95.63      3/27/2007    5,800,000
  196             Fee              Various                          26,652    SF      100.00       4/4/2007    5,945,000
 196.1            Fee                2007                            9,780    SF      100.00       4/4/2007    2,500,000
 196.2            Fee                2006                           10,500    SF      100.00       4/4/2007    1,920,000
 196.3            Fee                2007                            6,372    SF      100.00       4/4/2007    1,525,000
  197   Yes (13)  Fee                1980         2006              75,513    SF      100.00      3/20/2007    5,700,000
  198             Fee                1986                           44,371    SF       82.40     11/27/2006    7,500,000
  199             Fee                2000                           32,000    SF      100.00      3/16/2007    7,000,000
  200             Fee                1900         2006              30,284    SF      100.00      5/15/2007    5,900,000
  201             Fee                1997                               79   Rooms     73.47     11/30/2006    8,600,000
  202             Fee                1985         2004                 145   Units     93.80       4/1/2007    5,450,000
  203             Fee                2001                           35,204    SF      100.00      2/22/2007    5,450,000
  204             Fee/Leasehold      1989                           20,226    SF      100.00      2/28/2007    5,700,000
  205             Fee                1927                               36   Units    100.00       3/7/2007    8,160,000
  206             Fee                2006                           19,957    SF      100.00      3/13/2007    6,000,000
  207             Fee                2006                           12,425    SF      100.00       3/1/2007    5,320,000
  208             Fee                1980         2007              34,241    SF       94.00       5/1/2007    5,200,000
  209             Fee                2005                               80   Units     93.80      3/15/2007    5,290,000
  210   Yes (26)  Fee                2002                               82   Units    100.00      3/19/2007    5,800,000
  211             Fee                1990                          202,400    SF      100.00       4/9/2007    5,130,000
  212             Fee                1990                           29,458    SF      100.00      3/16/2007    5,700,000
  213             Fee                1966         1997             129,247    SF      100.00      4/11/2007    6,330,000
  214             Fee                1986         2007              44,238    SF       80.00       2/8/2007    6,775,000
  215             Fee                1999                           63,361    SF      100.00      1/28/2007    6,250,000
  216             Fee                2000                               86   Rooms     65.20      2/28/2007    5,500,000
  217   Yes (21)  Fee                1968         1971              35,000    SF      100.00      3/13/2007    5,450,000
  218             Fee                1965         2006                  66   Rooms     94.50     12/31/2006    6,200,000
  219             Fee                2003                           30,977    SF       95.00     12/31/2006    5,200,000
  220             Fee                1984                           52,938    SF       93.50       2/1/2007    8,800,000
  221             Fee                2006                           13,523    SF      100.00       5/8/2007    5,100,000
  222             Fee                1959         2005              73,339    SF       92.58      3/21/2007    4,830,000
  223   Yes (13)  Fee                2005                           28,088    SF      100.00      4/23/2007    4,775,000
  224   Yes (13)  Fee                2006                           27,803    SF      100.00      4/10/2007    4,750,000
  225             Fee                1989         2006              35,140    SF       97.15      1/31/2007    5,700,000
  226             Fee                2004                               75   Rooms     84.50     12/31/2006    7,375,000
  227             Fee                1985                           29,569    SF       95.81       3/1/2007    4,590,000
  228             Fee                1998                           21,822    SF      100.00       1/1/2007    4,515,000
  229             Fee                2005                           78,460    SF       71.20      1/18/2007    6,130,000
  230             Fee                2006                           14,105    SF      100.00       3/1/2007    4,500,000
  231             Fee                2003                           21,500    SF      100.00      5/31/2007    4,700,000
  232             Fee                1987         1992              33,132    SF       90.65     10/31/2006    6,900,000
  233             Fee                2005                           23,508    SF      100.00      3/20/2007    5,670,000
  234             Leasehold          1983         1990              75,000    SF       92.78     12/31/2006    8,600,000
  235             Fee                1956                              101   Pads      94.10      3/28/2007    4,710,000
  236   Yes (27)  Fee                1982                           96,772    SF       91.99       7/1/2006    6,600,000
  237   Yes (30)  Fee                1999         2006                  78   Rooms     82.00     12/31/2006    7,050,000
  238             Fee                1916                               30   Units     96.70      2/15/2007    4,960,000
  239   Yes (25)  Fee                1987                              162   Pads      95.70      2/26/2007    4,700,000
  240             Fee                1974         1995              37,715    SF       95.82       2/1/2007    5,200,000
  241             Fee                2005                           17,802    SF       92.84      1/31/2007    4,420,000
  242   Yes (23)  Fee                1973         1988                 102   Units     98.00       2/1/2007    5,400,000
  243             Fee                1960         2007               6,110    SF      100.00      2/19/2007    4,340,000
  244             Fee                1930         2004                  17   Units     94.10       2/8/2007    5,300,000
  245             Fee              Various      Various                146   Units     99.32     12/31/2006    4,800,000
 245.1            Fee                1983         2007                  96   Units     98.96     12/31/2006    3,200,000
 245.2            Fee                1976         2005                  50   Units    100.00     12/31/2006    1,600,000
  246             Fee                2005                           26,600    SF       77.90       2/1/2007    6,100,000
  247             Fee                1941         1987              34,447    SF       96.43       4/9/2007    5,700,000
  248             Fee                2000                               68   Units    100.00       3/6/2007    4,320,000
  249             Fee                1985                           21,955    SF      100.00      2/28/2007    6,100,000
  250             Fee                1998                           11,880    SF      100.00       6/1/2007    4,000,000
  251   Yes (25)  Fee                1937                            8,137    SF      100.00       2/1/2007    4,400,000
  252             Fee                1987                           22,306    SF      100.00       1/1/2007    4,730,000
  253             Fee                2002                           38,378    SF      100.00        Various    3,870,000
 253.1            Fee                2002                               25   Units    100.00     12/31/2006    2,040,000
 253.2            Fee                2002                            9,600    SF      100.00       6/1/2007    1,830,000
  254             Fee                1999                               72   Units     94.40      3/31/2007    5,000,000
  255   Yes (29)  Fee                2000                               72   Rooms     73.80     12/31/2006    5,600,000
  256             Fee                1950         2005               7,000    SF      100.00       4/5/2007    4,000,000
  257   Yes (27)  Fee                1999                           63,710    SF      100.00       7/1/2007    5,000,000
  258             Fee                2006                           16,411    SF      100.00      3/17/2007    3,900,000
  259             Fee                1968                               89   Units     93.30      2/17/2007    4,080,000
  260             Fee                1973                              126   Units     92.06      3/27/2007    3,700,000
  261             Fee                1972         1988                  81   Units     92.59      2/20/2007    4,930,000
  262   Yes (17)  Fee                1985                               19   Units    100.00      4/30/2007    4,150,000
  263    Yes (8)  Fee                1981         1990              32,759    SF       96.84       2/7/2007    3,400,000
  264             Fee                2005                            8,493    SF      100.00      11/1/2006    3,700,000
  265             Fee                1963                               46   Units    100.00      2/27/2007    5,110,000
  266             Fee                1999                           16,836    SF      100.00       5/1/2007    4,400,000
  267             Fee                1996                               77   Rooms     72.10     12/31/2006    5,900,000
  268             Fee                1996                               69   Rooms     74.10      1/31/2007    3,825,000
  269             Fee                1911         1986              32,017    SF       92.30       3/1/2007    3,450,000
  270             Fee                1992                              122   Rooms     88.40     12/31/2006    4,200,000
  271             Fee                1997                               63   Rooms     66.00     12/31/2006    3,400,000
  272    Yes (8)  Fee/Leasehold      1999         2006              34,958    SF      100.00       3/8/2007    3,300,000
  273    Yes (6)  Fee                1970                              113   Units     86.70       3/7/2007    3,200,000
  274             Fee                1966                               63   Units     96.82      1/29/2007    3,100,000
  275             Fee                2006                            8,671    SF      100.00       3/9/2007    3,200,000
  276             Fee                1972         2006                  90   Units     98.89      3/31/2007    3,030,000
  277             Fee                1989                           10,864    SF      100.00      1/19/2007    4,060,000
  278   Yes (26)  Fee                1945         2004              20,949    SF      100.00      4/12/2007    3,525,000
  279             Fee                2001                           65,655    SF       78.40     10/31/2006    3,100,000
  280   Yes (29)  Fee                1994                               69   Rooms     76.90     12/31/2006    4,300,000
  281             Fee                2004                            8,147    SF      100.00       2/1/2007    3,400,000
  282             Fee                2003                            6,683    SF      100.00      2/15/2007    3,150,000
  283             Fee                NAP                            72,745    SF      100.00            NAP    3,575,000
  284   Yes (31)  Fee                2006                           11,827    SF       87.11      3/31/2007    2,970,000
  285             Fee                2007                               30   Units     93.30      2/28/2007    2,825,000
  286             Fee                2006                           14,127    SF       78.40       2/2/2007    3,150,000
  287   Yes (23)  Fee                1968                               58   Units     94.80       2/1/2007    3,400,000
  288             Fee                2000         2007              10,125    SF      100.00      2/26/2007    2,950,000
  289             Fee                1951         2006              16,847    SF      100.00       2/2/2007    2,800,000
  290             Fee                1984         2004              20,256    SF       80.10       3/1/2007    3,360,000
  291    Yes (2)  Fee                1984         2005              73,319    SF       80.00      1/15/2007    3,520,000
  292             Fee                1984         2007              23,495    SF       92.70      2/22/2007    3,000,000
  293             Fee                2006                               13   Units    100.00      1/24/2007    3,450,000
  294             Fee                2006                            6,270    SF      100.00      3/15/2007    2,950,000
  295             Fee                1996                           59,125    SF      100.00       4/6/2007    2,900,000
  296             Fee                1999                           10,125    SF      100.00      2/27/2007    3,000,000
  297             Fee                1985                           28,825    SF       94.03     11/17/2006    4,000,000
  298             Fee                1957                               40   Units    100.00      4/25/2007    3,020,000
  299   Yes (24)  Fee                2003                            8,550    SF      100.00      4/13/2007    2,500,000
  300             Fee                1998                           66,522    SF       86.33     12/31/2006    6,160,000
  301             Leasehold          2006                           14,564    SF      100.00      2/13/2007    2,500,000
  302             Fee                2004                           14,375    SF       91.60     10/16/2006    2,710,000
  303             Fee                1997                            8,311    SF      100.00       2/5/2007    2,330,000
  304             Fee                2000                           14,616    SF      100.00       3/9/2007    2,900,000
  305             Fee                2005                           12,225    SF      100.00      1/31/2007    2,970,000
  306   Yes (30)  Fee                2000                               65   Rooms     80.40     12/31/2006    4,750,000
  307             Fee                2007                           18,902    SF      100.00      2/22/2007    2,680,000
  308             Fee                1965                               86   Units    100.00       3/1/2007    2,500,000
  309             Fee                1969                               96   Pads      96.90      3/23/2007    3,800,000
  310             Fee                2005                            6,220    SF      100.00       3/1/2007    2,630,000
  311             Fee                2004                           10,952    SF      100.00      3/14/2007    2,230,000
  312   Yes (31)  Fee                2005                            7,500    SF      100.00     12/16/2006    1,910,000
  313             Fee                2006                            9,151    SF      100.00      1/15/2007    2,000,000
  314   Yes (14)  Fee                2006                            4,464    SF      100.00      3/28/2007    1,800,000
  315             Fee                1985         2005                  33   Units    100.00      2/15/2007    1,660,000
  316             Fee                1979                           29,837    SF      100.00       4/3/2007    1,930,000
  317             Fee                1999                               36   Units     94.44       2/8/2007    1,900,000
  318   Yes (14)  Fee                2006                            3,600    SF      100.00      3/28/2007    1,600,000
  319   Yes (14)  Fee                2006                            3,600    SF      100.00      3/28/2007    1,500,000
  320             Fee                1983                           26,084    SF       82.00      12/9/2006    1,840,000
  321   Yes (14)  Fee                2006                            3,112    SF      100.00      3/28/2007    1,500,000
  322             Fee                2005                            7,388    SF      100.00       3/8/2007    1,450,000
  323             Fee                2004                            5,102    SF      100.00      1/29/2007    1,880,000
  324             Fee                1990                           12,000    SF      100.00      4/24/2007    1,200,000
  325             Fee                2006                            4,000    SF      100.00      1/29/2007    2,050,000
  326             Fee                1962                               17   Units    100.00      6/19/2006    1,380,000

                                                                         LARGEST TENANT
        APPRAISAL              SINGLE    -------------------------------------------------------------------------------------
LOAN #     DATE      PML %   TENANT(17)  TENANT NAME                                                                UNIT SIZE
-----------------------------------------------------------------------------------------------------------------------------

   1     3/30/2007     12                Triad Financial Corporation                                                   62,885
   2     3/24/2007     15                Ralphs Grocery Co                                                             52,223
   3      3/9/2007                       Color Kinetics                                                                56,885
   4      3/8/2007

   5     1/12/2007     19         Yes    Mervyn's                                                                     336,000
   6     1/29/2007

   7     2/10/2007                       Food For Less                                                                 60,560
   8     3/10/2007                       Belk's (Ground Lease)                                                        114,614
   9     2/26/2007                Yes    Daimler Chrysler Corporation                                                 493,000
  10    12/21/2006
  11       Various              Various

 11.01   1/31/2007                Yes    Pharr Convenience Store, Inc. and Amanullah Devji and Badruddin S. Kheraj      3,000
 11.02   1/31/2007                       Nadia 786, Inc. d/b/a Ran's Chevron                                            3,000
 11.03    2/7/2007                       Nazimuddin Noorani and Habibullah Rayani                                       3,000
 11.04   1/31/2007                       Padma Enterprises, Inc. DBA EZ Food Mart                                       3,120
 11.05   1/31/2007                       Kaman USA, Inc. d/b/a HOP IN# 7 and Altaf Bhamani and Akbar Bhamani.           3,000
 11.06   1/31/2007                       Bhamusa, Inc. d/b/a Hop In#2 and Altaf Bhamani And Akbar Bhamani               3,000
 11.07    2/2/2007                       Mohammad Anis Khan                                                             3,000
 11.08    2/2/2007                       Haroon anwar dba Shell Food Mart                                               3,100
 11.09   1/31/2007                       Sylvan Chevron, Inc. and Nazimuddin Noorani                                    2,400
 11.10   1/31/2007                       Ambrose Joseph and Marykutty Joseph, d/b/a Mobil Food Mart                     3,000
 11.11   1/31/2007                       Amiruddin Jooma \ Raheel Enterprises, Inc.                                     3,000
 11.12   1/31/2007                       Arsh Food & Gas, Inc.                                                          3,000
 11.13   1/31/2007                Yes    Camp Creek Food Mart, Inc. and Nazimuddin Noorani                              1,920
 11.14   1/31/2007                       N & Z, Inc.,Zubair J.Ali Shamsi and Nazimuddin Noorani                         2,889
 11.15   1/31/2007                       Khimani Enterprises, Inc                                                       3,000
 11.16    2/7/2007                       A&F Group, LLC                                                                 3,120
 11.17    2/7/2007                       Nizar Enterprises, Inc.                                                        3,100
 11.18    2/2/2007                       G.L.D. Enterprises, Inc.                                                       3,000
 11.19   1/30/2007                       Javaid Yasin                                                                   3,000
 11.20   1/31/2007                Yes    Hellgeth Enterprises, Inc                                                      5,020
 11.21    2/7/2007                       DLK Oil Company                                                                3,100
 11.22    2/2/2007                       Neeraj Dutta and Poonam Dutta, d/b/a Exxon Foodmart.                           3,000
 11.23    2/7/2007                Yes    Wesley Food N & R, Inc.                                                        2,500
 11.24   1/31/2007                Yes    University Exxon, Inc. and Nazimuddin Noorani                                    990
 11.25   1/31/2007                       ZNN, Inc., and Nazimuddin Noorani.                                             2,380
 11.26    2/7/2007                       R & V Business, Inc., Karim Roy and Ahmad Virani                               3,050
 11.27   1/31/2007                Yes    Mohammed Munaf                                                                 1,100
 11.28    2/7/2007                       Salima Pirani and Nadir Noormohammed Pirani d/b/a Killian Hill Exxon           4,000
 11.29    2/9/2007                Yes    Evershine Business, Inc and Altaf Bhamani and Akbar Bhamani                    3,386
 11.30    2/9/2007                Yes    Kaishaly, LLC and Altaf Bhamani and Akabar Bhamani                             2,660
 11.31    2/9/2007                Yes    Nazimuddin Noorani and Main Street Hop-In, Inc                                 3,353
 11.32   1/31/2007                       Bharat Bhakta                                                                  3,100
 11.33   1/31/2007                       HR Associates, Inc.                                                            3,100
 11.34    2/2/2007                       Ankita Business, Inc. and Ankita Patel                                         3,000
 11.35   1/31/2007                Yes    Noor Jan d/b/a Mobil Food Mart                                                 4,000
 11.36   1/31/2007                Yes    MLW Enterprises, Inc.                                                            880
 11.37   1/31/2007                Yes    Mashallah Ameer, Inc.                                                          1,104
 11.38   1/31/2007                Yes    Holmes Convenience Corp. and Nazimuddin Noorani                                  880
 11.39   1/31/2007                Yes    FFM, Inc.                                                                      2,640
 11.40   1/31/2007                Yes    Evergreen Business, Inc and Mohammed Munaf                                     3,000
 11.41    2/2/2007                Yes    Merc, L.L.C., and Amiruddin Hajiani.                                           3,000
 11.42   1/31/2007                Yes    The Cupboard, LLC                                                              2,500
 11.43   1/31/2007                Yes    The Cupboard, LLC                                                              2,500
 11.44   1/31/2007                Yes    The Cupboard, LLC                                                              2,500
 11.45   1/31/2007                Yes    The Cupboard, LLC                                                              3,762
 11.46   1/31/2007                Yes    Reshami Patel                                                                  1,104
 11.47   1/31/2007                Yes    Hassan S. Sheikh, dba Exxon Food Mart                                          1,248
 11.48   1/31/2007                Yes    Farida Enterprises, Inc.                                                       4,520
 11.49   1/31/2007                Yes    The Cupboard, LLC                                                              2,420
 11.50    2/9/2007                Yes    RH Enterprises, Inc                                                            3,345
 11.51    2/7/2007                Yes    HR Associates, Inc.                                                            3,000
 11.52   1/31/2007                Yes    Buddy Enterprises, Inc., and Badruddin S. Kheraj                               1,908
 11.53   1/31/2007                Yes    Americus Reed                                                                  1,104
 11.54   1/31/2007                Yes    Peachtree Food Mart R And N, Inc., Rafique Andani, and Nazim Noorani           1,920
 11.55   1/31/2007                Yes    Workeye Jamille                                                                1,200
 11.56    2/7/2007                Yes    Maz Business, Inc.                                                             3,244
 11.57   1/31/2007                Yes    Kelly N. Chancey, individually, and Kelly N. Chancey, Inc.                     2,024
 11.58   1/31/2007                Yes    Workeye N.Jamille and Berhanu Teginu                                           1,248
 11.59    2/2/2007                Yes    Husein Khimani and Hassan Khimani                                              2,200
 11.60    2/7/2007                Yes    Aryan Alim Enterprises, Inc., and Mansoor J. Charaniya and Amin Charaniya      2,617
 11.61    2/7/2007                Yes    Tasadduq Riaz and Aanas Safdar                                                 2,567
 11.62    2/7/2007                Yes    Vaibhavlaxmi Corporation, Inc.                                                 2,400
  12      3/1/2008     6                 Safeway, Inc.                                                                 38,505
  13     3/13/2007                       Charlotte-Mecklenburg Hospital                                               162,158
  14       Various
 14.1    8/19/2006

 14.2    4/19/2007

  15     2/27/2007                       Pershing, LLC                                                                 21,000
           Various                 0
  16    11/29/2006
  17     12/5/2006
  18     12/5/2006
  19      4/1/2007
  20     2/13/2007

  21     11/1/2007     14                Cirivello's Sports Bar                                                        11,545
  22     3/22/2007     10                Ellipsys Digital / Ostendo                                                    22,110
  23     8/17/2006
  24      8/1/2007

  25     11/6/2006                Yes    Houston Cellular Telephone Company, LP                                       208,593
  26      3/2/2007    19.5               Country Wide                                                                  34,578
  27      4/1/2008     14                Chandler Chicco Agency, LLC                                                    6,215
  28      8/1/2007                       Great-West Life                                                               44,959
  29     3/16/2009     16
  30      3/2/2007
  31      3/1/2007
  32       Various  Various     Various

 32.1     3/6/2007     4                 Northern Video Systems, Inc                                                   52,000
 32.2     3/6/2007     3                 Asian Dreams Furniture                                                        12,150
 32.3     2/6/2007                Yes    Johnson Control                                                              130,000
 32.4     3/5/2007                       Kelsey Steel Construction                                                      4,000
 32.5     3/5/2007                       International School of Pedorthics                                             3,900
  33     1/22/2007                       Cabi Developers                                                                5,113
  34      3/8/2007                       Kohler                                                                        12,763
  35       Various
 35.1     2/2/2007                       General Electric (Master Lease)                                               32,167
 35.2     2/2/2007                       DHL Express (USA) Inc.                                                        64,460
 35.3    1/30/2007                       MetroPCS Georgia, Inc.                                                        30,156
  36      3/6/2007                       American Home Furnishings                                                    144,500
  37     5/21/2007                       Panera Bread Co.                                                               4,560
  38    12/28/2006     18                Dollar Tree                                                                   13,000
  39       Various
 39.1     1/5/2007                       Baylor Medical Center at Grapevine                                            18,796
 39.2     1/8/2007                       Anthem Blue Cross Blue Shield                                                 51,681
 39.3     1/9/2007                       Baylor Medical Center at Garland                                              10,000
  40     1/22/2007     15                Alexander's Premier Salon & Spa                                               10,074
  41     12/1/2007     15                99 cent Only Stores, Store #77                                                30,690
  42     2/14/2007                Yes    Adidas Sales, Inc.                                                           563,210
  43      4/6/2007     11
  44      2/1/2007                       Cantina Laredo                                                                 6,500
  45     2/14/2007     11                Big 5 Sporting Goods                                                          10,960
  46      2/1/2008

  47      1/1/2008     18                BEI Technologies, Inc.                                                        46,769
  48     3/23/2007                       Dean Witter Reynolds, Inc.                                                    15,444
  49     4/20/2007
  50     2/16/2007

  51     10/9/2007                       Wickes Furniture Company, Inc.                                                64,247
  52      6/1/2007                       BHR Fresh, LLC                                                                25,000
  53      2/8/2007                       PGA Tour Superstore                                                           98,667
  54     3/21/2007     13
  55      3/1/2007                       Autobase, Inc.                                                                36,551
  56      6/9/2007     19
  57     3/15/2007
  58     2/28/2007     18
  59      3/2/2007                       RBF Corp dba Rainbow Foods                                                    64,673
  60    12/18/2006

  61     9/25/2006                       Golds Gym                                                                     30,600
  62      2/2/2007                       Parsons Infrastructure                                                        14,214
  63     3/15/2007     16                PFF Bank & Trust (Pad Lease)                                                   4,700
  64     3/28/2007

  65       Various

 65.1     2/6/2007                       Greater Chesapeake Physicians                                                  4,700
 65.2    2/12/2007                       Scitech Services, Inc                                                         11,712
 65.3    2/13/2007

 65.4    2/12/2007                       Fortunato Brothers Pizza                                                       2,400
 65.5     2/6/2007                       Carrol School of Performing Arts                                               6,700
 65.6    2/24/2007                       Old Court Animal Hospital                                                      2,500
 65.7    11/1/2007                       Miles Appliance Service                                                        3,170
 65.8    2/10/2007                       High's of Baltimore                                                            2,000
  66       Various

 66.1     3/2/2007     12

 66.2     3/1/2007
 66.3    2/27/2007

  67      4/9/2007                Yes    Alliance Data Systems, Inc.                                                   76,350
  68     2/27/2007

  69      8/2/2007     19         Yes    CardioDX                                                                      32,820
  70     3/26/2007
  71    10/10/2006                       Best Buy                                                                      63,353
  72     3/31/2007                       Office Max, Inc.                                                              28,540
  73     1/23/2007                       24 Hour Fitness                                                               15,000
  74     1/11/2007                       LaFarge Corporation                                                           47,687
  75      2/1/2007                Yes    Vitron Manufacturing                                                         105,400
  76     1/17/2007     17         Yes    County of Los Angeles                                                         66,825
  77     2/27/2007

  78     3/21/2007                Yes    Silgan Containers                                                            187,850
  79     3/17/2007

 79.1    3/17/2007

 79.2    3/17/2007
  80      3/1/2007

  81      3/7/2007     19                Nima Alizadeh                                                                  2,293
  82    12/19/2006                       GCRS, Inc.                                                                    24,000
  83      9/8/2006                N/A
  84     3/21/2007                       Bashas                                                                        42,678
  85      1/4/2007                       Goody's Family Clothing, Inc.                                                 30,000
  86     3/29/2007                       New York Sports Club                                                          24,288
  87     4/22/2007     18                Clarita Career College                                                        11,438
  88     10/3/2006                       First Surgical Woodlands                                                      14,077
  89     3/16/2007     12         Yes    Intel Corporation                                                             52,958
  90     2/15/2007                       What A Find Furniture                                                         19,578
  91     2/16/2007     10
  92     3/26/2007
  93      4/1/2009
  94      4/1/2007                Yes    Demag Industrial                                                             233,915
  95     12/1/2006

  96     2/15/2007     16                NorthBay Healthcare Group and NorthBay Healthcare Corporation                 41,449
  97     12/6/2006

  98     1/29/2007     13         Yes    HealthCare Partners, LLC                                                      54,950
  99     3/14/2007     16                Ralphs Grocery Co.                                                            32,134
  100     2/1/2007                Yes    Radission (Ground Lease)                                                     147,435
  101   10/23/2006
  102    2/22/2007     9
  103    2/27/2007     10                Charis Portraiture                                                             5,000
  104      Various
 104.1   3/29/2007

 104.2   3/29/2007

 104.3   3/29/2007                       Flooring Environment                                                           7,743
 104.4   3/28/2007                       Morning Star Management                                                        5,100
 104.5   3/28/2007                       McGinn Smith                                                                   4,085
  105    2/15/2007                       Brookshire Brothers                                                           31,760
  106    6/19/2007     11         Yes    Jeffrey & Jill Essakow                                                        19,900
  107    10/8/2006                       P&C Foods                                                                     46,940
  108     1/3/2007     14                Lanahan & Reilley LLP                                                         18,030
  109    1/17/2007                       Louis Shanks of Texas                                                         52,234
  110     2/8/2007     12         Yes    Walgreens                                                                     12,471
  111     3/5/2007     16                Yang Pyung Seoul Restaurant                                                    2,406
  112     2/6/2007     11
  113    2/23/2007
  114   12/13/2006                       Veranda Partners                                                              16,800
  115     3/6/2007                       Department of Transportation                                                  21,754
  116    2/19/2007     8                 Save Mart                                                                     36,760
  117     3/2/2007                       ADT Security Services, Inc.                                                   23,793
  118    1/19/2007                Yes    Rite-Hite Holding Corporation                                                 50,566
  119    10/1/2007     10                Rite Aid                                                                      20,118
  120    1/22/2007                Yes    H.J. Heinz Company, L.P.                                                      72,786
  121     2/7/2007

  122     3/9/2007     12                North Ranch Chiropractic                                                       4,726
  123    3/12/2007     18                Lightel Technologies                                                          11,356
  124    2/12/2007     10                WFB/Bebe M.Broussard                                                           6,784
  125     4/2/2007     19
  126    1/15/2007     17                24 Hour Fitness                                                               21,954
  127    2/13/2007     14                Staples Office                                                                24,358
  128    2/21/2007     17                Long's Drug Stores California                                                 27,462
  129     3/3/2007                       Geotrace Technologies, Inc.                                                   47,942
  130    11/6/2006

  131    3/12/2007     10                Manly and McGuire                                                             14,109
  132    2/27/2007
  133     1/4/2007

  134    4/16/2007                       Bar Louie                                                                      6,161
  135    3/22/2007     14                LJMG, Inc.                                                                    15,077
  136    3/29/2007     16                Windemere Inland Empire Real Estate                                            4,199
  137     1/3/2007                       Coldwell Banker Residential Brokerage                                         12,286
  138      Various  Various
 138.1   2/26/2007     18                India's Tandoori                                                               2,572
 138.2   2/23/2007     19                Leon Max, Inc.                                                                 2,400
  139    9/21/2006     15         Yes    Walgreen Co.                                                                  12,610
  140    2/16/2007

  141    3/20/2007                       National Alliance Title                                                        6,204
  142     5/1/2007                       United Woodworkers                                                            11,237
  143    3/26/2007

  144    3/14/2007                Yes    Walgreens                                                                     14,259
  145    3/15/2007

  146     3/1/2007                       Weichert Realty                                                                5,830
  147   10/19/2006

  148    2/21/2007     22                Jenico Shoes                                                                   2,400
  149     9/1/2007                       Dollar Tree                                                                    9,400
  150     1/6/2007     17                HiLife Furniture                                                              30,000
  151    2/19/2007     14
  152      Various                Yes
 152.1    3/1/2007                Yes    US Dept of Transportation                                                     19,241
 152.2    3/7/2007                Yes    Social Security Administration                                                12,260
 152.3    3/7/2007                Yes    Social Security Administration                                                 9,298
  153     2/8/2007
  154     3/9/2007
  155     3/7/2007

  156    2/28/2007                       Real Estate Expo (affilate of borrower)                                        9,407
  157    9/17/2007                Yes    Academy Sports                                                               128,208
  158    1/31/2007                       Teledyne Water Labs                                                           65,000
  159    1/18/2007                       United Artists Theatre (Pad Lease)                                            22,000
           Various                       Larry Haas                                                                    20,650
  160    3/21/2007                       Acceleration, LLC                                                              8,374
  161    1/16/2008                       Larry Haas                                                                    20,650
  162    2/15/2007     9          Yes    NorthBay Healthcare Group and NorthBay Healthcare Corporation                 29,523
  163    2/15/2007     6                 NorthBay Healthcare Group                                                     27,133
  164    3/23/2007                       Fuddruckers                                                                    4,478
  165   11/22/2006

  166     2/6/2007     17                PJAMM                                                                         18,361
  167    1/19/2007
  168    4/22/2008                       Snap Fitness                                                                   3,120
  169     2/1/2007     12                Odyssey Group                                                                 53,970
  170     1/5/2007     10
  171    2/13/2007
  172    2/13/2007
  173    3/13/2007                       Family Dollar                                                                  9,777
  174      Various
 174.1   7/18/2006

 174.2   7/18/2006
 174.3   7/25/2006
 174.4   7/18/2006

  175     2/1/2007

  176    1/31/2007                       Covenant Clinics                                                               8,558
  177    2/27/2007     16                Dr. Sechrist & Schneider                                                       3,855
  178    3/20/2007
  179    1/23/2007

  180    2/21/2007                       Steve & Barry's GLC LLC                                                      109,800
  181    2/22/2007

  182    1/30/2007                       The Trieste Group, LLC                                                        15,600
  183    1/17/2007
  184    1/23/2007

  185     4/1/2007                Yes    Krauss-Maffei Corp.                                                          112,736
  186    2/20/2007                Yes    MKS Instruments, Inc                                                          77,088
  187     2/8/2007                       CVCS                                                                          38,174
  188    5/13/2007     14                ADVENTRX Pharmaceuticals, Inc.                                                12,038
  189     1/5/2007

  190    2/28/2007                       Wayzata Bay Management, LLC                                                   72,286
  191     3/4/2007                       Hargray Communications Group                                                  17,950
  192     3/5/2007                       Whole Foods                                                                   13,000
  193    1/22/2007                       Plains Capital Bank                                                            7,582
  194    12/5/2006                N/A
  195    3/14/2007                       Fashion Bug                                                                    8,000
  196      Various                Yes
 196.1    4/1/2007                Yes    Fresenius Medical Care Laredo                                                  9,780
 196.2    3/1/2007                Yes    Fresenius Medical Care of Sunnyside                                           10,500
 196.3    2/6/2007                Yes    Fresenius Medical Care of Ripley                                               6,372
  197    2/15/2007                       Right Choice Managed Care                                                     60,088
  198     5/1/2007                       Mattress Warehouse                                                             6,400
  199    2/26/2007                Yes    Time Warner Telecom of Colorado, LLC                                          32,000
  200    2/22/2007                       Resource Land Holdings                                                         5,985
  201    1/25/2007     11
  202     3/9/2007
  203    2/13/2007                       Office Depot                                                                  25,000
  204    2/22/2007     15                Marie Calender Pies                                                            8,300
  205    3/19/2007     19
  206    2/14/2007                       OC Floors                                                                      6,262
  207    2/24/2007                       Aspen Dental Group                                                             3,600
  208    4/15/2007                       Coast Cardiology Center                                                       19,482
  209    3/21/2007
  210     3/6/2007

  211     4/1/2007                Yes    O'Neal Steel                                                                 202,400
  212    2/13/2007                       Flagship Wharf Condominium                                                     5,850
  213    3/22/2007                Yes    The Great Atlantic & Pacific Tea Company, Inc.                               129,247
  214     6/1/2007                       Bio-Medical Applications of Florida                                           11,293
  215     3/8/2007     10         Yes    Kinetics Systems, Inc                                                         63,361
  216    3/23/2007

  217    3/13/2007                Yes    Guthrie Medical Clinic                                                        35,000
  218     1/1/2007
  219    1/12/2007                       Edina Realty                                                                  11,895
  220    1/18/2007                       Children's Hospital Association                                               12,088
  221    3/17/2007                       Super China Buffet                                                             6,498
  222     5/1/2008                       True Value Hardware                                                           16,106
  223    2/15/2007                       William R. Jester Master Lease                                                 7,488
  224    8/15/2007                       William R. Jester                                                              5,250
  225    12/1/2006     16                Miramar VW Audi                                                                7,210
  226    1/17/2007

  227    2/12/2007                       U.S. Tae Kwan Do                                                               4,868
  228     2/6/2007                       Ortholink, Inc.                                                                9,593
  229    1/28/2007     12
  230    12/1/2006     10         Yes    Beck, Hayre and Skibiel, PLLC                                                 14,105
  231    3/30/2007                       Dixie Pools                                                                    3,300
  232     1/2/2007                       3 Brother Swimming Supply                                                      5,678
  233   12/11/2006                       Transnation Title Insurance                                                    5,971
  234    1/31/2007     13                Desert Medical Group, Inc.                                                     4,618
  235    2/20/2007     15
  236    2/15/2007                       County of Henrico, Virginia                                                   27,295
  237    1/17/2007
  238    2/16/2007     19
  239    1/27/2007
  240    1/11/2007                       Van's Golf Shop                                                                8,903
  241     2/7/2007                       JVMT, Inc. dba Rio Grande                                                      3,532
  242     2/2/2007

  243    3/10/2007                Yes    Citibank                                                                       6,110
  244    2/14/2007     17
  245    3/13/2007

 245.1   3/13/2007

 245.2   3/13/2007

  246   10/14/2007     12                Elite Body                                                                     3,600
  247    2/23/2007     14                NoteWorld, LLC                                                                18,827
  248    3/16/2007

  249    3/14/2007     14                Nationwide Expo                                                                8,550
  250    3/18/2007                Yes    CVS                                                                           11,880
  251     2/2/2007                       The Uptown Tavern                                                              3,900
  252     3/5/2007     13                Lomita Health                                                                  6,728
  253     1/8/2007

 253.1    1/8/2007

 253.2    1/8/2007                       Curves                                                                         2,400
  254     3/6/2007
  255    1/22/2007

  256    2/23/2007     6                 Regents of CA                                                                  6,200
  257    2/15/2007                Yes    The Trane Company                                                             63,710
  258    1/24/2007                       European Home Interiors                                                        4,323
  259    2/10/2007
  260     1/4/2007
  261    2/14/2007
  262     1/9/2007     15
  263    10/6/2006                       Dollar General                                                                 7,650
  264    2/12/2007                       Mattress Direct                                                                2,700
  265   12/29/2006     15
  266     3/3/2007     10         Yes    Rite-Aid                                                                      16,836
  267    1/22/2007
  268    2/16/2007

  269    3/13/2007                       Wesley HVAC                                                                    5,510
  270    9/12/2006
  271     2/9/2007

  272    10/6/2006                       Planet Fitness                                                                 8,762
  273     1/8/2007
  274    2/12/2007

  275    3/27/2007                       Mr. Lu's Chinese Restaurant                                                    7,502
  276    1/21/2007

  277    2/10/2007     17                Studio 1 (Dance Studio)                                                        2,319
  278     3/6/2007                       AutoZone                                                                       7,705
  279    1/12/2007
  280    1/22/2007

  281    1/28/2007                       BBQ                                                                            4,151
  282     3/2/2007     10                Popular Cash Express                                                           1,728
  283   10/21/2006                Yes    Rite Aid (Ground Lease)                                                       72,745
  284    6/27/2007                       Mattress Plus                                                                  2,850
  285     3/9/2007

  286     3/2/2007                       HCA Medical                                                                    4,050
  287     2/1/2007

  288    3/22/2007                Yes    CVS, Inc.                                                                     10,125
  289    2/15/2007                       Qcorp Ventures, Inc.                                                           3,000
  290    3/20/2007                       Albert Einstein Medical Center                                                 6,552
  291    11/8/2006

  292    2/20/2007                       Manderfeld Agency                                                              4,614
  293    1/29/2007     11
  294    2/21/2007     16                Famima Corporation                                                             3,135
  295     2/1/2007                Yes    Dexxon Digital Storage                                                        59,125
  296     3/6/2007                Yes    CVS Pharmacy, Inc.                                                            10,125
  297   11/20/2006                       PCM Staffing Solutions, Inc.                                                   4,645
  298     4/9/2007     17
  299    3/23/2007                       Dry Clean Xpress                                                               3,000
  300    3/13/2007
  301     2/3/2007                Yes    Rite Aid                                                                      14,564
  302    1/25/2007                       Winston's Doggy                                                                3,000
  303    2/12/2007                       Darque Tan                                                                     3,600
  304    2/28/2007                Yes    United States Treasury                                                        14,616
  305    3/23/2007                       Huntington Learning Center                                                     2,406
  306    1/17/2007

  307     3/7/2007                       Aaron Rents                                                                    8,040
  308    1/24/2007
  309     4/1/2007

  310     3/6/2007                       Washington Mutual Bank                                                         4,400
  311    2/24/2007                       DaVita-West, LLC                                                               6,952
  312     2/6/2007                       Verizon Wireless                                                               3,750
  313    2/27/2007                       5th Quarter Sports Grill                                                       2,500
  314     2/9/2007                Yes    PFF Bank and Trust                                                             4,464
  315     2/5/2007

  316    3/20/2007                       Electronic Design Corporation                                                 14,060
  317    2/26/2007

  318     2/9/2007                Yes    McDonald's                                                                     3,600
  319     2/9/2007                Yes    Panda Express                                                                  3,600
  320    2/15/2007     12
  321     2/9/2007                Yes    El Pollo Loco                                                                  3,112
  322     2/6/2007                Yes    General Services Administration                                                7,388
  323    1/30/2007                Yes    Blazin Wings, Inc.                                                             5,102
  324    3/23/2007                       Natures Delight                                                                5,000
  325     2/5/2007                       Chipotle Mexican Grill                                                         2,200
  326    6/19/2006

        LARGEST TENANT                                            2ND LARGEST TENANT
        --------------  -----------------------------------------------------------------------------------------------------------
             LEASE                                                                                                         LEASE
LOAN #    EXPIRATION    TENANT NAME                                                                           UNIT SIZE  EXPIRATION
-----------------------------------------------------------------------------------------------------------------------------------

   1       2/29/2008    24 Hour Fitness                                                                         36,000    3/31/2022
   2      11/30/2023    Edwards Theatres (Ground Lease)                                                         33,475   12/31/2023
   3       8/31/2007    Reed Elsevier                                                                           32,555   11/30/2009
   4
   5       2/28/2027
   6
   7      12/31/2018    State of Nevada                                                                         38,151   11/30/2013
   8        3/1/2022    Linens N Things                                                                         32,575     3/2/2012
   9       8/31/2016
  10
  11
 11.01     2/18/2013
 11.02      4/1/2019    Chi Coin Laundry, LLC                                                                    1,750     1/1/2014
 11.03     6/12/2019    Subway Real Estate Corp.                                                                 1,250     1/1/2008
 11.04      2/1/2025    B & C Professional Cleaners, Inc.                                                        1,500     8/1/2007
 11.05      7/1/2020    Jayanta C. DEB d/b/a Wings & Grill                                                       1,500     2/1/2008
 11.06      7/1/2020    Xiang Kui Wang                                                                           1,250     8/1/2009
 11.07      7/1/2010    Gerardo C. Cordora and Justa A. Jorge d/b/a Good Cents Cleaners                          2,000    12/1/2009
 11.08      4/1/2010    24/7 Coin Laundry, LLC                                                                   1,750     6/1/2013
 11.09     9/15/2020    Pedro Martinez                                                                           1,200    10/1/2010
 11.10     11/7/2008    Akbar A. Momin dba Modern Care                                                           2,000     1/1/2009
 11.11      7/1/2017    Subway Real Estate Corp.                                                                 2,500     2/1/2008
 11.12      8/1/2010    Young Ae Kim                                                                             2,000     6/1/2014
 11.13     5/20/2013
 11.14     10/2/2018    Eric L. Dius &  Samuel Guest, dba Lenox Auto Service                                     1,800     9/1/2010
 11.15      5/3/2017    C&M More, LLC                                                                            1,250          MTM
 11.16     2/13/2019    Patricia S.Hardesty and Marie Clark, d/b/a ABB (All Bodies Beautiful) Fitness Center     2,000     9/1/2007
 11.17      8/5/2017    Pizza Hut of America, Inc.                                                               2,500     3/5/2009
 11.18      7/1/2020    Harris & Harris, Inc. d/b/a Davido's $3.75 Pizza.                                        2,000     7/1/2007
 11.19      5/1/2019    Meg's Pizza Pies, Inc. dba Domino's Pizza                                                2,500    12/1/2015
 11.20           MTM
 11.21     5/24/2017    Maya Hair salon, Inc.                                                                    2,000     7/1/2008
 11.22    10/16/2017    Debbie Thomas                                                                            1,360    6/30/2009
 11.23      1/8/2018
 11.24     2/15/2020
 11.25    10/13/2018    James Travis Felton.                                                                     1,030     3/1/2009
 11.26     9/12/2010    24/7 Coin Laundry, LLC                                                                   2,340     2/1/2016
 11.27     9/26/2017
 11.28      7/6/2019    Jin Sing Nam d/b/a J.S.N. Fashion Cleaners                                               2,000     2/1/2013
 11.29     8/30/2017
 11.30     8/30/2017
 11.31     7/26/2019
 11.32     5/17/2017    Siraz Jooma / D & S Management, Inc.                                                     2,000     6/1/2007
 11.33    12/31/2016
 11.34     12/1/2020    Jesus Ticse, dba The Family Cleaners, Inc.                                               1,500    10/1/2008
 11.35     1/22/2018
 11.36      7/1/2009
 11.37     9/26/2017
 11.38      5/1/2020
 11.39      8/1/2007
 11.40     10/3/2017
 11.41     9/12/2018
 11.42     4/10/2018
 11.43     4/10/2018
 11.44     4/10/2018
 11.45      3/4/2018
 11.46     9/26/2017
 11.47      6/1/2008
 11.48     10/1/2016
 11.49      5/1/2018
 11.50     8/30/2017
 11.51      7/1/2010
 11.52     6/14/2013
 11.53           MTM
 11.54     8/22/2018
 11.55     7/16/2013
 11.56    11/15/2009
 11.57      7/1/2007
 11.58           MTM
 11.59      4/7/2021
 11.60     11/1/2020
 11.61     9/15/2013
 11.62     1/11/2010
  12      12/31/2009    Longs Drug Store                                                                        18,500   10/31/2009
  13       11/2/2020    OrthoCarolina, P.A.                                                                     28,613     4/6/2016
  14
 14.1
 14.2
  15       6/30/2009    Eigen Arts, Inc.                                                                         8,962    4/30/2014
  16
  17
  18
  19
  20
  21       5/31/2008    Fit Stop                                                                                 3,638    8/31/2009
  22       8/31/2009    Treatment Associates                                                                     7,061    5/31/2011
  23
  24
  25       6/30/2012
  26       6/30/2011    WL Homes, LLC.                                                                          17,467    6/30/2008
  27       3/12/2012    Hythiam, Inc.                                                                            5,380    8/14/2010
  28       2/28/2013    MCImetro Access Transmission                                                            15,713    4/30/2010
  29
  30
  31
  32
 32.1     12/31/2010    Thunder Valley Casino                                                                   10,000    6/14/2009
 32.2      5/27/2010    Tile Outlet                                                                              4,050    5/31/2011
 32.3      8/31/2011
 32.4      8/15/2007    Graco Supply Co                                                                          4,000    8/15/2008
 32.5            MTM    Ron Lupes/Dent Perfection                                                                3,800          MTM
  33       1/31/2012    Vegas Tomatoes, Inc.                                                                     3,680   12/31/2015
  34       1/31/2010    Vegasworm, Inc.                                                                          7,200    1/31/2010
  35
 35.1       3/8/2017    Strategic Capital Mortgage                                                              15,345    8/14/2017
 35.2      7/31/2010    Universal Granite & Marble                                                              42,350    1/31/2012
 35.3      6/30/2011    Immucor, Inc.                                                                           29,793    6/30/2016
  36       7/31/2018    Dos Gringos                                                                              9,271    3/31/2017
  37       1/30/2017    Massage Envy                                                                             3,439     2/6/2012
  38       2/28/2016    World of Shoes                                                                          11,800    9/30/2015
  39
 39.1      2/28/2016    Health Texas Provider Network                                                            8,645    1/31/2016
 39.2      7/31/2009    Miami Valley Hospital                                                                    6,631    6/30/2007
 39.3     12/31/2015    Matrix Rehabilitation, Inc                                                               3,158    6/30/2012
  40      10/31/2009    Active Ride Shop                                                                         8,100    7/31/2012
  41       1/31/2009    Hometown Buffet                                                                          8,819     6/5/2016
  42      12/31/2013
  43
  44       2/29/2016    Silver Fox                                                                               6,437    2/11/2017
  45       1/31/2011    Classic Closet                                                                           8,068    8/31/2010
  46
  47      10/31/2010    Bio Medical Applications                                                                 9,215   12/14/2014
  48      10/31/2008    Merrill Lynch                                                                           12,548    2/25/2010
  49
  50
  51       8/31/2022    Floor and Decor Outlets of America, Inc.                                                55,567    6/30/2017
  52       1/31/2015    Jack Arra's Salon and Spa, Inc.                                                          5,600    4/14/2011
  53       5/31/2016    Dave & Busters                                                                          57,596    3/31/2019
  54
  55      12/31/2012    Professional Data Management                                                            19,195    4/30/2013
  56
  57
  58
  59       7/15/2014    Sids Discount Liquor                                                                     7,164    7/16/2012
  60
  61       7/31/2016    Beall's Outlet (Expansion)                                                              14,700    4/30/2013
  62       1/31/2009    Post Acute Medical                                                                      11,514   12/31/2008
  63       5/31/2027    Rubio's Fresh Mexican Grill                                                              2,700    8/31/2017
  64
  65
 65.1      1/31/2009    Legends Cafe                                                                             4,100    9/30/2012
 65.2      1/31/2010    Network Management, Inc.                                                                 2,944    7/31/2009
 65.3
 65.4      5/31/2010    Fountain Green Dentist                                                                   1,600    5/31/2009
 65.5       1/1/2013    Banking Automation                                                                       2,575    5/31/2009
 65.6      7/31/2009    Lewis Investment                                                                         2,500   12/31/2009
 65.7      5/31/2008    Sal's Pizza                                                                              1,000    3/31/2009
 65.8      8/31/2009    Vinzinni's Pizza                                                                         1,000    7/31/2007
  66
 66.1
 66.2
 66.3
  67       4/30/2019
  68
  69       7/31/2014
  70
  71       5/31/2013    Staples                                                                                 20,388   12/31/2015
  72       1/31/2011    Big 5 Sporting Goods                                                                     9,945    1/31/2012
  73       6/30/2016    Horizon Animal Hospital                                                                  9,900    6/15/2016
  74       4/14/2012    GST Auto Leather                                                                        16,378    2/28/2010
  75       1/31/2017
  76       5/31/2012
  77
  78       1/31/2015
  79
 79.1
 79.2
  80
  81      11/14/2010    United Tax Relief, LLC                                                                   1,986   12/31/2008
  82       5/31/2007    Office Facilities Group                                                                 24,000   10/31/2008
  83
  84      10/31/2022    AAA of Arizona                                                                           4,060    2/28/2009
  85      11/30/2009    Old Navy                                                                                25,060    2/28/2010
  86       2/12/2027    CVS                                                                                     13,717     5/1/2027
  87      11/30/2009    Rock Productions                                                                         9,780    1/14/2011
  88       8/31/2012    Woodlands Spine                                                                          6,785    9/30/2008
  89      11/30/2012
  90       7/31/2011    Fashion Bug                                                                             10,000   12/31/2010
  91
  92
  93
  94       9/30/2020
  95
  96       3/31/2017    Forensic Medical Group                                                                     888    8/31/2007
  97
  98       3/31/2009
  99       6/30/2011    Rite Aid                                                                                18,040    5/31/2010
  100       4/1/2106
  101
  102
  103      3/31/2011    Sports Medicine                                                                          2,731   10/31/2008
  104
 104.1
 104.2
 104.3     7/31/2010    SHE Electric                                                                             5,332   12/31/2008
 104.4     9/30/2011    River of Hope Church                                                                     5,100    8/31/2011
 104.5     3/31/2009    Theraplay PLLC                                                                           2,744    8/31/2008
  105      4/30/2022    Southern Pines                                                                           6,680    8/31/2014
  106      4/30/2019
  107      7/12/2011    Eckerd                                                                                  14,830    1/31/2012
  108     12/31/2018    Coldwell Banker                                                                         14,854    3/31/2009
  109      2/28/2012    Barney's Billiards                                                                      12,121    5/31/2008
  110     11/30/2081
  111      5/31/2009    Cafe Seoul Nandaran                                                                      2,406    4/30/2013
  112
  113
  114     12/31/2011    BlueGreen Vacations                                                                     12,050    5/30/2011
  115       5/4/2010    Unisys                                                                                  20,505    9/30/2008
  116      4/30/2011    Country Waffles                                                                          5,500    2/28/2013
  117      6/30/2010    Souper Salad, Inc.                                                                      13,596    8/31/2013
  118      3/31/2022
  119      8/31/2026    Starbucks                                                                                1,760    2/28/2017
  120      5/31/2020
  121
  122     12/31/2008    ID Investigations & Adjustors                                                            2,192    8/31/2009
  123      8/31/2007    Q13 dba Q12 Corp                                                                         9,880    1/31/2011
  124      11/3/2008    Fedcom Inc                                                                               5,840     9/1/2009
  125
  126     11/30/2015    Pangaea Outpost                                                                         11,344   10/31/2009
  127      3/31/2012    Factory 2U                                                                              15,263    12/1/2009
  128       2/1/2012    Blockbuster Video                                                                        6,000    3/14/2010
  129     12/31/2010    Patrick R. Cox & Associates, CPA, PC                                                     4,283    9/30/2007
  130
  131      2/28/2012    DPR Construction                                                                        12,720   11/30/2012
  132
  133
  134      5/31/2017    TCF National Bank                                                                        4,148    2/28/2012
  135      1/31/2011    Pleasant Hawaiian Travel Services                                                       14,378   12/31/2008
  136      5/31/2010    Mexican Restaurant                                                                       2,858    8/31/2011
  137     12/31/2011    DuCharme, McMillin & Associates, Inc.                                                    7,866    2/28/2008
  138
 138.1           MTM    Nak Bum Sung                                                                             1,360   11/30/2008
 138.2     6/30/2010    Ritual Adornments                                                                        2,000    4/30/2009
  139      5/31/2080
  140
  141      3/31/2010    RMI Investment Services                                                                  5,479    3/31/2012
  142      5/31/2011    Green Valley Cabinets                                                                   10,670   12/31/2009
  143
  144      7/21/2080
  145
  146       4/1/2008    Long Ridge Dermatology                                                                   2,900     1/1/2017
  147
  148      3/31/2008    Physical Fashions                                                                        1,700          MTM
  149      1/31/2011    Muscle Ventures                                                                          8,043    1/31/2012
  150      3/31/2012    Furniture Zone                                                                           4,579    3/25/2008
  151
  152
 152.1     5/30/2024
 152.2     9/16/2009
 152.3     7/23/2010
  153
  154
  155
  156      4/30/2020    Fresenius/ Bio Medical Applications                                                      6,750    3/31/2017
  157      1/31/2023
  158      7/31/2020    Advantage Wireless                                                                      12,800    2/29/2012
  159     12/31/2017    Manayunk Diner Associates, Inc.                                                          7,800    5/31/2023
            5/1/2017    Stanley Steemer                                                                          8,648    5/31/2017
  160      7/31/2014    Major Saver                                                                              6,171   11/14/2011
  161       5/1/2017    Stanley Steemer                                                                          8,648    5/31/2017
  162      3/31/2017
  163      3/31/2017    North Valley Dental                                                                      1,674    5/31/2008
  164       2/6/2017    Original Mattress Factory                                                                3,289    8/16/2012
  165
  166      5/22/2017    First Community Bank                                                                     8,306    5/22/2017
  167
  168      9/30/2011    Starbucks Coffee                                                                         2,150    9/30/2016
  169      9/30/2012    Capital Lumber Company                                                                  50,000    7/31/2011
  170
  171
  172
  173     12/31/2012    Blockbuster Video                                                                        6,500   12/31/2009
  174
 174.1
 174.2
 174.3
 174.4
  175
  176      6/30/2016    DSI Renal Care                                                                           8,421   11/30/2014
  177      6/30/2010    Unilab Corp./Quest                                                                       1,501          MTM
  178
  179
  180     11/30/2013    Best Buy                                                                                46,892    7/31/2009
  181
  182     12/31/2020    RFR Holdong, LLC                                                                         7,800    3/31/2018
  183
  184
  185      10/9/2020
  186      5/31/2015
  187      3/31/2011    Brown Edwards                                                                            6,963   10/31/2009
  188      8/31/2009    Joseph Pei & Jesse Leeb                                                                  5,458   12/31/2009
  189
  190     10/31/2011    Maple Crest Landscaping, LLC                                                            29,903    1/31/2012
  191      9/15/2012    Melhado Flynn & Associates                                                               3,986   11/30/2007
  192      2/28/2011    MultiMedia Solutions                                                                     4,620    2/28/2011
  193     11/30/2016    Huffines Communities                                                                     6,459    1/31/2017
  194
  195      1/31/2010    Dollar Tree                                                                              4,200    9/30/2009
  196
 196.1      5/3/2019
 196.2     1/26/2019
 196.3      2/2/2019
  197      5/31/2011    Grand Vista                                                                             10,385    4/30/2012
  198      7/31/2010    Diamond Billiards                                                                        6,036    5/31/2011
  199     10/31/2015
  200       3/1/2009    Wealth Wonks Capital                                                                     5,672     4/1/2016
  201
  202
  203     11/30/2016    Traditional Gifts and Hobbies                                                            1,800    9/30/2010
  204      1/31/2011    Alliance Occupational Medical                                                            4,466    6/31/2016
  205
  206     12/31/2011    Nest Home Furnishing                                                                     4,126   12/31/2011
  207      3/31/2017    PNC Bank                                                                                 3,400    3/31/2017
  208       6/1/2022    Master Lease                                                                             6,640     6/1/2022
  209
  210
  211      4/30/2022
  212      5/30/2093    Schools For Children                                                                     5,289    10/8/2009
  213     10/31/2019
  214      3/31/2009    Family Dollar Stores                                                                    10,920    6/30/2017
  215      9/30/2013
  216
  217      9/30/2010
  218
  219      1/31/2013    Northwest Associates                                                                     5,359   10/31/2011
  220     12/31/2009    Da Vita, Inc.                                                                            8,486    8/31/2011
  221      4/30/2015    Master Lease                                                                             3,124    5/31/2010
  222       5/1/2015    Tryon Gym                                                                                4,260   12/31/2009
  223      2/28/2019    Let's Eat Out, Inc.                                                                      5,800   10/31/2016
  224      3/31/2019    Indigo Joes                                                                              4,703    7/16/2016
  225      8/31/2007    The Weld Shop                                                                            2,640   10/15/2009
  226
  227      3/31/2012    Ho Ho Restaurant                                                                         2,806    1/17/2010
  228     12/31/2009    John B. Robertson, MD                                                                    3,902    5/31/2008
  229
  230      2/18/2022
  231      11/1/2008    ERA Realty                                                                               2,400    3/15/2008
  232     10/31/2015    Sleepy                                                                                   4,850   11/30/2008
  233      1/15/2011    Windermere Real Estate                                                                   5,739     1/8/2011
  234     11/30/2010    United Cerebral Palsy Inland Emp                                                         4,524    4/30/2007
  235
  236      2/28/2011    ADT Security Services, Inc.                                                             13,719    4/30/2007
  237
  238
  239
  240      1/31/2012    Bench Warmers                                                                            4,300    7/31/2010
  241      8/31/2015    Don's Liquors                                                                            3,000    5/31/2010
  242
  243      7/15/2017
  244
  245
 245.1
 245.2
  246      7/11/2010    MVP Physical Therapy                                                                     3,600    3/31/2012
  247     12/31/2012    Goodstein Law Group                                                                      4,734    8/31/2007
  248
  249     4/30/2017     Open MRI/Insight Health Corp.                                                           4,000    6/14/2008
  250      1/31/2019
  251      7/31/2010    Dino                                                                                     3,325   10/31/2017
  252     12/31/2015    Filwell Rest.                                                                            3,344    1/15/2015
  253
 253.1
 253.2     9/15/2008    Catchin Rayz II                                                                          1,200    9/30/2007
  254
  255
  256       1/9/2014    Rio Santos                                                                                 800    2/15/2010
  257      5/31/2015
  258      7/31/2012    Kobe                                                                                     3,338    3/31/2016
  259
  260
  261
  262
  263     12/18/2011    Aspire of WNY                                                                            4,309    9/30/2009
  264      12/2/2010    T-Mobile                                                                                 1,993    1/26/2012
  265
  266       2/1/2019
  267
  268
  269      9/30/2009    Sacred Heart Hospital                                                                    4,800    7/31/2007
  270
  271
  272     12/31/2012    Family Dollar                                                                            7,594   12/31/2007
  273
  274
  275      3/26/2017    Nail Salon                                                                               1,169   12/31/2011
  276
  277     12/31/2008    Video Depot                                                                              2,160    2/28/2009
  278      9/30/2014    Panera Bread                                                                             5,000    2/28/2014
  279
  280
  281     12/31/2011    My Paradise                                                                              2,521   12/14/2010
  282     10/30/2012    Game Stop                                                                                1,500    1/31/2009
  283     10/31/2026
  284     10/31/2011    Radio Shack                                                                              2,400   12/31/2011
  285
  286      1/29/2016    Karate Studio                                                                            3,025    1/31/2012
  287
  288      1/31/2021
  289      1/31/2009    AP Express, Inc.                                                                         3,000    2/28/2009
  290      7/31/2008    Harold F. Farber, M.D.                                                                   2,755    8/31/2014
  291
  292      8/31/2011    Conners Chiropractic                                                                     3,887    1/31/2011
  293
  294     11/30/2011    Aida's University Book Exchange, Inc.                                                    3,135    3/15/2019
  295      8/31/2012
  296      1/31/2020
  297      8/31/2010    The Arthritis Foundation                                                                 4,300   12/31/2012
  298
  299       5/2/2011    YouthTopia Medspa                                                                        2,550    9/15/2011
  300
  301      3/10/2026
  302            MTM    Cherry Creek Mortgage                                                                    2,400    7/31/2009
  303     10/31/2011    Summit Dental                                                                            3,111   12/31/2010
  304      11/3/2019
  305      6/30/2011    Simply Burgers                                                                           1,931    5/30/2013
  306
  307     12/19/2010    Bayou City Wings                                                                         7,012   10/31/2016
  308
  309
  310       1/7/2016    Vogue Cleaners                                                                           1,620     4/1/2011
  311       6/1/2014    Tiburon, Inc.                                                                            4,000    5/17/2010
  312     12/31/2010    Radio Shack Corporation                                                                  2,400    1/31/2011
  313     10/31/2011    Med Pro Pharmacy                                                                         1,891   10/31/2011
  314      7/29/2026
  315
  316      3/31/2010    Blue Star Shows                                                                          9,743    3/31/2019
  317
  318      5/11/2027
  319      1/31/2027
  320
  321      7/14/2026
  322     10/16/2020
  323      2/28/2019
  324      5/31/2010    Gayles Hair Salon                                                                        1,500    1/31/2008
  325     12/15/2016    Starbucks                                                                                1,800   12/14/2016
  326

                                  3RD LARGEST TENANT
                                                                                       LEASE
LOAN #                               TENANT NAME                          UNIT SIZE  EXPIRATION  LOAN #
-------------------------------------------------------------------------------------------------------

   1    Platt College, Anaheim, Inc.                                         35,272  10/27/2013    1
   2    Barnes & Noble                                                       29,141   1/31/2009    2
   3    Organic                                                              20,480    2/8/2011    3
   4                                                                                               4
   5                                                                                               5
   6                                                                                               6
   7    Hollywood Video                                                      14,669   3/31/2011    7
   8    Barnes and Noble                                                     23,000   1/31/2013    8
   9                                                                                               9
  10                                                                                              10
  11                                                                                              11
 11.01                                                                                           11.01
 11.02  Beth Dorsey d/b/a Corporate Cuts Barber Shop                          1,000    6/1/2007  11.02
 11.03                                                                                           11.03
 11.04                                                                                           11.04
 11.05  Simindokht Abdollahi                                                  1,500    3/8/2011  11.05
 11.06                                                                                           11.06
 11.07  Kwame Atakora and Grace Owusu                                         1,250    4/1/2007  11.07
 11.08  Teneshia Phelps, dba Granny's Soulfood                                1,250    6/1/2011  11.08
 11.09                                                                                           11.09
 11.10  24/7 Coin Laundry, LLC                                                1,250   12/1/2014  11.10
 11.11                                                                                           11.11
 11.12  Samuel Glickman and Ronald Cannon                                     1,250         MTM  11.12
 11.13                                                                                           11.13
 11.14                                                                                           11.14
 11.15  Kevin Cape and Michelle Cape d/b/a Dry Cleaners                       1,000    7/1/2007  11.15
 11.16  Charisse J. Hunter, d/b/a C.J. Hunter Insurance Agency, Inc.          1,500    9/1/2008  11.16
 11.17  Dong Jun Lim & Jin H. Lim, d/b/a Maxclean                             2,000    6/1/2008  11.17
 11.18  Bhamusa, Inc. d/b/a HOP IN#1 and Altaf Bhamani and Akbar Bhamani      1,500   10/1/2012  11.18
 11.19                                                                                           11.19
 11.20                                                                                           11.20
 11.21  Sunrwa Enterprise, L.L.C.                                             1,250    6/1/2013  11.21
 11.22                                                                                           11.22
 11.23                                                                                           11.23
 11.24                                                                                           11.24
 11.25                                                                                           11.25
 11.26                                                                                           11.26
 11.27                                                                                           11.27
 11.28                                                                                           11.28
 11.29                                                                                           11.29
 11.30                                                                                           11.30
 11.31                                                                                           11.31
 11.32                                                                                           11.32
 11.33                                                                                           11.33
 11.34                                                                                           11.34
 11.35                                                                                           11.35
 11.36                                                                                           11.36
 11.37                                                                                           11.37
 11.38                                                                                           11.38
 11.39                                                                                           11.39
 11.40                                                                                           11.40
 11.41                                                                                           11.41
 11.42                                                                                           11.42
 11.43                                                                                           11.43
 11.44                                                                                           11.44
 11.45                                                                                           11.45
 11.46                                                                                           11.46
 11.47                                                                                           11.47
 11.48                                                                                           11.48
 11.49                                                                                           11.49
 11.50                                                                                           11.50
 11.51                                                                                           11.51
 11.52                                                                                           11.52
 11.53                                                                                           11.53
 11.54                                                                                           11.54
 11.55                                                                                           11.55
 11.56                                                                                           11.56
 11.57                                                                                           11.57
 11.58                                                                                           11.58
 11.59                                                                                           11.59
 11.60                                                                                           11.60
 11.61                                                                                           11.61
 11.62                                                                                           11.62
  12    Kauai Childrens Discovery Museum                                      6,822         MTM   12
  13    Starbucks Company - Kiosk                                               553   1/31/2017   13
  14                                                                                              14
 14.1                                                                                            14.1
 14.2                                                                                            14.2
  15    Loeb Partners Corp.                                                   5,300   7/31/2008   15

  16                                                                                              16
  17                                                                                              17
  18                                                                                              18
  19                                                                                              19
  20                                                                                              20
  21    California Tan                                                        2,687   5/31/2007   21
  22    Adecco Employment Services                                            6,340   1/31/2011   22
  23                                                                                              23
  24                                                                                              24
  25                                                                                              25
  26    Kaiser Foundation Health                                              9,462   3/31/2011   26
  27    Active Fitness                                                        5,263   7/31/2010   27
  28    Orange Glo International                                              6,671   7/31/2008   28
  29                                                                                              29
  30                                                                                              30
  31                                                                                              31
  32                                                                                              32
 32.1   Solar Development                                                    10,000   6/14/2009  32.1
 32.2   Kitchen Mart                                                          2,025   3/12/2010  32.2
 32.3                                                                                            32.3
 32.4   Redeemed Christian Church                                             2,760         MTM  32.4
 32.5   Kim Bryan/BA Electrical Supply                                        3,500    6/1/2007  32.5
  33    L.A. Boxing                                                           3,630   2/28/2016   33
  34    Linc Services, LLC                                                    7,200   1/31/2011   34
  35                                                                                              35
 35.1   Equitable Life Insurance                                             13,019   5/31/2013  35.1
 35.2                                                                                            35.2
 35.3                                                                                            35.3
  36    Tempe Paint & Decorator Center                                        6,056   8/31/2011   36
  37    Back Solutions                                                        3,052   12/7/2012   37
  38    Great Wall                                                            6,000  11/30/2012   38
  39                                                                                              39
 39.1   Larry Tadlock, DDS, MS, PC                                            3,393   6/30/2012  39.1
 39.2   Schumann & Sprowl                                                     6,236   9/30/2012  39.2
 39.3   Rachel J. Thieberg, DDS, MS PA and Rodney P. Lewis, DDS, MS, PA       1,948   3/31/2014  39.3
  40    Carl's Jr                                                             4,008   7/28/2010   40
  41    CSK Auto Inc #1516                                                    5,639   3/31/2010   41
  42                                                                                              42
  43                                                                                              43
  44    Farpointe Cellars                                                     5,284  12/31/2016   44
  45    Memorial Prompt Care                                                  4,200   8/31/2009   45
  46                                                                                              46
  47    Bay Area Surgical Specialists                                         7,400   9/30/2017   47
  48    Washington Mutual                                                     6,564         MTM   48
  49                                                                                              49
  50                                                                                              50
  51                                                                                              51
  52    Orthopedic Assoc. of Lake County                                      5,175   7/31/2012   52
  53                                                                                              53
  54                                                                                              54
  55    Core Business Technology                                             14,070  10/31/2012   55
  56                                                                                              56
  57                                                                                              57
  58                                                                                              58
  59    Tuesday Morning, Inc.                                                 6,283   1/15/2008   59
  60                                                                                              60
  61    Crafts and Stuff                                                     13,010  11/11/2007   61
  62    James Cotter                                                         10,800   2/28/2019   62
  63    Desert Song                                                           2,580   6/30/2011   63
  64                                                                                              64
  65                                                                                              65
 65.1   Cambridge Mortgage                                                    3,101   7/31/2008  65.1
 65.2                                                                                            65.2
 65.3                                                                                            65.3
 65.4   US Taekwon Do Academy                                                 1,600   8/31/2009  65.4
 65.5   Demario Design                                                        2,068   4/30/2009  65.5
 65.6   The Wedding Gallery                                                   1,400   5/31/2009  65.6
 65.7   M & S Photo                                                             300   3/31/2009  65.7
 65.8   Candid Cuts                                                           1,000  10/31/2007  65.8
  66                                                                                              66
 66.1                                                                                            66.1
 66.2                                                                                            66.2
 66.3                                                                                            66.3
  67                                                                                              67
  68                                                                                              68
  69                                                                                              69
  70                                                                                              70
  71    Dollar Tree                                                          15,000   9/30/2016   71
  72    Goldylocks Restaurant                                                 8,474  11/30/2013   72
  73    Zipps Sports Grill                                                    5,400   6/15/2016   73
  74    Global Crossing                                                      12,597   3/31/2008   74
  75                                                                                              75
  76                                                                                              76
  77                                                                                              77
  78                                                                                              78
  79                                                                                              79
 79.1                                                                                            79.1
 79.2                                                                                            79.2
  80                                                                                              80
  81    All American Financial Group                                          1,985   9/30/2009   81
  82    Installation Resources.                                              14,400   5/31/2009   82
  83                                                                                              83
  84    RE/Max Realty                                                         2,800   1/31/2008   84
  85    PA Acquisition Co                                                     9,600    2/5/2010   85
  86    Washington Mutual                                                     3,562  11/30/2016   86
  87    Firestone                                                             5,410  10/31/2008   87
  88    Tomaszek Neurological                                                 6,039   1/31/2014   88
  89                                                                                              89
  90    H & R Block                                                           8,009   4/30/2008   90
  91                                                                                              91
  92                                                                                              92
  93                                                                                              93
  94                                                                                              94
  95                                                                                              95
  96                                                                                              96
  97                                                                                              97
  98                                                                                              98
  99    Auto Zone Property Management                                         4,800   8/31/2009   99
  100                                                                                             100
  101                                                                                             101
  102                                                                                             102
  103   Ortega Market                                                         2,625   6/30/2016   103
  104                                                                                             104
 104.1                                                                                           104.1
 104.2                                                                                           104.2
 104.3  Salon Gallery                                                         1,500   9/30/2008  104.3
 104.4                                                                                           104.4
 104.5  Distributed Application Technologies                                  2,271    8/7/2009  104.5
  105   United States Postal Service                                          6,008  11/30/2011   105
  106                                                                                             106
  107   Dollar Tree                                                           8,100   5/31/2011   107
  108                                                                                             108
  109   Total Renal Care                                                      9,241   2/28/2013   109
  110                                                                                             110
  111   Spiga                                                                 1,640   3/31/2008   111
  112                                                                                             112
  113                                                                                             113
  114   People First Lending                                                  4,450  12/31/2011   114
  115   Lasers                                                                7,487   6/30/2009   115
  116   Blockbuster Video                                                     3,940   9/30/2009   116
  117   Advantage Sales and Marketing, LLC                                   11,329  10/31/2009   117
  118                                                                                             118
  119   Taco Del Mar                                                          1,350  10/31/2016   119
  120                                                                                             120
  121                                                                                             121
  122   Christian Assoc. Int'l                                                2,139   4/30/2010   122
  123   Dish Network Services, LLC                                            8,951   4/30/2010   123
  124   Footlocker                                                            5,250   4/30/2011   124
  125                                                                                             125
  126   HotelLocators                                                         2,909   9/30/2007   126
  127   Susie's Deal                                                          6,000   4/13/2008   127
  128   Robert & Christine Coatsworth                                         4,000   5/31/2008   128
  129   Taplin Enginering, Inc.                                               4,268   4/30/2008   129
  130                                                                                             130
  131   Nicholos Construction Co.                                             1,329   9/15/2012   131
  132                                                                                             132
  133                                                                                             133
  134   Salsarita                                                             2,726  12/31/2016   134
  135   Western Cancer Center                                                 7,668   9/30/2010   135
  136   Chicago BBQ Ribs                                                      2,303   5/31/2011   136
  137   National Semiconductor Corporation                                    6,147   9/30/2009   137
  138                                                                                             138
 138.1  Albert Woon Tomo Restaurant L.L.C.                                    1,106   5/31/2011  138.1
 138.2  Little Moon Accessories                                               1,400   4/30/2009  138.2
  139                                                                                             139
  140                                                                                             140
  141   Good Shepherd Healthcare                                              5,413   1/31/2012   141
  142   Luxury Granite Countertops                                           10,028   9/30/2009   142
  143                                                                                             143
  144                                                                                             144
  145                                                                                             145
  146   Martial Arts                                                          2,000    8/1/2010   146
  147                                                                                             147
  148   Krazy Jeans                                                           1,600   4/30/2008   148
  149   CiCi's Pizza                                                          4,500   9/30/2017   149
  150   The Casual Male                                                       3,037  12/31/2009   150
  151                                                                                             151
  152                                                                                             152
 152.1                                                                                           152.1
 152.2                                                                                           152.2
 152.3                                                                                           152.3
  153                                                                                             153
  154                                                                                             154
  155                                                                                             155
  156   Double Daves Pizza                                                    3,598    4/4/2011   156
  157                                                                                             157
  158   ISEC, Inc.                                                           12,750   4/30/2017   158
  159   PLCB Wine & Spirits                                                   3,590  10/31/2008   159
        Acceleration, LLC                                                     8,374   7/31/2014
  160   Atcheson Landscape                                                    4,975    4/1/2019   160
  161                                                                                             161
  162                                                                                             162
  163   Donna Scolaro                                                         1,310   6/30/2008   163
  164   Wells Fargo                                                           3,008  12/20/2009   164
  165                                                                                             165
  166   Remote Sensing Systems                                                4,714   8/31/2007   166
  167                                                                                             167
  168   Fashion Nails & Spa                                                   2,060  12/31/2011   168
  169   Oregon Freeze Dry                                                    28,800         MTM   169
  170                                                                                             170
  171                                                                                             171
  172                                                                                             172
  173   Advance America                                                       1,480   6/30/2008   173
  174                                                                                             174
 174.1                                                                                           174.1
 174.2                                                                                           174.2
 174.3                                                                                           174.3
 174.4                                                                                           174.4
  175                                                                                             175
  176   Lorenzo's Express                                                     3,855   1/31/2015   176
  177   Tuan Ly, Tieu Loc & Guy Trinbl                                        1,465  12/31/2011   177
  178                                                                                             178
  179                                                                                             179
  180   Gander Mountain                                                      33,032   1/31/2011   180
  181                                                                                             181
  182   AJK Squared Properties                                                7,800   3/31/2018   182
  183                                                                                             183
  184                                                                                             184
  185                                                                                             185
  186                                                                                             186
  187   UBS                                                                   6,430  10/31/2010   187
  188   Neopost Inc., A CA Corporation                                        2,904  11/30/2008   188
  189                                                                                             189
  190   Gary Reiersen                                                        25,853  10/31/2010   190
  191   First South Bank Corp.                                                3,461   5/31/2009   191
  192   Design Group                                                          4,032  11/30/2010   192
  193                                                                                             193
  194                                                                                             194
  195   Los Cuates                                                            2,800   6/30/2010   195
  196                                                                                             196
 196.1                                                                                           196.1
 196.2                                                                                           196.2
 196.3                                                                                           196.3
  197   Teters & Assoc.                                                       5,040  12/31/2009   197
  198   Jin's Cleaners                                                        2,800   6/30/2009   198
  199                                                                                             199
  200   Comcast                                                               4,712    3/1/2009   200
  201                                                                                             201
  202                                                                                             202
  203   Big G LLC                                                             1,800   3/10/2012   203
  204   Happy Gym Inc                                                         4,263   2/29/2012   204
  205                                                                                             205
  206   Five Guys Burgers                                                     3,101  12/31/2011   206
  207   Five Guys Burgers and Fries                                           1,989   5/31/2017   207
  208   Encore Properties                                                     6,065    6/1/2022   208
  209                                                                                             209
  210                                                                                             210
  211                                                                                             211
  212   Boston Financial Corporation                                          5,227   3/31/2009   212
  213                                                                                             213
  214   Beulah Christian Assembly Hall                                        4,000   9/30/2007   214
  215                                                                                             215
  216                                                                                             216
  217                                                                                             217
  218                                                                                             218
  219   Integrity Medical                                                     4,928   4/30/2011   219
  220   New Community Christian Church                                        5,189         MTM   220
  221   Buckeye Check Cashing                                                 2,701   4/30/2012   221
  222   DAK Renewable Energy                                                  3,774   4/30/2012   222
  223   CATO                                                                  3,960   1/31/2013   223
  224   Brown Derby                                                           3,600  11/12/2016   224
  225   NKB Mortorcycles                                                      2,325  12/31/2007   225
  226                                                                                             226
  227   Perfect Teeth                                                         2,510   7/31/2008   227
  228   Welchel, May & Embrey, PLLC                                           2,527   7/31/2009   228
  229                                                                                             229
  230                                                                                             230
  231   Footwork's                                                            2,000    3/1/2009   231
  232   Little Gym                                                            4,430   3/31/2018   232
  233   Wells Fargo Bank, Corp                                                4,476  12/31/2011   233
  234   Yes I Can, DME, Inc.                                                  4,145  11/30/2012   234
  235                                                                                             235
  236   Virginia Geotechnical Services, P.C.                                 13,270  10/31/2007   236
  237                                                                                             237
  238                                                                                             238
  239                                                                                             239
  240   Health West Therapy                                                   3,225   7/31/2011   240
  241   Trung Van Pham, Bien Hao                                              1,800   5/31/2010   241
  242                                                                                             242
  243                                                                                             243
  244                                                                                             244
  245                                                                                             245
 245.1                                                                                           245.1
 245.2                                                                                           245.2
  246   Kaiko Martial Arts Center, LLC                                        2,400   6/12/2012   246
  247   Guarantee Mortgage                                                    3,686  12/31/2009   247
  248                                                                                             248
  249   KSB Management                                                       2,400   5/31/2016    249
  250                                                                                             250
  251   The Tax Center                                                          912   5/31/2010   251
  252   Laundry                                                               2,364   6/14/2010   252
  253                                                                                             253
 253.1                                                                                           253.1
 253.2  American General                                                      1,200   1/31/2008  253.2
  254                                                                                             254
  255                                                                                             255
  256                                                                                             256
  257                                                                                             257
  258   Security Bank                                                         3,000   8/31/2015   258
  259                                                                                             259
  260                                                                                             260
  261                                                                                             261
  262                                                                                             262
  263   Holler-Grapes Agency                                                  3,120  11/30/2010   263
  264   RipTide Spas & Billiards                                              1,600  12/31/2010   264
  265                                                                                             265
  266                                                                                             266
  267                                                                                             267
  268                                                                                             268
  269   Heartland Hospice Care                                                4,500  12/31/2007   269
  270                                                                                             270
  271                                                                                             271
  272   Benderson                                                             5,192  12/31/2011   272
  273                                                                                             273
  274                                                                                             274
  275                                                                                             275
  276                                                                                             276
  277   La Cocina                                                             2,160  12/31/2011   277
  278   Scrapbooks Plus                                                       4,450   9/30/2009   278
  279                                                                                             279
  280                                                                                             280
  281   Fast Frames                                                           1,475  12/31/2009   281
  282   Papa John Pizza                                                       1,225   2/28/2015   282
  283                                                                                             283
  284   Moe's Southwest Grill                                                 2,202  11/30/2011   284
  285                                                                                             285
  286   State Farm                                                            1,789   2/28/2011   286
  287                                                                                             287
  288                                                                                             288
  289   White Wolf                                                            2,547   1/31/2009   289
  290   Harry Randel, D.M.D.                                                  1,720  12/31/2009   290
  291                                                                                             291
  292   Superior Medical                                                      3,511   7/31/2010   292
  293                                                                                             293
  294                                                                                             294
  295                                                                                             295
  296                                                                                             296
  297   Edward, Levy, Eisenberg & Rubin                                       3,100   9/30/2007   297
  298                                                                                             298
  299   Mama's Pizza                                                          1,575    5/2/2013   299
  300                                                                                             300
  301                                                                                             301
  302   Snuggle Bugs                                                          1,872         MTM   302
  303   First Cash Advance                                                    1,600   1/31/2011   303
  304                                                                                             304
  305   Serenity Nail Spa                                                     1,847  11/30/2010   305
  306                                                                                             306
  307   Cingular                                                              1,400   8/31/2011   307
  308                                                                                             308
  309                                                                                             309
  310                                                                                             310
  311                                                                                             311
  312   Subway Real Estate Corporation                                        1,350   3/31/2012   312
  313   Paradise Dental                                                       1,560   1/31/2012   313
  314                                                                                             314
  315                                                                                             315
  316   University of St. Thomas                                              6,034   6/30/2011   316
  317                                                                                             317
  318                                                                                             318
  319                                                                                             319
  320                                                                                             320
  321                                                                                             321
  322                                                                                             322
  323                                                                                             323
  324   Beijing Restaurant                                                    1,500   4/30/2011   324
  325                                                                                             325
  326                                                                                             326

                              FOOTNOTES TO ANNEX A

1    CRF - Countrywide Commercial Real Estate Finance, Inc., MLML - Merrill
     Lynch Mortgage Lending, Inc., PNC - PNC Bank, National Association, AMCC -
     Artesia Mortgage Capital Corporation.

2    With respect to mortgage loan numbers 12, 16, 17, 21, 27, 29, 38, 44, 46,
     52, 73, 78, 83, 119, 189, 262, and 291 the UW NCF ($) and UW DSCR (x) for
     the mortgage loans were calculated using "as stabilized" Cash Flows. "In
     Place" NCF is $1,945,734, $1,247,390, $483,753, $1,525,617, $1,233,018,
     $906,110, $1,028,294, $1,097,011, NAP, $961,565, $909,974, $868,066,
     $519,786, $583,975, -$177,441, $180,499, and $131,650 respectively. The "In
     Place" UW DSCR (x) is 1.03x, 0.89x, 0.92x, 1.12x, 1.14x, 0.79x, 1.16x,
     1.09x, NAP, 1.01x, 1.12x, 1.21x, 0.80x, 1.13x, NAP, 0.99x, 0.86x
     respectively.

3    With respect to mortgage loans that are presented as cross-collateralized and cross-defaulted, Cut-Off Date LTV (%), Maturity LTV (%), UW DSCR (x)
     and Cut-Off Date Balance per Unit ($) were calculated in the aggregate.

4    With respect to mortgage loans with partial interest only periods, Annual
     P&I Debt Service ($), Monthly P&I Debt Service ($) and UW DSCR (x) are
     shown after the expiration of the Initial Interest Only Period.

5    With respect to mortgage loan numbers 12, 21, 24, 27, 28, 29, 38, 41, 44,
     47, 51, 56, 63, 65.7, 69, 93, 119, 149, 157, 161, 221, 222, 224, 246, 277,
     and 284 the Cut-Off Date LTV (%) was calculated using the full loan amount and the "as stabilized" Appraised Value ($). Using the full loan amount and the "as is" value, the Cut-Off Date LTV (%) is 83.1%, 80.0%, 76.3%, 87.5%,
     80.0%, 71.5%, 78.3%, 82.4%, 86.2%, 79.2%, 87.0%, 76.4%, 80.4%, 70.6%,
     81.8%, 88.2%, 71.2%, 74.7%, 82.5%, 136.0%, 102.6%, 96.3%, 81.7%, 55.6%,
     60.3%, and 77.1%.

6    With respect to mortgage loans which are Interest-Only for the entire term, the UW DSCR (x) is calculated using the interest-only annual payment.

7    With respect to mortgage loan numbers 8, 14, 23, and 198 the UW DSCR (x), the Cut-Off Date LTV (%) and the Maturity LTV (%) are calculated after taking into account certain holdback amounts, letters of credit or reserve amounts. The "as-is" UW DSCR (x) is 1.04x, 0.89x, 0.99x, 1.07x, the "as-is"
     Cut-Off Date LTV (%) is 85.2, 72.2, 69.6 and 60.0 and the "as-is" Maturity
     LTV (%) is 85.2, 64.8, 62.4 and 54.1. With respect to mortgage numbers 24,
     47, and 222 only the UW DSCR (x) is calculated after taking into account certian holdbacks, letters of credit or reserve amounts. The "as-is" UW
     DSCR (x) is 1.13x, 1.27x, and 1.03x.

8    With respect to mortgage loans secured by multiple properties, each mortgage loan's Original Balance ($), Cut-Off Date Balance ($) and
     Maturity/ARD Balance ($) are allocated to the respective properties based on an allocation determined by Appraised Value ($) or as shown in the related loan documents.

9    The Net Mortgage Rate (%) is equal to the related Interest Rate (%) less the related Admin. Fee (%).

10   The Admin. Fee (%) includes the primary servicing fee, master servicing fee, sub-servicing fee and trustee fees applicable to each mortgage loan.

11   With respect to mortgage loan number 166, the Monthly P & I is $30,851.98 through May 8, 2012, and increases to $32,515.33 from June 8, 2012 for the remaining term of the loan.

12   With respect to mortgage loan number 190, the whole loan consists of an
     A-Note and a B-Note combination, both of which are part of the trust balance. The Original Balance, Cut-off Balance and Maturity Balance shown are for the whole loan combination. The Interest Rate and Amortization Term are a weighted average of the A-Note and B-Note values. The monthly P & I is a sum of the A-Note and B-Note. The A-Note requires a fixed monthly payment of principal and interest equal to $26,820.35 while the B-Note requires a fixed monthly payment of principal and interest equal to
     $3,281.65.

13   With respect to mortgage loan number 191, there are a total of 12 months of interest only starting on 10/11/2011. Please see amortization schedule attached as Exhibit A-3 for further detail.

14   With respect to mortgage loan number 59, the lender may, in its sole discretion, adjust the monthly principal and interest payments to interest only payments during such time as the Borrower is required to make certain sweep deposits to a particular tenant reserve fund. See "Description of the
     Mortgage Pool--Terms and Conditions of the Mortgage Loans--Amortizing
     Balloon Loans."

15   With respect to mortgage loan number 326, the interest rate presented in the annex and tables throughout represent the interest rate for the first
     10 years of the loan term. On the 120th payment, this loan converts from a fixed rate loan to a floating rate loan. During the floating rate period, the loan documents require that the interest rate be at least as high as the related fixed rate specified in this prospectus supplement.

16   With respect to mortgage loan number 45, occupancy includes certain space that is master leased to an affiliate of the borrower.

17   With respect to mortgage loan number 31, occupancy includes certain space that is 100% leased to a single entity, which entity subleases the individual apartment units.

18   With respect to mortgage loan numbers 101 and 239, the Cut-Off Date
     Principal Balances represent a portion of a loan combination comprised of the mortgage loans with $400,000 and $200,000 subordinate non-trust loans respectively (the "B-Notes"). Including the Hillwood Apartments B-Note, the
     Cut-Off Date LTV Ratio (%) is 79.4%, the LTV Ratio at Maturity (%) is
     72.8%, the Underwritten DSCR on NOI is 1.20 and the Underwritten DSCR on
     NCF is 1.15x. Including the Somerset Meadows B-Note, the Cut-Off Date LTV
     Ratio (%) is 76.6%, the LTV Ratio at Maturity (%) is 71.5%, the
     Underwritten DSCR on NOI is 1.23 and the Underwritten DSCR on NCF is 1.20x.

19   With respect to mortgage loan number 2, the Borrower will be entitled to receive a one-time future advance from Countrywide Commercial Real Estate
     Finance, Inc. in the amount of $16,000,000 (A-Note Pari Passu). Including
     The Commons at Calabasas additional funding, the Cut-Off Date LTV Ratio (%)
     is 92.5%, the LTV Ratio at Maturity (%) is 92.5%.

20   With respect to mortgage loan number 11, the Cut-Off Date Principal Balance represents a portion of a loan combination comprised of the mortgage loan with a $33,000,000 senior non-trust loan (A-2 Note Pari Passu) and a
     $14,000,000 subordinate non-trust loan (B-Note). The Cut-Off Date LTV Ratio
     (%), the LTV Ratio at Maturity (%) and the Underwritten DSCR on NCF were calculated using a portion of the loan combination inclusive of a
     $33,000,000 A-1 Note, a $33,000,000 non-trust A-2 Note (Pari Passu) and non-inclusive of a $14,000,000 subordinate non-trust loan (B-Note).
     Including the B-Note, the Cut-Off Date LTV Ratio (%) is 79.5%, the LTV
     Ratio (%) at Maturity is 66.9%, the Underwritten DSCR on NOI is 1.26 and
     the Underwritten DSCR on NCF is 1.24x.

21   With respect to mortgage loan number 189, the UW NCF which was utilized in calculating the UW DSCR (x) was based upon a market occupancy level of 95%, and not the current occupancy level of 30%. With respect to mortgage loan number 24, the UW NCF which was utilized in calculating the UW DSCR was based upon a market occupancy level of 94% and not the current occupancy level of 63%.

22   With respect to mortgage loan number 61, the Note Date reflects the estimated closing date.

23   Mortgage loans 9, 125, 202, and 302 provide for a prepayment premium that is equal to the sum of (i) all amounts incurred by Lender in connection with the enforcement of its rights under the note, the security instrument, the agreement or any of the other loan documents, (ii) any amounts incurred by lender to protect the property or the lien or security created by the loan documents, or for taxes, assessments or insurance premiums as provided in the loan documents, and (iii) the greater of (A) 1% of the outstanding principal amount of the loan and (B) the positive difference, if any, between (x) the present value on the date of such prepayment of all future installments

     which borrower would otherwise be required to pay under the note and the agreement during the original term hereof through and including the scheduled payment date immediately following the lockout period, absent such prepayment, including the outstanding principal amount which would otherwise be due upon the scheduled maturity date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a "mortgage equivalent basis"), on the date of such prepayment, of the United States Treasury Security having the term to maturity closest to what otherwise would have been the remaining term hereof through and including the scheduled payment date immediately following the lockout period, absent such prepayment and (y)
     the outstanding principal amount on the date of such prepayment.

24   Mortgage loan numbers 20, 46, 61, 71, 74, 83, 102, 107, 113, 133, 137, 158,
     165, 167, 174, 184, 216, 225, 260, 263, 266, 272, 291, 314, 315, 318, 319,
     and 321 provide for a prepayment premium that is equal the greater of: (i)
     one percent (1.0%) of the outstanding principal balance of the note at the time of prepayment; or (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment)
     determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The term "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, as reported in
     Federal Reserve Statistical Release for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates most nearly approximating the maturity date.

25   Mortgage Loan numbers 69, 191, 215, 271, 284, and 312 provide for a prepayment charge that is equal to the greater of (a) one percent 1% of the principal amount prepaid or (b) the amount obtained by subtracting (i) the sum of (x) the unpaid principal amount being prepaid, plus (y) the amount of interest thereon accrued to the date of such prepayment or acceleration, as the case may be, from (ii) the sum of the Current Values (defined below)
     of all amounts of principal and interest on the Note being prepaid or accelerated that would otherwise have become due on and after the date of such determination if the Note was not being prepaid or accelerated.

     The "Current Value" of any amount payable means such amount discounted (on a semiannual basis) to its present value on the date of determination at the Treasury Yield (defined below) per annum in accordance with the following formula: Current Value = Amount Payable / (1+d/2)n where "d" is the Treasury Yield per annum expressed as a decimal and "n" is an exponent equal to the number of semiannual periods. The "Treasury Yield" shall be determined by reference to the most recent Federal Reserve Statistical
     Release H.15(519) which has become publicly available at least two (2)
     business days prior to the date fixed for Prepayment or the acceleration date and shall be the most recent weekly average yield on actively traded
     U.S. Treasury securities adjusted to a constant maturity equal to the then remaining Weighted Average Life to the Maturity of this Note.

26   Mortgage Loan number 28 provides for a prepayment charge that is equal to the greater of (a) one percent 1% of the principal amount prepaid or (b)
     the amount obtained by subtracting (i) the sum of (x) the unpaid principal amount being prepaid, plus (y) the amount of interest thereon accrued to the date of such prepayment or acceleration, as the case may be, from (ii)
     the sum of the Current Values (defined below) of all amounts of principal and interest on the Note being prepaid or accelerated that would otherwise have become due on and after the date of such determination if the Note was not being prepaid or accelerated.

     The "Current Value" of any amount payable means such amount discounted (on a semiannual basis) to its present value on the date of determination at the Treasury Yield (defined below) per annum in accordance with the following formula: Current Value = Amount Payable / (1+d/2)n where "d" is the Treasury Yield per annum expressed as a decimal and "n" is an exponent equal to the number of semiannual periods. The "Treasury Yield" shall be determined by reference to the most recent Federal Reserve Statistical
     Release H.15(519) which has become publicly

     available at least two (2) business days prior to the date fixed for
     Prepayment or the acceleration date and shall be the most recent weekly average yield on actively traded U.S. Treasury securities adjusted to a constant maturity equal to the then remaining Weighted Average Life to the
     Maturity of the Note plus one-half percent (.5%).

27   Mortgage loan number 13 allows prepayment with yield maintenance on or after the second anniversary of the securitization of the mortgage loan.
     The loan provides for a prepayment premium that is equal to the greater of
     (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness ("PI") being repaid, by
     (B) difference obtained by subtracting Adjusted Yield Rate ("AYR") from
     Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 -- (1 + r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) -- 1) multiplied by 12.
     "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 25th Payment Date but prior to the 78th Payment Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

28   Mortgage loan number 75 allows prepayment with yield maintenance. The loan provides for a prepayment premium that is equal to the greater of (i)
     Minimum Fee and (ii) amount equal to the product obtained by multiplying:
     (A) amount of Principal Indebtedness ("PI") being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate ("AYR") from Adjusted Interest
     Rate ("AIR"), by (C) present value factor calculated using formula: (1 --
     (1 + r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof)
     between date of prepayment or acceleration and maturity date, multiplied by
     12/365.25.

     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) -- 1) multiplied by 12.
     "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made prior to the 117th Payment Date. "Reference
     Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

29   Mortgage loan number 94 allows for prepayment with yield maintenance on or after the 61st payment date. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness
     ("PI") being repaid, by (B) difference obtained by subtracting Adjusted
     Yield Rate ("AYR") from Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 -- (1 + r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows:
     number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) -- 1) multiplied by 12.
     "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 61st Payment Date but prior to the 119th Payment Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

30   Mortgage loan number 100 allows for prepayment with yield maintenance on or after the 37th payment date. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness
     ("PI") being repaid, by (B) difference obtained by subtracting Adjusted

     Yield Rate ("AYR") from Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 -- (1 + r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows:
     number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) -- 1) multiplied by 12.
     "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 37th Payment Date but prior to the 117th Payment Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

31   Mortgage loan number 183 allows for prepayment with yield maintenance on or after the 60th payment date. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness
     ("PI") being repaid, by (B) difference obtained by subtracting Adjusted
     Yield Rate ("AYR") from Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 -- (1 + r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows:
     number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) -- 1) multiplied by 12.
     "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 60th Payment Date but prior to the 177th Payment Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

32   Mortgage loan number 201 allows for prepayment with yield maintenance on or after the 60th payment date. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness
     ("PI") being repaid, by (B) difference obtained by subtracting Adjusted
     Yield Rate ("AYR") from Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 -- (1 + r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows:
     number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) -- 1) multiplied by 12.
     "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 60th Payment Date but prior to the 141st Payment Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

33   Mortgage loan number 226 allows for prepayment with yield maintenance on or after the 60th payment date. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness
     ("PI") being repaid, by (B) difference obtained by subtracting Adjusted
     Yield Rate ("AYR") from Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 -- (1 + r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows:
     number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) -- 1) multiplied by 12.
     "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 60th Payment Date but prior to the 141st Payment Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

34   Mortgage loan number 237 allows for prepayment with yield maintenance on or after the 60th payment date. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness
     ("PI") being repaid, by (B) difference obtained by subtracting Adjusted
     Yield Rate ("AYR") from Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 -- (1 + r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows:
     number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) -- 1) multiplied by 12.
     "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 60th Payment Date but prior to the 117th Payment Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

35   Mortgage loan number 256 allows for prepayment with yield maintenance on or after the 60th payment date. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness
     ("PI") being repaid, by (B) difference obtained by subtracting Adjusted
     Yield Rate ("AYR") from Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 -- (1 + r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows:
     number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) -- 1) multiplied by 12.
     "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 60th Payment Date but prior to the 117th Payment Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

36   Mortgage loan number 255 allows for prepayment with yield maintenance on or after the 60th payment date. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness
     ("PI") being repaid, by (B) difference obtained by subtracting Adjusted
     Yield Rate ("AYR") from Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 -- (1 + r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows:
     number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) -- 1) multiplied by 12.
     "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 60th Payment Date but prior to the 141st Payment Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

37   Mortgage loan number 309 allows for prepayment with yield maintenance on or after the 60th payment date. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness
     ("PI") being repaid, by (B) difference obtained by subtracting Adjusted
     Yield Rate ("AYR") from Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 -- (1 + r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows:
     number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

     Mortgage loan number 309 allows for prepayment with yield maintenance on or after the 60th payment date. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness
     ("PI") being repaid, by (B) difference obtained by subtracting Adjusted
     Yield Rate ("AYR") from Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 -- (1 + r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows:
     number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

38   Mortgage loan number 265 allows for prepayment with yield maintenance on or after the 36th payment date. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness
     ("PI") being repaid, by (B) difference obtained by subtracting Adjusted
     Yield Rate ("AYR") from Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 -- (1 + r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows:
     number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) -- 1) multiplied by 12.
     "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 36th Payment Date but prior to the 117th Payment Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

39   Mortgage loan number 267 allows for prepayment with yield maintenance on or after the 60th payment date. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness
     ("PI") being repaid, by (B) difference obtained by subtracting Adjusted
     Yield Rate ("AYR") from Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 -- (1 + r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows:
     number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) -- 1) multiplied by 12.
     "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 60th Payment Date but prior to the 117th Payment Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

40   Mortgage loan 280 allows for prepayment with yield maintenance on or after the 60th payment date. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness
     ("PI") being repaid, by (B) difference obtained by subtracting Adjusted
     Yield Rate ("AYR") from Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 -- (1 + r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows:
     number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) -- 1) multiplied by 12.
     "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 60th Payment Date but prior to the 141st Payment Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

41   Mortgage loan number 298 allows for prepayment with yield maintenance on or after the 37th payment date. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of

     Principal Indebtedness ("PI") being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate ("AYR") from Adjusted Interest Rate
     ("AIR"), by (C) present value factor calculated using formula: (1 -- (1 +
     r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by
     12/365.25.

     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) -- 1) multiplied by 12.
     "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 37th Payment Date but prior to the 117th Payment Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

42   Mortgage loan 306 allows for prepayment with yield maintenance on or after the 60th payment date. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness
     ("PI") being repaid, by (B) difference obtained by subtracting Adjusted
     Yield Rate ("AYR") from Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 -- (1 + r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows:
     number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) -- 1) multiplied by 12.
     "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 60th Payment Date but prior to the 117th Payment Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

43   Mortgage loan number 311 allows for prepayment with yield maintenance on or after the 61st payment date. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness
     ("PI") being repaid, by (B) difference obtained by subtracting Adjusted
     Yield Rate ("AYR") from Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 -- (1 + r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows:
     number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) -- 1) multiplied by 12.
     "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 61st Payment Date but prior to the 117th Payment Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

44   Mortgage loan number 30 allows for prepayment with yield maintenance on or after the 36th payment date. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness
     ("PI") being repaid, by (B) difference obtained by subtracting Adjusted
     Yield Rate ("AYR") from Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 -- (1 + r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows:
     number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) -- 1) multiplied by 12.
     "Minimum Fee" means: 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 36th Payment Date but prior to the 54th Payment Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

45   Mortgage loan number 316 allows prepayment with yield maintenance on or after the 36th payment date. The loan provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to the product obtained by multiplying: (A) amount of Principal Indebtedness
     ("PI") being repaid, by (B) difference obtained by subtracting Adjusted
     Yield Rate ("AYR") from Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 -- (1 + r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows:
     number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

     "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) -- 1) multiplied by 12.
     "Minimum Fee" means: (a) 3.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 36th Payment Date but prior to the 72nd Payment Date, (b) 2.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 72nd Payment Date but prior to the 84th Payment Date, or (c) 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 84th Payment
     Date but prior to the 117th Payment Date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

                                    ANNEX A-2

          CERTAIN STATISTICAL INFORMATION REGARDING THE MORTGAGE LOANS

                                      A-2-1

LOAN SELLERS

                                           AGGREGATE CUT-OFF    % OF INITIAL   WTD. AVG.
                            NUMBER OF        DATE PRINCIPAL    MORTGAGE POOL    MORTGAGE
MORTGAGE LOAN SELLER      MORTGAGE LOANS      BALANCE ($)         BALANCE       RATE (%)
----------------------------------------------------------------------------------------

CRF                            147           1,181,764,437         42.4%         5.7844
MLML                            61             746,788,574         26.8%         5.7907
PNC                             65             497,240,384         17.9%         5.7700
Artesia                         53             359,709,282         12.9%         5.7486
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        326          $2,785,502,677        100.0%         5.7789
========================================================================================

                             WTD. AVG.                                      WTD. AVG.
                          REMAINING TERM TO                 WTD. AVG.     MATURITY DATE
                            MATURITY/ARD      WTD. AVG.   CUT-OFF DATE       OR ARD
MORTGAGE LOAN SELLER           (MOS.)         DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
---------------------------------------------------------------------------------------

CRF                              114            1.33          71.9            67.9
MLML                             104            1.40          70.5            67.1
PNC                              118            1.30          73.2            65.0
Artesia                          112            1.31          74.2            68.3
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          112            1.34X         72.1            67.2
=======================================================================================

PROPERTY TYPES

                           NUMBER OF   AGGREGATE CUT-OFF    % OF INITIAL   WTD. AVG.
                           MORTGAGED     DATE PRINCIPAL    MORTGAGE POOL   MORTGAGE
PROPERTY TYPE             PROPERTIES     BALANCE ($)          BALANCE      RATE (%)
------------------------------------------------------------------------------------

Retail                       174          844,788,941          30.3%         5.7619
   Anchored                   28          402,362,686          14.4%         5.6823
   Unanchored                121          332,456,755          11.9%         5.8751
   Shadow Anchored            15           86,030,653           3.1%         5.6893
   Single Tenant              10           23,938,846           0.9%         5.7880
Office                        73          672,086,232          24.1%         5.7627
   Multifamily                81          630,228,562          22.6%         5.7612
   Multifamily                75          595,513,562          21.4%         5.7623
Manufactured Housing           6           34,715,000           1.2%         5.7427
Hospitality                   29          219,470,791           7.9%         5.9244
Industrial                    30          206,223,538           7.4%         5.7597
Mixed Use                     18          158,765,056           5.7%         5.7584
Self Storage                  14           45,539,557           1.6%         6.0805
Land                           1            8,400,000           0.3%         5.5400
------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      420       $2,785,502,677         100.0%         5.7789
====================================================================================

                              WTD. AVG.                                       WTD. AVG.
                          REMAINING TERM TO                  WTD. AVG.     MATURITY DATE
                           MATURITY/ARD       WTD. AVG.   CUT-OFF DATE       OR ARD
PROPERTY TYPE                 (MOS.)          DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
----------------------------------------------------------------------------------------

Retail                           118             1.29          73.8            69.6
   Anchored                      118             1.26          76.6            74.4
   Unanchored                    119             1.32          70.5            64.2
   Shadow Anchored               117             1.33          73.7            69.4
   Single Tenant                 116             1.24          73.0            62.2
Office                           105             1.43          71.7            67.8
   Multifamily                   113             1.29          71.4            66.2
   Multifamily                   113             1.29          71.2            65.9
Manufactured Housing             122             1.27          74.6            71.5
Hospitality                      109             1.51          67.1            56.3
Industrial                       117             1.31          73.8            68.1
Mixed Use                         99             1.29          72.3            69.9
Self Storage                     104             1.33          69.2            61.6
Land                             118             1.40          80.0            80.0
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          112             1.34x         72.1            67.2
========================================================================================

PROPERTY STATE/LOCATION

                           NUMBER OF   AGGREGATE CUT-OFF    % OF INITIAL   WTD. AVG.
                           MORTGAGED     DATE PRINCIPAL    MORTGAGE POOL    MORTGAGE
PROPERTY STATE/LOCATION   PROPERTIES      BALANCE ($)         BALANCE       RATE (%)
------------------------------------------------------------------------------------

California                    78           812,070,446        29.2%          5.7148
   SOUTHERN                   59           628,824,807        22.6%          5.6956
   Northern                   19           183,245,639         6.6%          5.7807
TEXAS                         40           287,144,377        10.3%          5.8058
Florida                       20           190,077,051         6.8%          5.7095
NEVADA                        14           180,003,231         6.5%          5.7335
Georgia                       74           109,834,311         3.9%          6.0764
Arizona                       11            93,458,751         3.4%          5.7350
New Jersey                     5            87,200,000         3.1%          5.5512
Colorado                      11            83,213,652         3.0%          5.7853
New York                      17            78,233,715         2.8%          5.8477
Maryland                      12            68,127,846         2.4%          5.9229
Massachusetts                  2            62,000,000         2.2%          6.1023
Ohio                           8            52,859,267         1.9%          5.6430
Michigan                       8            49,340,000         1.8%          5.8741
North Carolina                 3            47,200,000         1.7%          5.6298
Washington                     8            43,342,365         1.6%          5.7581
Oklahoma                      12            41,993,331         1.5%          5.6766
Arkansas                       3            41,991,766         1.5%          5.7405
Minnesota                      8            39,538,985         1.4%          5.8564
Pennsylvania                  11            35,876,967         1.3%          6.0694
Missouri                       7            33,010,606         1.2%          5.7798
Hawaii                         1            32,900,000         1.2%          5.6700
Louisiana                      9            31,202,307         1.1%          5.7545
South Carolina                 4            27,685,279         1.0%          5.6754
Indiana                        4            26,869,440         1.0%          5.8394
Wyoming                        3            26,610,654         1.0%          6.4535
Iowa                           7            25,137,411         0.9%          5.9357
Tennessee                      5            23,351,008         0.8%          5.7845
MISSISSIPPI                    6            20,385,873         0.7%          5.9516
Virginia                       5            18,620,716         0.7%          5.9200
Illinois                       3            18,330,000         0.7%          5.7902
Oregon                         3            17,588,333         0.6%          5.8322
Kansas                         1            14,600,000         0.5%          5.3800
ALABAMA                        4            11,920,918         0.4%          5.9259
Kentucky                       2             9,855,724         0.4%          5.8406
Utah                           2             7,510,200         0.3%          5.6916
WISCONSIN                      1             7,500,000         0.3%          5.7600
Connecticut                    1             5,996,645         0.2%          5.8750
Idaho                          2             5,351,502         0.2%          6.4160
New Mexico                     1             5,200,000         0.2%          5.8000
DELAWARE                       1             4,250,000         0.2%          5.8800
South Dakota                   1             3,850,000         0.1%          5.8000
DISTRICT OF COLUMBIA           1             3,100,000         0.1%          5.7400
West Virginia                  1             1,170,000         0.0%          5.8400
------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      420        $2,785,502,677       100.0%          5.7789
====================================================================================

                               WTD. AVG.                                    WTD. AVG.
                          REMAINING TERM TO                 WTD. AVG.     MATURITY DATE
                            MATURITY/ARD      WTD. AVG.   CUT-OFF DATE       OR ARD
PROPERTY STATE/LOCATION        (MOS.)         DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
---------------------------------------------------------------------------------------

California                       107            1.29          73.5            70.9
   SOUTHERN                      106            1.28          73.8            72.1
   Northern                      111            1.34          72.5            67.1
TEXAS                            117            1.32          72.6            65.2
Florida                          117            1.41          65.3            59.4
NEVADA                           120            1.24          74.2            70.8
Georgia                          112            1.37          73.0            65.6
Arizona                          107            1.28          74.3            71.5
New Jersey                       100            1.32          71.0            70.5
Colorado                         105            1.40          68.2            61.8
New York                         120            1.94          65.2            55.0
Maryland                          78            1.45          70.1            67.2
Massachusetts                    119            1.30          71.8            71.5
Ohio                             119            1.35          75.3            68.1
Michigan                         119            1.28          73.7            66.2
North Carolina                    94            1.54          71.0            68.5
Washington                       115            1.20          69.3            64.4
Oklahoma                         118            1.27          77.7            70.0
Arkansas                         119            1.25          70.8            69.0
Minnesota                        119            1.30          74.3            63.7
Pennsylvania                     100            1.22          76.3            68.9
Missouri                         119            1.37          75.7            67.3
Hawaii                           119            1.25          78.1            78.1
Louisiana                        114            1.40          68.5            62.7
South Carolina                   119            1.30          76.8            67.1
Indiana                          119            1.58          74.0            64.0
Wyoming                          119            1.44          71.2            57.1
Iowa                             107            1.31          70.3            62.6
Tennessee                        100            1.27          77.1            71.2
MISSISSIPPI                      138            1.47          63.3            50.8
Virginia                         118            1.52          60.5            53.1
Illinois                         113            1.25          77.7            72.4
OREGON                           119            1.65          58.9            50.6
Kansas                           116            1.23          79.3            70.8
ALABAMA                          115            1.34          71.6            61.9
Kentucky                         119            1.28          68.4            61.0
Utah                             119            1.23          76.3            67.4
WISCONSIN                        118            1.18          69.8            65.1
Connecticut                      119            1.71          48.4            43.2
Idaho                            119            1.33          62.9            44.5
New Mexico                       118            1.46          73.2            73.2
DELAWARE                         119            1.28          70.8            63.9
South Dakota                     118            1.29          79.7            71.0
DISTRICT OF COLUMBIA             118            1.22          70.5            65.5
West Virginia                     83            1.44          76.5            76.5
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          112            1.34X         72.1            67.2
=======================================================================================

                              Annex A-2 (All Loans)

CUT-OFF DATE PRINCIPAL BALANCES ($)

                                                       AGGREGATE CUT-OFF    % OF INITIAL   WTD. AVG.
RANGE OF                                NUMBER OF        DATE PRINCIPAL    MORTGAGE POOL    MORTGAGE
CUT-OFF DATE PRINCIPAL BALANCES ($)   MORTGAGE LOANS      BALANCE ($)         BALANCE       RATE (%)
----------------------------------------------------------------------------------------------------

       853,337 - 1,999,999                   28              40,759,886          1.5%        5.9358
     2,000,000 - 3,999,999                   86             253,025,367          9.1%        5.8559
     4,000,000 - 4,999,999                   35             156,940,737          5.6%        5.8106
     5,000,000 - 5,999,999                   33             182,949,213          6.6%        5.7782
     6,000,000 - 6,999,999                   14              91,835,506          3.3%        5.8169
     7,000,000 - 7,999,999                   26             193,254,598          6.9%        5.7595
     8,000,000 - 9,999,999                   25             221,660,348          8.0%        5.7631
    10,000,000 - 12,999,999                  21             236,578,269          8.5%        5.8353
    13,000,000 - 19,999,999                  37             574,564,417         20.6%        5.7063
    20,000,000 - 49,999,999                  18             569,434,336         20.4%        5.8053
    50,000,000 - 99,999,999                   1              58,000,000          2.1%        6.1250
   100,000,000 - 105,000,000                  2             206,500,000          7.4%        5.6158
----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     326          $2,785,502,677        100.0%        5.7789
====================================================================================================

                                           WTD. AVG.                                     WTD. AVG.
                                      REMAINING TERM TO                 WTD. AVG.     MATURITY DATE
RANGE OF                                MATURITY/ARD      WTD. AVG.   CUT-OFF DATE       OR ARD
CUT-OFF DATE PRINCIPAL BALANCES ($)        (MOS.)         DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
---------------------------------------------------------------------------------------------------

       853,337 - 1,999,999                  120              1.42          65.4            60.1
     2,000,000 - 3,999,999                  117              1.33          67.9            58.4
     4,000,000 - 4,999,999                  117              1.59          69.1            60.7
     5,000,000 - 5,999,999                  115              1.42          70.4            62.8
     6,000,000 - 6,999,999                  119              1.34          72.7            67.0
     7,000,000 - 7,999,999                  113              1.30          73.5            67.7
     8,000,000 - 9,999,999                  113              1.35          71.1            66.9
    10,000,000 - 12,999,999                 113              1.24          76.0            68.1
    13,000,000 - 19,999,999                 113              1.34          72.8            68.7
    20,000,000 - 49,999,999                 107              1.33          71.2            68.4
    50,000,000 - 99,999,999                 119              1.30          71.9            71.9
   100,000,000 - 105,000,000                 96              1.26          77.7            77.7
---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     112              1.34X         72.1            67.2
===================================================================================================

Minimum:   $853,337
Maximum:   $105,000,000
Average:   $8,544,487

MORTGAGE RATES (%)

                                                       AGGREGATE CUT-OFF    % OF INITIAL   WTD. AVG.
RANGE OF                                NUMBER OF        DATE PRINCIPAL    MORTGAGE POOL    MORTGAGE
MORTGAGE RATES (%)                    MORTGAGE LOANS      BALANCE ($)         BALANCE       RATE (%)
----------------------------------------------------------------------------------------------------

  5.3800 - 5.4999                             9             132,970,000         4.8%         5.4553
  5.5000 - 5.5999                            25             356,628,166        12.8%         5.5519
  5.6000 - 5.6999                            63             680,121,897        24.4%         5.6558
  5.7000 - 5.7999                            82             584,105,090        21.0%         5.7397
  5.8000 - 5.8999                            59             424,618,666        15.2%         5.8418
  5.9000 - 5.9999                            40             278,604,449        10.0%         5.9557
  6.0000 - 6.2499                            33             188,164,710         6.8%         6.0771
  6.2500 - 6.4999                            10              81,897,693         2.9%         6.3017
  6.5000 - 6.9250                             5              58,392,006         2.1%         6.7327
----------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     326          $2,785,502,677       100.0%         5.7789
====================================================================================================

                                          WTD. AVG.                                      WTD. AVG.
                                      REMAINING TERM TO                 WTD. AVG.     MATURITY DATE
RANGE OF                                MATURITY/ARD      WTD. AVG.   CUT-OFF DATE       OR ARD
MORTGAGE RATES (%)                         (MOS.)         DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
---------------------------------------------------------------------------------------------------

  5.3800 - 5.4999                           118             1.39          73.7            71.8
  5.5000 - 5.5999                           113             1.37          73.9            71.4
  5.6000 - 5.6999                           106             1.37          73.1            69.5
  5.7000 - 5.7999                           115             1.29          73.0            68.1
  5.8000 - 5.8999                           116             1.30          70.3            63.8
  5.9000 - 5.9999                           101             1.34          69.7            63.1
  6.0000 - 6.2499                           119             1.37          70.7            63.6
  6.2500 - 6.4999                           118             1.33          68.9            63.1
  6.5000 - 6.9250                           112             1.40          68.2            55.7
---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     112             1.34X         72.1            67.2
===================================================================================================

Minimum:            5.3800
Maximum:            6.9250
Weighted Average:   5.7789

                              Annex A-2 (All Loans)

DEBT SERVICE COVERAGE RATIOS (X)

                                                    AGGREGATE CUT-OFF    % OF INITIAL   WTD. AVG.
RANGE OF                             NUMBER OF        DATE PRINCIPAL    MORTGAGE POOL    MORTGAGE
DEBT SERVICE COVERAGE RATIOS (X)   MORTGAGE LOANS      BALANCE ($)         BALANCE       RATE (%)
-------------------------------------------------------------------------------------------------

   1.14 - 1.19                            26             255,103,851          9.2%        5.7627
   1.20 - 1.24                            93             741,663,792         26.6%        5.7581
   1.25 - 1.29                            65             516,412,206         18.5%        5.7675
   1.30 - 1.34                            46             468,866,312         16.8%        5.7583
   1.35 - 1.39                            25             303,473,248         10.9%        5.7784
   1.40 - 1.44                            17             108,210,223          3.9%        5.7490
   1.45 - 1.49                            10              48,580,395          1.7%        5.7216
   1.50 - 1.74                            29             250,419,307          9.0%        5.9938
   1.75 - 1.99                             8              48,051,581          1.7%        5.6553
   2.00 - 9.60                             7              44,721,762          1.6%        5.6321
-------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  326          $2,785,502,677        100.0%        5.7789
=================================================================================================

                                       WTD. AVG.                                     WTD. AVG.
                                   REMAINING TERM TO                 WTD. AVG.     MATURITY DATE
RANGE OF                             MATURITY/ARD      WTD. AVG.   CUT-OFF DATE       OR ARD
DEBT SERVICE COVERAGE RATIOS (X)        (MOS.)         DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
------------------------------------------------------------------------------------------------

   1.14 - 1.19                           119             1.17          71.9            65.7
   1.20 - 1.24                           115             1.22          74.9            69.9
   1.25 - 1.29                           109             1.27          74.5            69.7
   1.30 - 1.34                           108             1.31          74.9            71.8
   1.35 - 1.39                           111             1.37          69.1            63.9
   1.40 - 1.44                           117             1.42          71.7            63.9
   1.45 - 1.49                           111             1.48          70.5            67.8
   1.50 - 1.74                           100             1.57          65.7            60.7
   1.75 - 1.99                           118             1.83          58.8            54.4
   2.00 - 9.60                           119             3.25          41.4            34.3
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  112             1.34X         72.1            67.2
================================================================================================

Minimum:            1.14x
Maximum:            9.60x
Weighted Average:   1.34x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

                                                    AGGREGATE CUT-OFF    % OF INITIAL   WTD. AVG.
RANGE OF CUT-OFF DATE                NUMBER OF        DATE PRINCIPAL    MORTGAGE POOL    MORTGAGE
LOAN-TO-VALUE RATIOS (%)           MORTGAGE LOANS      BALANCE ($)         BALANCE       RATE (%)
-------------------------------------------------------------------------------------------------

    7.30 - 50.00                          13              51,837,810         1.9%         5.7513
   50.01 - 60.00                          28             161,164,663         5.8%         5.8341
   60.01 - 65.00                          33             182,523,141         6.6%         5.7574
   65.01 - 70.00                          48             452,568,079        16.2%         5.9276
   70.01 - 75.00                          81             681,708,255        24.5%         5.8023
   75.01 - 77.50                          36             416,184,090        14.9%         5.7269
   77.51 - 80.00                          86             834,216,638        29.9%         5.7012
   80.01 - 80.30                           1               5,300,000         0.2%         5.7200
-------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  326          $2,785,502,677       100.0%         5.7789
=================================================================================================

                                       WTD. AVG.                                     WTD. AVG.
                                   REMAINING TERM TO                 WTD. AVG.     MATURITY DATE
RANGE OF CUT-OFF DATE                MATURITY/ARD      WTD. AVG.   CUT-OFF DATE       OR ARD
LOAN-TO-VALUE RATIOS (%)                (MOS.)         DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
------------------------------------------------------------------------------------------------

    7.30 - 50.00                         116              2.79          36.6            28.6
   50.01 - 60.00                         117              1.47          55.4            46.9
   60.01 - 65.00                         109              1.38          62.8            57.0
   65.01 - 70.00                         107              1.37          67.9            61.7
   70.01 - 75.00                         114              1.32          72.5            67.8
   75.01 - 77.50                         102              1.28          76.2            72.7
   77.51 - 80.00                         116              1.25          79.3            75.0
   80.01 - 80.30                         118              1.41          80.3            80.3
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  112              1.34X         72.1            67.2
================================================================================================

Minimum:             7.3
Maximum:             80.3
Weighted Average:    72.1

                              Annex A-2 (All Loans)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

                                           AGGREGATE CUT-OFF    % OF INITIAL   WTD. AVG.
RANGE OF MATURITY DATE      NUMBER OF        DATE PRINCIPAL    MORTGAGE POOL   MORTGAGE
OR ARD LTV RATIOS (%)     MORTGAGE LOANS      BALANCE ($)         BALANCE      RATE (%)
----------------------------------------------------------------------------------------

Fully Amortizing                 7              18,088,740          0.6%         6.0557
    6.00 - 40.00                12              51,638,674          1.9%         5.7492
   40.01 - 50.00                19             116,045,785          4.2%         5.9977
   50.01 - 60.00                60             342,272,185         12.3%         5.8895
   60.01 - 62.50                19             147,367,867          5.3%         5.7498
   62.51 - 65.00                34             274,340,432          9.8%         5.8309
   65.01 - 67.50                44             231,974,236          8.3%         5.7928
   67.51 - 70.00                39             291,338,969         10.5%         5.8371
   70.01 - 75.00                57             654,280,788         23.5%         5.7558
   75.01 - 80.30                35             658,155,000         23.6%         5.6547
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        326          $2,785,502,677        100.0%         5.7789
========================================================================================

                               WTD. AVG.                                     WTD. AVG.
                          REMAINING TERM TO                 WTD. AVG.     MATURITY DATE
RANGE OF MATURITY DATE       MATURITY/ARD     WTD. AVG.   CUT-OFF DATE       OR ARD
OR ARD LTV RATIOS (%)           (MOS.)        DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
---------------------------------------------------------------------------------------

Fully Amortizing                  159            1.42          54.6             0.0
    6.00 - 40.00                  118            2.73          38.6            24.1
   40.01 - 50.00                  116            1.55          57.7            46.2
   50.01 - 60.00                  117            1.38          64.1            55.1
   60.01 - 62.50                  106            1.37          67.1            61.1
   62.51 - 65.00                  118            1.31          71.3            63.6
   65.01 - 67.50                  118            1.28          74.5            66.6
   67.51 - 70.00                  103            1.32          73.0            68.9
   70.01 - 75.00                  112            1.28          76.0            72.2
   75.01 - 80.30                  106            1.28          78.1            78.0
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           112            1.34X         72.1            67.2
=======================================================================================

Minimum:             6.0
Maximum:            80.3
Weighted Average:   67.2

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

                                            AGGREGATE CUT-OFF    % OF INITIAL   WTD. AVG.
RANGE OF REMAINING           NUMBER OF        DATE PRINCIPAL    MORTGAGE POOL   MORTGAGE
TERMS TO MATURITY (MOS.)   MORTGAGE LOANS      BALANCE ($)         BALANCE      RATE (%)
-----------------------------------------------------------------------------------------

    58 - 60                      14             191,533,492          6.9%         5.8302
    61 - 84                      11             196,830,000          7.1%         5.7120
    85 - 121                    293           2,356,024,455         84.6%         5.7781
   122 - 350                     8               41,114,729          1.5%         5.9043
-----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         326          $2,785,502,677        100.0%         5.7789
=========================================================================================

                                WTD. AVG.                                     WTD. AVG.
                           REMAINING TERM TO                 WTD. AVG.     MATURITY DATE
RANGE OF REMAINING            MATURITY/ARD     WTD. AVG.   CUT-OFF DATE       OR ARD
TERMS TO MATURITY (MOS.)         (MOS.)        DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
----------------------------------------------------------------------------------------

    58 - 60                         59            1.34          70.3            70.0
    61 - 84                         75            1.39          73.7            73.6
    85 - 121                       118            1.34          72.2            66.6
   122 - 350                       146            1.28          65.8            51.1
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:            112            1.34x         72.1            67.2
========================================================================================

Minimum:             58 mos.
Maximum:            350 mos.
Weighted Average:   112 mos.

REMAINING STATED AMORTIZATION TERMS

                                                    AGGREGATE CUT-OFF    % OF INITIAL   WTD. AVG.
RANGE OF REMAINING                   NUMBER OF        DATE PRINCIPAL    MORTGAGE POOL   MORTGAGE
STATED AMORTIZATION TERMS (MOS.)   MORTGAGE LOANS      BALANCE ($)         BALANCE      RATE (%)
-------------------------------------------------------------------------------------------------

Interest Only                             67          1,139,800,000         40.9%         5.7062
   118 - 240                              15             56,758,298          2.0%         6.1671
   241 - 300                              14             73,602,872          2.6%         5.9024
   301 - 360                             201          1,269,542,467         45.6%         5.8202
   361 - 420                              29            245,799,040          8.8%         5.7757
-------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  326         $2,785,502,677        100.0%         5.7789
=================================================================================================

                                       WTD. AVG.                                      WTD. AVG.
                                   REMAINING TERM TO                 WTD. AVG.      MATURITY DATE
RANGE OF REMAINING                    MATURITY/ARD     WTD. AVG.   CUT-OFF DATE        OR ARD
STATED AMORTIZATION TERMS (MOS.)         (MOS.)        DSCR (X)    LTV RATIO (%)    LTV RATIO (%)
-------------------------------------------------------------------------------------------------

Interest Only                              103            1.33          74.4             74.4
   118 - 240                               131            1.47          59.8             32.7
   241 - 300                               118            1.42          68.2             52.8
   301 - 360                               117            1.37          71.1             63.4
   361 - 420                               118            1.22          70.6             63.4
-------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                    112            1.34X         72.1             67.2
=================================================================================================

Minimum:            118 mos.
Maximum:            420 mos.
Weighted Average:   359 mos.

                              Annex A-2 (All Loans)

AMORTIZATION TYPES

                                           AGGREGATE CUT-OFF    % OF INITIAL   WTD. AVG.
                            NUMBER OF        DATE PRINCIPAL    MORTGAGE POOL   MORTGAGE
AMORTIZATION TYPES        MORTGAGE LOANS      BALANCE ($)         BALANCE      RATE (%)
----------------------------------------------------------------------------------------

Interest Only                   64           1,119,450,000         40.2%         5.7060
IO-BALLOON                     137             966,052,326         34.7%         5.7807
Balloon                        115             661,561,611         23.8%         5.8939
Fully Amortizing                7               18,088,740          0.6%         6.0557
IO-ARD                          3               20,350,000          0.7%         5.7198
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        326          $2,785,502,677        100.0%         5.7789
========================================================================================

                              WTD. AVG.                                     WTD. AVG.
                          REMAINING TERM TO                 WTD. AVG.     MATURITY DATE
                             MATURITY/ARD     WTD. AVG.   CUT-OFF DATE       OR ARD
AMORTIZATION TYPES              (MOS.)        DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
---------------------------------------------------------------------------------------

Interest Only                     103            1.33          74.4            74.4
IO-BALLOON                        117            1.28          73.1            66.7
Balloon                           118            1.45          67.1            55.6
Fully Amortizing                  159            1.42          54.6             0.0
IO-ARD                             97            1.45          73.8            73.8
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           112            1.34X         72.1            67.2
=======================================================================================

ESCROW TYPES

                                        AGGREGATE CUT-OFF    % OF INITIAL
                         NUMBER OF        DATE PRINCIPAL    MORTGAGE POOL
ESCROW TYPES           MORTGAGE LOANS      BALANCE ($)         BALANCE
-------------------------------------------------------------------------
Real Estate Tax             278            2,346,076,562        84.2%
Insurance                   255            2,014,164,979        72.3%
Replacement Reserves        247            1,966,360,020        70.6%
TI/LC Reserves (1)         (139)          (1,260,590,202)       66.5%

LOCKBOX TYPES

                                                   AGGREGATE CUT-OFF    % OF INITIAL
                                    NUMBER OF        DATE PRINCIPAL    MORTGAGE POOL
LOCKBOX TYPES                     MORTGAGE LOANS      BALANCE ($)         BALANCE
------------------------------------------------------------------------------------

Hard                                    47            522,621,061          18.8%
Soft at Closing, Springing Hard          9            267,927,184           9.6%
None at Closing, Springing Hard         19            149,871,957           5.4%
Soft                                     1             14,200,000           0.5%

(1)  TI/LC Reserves are expressed as a percentage of only the mortgage loans secured by Office, Retail, Industrial and Mixed-Use Properties.

                            Annex A-2 (Loan Group 1)

LOAN SELLERS

                                                                               WTD. AVG.
                                      AGGREGATE         % OF                   REMAINING                               WTD. AVG.
                         NUMBER OF  CUT-OFF DATE       INITIAL    WTD. AVG.     TERM TO                 WTD. AVG.      MATURITY
                         MORTGAGE     PRINCIPAL     LOAN GROUP 1  MORTGAGE   MATURITY/ARD  WTD. AVG.  CUT-OFF DATE    DATE OR ARD
MORTGAGE LOAN SELLER       LOANS     BALANCE ($)       BALANCE    RATE (%)      (MOS.)     DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
----------------------------------------------------------------------------------------------------------------------------------

CRF                         110        943,060,405      43.3%       5.7845       114          1.33         72.2           68.1
MLML                         48        581,601,758      26.7%       5.8026       103          1.45         71.2           68.0
PNC                          47        328,111,531      15.1%       5.7785       118          1.31         72.7           64.1
Artesia                      49        326,865,953      15.0%       5.7507       111          1.32         74.1           68.4
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     254     $2,179,639,648     100.0%       5.7834       111          1.36X        72.3           67.5
==================================================================================================================================

PROPERTY TYPES

                                        AGGREGATE                               WTD. AVG.
                                         CUT-OFF         % OF                   REMAINING                WTD. AVG.      WTD. AVG.
                          NUMBER OF       DATE          INITIAL    WTD. AVG.     TERM TO                  CUT-OFF       MATURITY
                          MORTGAGED     PRINCIPAL    LOAN GROUP 1  MORTGAGE   MATURITY/ARD  WTD. AVG.      DATE        DATE OR ARD
PROPERTY TYPE            PROPERTIES    BALANCE ($)      BALANCE    RATE (%)      (MOS.)      DSCR (X)  LTV RATIO (%)  LTV RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

Retail                      174         844,788,941      38.8%       5.7619       118          1.29         73.8          69.6
   Anchored                  28         402,362,686      18.5%       5.6823       118          1.26         76.6          74.4
   Unanchored               121         332,456,755      15.3%       5.8751       119          1.32         70.5          64.2
   Shadow Anchored           15          86,030,653       3.9%       5.6893       117          1.33         73.7          69.4
   Single Tenant             10          23,938,846       1.1%       5.7880       116          1.24         73.0          62.2
Office                       73         672,086,232      30.8%       5.7627       105          1.43         71.7          67.8
Hospitality                  29         219,470,791      10.1%       5.9244       109          1.51         67.1          56.3
Industrial                   30         206,223,538       9.5%       5.7597       117          1.31         73.8          68.1
Mixed Use                    18         158,765,056       7.3%       5.7584        99          1.29         72.3          69.9
Self Storage                 14          45,539,557       2.1%       6.0805       104          1.33         69.2          61.6
Multifamily                   4          14,000,533       0.6%       5.6308       116          1.27         79.3          70.6
Manufactured Housing          3          10,365,000       0.5%       5.8400       129          1.34         70.3          66.1
Land                          1           8,400,000       0.4%       5.5400       118          1.40         80.0          80.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     346      $2,179,639,648     100.0%       5.7834       111          1.36X        72.3          67.5
===================================================================================================================================

                            Annex A-2 (Loan Group 1)

PROPERTY STATE/LOCATION

                                                                                   WTD. AVG.                         WTD. AVG.
                                                                                   REMAINING              WTD. AVG.  MATURITY
                         NUMBER OF   AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG.     TERM TO                CUT-OFF    DATE OR
                         MORTGAGED     DATE PRINCIPAL   LOAN GROUP 1  MORTGAGE   MATURITY/ARD  WTD. AVG.  DATE LTV    ARD LTV
PROPERTY STATE/LOCATION  PROPERTIES     BALANCE ($)        BALANCE     RATE (%)      (MOS.)     DSCR (X)  RATIO (%)  RATIO (%)
------------------------------------------------------------------------------------------------------------------------------

California                    65          719,462,109        33.0%      5.7077        108         1.29       73.9       71.0
   Southern                   48          555,266,470        25.5%      5.6830        107         1.28       74.5       72.6
   Northern                   17          164,195,639         7.5%      5.7911        110         1.34       72.0       65.9
Texas                         29          164,937,088         7.6%      5.7863        117         1.33       72.3       64.9
Nevada                         9          126,862,000         5.8%      5.7291        119         1.25       74.9       72.1
Florida                       11          101,537,555         4.7%      5.6800        119         1.57       67.1       62.0
Georgia                       70           84,454,311         3.9%      6.2135        119         1.33       73.5       64.0
Colorado                      11           83,213,652         3.8%      5.7853        105         1.40       68.2       61.8
New York                      17           78,233,715         3.6%      5.8477        120         1.94       65.2       55.0
Arizona                       10           75,658,751         3.5%      5.7502        118         1.28       75.4       71.9
Maryland                      12           68,127,846         3.1%      5.9229         78         1.45       70.1       67.2
Massachusetts                  2           62,000,000         2.8%      6.1023        119         1.30       71.8       71.5
North Carolina                 3           47,200,000         2.2%      5.6298         94         1.54       71.0       68.5
Ohio                           6           43,202,267         2.0%      5.6180        118         1.35       74.8       68.8
New Jersey                     3           41,700,000         1.9%      5.6337         79         1.40       65.9       65.4
Arkansas                       2           38,998,075         1.8%      5.7486        119         1.24       71.6       71.4
Pennsylvania                  11           35,876,967         1.6%      6.0694        100         1.22       76.3       68.9
Minnesota                      7           35,442,648         1.6%      5.8733        119         1.30       74.7       64.2
Hawaii                         1           32,900,000         1.5%      5.6700        119         1.25       78.1       78.1
Oklahoma                       7           29,741,194         1.4%      5.6388        118         1.24       78.8       72.8
South Carolina                 4           27,685,279         1.3%      5.6754        119         1.30       76.8       67.1
Missouri                       6           26,916,000         1.2%      5.7866        119         1.27       79.4       71.2
Indiana                        4           26,869,440         1.2%      5.8394        119         1.58       74.0       64.0
Washington                     6           26,495,140         1.2%      5.8264        111         1.21       67.6       60.1
Louisiana                      8           26,306,307         1.2%      5.7554        113         1.42       66.4       60.5
Michigan                       4           26,200,000         1.2%      5.7263        119         1.35       73.7       65.3
Illinois                       3           18,330,000         0.8%      5.7902        113         1.25       77.7       72.4
Mississippi                    5           18,125,873         0.8%      5.9455        140         1.48       61.2       45.7
Oregon                         3           17,588,333         0.8%      5.8322        119         1.65       58.9       50.6
Virginia                       4           15,741,066         0.7%      5.9164        118         1.57       58.6       51.9
Iowa                           5           12,659,911         0.6%      5.9206         94         1.40       69.9       65.3
Wyoming                        2            9,320,654         0.4%      6.7400        119         1.28       69.7       43.8
Tennessee                      2            8,191,008         0.4%      5.7527        118         1.23       79.4       68.3
Utah                           2            7,510,200         0.3%      5.6916        119         1.23       76.3       67.4
Wisconsin                      1            7,500,000         0.3%      5.7600        118         1.18       69.8       65.1
Connecticut                    1            5,996,645         0.3%      5.8750        119         1.71       48.4       43.2
New Mexico                     1            5,200,000         0.2%      5.8000        118         1.46       73.2       73.2
Kentucky                       1            4,860,000         0.2%      5.8000        119         1.27       72.0       67.2
Delaware                       1            4,250,000         0.2%      5.8800        119         1.28       70.8       63.9
South Dakota                   1            3,850,000         0.2%      5.8000        118         1.29       79.7       71.0
Alabama                        3            3,670,918         0.2%      6.5954        115         1.55       62.4       45.6
District of Columbia           1            3,100,000         0.1%      5.7400        118         1.22       70.5       65.5
Idaho                          1            2,554,698         0.1%      6.7400        119         1.28       69.7       43.8
West Virginia                  1            1,170,000         0.1%      5.8400         83         1.44       76.5       76.5
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:      346       $2,179,639,648       100.0%      5.7834        111         1.36X      72.3       67.5
==============================================================================================================================

                             Annex A-2(Loan Group 1)

CUT-OFF DATE PRINCIPAL BALANCES ($)

                                                       AGGREGATE CUT-OFF   % OF INITIAL   WTD. AVG.
RANGE OF                                 NUMBER OF       DATE PRINCIPAL    LOAN GROUP 1    MORTGAGE
CUT-OFF DATE PRINCIPAL BALANCES ($)   MORTGAGE LOANS      BALANCE ($)         BALANCE      RATE (%)
---------------------------------------------------------------------------------------------------

       873,452 -   2,999,999                 58             119,347,135         5.5%        5.9194
     3,000,000 -   3,999,999                 32             113,961,955         5.2%        5.8442
     4,000,000 -   4,999,999                 27             120,798,842         5.5%        5.8183
     5,000,000 -   5,999,999                 25             139,214,528         6.4%        5.8258
     6,000,000 -   6,999,999                 10              66,103,507         3.0%        5.7795
     7,000,000 -   7,999,999                 23             171,168,015         7.9%        5.7537
     8,000,000 -   9,999,999                 21             186,440,348         8.6%        5.7460
    10,000,000 -  14,999,999                 29             361,133,607        16.6%        5.7722
    15,000,000 -  19,999,999                 14             235,994,586        10.8%        5.6904
    20,000,000 -  49,999,999                 12             400,977,126        18.4%        5.8326
    50,000,000 -  99,999,999                  1              58,000,000         2.7%        6.1250
   100,000,000 - 105,000,000                  2             206,500,000         9.5%        5.6158
---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     254          $2,179,639,648       100.0%        5.7834
===================================================================================================

                                          WTD. AVG.                                     WTD. AVG.
                                      REMAINING TERM TO                  WTD. AVG.    MATURITY DATE
RANGE OF                                 MATURITY/ARD     WTD. AVG.    CUT-OFF DATE       OR ARD
CUT-OFF DATE PRINCIPAL BALANCES ($)         (MOS.)         DSCR (X)   LTV RATIO (%)   LTV RATIO (%)
---------------------------------------------------------------------------------------------------

       873,452 -   2,999,999                 119             1.35          67.6            59.0
     3,000,000 -   3,999,999                 115             1.36          67.0            58.0
     4,000,000 -   4,999,999                 118             1.68          68.0            59.5
     5,000,000 -   5,999,999                 114             1.39          70.3            61.7
     6,000,000 -   6,999,999                 119             1.32          74.2            70.2
     7,000,000 -   7,999,999                 114             1.31          73.0            67.3
     8,000,000 -   9,999,999                 115             1.37          71.1            66.7
    10,000,000 -  14,999,999                 117             1.35          73.4            66.0
    15,000,000 -  19,999,999                 114             1.30          75.5            72.5
    20,000,000 -  49,999,999                 102             1.37          71.6            69.5
    50,000,000 -  99,999,999                 119             1.30          71.9            71.9
   100,000,000 - 105,000,000                  96             1.26          77.7            77.7
---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      111            1.36X          72.3            67.5
===================================================================================================

Minimum:   $    873,452
Maximum:   $105,000,000
Average:   $  8,581,258

MORTGAGE RATES (%)

                                           AGGREGATE CUT-OFF   % OF INITIAL   WTD. AVG.
RANGE OF                     NUMBER OF       DATE PRINCIPAL    LOAN GROUP 1    MORTGAGE
MORTGAGE RATES (%)        MORTGAGE LOANS      BALANCE ($)         BALANCE      RATE (%)
---------------------------------------------------------------------------------------

   5.4600 - 5.4999               6               65,020,000         3.0%        5.4815
   5.5000 - 5.5999              17              296,223,166        13.6%        5.5520
   5.6000 - 5.6999              47              563,602,322        25.9%        5.6562
   5.7000 - 5.7999              61              431,161,605        19.8%        5.7394
   5.8000 - 5.8999              51              351,821,672        16.1%        5.8393
   5.9000 - 5.9999              32              207,323,197         9.5%        5.9550
   6.0000 - 6.2499              30              175,721,323         8.1%        6.0789
   6.2500 - 6.4999               6               31,227,693         1.4%        6.3323
   6.5000 - 6.7700               4               57,538,669         2.6%        6.7299
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        254           $2,179,639,648       100.0%        5.7834
=======================================================================================

                              WTD. AVG.                                     WTD. AVG.
                          REMAINING TERM TO                 WTD. AVG.     MATURITY DATE
RANGE OF                     MATURITY/ARD     WTD. AVG.    CUT-OFF DATE       OR ARD
MORTGAGE RATES (%)              (MOS.)         DSCR (X)   LTV RATIO (%)   LTV RATIO (%)
---------------------------------------------------------------------------------------

   5.4600 - 5.4999               118             1.53        70.3              68.3
   5.5000 - 5.5999               115             1.37        74.4              71.9
   5.6000 - 5.6999               106             1.40        73.3              69.8
   5.7000 - 5.7999               115             1.29        73.3              68.1
   5.8000 - 5.8999               117             1.33        72.3              65.9
   5.9000 - 5.9999                95             1.36        68.8              63.8
   6.0000 - 6.2499               119             1.37        70.4              63.7
   6.2500 - 6.4999               116             1.33        66.7              58.8
   6.5000 - 6.7700               109             1.41        68.3              55.7
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          111            1.36X        72.3              67.5
=======================================================================================

Minimum:            5.4600
Maximum:            6.7700
Weighted Average:   5.7834

                             Annex A-2(Loan Group 1)

DEBT SERVICE COVERAGE RATIOS (X)

                                                    AGGREGATE CUT-OFF   % OF INITIAL   WTD. AVG.
RANGE OF                              NUMBER OF       DATE PRINCIPAL    LOAN GROUP 1    MORTGAGE
DEBT SERVICE COVERAGE RATIOS (X)   MORTGAGE LOANS       BALANCE ($)         BALANCE     RATE (%)
------------------------------------------------------------------------------------------------

   1.15 - 1.19                           18              144,193,304         6.6%        5.7672
   1.20 - 1.24                           74              622,627,026        28.6%        5.7570
   1.25 - 1.29                           41              273,233,503        12.5%        5.7724
   1.30 - 1.34                           41              444,702,179        20.4%        5.7687
   1.35 - 1.44                           36              359,416,666        16.5%        5.7695
   1.45 - 1.49                           7                37,438,926         1.7%        5.7232
   1.50 - 1.59                           11              165,002,832         7.6%        6.0373
   1.60 - 1.79                           14               57,946,476         2.7%        5.8457
   1.80 - 9.60                           12               75,078,737         3.4%        5.6500
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                 254           $2,179,639,648       100.0%        5.7834
================================================================================================

                                    WTD. AVG.                                     WTD. AVG.
                                REMAINING TERM TO                 WTD. AVG.     MATURITY DATE
RANGE OF                           MATURITY/ARD     WTD. AVG.    CUT-OFF DATE       OR ARD
DEBT SERVICE COVERAGE RATIOS (X)      (MOS.)        DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
---------------------------------------------------------------------------------------------

   1.15 - 1.19                         118             1.17          75.9           69.5
   1.20 - 1.24                         115             1.22          75.2           70.6
   1.25 - 1.29                         113             1.27          75.9           70.5
   1.30 - 1.34                         108             1.31          74.9           72.1
   1.35 - 1.44                         112             1.38          69.5           62.9
   1.45 - 1.49                         109             1.48          69.5           69.6
   1.50 - 1.59                          91             1.54          66.8           62.7
   1.60 - 1.79                         119             1.66          62.1           54.3
   1.80 - 9.60                         119             2.67          47.7           41.4
---------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                111            1.36X          72.3           67.5
=============================================================================================

Minimum:            1.15x
Maximum:            9.60x
Weighted Average:   1.36x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

                                            AGGREGATE CUT-OFF   % OF INITIAL   WTD. AVG.
RANGE OF CUT-OFF DATE         NUMBER OF       DATE PRINCIPAL    LOAN GROUP 1    MORTGAGE
LOAN-TO-VALUE RATIOS (%)   MORTGAGE LOANS      BALANCE ($)         BALANCE      RATE (%)
----------------------------------------------------------------------------------------

    7.30 - 50.00                  13              51,837,810         2.4%        5.7513
   50.01 - 60.00                  19              80,722,352         3.7%        5.8791
   60.01 - 65.00                  26             153,642,394         7.0%        5.7529
   65.01 - 70.00                  34             344,956,346        15.8%        5.9403
   70.01 - 75.00                  65             528,551,351        24.2%        5.7978
   75.01 - 77.50                  28             317,302,778        14.6%        5.7635
   77.51 - 80.00                  69             702,626,616        32.2%        5.7025
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          254          $2,179,639,648       100.0%        5.7834
========================================================================================

                               WTD. AVG.                                     WTD. AVG.
                           REMAINING TERM TO                 WTD. AVG.     MATURITY DATE
RANGE OF CUT-OFF DATE         MATURITY/ARD     WTD. AVG.    CUT-OFF DATE       OR ARD
LOAN-TO-VALUE RATIOS (%)         (MOS.)         DSCR (X)   LTV RATIO (%)   LTV RATIO (%)
---------------------------------------------------------------------------------------

    7.30 - 50.00                  116             2.79          36.6            28.6
   50.01 - 60.00                  119             1.59          54.2            43.4
   60.01 - 65.00                  106             1.41          62.6            57.0
   65.01 - 70.00                  107             1.39          67.9            61.4
   70.01 - 75.00                  116             1.33          72.6            67.6
   75.01 - 77.50                   96             1.28          76.2            73.0
   77.51 - 80.00                  117             1.26          79.3            75.4
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           111            1.36X          72.3            67.5
========================================================================================

Minimum:             7.30
Maximum:            80.00
Weighted Average:   72.31

                            Annex A-2 (Loan Group 1)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

                                                                               WTD. AVG.
                                       AGGREGATE                               REMAINING              WTD. AVG.    WTD. AVG.
                         NUMBER OF   CUT-OFF DATE   % OF INITIAL  WTD. AVG.     TERM TO                CUT-OFF   MATURITY DATE
RANGE OF MATURITY DATE    MORTGAGE     PRINCIPAL    LOAN GROUP 1   MORTGAGE  MATURITY/ARD  WTD. AVG.  DATE LTV      OR ARD
OR ARD LTV RATIOS (%)      LOANS      BALANCE ($)      BALANCE     RATE (%)     (MOS.)     DSCR (X)   RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------------------------------------------------

Fully Amortizing              6         17,235,403       0.8%       6.0126        150        1.43        54.2         0.0
    6.00 - 50.00             28        133,033,041       6.1%       5.9324        118        2.10        50.8        37.4
   50.01 - 55.00             14         57,040,617       2.6%       5.8679        115        1.39        61.4        52.8
   55.01 - 60.00             25        177,568,939       8.1%       5.9552        118        1.37        66.0        56.6
   60.01 - 62.50             15        108,823,182       5.0%       5.7009        102        1.43        66.6        61.3
   62.51 - 65.00             29        242,505,954      11.1%       5.7979        118        1.29        71.0        63.5
   65.01 - 67.50             38        192,565,337       8.8%       5.8018        117        1.30        74.2        66.5
   67.51 - 70.00             27        195,902,386       9.0%       5.8255        100        1.33        73.7        69.0
   70.01 - 75.00             43        485,669,788      22.3%       5.7798        114        1.29        76.2        72.2
   75.01 - 80.00             29        569,295,000      26.1%       5.6714        105        1.28        78.2        78.2
------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:     254     $2,179,639,648     100.0%       5.7834        111        1.36X       72.3        67.5
==============================================================================================================================

Minimum:             6.00
Maximum:             80.00
Weighted Average:    67.52

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

                                          AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG.
RANGE OF REMAINING          NUMBER OF       DATE PRINCIPAL   LOAN GROUP 1   MORTGAGE
TERMS TO MATURITY (MOS.)  MORTGAGE LOANS     BALANCE ($)        BALANCE     RATE (%)
------------------------------------------------------------------------------------

    58 - 84                     19             323,548,492       14.8%       5.7892
    85 - 114                     5              22,605,571        1.0%       6.1778
   115 - 121                   224           1,813,374,193       83.2%       5.7748
   122 - 180                     6              20,111,392        0.9%       6.0155
------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        254          $2,179,639,648      100.0%       5.7834
====================================================================================

                              WTD. AVG.                                  WTD. AVG.
                          REMAINING TERM TO               WTD. AVG.    MATURITY DATE
RANGE OF REMAINING          MATURITY/ARD     WTD. AVG.   CUT-OFF DATE     OR ARD
TERMS TO MATURITY (MOS.)       (MOS.)        DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
------------------------------------------------------------------------------------

    58 - 84                       68           1.38          71.8          71.7
    85 - 114                     109           1.38          64.6          55.6
   115 - 121                     119           1.35          72.7          67.2
   122 - 180                     154           1.39          55.9           6.1
------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          111           1.36X         72.3          67.5
====================================================================================

Minimum:             58 mos.
Maximum:            180 mos.
Weighted Average:   111 mos.

REMAINING STATED AMORTIZATION TERMS

                                                  AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG.
RANGE OF REMAINING                  NUMBER OF       DATE PRINCIPAL   LOAN GROUP 1   MORTGAGE
STATED AMORTIZATION TERMS (MOS.)  MORTGAGE LOANS     BALANCE ($)        BALANCE     RATE (%)
--------------------------------------------------------------------------------------------

   Interest Only                        46             891,435,000         40.9%     5.7169
      118 - 240                         14              53,764,607          2.5%     6.1967
      241 - 300                         10              43,682,166          2.0%     5.8977
      301 - 360                        162           1,030,604,501         47.3%     5.8181
      361 - 420                         22             160,153,374          7.3%     5.7596
--------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                254          $2,179,639,648        100.0%     5.7834
============================================================================================

                                      WTD. AVG.                                  WTD. AVG.
                                  REMAINING TERM TO               WTD. AVG.    MATURITY DATE
RANGE OF REMAINING                  MATURITY/ARD     WTD. AVG.   CUT-OFF DATE     OR ARD
STATED AMORTIZATION TERMS (MOS.)       (MOS.)        DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
--------------------------------------------------------------------------------------------

   Interest Only                          102           1.33          75.1          75.1
      118 - 240                           132           1.48          59.8          32.2
      241 - 300                           118           1.51          68.8          53.2
      301 - 360                           117           1.39          70.4          62.9
      361 - 420                           119           1.24          74.2          67.3
--------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   111           1.36X         72.3          67.5
============================================================================================

Minimum:            118 mos.
Maximum:            420 mos.
Weighted Average:   357 mos.

                            Annex A-2 (Loan Group 1)

AMORTIZATION TYPES

                                         AGGREGATE CUT-OFF  % OF INITIAL  WTD. AVG.
                           NUMBER OF       DATE PRINCIPAL   LOAN GROUP 1   MORTGAGE
AMORTIZATION TYPES       MORTGAGE LOANS     BALANCE ($)        BALANCE     RATE (%)
-----------------------------------------------------------------------------------

IO-Balloon                    115             779,446,326       35.8%       5.7740
Interest Only                  43             871,085,000       40.0%       5.7169
Balloon                        87             491,522,919       22.6%       5.9106
IO-ARD                          3              20,350,000        0.9%       5.7198
Fully Amortizing                6              17,235,403        0.8%       6.0126
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       254          $2,179,639,648      100.0%       5.7834
===================================================================================

                             WTD. AVG.                                  WTD. AVG.
                         REMAINING TERM TO               WTD. AVG.    MATURITY DATE
                           MATURITY/ARD     WTD. AVG.   CUT-OFF DATE     OR ARD
AMORTIZATION TYPES            (MOS.)        DSCR (X)   LTV RATIO (%)  LTV RATIO (%)
-----------------------------------------------------------------------------------

IO-Balloon                       117           1.28          72.5          66.3
Interest Only                    102           1.33          75.1          75.1
Balloon                          118           1.52          67.5          55.7
IO-ARD                            97           1.45          73.8          73.8
Fully Amortizing                 150           1.43          54.2           0.0
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          111           1.36X         72.3          67.5
===================================================================================

ESCROW TYPES

                                      AGGREGATE CUT-OFF  % OF INITIAL
                        NUMBER OF       DATE PRINCIPAL   LOAN GROUP 1
ESCROW TYPES          MORTGAGE LOANS     BALANCE ($)        BALANCE
---------------------------------------------------------------------
Real Estate Tax            211          1,787,424,239       82.0%
Insurance                  188          1,442,031,950       66.2%
Replacement Reserves       184          1,454,687,320       66.7%
TI/LC Reserves (1)         139          1,260,590,202       66.5%

LOCKBOX TYPES

                                                 AGGREGATE CUT-OFF  % OF INITIAL
                                   NUMBER OF       DATE PRINCIPAL   LOAN GROUP 1
LOCKBOX TYPES                    MORTGAGE LOANS     BALANCE ($)        BALANCE
--------------------------------------------------------------------------------
Hard                                   44           491,031,061         22.5%
Soft at Closing, Springing Hard         9           267,927,184         12.3%
None at Closing, Springing Hard        18           136,871,957          6.3%

(1)  TI/LC Reserves are expressed as a percentage of only the mortgage loans secured by Office, Retail, Industrial and Mixed-Use Properties.

                            Annex A-2 (Loan Group 2)

LOAN SELLERS

                                           AGGREGATE CUT-OFF   % OF INITIAL   WTD. AVG.
                             NUMBER OF       DATE PRINCIPAL    LOAN GROUP 2    MORTGAGE
MORTGAGE LOAN SELLER      MORTGAGE LOANS      BALANCE ($)         BALANCE      RATE (%)
---------------------------------------------------------------------------------------

CRF                             37             238,704,032         39.4%        5.7842
PNC                             18             169,128,853         27.9%        5.7534
MLML                            13             165,186,815         27.3%        5.7487
Artesia                          4              32,843,329          5.4%        5.7281
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         72            $605,863,029        100.0%        5.7629
=======================================================================================

                               WTD. AVG.                                    WTD. AVG.
                          REMAINING TERM TO                 WTD. AVG.     MATURITY DATE
                             MATURITY/ARD     WTD. AVG.    CUT-OFF DATE       OR ARD
MORTGAGE LOAN SELLER            (MOS.)        DSCR (X)    LTV RATIO (%)   LTV RATIO (%)
---------------------------------------------------------------------------------------

CRF                              112            1.33           70.7            67.1
PNC                              118            1.28           74.3            66.8
MLML                             106            1.24           68.0            63.7
Artesia                          126            1.26           75.2            67.6
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          113            1.29X          71.2            66.1
=======================================================================================

PROPERTY TYPES

                           NUMBER OF   AGGREGATE CUT-OFF   % OF INITIAL   WTD. AVG.
                           MORTGAGED     DATE PRINCIPAL    LOAN GROUP 2    MORTGAGE
PROPERTY TYPE             PROPERTIES      BALANCE ($)         BALANCE      RATE (%)
-----------------------------------------------------------------------------------

Multifamily                   71           581,513,029         96.0%        5.7655
Manufactured Housing           3            24,350,000          4.0%        5.7012
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       74          $605,863,029        100.0%        5.7629
===================================================================================

                              WTD. AVG.                                     WTD. AVG.
                          REMAINING TERM TO                  WTD. AVG.    MATURITY DATE
                             MATURITY/ARD     WTD. AVG.    CUT-OFF DATE       OR ARD
PROPERTY TYPE                   (MOS.)         DSCR (X)   LTV RATIO (%)   LTV RATIO (%)
---------------------------------------------------------------------------------------

Multifamily                      113            1.29           71.0            65.8
Manufactured Housing             119            1.25           76.4            73.4
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          113            1.29X          71.2            66.1
=======================================================================================

PROPERTY STATE/LOCATION

                           NUMBER OF   AGGREGATE CUT-OFF   % OF INITIAL   WTD. AVG.
                           MORTGAGED     DATE PRINCIPAL    LOAN GROUP 2   MORTGAGE
PROPERTY STATE/LOCATION   PROPERTIES      BALANCE ($)         BALANCE      RATE (%)
-----------------------------------------------------------------------------------

Texas                         11           122,207,289         20.2%        5.8321
California                    13            92,608,337         15.3%        5.7703
Florida                        9            88,539,496         14.6%        5.7433
Nevada                         5            53,141,231          8.8%        5.7438
New Jersey                     2            45,500,000          7.5%        5.4756
Georgia                        4            25,380,000          4.2%        5.6204
Michigan                       4            23,140,000          3.8%        6.0414
Arizona                        1            17,800,000          2.9%        5.6700
Wyoming                        1            17,290,000          2.9%        6.2990
Washington                     2            16,847,225          2.8%        5.6506
Tennessee                      3            15,160,000          2.5%        5.8016
Kansas                         1            14,600,000          2.4%        5.3800
Iowa                           2            12,477,500          2.1%        5.9510
Oklahoma                       5            12,252,138          2.0%        5.7683
Ohio                           2             9,657,000          1.6%        5.7552
Alabama                        1             8,250,000          1.4%        5.6280
Missouri                       1             6,094,606          1.0%        5.7500
Kentucky                       1             4,995,724          0.8%        5.8800
Louisiana                      1             4,896,000          0.8%        5.7500
Minnesota                      1             4,096,337          0.7%        5.7100
Arkansas                       1             2,993,691          0.5%        5.6350
Virginia                       1             2,879,651          0.5%        5.9400
Idaho                          1             2,796,805          0.5%        6.1200
Mississippi                    1             2,260,000          0.4%        6.0000
-----------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       74          $605,863,029        100.0%        5.7629
===================================================================================

                              WTD. AVG.                                     WTD. AVG.
                          REMAINING TERM TO                 WTD. AVG.     MATURITY DATE
                             MATURITY/ARD     WTD. AVG.    CUT-OFF DATE       OR ARD
PROPERTY STATE/LOCATION         (MOS.)         DSCR (X)   LTV RATIO (%)   LTV RATIO (%)
---------------------------------------------------------------------------------------

Texas                            118            1.30           73.0            65.7
California                       106            1.29           70.4            70.2
Florida                          115            1.23           63.2            56.4
Nevada                           123            1.21           72.7            67.9
New Jersey                       119            1.25           75.7            75.1
Georgia                           90            1.51           71.5            70.9
Michigan                         119            1.21           73.6            67.2
Arizona                           59            1.29           69.8            69.8
Wyoming                          119            1.52           72.0            64.3
Washington                       120            1.19           71.9            71.1
Tennessee                         90            1.29           75.8            72.8
Kansas                           116            1.23           79.3            70.8
Iowa                             120            1.21           70.7            59.9
Oklahoma                         118            1.34           75.1            63.4
Ohio                             120            1.35           77.3            65.1
Alabama                          115            1.24           75.7            69.2
Missouri                         119            1.81           59.5            50.1
Kentucky                         119            1.28           64.9            54.9
Louisiana                        118            1.27           80.0            71.9
Minnesota                        119            1.32           70.6            59.5
Arkansas                         119            1.31           59.9            38.8
Virginia                         118            1.28           70.6            59.9
Idaho                            119            1.37           56.7            45.2
Mississippi                      120            1.37           80.0            67.9
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          113            1.29X          71.2            66.1
=======================================================================================

                            Annex A-2 (Loan Group 2)

CUT-OFF DATE PRINCIPAL BALANCES ($)

                                                       AGGREGATE CUT-OFF   % OF INITIAL   WTD. AVG.
RANGE OF                                 NUMBER OF       DATE PRINCIPAL    LOAN GROUP 2   MORTGAGE
CUT-OFF DATE PRINCIPAL BALANCES ($)   MORTGAGE LOANS      BALANCE ($)         BALANCE      RATE (%)
---------------------------------------------------------------------------------------------------

      853,337 - 3,499,999                   23              56,976,164          9.4%        5.7953
    3,500,000 - 4,499,999                    5              20,306,337          3.4%        5.7910
    4,500,000 - 5,499,999                    8              40,170,244          6.6%        5.7382
    5,500,000 - 6,999,999                    8              48,632,000          8.0%        5.7612
    7,000,000 - 9,999,999                    7              57,306,582          9.5%        5.8344
   10,000,000 - 12,999,999                   4              45,250,000          7.5%        5.6961
   13,000,000 - 19,999,999                  11             168,764,492         27.9%        5.7709
   20,000,000 - 40,000,000                   6             168,457,210         27.8%        5.7404
---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                     72            $605,863,029        100.0%        5.7629
===================================================================================================

                                          WTD. AVG.                                     WTD. AVG.
                                      REMAINING TERM TO                  WTD. AVG.    MATURITY DATE
RANGE OF                                 MATURITY/ARD     WTD. AVG.    CUT-OFF DATE       OR ARD
CUT-OFF DATE PRINCIPAL BALANCES ($)         (MOS.)         DSCR (X)   LTV RATIO (%)   LTV RATIO (%)
---------------------------------------------------------------------------------------------------

      853,337 - 3,499,999                    122            1.31           68.1            58.8
    3,500,000 - 4,499,999                    111            1.34           70.8            65.0
    4,500,000 - 5,499,999                    118            1.29           76.3            67.4
    5,500,000 - 6,999,999                    119            1.52           66.7            60.9
    7,000,000 - 9,999,999                    103            1.24           73.5            69.2
   10,000,000 - 12,999,999                   103            1.19           76.9            71.5
   13,000,000 - 19,999,999                   107            1.28           71.2            67.7
   20,000,000 - 40,000,000                   118            1.24           70.1            65.7
---------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                      113            1.29X          71.2            66.1
===================================================================================================

Minimum:   $   853,337
Maximum:   $40,000,000
Average:   $ 8,414,764

MORTGAGE RATES (%)

                                           AGGREGATE CUT-OFF   % OF INITIAL   WTD. AVG.
RANGE OF                     NUMBER OF       DATE PRINCIPAL    LOAN GROUP 2    MORTGAGE
MORTGAGE RATES (%)        MORTGAGE LOANS      BALANCE ($)         BALANCE      RATE (%)
---------------------------------------------------------------------------------------

   5.3800 - 5.7999              48             397,818,059         65.7%        5.6335
   5.8000 - 5.8999               8              72,796,994         12.0%        5.8541
   5.9000 - 6.0999              10              80,927,834         13.4%        5.9667
   6.1000 - 6.1999               1               2,796,805          0.5%        6.1200
   6.2000 - 6.9250               5              51,523,337          8.5%        6.2934
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:         72            $605,863,029        100.0%        5.7629
=======================================================================================

                              WTD. AVG.                                     WTD. AVG.
                          REMAINING TERM TO                 WTD. AVG.     MATURITY DATE
RANGE OF                     MATURITY/ARD     WTD. AVG.   CUT-OFF DATE        OR ARD
MORTGAGE RATES (%)              (MOS.)         DSCR (X)   LTV RATIO (%)   LTV RATIO (%)
---------------------------------------------------------------------------------------

   5.3800 - 5.7999               110            1.30           72.9            69.4
   5.8000 - 5.8999               112            1.19           61.0            53.7
   5.9000 - 6.0999               119            1.27           73.3            62.0
   6.1000 - 6.1999               119            1.37           56.7            45.2
   6.2000 - 6.9250               123            1.33           70.2            65.8
---------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          113            1.29X          71.2            66.1
=======================================================================================

Minimum:            5.3800
Maximum:            6.9250
Weighted Average:   5.7629

                            Annex A-2 (Loan Group 2)

DEBT SERVICE COVERAGE RATIOS (x)

                                                    AGGREGATE CUT-OFF   % OF INITIAL   WTD. AVG.
RANGE OF                              NUMBER OF       DATE PRINCIPAL    LOAN GROUP 2    MORTGAGE
DEBT SERVICE COVERAGE RATIOS (x)   MORTGAGE LOANS      BALANCE ($)         BALANCE      RATE (%)
------------------------------------------------------------------------------------------------

1.14 - 1.19                               8             110,910,547         18.3%        5.7570
1.20 - 1.24                              19             119,036,766         19.6%        5.7638
1.25 - 1.29                              24             243,178,703         40.1%        5.7620
1.30 - 1.39                               8              62,520,939         10.3%        5.6994
1.40 - 2.03                              13              70,216,074         11.6%        5.8303
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  72            $605,863,029        100.0%x       5.7629
================================================================================================

                                       WTD. AVG.                                     WTD. AVG.
                                   REMAINING TERM TO                 WTD. AVG.     MATURITY DATE
RANGE OF                              MATURITY/ARD     WTD. AVG.    CUT-OFF DATE       OR ARD
DEBT SERVICE COVERAGE RATIOS (x)         (MOS.)         DSCR (x)   LTV RATIO (%)   LTV RATIO (%)
------------------------------------------------------------------------------------------------

1.14 - 1.19                               120            1.16           66.7            60.7
1.20 - 1.24                               116            1.22           73.5            66.1
1.25 - 1.29                               106            1.27           72.8            68.8
1.30 - 1.39                               118            1.35           72.4            68.8
1.40 - 2.03                               117            1.60           67.6            62.8
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   113            1.29x          71.2            66.1
================================================================================================

Minimum:            1.14x
Maximum:            2.03x
Weighted Average:   1.29x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

                                            AGGREGATE CUT-OFF   % OF INITIAL   WTD. AVG.
RANGE OF CUT-OFF DATE         NUMBER OF       DATE PRINCIPAL    LOAN GROUP 2    MORTGAGE
LOAN-TO-VALUE RATIOS (%)   MORTGAGE LOANS      BALANCE ($)         BALANCE      RATE (%)
----------------------------------------------------------------------------------------

52.10 - 70.00                    30             216,934,790         35.8%        5.8364
70.01 - 72.50                     8             100,570,988         16.6%        5.8361
72.51 - 75.00                     8              52,585,916          8.7%        5.7833
75.01 - 77.50                     8              98,881,312         16.3%        5.6095
77.51 - 80.30                    18             136,890,022         22.6%        5.6955
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          72            $605,863,029        100.0%        5.7629
========================================================================================

                               WTD. AVG.                                     WTD. AVG.
                           REMAINING TERM TO                 WTD. AVG.     MATURITY DATE
RANGE OF CUT-OFF DATE         MATURITY/ARD     WTD. AVG.    CUT-OFF DATE       OR ARD
LOAN-TO-VALUE RATIOS (%)         (MOS.)         DSCR (x)   LTV RATIO (%)   LTV RATIO (%)
----------------------------------------------------------------------------------------

52.10 - 70.00                     113            1.31           63.1            57.3
70.01 - 72.50                     105            1.34           71.5            68.2
72.51 - 75.00                     113            1.22           73.9            68.8
75.01 - 77.50                     121            1.25           76.1            71.9
77.51 - 80.30                     112            1.26           79.2            73.2
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           113            1.29x          71.2            66.1
========================================================================================

Minimum:            52.10
Maximum:            80.30
Weighted Average:   71.19

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

                                            AGGREGATE CUT-OFF   % OF INITIAL   WTD. AVG.
RANGE OF MATURITY DATE        NUMBER OF       DATE PRINCIPAL    LOAN GROUP 2    MORTGAGE
OR ARD LTV RATIOS (%)      MORTGAGE LOANS      BALANCE ($)         BALANCE      RATE (%)
----------------------------------------------------------------------------------------

Fully Amortizing                  1                853,337           0.1%        6.9250
38.80 - 60.00                    24            142,314,047          23.5%        5.8134
60.01 - 65.00                     9             70,379,162          11.6%        5.9757
65.01 - 67.50                     6             39,408,900           6.5%        5.7491
67.51 - 70.00                    12             95,436,582          15.8%        5.8607
70.01 - 75.00                    14            168,611,000          27.8%        5.6867
75.01 - 80.30                     6             88,860,000          14.7%        5.5478
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          72           $605,863,029         100.0%        5.7629
========================================================================================

                               WTD. AVG.                                     WTD. AVG.
                           REMAINING TERM TO                 WTD. AVG.     MATURITY DATE
RANGE OF MATURITY DATE        MATURITY/ARD     WTD. AVG.    CUT-OFF DATE       OR ARD
OR ARD LTV RATIOS (%)            (MOS.)         DSCR (x)   LTV RATIO (%)   LTV RATIO (%)
----------------------------------------------------------------------------------------

Fully Amortizing                  350            1.14           61.8             NAP
38.80 - 60.00                     117            1.33           60.9            52.0
60.01 - 65.00                     119            1.31           70.7            62.3
65.01 - 67.50                     124            1.20           75.8            66.9
67.51 - 70.00                     107            1.29           71.8            68.7
70.01 - 75.00                     108            1.26           75.5            72.1
75.01 - 80.30                     109            1.28           77.2            77.2
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           113            1.29x          71.2            66.1
========================================================================================

Minimum:            38.80
Maximum:            80.30
Weighted Average:   66.11

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

                                            AGGREGATE CUT-OFF   % OF INITIAL   WTD. AVG.
RANGE OF REMAINING            NUMBER OF       DATE PRINCIPAL    LOAN GROUP 2    MORTGAGE
TERMS TO MATURITY (MOS.)   MORTGAGE LOANS      BALANCE ($)         BALANCE      RATE (%)
----------------------------------------------------------------------------------------

 58 -  109                        6              64,815,000         10.7%        5.6760
110 -  350                       66             541,048,029         89.3%        5.7733
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:          72            $605,863,029        100.0%        5.7629
========================================================================================

                               WTD. AVG.                                     WTD. AVG.
                           REMAINING TERM TO                 WTD. AVG.     MATURITY DATE
RANGE OF REMAINING            MATURITY/ARD     WTD. AVG.    CUT-OFF DATE       OR ARD
TERMS TO MATURITY (MOS.)         (MOS.)         DSCR (x)   LTV RATIO (%)   LTV RATIO (%)
----------------------------------------------------------------------------------------

 58 -  109                         63            1.28           73.0            72.8
110 -  350                        119            1.29           71.0            65.3
----------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:           113            1.29x          71.2            66.1
========================================================================================

Minimum:            58 mos.
Maximum:            350 mos.
Weighted Average:   113 mos.

REMAINING STATED AMORTIZATION TERMS

                                                    AGGREGATE CUT-OFF   % OF INITIAL   WTD. AVG.
RANGE OF REMAINING                    NUMBER OF       DATE PRINCIPAL    LOAN GROUP 2    MORTGAGE
STATED AMORTIZATION TERMS (MOS.)   MORTGAGE LOANS      BALANCE ($)         BALANCE      RATE (%)
------------------------------------------------------------------------------------------------

Interest Only                            21             248,365,000         41.0%        5.6679
   239 - 360                             44             271,852,363         44.9%        5.8361
   361 - 420                              7              85,645,666         14.1%        5.8059
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  72            $605,863,029        100.0%        5.7629
================================================================================================

                                       WTD. AVG.                                     WTD. AVG.
                                   REMAINING TERM TO                 WTD. AVG.     MATURITY DATE
RANGE OF REMAINING                    MATURITY/ARD     WTD. AVG.    CUT-OFF DATE       OR ARD
STATED AMORTIZATION TERMS (MOS.)         (MOS.)         DSCR (x)   LTV RATIO (%)   LTV RATIO (%)
------------------------------------------------------------------------------------------------

Interest Only                             105            1.33           71.7            71.7
   239 - 360                              118            1.28           73.0            64.1
   361 - 420                              118            1.18           63.9            56.2
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   113            1.29x          71.2            66.1
================================================================================================

Minimum:            239 mos.
Maximum:            420 mos.
Weighted Average:   366 mos.

AMORTIZATION TYPES

                                                    AGGREGATE CUT-OFF   % OF INITIAL   WTD. AVG.
                                      NUMBER OF       DATE PRINCIPAL    LOAN GROUP 2   MORTGAGE
AMORTIZATION TYPES                 MORTGAGE LOANS      BALANCE ($)         BALANCE     RATE (%)
------------------------------------------------------------------------------------------------

Interest Only                            21             248,365,000         41.0%        5.6679
IO-Balloon                               22             186,606,000         30.8%        5.8086
Balloon                                  28             170,038,692         28.1%        5.8456
Fully Amortizing                          1                 853,337          0.1%        6.9250
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                  72            $605,863,029        100.0%        5.7629
------------------------------------------------------------------------------------------------

                                       WTD. AVG.                                     WTD. AVG.
                                   REMAINING TERM TO                 WTD. AVG.     MATURITY DATE
                                     MATURITY/ARD      WTD. AVG.    CUT-OFF DATE       OR ARD
AMORTIZATION TYPES                      (MOS.)          DSCR (x)   LTV RATIO (%)   LTV RATIO (%)
------------------------------------------------------------------------------------------------

Interest Only                             105            1.33           71.7            71.7
IO-Balloon                                118            1.25           75.3            68.5
Balloon                                   117            1.27           65.9            55.3
Fully Amortizing                          350            1.14           61.8             NAP
------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:                   113            1.29x          71.2            66.1
------------------------------------------------------------------------------------------------

ESCROW TYPES

                                        AGGREGATE CUT-OFF   % OF INITIAL
                          NUMBER OF       DATE PRINCIPAL    LOAN GROUP 2
ESCROW TYPES           MORTGAGE LOANS      BALANCE ($)         BALANCE
------------------------------------------------------------------------
Insurance                    67            572,133,029          94.4%
Real Estate Tax              67            558,652,322          92.2%
Replacement Reserves         63            511,672,700          84.5%

LOCKBOX TYPES

                                                   AGGREGATE CUT-OFF   % OF INITIAL
                                     NUMBER OF       DATE PRINCIPAL    LOAN GROUP 2
LOCKBOX TYPES                     MORTGAGE LOANS      BALANCE ($)         BALANCE
-----------------------------------------------------------------------------------

Hard                                     3             31,590,000          5.2%
Soft                                     1             14,200,000          2.3%
None at Closing, Springing Hard          1             13,000,000          2.1%

                                    ANNEX A-3

   WESTBURY FINANCIAL PARK BUILDING TRUST MORTGAGE LOAN AMORTIZATION SCHEDULE

                                      A-3-1

                                    ANNEX A-3
              WESTBURY FINANCIAL PARK BUILDING TRUST MORTGAGE LOAN
                              AMORTIZATION SCHEDULE

PERIOD      DATE       INTEREST   PRINCIPAL      BALANCE
------   ----------   ---------   ---------   ------------
    0     6/11/2007                           4,750,000.00
    1     7/11/2007   23,591.67    4,764.94   4,745,235.06
    2     8/11/2007   24,353.60    4,003.01   4,741,232.05
    3     9/11/2007   24,333.06    4,023.55   4,737,208.50
    4    10/11/2007   23,528.14    4,828.47   4,732,380.03
    5    11/11/2007   24,287.63    4,068.98   4,728,311.05
    6    12/11/2007   23,483.94    4,872.67   4,723,438.38
    7     1/11/2008   24,241.74    4,114.87   4,719,323.51
    8     2/11/2008   24,220.62    4,135.99   4,715,187.52
    9     3/11/2008   22,638.14    5,718.47   4,709,469.05
   10     4/11/2008   24,170.04    4,186.57   4,705,282.48
   11     5/11/2008   23,369.57    4,987.04   4,700,295.44
   12     6/11/2008   24,122.96    4,233.65   4,696,061.79
   13     7/11/2008   23,323.77    5,032.84   4,691,028.95
   14     8/11/2008   24,075.40    4,281.21   4,686,747.74
   15     9/11/2008   24,053.43    4,303.18   4,682,444.56
   16    10/11/2008   23,256.14    5,100.47   4,677,344.09
   17    11/11/2008   24,005.17    4,351.44   4,672,992.65
   18    12/11/2008   23,209.20    5,147.41   4,667,845.24
   19     1/11/2009   23,956.42    4,400.19   4,663,445.05
   20     2/11/2009   23,933.84    4,422.77   4,659,022.28
   21     3/11/2009   21,597.16    6,759.45   4,652,262.83
   22     4/11/2009   23,876.45    4,480.16   4,647,782.67
   23     5/11/2009   23,083.99    5,272.62   4,642,510.05
   24     6/11/2009   23,826.39    4,530.22   4,637,979.83
   25     7/11/2009   23,035.30    5,321.31   4,632,658.52
   26     8/11/2009   23,775.83    4,580.78   4,628,077.74
   27     9/11/2009   23,752.32    4,604.29   4,623,473.45
   28    10/11/2009   22,963.25    5,393.36   4,618,080.09
   29    11/11/2009   23,701.01    4,655.60   4,613,424.49
   30    12/11/2009   22,913.34    5,443.27   4,607,981.22
   31     1/11/2010   23,649.18    4,707.43   4,603,273.79
   32     2/11/2010   23,625.02    4,731.59   4,598,542.20
   33     3/11/2010   21,316.80    7,039.81   4,591,502.39
   34     4/11/2010   23,564.61    4,792.00   4,586,710.39
   35     5/11/2010   22,780.66    5,575.95   4,581,134.44
   36     6/11/2010   23,511.40    4,845.21   4,576,289.23
   37     7/11/2010   22,728.90    5,627.71   4,570,661.52
   38     8/11/2010   23,457.65    4,898.96   4,565,762.56
   39     9/11/2010   23,432.51    4,924.10   4,560,838.46
   40    10/11/2010   22,652.16    5,704.45   4,555,134.01
   41    11/11/2010   23,377.96    4,978.65   4,550,155.36
   42    12/11/2010   22,599.10    5,757.51   4,544,397.85
   43     1/11/2011   23,322.86    5,033.75   4,539,364.10
   44     2/11/2011   23,297.03    5,059.58   4,534,304.52
   45     3/11/2011   21,019.02    7,337.59   4,526,966.93

PERIOD      DATE       INTEREST   PRINCIPAL      BALANCE
------   ----------   ---------   ---------   ------------
   46     4/11/2011   23,233.40    5,123.21   4,521,843.72
   47     5/11/2011   22,458.49    5,898.12   4,515,945.60
   48     6/11/2011   23,176.84    5,179.77   4,510,765.83
   49     7/11/2011   22,403.47    5,953.14   4,504,812.69
   50     8/11/2011   23,119.70    5,236.91   4,499,575.78
   51     9/11/2011   23,092.82    5,263.79   4,494,311.99
   52    10/11/2011   22,321.75          --   4,494,311.99
   53    11/11/2011   23,065.81          --   4,494,311.99
   54    12/11/2011   22,321.75          --   4,494,311.99
   55     1/11/2012   23,065.81          --   4,494,311.99
   56     2/11/2012   23,065.81          --   4,494,311.99
   57     3/11/2012   21,577.69          --   4,494,311.99
   58     4/11/2012   23,065.81          --   4,494,311.99
   59     5/11/2012   22,321.75          --   4,494,311.99
   60     6/11/2012   23,065.81          --   4,494,311.99
   61     7/11/2012   22,321.75          --   4,494,311.99
   62     8/11/2012   23,065.81          --   4,494,311.99
   63     9/11/2012   23,065.81          --   4,494,311.99
   64    10/11/2012   22,321.75    6,034.86   4,488,277.13
   65    11/11/2012   23,034.84    5,321.77   4,482,955.36
   66    12/11/2012   22,265.34    6,091.27   4,476,864.09
   67     1/11/2013   22,976.26    5,380.35   4,471,483.74
   68     2/11/2013   22,948.65    5,407.96   4,466,075.78
   69     3/11/2013   20,702.74    7,653.87   4,458,421.91
   70     4/11/2013   22,881.61    5,475.00   4,452,946.91
   71     5/11/2013   22,116.30    6,240.31   4,446,706.60
   72     6/11/2013   22,821.49    5,535.12   4,441,171.48
   73     7/11/2013   22,057.82    6,298.79   4,434,872.69
   74     8/11/2013   22,760.75    5,595.86   4,429,276.83
   75     9/11/2013   22,732.03    5,624.58   4,423,652.25
   76    10/11/2013   21,970.81    6,385.80   4,417,266.45
   77    11/11/2013   22,670.39    5,686.22   4,411,580.23
   78    12/11/2013   21,910.85    6,445.76   4,405,134.47
   79     1/11/2014   22,608.13    5,748.48   4,399,385.99
   80     2/11/2014   22,578.63    5,777.98   4,393,608.01
   81     3/11/2014   20,366.81    7,989.80   4,385,618.21
   82     4/11/2014   22,507.97    5,848.64   4,379,769.57
   83     5/11/2014   21,752.86    6,603.75   4,373,165.82
   84     6/11/2014   22,444.06    5,912.55   4,367,253.27
   85     7/11/2014   21,690.69    6,665.92   4,360,587.35
   86     8/11/2014   22,379.50    5,977.11   4,354,610.24
   87     9/11/2014   22,348.83    6,007.78   4,348,602.46
   88    10/11/2014   21,598.06    6,758.55   4,341,843.91
   89    11/11/2014   22,283.31    6,073.30   4,335,770.61
   90    12/11/2014   21,534.33    6,822.28   4,328,948.33
   91     1/11/2015   22,217.12    6,139.49   4,322,808.84
   92     2/11/2015   22,185.62    6,170.99   4,316,637.85
   93     3/11/2015   20,010.01    8,346.60   4,308,291.25
   94     4/11/2015   22,111.11    6,245.50   4,302,045.75

PERIOD      DATE       INTEREST   PRINCIPAL      BALANCE
------   ----------   ---------   ---------   ------------
   95     5/11/2015   21,366.83    6,989.78   4,295,055.97
   96     6/11/2015   22,043.18    6,313.43   4,288,742.54
   97     7/11/2015   21,300.75    7,055.86   4,281,686.68
   98     8/11/2015   21,974.57    6,382.04   4,275,304.64
   99     9/11/2015   21,941.81    6,414.80   4,268,889.84
  100    10/11/2015   21,202.15    7,154.46   4,261,735.38
  101    11/11/2015   21,872.17    6,484.44   4,255,250.94
  102    12/11/2015   21,134.41    7,222.20   4,248,028.74
  103     1/11/2016   21,801.83    6,554.78   4,241,473.96
  104     2/11/2016   21,768.19    6,588.42   4,234,885.54
  105     3/11/2016   20,332.16    8,024.45   4,226,861.09
  106     4/11/2016   21,693.19    6,663.42   4,220,197.67
  107     5/11/2016   20,960.32    7,396.29   4,212,801.38
  108     6/11/2016   21,621.03    6,735.58   4,206,065.80
  109     7/11/2016   20,890.13    7,466.48   4,198,599.32
  110     8/11/2016   21,548.14    6,808.47   4,191,790.85
  111     9/11/2016   21,513.20    6,843.41   4,184,947.44
  112    10/11/2016   20,785.24    7,571.37   4,177,376.07
  113    11/11/2016   21,439.22    6,917.39   4,170,458.68
  114    12/11/2016   20,713.28    7,643.33   4,162,815.35
  115     1/11/2017   21,364.49    6,992.12   4,155,823.23
  116     2/11/2017   21,328.61    7,028.00   4,148,795.23
  117     3/11/2017   19,231.97    9,124.64   4,139,670.59
  118     4/11/2017   21,245.71    7,110.90   4,132,559.69
  119     5/11/2017   20,525.05    7,831.56   4,124,728.13
  120     6/11/2017   21,169.02    7,187.59   4,117,540.54

                                    ANNEX A-4

             FIRST STREET TRUST MORTGAGE LOAN AMORTIZATION SCHEDULE

                                      A-4-1

                                    ANNEX A-4
                      438 FIRST STREET TRUST MORTGAGE LOAN
                              AMORTIZATION SCHEDULE

                       BEGINNING                                                ENDING
PERIOD      DATE        BALANCE        PAYMENT     INTEREST     PRINCIPAL      BALANCE
------   ---------   -------------   ----------   ----------   ----------   -------------

    0     6/8/2007   $5,550,000.00
    1     7/8/2007   $5,546,800.28   $30,851.98   $26,744.82   $ 4,107.16   $5,542,693.12
    2     8/8/2007   $5,542,693.12   $30,851.98   $27,615.85   $ 3,236.13   $5,539,457.00
    3     9/8/2007   $5,539,457.00   $30,851.98   $27,599.73   $ 3,252.25   $5,536,204.75
    4    10/8/2007   $5,536,204.75   $30,851.98   $26,693.73   $ 4,158.24   $5,532,046.51
    5    11/8/2007   $5,532,046.51   $30,851.98   $27,562.81   $ 3,289.17   $5,528,757.33
    6    12/8/2007   $5,528,757.33   $30,851.98   $26,657.82   $ 4,194.15   $5,524,563.18
    7     1/8/2008   $5,524,563.18   $30,851.98   $27,525.52   $ 3,326.46   $5,521,236.72
    8     2/8/2008   $5,521,236.72   $30,851.98   $27,508.95   $ 3,343.03   $5,517,893.70
    9     3/8/2008   $5,517,893.70   $30,851.98   $25,718.60   $ 5,133.38   $5,512,760.31
   10     4/8/2008   $5,512,760.31   $30,851.98   $27,466.72   $ 3,385.26   $5,509,375.05
   11     5/8/2008   $5,509,375.05   $30,851.98   $26,564.37   $ 4,287.61   $5,505,087.44
   12     6/8/2008   $5,505,087.44   $30,851.98   $27,428.49   $ 3,423.49   $5,501,663.95
   13     7/8/2008   $5,501,663.95   $30,851.98   $26,527.19   $ 4,324.79   $5,497,339.16
   14     8/8/2008   $5,497,339.16   $30,851.98   $27,389.88   $ 3,462.10   $5,493,877.07
   15     9/8/2008   $5,493,877.07   $30,851.98   $27,372.63   $ 3,479.35   $5,490,397.72
   16    10/8/2008   $5,490,397.72   $30,851.98   $26,472.87   $ 4,379.11   $5,486,018.61
   17    11/8/2008   $5,486,018.61   $30,851.98   $27,333.48   $ 3,518.50   $5,482,500.11
   18    12/8/2008   $5,482,500.11   $30,851.98   $26,434.79   $ 4,417.19   $5,478,082.92
   19     1/8/2009   $5,478,082.92   $30,851.98   $27,293.94   $ 3,558.04   $5,474,524.88
   20     2/8/2009   $5,474,524.88   $30,851.98   $27,276.21   $ 3,575.77   $5,470,949.11
   21     3/8/2009   $5,470,949.11   $30,851.98   $24,620.49   $ 6,231.49   $5,464,717.62
   22     4/8/2009   $5,464,717.62   $30,851.98   $27,227.35   $ 3,624.63   $5,461,092.99
   23     5/8/2009   $5,461,092.99   $30,851.98   $26,331.57   $ 4,520.41   $5,456,572.58
   24     6/8/2009   $5,456,572.58   $30,851.98   $27,186.77   $ 3,665.21   $5,452,907.37
   25     7/8/2009   $5,452,907.37   $30,851.98   $26,292.10   $ 4,559.88   $5,448,347.50
   26     8/8/2009   $5,448,347.50   $30,851.98   $27,145.79   $ 3,706.19   $5,444,641.30
   27     9/8/2009   $5,444,641.30   $30,851.98   $27,127.32   $ 3,724.66   $5,440,916.65
   28    10/8/2009   $5,440,916.65   $30,851.98   $26,234.29   $ 4,617.69   $5,436,298.96
   29    11/8/2009   $5,436,298.96   $30,851.98   $27,085.76   $ 3,766.22   $5,432,532.73
   30    12/8/2009   $5,432,532.73   $30,851.98   $26,193.86   $ 4,658.12   $5,427,874.62
   31     1/8/2010   $5,427,874.62   $30,851.98   $27,043.78   $ 3,808.20   $5,424,066.42
   32     2/8/2010   $5,424,066.42   $30,851.98   $27,024.81   $ 3,827.17   $5,420,239.25
   33     3/8/2010   $5,420,239.25   $30,851.98   $24,392.28   $ 6,459.70   $5,413,779.55
   34     4/8/2010   $5,413,779.55   $30,851.98   $26,973.56   $ 3,878.42   $5,409,901.13
   35     5/8/2010   $5,409,901.13   $30,851.98   $26,084.74   $ 4,767.24   $5,405,133.89
   36     6/8/2010   $5,405,133.89   $30,851.98   $26,930.48   $ 3,921.50   $5,401,212.39
   37     7/8/2010   $5,401,212.39   $30,851.98   $26,042.85   $ 4,809.13   $5,396,403.26
   38     8/8/2010   $5,396,403.26   $30,851.98   $26,886.98   $ 3,965.00   $5,392,438.26
   39     9/8/2010   $5,392,438.26   $30,851.98   $26,867.22   $ 3,984.75   $5,388,453.51
   40    10/8/2010   $5,388,453.51   $30,851.98   $25,981.33   $ 4,870.65   $5,383,582.86
   41    11/8/2010   $5,383,582.86   $30,851.98   $26,823.10   $ 4,028.87   $5,379,553.98
   42    12/8/2010   $5,379,553.98   $30,851.98   $25,938.42   $ 4,913.56   $5,374,640.42
   43     1/8/2011   $5,374,640.42   $30,851.98   $26,778.55   $ 4,073.43   $5,370,566.99
   44     2/8/2011   $5,370,566.99   $30,851.98   $26,758.25   $ 4,093.72   $5,366,473.27

                       BEGINNING                                                ENDING
PERIOD      DATE        BALANCE        PAYMENT     INTEREST     PRINCIPAL      BALANCE
------   ---------   -------------   ----------   ----------   ----------   -------------

   45     3/8/2011   $5,366,473.27   $30,851.98   $24,150.32   $ 6,701.66   $5,359,771.61
   46     4/8/2011   $5,359,771.61   $30,851.98   $26,704.47   $ 4,147.51   $5,355,624.10
   47     5/8/2011   $5,355,624.10   $30,851.98   $25,823.03   $ 5,028.94   $5,350,595.15
   48     6/8/2011   $5,350,595.15   $30,851.98   $26,658.75   $ 4,193.23   $5,346,401.92
   49     7/8/2011   $5,346,401.92   $30,851.98   $25,778.57   $ 5,073.41   $5,341,328.51
   50     8/8/2011   $5,341,328.51   $30,851.98   $26,612.58   $ 4,239.40   $5,337,089.11
   51     9/8/2011   $5,337,089.11   $30,851.98   $26,591.45   $ 4,260.52   $5,332,828.59
   52    10/8/2011   $5,332,828.59   $30,851.98   $25,713.12   $ 5,138.86   $5,327,689.73
   53    11/8/2011   $5,327,689.73   $30,851.98   $26,544.62   $ 4,307.36   $5,323,382.37
   54    12/8/2011   $5,323,382.37   $30,851.98   $25,667.58   $ 5,184.40   $5,318,197.97
   55     1/8/2012   $5,318,197.97   $30,851.98   $26,497.33   $ 4,354.65   $5,313,843.32
   56     2/8/2012   $5,313,843.32   $30,851.98   $26,475.63   $ 4,376.34   $5,309,466.98
   57     3/8/2012   $5,309,466.98   $30,851.98   $24,747.13   $ 6,104.85   $5,303,362.13
   58     4/8/2012   $5,303,362.13   $30,851.98   $26,423.41   $ 4,428.57   $5,298,933.57
   59     5/8/2012   $5,298,933.57   $30,851.98   $25,549.69   $ 5,302.29   $5,293,631.28
   60     6/8/2012   $5,293,631.28   $32,515.33   $26,374.93   $ 6,140.40   $5,287,490.88
   61     7/8/2012   $5,287,490.88   $32,515.33   $25,494.52   $ 7,020.81   $5,280,470.07
   62     8/8/2012   $5,280,470.07   $32,515.33   $26,309.36   $ 6,205.97   $5,274,264.09
   63     9/8/2012   $5,274,264.09   $32,515.33   $26,278.43   $ 6,236.90   $5,268,027.20
   64    10/8/2012   $5,268,027.20   $32,515.33   $25,400.67   $ 7,114.66   $5,260,912.54
   65    11/8/2012   $5,260,912.54   $32,515.33   $26,211.91   $ 6,303.42   $5,254,609.12
   66    12/8/2012   $5,254,609.12   $32,515.33   $25,335.97   $ 7,179.36   $5,247,429.76
   67     1/8/2013   $5,247,429.76   $32,515.33   $26,144.74   $ 6,370.59   $5,241,059.17
   68     2/8/2013   $5,241,059.17   $32,515.33   $26,112.99   $ 6,402.34   $5,234,656.83
   69     3/8/2013   $5,234,656.83   $32,515.33   $23,557.12   $ 8,958.21   $5,225,698.62
   70     4/8/2013   $5,225,698.62   $32,515.33   $26,036.46   $ 6,478.87   $5,219,219.76
   71     5/8/2013   $5,219,219.76   $32,515.33   $25,165.34   $ 7,349.99   $5,211,869.76
   72     6/8/2013   $5,211,869.76   $32,515.33   $25,967.56   $ 6,547.77   $5,205,322.00
   73     7/8/2013   $5,205,322.00   $32,515.33   $25,098.33   $ 7,417.00   $5,197,904.99
   74     8/8/2013   $5,197,904.99   $32,515.33   $25,897.98   $ 6,617.35   $5,191,287.65
   75     9/8/2013   $5,191,287.65   $32,515.33   $25,865.01   $ 6,650.32   $5,184,637.33
   76    10/8/2013   $5,184,637.33   $32,515.33   $24,998.59   $ 7,516.74   $5,177,120.59
   77    11/8/2013   $5,177,120.59   $32,515.33   $25,794.43   $ 6,720.90   $5,170,399.69
   78    12/8/2013   $5,170,399.69   $32,515.33   $24,929.94   $ 7,585.39   $5,162,814.31
   79     1/8/2014   $5,162,814.31   $32,515.33   $25,723.15   $ 6,792.18   $5,156,022.13
   80     2/8/2014   $5,156,022.13   $32,515.33   $25,689.31   $ 6,826.02   $5,149,196.10
   81     3/8/2014   $5,149,196.10   $32,515.33   $23,172.53   $ 9,342.80   $5,139,853.30
   82     4/8/2014   $5,139,853.30   $32,515.33   $25,608.75   $ 6,906.58   $5,132,946.72
   83     5/8/2014   $5,132,946.72   $32,515.33   $24,749.36   $ 7,765.97   $5,125,180.75
   84     6/8/2014   $5,125,180.75   $32,515.33   $25,535.64   $ 6,979.69   $5,118,201.06
   85     7/8/2014   $5,118,201.06   $32,515.33   $24,678.26   $ 7,837.07   $5,110,363.99
   86     8/8/2014   $5,110,363.99   $32,515.33   $25,461.82   $ 7,053.51   $5,103,310.48
   87     9/8/2014   $5,103,310.48   $32,515.33   $25,426.68   $ 7,088.65   $5,096,221.83
   88    10/8/2014   $5,096,221.83   $32,515.33   $24,572.28   $ 7,943.05   $5,088,278.78
   89    11/8/2014   $5,088,278.78   $32,515.33   $25,351.78   $ 7,163.55   $5,081,115.23
   90    12/8/2014   $5,081,115.23   $32,515.33   $24,499.44   $ 8,015.89   $5,073,099.35
   91     1/8/2015   $5,073,099.35   $32,515.33   $25,276.15   $ 7,239.18   $5,065,860.17
   92     2/8/2015   $5,065,860.17   $32,515.33   $25,240.09   $ 7,275.24   $5,058,584.93
   93     3/8/2015   $5,058,584.93   $32,515.33   $22,764.76   $ 9,750.57   $5,048,834.35

                       BEGINNING                                                ENDING
PERIOD      DATE        BALANCE        PAYMENT     INTEREST     PRINCIPAL      BALANCE
------   ---------   -------------   ----------   ----------   ----------   -------------

   94     4/8/2015   $5,048,834.35   $32,515.33   $25,155.26   $ 7,360.07   $5,041,474.28
   95     5/8/2015   $5,041,474.28   $32,515.33   $24,308.31   $ 8,207.02   $5,033,267.26
   96     6/8/2015   $5,033,267.26   $32,515.33   $25,077.69   $ 7,437.64   $5,025,829.62
   97     7/8/2015   $5,025,829.62   $32,515.33   $24,232.88   $ 8,282.45   $5,017,547.17
   98     8/8/2015   $5,017,547.17   $32,515.33   $24,999.37   $ 7,515.96   $5,010,031.21
   99     9/8/2015   $5,010,031.21   $32,515.33   $24,961.92   $ 7,553.41   $5,002,477.80
  100    10/8/2015   $5,002,477.80   $32,515.33   $24,120.28   $ 8,395.05   $4,994,082.75
  101    11/8/2015   $4,994,082.75   $32,515.33   $24,882.46   $ 7,632.87   $4,986,449.89
  102    12/8/2015   $4,986,449.89   $32,515.33   $24,043.00   $ 8,472.33   $4,977,977.55
  103     1/8/2016   $4,977,977.55   $32,515.33   $24,802.22   $ 7,713.11   $4,970,264.44
  104     2/8/2016   $4,970,264.44   $32,515.33   $24,763.79   $ 7,751.54   $4,962,512.90
  105     3/8/2016   $4,962,512.90   $32,515.33   $23,130.00   $ 9,385.33   $4,953,127.57
  106     4/8/2016   $4,953,127.57   $32,515.33   $24,678.41   $ 7,836.92   $4,945,290.65
  107     5/8/2016   $4,945,290.65   $32,515.33   $23,844.54   $ 8,670.79   $4,936,619.86
  108     6/8/2016   $4,936,619.86   $32,515.33   $24,596.16   $ 7,919.17   $4,928,700.69
  109     7/8/2016   $4,928,700.69   $32,515.33   $23,764.55   $ 8,750.78   $4,919,949.91
  110     8/8/2016   $4,919,949.91   $32,515.33   $24,513.10   $ 8,002.23   $4,911,947.69
  111     9/8/2016   $4,911,947.69   $32,515.33   $24,473.23   $ 8,042.10   $4,903,905.59
  112    10/8/2016   $4,903,905.59   $32,515.33   $23,645.00   $ 8,870.33   $4,895,035.26
  113    11/8/2016   $4,895,035.26   $32,515.33   $24,388.97   $ 8,126.36   $4,886,908.90
  114    12/8/2016   $4,886,908.90   $32,515.33   $23,563.05   $ 8,952.28   $4,877,956.61
  115     1/8/2017   $4,877,956.61   $32,515.33   $24,303.88   $ 8,211.45   $4,869,745.16
  116     2/8/2017   $4,869,745.16   $32,515.33   $24,262.96   $ 8,252.37   $4,861,492.80
  117     3/8/2017   $4,861,492.80   $32,515.33   $21,877.80   $10,637.53   $4,850,855.26
  118     4/8/2017   $4,850,855.26   $32,515.33   $24,168.85   $ 8,346.48   $4,842,508.78
  119     5/8/2017   $4,842,508.78   $32,515.33   $23,348.96   $ 9,166.37   $4,833,342.41

                                    ANNEX B

    CERTAIN CHARACTERISTICS REGARDING MULTIFAMILY PROPERTIES IN LOAN GROUP 2

                                      B-1

ANNEX B

CERTAIN CHARACTERISTICS REGARDING MULTIFAMILY PROPERTIES IN LOAN GROUP 2

LOAN #  ORIGINATOR(1)              PROPERTY NAME                                          STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

  6     MLML           Millbridge Apartments                 1341 Blackwood Clemonton Road
 10     PNC            Broadstone Vista Ridge                160 East Vista Ridge Mall Drive
 14     MLML           Boca West                             Various
14.1    MLML           Savannah Place Apartments             22352 Calibre Court
14.2    MLML           Somerset Apartments                   5614 Wellesley Park Drive
        PNC            AOH Portfolio Roll-up                 Various
 16     PNC            Oak Hollow Apartments                 7201 Wood Hollow Drive
 17     PNC            Meadow Creek Apartments               6416 York Meadow
 18     PNC            Briar Creek Apartments                1300 Wilcrest Drive
 20     PNC            Walnut Ridge Apartments               5757 South Staples Street
 23     MLML           Sawgrass Apartments                   1640 Northwest 128th Drive
 24     Artesia        Palmilla Apartments                   5815, 5845 and 5855 Nuevo Leon Street; 5820, 5825, 5835, 5850, 5860 and
                                                             5865 Palmilla Sreet; 5830, 5840 and 5870 Barbosa Drive; 5920 Palmilla
                                                             Street #11 and 12; 5925 Palmilla Street #3, 7, 8, 10 and 11; 5945
                                                             Palmilla Street #7; 5915 Nuevo Leon Street #1, 4, 9, 10 and 12
 29     CRF            Reserve Lofts                         409 West Olympic Boulevard
 30     CRF            Willow Springs Apartments             4227 North 27th Avenue
 31     CRF            Village Commons - Corinthian College  2075 Venture Drive
 43     CRF            Mallard Pointe                        802 45th Street NE
 46     PNC            The Villas of Waterford               8510 East 29th Street North
 50     CRF            Evergreen Apartments - Las Vegas      5400 Cheyenne Avenue
 54     MLML           Verano Terrace Apartments             25445 Sunnymead Boulevard
 56     CRF            Meadow Manor MHC                      49 Blanca Lane
 58     CRF            870 Hilgard Apartments                870 Hilgard Avenue
 60     PNC            Hollister Place Apartments            6565 Hollister Road
 64     CRF            Lakes at Stone Mountain               5100 West Mountain Street
 68     PNC            Willow Brooke Apartments              14419 Hellenic Drive
 70     MLML           Westdale Court Apartments             2155 Westdale Drive Southwest
 77     PNC            Westminster Chase Apartments          6910-6911 Interbay Boulevard
 91     MLML           Monarch Terrace Apartments            23215 Ironwood Avenue
 92     MLML           Schooner Cove Apartments              5050 Schooner Cove Boulevard
 97     CRF            Southern Cove Apartments              1700 East Viking Road
 101    CRF            Hillwood Apartments                   1 Gatsby Drive
 112    MLML           Jennifer Meadows                      4800 Raleigh LaGrange Road
 121    CRF            Eastmark at Wolfpen Apart             2400 Central Park Lane
 130    CRF            Willow Green                          2500 West Mount Houston Road
 140    CRF            Ridgewood Apartments - Las Vegas      3355 South Arville Street
 143    MLML           Eastbrooke Apartments                 11894 East 13 Mile Road
 145    MLML           Tall Grass Apartments                 1209 West Battlefield
 153    CRF            Murphy - Autumn Hills Apartments      4483 Flat Shoals Road
 154    CRF            Murphy - Park Bridge Apartments       4694 Cowan Road
 155    CRF            Murphy - Sandpiper Apartments         400 Sandpiper Lane
 167    PNC            Holmdel Pointe Apartments             36 Center Street
 170    Artesia        Cedar Springs Apartments              4835 North Cedar Avenue
 172    MLML           Ashton Lake Apartments                2610 Marfitt Road
 175    CRF            Dauphine Apartments                   2515 West Frierson Avenue
 179    PNC            Columbia Court & Frazee Avenue        624,656,670 Frazee and 818,903,907,915,921,929,935 Thurstin Avenue
                       Apartments Apartments
 181    CRF            Apple Valley Apartments               9552 Apple Valley Drive
 184    PNC            Shadow Wood Apartments                1001 McKeen Place
 189    PNC            Savannah House of Norman              2500 Meadowood Boulevard
 194    PNC            Enterprise Square Apartments          506, 514, 524 North Enterprise and 422 East Merry Street
 202    MLML           New Castle Apartments                 5700 Roper Street
 205    CRF            222 S Tower Drive Apartments          222-228 South Tower Drive
 209    CRF            The Lakes Apartments                  1001 East Redbud Avenue
 210    Artesia        Autumn Woods Apartments               1301 & 1305 15th Street Northeast
 235    CRF            JoPa Mobile Home Community            2006 Prater Way
 238    CRF            Pasadena Los Robles Apts              157 South Los Robles Avenue
 242    CRF            Waterside Apartments - Ron Glas       3640 49th Avenue North
 244    CRF            Cloverdale Apartments2                364 South Cloverdale Avenue
 245    Artesia        Oaks and Silver Oaks Apartments       Various
245.1   Artesia        The Oaks Apartments                   4301 West Okmulgee Street
245.2   Artesia        Silver Oaks Apartments                4315 West Okmulgee Street
 248    CRF            Johnson City Apartments               3000, 3002, 3006, 3008 South Road Street
 254    CRF            Windsor Place Townhomes               2 Windsor Drive
 259    CRF            Webster Court Apartments              400 Mars Street
 260    PNC            Lakewood Gardens                      3272 S. Lakewood Avenue
 261    CRF            Bestland Independent Living           606 East Best Avenue
 262    CRF            4750 Sepulveda                        4750 Sepulveda Boulevard
 265    CRF            Kittridge Street Apartments           11820 Kittridge Street
 273    PNC            Laurel Apartments                     321 West Laurel
 274    CRF            Hull Student Housing                  1416-1428 Haslett Road and 1127 North Hagadorn
 276    PNC            Gulf Royale Apartments                1320 31st Street North
 285    MLML           Cypress Village Apartments            5057 West 4th Street
 287    CRF            French Quarter Apartments             6400 North Armenia Avenue
 293    CRF            Roosevelt Townhomes                   12545 Roosevelt Way Northeast
 298    CRF            Oxnard Apartments                     14023-14027 Oxnard Street
 308    CRF            Woodlands Apts Warner Robbins         319 Bradly Drive
 315    PNC            Peachtree Garden Apartments           1000 North Mustang Road
 317    CRF            Shadow Park Apartments                3401 12th Avenue
 326    CRF            Debbie Manor                          13412 Vanowen Street

                                                              NUMBER OF         PROPERTY        PROPERTY            CUT-OFF DATE
LOAN #          CITY        STATE  ZIP CODE       COUNTY      PROPERTIES          TYPE          SUBTYPE              BALANCE ($)
--------------------------------------------------------------------------------------------------------------------------------

  6     Clementon            NJ     08021    Camden               1       Multifamily           Garden                40,000,000
 10     Lewisville           TX     75067    Denton               1       Multifamily           Garden                33,300,000
 14     Boca Raton           FL     33433    Palm Beach           2       Multifamily           Garden                28,860,922
14.1    Boca Raton           FL     33433    Palm Beach           1       Multifamily           Garden                18,470,990
14.2    Boca Raton           FL     33433    Palm Beach           1       Multifamily           Garden                10,389,932
        Various              TX    Various   Various              3       Multifamily           Garden                27,424,101
 16     Austin               TX     78731    Travis               1       Multifamily           Garden                18,249,492
 17     Houston              TX     77084    Harris               1       Multifamily           Garden                 6,806,163
 18     Houston              TX     77042    Harris               1       Multifamily           Garden                 2,368,445
 20     Corpus Christi       TX     78413    Nueces               1       Multifamily           Garden                25,000,000
 23     Sunrise              FL     33323    Broward              1       Multifamily           Garden                21,146,288
 24     North Las Vegas      NV     89031    Clark                1       Multifamily           Garden                20,150,000
 29     Los Angeles          CA     90015    Los Angeles          1       Multifamily           Mid/High Rise         18,000,000
 30     Phoenix              AZ     85017    Maricopa             1       Multifamily           Garden                17,800,000
 31     Laramie              WY     82072    Albany               1       Multifamily           Student Housing       17,290,000
 43     Auburn               WA     98002    King                 1       Multifamily           Garden                14,700,000
 46     Wichita              KS     67226    Sedgwick             1       Multifamily           Garden                14,600,000
 50     Las Vegas            NV     89108    Clark                1       Multifamily           Garden                14,200,000
 54     Moreno Valley        CA     92553    Riverside            1       Multifamily           Garden                13,825,000
 56     Watsonville          CA     95076    Santa Cruz           1       Manufactured Housing  Mobile Home Park      13,750,000
 58     Los Angeles          CA     91606    Los Angeles          1       Multifamily           High Rise             13,350,000
 60     Houston              TX     77040    Harris               1       Multifamily           Garden                13,000,000
 64     Stone Mountain       GA     30083    Dekalb               1       Multifamily           Garden                12,100,000
 68     Tampa                FL     33613    Hillsborough         1       Multifamily           Garden                11,500,000
 70     Cedar Rapids         IA     52404    Linn                 1       Multifamily           Garden                11,250,000
 77     Tampa                FL     33616    Hillsborough         1       Multifamily           Garden                10,400,000
 91     Moreno Valley        CA     92557    Riverside            1       Multifamily           Garden                 9,130,000
 92     Ypsilanti Township   MI     48197    Washtenaw            1       Multifamily           Garden                 9,040,000
 97     Las Vegas            NV     89119    Clark                1       Multifamily           Garden                 8,800,000
 101    Montgomery           AL     36106    Montgomery           1       Multifamily           Garden                 8,250,000
 112    Memphis              TN     38128    Shelby               1       Multifamily           Garden                 7,600,000
 121    College Station      TX     77840    Brazos               1       Multifamily           Garden                 7,386,582
 130    Houston              TX     77038    Harris               1       Manufactured Housing  Mobile Home Park       7,100,000
 140    Las Vegas            NV     89102    Clark                1       Multifamily           Garden                 6,491,231
 143    Warren               MI     48093    Macomb               1       Multifamily           Garden                 6,340,000
 145    Springfield          MO     65807    Greene               1       Multifamily           Garden                 6,094,606
 153    Union City           GA     30291    Fulton               1       Multifamily           Garden                 5,800,000
 154    Acworth              GA     30101    Cobb                 1       Multifamily           Garden                 5,800,000
 155    Casselberry          FL     32707    Seminole             1       Multifamily           Garden                 5,800,000
 167    Keyport              NJ     07735    Monmouth             1       Multifamily           Garden                 5,500,000
 170    Fresno               CA     93726    Fresno               1       Multifamily           Garden                 5,300,000
 172    East Lansing         MI     48823    Ingham               1       Multifamily           Garden                 5,280,000
 175    Tampa                FL     33614    Hillsborough         1       Multifamily           Garden                 5,254,685
 179    Bowling Green        OH     43402    Wood                 1       Multifamily           Student Housing        5,000,000
 181    Independence         KY     41051    Kenton               1       Multifamily           Garden                 4,995,724
 184    Monroe               LA     71201    Ouachita             1       Multifamily           Garden                 4,896,000
 189    Norman               OK     73071    Cleveland            1       Multifamily           Garden                 4,786,835
 194    Bowling Green        OH     43402    Wood                 1       Multifamily           Student Housing        4,657,000
 202    East Ridge           TN     37412    Hamilton             1       Multifamily           Garden                 4,360,000
 205    Beverly Hills        CA     90211    Los Angeles          1       Multifamily           Garden                 4,250,000
 209    McAllen              TX     78504    Hildalgo             1       Multifamily           Garden                 4,100,000
 210    Sauk Rapids          MN     56379    Benton               1       Multifamily           Garden                 4,096,337
 235    Sparks               NV     89431    Washoe               1       Manufactured Housing  Mobile Home Park       3,500,000
 238    Pasadena             CA     91101    Los Angeles          1       Multifamily           Garden                 3,400,000
 242    St. Petersburg       FL     33714    Pinellas             1       Multifamily           Garden                 3,356,960
 244    Los Angeles          CA     90036    Los Angeles          1       Multifamily           Garden                 3,300,000
 245    Muskogee             OK     74401    Muskogee             2       Multifamily           Garden                 3,296,992
245.1   Muskogee             OK     74401    Muskogee             1       Multifamily           Garden                 2,197,994
245.2   Muskogee             OK     74401    Muskogee             1       Multifamily           Garden                 1,098,997
 248    Johnson City         TN     37601    Washington           1       Multifamily           Garden                 3,200,000
 254    Maumelle             AR     72113    Pulaski              1       Multifamily           Garden                 2,993,691
 259    Petersburg           VA     23803    Petersburg City      1       Multifamily           Garden                 2,879,651
 260    Tulsa                OK     74135    Tulsa                1       Multifamily           Garden                 2,844,477
 261    Coeur d'Alene        ID     83814    Kootenai             1       Multifamily           Independent Living     2,796,805
 262    Sherman Oaks         CA     91403    Los Angeles          1       Multifamily           Garden                 2,750,000
 265    North Hollywood      CA     91606    Los Angeles          1       Multifamily           Garden                 2,700,000
 273    San Antonio          TX     78212    Bexar                1       Multifamily           Garden                 2,496,606
 274    East Lansing         MI     48823    Ingham               1       Multifamily           Garden                 2,480,000
 276    Texas City           TX     77590    Galveston            1       Multifamily           Garden                 2,400,000
 285    Hattiesburg          MS     39402    Lamar                1       Multifamily           Garden                 2,260,000
 287    Tampa                FL     33604    Hillsborough         1       Multifamily           Garden                 2,220,641
 293    Seattle              WA     98125    King                 1       Multifamily           Garden                 2,147,225
 298    Van Nuys             CA     91401    Los Angeles          1       Multifamily           Garden                 2,000,000
 308    Warner Robins        GA     31088    Houston              1       Multifamily           Garden                 1,680,000
 315    Mustang              OK     73064    Canadian             1       Multifamily           Garden                 1,323,834
 317    Council Bluffs       IA     51501    Pottawattamie        1       Multifamily           Garden                 1,227,500
 326    Van Nuys             CA     91405    Los Angeles          1       Multifamily           Garden                   853,337

                                                                       PADS            STUDIOS             1 BEDROOM
        CUT-OFF DATE   LOAN                                        ------------  -------------------  -------------------
           BALANCE     GROUP                OCCUPANCY     TOTAL    AVG RENT PER    #    AVG RENT PER    #    AVG RENT PER
LOAN #  PER UNIT ($)  1 OR 2  OCCUPANCY %     DATE     UNITS/PADS     MO. ($)    UNITS     MO. ($)    UNITS     MO. ($)
-------------------------------------------------------------------------------------------------------------------------

  6        47,169.81    2        91.50      2/20/2007      848                                         648        733
 10        89,516.13    2        90.32      3/19/2007      372                                         180        885
 14        97,174.82    2        97.62      3/16/2007      297                                         144       1,028
14.1                    2        96.30      3/16/2007      191                                          96       1,084
14.2                    2        100.00     3/16/2007      106                                          48        917
           39,802.76    2        90.85      1/29/2007      689                     14        530       478        600
 16        39,802.76    2        90.95      1/29/2007      409                     14        530       318        644
 17        39,802.76    2        89.06      1/29/2007      192                                          96        515
 18        39,802.76    2        94.32      1/29/2007      88                                           64        512
 20        35,511.36    2        92.20      3/13/2007      704                                         384        534
 23       118,799.37    2        95.50      1/22/2007      178                                          48       1,128
 24       128,343.95    2        63.06      3/12/2007      157
 29       227,848.10    2        83.54       1/1/2007      79                                           79       2,672
 30        38,034.19    2        95.94      3/12/2007      468                                         252        553
 31       102,916.67    2        100.00     2/19/2007      168
 43        81,666.67    2        97.80       4/2/2007      180                                          60        675
 46        62,931.03    2        95.26       4/2/2007      232                                         104        644
 50        62,280.70    2        92.50      2/13/2007      228                                         129        700
 54       101,654.41    2        97.10      4/25/2007      136                     8         850        34        975
 56        53,921.57    2        99.60      4/19/2007      255          444
 58       173,376.62    2        98.70      3/28/2007      77                      15       1,265       46       1,874
 60        50,000.00    2        92.69      1/31/2007      260                                         140        688
 64        43,214.29    2        94.30      4/11/2007      280                                          20        605
 68        46,370.97    2        89.52      3/21/2007      248                                         120        680
 70        23,834.75    2        98.10       3/1/2007      472                                         344        361
 77        46,428.57    2        88.84      3/21/2007      224                                         156        627
 91        99,239.13    2        92.40       4/1/2007      92                                           44        925
 92        39,649.12    2        93.00      4/16/2007      228                     5         580        69        659
 97        88,000.00    2        99.00      2/28/2007      100
 101       69,915.25    2        94.10      12/7/2006      118
 112       33,928.57    2        93.80      1/29/2007      224                                          64        515
 121       41,969.22    2        97.16       3/1/2007      176                                          80        500
 130       23,745.82    2        95.30       4/2/2007      299          263
 140       57,957.42    2        96.43       3/5/2007      112                                          24        675
 143       36,022.73    2        96.00      4/16/2007      176                                          56        610
 145       39,067.98    2        95.50      3/11/2007      156                                          36        575
 153       30,366.49    2        97.90       5/1/2007      191                                          32        570
 154       26,851.85    2        90.30      5/31/2007      216                     25        458       152        538
 155       29,591.84    2        99.00       5/1/2007      196                                          80        595
 167       77,464.79    2        97.18       3/1/2007      71                      10        775        45        890
 170       56,989.25    2        93.50     12/31/2006      93                      24        595        28        695
 172       44,000.00    2        100.00     3/20/2007      120                     1         450        48        679
 175       39,808.22    2        95.45       2/1/2007      132                     25        525        51        655
 179       43,478.26    2        100.00     4/17/2007      115
 181       46,256.70    2        92.59      12/6/2006      108
 184       40,800.00    2        95.00      3/27/2007      120                                          64        589
 189       47,868.35    2        30.00      4/16/2007      100                                          40        477
 194       52,920.45    2        100.00     4/19/2007      88                                           48        462
 202       30,068.97    2        93.80       4/1/2007      145                     4         336        93        427
 205      118,055.56    2        100.00      3/7/2007      36                                           28       1,511
 209       51,250.00    2        93.80      3/15/2007      80                                           24        575
 210       49,955.33    2        100.00     3/19/2007      82                      6         475        30        590
 235       34,653.47    2        94.10      3/28/2007      101          386
 238      113,333.33    2        96.70      2/15/2007      30                      22       1,000       8        1,750
 242       32,911.37    2        98.00       2/1/2007      102                                          51        563
 244      194,117.65    2        94.10       2/8/2007      17                      2         800        6        1,950
 245       22,582.13    2        99.32     12/31/2006      146                                          54        358
245.1                   2        98.96     12/31/2006      96                                           48        360
245.2                   2        100.00    12/31/2006      50                                           6         345
 248       47,058.82    2        100.00      3/6/2007      68                                           38        410
 254       41,579.04    2        94.40      3/31/2007      72
 259       32,355.63    2        93.30      2/17/2007      89
 260       22,575.22    2        92.06      3/27/2007      126                                          35        392
 261       34,528.46    2        92.59      2/20/2007      81                      41       1,149       32       1,514
 262      144,736.84    2        100.00     4/30/2007      19                                           4        1,421
 265       58,695.65    2        100.00     2/27/2007      46                                           11        925
 273       22,093.86    2        86.70       3/7/2007      113                                         112        462
 274       39,365.08    2        96.82      1/29/2007      63                      1         475        45        531
 276       26,666.67    2        98.89      3/31/2007      90                                           34        466
 285       75,333.33    2        93.30      2/28/2007      30
 287       38,286.91    2        94.80       2/1/2007      58                                           26        650
 293      165,171.17    2        100.00     1/24/2007      13
 298       50,000.00    2        100.00     4/25/2007      40                      40        700
 308       19,534.88    2        100.00      3/1/2007      86                                           44        401
 315       40,116.19    2        100.00     2/15/2007      33                                           8         450
 317       34,097.22    2        94.44       2/8/2007      36                                           12        590
 326       50,196.30    2        100.00     6/19/2006      17                      2         525        10        825

             2 BEDROOM            3 BEDROOM            4 BEDROOM
        -------------------  -------------------  -------------------
          #    AVG RENT PER    #    AVG RENT PER    #    AVG RENT PER  UTILITIES    ELEVATOR
LOAN #  UNITS     MO. ($)    UNITS     MO. ($)    UNITS     MO. ($)    TENANT PAYS   PRESENT
--------------------------------------------------------------------------------------------

  6      200        868                                                E, S         No
 10      160       1,126      32       1,400                           E            No
 14      151       1,258       2       1,568                           E, S, W      No
14.1      93       1,369       2       1,568                           E, S, W      No
14.2      58       1,081                                               E, S, W      No
         168        788       29        882                            Various      No
 16       72        873        5       1,050                           E, G, W      No
 17       72        748       24        847                            E            No
 18       24        650                                                E, W         No
 20      296        675       24        920                            E, W         No
 23       88       1,365      42       1,520                           E, S, W      No
 24       26       1,100      92       1,265        39       1,450     E, G         No
 29                                                                    E            Yes
 30      216        715                                                E            No
 31       72       1,279                            96       1,592     None         No
 43      106        764       14        948                            E, G, S, W   No
 46      128        742                                                E,G,S,W      No
 50       99        822                                                None         No
 54       94       1,138                                               E, G, S, W   No
 56                                                                    E, G, S, W   No
 58       16       2,435                                               E            Yes
 60       96        813       24        950                            E, W         No
 64      178        665       82        791                            E, S, W      No
 68      128        940                                                E,G,S,W      No
 70      128        484                                                E            No
 77       68        808                                                E, G         No
 91       48       1,145                                               E, G, S, W   No
 92      154        760                                                E, G, S, W   No
 97      100        895                                                E            No
 101      60        740       58        859                            E            No
 112     128        610       32        705                            E            No
 121      96        650                                                E            No
 130                                                                   E, G, S, W   No
 140      88        725                                                E            No
 143     120        713                                                E, G, S, W   No
 145     102        633       18        774                            E, G, S, W   No
 153     159        665                                                E            No
 154      39        716                                                E            No
 155      78        794       38        904                            E            No
 167      16       1,125                                               E            No
 170      41        750                                                E, G         No
 172      71        785                                                E            No
 175      56        769                                                E            No
 179      42        650       73        794                            E, G         No
 181      84        670       24        830                            E, G, S, W   No
 184      52        696        4        879                            E            No
 189      60        644                                                E            No
 194                          40        990                            E, G         No
 202      48        507                                                E, W         No
 205      6        2,517       2       3,500                           None         No
 209      56        702                                                None         No
 210      38        732        8        881                            E            No
 235                                                1         975      E, G, S, W   No
 238                                                                   E, S, W      No
 242      51        753                                                E, G         No
 244      9        2,372                                               None         Yes
 245      92        446                                                E            No
245.1     48        465                                                E            No
245.2     44        426                                                E            No
 248      22        766        8        943                            E, G, W      No
 254      66        650        6        775                            E, S, W      No
 259      89        575                                                E            No
 260      91        496                                                E, W, S      No
 261      8        1,700                                               None         Yes
 262      15       1,786                                               E, G         No
 265      35       1,196                                               E            No
 273      1         600                                                E,W,S        No
 274      17        696                                                E, G, S, W   No
 276      48        604        8        679                            E            No
 285      30        850                                                E, G, S, W   No
 287      32        750                                                E, G         No
 293      13       1,550                                               E, S, W      No
 298                                                                   E            No
 308      42        519                                                E, G, S, W   No
 315      25        603                                                E, W, S      No
 317      24        677                                                E, G         No
 326      5        1,000                                               E, G         No

                              FOOTNOTES TO ANNEX B

1    CRF -- Countrywide  Commercial Real Estate  Finance,  Inc., MLML -- Merrill
     Lynch Mortgage Lending,  Inc., PNC -- PNC Bank, National Association,  AMCC
     -- Artesia Mortgage Capital Corporation.

                                     ANNEX C

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET

                                       C-1

                                                                         ANNEX C

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-142235) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 866-500-5408.

[Merrill Lynch LOGO]                                          [Countrywide LOGO]

[PNC LOGO]                                                        [ARTESIA LOGO]

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET
                         $2,576,589,000 (APPROXIMATE)

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
      CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-SB, CLASS A-4, CLASS A-1A,
               CLASS AM, CLASS AJ, CLASS B, CLASS C AND CLASS D

                    ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
                                Issuing Entity
                    MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                   Depositor
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                      MERRILL LYNCH MORTGAGE LENDING, INC.
                         PNC BANK, NATIONAL ASSOCIATION
                      ARTESIA MORTGAGE CAPITAL CORPORATION
                        Mortgage Loan Sellers & Sponsors
                          MIDLAND LOAN SERVICES, INC.
                      WACHOVIA BANK, NATIONAL ASSOCIATION
                               Master Servicers
                          MIDLAND LOAN SERVICES, INC.
                               Special Servicer
                       LASALLE BANK NATIONAL ASSOCIATION
                                    Trustee
                                 MAY 21, 2007

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

         NOTICE RELATING TO AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via
Bloomberg or another e-mail system.

MERRILL LYNCH & CO.                           COUNTRYWIDE SECURITIES CORPORATION
MORGAN STANLEY             GOLDMAN, SACHS & CO.          PNC CAPITAL MARKETS LLC

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW

OFFERED CERTIFICATES

                              INITIAL                          APPROX.
          EXPECTED         CERTIFICATE         APPROX.       PERCENTAGE
           RATINGS      PRINCIPAL BALANCE   TOTAL INITIAL    OF INITIAL        WEIGHTED       PRINCIPAL    ASSUMED FINAL
        -------------       OR NOTIONAL        CREDIT        MORTGAGE          AVERAGE          WINDOW     DISTRIBUTION
CLASS   MOODY'S   S&P        AMOUNT(1)         SUPPORT      POOL BALANCE   LIFE (YEARS)(3)   (MONTHS)(3)       DATE(3)     RATE TYPE
-----   -------   ---   -----------------   -------------   ------------   ---------------   -----------   -------------   ---------

  A-1     Aaa     AAA    $   53,249,000        30.000%          1.912%           2.78            1-58          Apr-12         (4)
  A-2     Aaa     AAA    $[140,798,000](2)     30.000%        [5.055]%           4.88          58 - 59         May-12         (4)
  A-3     Aaa     AAA    $[204,236,000](2)     30.000%        [7.332]%           6.48          63 - 113        Nov-16         (4)
 A-SB     Aaa     AAA    $  102,788,000        30.000%          3.690%           7.40          59 - 116        Feb-17         (4)
  A-4     Aaa     AAA    $[842,917,000](2)     30.000%       [30.261]%           9.84         116 - 119        May-17         (4)
 A-1A     Aaa     AAA    $  605,863,000        30.000%         21.751%           9.05          1 - 119         May-17         (4)
  AM      Aaa     AAA    $[278,551,000](2)     20.000%       [10.000]%           9.91         119 - 119        May-17         (4)
  AJ      Aaa     AAA    $[219,358,000](2)     12.125%        [7.875]%           9.94         119 - 120        Jun-17         (4)
   B      Aa2      AA    $   55,710,000        10.125%          2.000%          10.00         120 - 120        Jun-17         (4)
   C      Aa3     AA-    $   27,855,000         9.125%          1.000%          10.00         120 - 120        Jun-17         (4)
   D       A2       A    $   45,264,000         7.500%          1.625%          10.00         120 - 120        Jun-17         (4)

NON-OFFERED CERTIFICATES(6)

                             INITIAL                         APPROX.
                           CERTIFICATE        APPROX.      PERCENTAGE
      EXPECTED RATINGS  PRINCIPAL BALANCE  TOTAL INITIAL   OF INITIAL      WEIGHTED       PRINCIPAL   ASSUMED FINAL
      ----------------     OR NOTIONAL         CREDIT       MORTGAGE       AVERAGE         WINDOW     DISTRIBUTION
CLASS   MOODY'S  S&P        AMOUNT(1)         SUPPORT     POOL BALANCE  LIFE (YEARS)(3)  (MONTHS)(3)      DATE(3)       RATE TYPE
-----   ------- ----    -----------------  -------------  ------------  ---------------  -----------  -------------  ---------------

A-2FL     Aaa    AAA      [_________](2)      30.000%       [_______]         4.88         58 - 59        May-12     LIBOR + [_]%(4)
A-3FL     Aaa    AAA      [_________](2)      30.000%       [_______]         6.48         63 - 113       Nov-16     LIBOR + [_]%(4)
A-4FL     Aaa    AAA      [_________](2)      30.000%       [_______]         9.84        116 - 119       May-17     LIBOR + [_]%(4)
AM-FL     Aaa    AAA      [_________](2)      20.000%       [_______]         9.91        119 - 119       May-17     LIBOR + [_]%(4)
AJ-FL     Aaa    AAA      [_________](2)      12.125%       [_______]         9.94        119 - 120       Jun-17     LIBOR + [_]%(4)
  E        A3     A-      $   27,856,000       6.500%        1.000%          10.00        120 - 120       Jun-17          (4)
  F      Baa1   BBB+      $   34,818,000       5.250%        1.250%          10.00        120 - 120       Jun-17          (4)
  G      Baa2    BBB      $   27,855,000       4.250%        1.000%          10.00        120 - 120       Jun-17          (4)
  H      Baa3   BBB-      $   24,373,000       3.375%        0.875%          10.00        120 - 120       Jun-17          (4)
  J       Ba1    BB+      $   10,446,000       3.000%        0.375%          10.00        120 - 120       Jun-17          (4)
  K       Ba2     BB      $   10,446,000       2.625%        0.375%          10.00        120 - 120       Jun-17          (4)
  L       Ba3    BB-      $   10,445,000       2.250%        0.375%          10.00        120 - 120       Jun-17          (4)
  M        B1     B+      $    6,964,000       2.000%        0.250%          10.00        120 - 120       Jun-17          (4)
  N        B2     B       $    6,964,000       1.750%        0.250%          10.00        120 - 120       Jun-17          (4)
  P        B3     B-      $    6,964,000       1.500%        0.250%          10.00        120 - 120       Jun-17          (4)
  Q        NR     NR      $   41,782,676       0.000%        1.500%          10.65        120 - 180       Jun-22          (4)
  X       Aaa    AAA      $2,785,502,676(5)      N/A            N/A             NA            N/A           NA         Variable

(1)  In the case of each such class, subject to a permitted variance of plus or minus 5.0%.

(2)  The principal allocations between each of the class A-2 and class A-2FL certificates, the class A-3 and class A-3FL certificates, the class A-4 and class A-4FL certificates, the class AM and class AM-FL certificates, and the class AJ and class AJ-FL certificates, respectively, will be determined by market demand up to the initial principal balance indicated on the respective fixed rate class.

(3)  As of the cut-off date. The weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates
     (except in the case of loans with anticipated repayment dates ("ARD loans"), which are assumed to prepay on their anticipated repayment dates)
     and the other Modeling Assumptions that will be described in the prospectus supplement.

(4)  The pass-through rates on the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ,
     B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates will equal any one of (i) a fixed rate, (ii) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary , to accrue on the basis of a 360-day year consisting of twelve 30-day months) and (iv) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
     30-day months) less a specified percentage. By virtue of the related interest rate swap agreements, the pass-through rate for the class A-2FL,
     A-3FL, A-4FL, AM-FL and AJ-FL certificates will be based on one month LIBOR plus a specified margin; provided that interest payments made under the related swap agreement may be subject to reduction (thereby resulting in an effective pass-through rate below LIBOR plus a specified margin). The initial LIBOR rate will be determined prior to closing and subsequent LIBOR rates will be determined two LIBOR business days before the start of each class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL interest accrual period. Under certain circumstances, the pass-through rate for class A-2FL, A-3FL, A-4FL,
     AM-FL and AJ-FL certificates may convert to a rate described herein in clause (i), (ii) or (iii) of the first sentence of this footnote (4). None of the holders of offered certificates will have any beneficial interest in any swap agreement.

(5)  The class X certificates will not have a certificate principal balance and their holders will not receive distributions of principal, but such holders will be entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class X certificates.

(6)  Not offered pursuant to the prospectus supplement. Any information provided herein regarding the characteristics of these classes of certificates is provided only to enhance your understanding of the offered certificates.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        1

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------
TRANSACTION TERMS
--------------------------------------------------------------------------------

ISSUE TYPE           Sequential pay REMIC. Class A-1, Class A-2, Class A-3,
                     Class A-SB, Class A-4, Class A-1A, Class AM, Class AJ,
                     Class B, Class C and Class D certificates are offered
                     publicly. All other certificates will be privately placed
                     with qualified institutional buyers, institutional
                     accredited investors or non-U.S. persons in accordance with
                     Regulation S.

CUT-OFF DATE         References in this term sheet to the "cut-off date" mean,
                     with respect to each mortgage loan, the related due date of that mortgage loan in June 2007 or, with respect to those
                     mortgage loans, if any, that have their respective first
                     payment dates in July 2007, June 1, 2007.

OFFERING TERMS       The commercial mortgage backed securities referred to in
                     this term sheet, and the mortgage pool backing them, are
                     subject to modification or revision (including the
                     possibility that one or more classes of securities may be
                     split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a
                     "when, as and if issued" basis. You understand that, when
                     you are considering the purchase of these securities, a
                     contract of sale will come into being no sooner than the
                     date on which the relevant class has been priced and we
                     have confirmed the allocation of securities to be made to
                     you. Any "indications of interest" expressed by you, and
                     any "soft circles" generated by us, will not create binding contractual obligations for you or us.

MORTGAGE POOL        The mortgage pool consists of 326 mortgage loans with an
                     aggregate initial mortgage pool balance of $2,785,502,677, subject to a variance of plus or minus 5.0%. The mortgage
                     loans are secured by 420 mortgaged real properties located throughout 42 states and the District of Columbia.

LOAN GROUPS          For purposes of making distributions to the class A-1, A-2,
                     A-2FL, A-3, A-3FL, A-SB, A-4, A-4FL and A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group
                     1 will consist of 254 mortgage loans, representing
                     approximately 78.2% of the initial mortgage pool balance
                     and that are secured by the various property types that
                     make up the collateral for those mortgage loans, and loan
                     group 2 will consist of 72 mortgage loans, representing
                     approximately 21.8% of the initial mortgage pool balance
                     and that are secured by multifamily and manufactured
                     housing community properties (approximately 91.7% of all
                     the mortgaged properties secured by multifamily and
                     manufactured housing community properties).

ISSUING ENTITY       ML-CFC Commercial Mortgage Trust 2007-7

DEPOSITOR            Merrill Lynch Mortgage Investors, Inc.

MORTGAGE LOAN        Countrywide Commercial Real Estate Finance, Inc. (CRF)...   42.4% of the initial mortgage pool balance
SELLERS/SPONSORS     Merrill Lynch Mortgage Lending, Inc. (MLML)..............   26.8% of the initial mortgage pool balance
                     PNC Bank, National Association (PNC).....................   17.9% of the initial mortgage pool balance
                     Artesia Mortgage Capital Corporation (AMCC)..............   12.9% of the initial mortgage pool balance

UNDERWRITERS         Merrill Lynch, Pierce, Fenner & Smith Incorporated
                     Countrywide Securities Corporation
                     PNC Capital Markets LLC
                     Goldman, Sachs & Co.
                     Morgan Stanley & Co. Incorporated

TRUSTEE              LaSalle Bank National Association

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        2

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

MASTER SERVICERS     Midland Loan Services, Inc., with respect to the mortgage
                     loans sold to the depositor by MLML and PNC. Wachovia Bank,
                     National Association, with respect to mortgage loans sold
                     to the depositor by CRF and AMCC. However, with respect to the mortgage loan known as Georgia-Alabama Retail
                     Portfolio, the master servicer will be Wachovia Bank,
                     National Association unless the related non-trust pari
                     passu loan is deposited into a securitization, and CRF, as seller of such loan, exercises its option (with the consent of the rating agencies) to cause the servicing of such
                     mortgage loan to be governed by the pooling and servicing
                     agreement applicable to such securitization.

SPECIAL SERVICER     Midland Loan Services, Inc. However, with respect to the
                     mortgage loan known as Georgia-Alabama Retail Portfolio,
                     the special servicer will be Midland Loan Services, Inc.
                     unless the related non-trust pari passu loan is deposited
                     into a securitization and CRF, as seller of such loan,
                     exercises its option (with the consent of the rating
                     agencies) to cause the servicing of such mortgage loan to
                     be governed by the pooling and servicing agreement
                     applicable to such securitization.

RATING AGENCIES      Moody's Investors Service, Inc.

                     Standard & Poor's Ratings Services, a division of The
                     McGraw-Hill Companies, Inc.

DENOMINATIONS        $25,000 minimum for the offered certificates.

CLOSING DATE         On or about June 13, 2007.

SETTLEMENT TERMS     Book-entry through DTC for all offered certificates.

DETERMINATION DATE   For any distribution date, the eighth day of each month, or if such day is not a business day, the business day
                     immediately succeeding, except that in the case of certain mortgage loans, the applicable master servicer may make its determination as to the collections received as of a later date during each month.

DISTRIBUTION DATE    The fourth business day following the related Determination
                     Date, beginning in July 2007.

DAY COUNT            All classes will accrue on a 30/360 basis except the
                     non-offered classes A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL
                     which will accrue on the basis of the actual number of days elapsed and a 360-day year.

INTEREST             Each class of certificates will be entitled on each
DISTRIBUTIONS        distribution date to interest accrued during the
                     prior calendar month at its pass-through rate
                     for such distribution date on the outstanding certificate
                     balance of such class immediately prior to such
                     distribution date; provided that, for so long as the
                     related swap agreement is in effect and no payment default is continuing thereunder, the interest accrual period for
                     the class A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates will, for each distribution date, begin on the prior
                     distribution date (or, in the case of the initial such
                     interest accrual period, on the closing date) and end on
                     the business day preceding the subject distribution date.
                     Interest on the offered certificates will be calculated on the basis of twelve 30-day months and a 360-day year (or,
                     in the case of the class A-2FL, A-3FL, A-4FL, AM-FL and
                     AJ-FL certificates, for so long as the related swap
                     agreement is in effect and no payment default is continuing thereunder, the actual number of days during each related
                     interest accrual period in a year assumed to consist of 360 days). Subject to available funds, distributions of
                     interest will be made with respect to the following classes of certificates in the following order on each distribution date: first, the class A-1, A-2, A-2FL, A-3, A-3FL, A-SB,
                     A-4, A-4FL, A-1A and X certificates, pro rata and pari
                     passu; second, the class AM and AM-FL certificates, pro
                     rata and pari passu; third, the class AJ and AJ-FL
                     certificates, pro rata and pari passu; and then the
                     respective remaining classes of certificates with principal balances,

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        3

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                     sequentially in alphabetical order of class designation. In general, payments of interest in respect of the class A-1,
                     A-2, A-2FL, A-3, A-3FL, A-SB, A-4 and A-4FL certificates
                     will be made to the extent of available funds attributable to the mortgage loans in loan group 1, payments of interest in respect of the class A-1A certificates will be made to
                     the extent of available funds attributable to the mortgage loans in loan group 2, and payments of interest in respect of the class X certificates will be made to the extent of
                     available funds attributable to mortgage loans in both loan groups. However, if the application of available funds as
                     described in the preceding sentence would result in an
                     interest shortfall to any of those classes of certificates, then payments of interest will be made with respect to all of those classes on a pro rata (based on amount of interest accrued) and pari passu basis without regard to loan
                     groups. Furthermore, notwithstanding the foregoing,
                     payments of interest with respect to the class A-2FL,
                     A-3FL, A-4FL, AM-FL and AJ-FL certificates out of
                     collections on the mortgage loans will be calculated on a
                     30/360 basis at a fixed coupon or a coupon calculated at
                     the lesser of a specified percentage and a weighted average coupon derived from net interest rates on the mortgage
                     loans, with such interest to be exchanged under the related swap agreement for interest calculated on an actual/360
                     basis at a LIBOR-based rate. No class of certificates will provide credit support for any failure on the part of the
                     swap counterparty to make any required payment under the
                     swap agreement. Interest payments with respect to the class
                     A-2FL, A-3FL, A-4FL, AM-FL and AJ-FL certificates may be
                     subject to reduction if the related regular interest is
                     subject to a cap equal to the weighted average of the net
                     interest rates on the mortgage loans and such weighted
                     average of the net interest rates on the mortgage loans
                     declines below the fixed rate per annum at which interest
                     is payable by the trust to the swap counterparty.

                     No class of offered certificates will have any beneficial
                     interest in any swap agreement.

PRINCIPAL            Except as described below, principal will be distributed on
DISTRIBUTIONS        each distribution date, to the extent of available funds,
                     to the most senior class of sequential pay certificates
                     outstanding until its certificate balance is reduced to
                     zero. Payments of principal will generally be made, to the extent of available funds (i) to the class A-1
                     certificates, the class A-2 and A-2FL certificates (on a
                     pro rata and pari passu basis), the class A-3 and A-3FL
                     certificates (on a pro rata and pari passu basis), the
                     class A-SB certificates and the class A-4 and A-4FL (on a
                     pro rata and pari passu basis), in that order, in an amount equal to the funds received or advanced with respect to
                     principal on mortgage loans in loan group 1 and, after the principal balance of the class A-1A certificates has been
                     reduced to zero, the funds received or advanced with
                     respect to principal on mortgage loans in loan group 2, in each case until the principal balance of the subject class of certificates is reduced to zero, and (ii) to the class
                     A-1A certificates, in an amount equal to the funds received or advanced with respect to principal on mortgage loans in loan group 2 and, after the principal balance of the A-4
                     and A-4FL certificates have been reduced to zero, the funds received or advanced with respect to principal on mortgage loans in loan group 1, until the principal balance of the
                     class A-1A certificates is reduced to zero.

                     Notwithstanding the foregoing, on any distribution date as of which the principal balance of the class A-SB
                     certificates is required to be paid down to its scheduled
                     principal balance for that distribution date in accordance with a specified schedule that will be annexed to the
                     prospectus supplement, distributions of principal will be
                     made, to the extent of available funds, to reduce the
                     principal balance of the class A-SB certificates to its
                     scheduled principal balance for the subject distribution
                     date, out of the funds received or advanced with respect to principal on the mortgage loans in loan group 1 (prior to
                     any distributions of principal from those loan group 1
                     funds to any other class of certificates on that
                     distribution date) and, after the principal balance of the class A-1A certificates has been reduced to zero, out of
                     the funds received or advanced with respect to principal

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        4

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                     on mortgage loans in loan group 2 (prior to any
                     distributions of principal with respect to the class A-1,
                     A-2, A-2FL, A-3, A-3FL, A-4 and A-4FL certificates on that distribution date).

                     If, due to losses, the certificate balances of the class AM and class AM-FL through class Q certificates are reduced to zero, payments of principal to the class A-1, A-2, A-2FL,
                     A-3, A-3FL, A-SB, A-4, A-4FL and A-1A certificates (to the extent that any two or more of these classes are
                     outstanding) will be made on a pro rata and pari passu
                     basis.

                     Following retirement of the class A-1, A-2, A-2FL, A-3,
                     A-3FL, A-SB, A-4, A-4FL and A-1A certificates, amounts
                     distributable as principal will be distributed on each
                     distribution date, to the extent of available funds, first to the class AM and AM-FL certificates (on a pro rata and
                     pari passu basis), second to the class AJ and AJ-FL
                     certificates (on a pro rata and pari passu basis), and
                     third to the class B, C, D, E, F, G, H, J, K, L, M, N, P
                     and Q certificates, in that order, in each case until the
                     related certificate balance of the subject class of
                     certificates is reduced to zero.

LOSSES               Losses realized on the mortgage loans and certain
                     default-related and other unanticipated expenses, if any,
                     will be allocated to the class Q, P, N, M, L, K, J, H, G,
                     F, E, D, C and B certificates, in that order, and then, on a pro rata and pari passu basis, to the class AJ and AJ-FL certificates, and then, on a pro rata and pari passu basis, to the class AM and AM-FL certificates, and then, on a pro rata and pari passu basis, to the class A-1, A-2, A-2FL,
                     A-3, A-3FL, A-SB, A-4, A-4FL and A-1A certificates.

PREPAYMENT           Any prepayment premiums or yield maintenance charges
PREMIUMS AND YIELD   collected will be distributed to certificate holders and/or
MAINTENANCE          the swap counterparty on the distribution date following
CHARGES              the collection period in which the prepayment premium was
                     received. On each distribution date, the holders of each
                     class of offered certificates and of the class A-2FL,
                     A-3FL, A-4FL AM-FL, AJ-FL (in the case of floating rate
                     classes, in the limited circumstances described below), E,
                     F, G and H certificates then entitled to principal
                     distributions (to the extent such prepayment premium or
                     yield maintenance charge is collected from mortgage loans
                     in the loan group, if applicable, from which such class of certificates is receiving payments of principal) will be
                     entitled to a portion of prepayment premiums or yield
                     maintenance charges equal to the product of (a) the amount of such prepayment premiums or yield maintenance charges,
                     net of workout fees and principal recovery fees payable
                     therefrom, multiplied by (b) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate of such class of certificates (or, in the case of the class A-2FL, A-3FL,
                     A-4FL, AM-FL and AJ-FL certificates, the pass-through rate that would be payable thereon without regard to the related interest rate swap agreement as described under "Interest
                     Distributions" above) over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan
                     over the relevant discount rate, multiplied by (c) a
                     fraction, the numerator of which is equal to the amount of principal distributable on such class of certificates on
                     that distribution date, and the denominator of which is
                     equal to the total principal distribution amount for that
                     distribution date; provided that, if any of the class A-4
                     or class A-4FL on the one hand and A-1A on the other hand
                     were outstanding (prior to any distributions) on such
                     distribution date, then the number in clause (c) will be a fraction, the numerator of which is equal to the amount of principal distributable on the subject class of
                     certificates on such distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the portion of the total
                     principal distribution amount for such distribution date
                     that is attributable to the loan group that includes the
                     prepaid mortgage loan. However, as long as the related swap agreement is in effect and there is no continuing payment
                     default thereunder, any prepayment premium or yield
                     maintenance charge allocable to the class A-2FL, A-3FL,
                     A-4FL, AM-FL and AJ-FL certificates will be payable to the respective swap counterparties.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        5

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                     The portion, if any, of the prepayment premiums or yield
                     maintenance charges remaining after any payments described above will be distributed to the holders of the class X.

                     All prepayment premiums and yield maintenance charges
                     payable as described above will be reduced, with respect to specially serviced mortgage loans, by an amount equal to
                     certain expenses of the trust fund and losses realized in
                     respect of the mortgage loans previously allocated to any
                     class of certificates.

ADVANCES             The applicable master servicer (solely with respect to
                     those mortgage loans as to which it is acting as master
                     servicer) and, if it fails to do so, the trustee will be
                     obligated to make P&I advances and servicing advances,
                     including advances of delinquent property taxes and
                     insurance, but only to the extent that such advances are
                     considered recoverable, and, in the case of P&I advances,
                     subject to appraisal reductions (which are described below)
                     that may occur.

APPRAISAL            If any of certain adverse events or circumstances described
REDUCTIONS           in the offering prospectus occur or exist with respect to
                     any mortgage loan or the mortgaged real property for any
                     mortgage loan, that mortgage loan will be considered a
                     required appraisal loan. An appraisal reduction will
                     generally be made in the amount, if any, by which the
                     principal balance of the required appraisal loan (plus
                     other amounts overdue or advanced in connection with such
                     loan) exceeds 90% of the appraised value of the related
                     mortgaged real property plus all escrows and reserves
                     (including letters of credit) held as additional collateral with respect to the mortgage loan. As a result of
                     calculating an appraisal reduction amount for a given
                     mortgage loan, the interest portion of any P&I advance for such loan will be reduced, which will have the effect of
                     reducing the amount of interest available for distribution to the certificates.

                     A required appraisal loan will generally cease to be a
                     required appraisal loan when the related mortgage loan has been brought current for at least three consecutive months and no other circumstances exist which would cause such
                     mortgage loan to be a required appraisal loan.

OPTIONAL             Each master servicer, the special servicer and certain
TERMINATION          certificate holders will have the option to terminate the
                     trust and retire the then outstanding certificates, in
                     whole but not in part, and purchase the remaining assets of the trust on or after the distribution date on which the
                     stated principal balance of the mortgage loans is less than approximately 1.0% of the initial mortgage pool balance.
                     Such purchase price will generally be at a price equal to
                     the unpaid aggregate principal balance of the mortgage
                     loans, plus accrued and unpaid interest and certain other
                     additional trust fund expenses, and the fair market value
                     of any REO properties acquired by the trust following
                     foreclosure.

                     In addition, if, following the date on which the total
                     principal balances of the class A-1, A-2, A-2FL, A-3,
                     A-3FL, A-SB, A-4, A-4FL, A-1A, AM, AM-FL, AJ, AJ-FL, B, C
                     and D certificates are reduced to zero, all of the
                     remaining certificates, except the class Y, Z, R-I and R-II certificates, are held by the same certificate holder, the trust fund may also be terminated, subject to such
                     additional conditions as may be set forth in the pooling
                     and servicing agreement, in connection with an exchange of all the remaining certificates, except the class Y, Z, R-I and R-II certificates, for all the mortgage loans and REO
                     properties remaining in the trust fund at the time of
                     exchange.

CONTROLLING CLASS    The most subordinate class of principal balance
                     certificates that has a class certificate balance greater
                     than 25% of its original certificate balance will be the
                     controlling class of certificates; provided, however, that if no such class of principal balance certificates
                     satisfies such requirement, the controlling class of
                     certificates will be the most subordinate class of
                     principal balance certificates with a class certificate
                     balance greater than zero. The holder(s) of certificates
                     representing a majority interest in the controlling class
                     will have the right, subject to the limitations and
                     conditions

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        6

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                     described in the offering prospectus, to replace the
                     special servicer and select a representative that may
                     direct and advise the special servicer on various servicing matters. With respect to the mortgage loan known as
                     Georgia-Alabama Retail Portfolio, which mortgage loan is
                     part of a loan combination comprised of that mortgage loan, a pari passu non-trust loan, and a subordinate B-note
                     non-trust loan, for so long as such B-note has an
                     outstanding principal balance equal to or greater than 25%
                     of its outstanding principal balance (subject to the
                     conditions described in the offering prospectus), the
                     holder of the B-note (or after such period, the holder of
                     the pari passu non-trust loan or, after the securitization of this loan, the controlling class representative under
                     the securitization related to the pari passu non-trust
                     loan) will have the right, in lieu of the controlling class representative, to replace the special servicer for this
                     mortgage loan and to direct and advise the applicable
                     master servicer and the special servicer on various
                     servicing matters with respect to the loans in the
                     Georgia-Alabama Retail Portfolio loan combination and the
                     related mortgaged real property.

ERISA                The offered certificates are expected to be eligible for
                     purchase by employee benefit plans and other plans or
                     arrangements, subject to certain conditions.

SMMEA                The offered certificates will not be "mortgage related
                     securities" for the purposes of the Secondary Mortgage
                     Market Enhancement Act of 1984.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        7

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

CONTACTS

                               MERRILL LYNCH & CO.

                                  John Mulligan
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                    Max Baker
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                    Rich Sigg
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                  David Rodgers
                             (212) 449-3611 (Phone)
                              (212) 449-7684 (Fax)

                                    Joe Cuomo
                             (212) 449-3766 (Phone)
                              (212) 449-7684 (Fax)

                             PNC CAPITAL MARKETS LLC

                                  Scott Holmes
                             (704) 551-2847 (Phone)
                              (704) 643-2088 (Fax)

                              GOLDMAN, SACHS & CO.

                                Scott Wisenbaker
                             (212) 902-2858 (Phone)
                              (212) 902-1691 (Fax)

                                   Anthony Kim
                             (212) 357-7160 (Phone)
                              (212) 902-1691 (Fax)

                       COUNTRYWIDE SECURITIES CORPORATION

                                 Tom O'Hallaron
                             (818) 225-6353 (Phone)
                              (818) 225-4032 (Fax)

                                 Marlyn Marincas
                             (818) 225-6342 (Phone)
                              (818) 225-4032 (Fax)

                                Jerry Hirschkorn
                             (212) 649-8352 (Phone)
                              (212) 649-8391 (Fax)

                                 Cary Carpenter
                             (818) 225-6336 (Phone)
                              (818) 225-4032 (Fax)

                                 Mark Rudnitzky
                             (818) 225-6353 (Phone)
                              (818) 225-4032 (Fax)

                        MORGAN STANLEY & CO. INCORPORATED

                                  Kara McShane
                             (212) 761-2164 (Phone)
                              (212) 507-5062 (Fax)

                                   Jon Miller
                             (212) 761-1317 (Phone)
                              (212) 507-6994 (Fax)

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        8

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
(THE SUM OF THE PERCENTAGE CALCULATIONS MAY NOT EQUAL 100% DUE TO ROUNDING.)

All numerical information provided with respect to the mortgage loans is provided on an approximate basis. All weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances. When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans comprising the mortgage pool.
If any of the mortgage loans is secured by multiple mortgaged real properties, the cut-off date principal balance has been allocated based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all of the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan and (iii) an allocated loan balance specified in the related loan documents. Unless specifically indicated
otherwise, statistical information presented with respect to any mortgage loan in the trust that is part of a loan combination includes the related pari passu non-trust loan (except with respect to the related pari passu non-trust loan related to The Commons at Calabasas mortgage loan and in general, except with respect to principal balance figures) and excludes the related B-note non-trust loan.

GENERAL CHARACTERISTICS(1)

                                                                                 ALL MORTGAGE         LOAN            LOAN
                                                                                     LOANS           GROUP 1         GROUP 2
                                                                                --------------   --------------   ------------

Initial mortgage pool balance ...............................................   $2,785,502,677   $2,179,639,648   $605,863,029
Number of pooled mortgage loans .............................................              326              254             72
Number of mortgaged properties ..............................................              420              346             74
Percentage of investment grade loans(2) .....................................              0.7%             0.9%           0.0%
Average cut-off date principal balance ......................................        8,544,487        8,581,258      8,414,764
Largest cut-off date principal balance ......................................      105,000,000      105,000,000     40,000,000
Smallest cut-off date principal balance .....................................          853,337          873,452        853,337
Weighted average mortgage interest rate .....................................           5.7789%          5.7834%        5.7629%
Highest mortgage interest rate ..............................................           6.9250%          6.7700%        6.9250%
Lowest mortgage interest rate ...............................................           5.3800%          5.4600%        5.3800%
Number of cross collateralized mortgage loans ...............................                5                2              3
Cross collateralized mortgage loans as % of IPB .............................              1.2%             0.3%           4.5%
Number of multi property mortgage loans .....................................               15               13              2
Multi property mortgage loans as a % of IPB .................................              6.5%             6.9%           5.3%
Weighted average underwritten debt service coverage ratio(3) ................             1.34x            1.36x          1.29x
Maximum underwritten debt service coverage ratio ............................             9.60x            9.60x          2.03x
Minimum underwritten debt service coverage ratio(3) .........................             1.14x            1.15x          1.14x
Weighted average cut-off date loan-to-value ratio(3) ........................             72.1%            72.3%          71.2%
Maximum cut-off date loan-to-value ratio(3) .................................             80.3%            80.0%          80.3%
Minimum cut-off date loan-to-value ratio ....................................              7.3%             7.3%          52.1%
Weighted average remaining term to maturity or anticipated repayment date
   (months) .................................................................              112              111            113
Maximum remaining term to maturity or anticipated repayment date (months) ...              350              180            350
Minimum remaining term to maturity or anticipated repayment date (months) ...               58               58             58
Weighted average remaining amortization term (months) .......................              359              357            366
Maximum remaining amortization term (months) ................................              420              420            420
Minimum remaining amortization term (months)(4) .............................              118              118            239

(1)  Unless specifically indicated otherwise, statistical information herein and in the offering prospectus excludes the pari passu non-trust loan related to the Commons at Calabasas mortgage loan.

(2)  It has been confirmed by Moody's and S&P, in accordance with their respective methodologies, that the One Turnberry Place mortgage loan and the Old Glory mortgage loan has credit characteristics consistent with investment-grade rated obligations.

(3)  With respect to certain mortgage loans, the debt service coverage ratios and/or cut-off date loan to value ratios were calculated assuming the application of a holdback amount and/or a letter of credit in reduction of their respective cut-off date principal balances or taking into account various assumptions, including assumptions regarding the financial performance or value of the related mortgaged real property on a
     "stabilized" basis. For such mortgage loans, the information herein is not based on the actual "as-is" information.

(4)  Excludes mortgage loans that are interest-only for the entire term.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        9

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                 PROPERTY TYPE BY STATE MATRIX FOR MORTGAGE POOL

                                                           % OF INITIAL MORTGAGE POOL BALANCE BY PROPERTY TYPE
                          % OF INITIAL  ----------------------------------------------------------------------------------------
                         MORTGAGE POOL                                                        MIXED    SELF   MANUFACTURED
STATE                       BALANCE     RETAIL  OFFICE  MULTIFAMILY  HOSPITALITY  INDUSTRIAL   USE   STORAGE     HOUSING    LAND
-----------------------  -------------  ------  ------  -----------  -----------  ----------  -----  -------  ------------  ----

California ............       29.2       11.1    11.8       2.8          0.2          0.3      2.0     0.3         0.5        --
   Southern ...........       22.6        9.7     7.8       2.6           --          0.1      2.0     0.3          --        --
   Northern ...........        6.6        1.5     4.1       0.2          0.2          0.2       --      --         0.5        --
Texas .................       10.3        1.5     2.8       4.1          0.2          0.7      0.5     0.2         0.3        --
Florida ...............        6.8        1.0     0.8       3.2          0.5          1.3       --     0.1          --        --
Nevada ................        6.5        3.7     0.2       1.8           --          0.6       --      --         0.1        --
Georgia ...............        3.9        2.1     0.2       0.9          0.3          0.4       --      --          --        --
Arizona ...............        3.4        1.5     0.4       0.6           --          0.4      0.1      --          --       0.3
New Jersey ............        3.1        0.3     0.2       1.6           --           --      1.0      --          --        --
Colorado ..............        3.0        0.2     0.3        --          1.2          0.3      1.0      --          --        --
New York ..............        2.8        0.6     0.4        --          1.2           --       --     0.5         0.1        --
Maryland ..............        2.4        0.3     0.3        --          1.7          0.1      0.1      --          --        --
Massachusetts .........        2.2         --     2.1        --           --           --      0.1      --          --        --
Ohio ..................        1.9        0.4     0.2       0.3           --          0.3      0.6      --          --        --
Michigan ..............        1.8        0.4     0.4       0.8           --           --       --      --         0.1        --
North Carolina ........        1.7         --     1.2        --          0.3           --       --      --         0.2        --
Washington ............        1.6        0.3     0.3       0.6           --          0.3      0.1      --          --        --
Oklahoma ..............        1.5        0.5     0.1       0.8           --          0.1       --      --          --        --
Arkansas ..............        1.5        1.4     0.0       0.1           --           --       --      --          --        --
Minnesota .............        1.4        0.6     0.2       0.1          0.3          0.2       --      --          --        --
Pennsylvania ..........        1.3        0.7     0.2       0.1           --           --       --     0.4          --        --
Missouri ..............        1.2        0.6     0.2       0.2           --          0.2       --      --          --        --
Hawaii ................        1.2        1.2      --        --           --           --       --      --          --        --
Louisiana .............        1.1        0.3     0.3       0.2          0.3           --       --      --          --        --
South Carolina ........        1.0        0.2     0.2        --          0.1          0.5       --      --          --        --
Indiana ...............        1.0         --     0.5        --          0.3          0.1       --      --          --        --
Wyoming ...............        1.0         --      --       0.6          0.3           --       --      --          --        --
Iowa ..................        0.9         --      --       0.5           --          0.3       --     0.2          --        --
Tennessee .............        0.8        0.2     0.1       0.5           --           --       --      --          --        --
Mississippi ...........        0.7         --     0.1       0.1          0.5           --       --      --          --        --
Virginia ..............        0.7        0.2     0.2       0.1           --          0.2       --      --          --        --
Illinois ..............        0.7        0.2     0.1        --           --          0.4       --      --          --        --
Oregon ................        0.6         --     0.1        --          0.3          0.2       --      --          --        --
Kansas ................        0.5         --      --       0.5           --           --       --      --          --        --
Alabama ...............        0.4        0.0      --       0.3          0.1           --       --      --          --        --
Kentucky ..............        0.4         --      --       0.2           --          0.2       --      --          --        --
Utah ..................        0.3         --      --        --           --          0.2       --     0.0          --        --
Wisconsin .............        0.3         --     0.3        --           --           --       --      --          --        --
Connecticut ...........        0.2        0.2      --        --           --           --       --      --          --        --
Idaho .................        0.2         --      --       0.1          0.1           --       --      --          --        --
New Mexico ............        0.2        0.2      --        --           --           --       --      --          --        --
Delaware ..............        0.2        0.2      --        --           --           --       --      --          --        --
South Dakota ..........        0.1         --      --        --           --           --      0.1      --          --        --
District of Columbia...        0.1        0.1      --        --           --           --       --      --          --        --
West Virginia .........        0.0         --     0.0        --           --           --       --      --          --        --
                             -----       ----    ----      ----          ---          ---      ---     ---         ---       ---
                             100.0%      30.3%   24.1%     21.4%         7.9%         7.4%     5.7%    1.6%        1.2%      0.3%
                             =====       ====    ====      ====          ===          ===      ===     ===         ===       ===

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       10

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL

                                                        CUT-OFF DATE    % OF INITIAL
                                         NUMBER OF        PRINCIPAL     MORTGAGE POOL
                                      MORTGAGE LOANS       BALANCE         BALANCE
                                      --------------   --------------   -------------

Interest Only .....................          64        $1,119,450,000      40.2%
Single Tenant .....................          47        $  333,906,529      12.0%
Loans > 50% Single Tenant .........          84        $  642,192,264      23.1%
Current Secondary Debt ............          19        $  171,339,812       6.2%
Future Secondary Debt Permitted ...          49        $  683,135,156      24.5%
Lockbox ...........................          76        $  954,620,203      34.3%
Escrow Type(1) ....................
   TI/LC Reserves(2) ..............         139        $1,260,590,202      66.5%
   Real Estate Tax ................         278        $2,346,076,562      84.2%
   Insurance ......................         255        $2,014,164,979      72.3%
   Replacement Reserves ...........         247        $1,966,360,020      70.6%

(1)  Includes only upfront and ongoing reserves

(2)  TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, industrial and mixed use properties.

SELECT CHARACTERISTICS OF LOAN GROUP 1

                                                        CUT-OFF DATE    % OF INITIAL
                                         NUMBER OF       PRINCIPAL      MORTGAGE POOL
                                      MORTGAGE LOANS      BALANCE          BALANCE
                                      --------------   --------------   -------------

Interest Only .....................          43        $  871,085,000      40.0%
Single Tenant .....................          47        $  333,906,529      15.3%
Loans > 50% Single Tenant .........          84        $  642,192,264      29.5%
Current Secondary Debt ............          11        $   94,385,712       4.3%
Future Secondary Debt Permitted ...          42        $  557,339,432      25.6%
Lockbox ...........................          71        $  895,830,203      41.1%
Escrow Type(1) ....................
   TI/LC Reserves(2) ..............         139        $1,260,590,202      66.5%
   Real Estate Tax ................         211        $1,787,424,239      82.0%
   Insurance ......................         188        $1,442,031,950      66.2%
   Replacement Reserves ...........         184        $1,454,687,320      66.7%

(1)  Includes only upfront and ongoing reserves

(2)  TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, industrial and mixed use properties.

SELECT CHARACTERISTICS OF LOAN GROUP 2

                                                       CUT-OFF DATE    % OF INITIAL
                                         NUMBER OF      PRINCIPAL     MORTGAGE POOL
                                      MORTGAGE LOANS     BALANCE         BALANCE
                                      --------------   ------------   -------------

Interest Only .....................          21        $248,365,000        41.0%
Single Tenant(2) ..................         NAP            NAP            NAP
Loans > 50% Single Tenant .........         NAP            NAP            NAP
Current Secondary Debt ............           8        $ 76,954,101        12.7%
Future Secondary Debt Permitted ...           7        $125,795,724        20.8%
Lockbox ...........................           5        $ 58,790,000         9.7%
Escrow Type(1) ....................
   Real Estate Tax ................          67        $558,652,322        92.2%
   Insurance ......................          67        $572,133,029        94.4%
   Replacement Reserves ...........          63        $511,672,700        84.5%

----------
(1)  Includes only upfront and ongoing reserves

(2)  One of the mortgage loans, representing 2.9% of the loan group 2 balance, is secured by a multifamily property that is 100% leased to a single entity, which entity subleases the individual apartment units.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       11

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL

CUT-OFF DATE BALANCE ($)

                                                AGGREGATE       % OF
           RANGE OF                              CUT-OFF       INITIAL     % OF     % OF
            CUT-OFF              NUMBER OF         DATE       MORTGAGE     LOAN     LOAN
        DATE PRINCIPAL            MORTGAGE      PRINCIPAL       POOL     GROUP 1   GROUP 2
         BALANCES ($)              LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------   ---------   --------------   --------   -------   -------

853,337    - 2,999,999 .......       76      $  159,769,348      5.7%       5.5%      6.7%
3,000,000  - 3,999,999 .......       38         134,015,906      4.8%       5.2%      3.3%
4,000,000  - 4,999,999 .......       35         156,940,737      5.6%       5.5%      6.0%
5,000,000  - 5,999,999 .......       33         182,949,213      6.6%       6.4%      7.2%
6,000,000  - 6,999,999 .......       14          91,835,506      3.3%       3.0%      4.2%
7,000,000  - 7,999,999 .......       26         193,254,598      6.9%       7.9%      3.6%
8,000,000  - 9,999,999 .......       25         221,660,348      8.0%       8.6%      5.8%
10,000,000 - 12,999,999 ......       21         236,578,269      8.5%       8.8%      7.5%
13,000,000 - 19,999,999 ......       37         574,564,417     20.6%      18.6%     27.9%
20,000,000 - 49,999,999 ......       18         569,434,336     20.4%      18.4%     27.8%
50,000,000 - 105,000,000 .....        3         264,500,000      9.5%      12.1%      0.0%
                                    ---      --------------    -----      -----     -----
Total ........................      326      $2,785,502,677    100.0%     100.0%    100.0%
                                    ===      ==============    =====      =====     =====
MIN: $853,337                       MAX: $105,000,000                     AVG. $8,544,487

DEBT SERVICE COVERAGE RATIO (x)

                                                AGGREGATE       % OF
                                                 CUT-OFF       INITIAL     % OF     % OF
                                 NUMBER OF         DATE       MORTGAGE     LOAN     LOAN
           RANGE OF               MORTGAGE      PRINCIPAL       POOL     GROUP 1   GROUP 2
           DSCRS (x)               LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------   ---------   --------------   --------   -------   -------

1.14 - 1.19 ..................       26      $  255,103,851      9.2%       6.6%    18.3%
1.20 - 1.24 ..................       93         741,663,792     26.6%      28.6%    19.6%
1.25 - 1.29 ..................       65         516,412,206     18.5%      12.5%    40.1%
1.30 - 1.34 ..................       46         468,866,312     16.8%      20.4%     4.0%
1.35 - 1.39 ..................       25         303,473,248     10.9%      12.2%     6.3%
1.40 - 1.44 ..................       17         108,210,223      3.9%       4.3%     2.3%
1.45 - 1.49 ..................       10          48,580,395      1.7%       1.7%     1.8%
1.50 - 1.59 ..................       13         184,992,832      6.6%       7.6%     3.3%
1.60 - 1.99 ..................       24         113,478,056      4.1%       4.3%     3.2%
2.00 - 9.60 ..................        7          44,721,762      1.6%       1.8%     1.0%
                                    ---      --------------    -----      -----    -----
Total ........................      326      $2,785,502,677    100.0%     100.0%   100.0%
                                    ===      ==============    =====      =====    =====
MIN: 1.14x                          MAX: 9.60x                           WTD. AVG. 1.34x

MORTGAGE RATE (%)

                                               AGGREGATE        % OF
                                                CUT-OFF        INITIAL     % OF     % OF
                                 NUMBER OF        DATE        MORTGAGE     LOAN     LOAN
           RANGE OF               MORTGAGE     PRINCIPAL        POOL     GROUP 1   GROUP 2
      MORTGAGE RATES (%)           LOANS      BALANCE ($)      BALANCE   BALANCE   BALANCE
------------------------------   ---------   --------------   --------   -------   --------

5.3800 - 5.4999 ..............        9      $  132,970,000      4.8%       3.0%     11.2%
5.5000 - 5.7499 ..............      134       1,430,477,739     51.4%      53.6%     43.2%
5.7500 - 5.9999 ..............      135         893,600,528     32.1%      31.3%     35.0%
6.0000 - 6.0999 ..............       21         101,158,034      3.6%       4.2%      1.6%
6.1000 - 6.1999 ..............        9          80,417,418      2.9%       3.6%      0.5%
6.2000 - 6.2999 ..............        9          70,385,608      2.5%       0.9%      8.4%
6.3000 - 6.3999 ..............        2          10,451,343      0.4%       0.5%      0.0%
6.4000 - 6.4999 ..............        2           7,650,000      0.3%       0.4%      0.0%
6.5000 - 6.9250 ..............        5          58,392,006      2.1%       2.6%      0.1%
                                    ---      --------------    -----      -----     -----
Total ........................      326      $2,785,502,677    100.0%     100.0%    100.0%
                                    ===      ==============    =====      =====     =====
MIN: 5.3800                         MAX: 6.9250                          WTD. AVG. 5.7789

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

                                                AGGREGATE       % OF
                                                 CUT-OFF       INITIAL     % OF     % OF
           RANGE OF              NUMBER OF         DATE       MORTGAGE     LOAN     LOAN
       CUT-OFF DATE LTV           MORTGAGE      PRINCIPAL       POOL     GROUP 1   GROUP 2
          RATIOS (%)               LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------   ---------   --------------   --------   -------   -------

7.3  - 50.0 ..................       13      $   51,837,810      1.9%       2.4%      0.0%
50.1 - 60.0 ..................       28         161,164,663      5.8%       3.7%     13.3%
60.1 - 65.0 ..................       33         182,523,141      6.6%       7.0%      4.8%
65.1 - 70.0 ..................       48         452,568,079     16.2%      15.8%     17.8%
70.1 - 75.0 ..................       81         681,708,255     24.5%      24.2%     25.3%
75.1 - 77.5 ..................       36         416,184,090     14.9%      14.6%     16.3%
77.6 - 80.0 ..................       86         834,216,638     29.9%      32.2%     21.7%
80.1 - 80.3 ..................        1           5,300,000      0.2%       0.0%      0.9%
                                    ---      --------------    -----      -----     -----
Total ........................      326      $2,785,502,677    100.0%     100.0%    100.0%
                                    ===      ==============    =====      =====     =====
MIN: 7.3%                           MAX: 80.3%                             WTD. AVG. 72.1%

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)

                                               AGGREGATE        % OF
             RANGE OF                           CUT-OFF        INITIAL     % OF    % OF
           MATURITY DATE         NUMBER OF       DATE         MORTGAGE     LOAN    LOAN
              OR ARD              MORTGAGE    PRINCIPAL         POOL     GROUP 1  GROUP 2
          LTV RATIOS (%)           LOANS     BALANCE ($)      BALANCE    BALANCE  BALANCE
------------------------------   ---------   --------------   --------   -------  --------

Fully Amortizing .............        7      $   18,088,740       0.6%      0.8%     0.1%
6.0  - 40.0 ..................       12          51,638,674       1.9%      2.2%     0.5%
40.1 - 50.0 ..................       19         116,045,785       4.2%      3.9%     5.2%
50.1 - 60.0 ..................       60         342,272,185      12.3%     10.8%    17.8%
60.1 - 62.4 ..................       17         122,267,867       4.4%      3.8%     6.4%
62.5 - 65.0 ..................       36         299,440,432      10.7%     12.3%     5.3%
65.1 - 67.4 ..................       42         204,924,236       7.4%      8.5%     3.2%
67.5 - 70.0 ..................       41         318,388,969      11.4%      9.3%    19.1%
70.1 - 75.0 ..................       57         654,280,788      23.5%     22.3%    27.8%
75.1 - 80.3 ..................       35         658,155,000      23.6%     26.1%    14.7%
                                    ---      --------------     -----     -----    -----
Total ........................      326      $2,785,502,677     100.0%    100.0%   100.0%
                                    ===      ==============     =====     =====    =====
MIN: 6.0%                           MAX: 80.3%                            WTD. AVG. 67.2%

ORIGINAL TERM TO MATURITY OR ARD (MOS)

                                                AGGREGATE       % OF
                                                 CUT-OFF       INITIAL     % OF       % OF
            RANGE OF             NUMBER OF        DATE        MORTGAGE     LOAN       LOAN
         ORIGINAL TERMS           MORTGAGE      PRINCIPAL        POOL     GROUP 1   GROUP 2
       TO MATURITY (MOS.)          LOANS       BALANCE ($)     BALANCE    BALANCE   BALANCE
------------------------------   ---------   --------------   ---------   -------   -------

1   - 60 .....................       14      $  191,533,492       6.9%       6.4%     8.7%
61  - 72 .....................        4         125,000,000       4.5%       5.7%     0.0%
73  - 84 .....................        7          71,830,000       2.6%       2.7%     2.0%
85  - 96 .....................        1           3,350,000       0.1%       0.2%     0.0%
97  - 120 ....................      292       2,352,674,455      84.5%      84.1%    85.8%
121 - 360 ....................        8          41,114,729       1.5%       0.9%     3.5%
                                    ---      --------------     -----      -----    -----
Total ........................      326      $2,785,502,677     100.0%     100.0%   100.0%
                                    ===      ==============     =====      =====    =====
MIN: 60                             MAX: 360                                WTD. AVG. 113

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       12

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

REMAINING TERM TO MATURITY OR ARD (MOS)

                                                AGGREGATE       % OF
                                                 CUT-OFF       INITIAL     % OF      % OF
           RANGE OF              NUMBER OF         DATE       MORTGAGE     LOAN      LOAN
        REMAINING TERMS           MORTGAGE      PRINCIPAL       POOL     GROUP 1   GROUP 2
      TO MATURITY (MOS.)           LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------   ---------   --------------   --------   -------   -------

58 - 60 ......................       14      $  191,533,492      6.9%       6.4%      8.7%
61 - 84 ......................       11         196,830,000      7.1%       8.5%      2.0%
85 - 121 .....................      293       2,356,024,455     84.6%      84.2%     85.8%
122 - 350 ....................        8          41,114,729      1.5%       0.9%      3.5%
                                    ---      --------------    -----      -----     -----
Total ........................      326      $2,785,502,677    100.0%     100.0%    100.0%
                                    ===      ==============    =====      =====     =====
MIN: 58                             MAX: 350                                WTD. AVG. 112

REMAINING PARTIAL IO TERM (MOS)

                                               AGGREGATE      % OF
                                                CUT-OFF      INITIAL     % OF      % OF
                                 NUMBER OF        DATE      MORTGAGE     LOAN      LOAN
      RANGE OF REMAINING          MORTGAGE     PRINCIPAL      POOL     GROUP 1   GROUP 2
       PARTIAL IO TERMS            LOANS      BALANCE ($)    BALANCE   BALANCE   BALANCE
------------------------------   ---------   ------------   --------   -------   ------

9 - 14 .......................        8      $ 65,730,000      2.4%      1.5%      5.4%
15 - 24 ......................       29       173,619,000      6.2%      7.1%      3.2%
25 - 34 ......................       23       129,065,326      4.6%      4.9%      3.6%
35 - 39 ......................       25       158,439,000      5.7%      5.4%      6.7%
40 - 54 ......................        7        90,610,000      3.3%      3.8%      1.4%
55 - 83 ......................       45       348,589,000     12.5%     13.1%     10.5%
                                    ---      ------------     ----      ----      ----
Total ........................      137      $966,052,326     34.7%     35.8%     30.8%
                                    ===      ============     ====      ====      ====
MIN: 9                               MAX: 83                              WTD. AVG. 41

PROPERTY STATE/LOCATION

                                                 AGGREGATE       % OF
                                                  CUT-OFF       INITIAL     % OF      % OF
                                  NUMBER OF         DATE       MORTGAGE     LOAN      LOAN
                                  MORTGAGED      PRINCIPAL       POOL     GROUP 1   GROUP 2
            LOCATION             PROPERTIES     BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------   ----------   --------------   --------   -------   -------

California ...................       78       $  812,070,446     29.2%      33.0%     15.3%
   Southern ..................       59          628,824,807     22.6%      25.5%     12.1%
   Northern ..................       19          183,245,639      6.6%       7.5%      3.1%
Texas ........................       40          287,144,377     10.3%       7.6%     20.2%
Florida ......................       20          190,077,051      6.8%       4.7%     14.6%
Nevada .......................       14          180,003,231      6.5%       5.8%      8.8%
Georgia ......................       74          109,834,311      3.9%       3.9%      4.2%
Other(a) .....................      194        1,206,373,260     43.3%      45.1%     37.0%
                                    ---       --------------    -----      -----     -----
Total ........................      420       $2,785,502,677    100.0%     100.0%    100.0%
                                    ===       ==============    =====      =====     =====

(a)  Including 37 States and the District of Columbia

PROPERTY TYPE

                                                 AGGREGATE       % OF
                                                  CUT-OFF       INITIAL     % OF     % OF
                                  NUMBER OF         DATE       MORTGAGE     LOAN     LOAN
                                  MORTGAGED      PRINCIPAL       POOL     GROUP 1   GROUP 2
         PROPERTY TYPE           PROPERTIES     BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------   ----------   --------------   --------   -------   -------

Retail .......................       174      $  844,788,941     30.3%      38.8%      0.0%
Office .......................        73         672,086,232     24.1%      30.8%      0.0%
Multifamily ..................        81         630,228,562     22.6%       1.1%    100.0%
   Multifamily ...............        75         595,513,562     21.4%       0.6%     96.0%
   Manufactured Housing ......         6          34,715,000      1.2%       0.5%      4.0%
Hospitality ..................        29         219,470,791      7.9%      10.1%      0.0%
Industrial ...................        30         206,223,538      7.4%       9.5%      0.0%
Mixed Use ....................        18         158,765,056      5.7%       7.3%      0.0%
Self Storage .................        14          45,539,557      1.6%       2.1%      0.0%
Land .........................         1           8,400,000      0.3%       0.4%      0.0%
                                     ---      --------------    -----      -----     -----
Total ........................       420      $2,785,502,677    100.0%     100.0%    100.0%
                                     ===      ==============    =====      =====     =====

AMORTIZATION TYPES

                                                AGGREGATE       % OF
                                                 CUT-OFF       INITIAL     % OF      % OF
                                 NUMBER OF         DATE       MORTGAGE     LOAN      LOAN
                                  MORTGAGE      PRINCIPAL       POOL     GROUP 1   GROUP 2
     AMORTIZATION TYPES            LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------   ---------   --------------   --------   -------   -------

Interest Only ................       64      $1,119,450,000     40.2%      40.0%     41.0%
IO-Balloon ...................      137         966,052,326     34.7%      35.8%     30.8%
Balloon ......................      115         661,561,611     23.8%      22.6%     28.1%
Fully Amortizing .............        7          18,088,740      0.6%       0.8%      0.1%
IO-ARD .......................        3          20,350,000      0.7%       0.9%      0.0%
                                    ---      --------------    -----      -----     -----
Total ........................      326      $2,785,502,677    100.0%     100.0%    100.0%
                                    ===      ==============    =====      =====     =====

REMAINING STATED AMORTIZATION TERM (MOS)

                                                AGGREGATE       % OF
                                                 CUT-OFF       INITIAL     % OF      % OF
                                 NUMBER OF         DATE       MORTGAGE     LOAN      LOAN
   RANGE OF REMAINING STATED      MORTGAGE      PRINCIPAL       POOL     GROUP 1   GROUP 2
   AMORTIZATION TERMS (MOS.)       LOANS       BALANCE ($)     BALANCE   BALANCE   BALANCE
------------------------------   ---------   --------------   --------   -------   -------

Interest Only ................       67      $1,139,800,000     40.9%      40.9%     41.0%
118 - 240 ....................       15          56,758,298      2.0%       2.5%      0.5%
241 - 300 ....................       14          73,602,872      2.6%       2.0%      4.9%
301 - 360 ....................      201       1,269,542,467     45.6%      47.3%     39.4%
361 - 420 ....................       29         245,799,040      8.8%       7.3%     14.1%
                                    ---      --------------    -----      -----     -----
Total ........................      326      $2,785,502,677    100.0%     100.0%    100.0%
                                    ===      ==============    =====      =====     =====
MIN: 118                            MAX: 420                                WTD. AVG. 359

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       13

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

CLASS A-2 AND A-2 FL (5 YEARS)

                                               AGGREGATE      LOAN BALANCE                       REMANING            CUT-OFF
                                             CUT-OFF DATE    AT MATURITY /                       TERM TO               DATE    U/W
                                    LOAN   PRINCIPAL BALANCE     ARD TO            PROPERTY    MATURITY /  REMAINING   LTV     NCF
LOAN/PROPERTY NAME                 SELLER ALLOCATED TO CLASS     CLASS     STATE     TYPE     ARD (MONTHS) IO PERIOD  RATIO   DSCR
---------------------------------- ------ ------------------ ------------- ----- ------------ ------------ --------- ------- -----

Residence Inn Bethesda              MLML      $46,250,000     $ 46,250,000   MD  Hospitality       59         59       69.5%  1.54x
150 Bay Street                      CRF        27,500,000       27,500,000   NJ  Mixed Use         58         58       61.2   1.38
Carlsbad Corporate Plaza            MLML       21,250,000       21,250,000   CA  Office            59         59       78.7   1.27
Orchard Plaza I-IV                  AMCC       18,400,000       18,400,000   CO  Mixed Use         58         58       75.4   1.23
Guardian Storage OF & WP            CRF        10,100,000        9,779,755   PA  Self Storage      59         23       77.3   1.21
Mesa Ridge                          CRF         4,800,000        4,800,000   CA  Office            58         58       76.2   1.27
Esplanade                           CRF         3,500,000        3,368,233   CA  Mixed Use         58         22       40.7   1.21
Emerson Plaza Phase I               AMCC        3,280,000        3,162,172   WA  Mixed Use         58         22       53.8   1.23
GSA Chicago Heights                 CRF         1,800,000        1,800,000   IL  Office            58         58       62.1   1.46
1219 E. Debbie Lane                 CRF         1,798,492        1,683,323   TX  Retail            59         0        60.6   1.32
CLASS A-2 AND A-2 FL TOTAL BALLOON
PAYMENT                                                       $137,993,483
REMAINING CLASS A-2 AND A-2 FL
AMORTIZATION                                                  $  2,804,517
TOTAL CLASS A-2 AND A-2 FL
CERTIFICATE BALANCE                                           $140,798,000

CLASS A-3 AND A-3 FL (6-9 YEARS)

                                               AGGREGATE      LOAN BALANCE                       REMANING             CUT-OFF
                                             CUT-OFF DATE    AT MATURITY /                        TERM TO              DATE    U/W
                                    LOAN   PRINCIPAL BALANCE     ARD TO             PROPERTY    MATURITY /  REMAINING   LTV    NCF
LOAN/PROPERTY NAME                 SELLER ALLOCATED TO CLASS     CLASS      STATE     TYPE     ARD (MONTHS) IO PERIOD  RATIO  DSCR
---------------------------------- ------ ------------------ ------------- ------- ----------- ------------ --------- ------- ----

One Pacific Plaza                   MLML     $105,000,000     $105,000,000    CA   Office            72         72     75.5%  1.31x
Morehead Medical Plaza              CRF        32,900,000       32,900,000    NC   Office            83         83     70.6   1.59
Sierra Crest Center                 MLML        9,482,343        8,178,965    CA   Retail           111          0     53.0   1.50
Gateway Medical Plaza               AMCC        8,800,000        8,800,000    CA   Office            63         63     72.1   1.37
III United Plaza                    CRF         7,520,000        7,520,000    LA   Office            83         83     80.0   1.39
Country Club Village                CRF         7,500,000        7,500,000    CA   Retail            82         82     67.6   1.47
Heinz Distribution Center           CRF         7,400,000        7,400,000    IA   Industrial        82         82     65.1   1.51
Solano Diagnostic Imaging           AMCC        5,600,000        5,600,000    CA   Office            63         63     68.3   1.41
Vaca Valley Health Plaza            AMCC        5,600,000        5,600,000    CA   Office            63         63     70.0   1.50
Four Cities Properties Portfolio    PNC         5,259,911        4,497,958    IA   Various          112          0     76.7   1.25
Fresenius Medical Pool              AMCC        4,550,000        4,550,000 Various Office            83         83     76.5   1.44
Citibank Retail Condo               MLML        3,350,000        3,132,638    PA   Retail            95         35     77.2   1.15
Oak Mountain Lodge                  AMCC        2,563,317        1,738,505    AL   Hospitality      113          0     61.0   1.57
Village at Parker I                 MLML        1,950,000        1,817,443    CO   Retail           113         53     72.0   1.30
CLASS A-3 AND A-3 FL TOTAL BALLOON
PAYMENT                                                       $204,235,509
REMAINING CLASS A-3 AND A-3 FL
AMORTIZATION                                                  $        491
TOTAL CLASS A-3 AND A-3 FL
CERTIFICATE BALANCE                                           $204,236,000

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       14

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS

                                               NUMBER OF
                                               MORTGAGE                   % OF
                                                LOANS/                   INITIAL                           LOAN
                                               MORTGAGED  CUT-OFF DATE  MORTGAGE                          BALANCE         CUT-OFF
                                   MORTGAGE      REAL       PRINCIPAL     POOL      PROPERTY   PROPERTY     PER    DSCR  DATE LTV
NO.  LOAN NAME                   LOAN SELLER  PROPERTIES     BALANCE     BALANCE      TYPE      SIZE(1)   SF/UNIT   (x)  RATIO (%)
---  --------------------------  -----------  ----------  ------------  --------  -----------  --------  --------  ----  ---------

 1.  One Pacific Plaza               MLML        1   1    $105,000,000     3.8%      Office     428,244  $    245  1.31x   75.5%
 2.  The Commons at Calabasas        CRF         1   1    $101,500,000     3.6%      Retail     171,097  $    593  1.21    79.9
 3.  10 Milk Street                  MLML        1   1    $ 58,000,000     2.1%      Office     229,843  $    252  1.30    71.9
 4.  Residence Inn Bethesda          MLML        1   1    $ 46,250,000     1.7%   Hospitality       187  $247,326  1.54    69.5
 5.  Mervyn's Corporate
        Headquarters                 PNC         1   1    $ 45,000,000     1.6%      Office     336,000  $    134  1.35    68.2
 6.  Millbridge Apartments           MLML        1   1    $ 40,000,000     1.4%   Multifamily       848  $ 47,170  1.25    76.0
 7.  Renaissance III Retail          CRF         1   1    $ 40,000,000     1.4%      Retail     225,973  $    177  1.23    80.0
 8.  Scottsdale Center               MLML        1   1    $ 38,000,000     1.4%      Retail     201,565  $    189  1.24    71.7
 9.  Orlando Airport Industrial      MLML        1   1    $ 35,000,000     1.3%    Industrial   493,000  $     71  1.37    73.8
10.  Broadstone Vista Ridge          PNC         1   1    $ 33,300,000     1.2%   Multifamily       372  $ 89,516  1.38    72.4
                                                --  --    ------------    ----                                     ----    ----
     TOTAL/WEIGHTED AVERAGE                     10  10    $542,050,000    19.5%                                    1.31x   74.6%
                                                ==  ==    ============    ====                                     ====    ====

(1)  Property size is indicated in rooms (for hospitality properties), in dwelling units (for multifamily properties) and square feet for all other property types.

MORTGAGE POOL PREPAYMENT PROFILE

                    PERCENT OF REMAINING BALANCE ANALYSIS(1)

                                                          % OF REM
            MONTHS                      AGGREGATE         MORTGAGE         % OF REM             % OF REM       % OF REM
            SINCE                       REMAINING       POOL BALANCE       MORTGAGE             MORTGAGE       MORTGAGE
           CUT-OFF     NUMBER OF        PRINCIPAL        LOCK OUT/      POOL BALANCE        POOL BALANCE X%  POOL BALANCE
  PERIOD     DATE   MORTGAGE LOANS       BALANCE       DEFEASANCE(2)  YIELD MAINTENANCE(3)     PENALTY(4)        OPEN       TOTAL
---------  -------  --------------  -----------------  -------------  --------------------  ---------------  ------------  ------

June 2007      0          326       $2,785,502,676.62      99.58%              0.39%              0.03%          0.00%     100.00%
June 2008     12          326       $2,775,823,874.94      98.51%              1.46%              0.03%          0.00%     100.00%
June 2009     24          326       $2,764,700,357.42      97.32%              2.65%              0.03%          0.00%     100.00%
June 2010     36          326       $2,750,681,618.47      92.06%              7.14%              0.03%          0.77%     100.00%
June 2011     48          326       $2,732,699,653.31      90.48%              8.71%              0.03%          0.78%     100.00%
June 2012     60          312       $2,521,678,625.74      86.30%             12.69%              0.22%          0.79%     100.00%
June 2013     72          308       $2,371,781,330.74      86.01%             13.76%              0.23%          0.00%     100.00%
June 2014     84          301       $2,273,640,426.16      87.31%             12.46%              0.23%          0.00%     100.00%
June 2015     96          300       $2,242,299,114.03      87.41%             12.36%              0.23%          0.00%     100.00%
June 2016    108          299       $2,211,903,061.47      87.20%             12.23%              0.19%          0.37%     100.00%
June 2017    120            7       $   24,613,610.81      73.87%             26.13%              0.00%          0.00%     100.00%
June 2018    132            6       $    4,548,480.84       0.00%            100.00%              0.00%          0.00%     100.00%
June 2019    144            2       $    1,864,538.90       0.00%            100.00%              0.00%          0.00%     100.00%
June 2020    156            2       $    1,285,022.60       0.00%            100.00%              0.00%          0.00%     100.00%
June 2021    168            2       $      668,455.09       0.00%            100.00%              0.00%          0.00%     100.00%
June 2022    180            0       $              --       0.00%              0.00%              0.00%          0.00%       0.00%

----------
(1)  Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity (except that mortgage loans with anticipated repayment dates (ARD loans) are assumed to prepay on their anticipated repayment dates). Otherwise, Mortgage Pool Prepayment Profile is calculated based on Modeling Assumptions to be described in the offering prospectus.

(2)  Mortgage loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted.

(3)  Including mortgage loans that permit defeasance or prepayment with yield maintenance and mortgage loans that permit greater of yield maintenance cost and x% penalties.

(4)  Including mortgage loans that permit defeasance or x% penalties.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       15

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

ONE PACIFIC PLAZA

                                 [PHOTO OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                       Huntington Beach, CA
Property Type                                                             Office
Size (Square Feet)                                                       428,244
Percentage Physical Occupancy as of May 8, 2007                            95.2%
Year Built                                                                  1984
Year Renovated                                                              2007
Appraisal Value                                                     $139,000,000
# of Tenant Leases                                                            55
Average Rent Per Square Foot                                              $25.52
Underwritten Economic Occupancy                                            94.5%
Underwritten Revenues                                                $13,369,182
Underwritten Total Expenses                                           $5,322,035
Underwritten Net Operating Income (NOI)                               $8,047,146
Underwritten Net Cash Flow (NCF)                                      $7,981,134
2007 NOI (T-3 Annualized)                                             $5,984,400
2006 NOI                                                              $5,598,991
2005 NOI                                                              $5,816,129

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                    May 10, 2007
Cut-off Date Principal Balance                                      $105,000,000
Cut-off Date Loan Balance Per Square Foot                                   $245
Percentage of Initial Mortgage Pool Balance                                 3.8%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.6890%
Amortization Type                                                  Interest Only
IO Period (Months)                                                            72
Original Term to Maturity/ARD (Months)                                        72
Original Amortization Term (Months)                                          NAP
Original Call Protection                                   LO(24), Def(46), O(2)
Lockbox                                                         Soft at Closing,
                                                                  Springing Hard
Cut-off Date LTV Ratio                                                     75.5%
LTV Ratio at Maturity or ARD                                               75.5%
Underwritten DSCR on NOI                                                   1.33x
Underwritten DSCR on NCF                                                   1.31x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       16

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       17

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "One Pacific Plaza Loan") is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a Class "A" office complex (the "One Pacific Plaza Property") located in
Huntington Beach, California. The One Pacific Plaza Loan represents approximately 3.8% of the initial mortgage pool balance and approximately 4.8%
of the initial loan group 1 balance.

The One Pacific Plaza Loan was originated on May 10, 2007 and has a principal balance as of the cut-off date of $105,000,000. The One Pacific Plaza Loan has a remaining term of 72 months and is scheduled to mature June 8, 2013. The One
Pacific Plaza Loan permits defeasance with United States government obligations beginning two years after the closing date of the series 2007-7 securitization trust. The One Pacific Plaza Loan may be prepaid on or after May 8, 2013 without penalty.

THE PROPERTY. The One Pacific Plaza Property consists of two 6-story multi-tenant Class "A" office buildings totaling 189,165 square feet ("sf"), one
12-story multi-tenant Class "A" office building containing 193,081 sf, one restaurant containing 9,998 sf, and one fitness center containing 36,000 sf for a total of 428,244 sf of net rentable area. The subject was built in phases with the first phase starting in 1984 and the last phase, which is scheduled to be delivered to the tenant 24 Hour Fitness this month. The One Pacific Plaza
Property is equipped with a six level parking garage containing 1,263 spaces and surface parking for 356 vehicles. On the subject premises but not included in the collateral is a 224-room hotel, a 4-story medical building, and two additional restaurants. There is a newly signed lease for signage which is visable by approximately 250,000 commuters daily on the Interstate 405 freeway.

The One Pacific Plaza Property is located on the north side of Center Avenue immediately south of Interstate 405, the main freeway in the area which connects
Orange County to Los Angeles County in the west and San Diego County in the southeast. Freeway access is provided via five north-south and two east-west thoroughfares. Additionally, the John Wayne and Long Beach airports are located approximately eleven and thirteen miles from the property, respectively.

The One Pacific Plaza Property is currently 95.2% leased to 53 office tenants
(382,246 square feet) and 2 retail tenants (45,998 square feet). The following table presents certain information relating to the major tenants at the One
Pacific Plaza Property:

                               TENANT INFORMATION

                                                       CREDIT RATINGS                              BASE RENT      LEASE
TENANT NAME                    PARENT COMPANY          (MOODY'S/S&P)(1)   SQUARE FEET   % OF GLA      PSF      EXPIRATION
----------------------------   ---------------------   ----------------   -----------   --------   ---------   ----------

Triad Financial Corporation    NAP                            B3/B           62,885       14.7%      $26.40     2/29/2008(2)
24 Hour Fitness                Fitness Holdings Inc.         B1/NR           36,000        8.4        24.30     3/31/2022
Platt College, Anaheim, Inc.   NAP                           NR/NR           35,272        8.2        25.69    10/27/2013
                                                                            -------       ----       ------
TOTAL/WEIGHTED AVERAGE                                                      134,157       31.3%      $25.65
                                                                            =======       ====       ======

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(2)  See "Escrows" herein for additional information.

The following table presents certain information relating to the lease rollover schedule at the One Pacific Plaza Property:

                           LEASE ROLLOVER SCHEDULE(1)

                                                                  CUMULATIVE
                   #                                                 % OF      CUMULATIVE   CUMULATIVE    CUMULATIVE %
             OF LEASES   TOTAL SF   % OF TOTAL SF                  TOTAL SF     TOTAL SF      TOTAL      OF BASE ACTUAL
   YEAR       EXPIRING   EXPIRING      EXPIRING       REVENUES     EXPIRING     EXPIRING     REVENUES     RENT ROLLING
----------   ---------   --------   -------------   -----------   ----------   ----------   ----------   --------------

  Vacant        NAP        20,646         4.8%      $         0        4.8%       20,646    $        0          0.0%
    MTM           1         1,338         0.3            34,548        5.1        21,984        34,548          0.3
    2007          7        29,728         6.9           820,992       12.1        51,712       855,540          8.2
    2008         18        86,140        20.1         2,245,268       32.2       137,852     3,100,808         29.8
    2009         13        64,681        15.1         1,693,998       47.3       202,533     4,794,806         46.1
    2010         12        44,070        10.3         1,001,519       57.6       246,603     5,796,325         55.7
    2011          6        42,297         9.9         1,069,680       67.5       288,900     6,866,005         66.0
    2012          6        49,524        11.6         1,389,040       79.0       338,424     8,255,045         79.4
    2013          2        45,270        10.6         1,068,640       89.6       383,694     9,323,685         89.6
    2014          1         5,500         1.3           174,900       90.9       389,194     9,498,585         91.3
    2015          0             0         0.0                 0       90.9       389,194     9,498,585         91.3
    2016          0             0         0.0                 0       90.9       389,194     9,498,585         91.3
    2017          0             0         0.0                 0       90.9       389,194     9,498,585         91.3
Thereafter        2        39,050         9.1           902,330      100.0       428,244    10,400,915        100.0
                ---       -------       -----       -----------
   TOTAL         68       428,244       100.0%      $10,400,915
                ===       =======       =====       ===========

(1)  Information obtained from the One Pacific Plaza Borrower's rent roll dated
     May 8, 2007.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       18

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE MARKET(1). The One Pacific Plaza Property is located in the West Orange
County submarket of the Orange County office market. The submarket contains 84 buildings totaling more than 5.0 million square feet of office space, representing 5.3% of the market's inventory. As of the Fourth Quarter 2006, the market vacancy rate was 7.9% with the submarket at 6.0%. Average market and submarket rents for the same period were $29.52 psf and $25.32 psf, respectively. The average rents at the One Pacific Plaza Property of $25.52 psf are in line with the submarket.

The One Pacific Plaza Borrower intends to develop the One Pacific Plaza Property to incorporate residential, office and retail components. In effectuating the foregoing, the sponsors of the One Pacific Plaza Borrower also own a lifestyle center with anchors including a 20 screen movie theater, Barnes & Noble, Circuit
City, Bed, Bath & Beyond and restaurants such as The Cheesecake Factory and
Romano's Macaroni Grill. The residential component of the master plan is still in its early stages.

The Orange County Market has seen steady growth. As of November 2006, the market features an unemployment rate of 3.4%, which is down 6% from the November 2005 unemployment rate of 3.6%. During the same time the average rents have increased
3% from $28.56 psf to $29.52 psf. Orange County's mean household income of
$89,328 is the highest of all Southern California Counties. Population in the
one, three and five mile radius is 22,070, 228,023 and 539,876, respectively with median household incomes of $72,870, $74,490, and $79,802, respectively.
Major employers in the county include the Walt Disney Company, University of
California, Irvine, Boeing Company and Ameriquest Capital Corporation.

THE BORROWER. The borrower is a joint venture between DJM Capital and Capmark
Investments as tenants in common (the "One Pacific Plaza Borrower"). The One
Pacific Plaza Borrower is comprised of three members, each holding between
4.794% to a 86.30% ownership interest. Bella Terra Office JV, LLC holds the controlling interest with 86.30% control of the One Pacific Plaza Borrower, followed by AIP Bella Terra, LLC with a 8.866% ownership interest, and Encino
Bella Terra, LLC with a 4.794% ownership interest.

DJM Capital Partners ("DJM") is the managing member of the One Pacific Plaza
Borrower and owns and acquires institutional quality real estate in California and the West Coast. DJM has experience in all asset types and since its inception in 1992 has acquired and sold in excess of $750 million in investment properties.

Capmark Investments LP ("Capmark") manages equity and mortgage--related investments in public and private markets with approximately $13.7 billion in investments under management and supervision. Commercial Equity Investors, a subsidiary of the Capmark Finance Group (S&P: BBB-), guaranteed $2.5 million for tenant improvements and leasing commissions at the One Pacific Plaza Property.

REVERSE 1031 EXCHANGE. As of the closing date, the sole member of Encino Bella
Terra, LLC ("Encino"), one of the members of the One Pacific Plaza Borrower, is
First American Exchange Corp. ("First American") on account of a contemplated
1031 exchange. The loan agreement provides for a mandatory transfer that must occur within ninety (90) days of closing date of the One Pacific Plaza Loan whereby First American is required to transfer all of its membership interests in Encino to Bella Terra Retail Group, LLC ("Bella") which is owned and controlled by DJM and the guarantors. Failure of the mandatory transfer to occur will result in an event of default under the related loan documents, which will trigger full recourse obligations to the One Pacific Plaza Borrower and guarantors. For so long as First American is the sole member of Encino, Encino is required to enter into a net lease of its interest in the One Pacific Plaza
Property to Bella. Such lease is fully subordinated to the mortgage and loan documents. Upon the mandatory transfer as set forth above, such lease will terminate.

PROPERTY MANAGEMENT. The One Pacific Plaza Property will be managed by DJM
Capital Partners, an affiliate of the One Pacific Plaza Borrower.

LOCKBOX. Soft lockbox with springing cash management period commencing upon (a)
the date upon which the debt service coverage ratio ("DSCR") for the One Pacific
Plaza Property, as reasonably determined by lender, for the immediately preceding three (3) month period is less than 1.05 to 1.00 on an interest only basis, and ending on the date the DSCR equals or exceeds 1.20 to 1.00 on an interest only basis for the immediately preceding three (3) month period, (b)
the date upon which an event of default occurs under the One Pacific Plaza Loan documents and ending on the date that such event of default is cured or (c) if the One Pacific Plaza Borrower fails to make immediate repairs to the signage outlined in the loan documents.

(1)  Certain information obtained from the appraisal of the One Pacific Plaza
     Property dated April 4, 2007. The appraisal relies on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       19

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the One Pacific Plaza Loan:

                                ESCROWS/RESERVES

TYPE:                                        INITIAL     MONTHLY
----------------------------------------   ----------   --------
Taxes                                      $  133,849   $133,849
TI/LC Reserve(1)                           $        0   $ 31,833
24 Hour Fitness Reserve(2)                 $2,847,906   $      0
Triad Financial Reserve(3)                 $1,257,700   $      0
Buca Litigation Reserve(4)                 $  200,000   $      0
Required Repairs Reserve(5)                $  130,588   $      0
Outstanding Tenant Obligation Reserve(6)   $  202,873   $      0

(1)  $2,500,000 will be advanced by Capmark pursuant to the Bella Terra Office
     JV operating agreement but will not be part of the collateral. The aggregate Monthly TI/LC Reserve is capped at $1,146,000.

(2)  24 Hour Fitness Reserve will be released to the One Pacific Plaza Borrower for so long as no event of default has occurred and is continuing, the One
     Pacific Plaza Borrower provides 24 Hour Fitness tenant estoppel satisfactory to lender and 24 Hour Fitness is paying full unabated rent. If these terms are not met, lender may without notice apply the funds to debt service if One Pacific Plaza Borrower is not timely with payment of the note.

(3)  Triad Financial Reserve will be released to the One Pacific Plaza Borrower for so long as no event of default has occurred and is continuing and either a) Triad delivers a renewal lease or b) Triad fails to renew its lease and the One Pacific Plaza Borrower has delivered to lender a new lease representing the same space as Triad occupies. If these terms are not met, lender may without notice apply the funds to debt service if One
     Pacific Plaza Borrower is not timely with payment of the note.

(4)  Buca Litigation Reserve has been reserved in the event that the lawsuit between One Pacific Plaza Borrower and Buca di Beppo Restaurant has not
     been settled. See "Risk Factors -- Risks Related to the Mortgage Loans --
     Litigation or Other Legal Proceedings May Have Adverse Effect on Borrowers"
     in the related prospectus supplement for more information.

(5)  Required Repairs Reserve consists of an $130,588 upfront reserve for improvements to the parking garage plus an additional amount to be determined by lender if the completion of signage installation is not completed within one year from closing of the One Pacific Plaza Loan.

(6)  Outstanding Tenant Obligations are allocated $118,528 to Cost Business
     Centers, $62,225 to Sungard, and $22,120 to BJ's Restaurant.

ADDITIONAL DEBT: None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       20

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       21

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE COMMONS AT CALABASAS

                                [PHOTO OMITTED]

                             PROPERTY INFORMATION(1)

Number of Mortgaged Real Properties                                            1
Location (City/State)                                              Calabasas, CA
Property Type                                                             Retail
Size (Square Feet)(2)                                                    171,097
Percentage Physical Occupancy as of March 15, 2007                        100.0%
Year Built                                                                  1998
Year Renovated                                                               NAP
Appraisal Value                                                     $127,000,000
# of Tenants                                                                  36
Average Rent Per Square Foot                                              $32.90
Underwritten Economic Occupancy                                            96.0%
Underwritten Revenues                                                $10,329,602
Underwritten Total Expenses                                           $3,233,507
Underwritten Net Operating Income (NOI)                               $7,096,095
Underwritten Net Cash Flow (NCF)                                      $6,892,728
Feb 2007 (TTM) NOI                                                    $7,041,884
2006 NOI                                                              $6,991,332
2005 NOI                                                              $6,824,275

                          MORTGAGE LOAN INFORMATION(1)

Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                                    May 10, 2007
Cut-off Date Principal Balance                                      $101,500,000
Cut-off Date Loan Balance Per Square Foot                                   $593
Percentage of Initial Mortgage Pool Balance                                 3.6%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.5400%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Original Call Protection                                   LO(24), Def(92), O(4)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     79.9%
LTV Ratio at Maturity or ARD                                               79.9%
Underwritten DSCR on NOI                                                   1.24x
Underwritten DSCR on NCF                                                   1.21x

(1)  Numbers in this table do not take into account the pari passu future funding obligation. See "Additional Advance" below.

(2)  Excludes Edwards Theatres (33,475 square feet) and Kings Seafood Company
     (9,300 square feet), which tenants own their improvements and pay ground rent to the Commons at Calabasas Borrower under a ground lease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       22

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       23

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Commons at Calabasas Loan") is evidenced by one of two promissory notes secured by a first mortgage encumbering the fee interest in a Class A lifestyle retail shopping center located in the San
Fernando Valley, approximately 25 miles northwest of Los Angeles, in Calabasas,
California (the "Commons at Calabasas Property"). The Commons at Calabasas Loan
represents approximately 3.6% of the initial mortgage pool balance and approximately 4.7% of the initial loan group 1 balance.

The Commons at Calabasas Loan was originated on May 10, 2007, and has a principal balance as of the cut-off date of $101,500,000. The Commons at
Calabasas Loan has a remaining term of 120 months and a scheduled maturity date of June 8, 2017. The Commons at Calabasas Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust.
Voluntary prepayment of the Commons at Calabasas Loan is permitted on or after
March 8, 2017, without penalty.

A second promissory note (the "Commons at Calabasas Non-Trust Loan"), which is a future funding obligation of up to $16,000,000, is also secured by a first lien encumbering the Commons at Calabasas Property. The Commons at Calabasas
Non-Trust Loan will be pari passu with the Commons at Calabasas Loan. The interest rate for the Commons at Calabasas Non-Trust Loan will be determined in connection with the funding of the note. The rights of the holders of the
Commons at Calabasas Loan and the Commons at Calabasas Non-Trust Loan (together, the "Commons at Calabasas Whole Loan") will be governed by an intercreditor agreement, as described in the prospectus supplement under "Description of the
Mortgage Pool--The Loan Combinations." The holder of the Commons at Calabasas
Non-Trust Loan will generally have non-binding consultation rights, as described in the prospectus supplement under "Description of the Mortgage Pool--The Loan
Combinations."

THE PROPERTY. The Commons at Calabasas Loan is secured by a fee interest in a
171,097 square foot, Class A lifestyle center. The Commons at Calabasas Property is located in the San Fernando Valley, approximately 25 miles northwest of Los
Angeles, in Calabasas, California. The center is situated on approximately 24.48 acres and was constructed in 1998. The center provides several dining options as well as boutique retailers.

The Commons at Calabasas Property is 100% occupied by 36 tenants including national anchor tenants Ralph's Grocery Company, Edwards Theatres, Barnes &
Noble and Rite Aid. Two tenants, Edwards Theatres and Kings Seafood Company, own their improvements but pay ground rent for use of the underlying land. Including the Edwards Theatres space and the Kings Seafood Company space, the Commons at
Calabasas Property is 213,872 square feet. The Commons at Calabasas Property has approximately 1,066 parking spaces (4.98:1,000 per square foot).

The following tables present certain information regarding the Commons at
Calabasas Loan Property:

                          TOP 10 TENANT INFORMATION(1)

                                                                                                       BASE    % OF
                                                                                                     RENT PER  TOTAL
                                         PARENT              CREDIT RATING                            SQUARE    BASE    LEASE
TENANT NAME                             COMPANY           (MOODY'S / S&P)(2)  SQUARE FEET  % OF GLA    FOOT     RENT  EXPIRATION
-----------------------------  -------------------------  ------------------  -----------  --------  --------  -----  -----------

Ralph's Grocery Company                 Kroger Co.             Baa2/BBB-         52,223      24.4     $29.74    22.1   11/30/2023
Edwards Theatres(3)            Regal Entertainment Group        B2/BB-           33,475      15.7      16.31     7.8   12/31/2023
Barnes & Noble                    Barnes & Noble Inc.            NR/NR           29,141      13.6      16.80     7.0    1/31/2009
Thrifty Payless In (Rite Aid)        Rite Aid Corp              Caa2/B           16,848       7.9      23.83     5.7    1/31/2019
Kings Seafood Company(3)                  NAP                    NR/NR            9,300       4.3      18.06     2.4   11/30/2018
Williams-Sonoma                   Williams Sonoma Inc.           NR/NR            5,352       2.5      47.96     3.6    8/31/2014
M Fredric & Company                       NAP                    NR/NR            5,169       2.4      51.30     3.8    3/31/2018
Marmalade Cafe                            NAP                    NR/NR            4,926       2.3      54.52     3.8   11/30/2008
Mi Piace Restaurant                       NAP                    NR/NR            4,934       2.3      52.78     3.7    4/30/2009
CBC Restaurant                            NAP                    NR/NR            4,048       1.9      34.89     2.0   11/30/2008
                                                                                -------      ----     ------    ----
TOTAL/WEIGHTED AVERAGE                                                          165,416      77.3%    $26.30    61.8%
                                                                                =======      ====     ======    ====

(1)  Based on information obtained from the Commons at Calabasas Borrower's rent roll dated March 15, 2007.

(2)  Credit ratings are of the parent company whether or not the parent guarantees the lease.

(3)  Edward Theatres and Kings Seafood Company own their improvements and pay ground rent to the Commons at Calabasas Borrower for use of the underlying land.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       24

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                          LEASE ROLLOVER SCHEDULE(1, 2)

                                                      BASE                   CUMULATIVE  CUMULATIVE %                  CUMULATIVE %
                NUMBER OF   SQUARE FEET   % OF GLA    RENT      % OF BASE   SQUARE FEET     OF GLA    CUMULATIVE BASE  OF BASE RENT
   YEAR     LEASES EXPIRING   EXPIRING    EXPIRING  EXPIRING  RENT EXPIRING   EXPIRING     EXPIRING    RENT EXPIRING     EXPIRING
----------  --------------- -----------   -------- ---------- ------------- -----------  ------------ ---------------  ------------

   2008            11           23,718      11.1%  $1,266,787     18.0%        23,718        11.1%       $1,266,787        18.0%
   2009             5           38,494      18.0    1,034,977     14.7         62,212        29.1         2,301,765        32.7
   2010             1            2,052       1.0      114,003      1.6         64,264        30.0         2,415,768        34.3
   2011             1               21       0.0       54,000      0.8         64,285        30.1         2,469,768        35.1
   2013             3            5,735       2.7      303,622      4.3         70,020        32.7         2,773,390        39.4
   2014             3           11,630       5.4      576,107      8.2         81,650        38.2         3,349,497        47.6
   2015             3            7,101       3.3      356,978      5.1         88,751        41.5         3,706,475        52.7
   2016             1            1,222       0.6       73,320      1.0         89,973        42.1         3,779,795        53.7
Thereafter          8          123,899      57.9    3,255,735     46.3        213,872       100.0         7,035,530       100.0
                  ---         --------     -----   ----------    -----
   TOTAL           36          213,872(3)  100.0%  $7,035,530    100.0%
                  ===         ========     =====   ==========    =====

(1)  Based on information obtained from the Commons at Calabasas Borrower's rent roll dated March 15, 2007.

(2)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

(3)  Includes square footage for Edwards Theatres and Kings Seafood Company (a total of 42,775 square feet).

THE MARKET(1). The Commons at Calabasas Property is located in an infill congregation point in the submarket of the San Fernando Valley and has access to an extensive freeway system (U.S. 101 to the north, Parkway Calabasas to the west and Mulholland Highway to the south). Furthermore, the Commons at Calabasas
Property is located adjacent to the site of the new Calabasas Civic Center, which is currently under construction and slated for completion in 2009. The community of Calabasas has an average household income of $153,000 and an average home price of $1,624,522. The population within a 3-mile radius of the
Commons at Calabasas Property is 72,214, which is comprised of 27,841 households with an average household income of $121,941.

The Commons at Calabasas Property is located within the San Fernando Valley West submarket which consists of 4,490,000 square feet of retail space. According to the appraisal, the submarket experienced an overall vacancy rate of 1.4% at year-end 2006, and a five-year average of 2.3% (2002 -- 2006). Recently signed leases for in-line space at comparable properties range from $54.00 per square foot to $80.00 per square foot on a triple net basis.

THE BORROWER. The borrower is The Commons at Calabasas, LLC (the "Commons at
Calabasas Borrower") a bankruptcy remote, single purpose entity that is a
California limited liability company. The Commons at Calabasas Borrower is indirectly owned by Rick Caruso (10%), the Christina Caruso Century Trust (30%),
Marc Caruso Century Trust (30%) and Rick Caruso Century Trust (30%). The
non-recourse carve-out guarantor is Century Investments, Inc.

The sponsor of the Commons at Calabasas Loan, Caruso Affiliated ("Caruso"), has
ownership interests in more than 37 commercial properties including six lifestyle centers totaling 1.7 million square feet located in the greater Los
Angeles area. Caruso is a long-term holder of real estate investments and has sold only one property since its inception in 1980. Caruso is an affiliate of
Century Investments, Inc.

PROPERTY MANAGEMENT. The property manager for the Commons at Calabasas Property is Caruso Management Company, Ltd., a California limited partnership and an affiliate of the Commons at Calabasas Borrower.

LOCKBOX. The Commons at Calabasas Loan is structured with a hard lockbox (in place at closing) and springing cash management triggered by a Cash Sweep Event
(as defined below). The Commons at Calabasas Loan documents require the Commons at Calabasas Borrower to direct each tenant to deposit its rent directly to the lockbox account.

A "Cash Sweep Event" will occur (a) if the debt service coverage ratio as of the last day of any calendar quarter is less than 1.10x, (b) upon the occurrence of an event of default, or (c) if either of Ralph's Grocery Company or Edwards
Theatres (1) vacates the premises leased under its respective lease or (2) "goes dark," in each case for a period in excess of nine months.

CASH SWEEP. Upon the occurrence of a Cash Sweep Event, and continuing until the first payment date after such event terminates in accordance with the terms of the Commons at Calabasas Loan documents, all amounts in the lender controlled lockbox account will be used to pay debt service, operating expenses and reserves with any remaining amounts to be held by lender as additional collateral for the Commons at Calabasas Loan.

----------
(1)  Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       25

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the Commons at Calabasas Loan:

                               ESCROWS / RESERVES

TYPE:                          INITIAL    MONTHLY
---------------------------   --------   --------
Taxes                         $432,385   $108,096
Insurance                     $ 85,433   $ 22,159
TI/LC Reserve                 $      0   $  4,456(1)
Capital Expenditure Reserve   $      0   $  2,673(2)

(1)  Capped at $250,000.

(2)  Capped at $250,000.

In addition, in the event that the debt service coverage ratio as of the last day of any calendar quarter is less than 1.10x, the Commons at Calabasas
Borrower is required to deposit with the lender cash or a letter of credit in an amount that, if drawn upon by the lender in equal monthly installments to pay monthly interest payments due over the 12 month period immediately following the date of determination, would result in a debt service coverage ratio of at least
1.10x. If the debt service coverage ratio falls below 1.00x, the lender is permitted to use such deposit towards the payment of any shortfall in monthly interest due under the Commons at Calabasas Whole Loan. At such time as the debt service coverage ratio is at least 1.10x for a period of at least three consecutive months, the lender is required to return any amounts remaining in the debt service reserve account to the Commons at Calabasas Borrower.

MEZZANINE DEBT. The Commons at Calabasas Loan documents do not permit mezzanine debt.

ADDITIONAL ADVANCE. The Commons at Calabasas Borrower will be entitled to receive a one-time future advance from Countrywide Commercial Real Estate
Finance, Inc. in the maximum amount of $16,000,000, in connection with the potential future retail development of an additional 20,000 square feet at the
Commons at Calabasas Property and the related costs of the construction and leasing. The additional advance is subject to certain conditions including, among other things (1) that the request is not more than three years following the Commons at Calabasas Loan origination date and (ii) that when added to the then-outstanding principal balance of the Commons at Calabasas Loan, the additional proceeds would result in an actual debt service coverage ratio of
1.29x based on a three-month trailing cash flow. The additional advance will be an amount equal to the lesser of (a) $16,000,000, (b) the amount that, together with the principal indebtedness as of the date on which the additional advance is requested to be made, results in a debt service coverage ratio of not less than 1.29x, and (c) 80% of the appraised value of the additional improvements.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       26

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       27

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

10 MILK STREET

                                 [PHOTO OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                                 Boston, MA
Property Type                                                             Office
Size (Square Feet)                                                       229,843
Percentage Physical Occupancy as of March 1, 2007                          92.0%
Year Built                                                                  1903
Year Renovated                                                              2002
Appraisal Value                                                      $80,700,000
# of Tenant Leases                                                            59
Average Rent Per Square Foot                                             $32.041
Underwritten Economic Occupancy                                            92.5%
Underwritten Revenues                                                 $7,915,158
Underwritten Total Expenses                                           $2,875,148
Underwritten Net Operating Income (NOI)                               $5,040,010
Underwritten Net Cash Flow (NCF)                                      $4,707,151
2006 NOI                                                              $4,898,512
2005 NOI                                                              $4,868,436

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                  April 18, 2007
Cut-off Date Principal Balance                                       $58,000,000
Cut-off Date Loan Balance Per Square Foot                                   $252
Percentage of Initial Mortgage Pool Balance                                 2.1%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            6.1250%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Original Call Protection                                   LO(25), Def(91), O(4)
Lockbox                                                         Soft at Closing,
                                                                  Springing Hard
Cut-off Date LTV Ratio                                                     71.9%
LTV Ratio at Maturity or ARD                                               71.9%
Underwritten DSCR on NOI                                                   1.40x
Underwritten DSCR on NCF                                                   1.30x

(1)  Average Rent Per Square Foot represents the average rent in place for office tenants only.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       28

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       29

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "10 Milk Street Loan") is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a Class "B" office building (the "10 Milk Street Property") located in
Boston, Massachusetts. The 10 Milk Street Loan represents approximately 2.1% of the initial mortgage pool balance and approximately 2.7% of the initial loan group 1 balance.

The 10 Milk Street Loan was originated on April 18, 2007, and has a principal balance as of the cut-off date of $58,000,000. The 10 Milk Street Loan has a remaining term of 119 months to its maturity date of May 8, 2017. The 10 Milk
Street Loan permits defeasance with United States government obligations beginning two years after the closing date of the series 2007-7 securitization trust. The 10 Milk Street Loan may be prepaid on or after February 8, 2017, without penalty.

THE PROPERTY. The 10 Milk Street Loan is secured by the fee interest in a
11-story multi-tenant office building with 229,843 square feet of net rentable area and is located on the north side of Milk Street with frontage along Milk
Street and Washington Street, within the Boston Central Business District. The building is situated in the heart of the financial district and is approximately 1/4th of a mile from Interstate 93. The 10 Milk Street Property is currently 92.0% leased to 49 office tenants (204,114 square feet), 10 retail tenants (16,225 square feet) and contains 9,504 square feet of storage space.
The largest tenant is Color Kinetics, which leases approximately 24.7% of the total net rentable area. Other major tenants include Reed Elsevier (32,555 square feet) and Organic Inc. (20,480 square feet).

The following table presents certain information relating to the major tenants at the 10 Milk Street Property:

                               TENANT INFORMATION

                                                           CREDIT RATINGS                             BASE RENT      LEASE
TENANT NAME                         PARENT COMPANY        (MOODY'S/S&P)(1)   SQUARE FEET   % OF GLA      PSF      EXPIRATION
---------------------------   -------------------------   ----------------   -----------   --------   ---------   ----------

Color Kinetics (NASD: CLRK)   NAP                               NR/NR           56,885       24.7%      $35.89    8/31/20072
Reed Elsevier (NYSE: RUK)     NAP                               NR/A-           32,555       14.2        46.00    11/30/2009
Organic Inc.                  Omnicom Group (NYSE: OMC)        Baa1/A-          20,480        8.9        29.90      2/8/2011(3)
                                                                               -------       ----       ------
TOTAL/WEIGHTED AVERAGE                                                         109,920       47.8%      $37.77
                                                                               =======       ====       ======

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(2)  See "Escrows" and "Master Lease" herein for additional information.

(3)  Tenant is currently dark but paying rent according to the terms of its lease agreement.

The following table presents certain information relating to the lease rollover schedule at the 10 Milk Street Property:

                           LEASE ROLLOVER SCHEDULE(1)

              NUMBER                                                       CUMULATIVE  CUMULATIVE %                    CUMULATIVE %
            OF LEASES  SQUARE FEET  % OF GLA   BASE RENT  % OF BASE RENT  SQUARE FEET     OF GLA     CUMULATIVE BASE  OF BASE RENT
   YEAR      EXPIRING    EXPIRING   EXPIRING   EXPIRING      EXPIRING       EXPIRING     EXPIRING     RENT EXPIRING     EXPIRING
----------  ---------  -----------  --------  ----------  --------------  -----------  ------------  ---------------  -------------

  Vacant       NAP        18,342       8.0%   $       --        0.0%         18,342         8.0%        $       --         0.0%
    MTM          1           195       0.1         2,925        0.0          18,537         8.1              2,925         0.0
   2007         29        88,368      38.4     3,224,348       43.2         106,905        46.5          3,227,273        43.2
   2008         15        22,709       9.9       637,232        8.5         129,614        56.4          3,864,506        51.7
   2009         14        57,031      24.8     2,339,287       31.3         186,645        81.2          6,203,792        83.1
   2010          4         4,538       2.0       111,402        1.5         191,183        83.2          6,315,194        84.5
   2011          5        26,751      11.6       686,830        9.2         217,934        94.8          7,002,024        93.7
   2012          5         5,640       2.5       382,528        5.1         223,574        97.3          7,384,552        98.9
   2013          0            --       0.0            --        0.0         223,574        97.3          7,384,552        98.9
   2014          0            --       0.0            --        0.0         223,574        97.3          7,384,552        98.9
   2015          0            --       0.0            --        0.0         223,574        97.3          7,384,552        98.9
   2016          1         4,033       1.8        84,693        1.1         227,607        99.0          7,469,245       100.0
   2017          0            --       0.0            --        0.0         227,607        99.0          7,469,245       100.0
Thereafter       2         2,236       1.0            --        0.0         229,843       100.0          7,469,245       100.0
               ---       -------      ----    ----------      -----
  TOTAL         76       229,843       100%   $7,469,245      100.0%
               ===       =======      ====    ==========      =====

(1)  Information obtained from the 10 Milk Street Borrower's rent roll dated
     March 1, 2007.

THE MARKET(1). The 10 Milk Street Property is located in the Central Business
District ("CBD") submarket of Boston, within the Financial District and the
Downtown Crossing Retail District. The Boston CBD is the largest of 9 submarkets in the Boston metropolitan area and accounts for 52% of the total inventory, with 34.6 million sq. ft. Absorption in the subject submarket of
700,570 sq. ft. in 2006 accounted for 63% of all absorption in the metropolitan
Boston office market.

As of the end of the fourth quarter 2006, the overall Boston office market experienced its lowest vacancy rate in five years. The direct vacancy rate for the CBD was 8.4% with average rental rates of approximately $43.79 per sq. ft.
modified gross. The direct vacancy rate for Class "B" office buildings was
11.1% with average rental rates of approximately $31.41 per sq. ft. modified gross, in line with office rents at the 10 Milk Street Property.

(1)  Certain information obtained from the appraisal of the 10 Milk Street
     Property dated March 13, 2007. The appraisal relies on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       30

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

The 10 Milk Street Property is located at the center of Boston's four main subway stations which include entrances directly adjacent to the property. Post
Office Square is one block from the property with the Court House across the street, City Hall and the State House nearby. There is a main pedestrian mall on Washington Street which has two department stores as well as numerous major retailers within several blocks.

THE BORROWER. The borrower, Oasis Ten Milk Street LLC (the "10 Milk Street
Borrower"), is a Massachusetts limited liability company and a single purpose bankruptcy-remote entity. The 10 Milk Street Borrower includes thirteen members, each holding between 0.12% to a 29.92% ownership interest. Owners with an interest of approximately 20% or greater include Raymond Lee (who serves as the non-recourse carveout guarantor) with a 29.92% ownership interest,
East-West Enterprises with a 27.92% ownership interest and M.W. Lee & Sons
Enterprises with a 19.95% ownership interest. The managing member is Oasis Ten
Milk Street Associates Inc., which holds a 0.50% ownership interest in the 10
Milk Street Borrower.

The sponsor, Raymond Lee is Chairman and President of Oasis Development
Enterprises and Chairman and CEO of East-West Enterprises, real estate holding companies headquartered in Boston. Both firms have been active in the Boston real estate market since the 1990's and currently own in excess of 2 million
sq.ft. of office space. Real estate holdings in Boston include 100 Franklin
Street (a 120,000 sq.ft. office building containing the Boston Stock Exchange)
and 675 Massachusetts Avenue (174,000 sq.ft. office building in Cambridge).
Raymond Lee is also the Chairman and founder of Oasis Hong Kong Airlines, a long haul budget carrier with passenger service between Hong Kong and London.

PROPERTY MANAGEMENT. The 10 Milk Street Property is managed by Wight & Company, a third party property manager, since 2004. Wight & Company manages over two million commercial sq.ft. across 25 properties with an estimated value of nearly $400 million in the Boston area. The company was founded in 1985 and is a full service real estate company offering asset management, development, acquisition, marketing and brokerage services.

LOCKBOX. Soft lockbox with springing cash management upon an event of default.

ESCROWS. The following escrow/reserve accounts have been established with respect to the 10 Milk Street Loan:

                                ESCROWS/RESERVES

TYPE:                      INITIAL     MONTHLY
-----------------------   ----------   --------
Taxes                     $  110,539   $110,539
Insurance                 $  104,095   $  9,108
TI/LC Reserve(1)          $        0   $ 22,630
Leasing Reserve(2)        $  600,000   $      0
DSCR Reserve(3)           $1,400,000   $      0
Organic Inc. Reserve(4)   $  608,130   $      0

(1)  Monthly TI/LC reserves of $22,630 capped at 30 months of collections.

(2)  A $600,000 upfront Leasing Reserve was taken at closing for space currently occupied by tenants Color Kinetics and Smart Bargains, whose spaces roll in
     2007. The reserve will be held as additional collateral for the 10 Milk
     Street Loan until the spaces are re-leased to an acceptable tenant at $28 per sq. ft. modified gross or higher on a minimum term of five years. The reserve represents $10.00 per sq. ft. for these spaces.

(3)  The $1,400,000 Debt Service Reserve will be released when the 10 Milk Stree
     Loan achieves a debt service coverage ratio of 1.10x on a 30-year amortization schedule, for a trailing 3-month period net of the master lease payments (See "Master Lease" herein for additional information). If the debt service coverage ratio threshold is not reached, the reserve will be held as additional collateral throughout the term of the 10 Milk Street
     Loan.

(4)  Organic Inc. Reserve will be disbursed to the tenant, Organic Inc. towards)
     actual expenses for improvements to their space. If no disbursements are made and Organic Inc. either vacates their space or the lease term expires, the Organic Inc. Reserve will be disbursed to the 10 Milk Street Borrower.

MASTER LEASE. In the event that space currently occupied by Color Kinetics
(27.4% of potential gross income, expiring 8/31/2007) and Smart Bargains (2.6%
of potential gross income expiring 8/31/2007) is vacated, the 10 Milk Street
Borrower is required to master lease to Raymond Lee, the vacated space at
$30.00 per sq. ft. modified gross for a ten year term. The master lease will be terminated as space is leased to tenants acceptable to lender at $30.00 per sq.
ft. modified gross for lease terms of five years or more. If space is leased at a lower rent level than $30.00 per sq. ft. modified gross, a partial release of the Master lease will be permitted but the master lease payments must cover any shortfall. Furthermore, the master lease may be terminated should the 10 Milk
Street Property demonstrate a 1.10x debt service coverage ratio (based on a
30-year amortization schedule) based on leases in place (net of the master lease payments) and expenses on a trailing-12 month basis.

ADDITIONAL DEBT. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       31

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

RESIDENCE INN BETHESDA

                                [PHOTO OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                               Bethesda, MD
Property Type                                           Full Service Hospitality
Size (Rooms)                                                                 187
Percentage Physical Occupancy as of February 28, 2007                      80.1%
Year Built                                                                  1985
Year Renovated                                                              2007
Appraisal Value                                                      $66,500,000
Underwritten Economic Occupancy                                            80.0%
Underwritten Revenues                                                $10,576,469
Underwritten Total Expenses                                           $5,858,607
Underwritten Net Operating Income (NOI)                               $4,717,862
Underwritten Net Cash Flow (NCF)                                      $4,294,803
Feb 2007 (TTM) NOI                                                    $4,644,513
2006 NOI                                                              $4,652,107
2005 NOI                                                              $4,332,057
2004 NOI                                                              $3,916,219

                                LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                     May 4, 2007
Cut-off Date Principal Balance                                       $46,250,000
Cut-off Date Loan Balance Per Room                                      $247,326
Percentage of Initial Mortgage Pool Balance                                 1.7%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.9390%
Amortization Type                                                  Interest Only
IO Period (Months)                                                            60
Original Term to Maturity/ARD (Months)                                        60
Original Amortization Term (Months)                                          NAP
Original Call Protection                                   LO(25), Def(33), O(2)
Lockbox                                          Soft at Closing, Springing Hard
Cut-off Date LTV Ratio                                                     69.5%
LTV Ratio at Maturity or ARD                                               69.5%
Underwritten DSCR on NOI                                                   1.69x
Underwritten DSCR on NCF                                                   1.54x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       32

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       33

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Residence Inn Bethesda Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering a full service hotel (the "Residence Inn Bethesda Property") located in Bethesda,
Maryland. The Residence Inn Bethesda Hotel Loan represents approximately 1.7% of the initial mortgage pool balance and approximately 2.1% of the initial loan group 1 balance.

The Residence Inn Bethesda Hotel Loan was originated on May 4, 2007 and has a principal balance as of the Cut-off Date of $46,250,000. The Residence Inn
Bethesda Hotel Loan has a remaining term of 59 months to its scheduled maturity date of May 8, 2012. The Residence Inn Bethesda Hotel Loan permits defeasance with US Government obligations beginning two years after the closing date of the series 2007-7 securitization trust, and may be prepaid on or after April 8, 2012 without penalty.

THE PROPERTY. The Residence Inn Bethesda Property is a 187-room full service hotel built in 1985. The hotel is situated on a 26,171 square foot parcel and consists of one 15-story square tower built above three basement levels. The
Residence Inn Bethesda Property contains approximately 4,000 square feet of meeting space, a rooftop pool, fitness center, enclosed garage parking, laundry facilities, and personal business services. Each of the 187 rooms are full suites with kitchen facilities. A $3.4 million renovation ($18,182/room) of guest rooms, corridors, meeting rooms and parts of the lobby is currently underway, scheduled to be completed in July 2007.

The following tables present certain information regarding the Residence Inn
Bethesda Property:

                             OPERATIONAL STATISTICS

               2005         2006      TTM FEB 2007       UW
            ----------   ----------   ------------   ----------
Occupancy         83.9%        80.9%         80.1%         80.0%
ADR         $   157.11   $   176.80    $   177.00    $   177.00
RevPAR      $   131.89   $   143.01    $   141.76    $   141.60
NOI         $4,332,057   $4,652,107    $4,644,513    $4,717,862
NCF         $3,886,754   $4,171,712    $4,168,097    $4,294,803

                             OPERATIONAL STATISTICS(1)

                     PROPERTY                COMPETITIVE SET               INDEX
             ------------------------   ------------------------   ---------------------
             OCC.     ADR      REVPAR   OCC.     ADR      REVPAR    OCC.    ADR   REVPAR
             ----   -------   -------   ----   -------   -------   -----   ----   ------

TTM 3/2005   80.8%  $148.46   $120.03   72.5%  $156.29   $113.33   111.5%  95.0%  105.9%
TTM 3/2006   84.3%  $162.03   $136.55   71.2%  $168.92   $120.26   118.4%  95.9%  113.5%
TTM 3/2007   78.8%  $177.16   $139.65   66.5%  $182.52   $121.31   118.6%  97.1%  115.1%

THE MARKET(2). The Residence Inn Bethesda Property is located in the
Washington-Arlington-Alexandria, DC-VA-MD-WV, Metropolitan Statistical Area and
is approximately seven miles north of Washington, D.C. The Residence Inn
Bethesda Property, which is one block from the Bethesda Metro Stop, is in the heart of Bethesda's business district and is situated amidst office complexes, high-end shopping, and upscale restaurants. Nearby stores include Neiman Marcus,
Lord & Taylor, and Saks Fifth Avenue. The Residence Inn Bethesda Property is one
mile from the National Naval Medical Center and the National Institute of
Health, which serve as major employers and generators of hotel demand in the market. Other generators of lodging demand headquartered in or proximate to the subject market include private sector companies such as the Lockheed Martin
Corporation, Marriott International, Inc., the Discovery Channel, Hughes Network
Systems, and Avaya, Inc. Bethesda's proximity and accessibility to the District of Columbia also attracts tourism related demand.

----------
(1)  Per Smith Travel Research Report dated March 2007.

(2)  Certain information obtained from the appraisal of the Residence Inn
     Bethesda Property dated March 8, 2007. The appraisal relies on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       34

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE BORROWER. LOF Bethesda Subsidiary LLC (the "Residence Inn Bethesda
Borrower"), is a Delaware limited liability company and a single purpose bankruptcy remote entity. The Residence Inn Bethesda Borrower is sponsored by
Thayer Lodging Group ("Thayer"), a privately held real estate investment company with a portfolio of 14 hotels and over 2,800 guest rooms that is based in
Annapolis, Maryland. Thayer was formed in 1991 along with its first venture fund, the Lodging Opportunities Fund Limited Partnership.

Thayer has sponsored five hotel investment funds for a small group of institutional investors. The firm's strategy seeks to drive operating results through a combination of repositioning assets, re-branding, strengthening management, and making capital improvements in owned hotels. Its nationwide portfolio includes hotels operating under the Marriott, Hilton, Wyndham, and Six
Continents family of flags. Thayer manages eight of those owned hotels. Thayer currently has approximately $115 million in uncommitted equity in its $233 million hotel investment fund, Thayer Hotel Investors IV, with which it is seeking further investment in the hotel segment.

PROPERTY MANAGEMENT. The Residence Inn Bethesda Property is managed by
Renaissance Inn By Marriott, Inc., a subsidiary of Marriott International, Inc.
("Marriott"). Marriott engages in the operation and franchising of hotels and related lodging facilities worldwide. It operates in Full-Service Lodging,
Select-Service Lodging, Extended-Stay Lodging, Timeshare, and Synthetic Fuel
segments. In Full-Service, Select-Service, Extended-Stay, and Timeshare
segments, it develops, operates, and franchises hotels and corporate housing properties, as well as timeshare, fractional ownership, and whole ownership properties. The company also provides services to home/condominium owner associations. Its Synthetic Fuel segment consists of interest in coal-based synthetic fuel production facilities. It has operations in the Americas, Europe,
Asia, the Middle East, the United Kingdom, and Africa. As of January 3, 2007,
the company operated or franchised approximately 2,800 lodging properties.
Marriott was founded in 1971 and is headquartered in Washington, D.C.

The management agreement expires on April 30, 2012 and provides Marriott one ten-year renewal option. Provided Marriott or a Marriott affiliate is managing the Residence Inn Bethesda Property, lender is permitted to remove management of the Residence Inn Bethesda Property only upon a continuing event of default under the management agreement or the insolvency of the manager, in each instance, only to the extent that such termination is permitted under the terms of the management agreement. If Marriott or a Marriott affiliate is not managing the Residence Inn Bethesda Property, lender is permitted to remove management of the Residence Inn Bethesda Property (i) upon a continuing event of default under the loan documents or the management agreement; or (ii) for items including, but not limited to, fraud, gross negligence, willful misconduct or misappropriation of funds.

LOCKBOX. Manager deposits out of net operating profit (after property operating expenses and the base management fee) all owner sums, consisting of the qualifying debt service amount, fixed at $1,575,000, the owners annual return
($672,000 as of March 2007) and, after payment of the incentive management fee and certain other amounts, any remaining amounts. Monies in the cash management account shall be applied to (i) tax reserves, monthly interest payments and any other required reserve account deposits due to lender pursuant to loan documents; (ii) other amounts, if any, due lender under the loan documents; and
(iii) prior to an event of default, the balance to be paid to borrower.

At such time as the management agreement with Residence Inn By Marriott, Inc.,
Marriott International, Inc., or other Marriott affiliate is no longer in effect, borrower shall direct all rent, credit card and other payments/revenues directly into a collection account, with an eligible institution (the "Lockbox
Accounts"), which funds will be swept into the cash management account. Monies in the cash management account shall be applied to (i) tax reserves and insurance premium reserves, (ii) to pay all other operating expenses for the
Residence Inn Bethesda Property for the next calendar month, as per the approved budget, to or as directed by borrower, (iii) monthly interest payments, (iv) any other required reserve account deposits due to lender pursuant to the loan documents, (v) other amounts, if any, due to lender under the loan documents,
(vi) lockbox bank charges, if any and (vii) prior to an event of default, the balance to be paid to borrower.

ESCROWS. The following escrows/reserves have been established with respect to the Residence Inn Bethesda Loan:

                                ESCROWS/RESERVES

TYPE:                       INITIAL            MONTHLY
-----------------------   ----------   ----------------------
Tax                       $  265,460                  $29,496
Required Repairs(1)       $1,600,000                  $     0
Replacement Reserves(2)   $        0   4.5% of Gross Revenues

----------
(1)  Required repairs escrow has been escrowed towards completion of renovations, scheduled for July 2007.

(2)  Escrows for replacement reserves will be held by Marriott, for so long as
     Marriott remains manager and no default has occurred and is continuing under the management agreement.

ADDITIONAL DEBT. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       35

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

MERVYNS CORPORATE HEADQUARTERS

                                [PHOTO OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                                Hayward, CA
Property Type                                                             Office
Size (Square Feet)                                                       336,000
Percentage Physical Occupancy as of February 21, 2007                     100.0%
Year Built                                                                  1958
Year Renovated                                                              1997
Appraisal Value                                                      $66,000,000
# of Tenant Leases                                                             1
Average Rent Per Square Foot                                              $13.08
Underwritten Economic Occupancy                                            98.0%
Underwritten Revenues                                                 $4,505,864
Underwritten Total Expenses                                             $135,176
Underwritten Net Operating Income (NOI)                               $4,370,688
Underwritten Net Cash Flow (NCF)                                      $4,303,488

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         PNC
Loan Group                                                                     1
Origination Date                                               February 27, 2007
Cut-off Date Principal Balance                                       $45,000,000
Cut-off Date Loan Balance Per Square Foot                                   $134
Percentage of Initial Mortgage Pool Balance                                 1.6%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.8700%
Amortization Type                                                     IO-Balloon
IO Period (Months)                                                            48
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          360
Original Call Protection                                   LO(36), Def(81), O(3)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     68.2%
LTV Ratio at Maturity or ARD                                               62.6%
Underwritten DSCR on NOI                                                   1.37x
Underwritten DSCR on NCF                                                   1.35x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       36

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       37

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Mervyns Corporate Headquarters Loan") is evidenced by a single promissory note secured by a first priority fee mortgage encumbering an office building (the "Mervyns Corporate Headquarters Property")
located in Hayward, California. The Mervyns Corporate Headquarters Loan
represents approximately 1.6% of the initial mortgage pool balance and approximately 2.1% of the initial loan group 1 balance.

The Mervyns Corporate Headquarters Loan was originated on February 27, 2007 and has a principal balance as of the cut-off date of $45,000,000. The Mervyns
Corporate Headquarters Loan has a remaining term of 117 months to its maturity date of March 1, 2017. The Mervyns Corporate Headquarters Loan may be prepaid on or after January 1, 2017 without penalty, and permits defeasance with United
States government obligations beginning the later of (x) two years after the creation of the series 2007-7 securitization trust or (y) three years after the first payment date.

THE PROPERTY. The Mervyns Corporate Headquarters Loan is secured by a fee interest in a 336,000 square foot 4-story office building and 4-level parking structure located at 22301 Foothill Boulevard in Hayward (Oakland), Alameda
County, California and has access to Interstate 580, Interstate 238, and
Interstate 880 within a 2-mile radius. I-580 is the primary interstate connecting Oakland to Pleasanton and the Tri-Valley area, and to the Central
Valley of California, while I-880 is the only north-south interstate in the East
Bay area and runs north to Oakland and south to San Jose. The Mervyns Corporate
Headquarters Property is situated on the west side of Foothill boulevard, a
6-lane divided roadway with an average daily traffic count in excess of 55,000 vehicles. Monument signage along Foothill Boulevard also identifies the Mervyns
Corporate Headquarters Property as Mervyns corporate headquarters.

The Mervyns Corporate Headquarters Property is fully leased to Mervyns as its corporate headquarters. Mervyns has occupied the property since 1984. The building was originally developed in 1958 as a three-story department store, with the former retail store on the first two levels and the stock warehoused on the third floor. The Mervyns Corporate Headquarters Property has been renovated on multiple occasions and last received a full interior renovation and seismic upgrades in 1997.

The following table presents certain information relating to the major tenants:

                               TENANT INFORMATION

                                                             BASE
               PARENT    CREDIT RATINGS     SQUARE   % OF    RENT       LEASE
TENANT NAME   COMPANY   (MOODY'S/S&P)(1)     FEET     GLA     PSF    EXPIRATION
-----------   -------   ----------------   -------   ----   ------   ----------
 Mervyn's       NAP           NR           336,000   100%   $13.08   02/28/2027

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Mervyns Corporate Headquarters Property:

                           LEASE ROLLOVER SCHEDULE(2)

                NUMBER     SQUARE      % OF                  % OF BASE    CUMULATIVE   CUMULATIVE   CUMULATIVE   CUMULATIVE %
              OF LEASES     FEET        GLA      BASE RENT     RENT      SQUARE FEET    % OF GLA     BASE RENT   OF BASE RENT
 YEAR          EXPIRING   EXPIRING   EXPIRING    EXPIRING    EXPIRING      EXPIRING     EXPIRING     EXPIRING     EXPIRING
-----------   ---------   --------   --------   ----------   ---------   -----------   ----------   ----------   ------------

 Vacant          NAP             0     0.0%             $0     0.0%              0         0.0%             $0       0.0%
 MTM             NAP             0     0.0%             $0     0.0%              0         0.0%             $0       0.0%
 2007            NAP             0     0.0%             $0     0.0%              0         0.0%             $0       0.0%
 2008            NAP             0     0.0%             $0     0.0%              0         0.0%             $0       0.0%
 2009            NAP             0     0.0%             $0     0.0%              0         0.0%             $0       0.0%
 2010            NAP             0     0.0%             $0     0.0%              0         0.0%             $0       0.0%
 2011            NAP             0     0.0%             $0     0.0%              0         0.0%             $0       0.0%
 2012            NAP             0     0.0%             $0     0.0%              0         0.0%             $0       0.0%
 2013            NAP             0     0.0%             $0     0.0%              0         0.0%             $0       0.0%
 2014            NAP             0     0.0%             $0     0.0%              0         0.0%             $0       0.0%
 2015            NAP             0     0.0%             $0     0.0%              0         0.0%             $0       0.0%
 2016            NAP             0     0.0%             $0     0.0%              0         0.0%             $0       0.0%
 2017            NAP             0     0.0%             $0     0.0%              0         0.0%             $0       0.0%
 Thereafter        1       336,000     100%      4,395,444     100%        336,000       100.0%      4,395,444     100.0%
                 ---       -------     ---       ---------     ---
 Total             1       336,000     100%      4,395,444     100%
                 ===       =======     ===       =========     ===

(2)  Information obtained from Mervyns Corporate Headquarters Borrower's rent roll dated February 21, 2007.

THE MARKET.(3) The property competes in the Oakland suburban community of
Hayward, in the North Hayward/ Castro Valley market. Per CoStar's Year-End 2006
East Bay/ Oakland Office Report, the North Hayward/ Castro Valley market contains 154 office properties totaling approximately 2.2 million square feet with a direct occupancy rate in excess of 98%. Asking rental rates for the market average $19.25/sf on a gross basis. There was a minimal 4,500 square feet of new office product added to inventory during 2006, and net absorption for the market was positive at 21,705 square feet in

3    Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       38

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

2006. The immediate area is built out with an extremely limited amount of developable land available for new construction. Hayward is known as the "Heart of the Bay" because of its central and convenient location in Alameda County, 15 miles south of Oakland, 25 miles southeast of San Francisco, and 25 miles north of San Jose. Served by an extensive network of freeways and bus lines, Hayward has two BART stations, an Amtrak station, and the Hayward Executive Airport, with easy access to the San Francisco, Oakland, and San Jose airports. The
Mervyns Corporate Headquarters Property's location is in the heart of the city.
The immediate neighborhood is built-out with a combination of commercial and residential uses, with the median sales price for an existing single family home in Hayward at approximately $590,000. The Mervyns Corporate Headquarters
Property is located just north of downtown Hayward, and the immediate neighborhood has been a focus for city redevelopment and revitalization with several of the commercial properties lining Foothill boulevard being renovated.

THE BORROWERS. The borrower is NLA Hayward, LLC, a Delaware limited liability company single purpose entity (the "Mervyns Corporate Headquarters Borrower")
which is 100% owned by a wholly owned subsidiary of Capmark Capital, Inc.
("Capmark"). Capmark is a major independent real estate financial company with three core businesses: lending and mortgage banking, investments and funds management, and services. From its origins in 1994 as GMAC Commercial Mortgage
Corporation, the Capmark family of companies is a commercial lender worldwide and one of the largest mortgage servicers in the United States, while expanding into real estate equity and high yield structured finance investment management.
Its subsidiary, Capmark Investments LP, has invested in value-added and opportunistic equity real estate strategies since 1996, when it was part of its parent investing as principal. As of March 31, 2006, Capmark Investments Real
Estate Equity Group, an affiliate of Capmark, reported approximately $4.2 billion in real estate-related investments under management and supervision.
Capmark Investments LP has relationships with leading operating partners in major markets and has investment expertise in all the major property types including office, apartment, industrial, and retail. Capmark Investments LP has specialists in acquisition, asset management, and disposition to monitor and manage holdings actively at every stage of the investment cycle.

THE TENANT. Mervyns is a department store offering fashions and home decor at affordable prices that competes with Kohls and JC Penney. Mervyns has a well-earned reputation for its extensive selection of national and private-label fashions and housewares. Mervyns was founded in San Lorenzo, California in 1949.
Currently, Mervyns operates 189 stores in 10 states, employing more than 20,000 associates. With approximately 11.2 million retail square feet overall, Mervyns stores have an average of 59,000 retail square feet and are located primarily in regional malls, community shopping centers, and freestanding locations primarily in western states. In July of 2004, former parent company, Target, sold Mervyns and its real estate to a consortium of private equity investors including: Sun
Capital Partners, Cerberus Capital, and Lubert-Adler/Klaff for $1.2 billion. The majority of this purchase price was allocated to the real estate as of February
27, 2007.

PROPERTY MANAGEMENT. The property is managed Capmark Capital, Inc. an affiliate of the Mervyns Corporate Headquarters Borrower.

LOCKBOX. A hard lockbox was established upon origination of the Mervyns
Corporate Headquarters Loan. The loan documents require the Mervyns Corporate
Headquarters Borrower to direct tenants to pay rent directly into the lockbox account. So long as no Cash Flow Sweep Event has occurred and is continuing, any remaining funds in the lockbox account after debt service payments and other disbursements are disbursed to the Mervyns Corporate Headquarters Borrower.

A "Cash Flow Sweep Event" means the occurrence of (i) a monetary default under the Mervyns lease or (ii) bankruptcy of Mervyns.

ESCROWS. The following escrow/reserve accounts have been established with respect to Mervyns Corporate Headquarters Loan:

                               ESCROWS / RESERVES

TYPE:                               INITIAL    MONTHLY
-------------------------------   ----------   -------
TI/LC Reserve (see below)         $4,000,000    $    0
Tax                               $        0    $    0
Insurance                         $        0    $    0
Replacement Reserve (springing)   $        0    $5,688
Environmental Reserve             $    1,000    $    0

TI/LC RESERVE. Pursuant to an escrow agreement among the Mervyns Corporate
Headquarters Borrower, the seller of the Mervyns Corporate Headquarters Property and PNC (the "Rebate Escrow Agreement"), $4,000,000 was deposited into an escrow account (the "Rebate Escrow Account") upon origination of the Mervyns Corporate
Headquarters Loan. The Rebate Escrow Agreement provides that upon (i) the termination of the Mervyns lease due to a tenant event of default or (ii) the bankruptcy of Mervyns and failure by Mervyns to pay rent during such bankruptcy
(each a "Transfer Event"), all amounts in the Rebate Escrow Account will be deposited into the TI/LC reserve account to fund tenant improvements and leasing commissions in accordance with the related escrow agreement. The Rebate Escrow
Agreement also provides that if, among other things, no Transfer Event has occurred within four years from the date of loan origination, all amounts in the
Rebate Escrow Account will be disbursed to the seller of the Mervyns Corporate
Headquarters Property.

REPLACEMENT RESERVE. Monthly replacement reserves will be collected only upon the occurrence of certain events of default under the loan documents or the
Mervyns lease.

ADDITIONAL DEBT. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       39

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--------------------------------------------------------------------------------

MILLBRIDGE APARTMENTS

                                [PHOTO OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                              Clementon, NJ
Property Type                                                        Multifamily
Size (Units)                                                                 848
Percentage Physical Occupancy as of February 20, 2007                      91.5%
Year Built                                                                  1970
Year Renovated                                                               NAP
Appraisal Value                                                      $52,660,000
Average Monthly Rent Per Unit                                               $764
Underwritten Economic Occupancy                                            91.1%
Underwritten Revenues                                                 $7,284,915
Underwritten Total Expenses                                           $4,298,539
Underwritten Net Operating Income (NOI)                               $2,986,376
Underwritten Net Cash Flow (NCF)                                      $2,774,376
September 2006 NOI (T-9 Annualized)                                   $2,762,780
2005 NOI                                                              $2,385,046
2004 NOI                                                              $2,974,351

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     2
Origination Date                                                  April 25, 2007
Cut-off Date Principal Balance                                       $40,000,000
Cut-off Date Loan Balance Per Unit                                       $47,170
Percentage of Initial Mortgage Pool Balance                                 1.4%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.4420%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Call Protection                                            LO(25), Def(92), O(3)
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                     76.0%
LTV Ratio at Maturity or ARD                                               76.0%
Underwritten DSCR on NOI                                                   1.35x
Underwritten DSCR on NCF                                                   1.25x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       40

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       41

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Millbridge Apartments Loan") is evidenced by a single promissory note and is secured by a first mortgage encumbering the borrower's fee simple interest in a multifamily complex (the "Millbridge
Apartments Property") located in Clementon, New Jersey. The Millbridge
Apartments Loan has a principal balance of $40,000,000 as of the cut-off date and represents approximately 1.4% of the initial mortgage pool balance and approximately 6.6% of the initial loan group 2 balance.

The Millbridge Apartments Loan was originated on April 25, 2007 and has a remaining term of 119 months to its scheduled maturity date of May 8, 2017. The
Millbridge Apartments Loan may be voluntarily prepaid on or after March 8, 2017 without payment of a prepayment premium and permits defeasance with United
States government obligations beginning two years after the closing of the series 2007-7 securitization trust.

THE PROPERTY. The Millbridge Apartments Property is a 62 building, two-story,
Class "B" apartment complex located at 1341 Blackwood Clementon Road in
Clementon, New Jersey. The garden-style property contains 848 units situated on
61.94 acres and was built between 1970 and 1978 and has been adequately maintained with the borrower currently planning a $1,500,000 capital improvement program to include landscaping, signage, parking lot improvements and roof and gutter repairs. The complex offers two outdoor pools, four outdoor tennis courts and an on-site leasing office and each unit contains either a patio or balcony.
The unit mix includes one-bedroom, one-bedroom with den and two-bedroom apartment style units. 704 units are equipped with a washer and dryer within the unit while the remaining units share three common laundry rooms each containing five washers and five dryers. The Millbridge Apartments Property is subject to vacancy de-control. The Millbridge Apartments Borrower is permitted to apply to the township annually for permitted rent increases upon lease renewal. In July and August of each year, the Millbridge Apartments Borrower is required to file an application with the township requesting approval for a rent increase percentage upon lease renewal. The township approves the application and the new rent control increases are put into effect for any leases renewing during the period from October through the following September.

The Millbridge Apartments Property is located within 12 miles of the
Philadelphia Central Business District and numerous public transportation options including the SEPTA (nation's fourth largest mass transit network) and
PATCO train service. The award winning Pine Valley Golf Club is located approximately one mile from the subject. Primary access to the neighborhood is provided by NJ Route 534 (Blackwood Clementon Road) on which the property is situated, NJ Route 30 and the White Horse Pike via Gibbsboro Road (NJ Route
686).

                                                                             AVERAGE
                         NO. OF    AVERAGE          NET         % OF TOTAL   MONTHLY     AVERAGE MONTHLY
        UNIT MIX          UNITS   UNIT SF(1)   RENTABLE SF(1)     UNITS      RENT(1)   MARKET RENT/UNIT(2)
----------------------   ------   ----------   --------------   ----------   -------   -------------------

1BR                        648         850         550,908         76.4%       $733           $764
2BR                        200       1,000         200,000         23.6%       $868           $875
                           ---       -----         -------        -----        ----           ----
TOTAL/WEIGHTED AVERAGE     848         886         750,908        100.0%       $765           $790
                           ===       =====         =======        =====        ====           ====

(1)  Information obtained from the Millbridge Apartments Borrower's rent roll dated February 20, 2007.

(2)  Information obtained from the Millbridge Apartments Appraisal dated
     February 5, 2007. The appraisal relies on many assumptions, and no representation is made as to the accuracy of those assumptions.

THE MARKET(3). The Millbridge Apartments Property is located in Gloucester
Township (Clementon), Camden County, New Jersey, approximately 12 miles east of the Philadelphia Central Business District. The Philadelphia MSA is the fourth largest metropolitan area in the United States with a current population of 5.8 million. Gloucester Township is a suburban community that benefits from a well-developed transportation infrastructure that provides access to the major employment centers in Center City Philadelphia and within the region.

The population of Camden County increased at a compounded annual rate of 0.17%
from 2001 to 2006. For the same time period, the Philadelphia MSA grew at a compounded annual rate of approximately 0.02%. Over the last ten years Camden
County's average annual compound change was 0.17%, compared to 0.14% for the
Philadelphia MSA. The area's population growth has been driven by young, single residents. From 2001 to 2006, employment in both Camden County and the
Philadelphia MSA grew at an average annual compound rate of 1.08%.

As of third quarter 2006, the vacancy rate in the Camden West submarket for
Class "B/C" properties was 3.5% and has been declining since its peak of 4.4% in
2004. The Class "B/C" asking rental rate is also higher at $735 per unit and has been rising since its low point of $558 per unit in 1997. Class "B/C" asking rents have increased an average of 3.2% per year since that time. The direct competitive set of 5 properties exhibits an average occupancy of 98% with average rents of $806 per unit. No units have been added to the submarket inventory over the last 9 years and according to REIS, Inc. and CoStar, there are no new or proposed multifamily projects.

THE BORROWER. SDK Millbridge Gardens, LLC (the "Millbridge Apartments
Borrower"), is a Delaware limited liability company and a single purpose entity.
The Millbridge Apartments Borrower is owned by SDK Holdings LLC (99%) and SDK
Properties, LLC (1%). SDK Holdings LLC is held by Dinesh Khosla (49.559%), the sponsor of the Millbridge Apartments Loan, and his wife Savita Khosla (50.441%), both of whom are indemnitors to this transaction. SDK Properties, LLC is 100%
owned by Dinesh Khosla.

(3)  Certain information obtained from the appraisal of the Millbridge
     Apartments Property dated February 5, 2007. The appraisal relies on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       42

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

The sponsor, Dinesh Khosla, is a PhD from Yale Law School and currently a
Professor of Law at the City University of New York (CUNY) School of Law. Mr.
Khosla currently owns a portfolio of 737 apartments in 6 properties and has ownership interest in two medical office buildings and one traditional office building.

PROPERTY MANAGEMENT. The Millbridge Apartments Property is self-managed by the principals of the Millbridge Apartments Borrower. The Khosla's manage all their commercial properties and have a staff of 22 employees, including five property managers and 15 maintenance staff. Mr. Khosla has over 20 years of real estate investing and management experience.

LOCKBOX. None.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Millbridge Apartment Loan:

                               ESCROWS / RESERVES

TYPE:                  INITIAL   MONTHLY
-------------------   --------   --------
Taxes                 $100,780   $100,780
Insurance             $ 14,387   $ 14,387
Replacement Reserve   $      0   $ 17,667(1)

(1)  The amount of the replacement reserve account shall not exceed $1,060,020
     (the "Replacement Reserve Cap"). Upon reaching the Replacement Reserve Cap, the Millbridge Apartments Borrower may cease making monthly deposits. If at any time thereafter the replacement reserve account is below the
     Replacement Reserve Cap, then the Millbridge Apartments Borrower is required to recommence and continue making the monthly deposits until the amount of the replacement reserve account equals the Replacement Reserve
     Cap.

PAYMENT GUARANTY. Dinesh and Savita Khosla provided a personal recourse guaranty of $4,000,000 at loan closing. The recourse guaranty will stay in place until the Millbridge Apartments Property has attained a debt service coverage ratio of at least 1.20x, based on a 30 year amortization schedule, for a period of 12 consecutive months.

PERMITTED MEZZANINE DEBT. The Millbridge Apartments Borrower may incur future mezzanine debt upon the satisfaction of certain criteria including (i) no event of default has occurred or is continuing under the loan documents, (ii) the aggregate amount of the Millbridge Apartments Loan and the mezzanine loan does not exceed a loan-to-value ratio of 90% and supports a debt service coverage ratio equal to 1.07x or greater (based on a 30-year amortization schedule),
(iii) lender has entered into a reasonably acceptable intercreditor agreement with the holder of the mezzanine loan and (iv) lender has received letters from the applicable rating agencies stating that the ratings of the certificates will not, as a result of the proposed mezzanine loan, be downgraded from the then current ratings thereof, qualified or withdrawn.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events.
The Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION
REGARDING SUCH ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE
ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED
BY THE INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE
TIME OF SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       43

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

RENAISSANCE III RETAIL

                                 [PHOTO OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                              Las Vegas, NV
Property Type                                                             Retail
Size (Square Feet)                                                       225,973
Percentage Physical Occupancy as of April 4, 2007                          92.8%
Year Built                                                                  1987
Year Renovated                                                               NAP
Appraisal Value                                                      $50,000,000
# of Tenants                                                                  38
Average Rent Per Square Foot                                              $15.43
Underwritten Economic Occupancy                                            91.6%
Underwritten Revenues                                                 $3,843,649
Underwritten Total Expenses                                             $785,817
Underwritten Net Operating Income (NOI)                               $3,057,832
Underwritten Net Cash Flow (NCF)                                      $2,906,430
Feb 2007 (TTM) NOI                                                    $3,196,000
2006 NOI                                                              $2,738,415
2005 NOI                                                              $2,980,363

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         CRF
Loan Group                                                                     1
Origination Date                                                     May 7, 2007
Cut-off Date Principal Balance                                       $40,000,000
Cut-off Date Loan Balance Per Square Foot                                   $177
Percentage of Initial Mortgage Pool Balance                                 1.4%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.8000%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Original Call Protection                                   LO(25), Def(91), O(4)
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                     80.0%
LTV Ratio at Maturity or ARD                                               80.0%
Underwritten DSCR on NOI                                                   1.30x
Underwritten DSCR on NCF                                                   1.23x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       44

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       45

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Renaissance III Retail Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a 225,973 square foot, Class B+, retail center (the "Renaissance III Retail Property")
located in Las Vegas, Nevada. The Renaissance III Retail Loan represents approximately 1.4% of the initial mortgage pool balance and approximately 1.8%
of the initial loan group 1 balance.

The Renaissance III Retail Loan was originated on May 7, 2007, and has a principal balance as of the cut-off date of $40,000,000. The Renaissance III
Retail Loan has a remaining term of 119 months and a scheduled maturity date of
May 8, 2017. The Renaissance III Retail Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the closing date of the series 2007-7 securitization trust. Voluntary prepayment of the Renaissance III Retail Loan is permitted on or after February 8, 2017, without penalty.

THE PROPERTY. The Renaissance III Retail Loan is secured by a fee interest in a
225,973 square foot one-story Class "B+" grocery anchored community retail center. The center is situated on approximately 23 acres and was constructed in
1987. The Renaissance III Retail Property is anchored by Food For Less, a
Kroger-brand grocery store. The center is situated at the corner of two roadways with an estimated combined traffic count of 45,000 vehicles per day. The
Renaissance III Retail Property has approximately 910 parking spaces (4.03 spaces per 1,000 square feet).

The following tables present certain information regarding the Renaissance III
Retail Loan Property:

                           MAJOR TENANT INFORMATION(1)

                                                  CREDIT RATING                         BASE RENT PER % OF TOTAL
TENANT NAME                  PARENT COMPANY     (MOODY'S / S&P)(2) SQUARE FEET % OF GLA  SQUARE FOOT   BASE RENT LEASE EXPIRATION
---------------------- ------------------------ ------------------ ----------- -------- ------------  ---------  ----------------

Food For Less(3)              Kroger Co.             Baa2/BBB--       60,560     26.8%    $ 9.00        16.9%       12/31/2018
State of Nevada(4)          State of Nevada            Aa1/AA+        38,151     16.9      15.60        18.4        11/30/2013
Hollywood Video           Movie Gallery Inc.          Caa2/B--        14,669      6.5      18.72         8.5         3/31/2011
The Ritz               The Ritz Carlton Co. LLC         NR/NR         12,159      5.4      14.31         5.4         9/30/2008
Ace Hardware                      NAP                   NR/NR         11,043      4.9      12.00         4.1        12/31/2015
Professional Fitness              NAP                   NR/NR         10,483      4.6      17.05         5.5        12/31/2008
Clark County                 Clark County              Aa1/A+          7,124      3.2      18.73         4.1         2/28/2008
Ichabod's Lounge                  NAP                   NR/NR          5,888      2.6      24.01         4.4        2/28/2009(5)
Cellular One                      NAP                   NR/NR          3,264      1.4      28.68         2.9         3/31/2010
Community One Federal             NAP                   NR/NR          3,052      1.4      28.58         2.7         7/31/2011
                                                                     -------     ----     ------        ----
TOTAL/WEIGHTED AVERAGE                                               166,393     73.6%    $14.16        72.8%
                                                                     =======     ====     ======        ====

(1)  Based on information obtained from the Renaissance III Retail Borrowers'
     rent roll dated April 4, 2007.

(2)  Credit ratings are of the parent company whether or not the parent company guarantees the lease.

(3)  Food For Less is permitted to "go dark" for a period of six months if the minimum rent is paid.

(4)  State of Nevada may terminate its lease if the Governor or the Nevada legislature restrict or impair its funding and ability to satisfy rent obligations.

(5)  1,260 square feet expire in 2012.

                          LEASE ROLLOVER SCHEDULE(1,2)

             NUMBER OF                                            % OF      CUMULATIVE   CUMULATIVE   CUMULATIVE   CUMULATIVE %
               LEASES    SQUARE FEET   % OF GLA    BASE RENT   BASE RENT   SQUARE FEET    % OF GLA     BASE RENT   OF BASE RENT
YEAR          EXPIRING     EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING
----------   ---------   -----------   --------   ----------   ---------   -----------   ----------   ----------   ------------

Vacant           NAP        16,267        7.2%    $       --       0.0%       16,267          7.2%    $       --         0.0%
MTM               4          5,155        2.3         90,534       2.8        21,422          9.5         90,534         2.8
2007              3          3,587        1.6         66,136       2.0        25,009         11.1        156,670         4.8
2008              8         40,047       17.7        690,239      21.3        65,056         28.8        846,909        26.2
2009             10         17,085        7.6        358,321      11.1        82,141         36.3      1,205,231        37.3
2010              1          3,264        1.4         93,598       2.9        85,405         37.8      1,298,829        40.1
2011              7         26,950       11.9        591,073      18.3       112,355         49.7      1,889,902        58.4
2012              3          3,864        1.7         72,413       2.2       116,219         51.4      1,962,315        60.7
2013              1         38,151       16.9        595,314      18.4       154,370         68.3      2,557,629        79.1
2015              1         11,043        4.9        132,516       4.1       165,413         73.2      2,690,145        83.2
Thereafter        1         60,560       26.8        545,040      16.8       225,973        100.0      3,235,185       100.0
                 --        -------      -----     ----------     -----
TOTAL            39        225,973      100.0%    $3,235,185     100.0%
                 ==        =======      =====     ==========     =====

(1)  Based on information obtained from the Renaissance III Retail Borrowers'
     rent roll dated April 4, 2007.

(2)  The numbers in this chart are based on the assumption that no tenant exercises an early termination option.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       46

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE MARKET(1). The Renaissance III Retail Property is located in the east submarket of Las Vegas. The neighborhood is situated approximately five miles southeast of the Las Vegas central business district, while the Las Vegas
"strip" is situated four miles to the west. In addition, McCarran International
Airport is situated approximately four miles to the southwest and the
I-515/Flamingo Road interchange is located approximately one mile east of the
Renaissance III Retail Property. The local economy is centered on the tourism and convention industry, but continues to attract more business due to the low overall cost of building. Between approximately 5,000 to 6,000 people per month are estimated to be moving into the Las Vegas metro market.

The Las Vegas retail market and the east submarket have since the mid 1990s experienced an average occupancy rate above 94% for Las Vegas and 91.6% for the submarket. As of the third quarter of 2006, the average market occupancy for Las
Vegas was 97.3% and the east submarket average occupancy was 95.9%. During that time, average annual rent was $23.88 per square foot in the Las Vegas market and
$20.16 per square foot in the east submarket. Since the fourth quarter of 2004 through the third quarter of 2006 average rent in the submarket has grown 5% per year. In 2006, the average household income within a one, three and five mile radius was $66,036, $47,054 and $50,122, respectively. The population in 2006, within a one, three and five mile radius, was estimated to be 15,126, 184,474 and 430,627, respectively.

THE BORROWER. The borrowers are three tenants-in-common (the "Renaissance III
Retail Borrowers"), each of which is a single purpose Delaware limited liability company. Mr. Sam Siam and his wife Shekofeh E. Ahari indirectly own two of the
Renaissance III Retail Borrowers with a 71.28% ownership interest and Mr. Behzad
Bandari indirectly owns the other Renaissance III Retail Borrower with a 28.72%
ownership interest. Mr. Sam Siam and Mr. Behzad Bandari are the non-recourse carve-out guarantors.

According to Mr. Bandari, his work experience includes extensive real estate development, management, and ownership experience of residential and commercial properties in California, Texas, Hawaii, and Illinois. According to Mr. Bandari,
he currently has ownership interest in a total of approximately 314,916 square feet of commercial property (including the Renaissance III Retail Property) as well as a 188 unit multi-family property.

According to Mr. Siam, he currently has an ownership interest in 64,073 square feet of retail property in Hawaii. In addition, according to Mr. Siam, he has owned and sold several gasoline service stations and carwashes.

PROPERTY MANAGEMENT. The property manager for the Renaissance III Retail
Property is The Vista Group, a locally based firm who was the original developer of the Renaissance III Retail Property and is not affiliated with the
Renaissance III Retail Borrower. The Vista Group has managed the Renaissance
III Retail Property since its inception and has managed retail properties in the Las Vegas retail market for nearly 25 years. The Vista Group manages over 1 million square feet in the Las Vegas, Nevada area, of which 416,068 square feet is retail space (including the Renaissance III Retail Property), 606,079 square feet is office space and 86,482 square feet is auto dealership space.

LOCKBOX. None.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Renaissance III Retail Loan:

                               ESCROWS / RESERVES

TYPE:                          INITIAL   MONTHLY
---------------------------   --------   -------
Taxes                         $125,556   $17,937
Insurance                     $  9,446   $ 4,723
TI/LC Reserve                 $      0   $ 9,792
Capital Expenditure Reserve   $370,000   $ 2,825
CAM(1)                        $ 50,000   $     0

(1)  Amounts in this reserve may be released to the Renaissance III Retail
     Borrower if, within six months of the Renaissance III Retail Loan closing date, among other things, lender is in receipt of an estoppel from the Food
     For Less tenant relating to the reconciliation of common area maintenance
     ("CAM") charges.

ADDITIONAL DEBT. None.

----------
(1)  Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       47

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

SCOTTSDALE CENTER

                                 [PHOTO OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                                 Rogers, AR
Property Type                                                             Retail
Size (Square Feet)                                                    201,565(1)
Percentage Physical Occupancy as of March 8, 2007                       71.9%(1)
Year Built                                                                  2001
Year Renovated                                                              2006
Appraisal Value                                                      $44,600,000
# of Tenant Leases                                                            14
Average Rent Per Square Foot                                               $9.99
Underwritten Economic Occupancy                                            77.7%
Underwritten Revenues                                                 $3,162,153
Underwritten Total Expenses                                           $  721,422
Underwritten Net Operating Income (NOI)                               $2,440,731
Underwritten Net Cash Flow (NCF)                                      $2,315,525
2006 NOI                                                              $1,713,509
2005 NOI                                                              $1,210,364
2004 NOI                                                              $1,279,819

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                     May 2, 2007
Cut-off Date Principal Balance                                       $38,000,000
Cut-off Date Loan Balance Per Square Foot                                   $189
Percentage of Initial Mortgage Pool Balance                                 1.4%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.7480%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Original Call Protection                                   LO(25), Def(91), O(4)
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                  71.7%(2)
LTV Ratio at Maturity or ARD                                            71.7%(2)
Underwritten DSCR on NOI                                                1.31x(2)
Underwritten DSCR on NCF                                                1.24x(2)

(1)  Excludes the tenant Belk, which occupies its space pursuant to a ground lease for 114,614 square feet which expires March 1, 2022. The occupancy including the Belk ground lease is 84.0% and the total square footage is
     316,179.

(2)  Calculated after taking into account a $6,000,000 leasing reserve holdback.
     See "Leasing Reserve Holdback" herein for further information.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       48

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       49

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Scottsdale Center Loan") is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a anchored retail center (the "Scottsdale Center Property") located in
Rogers, Arkansas. The Scottsdale Center Loan represents approximately 1.4% of the initial mortgage pool balance and approximately 1.7% of the initial loan group 1 balance.

The Scottsdale Center Loan was originated on May 2, 2007, and has a principal balance as of the cut-off date of $38,000,000. The Scottsdale Center Loan has a remaining term of 119 months to its maturity date of May 8, 2017. The Scottsdale
Center Loan may be prepaid on or after February 8, 2017 without penalty, and permits defeasance with United States government obligations beginning two years after the closing date of the series 2007-7 securitization trust.

THE PROPERTY. The Scottsdale Center Property is a Class "A" 201,565-square-foot anchored retail center located at the intersection of Interstate 540 and US
Highway 71 (Walnut Ave) in Rogers, Arkansas. Part of a larger retail center, the property is situated on a 23.831-acre site and was built from 2001 to 2006.
Currently, the center is 84.0% occupied (including the Belk ground lease tenant)
and considered by the appraiser to be in excellent condition. The subject is shadow anchored by Kohl's, Lowe's, and a Malco Theater. Major tenants include
Belk (ground lease), Linen N Things, Barnes & Noble and Staples.

The following table presents certain information relating to the major tenants at the Scottsdale Center Property:

                               TENANT INFORMATION

                                                                         SQUARE    % OF    BASE RENT      LEASE
TENANT NAME           PARENT COMPANY   CREDIT RATINGS (MOODY'S/S&P)(1)    FEET     GLA        PSF      EXPIRATION
-------------------   --------------   -------------------------------   -------   -----   ---------   ----------

Belk (Ground Lease)   NAP                            NR/NR               114,614   36.2%   $ 4.05        3/1/2022
Linen 'N Things       NAP                            B3/B                 32,575   10.3     10.50       3/12/2012
Barnes & Noble        NAP                            NR/NR                23,000    7.3     14.57       1/31/2013
Staples               NAP                          Baa1/BBB+              20,388    6.4     14.50      11/30/2016

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

The following table presents certain information relating to the lease rollover schedule at the Scottsdale Center Property:

                          LEASE ROLLOVER SCHEDULE(1,2)

                                                            % OF BASE                               CUMULATIVE  CUMULATIVE %
            # OF LEASES  TOTAL SF  % OF TOTAL    BASE RENT    RENT      CUMULATIVE    CUMULATIVE %  BASE RENT   OF BASE RENT
YEAR         EXPIRING    EXPIRING  SF EXPIRING   EXPIRING   EXPIRING   SF EXPIRING  OF SF EXPIRING   EXPIRING     EXPIRING
----------  -----------  --------  -----------  ----------  ---------  -----------  --------------  ----------  ------------

Vacant          NAP        50,744     16.0%     $       --       0.0%     50,744        16.0%       $       --       0.0%
2007             1          3,292      1.0          71,173       2.7      54,036        17.1            71,173       2.7
2009             1          5,592      1.8          95,064       3.6      59,628        18.9           166,237       6.3
2010             1          5,543      1.8          99,774       3.8      65,171        20.6           266,011      10.0
2011             1          5,592      1.8         100,656       3.8      70,763        22.4           366,667      13.8
2012             3         57,873     18.3         728,856      27.5     128,636        40.7         1,095,523      41.3
2013             1         23,000      7.3         335,110      12.6     151,636        48.0         1,430,633      53.9
2014             2          8,292      2.6         145,840       5.5     159,928        50.6         1,576,473      59.4
2016             1         20,388      6.4         295,626      11.1     180,316        57.0         1,872,099      70.6
2017             2         21,249      6.7         316,557      11.9     201,565        63.8         2,188,656      82.5
Thereafter       2        114,614     36.2         464,130      17.5     316,179       100.0         2,652,787     100.0
               ---        -------    -----      ----------     -----
TOTAL           15        316,179    100.0%     $2,652,787     100.0%
               ===        =======    =====      ==========     =====

(1)  Information obtained from the Scottsdale Center Borrower's rent roll dated
     March 8, 2007.

(2)  Lease Expiration Schedule includes Belk, on a ground lease for 114,614 square feet through March 1, 2022.

THE MARKET.(1) The Scottsdale Center Property is located in Rogers, Arkansas which is in the northwest corner of the State of Arkansas. The estimated number of households within the Scottsdale Center Property's five-mile radius as of
2006 was 29,785 and is projected to grow by approximately 19.5% to 35,595 by
2011, with the population projected to grow from 80,830 to 96,503 over the same period. The Scottsdale Center Property's trade area extends not only to the relatively affluent population surrounding the Scottsdale Center Property, but also to the greater Fort Smith-Fayetteville area and beyond. Five Fortune 500 companies are headquartered in Arkansas: Wal-Mart, Alltel, Dillard's, Murphy
Oil, and Tyson Foods. The Milken Institute ranks the
Fayetteville/Springdale/Rogers MSA among the nation's top performers for job growth.

The average household income within one mile of the Scottsdale Center Property's trade area was approximately $70,120 as of 2006 and approximately $62,596 within five miles of the Scottsdale Center Property, significantly higher than the metro, state and national average. Demographic projections show the site centrally located within a large area in which more than 20% of the households are expected to have household incomes in excess of $100,000.

(1)  Certain information obtained from appraisal of the Scottsdale Center
     Property dated march 20, 2007. The appraisal relies on many assumptions, and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       50

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

Key business sectors represented in the market area are Retail (Wal-Mart),
Logistics (J.B. Hunt, PAM Transportation, Cannon Express), Food and Kindred
Product (Tyson Foods, Peterson Farms, Simmons Foods, McKee Foods, George's
Processing, Cargill, Pinnacle Foods), Medical Services (St. Mary's Hospital,
Quality Health Care, Washington Regional Medical Center, Northwest Health
Systems, Veteran's Administration Hospital), Education (University of Arkansas,
Northwest Arkansas Community College, Northwest Technical Institute) and
Miscellaneous Manufacturing (Superior Industries, Kawneer Company, Easco Hand
Tools).

The Pinnacle Hills Promenade Mall opened in November 2006, approximately 4 miles from the subject and is now considered the area's retail anchor. The property is reportedly fully leased. The state has approved the extension of 40th Street from the subject to the Pinnacle Hills Promenade mall area, scheduled for completion by October 2007. The Pinnacle Hills Promenade Mall was previously securitized in the series 2006-4 securitization in December 2006 by MLML.

THE BORROWER. The borrowing entity, SBC Hopper LLC (the "Scottsdale Center
Borrower") is an Arkansas limited liability company single purpose entity owned by SBC Hopper, Inc. (1%) as general partner, Tom Hopper (50%), and Gloria Hopper
(49%). SBC Hopper, Inc. is owned equally by Tom and Gloria Hopper, the sponsors.
Mr. Hopper has developed all of the phases of Scottsdale Center in addition to several other projects in Arkansas. He is also the President of Crafton, Tull,
Sparks & Associates, Inc. which is a multi-discipline engineering, architectural, and surveying company with over 200 employees in 9 offices throughout the southeast.

PROPERTY MANAGEMENT. The property is self-managed by the sponsors. Tom Hopper has developed and managed all phases of Scottsdale Center in addition to several office and residential projects in Arkansas.

LOCKBOX. None.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Scottsdale Center Loan:

                               ESCROWS / RESERVES

TYPE:                        INITIAL    MONTHLY
------------------------   ----------   -------
Taxes                      $        0   $24,122
Insurance                  $   64,088   $ 6,409
Capital Expenditures(1)    $        0   $ 2,635
TI/LC Reserve              $        0   $ 5,270
Leasing Reserve Holdback   $6,000,000   $     0
Rue 21 Reserve(2)          $   41,944   $     0

(1)  Capped at $94,860.

(2)  6 months of rent for the Rue 21 space shall be held as reserve until the tenant is open for business, paying rent, and delivers an estoppel satisfactory to lender.

LEASING RESERVE HOLDBACK. A Leasing Reserve Holdback will be held as additional collateral until (i) the Scottsdale Center Property reaches 90% occupancy, (ii)
the Scottsdale Center Property achieves a debt service coverage ratio no less than 1.20x and (iii) leases generate annual rental income no less than
$3,050,000. The reserve will be released in parts no more than once per quarter, with rents from tenants in place and paying rent, whose remaining lease term is at least 1-year from the then current date. If the Leasing Reserve Holdback funds are not released within 36 months the unreleased amount in the reserve account will be either used to pay down the proceeds of the Scottsdale Center
Loan using yield maintenance or held as additional collateral for the term of the Scottsdale Center Loan. In addition, there will be a monthly reserve for the difference between the interest only debt service payment required under the terms of the loan documents and debt service payment if the Scottsdale Center
Loan amortized on a 30-year schedule, which reserve will be in place for the remainder of the Scottsdale Center Loan.

ADDITIONAL DEBT. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       51

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
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--------------------------------------------------------------------------------

ORLANDO AIRPORT INDUSTRIAL

                                [PHOTO OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                                Orlando, FL
Property Type                                                         Industrial
Size (Square Feet)                                                       493,000
Percentage Physical Occupancy as of February 26, 2007                     100.0%
Year Built                                                                  2001
Year Renovated                                                               NAP
Appraisal Value                                                      $47,400,000
# of Tenant Leases                                                             1
Average Rent Per Square Foot                                               $5.96
Underwritten Economic Occupancy                                           100.0%
Underwritten Revenues                                                 $3,662,151
Underwritten Total Expenses                                             $834,603
Underwritten Net Operating Income (NOI)                               $2,827,547
Underwritten Net Cash Flow (NCF)                                      $2,742,506

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                        MLML
Loan Group                                                                     1
Origination Date                                                  April 16, 2007
Cut-off Date Principal Balance                                       $35,000,000
Cut-off Date Loan Balance Per Square Foot                                    $71
Percentage of Initial Mortgage Pool Balance                                 1.3%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.6260%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Original Call Protection                                    LO(25), DeforGRTR of
                                                                 YMor1%(89),O(6)
Lockbox                                                                     Hard
Cut-off Date LTV Ratio                                                     73.8%
LTV Ratio at Maturity or ARD                                               73.8%
Underwritten DSCR on NOI                                                   1.41x
Underwritten DSCR on NCF                                                   1.37x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       52

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       53

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Orlando Airport Industrial Loan") is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a industrial warehouse and distribution center (the "Orlando Airport
Industrial Property") located in Orlando, Florida. The Orlando Airport
Industrial Loan represents approximately 1.3% of the initial mortgage pool balance and approximately 1.6% of the initial loan group 1 balance.

The Orlando Airport Industrial Loan was originated on April 16, 2007, and has a principal balance as of the cut-off date of $35,000,000. The Orlando Airport
Industrial Loan has a remaining term of 119 months to its maturity date of May
8, 2017. The Orlando Airport Industrial Loan may be prepaid on or after December
8, 2016 without penalty, and permits either defeasance with United States government obligations beginning two years after the closing date of the series
2007-7 securitization trust or with a prepayment penalty equal to the greater of
1% of the then outstanding principal balance and yield maintenance (calculated using a discount rate equal to the applicable U.S. Treasury Rate ).

THE PROPERTY. The Orlando Airport Industrial Property is a 493,000-square-foot
Class "A" industrial center located adjacent to the Orlando International
Airport. The Orlando Airport Industrial Property is a warehouse/distribution center for DaimlerChrysler Corporation, which is a wholly owned subsidiary of
DaimlerChrysler AG, a credit rated entity with a rating of Baa1 and BBB by
Moody's and S&P, respectively. The Orlando Airport Industrial Property is one of
DaimlerChrysler's 24 Regional Distribution Centers in the United States that together cater to more than 4,000 auto dealerships. This location is the main distribution hub for the southeastern United States and South and Central
America. This Orlando Airport Industrial Property warehouses and distributes car parts for Mercedes and Chrysler and is well-designed to accommodate the transition between air and ground shipment.

The Orlando Airport Industrial Property was built in 2001 and features a 10%
office finish, while the remainder of the space is warehouse space with a 32'
clear height and a truck turning radius of 150 feet. The building is 100%
climate controlled featuring thirty-six overhead doors with dock high loading.
The site is 42.5 acres and includes 382 auto parking spaces and 85 truck storage spaces. It is large enough to accommodate a 135,000 sf future building expansion or the additional area could be used for additional parking/trailer storage.

The following table presents certain information relating to the tenant at the
Orlando Airport Industrial Property:

                               TENANT INFORMATION

                                                               CREDIT RATINGS     SQUARE     % OF   BASE RENT
          TENANT NAME                  PARENT COMPANY          (MOODY'S/S&P)(1)     FEET     GLA       PSF      LEASE EXPIRATION
---------------------------   ------------------------------   ----------------   -------   -----   ---------   ----------------

DaimlerChrysler Corporation   DaimlerChrysler AG (NYSE: DCX)       Baa1/BBB       493,000   100.0%    $5.96         8/31/2016(2)

(1)  Ratings provided are for the entity identified in the "Parent Company"
     column whether or not the Parent Company guarantees the lease.

(2)  The tenant has two 5-year renewal options at 12% rental increase for each period.

THE MARKET(3). The subject is located southeast of downtown Orlando in the
Southeast/Int'l Airport industrial submarket of Orlando. The subject is located within the Airport International Park of Orlando (AIPO), a 1,350-acre industrial park. This park is now the third largest industrial/business park in Central
Florida. Due to the reduction in amounts of industrial land near downtown
Orlando, the park has attracted tenants because of excellent inventory, especially for users looking for 5-to 30-acre sites. Other companies that are located in the park include Harris Paints, Nabisco-Kraft Foods, Burris Foods,
Goya Foods, Ashley Furniture and Wal-Mart--owned McLane Foodservices Inc.

The Orlando Airport Industrial Property is situated along the west side of Boggy
Creek Road, north of its intersection with Tradeport Drive. Boggy Creek Road travels along the east side of Orlando International Airport connecting Sand
Lake Road and State Road 528/Beeline Expressway with Osceola County. State Road
527/Orange Avenue is located approximately 1/2 mile west of the subject property and it travels from the subject's local area north into Downtown Orlando and south into Osceola County. Sand Lake Road (McCoy Road) is an east/west arterial roadway which travels parallel to and along the north side of State Road
528/Beeline Expressway. State Road 528/Beeline Expressway is a limited access toll road that connects Port Canaveral to Interstate 4 in Orlando. The Florida
Turnpike is located approximately 3 miles west of the subject. The Florida
Turnpike is a north/south toll road that connects Miami with Ocala.

In 2006, the Southeast/International Airport submarket had the highest overall absorption on record with 1.3 million square feet. Three major build-to-suits, a
500,000-sf warehouse/distribution facility for Whirlpool, a 314,132-sf manufacturing plant for Windsor, and a 225,000-sf manufacturing building for
Sealy Mattress were all completed over the past twelve months.

THE TENANT. DaimlerChrysler Corporation is part of DaimlerChrysler AG's
DaimlerChrysler Motors Company LLC subsidiary. The company manufactures passenger cars and light trucks under the Dodge, Chrysler, and Jeep brands.
DaimlerChrysler Corporation's sister companies include DaimlerChrysler Canada and DaimlerChrysler de Mexico.

----------
(3)  Certain information in this section was obtained from third party appraisals. The appraisals rely on many assumptions and no representation is made as to the accuracy of those assumptions.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       54

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE BORROWER. Bellambert LLC (the "Orlando Airport Industrial Borrower") is a
Delaware limited liability company single purpose entity, wholly owned by
Belterra Realty Corporation, which is owned by Belterra Capital Fund LLC and preferred shareholders. Belterra Capital Fund LLC reported as of June 30, 2006, total assets of approximately $1.8 billion. Belterra Capital Fund LLC is managed by Eaton Vance Corp (NYSE:EV) a financial services firm primarily engaged in the business of managing investment funds.

PROPERTY MANAGEMENT. The Orlando Airport Industrial property is self-managed.

LOCKBOX. A hard lockbox was established upon origination of the Orlando Airport
Industrial Loan. The loan documents require the Orlando Airport Industrial
Borrower to direct the tenant to pay rent directly into the lockbox account. So long as no Cash Flow Sweep has occurred and is continuing, all funds in the lockbox account will be payable to the Orlando Airport Industrial Borrower. Upon the occurrence and continuance of a Cash Flow Sweep, all funds in the lockbox account will be swept to a cash management account and any funds remaining in the cash management account after debt service payments, costs and expenses of maintaining the cash management account, operating expenses and extraordinary expenses will be deposited into the excess cash account.

"Cash Flow Sweep" means if at any time during the term of the Orlando Airport
Industrial Loan (i) there is an event of default under the loan documents, (ii)
the senior unsecured debt rating of DaimlerChrysler AG or any entity that assumes the liabilities or obligations of the tenant under the lease (or its parent company) or any replacement tenant (or its parent company) falls below
"BB" by S&P, or "Ba2" by Moody's or any such entity is not rated, (iii) if
Daimler Chrysler Corporation fails to renew its lease on or prior to February 7,
2015 or (iv) a default, beyond any applicable notice and cure period, by Daimler
Chrysler Corporation under its lease occurs.

ESCROWS. Escrows for insurance payments and property taxes have been waived as
Daimler Chrysler Corporation is responsible for the payment of such amounts.
Daimler Chrysler Corporation is also responsible for ongoing capital improvements. There will be a springing cash flow sweep up to maximum $5 psf
(approximately $2.5 million) in the event that the credit rating of
DaimlerChrysler AG (the parent company; or resulting parent company in event of acquisition or merger) drops below a rating of "BB" by S&P, or "Ba2" Moody's. In the event of subsequent upgrade to "BB" or "Ba2", as applicable, or better, the funds in the excess cash reserve account will be disbursed to the Orlando
Airport Industrial Borrower. The Orlando Airport Industrial Borrower will have option to submit letter of credit (from Belterra Capital Fund LLC) in the same amount of the cash sweep.

                               ESCROWS / RESERVES

TYPE:           INITIAL   MONTHLY
-------------   -------   -------
TI/LC Reserve     $0        $0(1)

(1)  The loan documents provide for a net cash flow (after debt service) sweep
     18 months prior to the expiration of the DaimlerChrysler lease. If such tenant extends its lease, the funds collected will be returned and the net cash flow (after debt service) sweep will end. If such tenant does not extend, the net cash flow (after debt service) sweep will continue.

ADDITIONAL DEBT. None.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       55

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

BROADSTONE VISTA RIDGE

                                [PHOTO OMITTED]

                              PROPERTY INFORMATION

Number of Mortgaged Real Properties                                            1
Location (City/State)                                          Lewisville, Texas
Property Type                                                        Multifamily
Size (Units)                                                                 372
Percentage Physical Occupancy as of March 19, 2007                         90.3%
Year Built                                                                  2006
Year Renovated                                                               NAP
Appraisal Value (As-Is)                                              $46,000,000
Average Monthly Rent Per Unit                                             $1,052
Underwritten Economic Occupancy                                            88.5%
Underwritten Revenues                                                 $4,431,645
Underwritten Total Expenses                                           $1,657,898
Underwritten Net Operating Income (NOI)                               $2,773,747
Underwritten Net Cash Flow (NCF)                                      $2,680,747

                            MORTGAGE LOAN INFORMATION

Mortgage Loan Seller                                                         PNC
Loan Group                                                                     2
Origination Date                                                  March 20, 2007
Cut-off Date Principal Balance                                       $33,300,000
Cut-off Date Loan Balance Per Unit                                       $89,516
Percentage of Initial Mortgage Pool Balance                                 1.2%
Number of Mortgage Loans                                                       1
Type of Security (Fee/Leasehold)                                             Fee
Mortgage Rate                                                            5.7400%
Amortization Type                                                  Interest Only
IO Period (Months)                                                           120
Original Term to Maturity/ARD (Months)                                       120
Original Amortization Term (Months)                                          NAP
Call Protection                                            LO(36), Def(81), O(3)
Lockbox                                                                      NAP
Cut-off Date LTV Ratio                                                     72.4%
LTV Ratio at Maturity or ARD                                               72.4%
Underwritten DSCR on NOI                                                   1.43x
Underwritten DSCR on NCF                                                   1.38x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       56

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                                 [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       57

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Broadstone Vista Ridge Loan") is evidenced by a single promissory note and is secured by a fee simple first mortgage encumbering a 372 unit garden apartment complex (the "Broadstone Vista Ridge
Property") on approximately 19.44 acres in Lewisville, Texas. The Broadstone
Vista Ridge Loan represents approximately 1.2% of the initial mortgage pool balance and approximately 5.5% of the initial loan group 2 balance.

The Broadstone Vista Ridge Loan was originated on March 20, 2007 to finance the
$44,050,000 purchase of the property and has a principal balance as of the cut off date of $33,300,000. The Broadstone Vista Ridge Loan has a remaining term of
118 months and is scheduled to mature as of the maturity date of April 1, 2017.
The Broadstone Vista Ridge Loan permits defeasance with United States government obligations beginning the later of (1) two years after the securitization or (2)
three years after the first payment. The Broadstone Vista Ridge Loan may be voluntarily prepaid without payment of a prepayment premium from and after
February 1, 2017.

THE PROPERTY. The subject property is a newly constructed Class A 372-unit garden apartment complex contained in 36, two and three-story residential buildings including the clubhouse, leasing office, fitness and business centers.
The property is located in the northwest portion of the City of Lewisville
(Dallas), Denton County, Texas at 160 East Vista Ridge Mall Drive, approximately
15 miles northeast of the Dallas central business district. Interstate 35E is one mile east of the property and Highway 121 is a few blocks to the south.
There are 17 different floor plans including 21 buildings with two-story carriage home apartments. Additional amenities include two lifestyle swimming pools, a playground, a billiards facility, fitness center and picnic areas.
Parking is abundant and 84 units have attached garages, 40 breezeway garages rent for $85 per month, there are 60 detached garages that rent for $70 per month and 104 carports that rent for $35 per month. Each rental unit has its own washer and dryer connection, the property is entirely electric and all units are separately metered.

Basic interior finishes include an entry foyer, living room, open kitchens with breakfast bar, bedrooms with walk-in closets, laundry/utility room and patio/balcony. The kitchens are equipped with electric range/ovens, cherry cabinetry, refrigerator with ice makers, dishwasher, granite countertops, microwave and stainless steel sinks with disposal. Each rental unit has nine foot ceilings and is equipped with smoke detectors, ceiling fans, fire sprinklers and resident controlled video access for guest entry.

                                                                             AVERAGE
                         NO. OF    AVERAGE         NET          % OF TOTAL   MONTHLY     AVERAGE MONTHLY
       UNIT MIX          UNITS    UNIT SF(1)   RENTABLE SF(1)      UNITS     RENT(1)   MARKET RENT/UNIT(1)
----------------------   ------   ----------   --------------   ----------   -------   -------------------

1 Br                      180          772        138,936          48.4%      $  883        $  885
2 Br                      160        1,170        187,176          43.0        1,152         1,126
3 Br                       32        1,237         39,584           8.6        1,441         1,400
                          ---        -----        -------          ----       ------        ------
TOTAL/WEIGHTED AVERAGE    372          983        365,696           100%      $1,047        $1,033
                          ===        =====        =======          ====       ======        ======

(1)  Information obtained from the Broadstone Vista Ridge Property appraisal dated December 21, 2006. The appraisal relies on many assumptions, and no representation is made as to the accuracy of those assumptions.

THE MARKET.(1) According to the Reis 2006 4th Quarter Metro Analysis, the
Greater Dallas Market contains a total of 373,676 units in 1,735 different projects citywide including 3,471 units in new completions for 2005. During
2006, an additional 3,653 units were added with a reported 3,878 units proposed by year-end 2007. With an average occupancy of 91.7%, the Dallas market has managed the new deliveries well in light of strong competition with single family home sales. A majority (70%) of the Greater Dallas Metropolitan multi-family inventory was constructed prior to 1989.

The same report divides the greater Dallas metro into 23 submarkets. The subject property is located within the Lewisville market, which includes a total of
20,699 units (6% of the Dallas Metro) within 81 projects. According to the aforementioned report, occupancy for this market is averaging 91%. A 3rd quarter
2006 market survey by Hendricks Partners reports that the Denton/Lewisville occupancy is 95.3%, up one percent from the same period one year ago. Hendricks
Partners also reports that rents have risen 7.1% over the last 12 months. The appraiser, Deverick & Associates, Inc., has stabilized the property at 91%, including vacancy, concessions and collection loss.

THE BORROWER. The borrower, USA Broadstone Vista Ridge, DST, a Delaware statutory trust (the "Broadstone Vista Ridge Borrower") is sponsored by U.S.
Advisor, LLC ("US Advisor"). U.S. Advisor, is a Virginia, LLC formed in 1999 to advise syndicated limited partnerships, limited liability companies, and other entities with respect to the acquisition, management, and disposition of real estate assets. Executive officers of U.S. Advisor are: Kevin Fitzgerald
(President), Wayne Bradford (Senior Vice President - Asset Management), and
Patrick Shiver (Senior Vice President - Marketing/Sales).

Since 2001, U.S. Advisor and its wholly owned subsidiary, U.S. Commercial, LLC have been co-sponsors or sponsors of Tenant in Common and Delaware Statutory
Trust offerings of real estate. In addition, U.S. Commercial, LLC is currently the sponsor of a private Real Estate Investment Trust ("REIT") focused on self storage properties and U.S. Advisor has been involved in the acquisition and structuring of two highly leveraged tax-advantaged real estate investments. As of December 31, 2006, U.S. Advisor has been involved in the acquisition, offering and sale of 78 properties with a total offering price of
$2,191,088,286, which consisted of $705,545,926 of equity and $1,485,542,360 in debt. The properties acquired have been located primarily in Texas, Florida,
Georgia, North Carolina, Colorado and Tennessee. U.S. Advisor has also sponsored the acquisition of properties in California, Arizona and Kansas. These acquisitions represent nearly 17,000 apartment units, nearly 2.2 million square feet of office and retail space and nearly 1.5 million net rentable square feet of self-storage space.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       58

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT: The Broadstone Vista Ridge Property is managed by
Southhampton Management, Inc. ("Southhampton"), a division of Sueba USA
Corporation. Southhampton has more than 20 years of property management experience. Southhampton has performed property management on a large scale for institutional investors. Currently, Southhampton is managing units throughout
Houston and through Sueba is expanding into the Dallas/Fort Worth and San
Antonio markets.

LOCKBOX. None

ESCROWS. The following escrow/reserve accounts have been established with respect to the Broadstone Vista Ridge Loan.

                                ESCROWS/RESERVES

TYPE:                  INITIAL   MONTHLY
-------------------   --------   -------
Taxes                 $214,529   $53,632
Insurance             $ 34,723   $ 5,787
Replacement Reserve   $400,000   $ 6,200

ADDITIONAL DEBT. None

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       59

ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-7
--------------------------------------------------------------------------------

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markers LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       60

                                     ANNEX D

                             FORM OF TRUSTEE REPORT

                                       D-1

[LaSalle Bank LOGO]     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7       Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:
                                    SERIES 2007-7                     Prior Payment:
                                                                      Next Payment:
                                                                      Record Date:

135 S. LaSalle Street, Suite 1625
Chicago, IL 60603
USA

                                 ABN AMRO ACCT:
                       REPORTING PACKAGE TABLE OF CONTENTS

Administrator:                                         Analyst:
Daniel Laz 312.992.2191                                Patrick Gong 714.259.6253
daniel.laz@abnamro.com                                 patrick.gong@abnamro.com

Issue Id: SAMPMERL

Monthly Data File
Name: SAMPMERL_200707_3.ZIP

                                                                         Page(s)
                                                                         -------
Statements to Certificateholders                                          Page 2
Cash Reconciliation Summary                                               Page 3
Bond Interest Reconciliation                                              Page 4
Bond Interest Reconciliation                                              Page 5
Bond Principal Reconciliation                                             Page 6
Shortfall Summary Report                                                  Page 7
Asset-Backed Facts ~ 15 Month Loan Status Summary                         Page 8
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary                    Page 9
Mortgage Loan Characteristics                                            Page 10
Delinquent Loan Detail                                                   Page 11
Loan Level Detail                                                        Page 12
Realized Loss Detail                                                     Page 13
Collateral Realized Loss                                                 Page 14
Appraisal Reduction Detail                                               Page 15
Material Breaches Detail                                                 Page 16
Historical Collateral Prepayment                                         Page 17
Specially Serviced (Part I) - Loan Detail                                Page 18
Specially Serviced (Part II) - Servicer Comments                         Page 19
Summary of Loan Maturity Extensions                                      Page 20
Rating Information                                                       Page 21
Other Related Information                                                Page 22
SWAP Summary                                                             Page 23

Closing Date: 13-Jun-2007

First Payment Date:

Rated Final Payment Date:

Determination Date:

Trust Collection Period

                           PARTIES TO THE TRANSACTION

                Depositor: Merrill Lynch Mortgage Investors, Inc.
        Master Servicer: Midland Loan Services, Inc./Wachovia Bank, N.A.
 Rating Agency: Moody's Investors Service, Inc./Standard & Poors Rating Services
                  Special Servicer: Midland Loan Services, Inc.
        Underwriter: Countrywide Securities Corporation/Goldman, Sachs &
   Co./Merrill Lynch, Pierce, Fenner & Smith Incorporated/Morgan Stanley & Co.
                      Incorporated/PNC Capital Markets LLC

       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES

LaSalle Web Site       www.etrustee.net
Servicer Web Site     www.midlandls.com
LaSalle Factor Line        800.246.5761

                                                                    PAGE 1 OF 23

[LaSalle Bank LOGO]     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7       Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:
                                    SERIES 2007-7                     Prior Payment:
                                                                      Next Payment:
                                                                      Record Date:

                                 ABN AMRO ACCT:

          ORIGINAL     OPENING  PRINCIPAL    PRINCIPAL     NEGATIVE    CLOSING    INTEREST    INTEREST   PASS-THROUGH
CLASS  FACE VALUE (1)  BALANCE   PAYMENT   ADJ. OR LOSS  AMORTIZATION  BALANCE  PAYMENT (2)  ADJUSTMENT      RATE
---------------------------------------------------------------------------------------------------------------------

CUSIP                                                                                                    Next Rate(3)
---------------------------------------------------------------------------------------------------------------------
Total
---------------------------------------------------------------------------------------------------------------------
                                                         Total P&I Payment

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest
Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
(3) Estimated. * Denotes Controlling Class

                                                                    PAGE 2 OF 23

[LaSalle Bank LOGO]     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7       Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:
                                    SERIES 2007-7                     Prior Payment:
                                                                      Next Payment:
                                                                      Record Date:

                                 ABN AMRO ACCT:
                           CASH RECONCILIATION SUMMARY

                                INTEREST SUMMARY

Current Scheduled Interest                                                  0.00
Less Deferred Interest                                                      0.00
Less PPIS Reducing Scheduled Int                                            0.00
Plus Gross Advance Interest                                                 0.00
Less ASER Interest Adv Reduction                                            0.00
Less Other Interest Not Advanced                                            0.00
Less Other Adjustment                                                       0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
UNSCHEDULED INTEREST:
Prepayment Penalties                                                        0.00
Yield Maintenance Penalties                                                 0.00
Other Interest Proceeds                                                     0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
Less Fee Paid To Servicer                                                   0.00
Less Fee Strips Paid by Servicer                                            0.00
LESS FEES & EXPENSES PAID BY/TO SERVICER
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Interest Due Serv on Advances                                               0.00
Non Recoverable Advances                                                    0.00
Misc. Fees & Expenses                                                       0.00
--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses                                           0.00
--------------------------------------------------------------------------------
Total Interest Due Trust                                                    0.00
--------------------------------------------------------------------------------

LESS FEES & EXPENSES PAID BY/TO TRUST
Trustee Fee                                                                 0.00
Fee Strips                                                                  0.00
Misc. Fees                                                                  0.00
Interest Reserve Withholding                                                0.00
Plus Interest Reserve Deposit                                               0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
Total Interest Due Certs                                                    0.00
--------------------------------------------------------------------------------

                                PRINCIPAL SUMMARY

SCHEDULED PRINCIPAL:
Current Scheduled Principal                                                 0.00
Advanced Scheduled Principal                                                0.00
Scheduled Principal                                                         0.00
UNSCHEDULED PRINCIPAL:
Curtailments                                                                0.00
Prepayments in Full                                                         0.00
Liquidation Proceeds                                                        0.00
Repurchase Proceeds                                                         0.00
Other Principal Proceeds                                                    0.00
--------------------------------------------------------------------------------
Total Unscheduled Principal                                                 0.00
--------------------------------------------------------------------------------
Remittance Principal                                                        0.00
Remittance P&I Due Trust                                                    0.00
Remittance P&I Due Certs                                                    0.00

                              POOL BALANCE SUMMARY

                                                                 Balance   Count
--------------------------------------------------------------------------------
Beginning Pool                                                     0.00      0
Scheduled Principal                                                0.00      0
Unscheduled Principal                                              0.00      0
Deferred Interest                                                  0.00
Liquidations                                                       0.00      0
Repurchases                                                        0.00      0
Ending Pool                                                        0.00      0

                        NON-P&I SERVICING ADVANCE SUMMARY

                                                                          Amount
--------------------------------------------------------------------------------
Prior Outstanding                                                          0.00
Plus Current Period                                                        0.00
Less Recovered                                                             0.00
Less Non Recovered                                                         0.00
--------------------------------------------------------------------------------
Ending Outstanding                                                         0.00
--------------------------------------------------------------------------------

                              SERVICING FEE SUMMARY

Current Servicing Fees                                                      0.00
Plus Fees Advanced for PPIS                                                 0.00
Less Reduction for PPIS                                                     0.00
Plus Delinquent Servicing Fees                                              0.00
--------------------------------------------------------------------------------
Total Servicing Fees                                                        0.00
--------------------------------------------------------------------------------

                  CUMULATIVE PREPAYMENT CONSIDERATION RECEIVED

Prepayment Premiums                                                         0.00
Yield Maintenance                                                           0.00
Other Interest                                                              0.00

                                  PPIS SUMMARY

Gross PPIS                                                                  0.00
Reduced by PPIE                                                             0.00
Reduced by Shortfalls in Fees                                               0.00
Reduced by Other Amounts                                                    0.00
PPIS Reducing Scheduled Interest                                            0.00
PPIS Reducing Servicing Fee                                                 0.00
PPIS Due Certificate                                                        0.00

                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)

                                                            Principal   Interest
--------------------------------------------------------------------------------
Prior Outstanding                                              0.00       0.00
Plus Current Period                                            0.00       0.00
Less Recovered                                                 0.00       0.00
Less Non Recovered                                             0.00       0.00
Ending Outstanding                                             0.00       0.00

                                                                    PAGE 3 OF 23

[LaSalle Bank LOGO]     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7       Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:
                                    SERIES 2007-7                     Prior Payment:
                                                                      Next Payment:
                                                                      Record Date:

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

          Accrual                             Accrued      Total       Total
       ------------  Opening  Pass-Through  Certificate  Interest    Interest
Class  Method  Days  Balance      Rate       Interest    Additions  Deductions
------------------------------------------------------------------------------

                                 Current    Remaining
       Distributable  Interest   Period    Outstanding      Credit Support
        Certificate    Payment  Shortfall   Interest    ---------------------
Class    Interest      Amount   Recovery    Shorfalls   Original  Current (1)
-----------------------------------------------------------------------------

(1)  Determined as follows: (A) the ending balance of all the classes less (B)
     the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 4 OF 23

[LaSalle Bank LOGO]     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7       Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:
                                    SERIES 2007-7                     Prior Payment:
                                                                      Next Payment:
                                                                      Record Date:

                                 ABN AMRO ACCT:
                       BOND INTEREST RECONCILIATION DETAIL

                                                           Additions
                           -------------------------------------------------------------------------
         Prior    Current                                                                   Other
       Interest  Interest  Prior Interest   Interest Accrual   Prepayment     Yield       Interest
Class  Due Date  Due Date   Shortfall Due  on Prior Shortfall   Premiums   Maintenance  Proceeds (1)
----------------------------------------------------------------------------------------------------

                    Deductions
       -----------------------------------
                  Deferred &                Distributable  Interest
       Allocable   Accretion    Interest     Certificate    Payment
Class    PPIS      Interest   Loss Expense    Interest      Amount
-------------------------------------------------------------------

(1)  Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's
     Distributable Interest.

                                                                    PAGE 5 OF 23

[LaSalle Bank LOGO]     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7       Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:
                                    SERIES 2007-7                     Prior Payment:
                                                                      Next Payment:
                                                                      Record Date:

                                 ABN AMRO ACCT:
                         BOND PRINCIPAL RECONCILIATION

                                                                           Accreted Principal
                                                   Int                 -------------------------
                         Basic        Extra     Shortfall     Pool         Extra       Pledged
         Beginning     Principal    Principal    Res Fund     Loss      Principal   Certificate
Class  Class Balance  Payment Amt  Payment Amt   Release   Allocation  Payment Amt  Def Interest
------------------------------------------------------------------------------------------------

                                                                                            0.00
------------------------------------------------------------------------------------------------
                                                                                            0.00
------------------------------------------------------------------------------------------------

                                                Interest
          Prior    Cumulative                  Accrued on    Rated      Credit Support
         Losses       Pool         Ending     Pool Losses    Final   --------------------
Class  Reimbursed     Loss     Class Balance   Cls A - M   Maturity  Original  Current(4)
-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------

(1)  Extra Principal Amounts: the lessor of (i) the excess, if any, of the overcollateralization Target Amount over the Overcollateralization Amount.

                                                                    PAGE 6 OF 23

[LaSalle Bank LOGO]     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7       Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:
                                    SERIES 2007-7                     Prior Payment:
                                                                      Next Payment:
                                                                      Record Date:

                                 ABN AMRO ACCT:
                          INTEREST ADJUSTMENTS SUMMARY

SHORTFALL ALLOCATED TO THE BONDS:
-----------------------------------------------------
Net Prepayment Int. Shortfalls Allocated to the Bonds   0.00
Special Servicing Fees                                  0.00
Workout Fees                                            0.00
Liquidation Fees                                        0.00
Legal Fees                                              0.00
Misc. Fees & Expenses Paid by/to Servicer               0.00
Interest Paid to Servicer on Outstanding Advances       0.00
ASER Interest Advance Reduction                         0.00
Interest Not Advanced (Current Period)                  0.00
Recoup of Prior Advances by Servicer                    0.00
Servicing Fees Paid Servicer on Loans Not Advanced      0.00
Misc. Fees & Expenses Paid by Trust                     0.00
Shortfall Due to Rate Modification                      0.00
Other Interest Loss                                     0.00
                                                        ----
Total Shortfall Allocated to the Bonds                  0.00
                                                        ====

EXCESS ALLOCATED TO THE BONDS:
-----------------------------------------------------
Other Interest Proceeds Due the Bonds                   0.00
Prepayment Interest Excess Due the Bonds                0.00
Interest Income                                         0.00
Yield Maintenance Penalties Due the Bonds               0.00
Prepayment Penalties Due the Bonds                      0.00
Recovered ASER Interest Due the Bonds                   0.00
Recovered Interest Due the Bonds                        0.00
ARD Excess Interest                                     0.00
                                                        ----
Total Excess Allocated to the Bonds                     0.00
                                                        ====

AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS

Total Excess Allocated to the Bonds           0.00
Less Total Shortfall Allocated to the Bonds   0.00
                                              ----
Total Interest Adjustment to the Bonds        0.00
                                              ====

                                                                    PAGE 7 OF 23

[LaSalle Bank LOGO]     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7       Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:
                                    SERIES 2007-7                     Prior Payment:
                                                                      Next Payment:
                                                                      Record Date:

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                     Delinquency Aging Categories                              Special Event Categories (1)
              -----------------------------------------------------------------------------------------------------------------
                                                                                                          Specially
Distribution  Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure      REO     Modifications   Serviced   Bankruptcy
    Date        #  Balance       #  Balance       #  Balance      #  Balance  #  Balance    #  Balance   #  Balance  #  Balance
------------  -----------------------------------------------------------------------------------------------------------------

(1)  Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
     the Appropriate Delinquency Aging Category

                                                                    PAGE 8 OF 23

[LaSalle Bank LOGO]     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7       Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:
                                    SERIES 2007-7                     Prior Payment:
                                                                      Next Payment:
                                                                      Record Date:

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

                                                        Appraisal                      Realized
Distribution  Ending Pool (1)  Payoffs (2)  Penalties  Reduct. (2)  Liquidations (2)  Losses (2)  Remaining Term  Curr Weighted Avg.
    Date         #  Balance     #  Balance  #  Amount   #  Balance     #  Balance      #  Amount  Life               Coupon  Remit
------------  ----------------------------------------------------------------------------------  ----------------------------------

                                                                    PAGE 9 OF 23

[LaSalle Bank LOGO]     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7       Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:
                                    SERIES 2007-7                     Prior Payment:
                                                                      Next Payment:
                                                                      Record Date:

                                 ABN AMRO ACCT:
                         MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

                                                 Weighted Average
Current Scheduled   # of  Scheduled    % of   ----------------------
     Balance       Loans   Balance   Balance  Term  Coupon  PFY DSCR
--------------------------------------------------------------------

--------------------------------------------------------------------
                     0        0       0.00%
--------------------------------------------------------------------

Average Schedule Balance               0
Maximum Schedule Balance  (9,999,999,999)
Minimum Schedule Balance   9,999,999,999

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

                                                Weighted Average
Fully Amortizing   # of  Scheduled    % of   ----------------------
Mortgage Loans    Loans   Balance   Balance  Term  Coupon  PFY DSCR
-------------------------------------------------------------------

-------------------------------------------------------------------
                    0        0        0.00%
-------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                Weighted Average
Current Mortgage   # of  Scheduled   % of    ----------------------
 Interest Rate    Loans   Balance   Balance  Term  Coupon  PFY DSCR
-------------------------------------------------------------------

-------------------------------------------------------------------
                    0        0        0.00%
-------------------------------------------------------------------

Minimum Mortgage Interest Rate  ,900.000%
Maximum Mortgage Interest Rate  ,900.000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

                                                Weighted Average
     Balloon       # of  Scheduled   % of    ----------------------
 Mortgage Loans   Loans   Balance   Balance  Term  Coupon  PFY DSCR
-------------------------------------------------------------------

-------------------------------------------------------------------
                    0        0        0.00%
-------------------------------------------------------------------

                                                                   PAGE 10 OF 23

[LaSalle Bank LOGO]     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7       Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:
                                    SERIES 2007-7                     Prior Payment:
                                                                      Next Payment:
                                                                      Record Date:

                                 ABN AMRO ACCT:
                             DELINQUENT LOAN DETAIL

            Paid               Outstanding  Out. Property                  Special
Disclosure  Thru  Current P&I      P&I        Protection   Loan Status     Servicer    Foreclosure  Bankruptcy   REO
 Control #  Date    Advance     Advances**     Advances      Code (1)   Transfer Date      Date        Date     Date
--------------------------------------------------------------------------------------------------------------------

TOTAL
--------------------------------------------------------------------------------------------------------------------

(1) :LEGEND :
A. IN GRACE PERIOD
B. LATE PAYMENT BUT * 1 MONTH DELINQ.
1. DELINQ. 1 MONTH
2. DELINQ. 2 MONTHS
3. DELINQUENT 3 + MONTHS
4. PERFORMING MATURED BALLOON
5. NON PERFORMING MATURED BALLOON
7. FORECLOSURE
9. REO

**   Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

                                                                   PAGE 11 OF 23

[LaSalle Bank LOGO]     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7       Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:
                                    SERIES 2007-7                     Prior Payment:
                                                                      Next Payment:
                                                                      Record Date:

                                 ABN AMRO ACCT:
                                LOAN LEVEL DETAIL

                                             Operating              Ending                                              Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment   Status
 Control #  Group    Type      Date    DSCR     Date    Location   Balance   Rate     P&I       Amount       Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------

*    NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1)  Legend:
A. In Grace Period
B. Late Payment but < 1 month delinq
1. Delinquent 1 month
2. Delinquent 2 months
3. Delinquent 3+ months
4. Performing Matured Balloon
5. Non Performing Matured Ballon
7. Foreclosure
9. REO

                                                                   PAGE 12 OF 23

[LaSalle Bank LOGO]     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7       Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:
                                    SERIES 2007-7                     Prior Payment:
                                                                      Next Payment:
                                                                      Record Date:

                                 ABN AMRO ACCT:
                              REALIZED LOSS DETAIL

                                          Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled    Gross      as a % of    Liquidation  Liquidation     as a % of    Realized
Period   Control #     Date      Value     Balance   Proceeds  Sched. Balance   Expenses *    Proceeds   Sched. Balance    Loss
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL
CUMULATIVE
---------------------------------------------------------------------------------------------------------------------------------

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                   PAGE 13 OF 23

[LaSalle Bank LOGO]      ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7      Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:
                                      SERIES 2007-7                   Prior Payment:
                                                                      Next Payment:
                                                                      Record Date:

                                 ABN AMRO ACCT:
                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                                                Prior            Amounts             Interest
                     Beginning                Realized           Covered           (Shortages)/
                      Balance    Aggregate       Loss              by            Excesses applied       Modification
                       of the     Realized   Applied to   Overcollateralization    to Realized     Adjustments/Appraisal
Prospectus            Loan at       Loss    Certificates     and other Credit         Losses        Reduction Adjustment
    ID      Period  Liquidation   on Loans       A                   B                   C                    D
------------------------------------------------------------------------------------------------------------------------

CUMULATIVE

                 Additional
                (Recoveries)/                                                (Recoveries)/
            Expenses applied to  Current Realized Loss   Recoveries of       Realized Loss
Prospectus    Realized Losses          Applied to       Realized Losses       Applied to
    ID              E                 Certificates*       paid as Cash   Certificate Interest
---------------------------------------------------------------------------------------------

CUMULATIVE

*    In the Initial Period the Current Realized Loss Applied to Certificates
     will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A -
     C - D + E

Description of Fields

A    Prior Realized Loss Applied to Certificates

B    Reduction to Realized Loss applied to bonds (could represent OC, insurance policies, reserve accounts, etc)

C    Amounts classified by the Master as interest adjustments from general collections on a loan with a Realized Loss

D    Adjustments that are based on principal haircut or future interest foregone due to modification

E    Realized Loss Adjustments, Supplemental Recoveries or Expenses on a
     previously liquidated loan

                                                                   PAGE 14 OF 23

[LaSalle Bank LOGO]      ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7      Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:
                                      SERIES 2007-7                   Prior Payment:
                                                                      Next Payment:
                                                                      Record Date:

                                 ABN AMRO ACCT:
                           APPRAISAL REDUCTION DETAIL

                                                                         Remaining Term                           Appraisal
Disclosure Appraisal Scheduled   AR   Current P&I          Note Maturity -------------- Property Geographic      ----------
 Control#  Red. Date  Balance  Amount   Advance     ASER   Rate   Date   Life             Type    Location  DSCR Value Date
---------------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 15 OF 23

[LaSalle Bank LOGO]     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7       Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:
                                    SERIES 2007-7                     Prior Payment:
                                                                      Next Payment:
                                                                      Record Date:

                                 ABN AMRO ACCT:
              MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

             Ending    Material
Disclosure  Principal   Breach   Material Breach and Material Document Defect
 Control #   Balance     Date                     Description
-----------------------------------------------------------------------------

          Material breaches of pool asset representation or warranties or transaction covenants.

                                                                   PAGE 16 OF 23

[LaSalle Bank LOGO]     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7       Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:
                                    SERIES 2007-7                     Prior Payment:
                                                                      Next Payment:
                                                                      Record Date:

                                 ABN AMRO ACCT:
                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure  Payoff  Initial        Payoff  Penalty  Prepayment  Maturity  Property  Geographic
 Control #  Period  Balance  Type  Amount   Amount     Date       Date      Type     Location
----------------------------------------------------------------------------------------------

                             CURRENT

                             CUMULATIVE

                                                                   PAGE 17 OF 23

[LaSalle Bank LOGO]     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7       Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:
                                    SERIES 2007-7                     Prior Payment:
                                                                      Next Payment:
                                                                      Record Date:

                                 ABN AMRO ACCT:
            SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

                        Loan              Balance                       Remaining
Disclosure  Servicing   Status  ---------------------------  Maturity  ----------
Control #   Xfer Date  Code(1)  Schedule  Actual  Note Rate    Date    Life
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------

Disclosure  Property    Geo.                             NOI
Control #     Type    Location     NOI        DSCR      Date
---------------------------------------------------------------

                                Not Avail  Not Avail  Not Avail
---------------------------------------------------------------

(1) Legend:
A. P&I Adv - in Grace Period
B. P&I Adv - * one month delinq
1. P&I Adv - delinquent 1 month
2. P&I Adv - delinquent 2 months
3. P&I Adv - delinquent 3+ months
4. Mat. Balloon/Assumed P&I
5. Non Performing Mat. Balloon
7. Foreclosure
9. REO

                                                                   PAGE 18 OF 23

[LaSalle Bank LOGO]     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7       Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:
                                    SERIES 2007-7                     Prior Payment:
                                                                      Next Payment:
                                                                      Record Date:

                                 ABN AMRO ACCT:
  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

Disclosure   Resolution
Control #     Strategy                          Comments
--------------------------------------------------------------------------------

                                                                   PAGE 19 OF 23

[LaSalle Bank LOGO]     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7       Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:
                                    SERIES 2007-7                     Prior Payment:
                                                                      Next Payment:
                                                                      Record Date:

                                 ABN AMRO ACCT:
                           MATURITY EXTENSION SUMMARY

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0

LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0

LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0

LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00

                                                                   PAGE 20 OF 23

[LaSalle Bank LOGO]     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7       Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:
                                    SERIES 2007-7                     Prior Payment:
                                                                      Next Payment:
                                                                      Record Date:

                                 ABN AMRO ACCT:
                               RATING INFORMATION

                   ORIGINAL RATINGS     RATING CHANGE/CHANGE DATE(1)
                ---------------------   ----------------------------
CLASS   CUSIP   FITCH   MOODY'S   S&P       FITCH   MOODY'S   S&P
-----   -----   -----   -------   ---       -----   -------   ---

NR - Designates that the class was not rated by the rating agency.

(1)  Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to
     LaSalle within 30 days of the payment date listed on this statement.
     Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                   PAGE 21 OF 23

[LaSalle Bank LOGO]     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7       Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:
                                    SERIES 2007-7                     Prior Payment:
                                                                      Next Payment:
                                                                      Record Date:

                                 ABN AMRO ACCT:
                                     LEGEND

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                                                   PAGE 22 OF 23

[LaSalle Bank LOGO]     ML-CFC COMMERCIAL MORTGAGE TRUST 2007-7       Statement Date:
ABN AMRO              COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:
                                    SERIES 2007-7                     Prior Payment:
                                                                      Next Payment:
                                                                      Record Date:

                                 ABN AMRO ACCT:
                           OTHER RELATED INFORMATION

                                 SWAP PAYMENTS

                  Accrual Days   Notional   Rate   Amount
---------------------------------------------------------
Fixed Payer:
Float Payer:

                             SWAP CONTRACT

                               Yield Maintenance                Special
 Amount           Amount      Prepayment Premiums   Shortfall   Payment
Received           Paid             Paid              Amount     Amount
-----------------------------------------------------------------------

                                                                   PAGE 23 OF 23

                                     ANNEX E

                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

                            PRINCIPAL
     DISTRIBUTION          BALANCE ($)
----------------------   ---------------
07/2007                  $102,788,000.00
08/2007                  $102,788,000.00
09/2007                  $102,788,000.00
10/2007                  $102,788,000.00
11/2007                  $102,788,000.00
12/2007                  $102,788,000.00
01/2008                  $102,788,000.00
02/2008                  $102,788,000.00
03/2008                  $102,788,000.00
04/2008                  $102,788,000.00
05/2008                  $102,788,000.00
06/2008                  $102,788,000.00
07/2008                  $102,788,000.00
08/2008                  $102,788,000.00
09/2008                  $102,788,000.00
10/2008                  $102,788,000.00
11/2008                  $102,788,000.00
12/2008                  $102,788,000.00
01/2009                  $102,788,000.00
02/2009                  $102,788,000.00
03/2009                  $102,788,000.00
04/2009                  $102,788,000.00
05/2009                  $102,788,000.00
06/2009                  $102,788,000.00
07/2009                  $102,788,000.00
08/2009                  $102,788,000.00
09/2009                  $102,788,000.00
10/2009                  $102,788,000.00
11/2009                  $102,788,000.00
12/2009                  $102,788,000.00
01/2010                  $102,788,000.00
02/2010                  $102,788,000.00
03/2010                  $102,788,000.00
04/2010                  $102,788,000.00
05/2010                  $102,788,000.00
06/2010                  $102,788,000.00
07/2010                  $102,788,000.00
08/2010                  $102,788,000.00
09/2010                  $102,788,000.00
10/2010                  $102,788,000.00
11/2010                  $102,788,000.00
12/2010                  $102,788,000.00
01/2011                  $102,788,000.00
02/2011                  $102,788,000.00
03/2011                  $102,788,000.00
04/2011                  $102,788,000.00
05/2011                  $102,788,000.00
06/2011                  $102,788,000.00
07/2011                  $102,788,000.00
08/2011                  $102,788,000.00
09/2011                  $102,788,000.00
10/2011                  $102,788,000.00
11/2011                  $102,788,000.00
12/2011                  $102,788,000.00
01/2012                  $102,788,000.00
02/2012                  $102,788,000.00
03/2012                  $102,788,000.00
04/2012                  $102,788,000.00
05/2012                  $102,787,157.28
06/2012                  $101,355,958.18
07/2012                  $ 99,677,479.45
08/2012                  $ 98,182,287.52
09/2012                  $ 96,679,544.55
10/2012                  $ 94,972,181.31
11/2012                  $ 93,447,940.69
12/2012                  $ 91,724,787.78
01/2013                  $ 90,184,151.28
02/2013                  $ 88,635,733.38
03/2013                  $ 86,508,204.76
04/2013                  $ 84,941,237.51
05/2013                  $ 83,176,527.09
06/2013                  $ 81,587,376.70
07/2013                  $ 79,799,982.53
08/2013                  $ 78,193,784.91
09/2013                  $ 76,579,475.14
10/2013                  $ 74,767,609.99
11/2013                  $ 73,136,001.86
12/2013                  $ 71,307,311.65
01/2014                  $ 69,658,232.50
02/2014                  $ 68,000,824.22
03/2014                  $ 65,771,030.00
04/2014                  $ 64,094,005.90
05/2014                  $ 62,214,133.11
06/2014                  $ 60,504,670.08
07/2014                  $ 58,597,248.60
08/2014                  $ 56,869,527.53
09/2014                  $ 55,133,081.88
10/2014                  $ 53,199,416.06
11/2014                  $ 51,444,443.07
12/2014                  $ 49,492,756.87
01/2015                  $ 47,719,071.63
02/2015                  $ 45,936,429.26
03/2015                  $ 43,583,923.44
04/2015                  $ 41,780,416.89
05/2015                  $ 39,781,525.15
06/2015                  $ 37,962,738.84
07/2015                  $ 35,949,631.48
08/2015                  $ 34,111,500.10
09/2015                  $ 32,264,085.86
10/2015                  $ 30,223,133.87
11/2015                  $ 28,356,088.80
12/2015                  $ 26,296,043.11
01/2016                  $ 24,409,171.29
02/2016                  $ 22,512,769.99
03/2016                  $ 20,241,551.59
04/2016                  $ 18,324,114.57
05/2016                  $ 16,215,055.73
06/2016                  $ 14,277,288.99
07/2016                  $ 12,148,456.70
08/2016                  $ 10,190,157.32
09/2016                  $  8,221,967.06
10/2016                  $  6,103,543.66
11/2016                  $  4,114,705.85
12/2016                  $  1,974,413.86
01/2017                  $        158.30
02/2017 and thereafter   $            --

                                       E-1

                                     ANNEX F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered ML-CFC Commercial
Mortgage Trust 2007-7, Commercial Mortgage Pass-Through Certificates, Series
2007-7, class A-1, class A-2, class A-3, class A-SB, class A-4, class A-1A, class AM, class AJ, class B, class C and class D, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

                                       F-1

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of
Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or
Euroclear would be valued instead as of the actual settlement date.

                                       F-2

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o    borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
          Euroclear accounts, in accordance with the clearing system's customary procedures;

     o    borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o    staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

     1.   from a non-U.S. holder that is classified as a corporation for U.S.
          federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
          Form W-8BEN (or any successor form);

     2.   from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form
          W-8ECI (or any successor form);

     3.   from a non-U.S. holder that is classified as a partnership for U.S.
          federal income tax purposes, a duly completed and executed IRS Form
          W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4.   from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a)  if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
               Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

               (i)  stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the
                    qualified intermediary is created, incorporated or governed;

               (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under
                    section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations;

                                       F-3

               (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified
                    intermediary; and

               (iv) providing any other information, certifications, or
                    statements that may be required by the IRS Form W-8IMY or
                    accompanying instructions in addition to, or in lieu of, the information and certifications described in section
                    1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury
                    Regulations; or

          (b)  if the intermediary is not a qualified intermediary (a
               "nonqualified intermediary"), a duly completed and executed IRS
               Form W-8IMY (or any successor or substitute form):

               (i)  stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed;

               (ii) certifying that the nonqualified intermediary is not acting for its own account;

               (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to
                    substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners; and

               (iv) providing any other information, certifications or
                    statements that may be required by the IRS Form W-8IMY or
                    accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in
                    section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury
                    Regulations; or

     5.   from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any
          non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

     o    provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S.
          holder;

     o    provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o    can be treated as an "exempt recipient" within the meaning of section
          1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
          corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       F-4

PROSPECTUS

              MERRILL LYNCH MORTGAGE INVESTORS, INC., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "METHOD OF DISTRIBUTION."

                            THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. The issuing entity for each series of offered certificates will be a statutory or common law trust created at our direction. Each series of offered certificates will--

o    have its own series designation, and

o    consist of one or more classes with various payment characteristics.

The offered certificates will represent interests only in the issuing entity.
The offered certificates will not represent interests in or obligations of the depositor, any of the sponsors or any of our or their respective affiliates.

                          ASSETS OF THE ISSUING ENTITY:

The assets of each issuing entity will include--

o    mortgage loans secured by first and/or junior liens on, or security interests in, various interests in commercial and multifamily real properties,

o    mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

o    some combination of those types of mortgage loans and mortgage-backed securities.

The assets of the issuing entity may also include cash, permitted investments, letters of credit, surety bonds, insurance policies, guarantees, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the assets of the related issuing entity, which may consist of any of the assets described under "THE TRUST FUND.". In that document, we will also state the price to the public for the subject offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

     Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 20 IN THIS
PROSPECTUS PRIOR TO INVESTING.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED
UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this prospectus is May 10, 2007.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

   Lack of Liquidity Will Impair Your Ability to Sell Your Offered
      Certificates and May Have an Adverse Effect on the Market Value
      of Your Offered Certificates.......................................     20
   The Market Value of Your Offered Certificates May Be Adversely
      Affected by Factors Unrelated to the Performance of Your Offered
      Certificates and the Underlying Mortgage Assets, such as
      Fluctuations in Interest Rates and the Supply and Demand of
      CMBS Generally.....................................................     20
   Payments on the Offered Certificates Will Be Made Solely from the
      Limited Assets of the Related Trust, and Those Assets May Be
      Insufficient to Make All Required Payments on Those Certificates...     21
   Any Credit Support for Your Offered Certificates May Be Insufficient
      to Protect You Against All Potential Losses........................     21
   The Investment Performance of Your Offered Certificates Will Depend
      Upon Payments, Defaults and Losses on the Underlying Mortgage
      Loans; and Those Payments, Defaults and Losses May Be Highly
      Unpredictable......................................................     22
   Repayment of a Commercial or Multifamily Mortgage Loan Depends on the
      Performance and Value of the Underlying Real Property, Which May
      Decline Over Time, and the Related Borrower's Ability to Refinance
      the Property, of Which There Is No Assurance.......................     25
   Various Types of Income-Producing Properties May Secure Mortgage Loans
      Underlying a Series of Offered Certificates and Each Type of
      Income-Producing Property May Present Special Risks as Collateral
      for a Loan.........................................................     31
   Any Analysis of the Value or Income Producing Ability of a Commercial
      or Multifamily Property Is Highly Subjective and Subject
      to Error...........................................................     53
   Borrower Concentration Within a Trust Exposes Investors to Greater
      Risk of Default and Loss...........................................     56
   Loan Concentration Within a Trust Exposes Investors to Greater Risk
      of Default and Loss................................................     56
   Geographic Concentration Within a Trust Exposes Investors to Greater
      Risk of Default and Loss...........................................     57
   Changes in Pool Composition Will Change the Nature of Your
      Investment.........................................................     57
   Adjustable Rate Mortgage Loans May Entail Greater Risks of Default to
      Lenders Than Fixed Rate Mortgage Loans.............................     57
   Additional Secured Debt Increases the Likelihood That a Borrower Will
      Default on a Mortgage Loan Underlying Your Offered Certificates....     57
   With Respect to Certain Mortgage Loans Included in Our Trusts, the
      Mortgaged Property or Properties that Secure the Subject Mortgage
      Loan in the Trust Also Secure One (1) or More Related Mortgage
      Loans That Are Not in the Trust; The Interests of the Holders of
      Those Non-Trust Mortgage Loans May Conflict with Your Interests....     58
   The Borrower's Form of Entity May Cause Special Risks and/or Hinder
      Recovery...........................................................     58
   Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a
      Mortgage Loan Underlying Your Offered Certificates.................     60
   Redevelopment and Renovation at the Mortgaged Properties May Have
      Uncertain and Adverse Results......................................     61
   Environmental Liabilities Will Adversely Affect the Value and
      Operation of the Contaminated Property and May Deter a Lender
      From Foreclosing...................................................     61
   Some Provisions in the Mortgage Loans Underlying Your Offered
      Certificates May Be Challenged As Being Unenforceable..............     63
   Certain Aspects of Subordination Agreements, Including Co-Lender
      Agreements Executed in Connection with Mortgage Loans Underlying
      Your Offered Certificates That Are Part of a Split Loan Structure,
      May be Unenforceable...............................................     64

                                       2

   World Events and Natural Disasters Could Have an Adverse Impact on the
      Real Properties Securing the Mortgage Loans Underlying Your Offered
      Certificates and Consequently Could Reduce the Cash Flow Available
      to Make Payments on the Offered Certificates.......................     65
   Jurisdictions With One Action or Security First Rules and/or
      Anti-Deficiency Legislation May Limit the Ability of the Special
      Servicer to Foreclose on a Real Property or to Realize on
      Obligations Secured by a Real Property.............................     65
   Lack of Insurance Coverage Exposes a Trust to Risk For Particular
      Special Hazard Losses..............................................     65
   Lending on Condominium Units Creates Risks for Lenders That Are Not
      Present When Lending on Non-Condominiums...........................     67
   Lending on Ground Leases Creates Risks for Lenders That Are Not
      Present When Lending on an Actual Ownership Interest in a
      Real Property......................................................     67
   Changes in Zoning Laws May Adversely Affect the Use or Value of a
      Real Property......................................................     68
   Compliance with the Americans with Disabilities Act of 1990 May Be
      Expensive..........................................................     68
   Litigation and Other Legal Proceedings May Adversely Affect a
      Borrower's Ability to Repay Its Mortgage Loan......................     69
   Taxes on Foreclosure Property Will Reduce Amounts Available to Make
      Payments on the Offered Certificates...............................     69
   Residual Interests in a Real Estate Mortgage Investment Conduit Have
      Adverse Tax Consequences...........................................     70
   Additional Compensation to the Master Servicer and the Special
      Servicer and Interest on Advances Will Affect Your Right to Receive
      Distributions on Your Offered Certificates.........................     71
   Inability to Replace the Master Servicer Could Affect Collections and

   Property Managers and Borrowers May Each Experience Conflicts of
      Interest in Managing Multiple Properties...........................     73
   Limited Information Causes Uncertainty................................     73
   The Risk of Terrorism In the United States and Military Action May
      Adversely Affect the Value of the Offered Certificates and Payments

   Arrangements Providing Reinvestment, Interest Rate and Currency

                                       3

   Collection and Other Servicing Procedures with Respect to Mortgage

   Matters Regarding the Master Servicer, the Special Servicer, the

   Incorporation of Certain Documents by Reference; Reports Filed with

                                       4

                                       5

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                              AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-[_____]. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC's Public Reference Room at 100
F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

                                        6

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                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

THE DEPOSITOR.................   We are Merrill Lynch Mortgage Investors, Inc.,
                                 the depositor with respect to each series of
                                 offered certificates. We are a special purpose
                                 Delaware corporation. Our principal offices are
                                 located at 4 World Financial Center, 10th
                                 Floor, 250 Vesey Street, New York, New York
                                 10080. Our main telephone number is
                                 212-449-1000. We will acquire the mortgage
                                 assets that are to back each series of offered
                                 certificates and transfer them to the issuing
                                 entity. See "THE DEPOSITOR."

THE SPONSOR...................   Unless we state otherwise in the related
                                 prospectus supplement, Merrill Lynch Mortgage
                                 Lending, Inc., which is our affiliate, will be
                                 a sponsor with respect to each securitization
                                 transaction involving the issuance of a series
                                 of offered certificates. If and to the extent
                                 that there are other sponsors with respect to
                                 any securitization transaction involving the
                                 issuance of a series of offered certificates,
                                 we will identify each of those sponsors and
                                 include relevant information with respect
                                 thereto in the related prospectus supplement.
                                 With respect to any securitization transaction
                                 involving the issuance of a series of offered
                                 certificates, a sponsor will be a person or
                                 entity that organizes and initiates that
                                 securitization transaction by selling or
                                 transferring assets, either directly or
                                 indirectly, including through an affiliate, to
                                 the issuing entity. See "THE SPONSOR."

THE ISSUING ENTITIES..........   The issuing entity with respect to each series
                                 of offered certificates will be a statutory or
                                 common law trust created at our direction. Each
                                 issuing entity will own and hold assets of the
                                 type described under "THE TRUST FUND" and be
                                 the entity in whose name the subject offered
                                 certificates are issued.

THE ORIGINATORS...............   Some or all of the mortgage loans backing a
                                 series of offered certificates may be
                                 originated by Merrill Lynch Mortgage Lending,
                                 Inc. or by one of our other affiliates. In
                                 addition, there may be other third-party
                                 originators of the mortgage loans backing a
                                 series of offered certificates. See "THE TRUST
                                 FUND--Mortgage Loans--Originators." We will
                                 identify in the related prospectus supplement
                                 for each series of offered certificates any
                                 originator or group of affiliated originators
                                 --apart from a sponsor and/or its affiliates--
                                 that originated or is expected to originate
                                 mortgage loans representing 10% or more of the
                                 related mortgage asset pool, by balance.

THE SECURITIES BEING OFFERED..   The securities that will be offered by this
                                 prospectus and the related prospectus
                                 supplements consist of mortgage pass-through

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                                       -7-

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                                 certificates. These certificates will be issued
                                 in series, and each series will, in turn,
                                 consist of one or more classes. Each series of
                                 offered certificates will evidence interests
                                 only in the issuing entity. Each class of
                                 offered certificates must, at the time of
                                 issuance, be assigned an investment grade
                                 rating by at least one nationally recognized
                                 statistical rating organization. We will
                                 identify in the related prospectus supplement,
                                 with respect to each class of offered
                                 certificates, each applicable rating agency and
                                 the minimum rating to be assigned. Typically,
                                 the four highest rating categories, within
                                 which there may be sub-categories or gradations
                                 to indicate relative standing, signify
                                 investment grade. See "RATING."

THE OFFERED CERTIFICATES
MAY BE ISSUED WITH OTHER
CERTIFICATES..................   We may not publicly offer all the mortgage
                                 pass-through certificates evidencing interests
                                 in an issuing entity established by us. We may
                                 elect to retain some of those certificates, to
                                 place some privately with institutional
                                 investors, to place some with investors outside
                                 the United States or to deliver some to the
                                 applicable seller as partial consideration for
                                 the mortgage assets that such seller is
                                 contributing to the subject securitization
                                 transaction. In addition, some of those
                                 certificates may not satisfy the rating
                                 requirement for offered certificates described
                                 under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS.......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of
                                 agreements will govern, among other things--

                                 o    the issuance of each series of offered
                                      certificates,

                                 o    the creation of and transfer of assets to
                                      the issuing entity, and

                                 o    the servicing and administration of those
                                      assets.

                                 The parties to the governing document(s) for a
                                 series of offered certificates will always
                                 include us and a trustee. We will be
                                 responsible for establishing the issuing entity
                                 for each series of offered certificates. In
                                 addition, we will transfer or arrange for the
                                 transfer of the initial trust assets to each
                                 issuing entity. In general, the trustee for a
                                 series of offered certificates will be
                                 responsible for, among other things, making
                                 payments and preparing and disseminating
                                 various reports to the holders of those offered
                                 certificates.

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                                      -8-

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                                 If the assets of any issuing entity include
                                 mortgage loans, the parties to the applicable
                                 governing document(s) will also include--

                                 o    one or more master servicers that will
                                      generally be responsible for performing
                                      customary servicing duties with respect to
                                      those mortgage loans that are not
                                      defaulted, nonperforming or otherwise
                                      problematic in any material respect, and

                                 o    one or more special servicers that will
                                      generally be responsible for servicing and
                                      administering (a) those mortgage loans
                                      that are defaulted, nonperforming or
                                      otherwise problematic in any material
                                      respect, including performing work-outs
                                      and foreclosures with respect to those
                                      mortgage loans, and (b) real estate assets
                                      acquired as part of the related trust with
                                      respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated
                                 entities, may act as both master servicer and
                                 special servicer for one of our trusts.
                                 Notwithstanding the reference to the duties of
                                 a special servicer above, we will not transfer
                                 to an issuing entity any mortgage loan that is
                                 more than 90 days delinquent or in foreclosure
                                 or any foreclosure property. However, any
                                 mortgage loan that we transfer to an issuing
                                 entity may subsequently become non-performing
                                 or the related mortgaged real property may
                                 subsequently become foreclosure property.

                                 If the assets of any issuing entity include
                                 mortgage-backed securities, the parties to the
                                 applicable governing document(s) may also
                                 include a manager that will be responsible for
                                 performing various administrative duties with
                                 respect to those mortgage-backed securities. If
                                 the related trustee assumes those duties,
                                 however, there will be no manager.

                                 Compensation arrangements for a trustee, master
                                 servicer, special servicer or manager for any
                                 issuing entity may vary from securitization
                                 transaction to securitization transaction.

                                 In the related prospectus supplement, we will
                                 identify the trustee and any master servicer,
                                 special servicer or manager for each series of
                                 offered certificates and will describe their
                                 respective duties and compensation in further
                                 detail. See "DESCRIPTION OF THE GOVERNING
                                 DOCUMENTS."

                                 Any servicer, master servicer or special
                                 servicer for any issuing entity may perform any
                                 or all of its servicing duties under the
                                 applicable governing document(s) through one or
                                 more primary servicers or sub-servicers. In the
                                 related prospectus supplement, we will identify
                                 any such primary servicer or sub-servicer that,
                                 at

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                                      -9-

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                                 the time of initial issuance of the subject
                                 offered certificates, is (a) affiliated with us
                                 or with the issuing entity or any sponsor for
                                 the subject securitization transaction or (b)
                                 services 10% or more of the related mortgage
                                 asset pool, by balance.

CHARACTERISTICS OF THE
MORTGAGE ASSETS...............   The assets of any issuing entity will, in
                                 general, include mortgage loans. Each of those
                                 mortgage loans will constitute the obligation
                                 of one or more persons to repay a debt. The
                                 performance of that obligation will be secured
                                 by a first or junior lien on, or security
                                 interest in, the fee, leasehold or other
                                 interest(s) of the related borrower or another
                                 person in or with respect to one or more
                                 commercial or multifamily real properties. In
                                 particular, those properties may include:

                                 o    rental or cooperatively-owned buildings
                                      with multiple dwelling units;

                                 o    retail properties related to the sale of
                                      consumer goods and other products, or
                                      related to providing entertainment,
                                      recreational or personal services, to the
                                      general public;

                                 o    office buildings;

                                 o    hospitality properties;

                                 o    casino properties;

                                 o    health care-related facilities;

                                 o    industrial facilities;

                                 o    warehouse facilities, mini-warehouse
                                      facilities and self-storage facilities;

                                 o    restaurants, taverns and other
                                      establishments involved in the food and
                                      beverage industry;

                                 o    manufactured housing communities, mobile
                                      home parks and recreational vehicle parks;

                                 o    recreational and resort properties;

                                 o    arenas and stadiums;

                                 o    churches and other religious facilities;

                                 o    parking lots and garages;

                                 o    mixed use properties;

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                                      -10-

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                                 o    other income-producing properties; and/or

                                 o    unimproved land.

                                 The mortgage loans underlying a series of
                                 offered certificates may have a variety of
                                 payment terms. For example, any of those
                                 mortgage loans--

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that is fixed
                                      over its term, that resets on one or more
                                      specified dates or that otherwise adjusts
                                      from time to time;

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that may be
                                      converted at the borrower's election from
                                      an adjustable to a fixed interest rate or
                                      from a fixed to an adjustable interest
                                      rate;

                                 o    may provide for no accrual of interest;

                                 o    may provide for level payments to stated
                                      maturity, for payments that reset in
                                      amount on one or more specified dates or
                                      for payments that otherwise adjust from
                                      time to time to accommodate changes in the
                                      mortgage interest rate or to reflect the
                                      occurrence of specified events;

                                 o    may be fully amortizing or, alternatively,
                                      may be partially amortizing or
                                      nonamortizing, with a substantial payment
                                      of principal due on its stated maturity
                                      date;

                                 o    may permit the negative amortization or
                                      deferral of accrued interest;

                                 o    may prohibit some or all voluntary
                                      prepayments or require payment of a
                                      premium, fee or charge in connection with
                                      those prepayments;

                                 o    may permit defeasance and the release of
                                      real property collateral in connection
                                      with that defeasance;

                                 o    may provide for payments of principal,
                                      interest or both, on due dates that occur
                                      monthly, bi-monthly, quarterly,
                                      semi-annually, annually or at some other
                                      interval; and/or

                                 o    may have two or more component parts, each
                                      having characteristics that are otherwise
                                      described in this prospectus as being
                                      attributable to separate and distinct
                                      mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates
                                 will be secured by liens on real properties

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                                      -11-

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                                 located in the United States, its territories
                                 and possessions. However, some of those
                                 mortgage loans may be secured by liens on real
                                 properties located outside the United States,
                                 its territories and possessions, provided that
                                 foreign mortgage loans do not represent more
                                 than 10% of the related mortgage asset pool, by
                                 balance.

                                 We, the depositor, do not originate mortgage
                                 loans. However, some or all of the mortgage
                                 loans held by an issuing entity may be
                                 originated by our affiliates.

                                 Neither we nor any of our affiliates will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. Unless we expressly state
                                 otherwise in the related prospectus supplement,
                                 no governmental agency or instrumentality will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates.

                                 The assets of any issuing entity may also
                                 include mortgage participations, mortgage
                                 pass-through certificates, collateralized
                                 mortgage obligations and other mortgage-backed
                                 securities, that evidence an interest in, or
                                 are secured by a pledge of, one or more
                                 mortgage loans of the type described above. We
                                 will not transfer a mortgage-backed security to
                                 any issuing entity unless--

                                 o    the security has been registered under the
                                      Securities Act of 1933, as amended, or

                                 o    we would be free to publicly resell the
                                      security without registration.

                                 In addition to the asset classes described
                                 above in this "--Characteristics of the
                                 Mortgage Assets" subsection, we may transfer to
                                 an issuing entity loans secured by equipment or
                                 inventory related to the real property
                                 collateral securing a mortgage loan held by
                                 that issuing entity, provided that such other
                                 asset classes in the aggregate will not exceed
                                 10% by principal balance of the related asset
                                 pool.

                                 We will describe the specific characteristics
                                 of the mortgage assets underlying a series of
                                 offered certificates in the related prospectus
                                 supplement.

                                 Assets held by an issuing entity will also
                                 include: (a) cash, including in the form of
                                 initial deposits and collections on the related
                                 mortgage loans, mortgage-backed securities and
                                 instruments of credit enhancement, guaranteed
                                 investment contracts, interest rate exchange
                                 agreements, interest rate floor or cap
                                 agreements and currency exchange agreements;
                                 (b) bank accounts; (c) permitted investments;
                                 and (d) following

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                                      -12-

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                                 foreclosure, acceptance of a deed in lieu of
                                 foreclosure or any other enforcement action,
                                 real property and other collateral for
                                 defaulted mortgage loans.

                                 See "THE TRUST FUND--Mortgage Loans" and
                                 "--Mortgage-Backed Securities."

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS....   We will generally acquire the mortgage assets
                                 to be securitized from Merrill Lynch Mortgage
                                 Lending, Inc. or another of our affiliates or
                                 from another seller of commercial and
                                 multifamily mortgage loans. We will then
                                 transfer those mortgage assets to the issuing
                                 entity for the related securitization
                                 transaction.

                                 If and to the extent described in the related
                                 prospectus supplement, we, a mortgage asset
                                 seller or another specified person or entity
                                 may make or assign to or for the benefit of an
                                 issuing entity various representations and
                                 warranties, or may be obligated to deliver to
                                 an issuing entity various documents, in either
                                 case relating to some or all of the mortgage
                                 assets transferred to that issuing entity. A
                                 material breach of one of those representations
                                 and warranties or a failure to deliver a
                                 material document may, under the circumstances
                                 described in the related prospectus supplement,
                                 give rise to an obligation to repurchase the
                                 affected mortgage asset(s) from the subject
                                 issuing entity or to replace the affected
                                 mortgage asset(s) with other mortgage asset(s)
                                 that satisfy the criteria specified in the
                                 related prospectus supplement.

                                 In general, the total outstanding principal
                                 balance of the mortgage assets transferred by
                                 us to any particular issuing entity will equal
                                 or exceed the initial total outstanding
                                 principal balance of the related series of
                                 certificates. In the event that the total
                                 outstanding principal balance of the related
                                 underlying mortgage loans initially delivered
                                 by us to the related trustee is less than the
                                 initial total outstanding principal balance of
                                 any series of certificates, the subject
                                 securitization transaction may include a
                                 prefunding feature, in which case we may
                                 deposit or arrange for the deposit of cash or
                                 liquid investments on an interim basis with the
                                 related trustee to cover the shortfall. For a
                                 specified period, as set forth in the related
                                 prospectus supplement, following the date of
                                 initial issuance of that series of
                                 certificates, which will constitute the
                                 prefunding period, we or our designee will be
                                 entitled to obtain a release of the deposited
                                 cash or investments if we deliver or arrange
                                 for delivery of a corresponding amount of
                                 mortgage assets. If we fail, however, to
                                 deliver or arrange for the delivery of mortgage
                                 assets sufficient to make up the entire
                                 shortfall within the prefunding period, any of
                                 the cash or, following liquidation, investments
                                 remaining on deposit with the related trustee
                                 will be used by the related trustee to pay down
                                 the total principal balance of the

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                                      -13-

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                                 related trustee to pay down the total principal
                                 balance of the related series of certificates,
                                 as described in the related prospectus
                                 supplement.

                                 If the subject securitization transaction
                                 involves a prefunding feature, then we will
                                 indicate in the related prospectus supplement,
                                 among other things:

                                 o    the term or duration of the prefunding
                                      period, which may not extend beyond one
                                      year from the date of initial issuance of
                                      the related offered certificates;

                                 o    the amount of proceeds to be deposited in
                                      the applicable prefunding account and the
                                      percentage of the mortgage asset pool and
                                      any class or series of offered
                                      certificates represented by those
                                      proceeds, which proceeds may not exceed
                                      50% of the related offering proceeds; and

                                 o    any limitation on the ability to add pool
                                      assets.

                                 If so specified in the related prospectus
                                 supplement, we or another specified person or
                                 entity may be permitted, at our or its option,
                                 but subject to the conditions specified in that
                                 prospectus supplement, to acquire from the
                                 related issuing entity particular mortgage
                                 assets underlying a series of certificates in
                                 exchange for:

                                 o    cash that would be applied to pay down the
                                      principal balances of certificates of that
                                      series; and/or

                                 o    other mortgage loans or mortgage-backed
                                      securities that--

                                      1.   conform to the description of
                                           mortgage assets in this prospectus,
                                           and

                                      2.   satisfy the criteria set forth in the
                                           related prospectus supplement.

                                 For example, if a mortgage loan backing a
                                 series of offered certificates defaults, then
                                 it may be subject to (a) a purchase option on
                                 the part of another lender whose loan is
                                 secured by a lien on the same real estate
                                 collateral or by a lien on an equity interest
                                 in the related borrower and/or (b) a fair value
                                 purchase option under the applicable governing
                                 document(s) for the subject securitization
                                 transaction or another servicing agreement.

                                 In addition, if so specified in the related
                                 prospectus supplement, but subject to the
                                 conditions specified in that prospectus
                                 supplement, one or more holders of certificates
                                 may exchange those certificates for one or more
                                 of the mortgage loans or

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                                      -14-

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                                 mortgage-backed securities constituting part of
                                 the mortgage pool underlying those
                                 certificates.

                                 Further, if so specified in the related
                                 prospectus supplement, a special servicer or
                                 other specified party for one of our
                                 securitizations may be obligated, under the
                                 circumstances described in that prospectus
                                 supplement, to sell on behalf of the related
                                 issuing entity a delinquent or defaulted
                                 mortgage asset.

                                 See also "--Optional or Mandatory Redemption or
                                 Termination" below.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES..................   An offered certificate may entitle the holder
                                 to receive:

                                 o    a stated principal amount, which will be
                                      represented by its principal balance, if
                                      any;

                                 o    interest on a principal balance or
                                      notional amount, at a fixed, floating,
                                      adjustable or variable pass-through rate,
                                      which pass-through rate may change as of a
                                      specified date or upon the occurrence of
                                      specified events or for any other reason
                                      from one accrual or payment period to
                                      another, as described in the related
                                      prospectus supplement;

                                 o    specified, fixed or variable portions of
                                      the interest, principal or other amounts
                                      received on the related underlying
                                      mortgage loans or mortgage-backed
                                      securities;

                                 o    payments of principal, with
                                      disproportionate, nominal or no payments
                                      of interest;

                                 o    payments of interest, with
                                      disproportionate, nominal or no payments
                                      of principal;

                                 o    payments of interest on a deferred or
                                      partially deferred basis, which deferred
                                      interest may be added to the principal
                                      balance, if any, of the subject class of
                                      offered certificates or which deferred
                                      interest may or may not itself accrue
                                      interest, all as set forth in the related
                                      prospectus supplement;

                                 o    payments of interest or principal that
                                      commence only as of a specified date or
                                      only after the occurrence of specified
                                      events, such as the payment in full of the
                                      interest and principal outstanding on one
                                      or more other classes of certificates of
                                      the same series;

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                                      -15-

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                                 o    payments of interest or principal that
                                      are, in whole or in part, calculated based
                                      on or payable specifically from payments
                                      or other collections on particular related
                                      underlying mortgage loans or
                                      mortgage-backed securities;

                                 o    payments of principal to be made, from
                                      time to time or for designated periods, at
                                      a rate that is--

                                      1.   faster and, in some cases,
                                           substantially faster, or

                                      2.   slower and, in some cases,
                                           substantially slower,

                                      than the rate at which payments or other
                                      collections of principal are received on
                                      the related underlying mortgage loans or
                                      mortgage-backed securities;

                                 o    payments of principal to be made, subject
                                      to available funds, based on a specified
                                      principal payment schedule or other
                                      methodology;

                                 o    payments of principal that may be
                                      accelerated or slowed in response to a
                                      change in the rate of principal payments
                                      on the related underlying mortgage loans
                                      or mortgage-backed securities in order to
                                      protect the subject class of offered
                                      certificates or, alternatively, to protect
                                      one or more other classes of certificates
                                      of the same series from prepayment and/or
                                      extension risk;

                                 o    payments of principal out of amounts other
                                      than payments or other collections of
                                      principal on the related underlying
                                      mortgage loans or mortgage-backed
                                      securities, such as excess spread on the
                                      related underlying mortgage loans or
                                      mortgage-backed securities or amounts
                                      otherwise payable as interest with respect
                                      to another class of certificates of the
                                      same series, which other class of
                                      certificates provides for the deferral of
                                      interest payments thereon;

                                 o    payments of residual amounts remaining
                                      after required payments have been made
                                      with respect to other classes of
                                      certificates of the same series; or

                                 o    payments of all or part of the prepayment
                                      or repayment premiums, fees and charges,
                                      equity participations payments or other
                                      similar items received on the related
                                      underlying mortgage loans or
                                      mortgage-backed securities.

                                 Any class of offered certificates may be senior
                                 or subordinate to or pari passu with one or
                                 more other classes of certificates of the

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                                      -16-

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                                 same series, including a non-offered class of
                                 certificates of that series, for purposes of
                                 some or all payments and/or allocations of
                                 losses.

                                 A class of offered certificates may have two or
                                 more component parts, each having
                                 characteristics that are otherwise described in
                                 this prospectus as being attributable to
                                 separate and distinct classes.

                                 Payments on a class of offered certificates may
                                 occur monthly, bi-monthly, quarterly,
                                 semi-annually or at any other specified
                                 interval, commencing on the distribution date
                                 specified in the related prospectus supplement.

                                 We will describe the specific characteristics
                                 of each class of offered certificates in the
                                 related prospectus supplement, including
                                 payment characteristics and authorized
                                 denominations. Among other things, in the
                                 related prospectus supplement, we will
                                 summarize the flow of funds, payment priorities
                                 and allocations among the respective classes of
                                 offered certificates of any particular series,
                                 the respective classes of non-offered
                                 certificates of that series, and fees and
                                 expenses, to the extent necessary to understand
                                 the payment characteristics of those classes of
                                 offered certificates, and we will identify any
                                 events in the applicable governing document(s)
                                 that would alter the transaction structure or
                                 flow of funds. See "DESCRIPTION OF THE
                                 CERTIFICATES."

CREDIT SUPPORT AND
REINVESTMENT, INTEREST RATE
AND CURRENCY-RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES..................   Some classes of offered certificates may be
                                 protected in full or in part against defaults
                                 and losses, or select types of defaults and
                                 losses, on the related underlying mortgage
                                 loans or mortgage-backed securities through the
                                 subordination of one or more other classes of
                                 certificates of the same series or by other
                                 types of credit support. The other types of
                                 credit support may include
                                 overcollateralization or a letter of credit, a
                                 surety bond, an insurance policy, a guarantee
                                 or a reserve fund. We will describe the credit
                                 support, if any, for each class of offered
                                 certificates and, if applicable, we will
                                 identify the provider of that credit support,
                                 in the related prospectus supplement. In
                                 addition, we will summarize in the related
                                 prospectus supplement how losses not covered by
                                 credit enhancement or support will be allocated
                                 to the subject series of offered certificates.

                                 The assets of an issuing entity with respect to
                                 any series of offered certificates may also
                                 include any of the following agreements:

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                                      -17-

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                                 o    guaranteed investment contracts in
                                      accordance with which moneys held in the
                                      funds and accounts established with
                                      respect to those offered certificates will
                                      be invested at a specified rate;

                                 o    interest rate exchange agreements or
                                      interest rate cap or floor agreements; or

                                 o    currency exchange agreements.

                                 We will describe the types of reinvestment,
                                 interest rate and currency related protection,
                                 if any, for each class of offered certificates
                                 and, if applicable, we will identify the
                                 provider of that protection, in the related
                                 prospectus supplement.

                                 See "RISK FACTORS," "THE TRUST FUND" and
                                 "DESCRIPTION OF CREDIT SUPPORT."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS...............   If the assets of an issuing entity for a series
                                 of offered certificates include mortgage loans,
                                 then, as and to the extent described in the
                                 related prospectus supplement, the related
                                 master servicer, the related special servicer,
                                 the related trustee, any related provider of
                                 credit support and/or any other specified
                                 person may be obligated to make, or may have
                                 the option of making, advances with respect to
                                 those mortgage loans to cover--

                                 o    delinquent scheduled payments of principal
                                      and/or interest, other than balloon
                                      payments,

                                 o    property protection expenses,

                                 o    other servicing expenses, or

                                 o    any other items specified in the related
                                      prospectus supplement.

                                 Any party making advances will be entitled to
                                 reimbursement from subsequent recoveries on the
                                 related mortgage loan and as otherwise
                                 described in this prospectus or the related
                                 prospectus supplement. That party may also be
                                 entitled to receive interest on its advances
                                 for a specified period. See "DESCRIPTION OF THE
                                 GOVERNING DOCUMENTS--Advances."

                                 If the assets of an issuing entity for a series
                                 of offered certificates include mortgage-backed
                                 securities, we will describe in the related
                                 prospectus supplement any comparable advancing
                                 obligations with respect to those
                                 mortgage-backed securities or the underlying
                                 mortgage loans.

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                                      -18-

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OPTIONAL OR MANDATORY
REDEMPTION OR TERMINATION.....   We will describe in the related prospectus
                                 supplement any circumstances involving an
                                 optional or mandatory redemption of offered
                                 certificates or an optional or mandatory
                                 termination of the related issuing entity. In
                                 particular, a master servicer, special servicer
                                 or other designated party may be permitted or
                                 obligated to purchase or sell--

                                 o    all the mortgage assets held by any
                                      particular issuing entity, thereby
                                      resulting in a termination of that issuing
                                      entity, or

                                 o    that portion of the mortgage assets held
                                      by any particular issuing entity as is
                                      necessary or sufficient to retire one or
                                      more classes of offered certificates of
                                      the related series.

                                 See "DESCRIPTION OF THE CERTIFICATES--
                                 Termination and Redemption."

FEDERAL INCOME TAX
CONSEQUENCES..................   Any class of offered certificates will
                                 constitute or evidence ownership of:

                                 o    regular interests or residual interests in
                                      a real estate mortgage investment conduit
                                      under Sections 860A through 860G of the
                                      Internal Revenue Code of 1986; or

                                 o    interests in a grantor trust under Subpart
                                      E of Part I of Subchapter J of the
                                      Internal Revenue Code of 1986.

                                 See "FEDERAL INCOME TAX CONSEQUENCES."

ERISA CONSIDERATIONS..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement,
                                 you are encouraged to review with your legal
                                 advisor whether the purchase or holding of
                                 offered certificates could give rise to a
                                 transaction that is prohibited or is not
                                 otherwise permissible under applicable law. See
                                 "ERISA CONSIDERATIONS."

LEGAL INVESTMENT..............   If your investment authority is subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You are encouraged to consult
                                 your legal advisor to determine whether and to
                                 what extent the offered certificates constitute
                                 a legal investment for you. We will specify in
                                 the related prospectus supplement which classes
                                 of the offered certificates, if any, will
                                 constitute mortgage related securities for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. See "LEGAL
                                 INVESTMENT."

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                                      -19-

                                  RISK FACTORS

     YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THE FACTORS SET FORTH
UNDER "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT, IN DECIDING WHETHER
TO PURCHASE OFFERED CERTIFICATES.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market.
Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related underlying mortgage loans or mortgage-backed securities. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

                                      -20-

     o    the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

     o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o    investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties,
          and

     o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related underlying mortgage loans or mortgage-backed securities. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

     The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related issuing entity. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the assets of the related issuing entity are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the assets of the related issuing entity. If the assets of the related issuing entity are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related underlying mortgage loans or mortgage-backed securities. Actual losses may, however, exceed the assumed levels. See "DESCRIPTION OF THE CERTIFICATES--
Allocation of Losses and Shortfalls" and "DESCRIPTION OF CREDIT SUPPORT." If
actual losses on the related underlying mortgage loans or mortgage-backed securities exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a

                                      -21-

result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o    an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

     o    a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as to the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o    the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o    the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

                                      -22-

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related underlying mortgage loans or mortgage-backed securities.
Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original

                                      -23-

investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors.
Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    occupancy levels at or near the time of refinancing;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant geographic area;

                                      -24-

     o    changes in rental rates in the relevant geographic area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o    the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that real property with the result that the real property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon.

     In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o    the sufficiency of the net operating income of the applicable real property;

     o    the market value of the applicable real property at or prior to maturity; and

     o    the ability of the related borrower to refinance or sell the applicable real property.

                                      -25-

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related mortgaged property and the related borrower's ability to refinance the mortgage loan or sell the related mortgaged property.

     Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o    the location, age, functionality, design and construction quality of the subject property;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the degree to which the subject property competes with other properties in the area;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    tenant mix and concentration;

     o    national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer confidence, tastes and preferences;

     o    retroactive changes in building codes and other applicable laws;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    vulnerability to litigation by tenants and patrons.

                                      -26-

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o    an increase in interest rates, real estate taxes and other operating expenses;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

     o    a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced;

     o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

     o    environmental contamination.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o    the ratio of fixed operating expenses to those that vary with revenues; and

     o    the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on
Tenants. Generally, multifamily and commercial properties are subject to leases.
The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o    to pay for maintenance and other operating expenses associated with the property;

     o    to fund repairs, replacements and capital improvements at the property; and

                                      -27-

     o    to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

     Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

     o    a general inability to lease space;

     o    an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults or any other inability to collect rental payments;

     o    a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o    an increase in leasing costs and/or the costs of performing landlord obligations under existing leases;

     o    an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant.

     With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more--and possibly all--of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

     Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

     Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property
Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the

                                      -28-

property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Accordingly, factors that will affect the operation and value of a commercial property include:

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the
U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o    the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o    an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income
is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o    changes in interest rates;

     o    the availability of refinancing sources;

                                      -29-

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o    ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow,

     o    reduce operating and repair costs, and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

                                      -30-

     Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     The Prospective Performance of the Multifamily and Commercial Mortgage
Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our
Other Trusts. Notwithstanding that there are many common factors affecting the profitability and value of income-producing properties in general, those factors do not apply equally to all income-producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income-producing property. See, for example, "--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan" below. Each income-producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY SECURE MORTGAGE LOANS
UNDERLYING A SERIES OF OFFERED CERTIFICATES AND EACH TYPE OF INCOME-PRODUCING
PROPERTY MAY PRESENT SPECIAL RISKS AS COLLATERAL FOR A LOAN

     General. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under "--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There is No

                                      -31-

Assurance" above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property, and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o    the physical attributes of the property, such as its age, appearance, amenities and construction quality in relation to competing buildings;

     o    the types of services or amenities offered at the property;

     o    the location of the property;

     o    distance from employment centers and shopping areas;

     o    local factory or other large employer closings;

     o    the characteristics of the surrounding neighborhood, which may change over time;

     o    the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

     o    the ability of management to respond to competition;

     o    the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, or personnel from a local military base or students;

                                      -32-

     o    in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

     o    adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o    state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o    the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o    the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

     o    the extent to which increases in operating costs may be passed through to tenants; and

     o    the financial condition of the owner of the property.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

                                      -33-

     o    prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o    mortgage loan payments,

     o    real property taxes,

     o    maintenance expenses, and

     o    other capital and ordinary expenses of the property.

                                      -34-

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders, and

     o    any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

     o    the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

     o    the possibility that, upon foreclosure, if the cooperatively-owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

                                      -35-

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers,

     o    factory outlet centers,

     o    malls,

     o    automotive sales and service centers,

     o    consumer oriented businesses,

     o    department stores,

     o    grocery stores,

     o    convenience stores,

     o    specialty shops,

     o    gas stations,

     o    movie theaters,

     o    fitness centers,

     o    bowling alleys,

     o    salons, and

     o    dry cleaners.

     A number of factors may affect the value and operation of a retail property. Some of these factors include:

     o    the strength, stability, number and quality of the tenants;

     o    tenants' sales;

     o    tenant mix;

     o    whether the property is in a desirable location;

     o    the physical condition and amenities of the building in relation to competing buildings;

     o    whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

                                      -36-

     o    the financial condition of the owner of the property.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o    lower rents,

     o    grant a potential tenant a free rent or reduced rent period,

     o    improve the condition of the property generally, or

     o    make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o    competition from other retail properties;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o    the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o    the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

                                      -37-

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

     A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

     In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

     Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o    the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

     o    the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
          or

     o    a loss of an anchor tenant's ability to attract shoppers.

                                      -38-

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    home shopping networks and programs;

     o    internet web sites and electronic media shopping; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o    the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

     o    the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system.
          parking and the building's compatibility with current business wiring requirements;

     o    whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

     o    the location of the property with respect to the central business district or population centers;

     o    demographic trends within the metropolitan area to move away from or towards the central business district;

     o    social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o    tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o    local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

                                      -39-

     o    the quality and philosophy of building management;

     o    access to mass transportation;

     o    accessibility from surrounding highways/streets;

     o    changes in zoning laws; and

     o    the financial condition of the owner.

     With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o    rental rates;

     o    the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o    amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life considerations, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

                                      -40-

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

     o    hotels and motels associated with national or regional franchise chains;

     o    hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

     Factors affecting the value, operation and economic performance of a hospitality property include:

     o    the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation, if any;

     o    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o    the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o    increases in operating costs, which may not be offset by increased room rates;

     o    the property's dependence on business and commercial travelers and tourism;

     o    changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

     o    changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality

                                      -41-

properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o    location, including proximity to or easy access from major population centers;

     o    appearance;

     o    economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

                                      -42-

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o    providing alternate forms of entertainment, such as performers and sporting events, and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health care-related properties include:

     o    hospitals;

     o    medical offices;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

                                      -43-

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

     In addition, nursing facilities and assisted living facilities that are dependent on revenues from other third party payors (other than Medicare and
Medicaid), such as private insurers, are also affected by the reimbursement policies of those payors.

All of the foregoing can adversely affect revenues from the operation of a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are also subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    disruptions in payments;

     o    reimbursement policies;

     o    audits, which may result in recoupment of payments made or withholding of payments due;

     o    laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services;

     o    patient care liability claims, including those generated by the recent advent of the use of video surveillance, or "granny cams", by family members or government prosecutors to monitor care and limited availability and increased costs of insurance; and

     o    shortages in staffing, increases in labor costs and labor disputes.

     Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in

                                      -44-

a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted. In addition, there can be no assurance that the facilities will remain licensed and loss of licensure/provider agreements by a significant number of facilities could have a material adverse effect on a borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

     With respect to health care-related properties, the regulatory environment has intensified, particularly the long-term care service environment for large, for profit, multi-facility providers. For example, in the past few years, federal prosecutors have utilized the federal false claims act to prosecute nursing facilities that have quality of care deficiencies or reported instances of possible patient abuse and neglect, falsification of records, failure to report adverse events, improper use of restraints, and certain other care issues. Since facilities convicted under the false claims act may be liable for triple damages plus mandatory civil penalties, nursing facilities often settled with the government for a substantial amount of money rather than defending the allegations.

     The extensive federal, state and local regulations affecting health care-related facilities include regulations on the financial and other arrangements that facilities enter into during the normal course of business.
For example, anti-kickback laws prohibit certain business practices and relationships that might affect the provision and cost of health care services reimbursable under Medicare and Medicaid programs, including the payment or receipt of money or anything else of value in return for the referral of patients whose care will be paid by those programs. Sanctions for violations include criminal penalties and civil sanctions, fines and possible exclusion from payor programs. Federal and state governments have used monetary recoveries derived from prosecutions to strengthen their fraud detection and enforcement programs. There can be no assurance that government officials charged with responsibility for enforcing the anti-kickback and/or self-referral laws will not assert that certain arrangements or practices are in violation of such provisions. The operations of a nursing facility or assisted living facility could be adversely affected by the failure of its arrangements to comply with such laws or similar state laws enacted in the future.

     The Deficit Reduction Act of 2006 ("DRA") is expected to increase government anti-fraud efforts. Among other things, the DRA required organizations, such as nursing facilities and assisted living facilities, that receive $5 million or more in Medicaid payments to train their work forces on the federal false claims act and its whistle blower provisions by January 1,
2007. The statute also encourages states to pass their own false claims laws by giving states a larger share of the money recovered from false claims cases. The effect of the DRA may be to create more whistle blowers and give rise to more false claims act prosecutions. There can be no assurance that government officials responsible for false claims act enforcement will not assert that one or more of a borrower's arrangements, practices, nursing facilities, or assisted living facilities are in violation of such laws.

     Each state also has a Medicaid Fraud Control Unit ("MFCU"), which typically operates as a division of the state Attorney General's Office or equivalent, which conducts criminal and civil investigations into alleged abuse, neglect, mistreatment and/or misappropriation of resident property. In some cases, the allegations may be investigated by the state Attorney General, local authorities and federal and/or state survey agencies. There are MFCU and state Attorney
General investigations pending and, from time to time, threatened against providers, relating to or arising out of allegations of potential resident abuse, neglect or mistreatment.

     Further, the nursing facilities and assisted living facilities are likely to compete on a local and regional basis with each other and with other providers who operate similar facilities. They may also compete with providers of long term care services in other settings, such as hospital rehabilitation units or home health agencies or other community-based providers. The formation of managed care networks and integrated delivery systems, as well as increasing government efforts to encourage the use of home and community-based services instead of nursing facility services, could also adversely affect nursing facilities or assisted living facilities if there are

                                      -45-

incentives that lead to the utilization of other facilities or community-based home care providers, instead of nursing facility or assisted living providers, or if competition drives down prices paid by residents. Some of the competitors of the subject facilities may be better capitalized, may offer services not offered by the facilities, or may be owned by agencies supported by other sources of income or revenue not available to for-profit facilities, such as tax revenues and charitable contributions. The success of a facility also depends upon the number of competing facilities in the local market, as well as upon other factors, such as the facility's age, appearance, reputation and management, resident and family preferences, referrals by and affiliations with managed care organizations, relationship with other health care providers and other health care networks, the types of services provided and, where applicable, the quality of care and the cost of that care. If the facilities fail to attract patients and residents and compete effectively with other health care providers, their revenues and profitability may decline.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties. Moreover, in certain circumstances, such as when federal or state authorities believe that liquidation may adversely affect the health, safety or welfare of the nursing facility and/or assisted living facility residents, a facility operator may not be allowed to liquidate for an indeterminate period of time. Finally, the receipt of any liquidation proceeds could be delayed by the approval process of any state agency necessary for the transfer of a mortgaged real property and even reduced to satisfy governmental obligations of the facility, such as audit recoupments from nursing facilities.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

     The value and operation of an industrial property depends on:

     o    location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3.   accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o    building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

                                      -46-

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8.   adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities;
               and

     o    the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o    building design,

     o    location and visibility,

     o    tenant privacy,

     o    efficient access to the property,

     o    proximity to potential users, including apartment complexes or commercial users,

     o    services provided at the property, such as security,

     o    age and appearance of the improvements, and

     o    quality of management.

     In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to these facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

                                      -47-

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o    competition from facilities having businesses similar to a particular restaurant or tavern;

     o    perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

     o    negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o    retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    market segment,

     o    product,

     o    price,

     o    value,

     o    quality,

     o    service,

     o    convenience,

     o    location, and

     o    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs,

                                      -48-

     o    more favorable locations,

     o    more effective marketing,

     o    more efficient operations, or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o    actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2.   require renovation, refurbishment, expansion or other
               expenditures;

     o    the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o    the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent

                                      -49-

generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o    location of the manufactured housing property;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the number of comparable competing properties in the local market;

     o    the age, appearance, condition and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties,

     o    cooperatively-owned apartment buildings,

     o    condominium complexes, and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing

                                      -50-

community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o    the existence or construction of competing properties, whether are not they offer the same activities;

     o    the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o    changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o    seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

                                      -51-

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o    sporting events;

     o    musical events;

     o    theatrical events;

     o    animal shows; and/or

     o    circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o    the appeal of the particular event;

     o    the cost of admission;

     o    perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o    perceptions by prospective patrons of the safety of the surrounding area; and

     o    the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are

                                      -52-

special purpose properties that are not readily convertible to alternative uses.
This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     o    the number of rentable parking spaces and rates charged;

     o    the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o    the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location,

     o    its size,

     o    the surrounding neighborhood, and

     o    local zoning laws.

ANY ANALYSIS OF THE VALUE OR INCOME PRODUCING ABILITY OF A COMMERCIAL OR
MULTIFAMILY PROPERTY IS HIGHLY SUBJECTIVE AND SUBJECT TO ERROR

     Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property, and

     o    its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

                                      -53-

     o    the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan,

     o    cover operating expenses, and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities,

     o    hotels and motels,

     o    recreational vehicle parks, and

     o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses,

     o    retail stores,

     o    office buildings, and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

                                      -54-

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

     o    the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o    the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o    the lender has greater protection against loss on liquidation following a borrower default.

     However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o    the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o    the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

                                      -55-

     Each of these appraisal methods presents analytical difficulties. For example--

     o    it is often difficult to find truly comparable properties that have recently been sold;

     o    the replacement cost of a property may have little to do with its current market value; and

     o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o    the operation of all of the related real properties, and

     o    the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

                                      -56-

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o    any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o    changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o    acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

ADDITIONAL SECURED DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON
A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

                                      -57-

     The existence of any additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Subordinate Financing."

WITH RESPECT TO CERTAIN MORTGAGE LOANS INCLUDED IN OUR TRUSTS, THE MORTGAGED
PROPERTY OR PROPERTIES THAT SECURE THE SUBJECT MORTGAGE LOAN IN THE TRUST ALSO
SECURE ONE (1) OR MORE RELATED MORTGAGE LOANS THAT ARE NOT IN THE TRUST; THE
INTERESTS OF THE HOLDERS OF THOSE NON-TRUST MORTGAGE LOANS MAY CONFLICT WITH
YOUR INTERESTS

     Certain mortgage loans included in our trusts are each part of a loan combination or split loan structure that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. See "THE TRUST FUND--Mortgage
Loans--Loan Combinations." Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in one of our trusts, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer
(without cause) with respect to the mortgage loan in our trust. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any non-trust mortgage loan in a loan combination that includes a mortgage loan in one of our trusts --or, if applicable, any representative, designee or assignee of that holder with respect to the particular right -- will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

     In addition, certain of mortgage loans included in our trusts that are part of a loan combination will be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans and the parties with control over the servicing of those mortgage loans may have interests that conflict with your interests. See "DESCRIPTION OF THE GOVERNING DOCUMENTS--Servicing Mortgage Loans
That Are Part of a Loan Combination."

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

     Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. In general, as a result of a borrower not being a special purpose entity or not being limited to owning the related mortgaged real property, the borrower may be engaged in activities unrelated to the subject mortgaged real property and may incur indebtedness or suffer liabilities with respect to those activities.
Further, some of the borrowing entities may have

                                      -58-

been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own or have previously owned other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. This could negatively impact the borrower's financial condition, and thus its ability to pay amounts due and owing under the subject underlying mortgage loan. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its organizational documents. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

     Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

     o    operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

     o    individuals that have personal liabilities unrelated to the property.

     In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

     However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See "--Borrower Bankruptcy
Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your
Offered Certificates" below and "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy
Laws."

     The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common

                                      -59-

borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

     The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

                                      -60-

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES MAY HAVE UNCERTAIN AND
ADVERSE RESULTS

     Some mortgage loans underlying a series of offered certificates may be secured by mortgaged real properties that are undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the ability of the related borrower to repay the related mortgage loan.

     In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o    as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o    that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o    that the results of the environmental testing were accurately evaluated in all cases;

     o    that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o    that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners, or

                                      -61-

     o    conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o    agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o    the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to
1978--

     o    to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

     o    to deliver to potential residents or purchasers a United States
          Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

                                      -62-

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o    the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property, or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o    the default is deemed to be immaterial,

                                      -63-

     o    the exercise of those remedies would be inequitable or unjust, or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "LEGAL ASPECTS OF MORTGAGE
LOANS--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of U.S. Treasury obligations or other government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS
EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES
THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE

     Pursuant to co-lender, intercreditor and similar agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are, in each case, intended to be senior to one or more other mortgage loans--not included in the related trust--that encumber the related mortgaged property, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust--directly or through an applicable servicer--will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North
LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the
United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections. In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

                                      -64-

WORLD EVENTS AND NATURAL DISASTERS COULD HAVE AN ADVERSE IMPACT ON THE REAL
PROPERTIES SECURING THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES AND
CONSEQUENTLY COULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE
OFFERED CERTIFICATES

     The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

JURISDICTIONS WITH ONE ACTION OR SECURITY FIRST RULES AND/OR ANTI-DEFICIENCY
LEGISLATION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO FORECLOSE ON A REAL
PROPERTY OR TO REALIZE ON OBLIGATIONS SECURED BY A REAL PROPERTY

     Several states, including California, have laws that prohibit more than one
"judicial action" to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender's realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which "one action," "security first" and/or "anti-deficiency"
rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust's rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional - and perhaps significant additional -
delay and expense in foreclosing on the underlying real properties located in states affected by "one action," "security first" or "anti-deficiency" rules.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Foreclosure--One Action and Security First
Rules" and "--Foreclosure--Anti-Deficiency Legislation."

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

                                      -65-

     o    war,

     o    riot, strike and civil commotion,

     o    terrorism,

     o    nuclear, biological or chemical materials,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    wet or dry rot,

     o    mold,

     o    vermin, and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

     Not all of the mortgaged real properties that secure mortgage loans included in one of our trusts will be insured against acts of terrorism. Some of those mortgage loans may not require terrorism insurance coverage. In other cases, because of heightened concern over future terrorist activities in the
United States, it may be difficult for borrowers to obtain or renew terrorism insurance coverage at commercially reasonable rates.

     There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

     Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

                                      -66-

LENDING ON CONDOMINIUM UNITS CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON NON-CONDOMINIUMS

     Some mortgage loans underlying the offered certificates will be secured by--

     o    the related borrower's interest in a commercial condominium unit or multiple units in a residential condominium project, and

     o    the related voting rights in the owners' association for the subject building, development or project.

     Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

     Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any.
Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

LENDING ON GROUND LEASES CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default under the ground lease on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

                                      -67-

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App.
LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy
Code upon the bankruptcy of a landlord, the sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section
363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f)
of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

                                      -68-

LITIGATION AND OTHER LEGAL PROCEEDINGS MAY ADVERSELY AFFECT A BORROWER'S ABILITY
TO REPAY ITS MORTGAGE LOAN

     From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that such legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury, or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o    any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986, and

     o    any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

                                      -69-

     In addition, in connection with the trust's acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "FEDERAL INCOME TAX CONSEQUENCES--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o    generally will not be reduced by losses from other activities,

     o    for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o    for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Some Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o    individuals,

     o    estates,

     o    trusts beneficially owned by any individual or estate, and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to:

                                      -70-

     o    a foreign person under the Internal Revenue Code of 1986, or

     o    a U.S. person that is classified as a partnership under the Internal
          Revenue Code of 1986, unless all of its beneficial owners are U.S.
          persons, or

     o    a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

     It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this "--Residual Interests in a Real Estate Mortgage Investment Conduit Have
Adverse Tax Consequences" section.

     See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC
Residual Certificates."

ADDITIONAL COMPENSATION TO THE MASTER SERVICER AND THE SPECIAL SERVICER AND
INTEREST ON ADVANCES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS ON YOUR
OFFERED CERTIFICATES

     To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

INABILITY TO REPLACE THE MASTER SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES
ON THE MORTGAGE ASSETS

     The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

                                      -71-

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o    you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o    you may have only limited access to information regarding your offered certificates;

     o    you may suffer delays in the receipt of payments on your offered certificates; and

     o    your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and
Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A SERVICER'S PERFORMANCE

     A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.
These relationships may create conflicts of interest.

     In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates--or, in the case of a sub-servicer, a consistent sub-servicing agreement--and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

                                      -72-

PROPERTY MANAGERS AND BORROWERS MAY EACH EXPERIENCE CONFLICTS OF INTEREST IN
MANAGING MULTIPLE PROPERTIES

     In the case of many of the mortgage loans underlying the offered certificates, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related real properties because:

     o    the real properties may be managed by property managers that are affiliated with the related borrowers;

     o    the property managers also may manage additional properties, including properties that may compete with those real properties; or

     o    affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those real properties.

LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that will be included in our trusts are loans that were made to enable the related borrower to acquire the related real property. Accordingly, for some of these loans limited or no historical operating information is available with respect to the related real property. As a result, you may find it difficult to analyze the historical performance of those properties.

THE RISK OF TERRORISM IN THE UNITED STATES AND MILITARY ACTION MAY ADVERSELY
AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE ASSETS

     It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the
United States Government and others, including military action, will have on
U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the glossary attached to this prospectus.

                                      -73-

                                 THE TRUST FUND

ISSUING ENTITIES

     The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related underlying mortgage loans or mortgage-backed securities and in whose name those certificates will be issued.
Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State or other jurisdiction specified in the related prospectus supplement. As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust.
However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus.

DESCRIPTION OF THE TRUST ASSETS

     The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

     o    various types of multifamily and/or commercial mortgage loans;

     o    mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o    a combination of mortgage loans and mortgage-backed securities of the types described above.

     In addition to the asset classes described above in this "--Description of the Trust Assets"--section, we may include in the trust fund with respect to any series of offered certificates loans secured by equipment or inventory related to the real property collateral securing a mortgage loan in that trust fund, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

     We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee payment of any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment of any of those mortgage assets.

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o    rental or cooperatively-owned buildings with multiple dwelling units;

                                      -74-

     o    retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o    retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o    hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o    health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o    restaurants, taverns and other establishments involved in the food and beverage industry;

     o    manufactured housing communities, mobile home parks and recreational vehicle parks;

     o    recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth under "RISK FACTORS--Various Types of Income-Producing
Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates
and Each Type of Income-Producing Property May Present Special Risks as
Collateral for a Loan" is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o    a fee interest or estate, which consists of ownership of the property for an indefinite period,

                                      -75-

     o    an estate for years, which consists of ownership of the property for a specified period of years,

     o    a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o    shares in a cooperative corporation which owns the property, or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     Junior Mortgage Loans. If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property.
However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied--

     o    first, to the payment of court costs and fees in connection with the foreclosure,

     o    second, to the payment of real estate taxes, and

     o    third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     Delinquent Mortgage Loans. If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency,

     o    any forbearance arrangement then in effect,

     o    the condition of the related real property, and

     o    the ability of the related real property to generate income to service the mortgage debt.

                                      -76-

     We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.
Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o    an original term to maturity of not more than approximately 40 years;
          and

     o    scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o    provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o    provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o    provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o    be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o    permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o    prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender, intercreditor or

                                      -77-

similar agreement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender, intercreditor or similar agreement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. See "RISK FACTORS--With Respect to Certain Mortgage Loans
Included in Our Trusts, the Mortgaged Property or Properties that Secure the
Subject Mortgage Loan in the Trust Also Secure One (1) or More Related Mortgage
Loans That Are Not in the Trust; The Interests of the Holders of Those Non-Trust
Mortgage Loans May Conflict with Your Interests."

     Real Property and Other Collateral. Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o    the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o    the type or types of property that provide security for repayment of the mortgage loans;

     o    the earliest and latest maturity date for the mortgage loans;

     o    the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o    loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o    the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o    if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o    information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o    debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

                                      -78-

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement, and

     o    specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

     In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

     Originators. Some or all of the mortgage loans included in one of our trusts may be originated by Merrill Lynch Mortgage Lending, Inc. or by one of
our other affiliates. In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See
"THE SPONSOR." We will identify in the related prospectus supplement any originator or group of affiliated originators--apart from any sponsor and/or its affiliates--that will or is expected to originate mortgage loans representing
10% or more of the related mortgage asset pool, by balance.

     Method and Criteria by Which Mortgage Loans are Selected for Inclusion in a
Securitization. There is no formal method or established criteria by which mortgage loans are selected for inclusion in any particular asset securitization. Merrill Lynch Mortgage Lending, Inc. ("MLML"), which is expected to be one of the sponsors, and its affiliates generally originate mortgage loans in accordance with the underwriting criteria described under the heading "THE
SPONSOR." When any such mortgage loan is originated, MLML or one of its affiliates will generally determine whether the subject mortgage loan is to be targeted for securitization. Mortgage loans targeted for securitization are usually securitized as soon as possible after origination. Accordingly, all such mortgage loans held by MLML pending securitization would be expected to be securitized as soon thereafter as possible.

     Notwithstanding the foregoing, we or MLML could decide not to include one or more mortgage loans in a particular securitization transaction for business reasons. For example, MLML or one of its affiliates could hold a mortgage loan out of securitization transactions until the related mortgaged property
"stabilizes" (such as following significant renovations, a lease-up period or a free rent period for a significant portion of the tenants). A mortgage loan may not be included in a securitization transaction because it would have adverse effects on the diversity of the subject asset pool (including by reason of its size, the related property type or the related geographic property location), which in turn could make the related certificates less appealing to investors or adversely affect rating levels. Also, MLML or an affiliate could remove a mortgage loan from the potential asset pool in response to investor feedback.
Likewise, we could request another sponsor or mortgage loan seller that is contributing mortgage loans to one of our securitizations not to include one or more of those mortgage loans for reasons similar to those above or because of material inconsistencies with MLML's underwriting standards.

                                      -79-

MORTGAGE-BACKED SECURITIES

     The mortgage-backed securities underlying a series of offered certificates may include:

     o    mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o    certificates issued and/or insured or guaranteed by Freddie Mac,
          Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o    will have been registered under the Securities Act, or

     o    will be exempt from the registration requirements of the Securities
          Act, or will have been held for at least the holding period specified in Rule 144(k) under that Act, or

     o    may otherwise be resold by us publicly without registration under the
          Securities Act.

     We will register the offering of any mortgage-backed security to be included in one of our trusts with the SEC if --

     o    the issuer of the subject mortgage-backed securities has a direct or indirect agreement, arrangement, relationship or understanding with the issuing entity, the depositor, any sponsor or an underwriter, relating to inclusion of those mortgage-backed securities in our trust,

     o    the issuer of the subject mortgage-backed securities or any of its affiliates is an affiliate of the issuing entity, the depositor, any sponsor or an underwriter of a series of offered certificates, or

     o    the depositor would not be free to publicly resell the subject mortgage-backed securities without registration under the Securities
          Act.

     Any registration of underlying securities will be made in compliance with the provisions of Rule 190 under the Securities Act. In connection with any such registration--

     o    the prospectus supplement for the related series of offered certificates will describe the plan of distribution for both that series of offered certificates and the underlying mortgage-backed securities; and

     o    the separate prospectus relating to the offering of the underlying mortgage-backed securities will be delivered simultaneously with the delivery of the prospectus relating to the series of offered certificates described in the prospectus supplement that relates to that series of offered certificates, which prospectus supplement will either state that the prospectus for the offering of the underlying mortgage-backed securities is being delivered along with the prospectus for the underlying mortgage-backed securities, or will be combined with the prospectus for the offering of the underlying mortgage-backed securities.

                                      -80-

     If the offering of the subject series of offered certificates and the underlying mortgage-backed securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the subject series of offered certificates will be required to distribute a preliminary prospectus for both the subject series of offered certificates and the underlying mortgage-backed securities to any person who is expected to receive a confirmation of sale of the subject series of offered certificates at least 48 hours prior to sending such confirmation.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o    the initial and outstanding principal amount(s) and type of the securities;

     o    the original and remaining term(s) to stated maturity of the securities;

     o    the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o    the payment characteristics of the securities;

     o    the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

     o    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o    the terms and conditions for substituting mortgage loans backing the securities; and

     o    the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     We will generally acquire the mortgage assets to be included in one of our trusts from Merrill Lynch Mortgage Lending, Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

     If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and

                                      -81-

warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement.

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, the subject securitization transaction may include a prefunding feature, in which case we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For a specified period, as set forth in the related prospectus supplement, following the date of initial issuance of that series of certificates, which will constitute the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver or arrange for the delivery of mortgage assets sufficient to make up the entire shortfall within the prefunding period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

     If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

     o    the term or duration of the prefunding period, which period may not extend more than one year beyond the date of initial issuance of the related offered certificates;

     o    the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool and any class or series of offered certificates represented by those proceeds, which proceeds may not exceed 50% of the related offering proceeds;

     o    triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers;

     o    when and how new pool assets may be acquired during the prefunding period, and any limits on the amount, type or speed with which pool assets may be acquired;

     o    the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding period, including any differences from the criteria used to select the current asset pool;

     o    which party has the authority to add assets to the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets, and whether or not there will be any independent verification of such person's exercise of authority or determinations;

     o    any requirements to add minimum amounts of pool assets and any effects of not meeting those requirements;

     o    if applicable, the procedures and standards for the temporary investment of funds in a prefunding account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

                                      -82-

     o    the circumstances under which funds in a prefunding account will be returned to investors or otherwise disposed of; and

     o    a statement of whether, and if so, how investors will be notified of changes to the asset pool.

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

     o    cash that would be applied to pay down the principal balances of certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1.   conform to the description of mortgage assets in this prospectus,
               and

          2.   satisfy the criteria set forth in the related prospectus
               supplement.

     For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower and/or (b) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.

     In addition, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, one or more holders of certificates may exchange those certificates for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

     Further, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

     See also "DESCRIPTION OF THE CERTIFICATES--Termination and Redemption."

CASH, ACCOUNTS AND PERMITTED INVESTMENTS

     The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage loans, mortgage-backed securities, instruments of credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, as applicable.

     The trust assets underlying a series of offered certificates will also include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the related mortgage loans, mortgage-backed securities, instruments of credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, as the case may be, and any other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

     Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in Permitted Investments. In the related prospectus supplement, we will provide a summary description

                                      -83-

of those Permitted Investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related underlying mortgage loans or mortgage-backed securities. The types of credit support that may benefit the holders of a class of offered certificates include:

     o    the subordination of one or more other classes of certificates of the same series;

     o    overcollateralization;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee; and/or

     o    a reserve fund.

     See "DESCRIPTION OF CREDIT SUPPORT".

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements; or

     o    currency exchange agreements.

     An interest rate exchange agreement, which is a type of swap agreement, is an arrangement whereby two parties (called counterparties) enter into an agreement to exchange periodic interest payments. The dollar amount the counterparties pay each other is an agreed-upon periodic interest rate multiplied by a predetermined dollar principal amount (which may decline over time according to an agreed-upon schedule), called the notional principal amount. No principal (notional amount) is exchanged between the parties to the transaction; only

                                      -84-

interest is exchanged. In its most common form, one party agrees to the pay the other a fixed rate of interest in exchange for a floating rate.

     An interest rate cap agreement is an arrangement whereby two parties (also called counterparties) enter into an agreement that places a ceiling (a "cap strike") on a floating rate of interest on a specified notional principal amount for a specific term. The buyer of the interest rate cap agreement uses the interest rate cap agreement to limit its maximum payable interest rate in respect of an obligation it has to make payments at a floating rate. If the buyer's floating rate rises above the cap strike, the interest rate cap agreement provides for payments from the seller to the buyer for the difference between the floating rate and the cap strike. If the floating rate remains below the cap strike, no payments are required. The cap buyer is required to pay an up-front fee for the cap agreement.

     An interest rate floor agreement is an arrangement whereby two parties
(also called counterparties) enter into an agreement that places a minimum value
(a "floor strike") on a floating rate of interest on a specified notional principal amount for a specific term. The buyer of the interest rate floor agreement uses the interest rate floor agreement to limit its minimum receivable interest rate in respect of an entitlement it has to receive payments at a floating rate. The seller of the interest rate floor agreement accepts a minimum on the interest rate it will pay in return for the receipt of a premium payment.
If the floating rate drops below the floor strike, the floor agreement provides for payments from the seller to the buyer for the difference between the floor strike and the floating rate.

     A currency exchange agreement, which is a type of swap agreement, is an arrangement whereby two parties (also called counterparties) enter into an agreement to exchange interest and/or principal payments in different currencies on a periodic or one-time basis.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                                   THE SPONSOR

GENERAL CHARACTER OF THE SPONSOR AND ITS BUSINESS

     Unless otherwise specified in the related prospectus supplement, Merrill
Lynch Mortgage Lending, Inc. ("MLML") will act as the sole sponsor or a co-sponsor for each securitization transaction involving the issuance of a series of offered certificates. Any other entity which acts as a sponsor or as a co-sponsor with MLML will be described in the related prospectus supplement.

     MLML is a Delaware corporation formerly known as ML Health Care Servicing,
Inc., and is a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc., which is an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc. MLML makes, and purchases from lenders, commercial and multifamily mortgage loans for the purpose of securitizing them in commercial mortgage-backed securitization
("CMBS") transactions. MLML and its affiliates also purchase prime, subprime, nonperforming and subperforming residential mortgage loans from originators of these loans and aggregates these loans for sale in asset-backed securitization transactions.

     MLML is licensed as a Title II Nonsupervised Mortgagee approved by the
United States Department of Housing and Urban Development to originate and service mortgage loans. MLML acts as servicer of record for a

                                      -85-

small number of FHA-insured loans that are serviced by a sub-servicer. MLML does not service the commercial and multifamily loans that it originates or acquires for securitization in CMBS transactions.

     MLML also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes.
Further, MLML enters into resale and repurchase agreements to finance trading inventory positions.

THE SPONSOR'S SECURITIZATION PROGRAM

     MLML and its affiliates, directly or through correspondents, originate multifamily and commercial mortgage loans throughout the United States and abroad. MLML and its affiliates have been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1994. The multifamily and commercial mortgage loans originated and securitized by MLML and its affiliates include both fixed-rate loans and floating-rate loans and both conduit balance loans--which are average-sized by industry standards-- and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by MLML and its affiliates have been originated, directly or through correspondents, by MLML or an affiliate.

     In addition, in the normal course of its securitization program, MLML and its affiliates, may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by MLML or any of its affiliates.
The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

     MLML and its affiliates may also originate multifamily and commercial mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on various criteria established or reviewed by MLML, and MLML or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

     In connection with its commercial mortgage securitization transactions,
MLML or an affiliate generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

     MLML and its affiliates also work with rating agencies, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction. MLML will generally act as sponsor, originator and mortgage loan seller in its commercial mortgage securitization transactions. With respect to certain of its commercial mortgage securitization transactions, there may be a co-sponsor and/or other mortgage loan sellers and originators. We will identify any co-sponsor in the related prospectus supplement. Neither MLML nor any of its affiliates acts as servicer of the multifamily and commercial mortgage loans in its commercial mortgage securitizations. Instead, MLML and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates.

     In connection with MLML or an affiliate contributing mortgage loans to a commercial mortgage securitization transaction, MLML or that affiliate may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

     o    deliver various specified loan documents;

                                      -86-

     o    file and/or record various specified loan documents and assignments of those documents; and

     o    make various loan-specific representations and warranties.

     If it is later determined that any mortgage asset contributed by MLML or an affiliate fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, then MLML or such affiliate will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

UNDERWRITING STANDARDS

     General. Set forth below is a discussion of certain general underwriting guidelines of MLML with respect to multifamily and commercial mortgage loans originated by MLML. The underwriting guidelines described below may not--and generally will not--apply to multifamily and commercial mortgage loans acquired by MLML from third party originators.

     Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--Underwriting Standards"
section.

     Loan Analysis. MLML performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, MLML's underwriting staff and/or legal counsel will review leases of significant tenants. MLML may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. MLML generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a MLML staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by MLML must be approved by one or more --depending on loan size--specified officers of MLML. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any

                                      -87-

multifamily or commercial mortgage loan, MLML will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

     o    the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

     For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, MLML may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

     o    the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

     o    the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o    the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

     o    assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

     o    various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

                                      -88-

     There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

     Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by MLML, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under "--Additional Debt"
below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, MLML may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MLML's judgment of improved property performance in the future and/or other relevant factors.

     We expect to provide in the related prospectus supplement debt service coverage ratios for each mortgage loan backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

     Loan-to-Value Ratio. MLML also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

     o    the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by MLML, calculated as described above, will be equal to or less than 80% (subject to the discussion under "--Additional Debt" below);
however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, MLML may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MLML's judgment of improved property performance in the future and/or other relevant factors.

     We expect to provide in the related prospectus supplement loan-to-value ratios for each mortgage loan backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

     Additional Debt. When underwriting a multifamily or commercial mortgage loan, MLML will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that MLML or an affiliate will be the lender on that additional debt.

     The debt service coverage ratios described above under "--Debt Service
Coverage Ratio" and the loan-to-value ratios described above under
"--Loan-to-Value Ratio" may be below 1.20:1 and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

                                      -89-

     Assessments of Property Condition. As part of the underwriting process,
MLML will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis,
MLML may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

     Appraisals. MLML will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute, a membership association of professional real estate appraisers. In addition, MLML will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal
Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions
Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, MLML may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Environmental Assessment. MLML may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant,
MLML may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, MLML might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when MLML or the environmental consultant believes that such an analysis is warranted under the circumstances.

     Depending on the findings of the initial environmental assessment, MLML may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

     Engineering Assessment. In connection with the origination process, MLML may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, MLML will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

     Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
MLML may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, MLML may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, MLML will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following:

                                      -90-

legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

     Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, MLML will analyze whether--

     o    any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o    casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by MLML to be sufficient to pay off the related mortgage loan in full;

     o    the real property collateral, if permitted to be repaired or restored in conformity with current law, would in MLML's judgment constitute adequate security for the related mortgage loan; and/or

     o    to require the related borrower to obtain law and ordinance insurance.

     Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, MLML may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. MLML conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MLML. Furthermore, MLML may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

     Notwithstanding the foregoing discussion under this "--Underwriting
Guidelines" section, we may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, MLML's underwriting guidelines. In addition, in some cases, MLML's and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

                                  THE DEPOSITOR

     We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of certificates offered by this prospectus. We are a corporation organized under the laws of the State of Delaware. We were initially incorporated on June 13, 1986. We are a wholly owned, direct subsidiary of
Merrill Lynch Mortgage Capital Inc., which is an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc. Our principal executive offices are located at 4 World Financial Center, 10th Floor 250 Vesey Street, New York, New
York 10080. Our telephone number is 212-449-1000. There can be no assurance that at any particular time we will have any significant assets. We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the
Exchange Act.

                                      -91-

     We were organized, among other things, for the purposes of:

     o    issuing and selling one or more series of bonds secured primarily by mortgage collateral and manufactured housing conditional sales contracts and loan agreements, investing in certain mortgage collateral and manufactured housing conditional sales contracts and loan agreements to be purchased with the proceeds of bonds secured thereby and taking certain other actions with respect thereto;

     o    selling interests in mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, evidencing those interests with pass-through certificates, using the proceeds of the sale of the pass-through certificates to acquire the mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, retaining an interest, including a subordinated interest, in the mortgage loans, mortgage collateral or manufactured housing conditional sales contracts and loan agreements acquired and sold and taking certain other actions with respect thereto;

     o    acting as settlor or depositor of trusts formed to issue, sell and deliver series of bonds secured by a pledge or assignment of mortgage obligations, pass-through certificates in mortgage loans or other mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing in or selling beneficial interests in the same, acquiring, owning, holding and pledging or selling interests in residential mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing cash balances on an interim basis in certain short term investments; and

     o    doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

     Since our incorporation in 1986, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans.

     We will generally acquire the mortgage assets that are to back each series of offered certificates from the sponsor(s) for the subject securitization transaction or, if specified in the prospectus supplement, from one or more other mortgage asset sellers, in each case in privately negotiated transactions.
We will thereupon transfer those mortgage assets to the related trust.

     After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

     o    to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or imposition of a tax upon the trust fund, and thereupon appoint a successor trustee;

     o    to appoint a successor trustee in the event that the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

     o    to provide the trustee, the master servicer and the special servicer with any reports, certifications and information--other than with respect to the mortgage loans--that they may reasonably require to comply with the terms of the related Governing Document; and

                                      -92-

     o    to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related
          Governing Document.

     Generally, it is expected that the functions and/or duties set out under this "The Depositor" section will be performed by our agents or affiliates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates,

     o    the pass-through rate on your offered certificates, and

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o    the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

                                      -93-

     o    the dates on which any balloon payments are due; and

     o    the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o    whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o    when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o    be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o    equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o    payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

     o    payments are made in reduction of the total principal balance of the class or classes of certificates, or the designated portion of that total principal balance, referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o    the availability of mortgage credit;

                                      -94-

     o    the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     In general, those factors that increase--

     o    the attractiveness of selling or refinancing a commercial or multifamily property, or

     o    the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods, and

     o    requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o    to convert to a fixed rate loan and thereby lock in that rate, or

     o    to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property,

     o    meet cash flow needs or

     o    make other investments.

                                      -95-

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o    the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o    the relative importance of those factors,

     o    the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization, or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2.   involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     In the prospectus supplement for a series of offered certificates, we will specify the projected weighted average life of each class of those offered certificates with principal balances, based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those weighted average lives and assumptions are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

PREPAYMENT MODELS

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2%
per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month

                                      -96-

thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan, or

     o    to sell the related real property.

     If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower, or

     o    adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o    provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

                                      -97-

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series.
Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o    the number of foreclosures with respect to the underlying mortgage loans; and

     o    the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o    a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o    the establishment of a priority of payments among classes of certificates.

                                      -98-

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

     If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, primary servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in

                                      -99-

this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "The Depositor."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage loans or mortgage-backed securities and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related underlying mortgage loans or mortgage-backed securities in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required.
Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o    in the case of a mortgage loan--

          1.   the address of the related real property,

          2.   the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
               information,

          3.   the remaining term to maturity,

          4.   if the mortgage loan is a balloon loan, the remaining
               amortization term, and

          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
          Governing Document for that series;

                                     -100-

     o    the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     o    in the case of a mortgage loan--

          1.   the enforceability of the related mortgage note and mortgage,

          2.   the existence of title insurance insuring the lien priority of the related mortgage, and

          3.   the payment status of the mortgage loan.

     We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related
Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o    maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

                                     -101-

     o    negotiating modifications;

     o    responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o    protecting the interests of certificateholders with respect to senior lienholders;

     o    conducting inspections of the related real properties on a periodic or other basis;

     o    collecting and evaluating financial statements for the related real properties;

     o    managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o    mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1.   entered into or consented to bankruptcy, appointment of a
               receiver or conservator or similar insolvency proceeding, or

          2.   become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o    real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any

                                     -102-

other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

     o    make the initial determination of appropriate action,

     o    evaluate the success of corrective action,

     o    develop additional initiatives,

     o    institute foreclosure proceedings and actually foreclose, or

     o    accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting, and

     o    evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan,

     o    making calculations with respect to the mortgage loan, and

     o    making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SERVICING MORTGAGE LOANS THAT ARE PART OF A LOAN COMBINATION

     Certain of the mortgage loans that are included in our trusts will be part of a loan combination as described under "The Trust Fund--Mortgage Loans--Loan
Combinations." With respect to certain of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our

                                     -103-

trust, in which case the servicers under the Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to other mortgage loans in our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in our trust. See "RISK FACTORS--With Respect to Certain Mortgage
Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related
Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those
Non-Trust Mortgage Loans May Conflict with Your Interests."

PRIMARY SERVICERS AND SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers, primary servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as primary servicer or sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A primary servicer or sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related primary servicing functions (other than special servicing functions), with related collections and reports being forwarded by that primary servicer or sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

     We will identify in the related prospectus supplement any primary servicer or sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o    that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o    the related trustee will receive payments on that mortgage-backed security; and

     o    subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and

                                     -104-

          remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o    delinquent payments of principal and/or interest, other than balloon payments,

     o    property protection expenses,

     o    other servicing expenses, or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o    subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o    any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o    periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o    at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

                                     -105-

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon--

     o    the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o    a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. In some cases, the appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will be payable to such successor. The Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with its resignation and the resulting transfer of servicing.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other parties to the related Governing Document will be protected, however, against any liability that would otherwise be imposed by reason of--

     o    willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any such loss, liability or expense:

     o    specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

                                     -106-

     o    incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o    incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o    the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1.   that party is specifically required to bear the expense of the action, or

          2.   the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
               reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o    into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o    resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o    succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document for each series of offered certificates

                                     -107-

will provide that if the defaulting party is terminated as a result of any such event of default, and if a non-defaulting party to that Governing Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party's duties under that
Governing Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within a specified period after its termination, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1.   to cure any ambiguity;

     2.   to correct, modify or supplement any provision in the Governing
          Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

     3.   to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal
          Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     5.   to relax or eliminate any requirement under the Governing Document imposed by the Securities Act, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     6.   to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

     7.   to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

     8.   to further clarify or amend any provision of the Governing Document to reflect the new agreement between the parties regarding SEC reporting and filing obligations and related matters; or

     9.   to otherwise modify or delete existing provisions of the Governing
          Document.

     However, no amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, then no such amendment may significantly change the activities of the related trust.

                                     -108-

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66
2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to the certificateholders of that series.
However, the Governing Document for a series of offered certificates may not be amended to--

     o    reduce in any manner the amount of, or delay the timing of, payments received on the related underlying mortgage loans or mortgage-backed securities that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o    adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o    modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and non-offered certificates of that series representing, in total, not less than a majority of the voting rights for that series, without regard to any of those certificates held by us or any of our affiliates or agents.

Notwithstanding the foregoing, the Governing Document for any series of offered certificates may provide that we need not be a party to any amendment to that
Governing Document, but rather may provide that any such amendment may not adversely affect our rights and/or interests without our consent.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

                                     -109-

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o    make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o    be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and "control persons" within the meaning of the Securities Act will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document.
However, the indemnification of a trustee or any of its directors, officers, employees, affiliates, agents and "control persons" will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

                                     -110-

     The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as authenticating agent, certificate registrar, tax administrator and custodian for that trust.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time by giving written notice thereof to us, the master servicer, the special servicer and all certificateholders. Upon receiving such notice, we will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     In general, if--

     o    at any time the trustee ceases to be eligible in accordance with the provisions of the Governing Document and fails to resign after we make a written request for the trustee to resign, or

     o    if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of
          rehabilitation, conservation or liquidation, or

     o    if the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee's reasonable control) to timely deliver or otherwise make available in accordance with the Governing Document certain reports or statements required under the Governing Document and such failure continues unremedied for a period set forth in the Governing Document after receipt of written notice by the trustee of such failure, or

     o    if a tax is imposed or threatened with respect to the trust fund by any state in which the trustee is located or in which it holds any portion of the trust fund,

then we may remove the trustee and appoint a successor trustee acceptable to us and the master servicer by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.

     In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%--or any other percentage specified in the related prospectus supplement--of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.

     In the event that the trustee is terminated or removed, all of its rights and obligations under the Governing Document and in and to the trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee--at the expense of

                                     -111-

the certificateholders that effected the removal if the trustee has been removed without cause, otherwise, if the trustee has been removed with cause or not at the request of certificateholders, or if such expenses are not paid by such certificateholders within a specified period, at the expense of the trust--all documents related to the mortgage assets held by it or its agent and statements held by it under the Governing Document.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interests in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Document; and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o    a stated principal amount, which will be represented by its principal balance, if any;

     o    interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events or for any other reason from one accrual or payment period to another, as described in the related prospectus supplement;

     o    specified, fixed or variable portions of the interest, principal or other amounts received on the related underlying mortgage loans or mortgage-backed securities;

     o    payments of principal, with disproportionate, nominal or no payments of interest;

     o    payments of interest, with disproportionate, nominal or no payments of principal;

     o    payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not accrue interest, all as set forth in the related prospectus supplement;

                                     -112-

     o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o    payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related underlying mortgage loans or mortgage-backed securities;

     o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the related underlying mortgage loans or mortgage-backed
               securities;

     o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

     o    payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related underlying mortgage loans or mortgage-backed securities in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

     o    payments of principal out of amounts other than payments or other collections of principal on the related underlying mortgage loans or mortgage-backed securities such as excess spread on the related underlying mortgage loans or mortgage-backed securities or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

     o    payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

     o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related underlying mortgage loans or mortgage-backed securities.

     Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related underlying

                                     -113-

mortgage loans or mortgage-backed securities, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related underlying mortgage loans or mortgage-backed securities.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related underlying mortgage loans or mortgage-backed securities will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

     o    the frequency of distributions and the periodic distribution date for that series,

     o    the relevant collection period for payments and other collections on or with respect to the related underlying mortgage loans or mortgage-backed securities that are payable on that series on any particular distribution date; and

     o    the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

     All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates.
Payments on an offered certificate will be made to the holder entitled thereto either--

     o    by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date, or in most cases, a specified number of days, generally no more than five, prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

     o    by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

                                     -114-

     In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

     o    the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

     o    any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets, such as a change in distribution priority among classes;

     o    any credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, that are designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

     o    how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

     o    an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related underlying mortgage loans or mortgage-backed securities.

     In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets
- such as to reserve accounts, cash collateral accounts or expenses - and the purpose and operation of those requirements.

     Payments of Interest. In the case of a class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.
However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related underlying mortgage loans or mortgage-backed securities or on a particular related underlying mortgage loan or mortgage-backed security.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

     o    a specified fixed rate;

     o    a rate based on the interest rate for a particular related mortgage asset;

     o    a rate based on a weighted average of the interest rates for some or all of the related underlying mortgage loans or mortgage-backed securities, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from

                                     -115-

          mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

     o    a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or another similar index rate, as determined from time to time as set forth in the related prospectus supplement;

     o    a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

     o    a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

     o    a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

     o    a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

     o    the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

     o    a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence during other accrual or payment periods.

     We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

                                     -116-

     Interest may accrue with respect to any offered certificate on the basis of:

     o    a 360-day year consisting of 12 30-day months,

     o    the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o    the actual number of days elapsed during each relevant period in a normal calendar year, or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o    based on the principal balances of some or all of the related underlying mortgage loans or mortgage-backed securities; or

     o    equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related underlying mortgage loans or mortgage-backed securities.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related underlying mortgage loans or mortgage-backed securities and the other related trust assets (which will be of the type described under "THE TRUST FUND").

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class, and

                                     -117-

     o    if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related underlying mortgage loans or mortgage-backed securities that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities transferred by us to the related trust. We will specify in the related prospectus supplement, if applicable the extent, expressed as a percentage, initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities that we transfer to the trust

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal, distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or liquidation, amortization, performance or similar riggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds if the events or triggers described in the preceding sentence occur.

     The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the

                                     -118-

related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related underlying mortgage loans or mortgage-backed securities to retire that class or series.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o    by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "DESCRIPTION OF CREDIT SUPPORT."

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

     All documents filed for the trust relating to a series of offered certificates after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus--or in the related prospectus supplement--or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

     o    Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as
          Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

     o    Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

     o    Reports on Form 10-D (Asset-Backed Issuer Distribution Report),
          containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

     o    Report on Form 10-K (Annual Report), containing the items specified in
          Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

                                     -119-

     We do not intend, and no other transaction party will be required, to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act with respect to any of our trusts following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities
Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under trust's specific number, which will be a series number assigned to the file number for our registration statement as shown under "AVAILABLE
INFORMATION."

     We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form
8-K and amendments to those reports filed or furnished pursuant to section 13(a)
or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the applicable prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

     We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom a prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in that prospectus but not delivered with that prospectus. We will, in the related prospectus supplement, state the name, address and telephone number to which the request for this information must be made.

REPORTS TO CERTIFICATEHOLDERS

     On or about each distribution date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o    the payments made on that distribution date with respect to the applicable class of offered certificates, and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate, upon request, a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year, or

     o    the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

                                     -120-

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

     Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that
Governing Document.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o    with respect to those amendments to the governing documents described under "DESCRIPTION OF THE GOVERNING DOCUMENTS--Amendment," or

     o    as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION AND REDEMPTION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o    the final payment or other liquidation of the last mortgage asset in that trust; and

     o    the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the trustee, the fiscal agent, the master servicer, the special servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

     Written notice of termination of a trust will be given to each affected certificateholder prior to the date of termination. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

     If we so specify in the related prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, if all of the remaining certificates (but excluding any class of certificates evidencing a residual interest in a REMIC) are held by the same certificateholder, that certificateholder will be entitled to exchange all of the remaining certificates for all of the mortgage assets

                                     -121-

underlying that series, thereby effecting the early termination of the related trust. We will describe in the related prospectus supplement the specific circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value or at such other price as may be set forth in, or as may be calculated in accordance with the formula set forth in, the related prospectus supplement. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates of the applicable series may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

     The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool is still outstanding, will include the word "callable."

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg for so
long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o    a limited-purpose trust company organized under the New York Banking
          Law,

     o    a "banking corporation" within the meaning of the New York Banking
          Law,

     o    a member of the Federal Reserve System,

     o    a "clearing corporation" within the meaning of the New York Uniform
          Commercial Code, and

     o    a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

                                     -122-

     It is our understanding that Clearstream Banking Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars.
Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.
Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises
Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major
European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this
"--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank
S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear
Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of
Belgium. All operations are conducted by the Euroclear Operator, and all
Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear
Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that

                                     -123-

maintains the beneficial owner's account for that purpose. In turn, the
Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o    governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

                                     -124-

     o    the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related distribution date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o    we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o    we notify DTC of our intent to terminate the book-entry system through
          DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

                                     -125-

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related underlying mortgage loans or mortgage-backed securities. That credit support may be in the form of any of the following:

     o    the subordination of one or more other classes of certificates of the same series;

     o    overcollateralization, whether in the form of mortgage assets or otherwise;

     o    the use of a letter of credit, a surety bond, an insurance policy, a guarantee;

     o    the establishment of one or more reserve funds; or

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related underlying mortgage loans or mortgage-backed securities exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o    any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

                                     -126-

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

OVERCOLLATERALIZATION

     If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series. This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series. As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related certificates.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default and/or loss risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related underlying mortgage loans or mortgage-backed securities as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under it and may otherwise be reduced as described in the related

                                     -127-

prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, Permitted
Investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MORTGAGE-BACKED SECURITIES

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United
States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware

                                     -128-

that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "THE TRUST FUND--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage,

     o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o    the knowledge of the parties to the mortgage, and

     o    in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o    a mortgagor, who is the owner of the encumbered interest in the real property, and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor,

     o    the trustee to whom the real property is conveyed, and

     o    the beneficiary for whose benefit the conveyance is made, who is the lender.

                                     -129-

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o    the express provisions of the related instrument,

     o    the law of the state in which the real property is located,

     o    various federal laws, and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse

                                     -130-

to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent, or

     o    unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

                                     -131-

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings, and

     o    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o    all parties having a subordinate interest of record in the real property, and

     o    all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions.
United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o    alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o    require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

                                     -132-

     o    limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions, or

     o    found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
          constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o    a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale, and

     o    send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

     In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o    the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist,
          and

                                     -133-

     o    the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security, and

     o    to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     One Action and Security First Rules. Some states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation

                                     -134-

before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such
"one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure.
Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a "one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure).
Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan.
However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o    requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o    permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

                                     -135-

     o    contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

                                     -136-

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o    reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o    reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o    permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o    permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent,

     o    accelerated rent,

     o    damages, or

     o    a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o    assume the lease and either retain it or assign it to a third party,
          or

                                     -137-

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o    the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o    unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
(the "Lender Liability Act") amended, among other things, the provisions of
CERCLA with respect to lender liability and the secured creditor exemption. The
Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The
Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

                                     -138-

     o    it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o    assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and
Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The Environmental Protection Agency has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of
RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an "owner" or "operator" so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o    impose liability for releases of or exposure to asbestos-containing materials, and

     o    provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under

                                     -139-

common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository
Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that act and the regulations promulgated under that act. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default and thereby may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.
The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o    first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

                                     -140-

     o    third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o    last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o    the borrower may have difficulty servicing and repaying multiple loans;

     o    if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o    if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

                                     -141-

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under that act, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

     In addition, pursuant to the laws of various states, under certain circumstances, payments on mortgage loans by residents in such states who are called into active duty with the National Guard or the reserves will be deferred. These state laws may also limit the ability of the master servicer to foreclose on the related mortgaged property. This could result in delays or reductions in payment and increased losses on the mortgage loans that would be borne by certificateholders.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt
Organizations Act, the Bank Secrecy Act, the anti-money

                                     -142-

laundering laws and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act
(commonly referred to as the Patriot Act) and the regulations issued pursuant to that Act, as well as the narcotic drug laws. Under procedures contained in the
Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o    its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

     o    the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was subject to forfeiture.

     However, there is no assurance that such defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates.
This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the
Internal Revenue Code. This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal
Revenue Code, including:

     o    banks,

     o    insurance companies,

     o    foreign investors,

     o    tax exempt investors,

     o    holders whose "functional currency" is not the United States dollar,

     o    United States expatriates, and

     o    holders holding the offered certificates as part of a hedge, straddle or conversion transaction.

     Further, this discussion does not address investors who treat items of income, expense, gain or loss with respect to the offered certificates differently for book and tax purposes.

     This discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the
IRS may take contrary positions.

                                     -143-

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o    given with respect to events that have occurred at the time the advice is rendered, and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "STATE AND
OTHER TAX CONSEQUENCES."

     The following discussion addresses securities of two general types:

     o    REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue
          Code; and

     o    grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing
Document or an agent appointed by that trustee or other party will make a REMIC election and/or act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "THE TRUST FUND--Arrangements Providing Reinvestment,
Interest Rate and Currency Related Protection."

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and
in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue
Code and in the Treasury regulations issued or proposed under those sections.
The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

                                     -144-

REMICs

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o    the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

     o    those offered certificates will represent--

          1.   regular interests in the REMIC, or

          2.   residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o    REMIC regular certificates, representing regular interests in the
          REMIC, or

     o    REMIC residual certificates, representing residual interests in the
          REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code in the hands of a real estate investment trust,
          and

     o    "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in
          the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

                                     -145-

     In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o    collections on mortgage loans held pending payment on the related offered certificates, and

     o    any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal
Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue
Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

                                     -146-

     Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

     o    whether the related REMIC certificates will be "real estate assets"
          within the meaning of Section 856(c)(5)(B) of the Internal Revenue
          Code,

     o    whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the
          Internal Revenue Code, and

     o    whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue
          Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets. Holders of
REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal
Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method described below, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section
1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal
Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a
REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

                                     -147-

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o    a single fixed rate,

     o    a "qualified floating rate,"

     o    an "objective rate,"

     o    a combination of a single fixed rate and one or more "qualified floating rates,"

     o    a combination of a single fixed rate and one "qualified inverse floating rate," or

     o    a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated
redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is

                                     -148-

unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o    the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2.   the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--

          1.   the numerator of which is the amount of the principal payment,
               and

          2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a
REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o    the sum of:

                                     -149-

          1.   the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2.   the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o    the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o    the issue price of the certificate, increased by

     o    the total amount of original issue discount previously accrued on the certificate, reduced by

     o    the amount of all prior payments of amounts included in its stated
          redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o    assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o    the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

                                     -150-

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "RISK FACTORS--The
Investment Performance of Your Offered Certificate Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal
Register.

     The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the
IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, high-yield
REMIC regular interests, and apparent negative-yield instruments. The Treasury
Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Internal Revenue Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC
IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

                                     -151-

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o    in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o    in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue
Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC
Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

                                     -152-

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the
Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o    on the basis of a constant yield method,

     o    in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o    in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue
Code to amortize the premium over the life of the certificate as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The
Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those

                                     -153-

certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your offered certificate, and

     o    the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Internal Revenue Code, if you are
either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o    you will not be entitled to deduct a loss under Section 166 of the
          Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted
in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These

                                     -154-

daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day.
Any amount included in the residual certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under Section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

     The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

     o    other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

                                     -155-

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o    excess inclusions,

     o    residual interests without significant value, and

     o    noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "RISK FACTORS--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

          1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

          2.   amortization of any premium on the mortgage loans held by the
               REMIC,

          3.   bad debt losses with respect to the mortgage loans held by the
               REMIC, and

          4.   except as described below in this "--Taxable Income of the REMIC"
               subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--
Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The
issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

                                     -156-

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--
Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of Section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o    the amount paid for that REMIC residual certificate,

     o    increased by amounts included in the income of the holder of that
          REMIC residual certificate, and

                                     -157-

     o    decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o    through distributions,

     o    through the deduction of any net losses of the REMIC, or

     o    upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o    the daily portions of REMIC taxable income allocable to that certificate, over

     o    the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

                                     -158-

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     o    the issue price of the certificate, increased by

     o    the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o    any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o    excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o    alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero,

                                     -159-

by any REIT taxable income, within the meaning of Section 857(b)(2) of the
Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     o    regulated investment companies,

     o    common trusts, and

     o    some cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related
Governing Document:

     o    the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o    from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o    from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

     o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to

                                     -160-

a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer, and (ii) the transfer must satisfy either an "asset test"
or a "formula test" provided under the REMIC Regulations. A transfer to an
"eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid.
In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest,

     o    the present value of the expected future distributions on the interest, and

     o    the present value (computed using a discount rate equal to the applicable Federal short-term rate) of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

     Prospective investors are encouraged to consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

                                     -161-

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue
Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a
REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then--

     o    an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of:

     o    3% of the excess, if any, of such taxpayer's adjusted gross income over such specified amount, or

     o    80% of the amount of itemized deductions otherwise allowable for such tax year.

                                     -162-

     The Economic Growth and Tax Relief Reconciliation Act of 2001 repeals the
Section 68 overall limitation on itemized deductions. Subject to a sunset provision, the repeal is phased-in over five years as follows. The otherwise applicable Section 68 overall limitation on itemized deductions described above is (i) reduced by one-third for taxable years beginning in 2006 and 2007, (ii)
reduced by two-thirds for taxable years beginning in 2008 and 2009, (iii) not applicable for taxable years beginning in 2010 and (iv) applicable without reduction pursuant to a sunset provision for taxable years beginning in 2011.
Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal:

     o    the cost of the certificate to that certificateholder, increased by

     o    income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o    payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of

                                     -163-

a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the
Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable
          Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o    the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

                                     -164-

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

     o    reacquires that same REMIC residual certificate,

     o    acquires any other residual interest in a REMIC, or

     o    acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o    the disposition of a non-defaulted mortgage loan,

     o    the receipt of income from a source other than a mortgage loan or other Permitted Investments,

     o    the receipt of compensation for services, or

     o    the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the
          REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by

                                     -165-

one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a
"Permitted Investment" under Section 860G(a)(5) of the Internal Revenue Code.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so, and

     o    the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o    the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o    events that have occurred up to the time of the transfer,

     o    the prepayment assumption, and

     o    any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o    the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

                                     -166-

     o    as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o    the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified
          Organization, and

     o    the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o    the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder,
          or

     o    a statement under penalties of perjury that the record holder is not a
          Disqualified Organization.

     If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o    the residual interests in the entity are not held by Disqualified
          Organizations, and

     o    the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual

                                     -167-

certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income,

     o    deductions,

     o    gains,

     o    losses, and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations,

     o    trusts,

     o    securities dealers, and

     o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     o    30 days after the end of the quarter for which the information was requested, or

                                     -168-

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income,

     o    excess inclusions,

     o    investment expenses, and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

     o    fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o    a foreign person, and

     o    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and any other

                                     -169-

information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors, or

     o    if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related
Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o    foreign persons, or

     o    U.S. Persons, if classified as a partnership under the Internal
          Revenue Code, unless all of their beneficial owners are U.S. Persons and the partnership agreement prohibits transfers of partnership interests to non-U.S. Persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     o    a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

     o    a grantor trust strip certificate representing ownership of all or a portion of the difference between--

                                     -170-

          1.   interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of:

               o    normal administration fees, and

               o    interest paid to the holders of grantor trust fractional
                    interest certificates issued with respect to that grantor
                    trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o    "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but
          only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)
          of the Internal Revenue Code; and

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal
Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o    consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
          7701(a)(19)(C)(v) of the Internal Revenue Code,

     o    consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

     o    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the
          Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

                                     -171-

     o    The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein)
          which . . . [are] principally secured by an interest in real property"
          within the meaning of Section 860G(a)(3)(A) of the Internal Revenue
          Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o    will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o    will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. The Economic Growth and Tax Relief
Reconciliation Act of 2001 repeals the Section 68 overall limitation on itemized deductions. Subject to a sunset provision, the repeal is phased-in over five years as follows. The otherwise applicable Section 68 overall limitation on itemized deductions described above is (i) reduced by one-third for taxable years beginning in 2006 and 2007, (ii) reduced by two-thirds for taxable years beginning in 2008 and 2009, (iii) not applicable for taxable years beginning in
2010 and (iv) applicable without reduction pursuant to a sunset provision for taxable years beginning in 2011.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial.
Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

     o    a class of grantor trust strip certificates is issued as part of the same series, or

                                     -172-

     o    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o    a master servicer,

     o    a special servicer,

     o    any sub-servicer, or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     In light of the application of Section 1286 of the Internal Revenue Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates.
Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o    the treatment of some stripped bonds as market discount bonds, and

                                     -173-

     o    de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     o    the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
          "--Grantor Trusts--Sales of Grantor Trust Certificates," and

     o    the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when certificates are offered and sold under this prospectus, which we will disclose in the related prospectus supplement, and

                                     -174-

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

     o    there is no original issue discount or only a de minimis amount of original issue discount, or

     o    the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o    0.25% of the stated redemption price, and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not
Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

     o    the stated redemption price of the mortgage loans, and

                                     -175-

     o    their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o    the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o    the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o    the issue price of the mortgage loan, increased by

     o    the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

                                     -176-

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when the certificates are offered and sold under this prospectus and disclosed in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o    in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o    in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

                                     -177-

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o    be allocated among the payments of stated redemption price on the mortgage loan, and

     o    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under Section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip

                                     -178-

certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     o    the price paid for that grantor trust strip certificate by you, and

     o    the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o    an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in Section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "RISK FACTORS--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

     o    the prepayment assumption we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

                                    -179-

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     o    the amount realized on the sale or exchange of a grantor trust certificate, and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     o    its cost, increased by

     o    any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o    any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

                                     -180-

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On January 24, 2006, the Treasury Department published final regulations, which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust"
under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held

                                     -181-

through a middleman), will be required to file information returns with the IRS and provide tax information statements to holders in accordance with these new regulations after December 31, 2007.

     Backup Withholding. In general, the rules described under "--REMICs--Backup
Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "FEDERAL
INCOME TAX CONSEQUENCES," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Internal Revenue Code consequences, each potential investor that is a Plan is advised to consult its own legal advisor with respect to the specific ERISA and Internal Revenue Code consequences of investing in the offered certificates and to make its own independent decision.
The following is merely a summary and should not be construed as legal advice.

     ERISA imposes various requirements on--

     o    ERISA Plans, and

     o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of
ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections

                                     -182-

401(a) and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o    investment prudence and diversification, and

     o    compliance with the investing ERISA Plan's governing documents.

     Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA
Plan, unless a statutory, regulatory or administrative exemption exists. Section
4975 of the Internal Revenue Code contains similar prohibitions applicable to the assets of an I.R.C. Plan.

     The types of transactions between Plans and Parties in Interest that are prohibited include:

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, resulting in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations, as modified by
Section 3(42) of ERISA, provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and entities using assets of
Plans, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

     1.   those with discretionary authority or control over the assets of the entity,

     2.   those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

     3.   those who are affiliates of the persons described in the preceding clauses 1. and 2.

                                     -183-

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o    has discretionary authority or control over the management or disposition of the assets of the Plan, or

     o    provides investment advice with respect to the assets of the Plan for a fee.

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing Plan, and

     o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulation provides that when a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of the Plan include the certificate but do not include any of the mortgages underlying the certificate.
The Plan Asset Regulation includes in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae or Fannie Mae. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulation.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you are encouraged to consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates on behalf of or with assets of the
Plan.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a
Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

                                     -184-

     o    Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     o    Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     o    Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in
          Interest;

     o    Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

     o    Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in
          Interest; and

     o    Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     In addition, the Pension Protection Act of 2006 provides a statutory exemption under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code
from certain prohibited transactions between a Plan or person using assets of a
Plan and a person or entity that is a party in interest or disqualified person to such Plan solely by reason of providing services to such plan or entity
(other than a party in interest or a disqualified person that is a fiduciary, or its affiliate, that has or exercises discretionary authority or control or renders investment advice with respect to the assets of the plan or entity involved in the transaction), provided that there is adequate consideration for the transaction.

     We cannot provide any assurance that any of these exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions with respect to those certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S.
Department of Labor issued PTE 90-29 to Merrill Lynch, Pierce, Fenner & Smith
Incorporated. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-29, as most recently amended by PTE 2007-5, generally exempts from the application of the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

     o    the servicing and operation of some mortgage asset pools, such as the types of mortgage asset pools that will be included in our trusts, and

     o    the purchase, sale and holding of some certificates such as particular classes of the offered certificates that evidence interests in those pools and are underwritten by Merrill Lynch, Pierce, Fenner & Smith
          Incorporated or any person affiliated with Merrill Lynch, Pierce,
          Fenner & Smith Incorporated.

                                     -185-

     The related prospectus supplement will state whether PTE 90-29 is or may be available with respect to any offered certificates underwritten by Merrill
Lynch, Pierce, Fenner & Smith Incorporated.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section
401(c) of ERISA, may be treated as Plan assets. In addition, because Section
401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of Plans invested in the separate account. If you are an insurance company and you are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     If you are a fiduciary of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

     o    consider your general fiduciary obligations under ERISA, and

     o    consult with your legal counsel as to--

          1.   the potential applicability of ERISA and Section 4975 of the
               Internal Revenue Code to that investment, and

          2.   the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the
Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of
Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                                     -186-

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

     Generally, the only classes of offered certificates that will qualify as
"mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

     Mortgage related securities are legal investments for persons, trusts, corporations, partnerships, associations, statutory trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

     o    that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

                                     -187-

     o    federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. Section 24 (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some Type IV securities, which are defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's
"investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2).

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective
May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered

                                     -188-

certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

     Except as to the status of some classes as "mortgage related securities,"
we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged to consult with your legal advisor in determining whether and to what extent--

     o    the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o    if applicable, SMMEA has been overridden in your state.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to (a) cover expenses related to that purchase and the issuance of those certificates, including legal and accounting costs, rating agency fees, registration fees, upfront fees of any master servicer, special servicer, manager or trustee, and payments to any provider of credit support or a derivative instrument, (b) fund any prefunding account, (c) fund any reserve accounts or (d) make any initial deposits to the trust necessary to make payments on the related certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1.   by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements by us with institutional investors through dealers; and

     3.   by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the

                                     -189-

related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o    the obligations of the underwriters will be subject to various conditions precedent,

     o    the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o    in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

     It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Merrill Lynch,
Pierce, Fenner & Smith Incorporated is an affiliate of Merrill Lynch Mortgage
Investors, Inc.

                                     -190-

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Thacher Proffitt & Wood LLP;

     o    Latham & Watkins LLP; or

     o    Cadwalader, Wickersham & Taft LLP.

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o    whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

     o    the yield to maturity or, if they have principal balances, the average life of those certificates;

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o    the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

                                     -191-

     o    the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                     -192-

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

     o    the United States,

     o    any State or political subdivision of the United States,

     o    any foreign government,

     o    any international organization,

     o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
          Revenue Code or the Freddie Mac,

     o    any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the
          Internal Revenue Code, or

     o    any organization described in Section 1381(a)(2)(C) of the Internal
          Revenue Code.

     "DRA" means the Deficit Reduction Act of 2006.

     "DTC" means The Depository Trust Company.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity.

                                     -193-

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

     "Exchange Act" means the Exchange Act of 1934, as amended.

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASB 140" means the Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities," issued in September 2002.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party In Interest" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of Section 4975(e)(2) of the Internal Revenue Code.

     "Pass-Through Entity" means any:

     o    regulated investment company,

                                     -194-

     o    real estate investment trust,

     o    trust,

     o    partnership, or

     o    other entities described in Section 860E(e)(6) of the Internal Revenue
          Code.

     "Permitted Investments" means U.S. government securities and other investment grade obligations, including:

     o    direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

     o    repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

     o    federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

     o    commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

     o    money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

     o    any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the related trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

     "Plan" means an ERISA Plan or an I.R.C. Plan.

     "Plan Asset Regulation" means U.S. Department of Labor Regulation Section
2510.3-101 promulgated under ERISA.

                                     -195-

     "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor, as it may be amended from time to time, or any successor thereto.

     "RCRA" means the federal Resource Conservation and Recovery Act.

     "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

     "Relief Act" means the Servicemembers Civil Relief Act, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

     "REMIC IO" means a REMIC that is entitled to only a specified portion of the interest in respect of one or more mortgage loans held by the REMIC.

     "REO Property" means any mortgaged property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

     "Safe Harbor Regulations" means the final Treasury regulations issued on
July 18, 2002.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means standard prepayment assumption.

     "Title V" means Title V of the Depository Institutions Deregulation and
Monetary Control Act of 1980.

     "Treasury Department" means the United States Department of the Treasury.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means:

     o    a citizen or resident of the United States;

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business in the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

                                     -196-

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                     -197-

The attached CD-ROM contains one spreadsheet file that can be put on a user specified hard drive or network drive. This spreadsheet file is
"ML-CFC 2007-7.xls." The spreadsheet file "ML-CFC 2007-7.xls" is a Microsoft
Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and on Annexes A-1, A-2, A-3,
A-4 and B to this prospectus supplement. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying base prospectus in their respective entireties prior to accessing the spreadsheet file.

----------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.
(2) Adobe Acrobat is a registered trademark of Adobe Systems Incorporation.

Until ninety days following the date of the prospectus supplement, all dealers that effect transactions in the offered certificates, whether or not participating in this distribution, may be required to deliver a prospectus supplement and the accompanying prospectus. This is in addition to the obligation of dealers acting as underwriters to deliver a prospectus supplement and the accompanying prospectus with respect to their unsold allotments and subscriptions.

$2,576,589,000

(Approximate)

ML-CFC Commercial Mortgage Trust 2007-7

as Issuing Entity

Commercial Mortgage Pass-Through Certificates, Series 2007-7

Merrill Lynch Mortgage Investors, Inc.

as Depositor

Countrywide Commercial Real Estate Finance, Inc.
Merrill Lynch Mortgage Lending, Inc.
Artesia Mortgage Capital Corportation
PNC Bank, National Association

as Sponsors and Loan Sellers

FREE WRITING PROSPECTUS

Merrill Lynch & Co.

Countrywide Securities

PNC Capital Markets LLC

Morgan Stanley

Goldman, Sachs & Co.

May 21, 2007